                                                Filed pursuant to Rule 424(b)(5)
                                            Registration Statement No. 333-95447

                    SUBJECT TO COMPLETION, DATED MAY 30, 2000



Information in this preliminary prospectus supplement is not complete and may be changed. These securities may not be sold nor may offers to buy be accepted prior to the time a final prospectus is delivered. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any State where the offer, solicitation or sale is not permitted.

  PROSPECTUS SUPPLEMENT
  (To Prospectus dated May 30, 2000)

                           $718,281,000 (Approximate)
                          PNC Mortgage Acceptance Corp.

                                  as Depositor
                            -------------------------
                           Midland Loan Services, Inc.
                                    CIBC Inc.
                         Residential Funding Corporation

                          as Mortgage Loan Sellers and

                           Midland Loan Services, Inc.
                               as Master Servicer

                            -------------------------
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2000-C1

                            -------------------------
      PNC Mortgage Acceptance Corp. is offering six classes of its series 2000-C1 commercial mortgage pass-through certificates, which represent beneficial ownership interests in a trust. The trust's assets will primarily be mortgage loans secured by first liens on commercial and multifamily residential properties. The offered certificates are not obligations of PNC Mortgage Acceptance Corp. or any of its affiliates. No governmental agency or any other person will insure or guaranty the certificates or the underlying mortgage loans.

                            -------------------------
      PNC Mortgage Acceptance Corp. will not list the offered certificates on any national securities exchange or on any automated quotation system of any registered securities association such as NASDAQ.

                            -------------------------
      Investing in the certificates offered to you involves risks. See "Risk Factors" beginning on page S-14 of this prospectus supplement and page 9 of the prospectus.

                            -------------------------
      The following classes of the series 2000-C1 certificates are being offered by this prospectus supplement.


                                 Initial        Approximate Initial    Description of
                                Principal          Pass-Through         Pass-Through        Scheduled Final          Ratings
            Class                Balance               Rate                 Rate           Distribution Date      Fitch/Moody's
            -----                -------               ----                 ----           -----------------      -------------
      Class A-1            $150,859,000                  %                  Fixed              6/15/2008             AAA/Aaa
      Class A-2            $463,090,000                  %                  Fixed              2/15/2010             AAA/Aaa
      Class B               $34,109,000                  %                  NWAC               3/15/2010             AA/Aa2
      Class C               $34,108,000                  %                  NWAC               3/15/2010              A/A2
      Class D               $10,032,000                  %                  NWAC               3/15/2010              A-/A3
      Class E               $26,083,000                  %                  NWAC               4/15/2010            BBB/Baa2

      The Securities and Exchange Commission and state securities regulators have not approved or disapproved the offered certificates or determined if this prospectus supplement and the accompanying prospectus are truthful and complete. It is unlawful to represent otherwise.

      Morgan Stanley & Co. Incorporated, PNC Capital Markets, Inc. and CIBC World Markets Corp., as underwriters, will purchase the offered certificates from the depositor. They will offer the offered certificates for sale to the public at negotiated prices determined at the time of sale. The depositor will receive approximately $___________ in sale proceeds, plus accrued interest, before expenses. It is expected that delivery of the offered certificates will be made in book-entry form only through the facilities of The Depository Trust Company in the United States, or Clearstream Banking, societe anonyme, Luxembourg, or the Euroclear System, in Europe, against payment therefor on or about __________, 2000.

                            -------------------------
MORGAN STANLEY DEAN WITTER                                  PNC CAPITAL MARKETS
                            CIBC WORLD MARKETS CORP.

          The date of this Prospectus Supplement is _____________, 2000

[Map showing geographic distribution of mortgage pool]

[PHOTOGRAPHS OF U.S. LOCATIONS]

[PICTURES DEPICTING CERTAIN BUILDINGS]

   Important Notice about Information Presented in this Prospectus Supplement and the Accompanying Prospectus

      We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates, and

o this prospectus supplement, which describes the specific terms of the offered certificates.

      You should read both this prospectus supplement and the prospectus before investing in any of the offered certificates.

      You should rely only on the information contained in this prospectus supplement and accompanying prospectus. If the descriptions of the offered certificates in the prospectus and in this prospectus supplement vary, you should rely on the information in this prospectus supplement.

      We include cross-references in this prospectus supplement and the prospectus to captions in these materials where you can find further related discussions. Unless we tell you otherwise, all references to captions are to sections of this prospectus supplement. The table of contents on page S-4 provides the page numbers on which these captions are located.

      You can find a listing of the pages where capitalized terms used in this prospectus supplement and the prospectus are defined under the caption "Index of Definitions" on page S-96 in this prospectus supplement.

      If you are viewing an electronic copy of this prospectus supplement or the prospectus, references to internet addresses for web pages contained in this prospectus supplement or the related prospectus are for informational purposes only and are intended to be inactive URLs. The depositor and the underwriters make no representation as to the truth or accuracy of any statements contained on such web pages.

                     Limitations on Offers or Solicitations

      We do not intend this document to be an offer or solicitation:

o if used in a jurisdiction in which such offer or solicitation is not authorized;

o     if the person making such offer or solicitation is not qualified to do so;
      or

o if such offer or solicitation is made to anyone to whom it is unlawful to make such offer or solicitation.

      You should rely only on the information contained in this document, the accompanying prospectus and the related registration statement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate as of the date of this document.

      Until 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                TABLE OF CONTENTS

SUMMARY....................................................................S-5
RISK FACTORS...............................................................S-14
DESCRIPTION OF THE MORTGAGE POOL...........................................S-31
   General.................................................................S-31
   Security for the Mortgage Loans.........................................S-31
   Underwriting Standards..................................................S-32
   Certain Terms and Conditions of the Mortgage Loans......................S-33
   Certain Characteristics of the Mortgage Pool............................S-37
   Other Information.......................................................S-39
   The Sellers.............................................................S-41
   Changes in Mortgage Pool Characteristics................................S-42
   Representations and Warranties; Repurchase..............................S-42
MASTER SERVICER............................................................S-45
   Background..............................................................S-45
   Midland's Servicing Portfolio...........................................S-45
SPECIAL SERVICER...........................................................S-46
DESCRIPTION OF THE CERTIFICATES............................................S-46
   General.................................................................S-46
   Principal Balances and Notional Amounts.................................S-47
   Pass-Through Rates......................................................S-47
   Distributions...........................................................S-48
   Treatment of REO Properties.............................................S-52
   Appraisal Reductions of Loan Balances...................................S-52
   Application of Realized Losses and Expense
   Losses to Principal Balances. ..........................................S-53
   Prepayment Interest Excesses and Shortfalls.............................S-54
   Scheduled Final Distribution Date.......................................S-55
   Subordination...........................................................S-55
   Optional Termination....................................................S-56
   Voting Rights...........................................................S-56
   Delivery, Form and Denomination.........................................S-56
   Registration and Transfer of Definitive Certificates....................S-58
YIELD AND MATURITY CONSIDERATIONS..........................................S-59
   Rate and Timing of Principal Payments...................................S-59
   Weighted Average Life...................................................S-62
THE POOLING AND SERVICING AGREEMENT........................................S-67
   Assignment of the Mortgage Loans........................................S-67
   Servicing of the Mortgage Loans; Collection of Payments.................S-67
   Collection Activities...................................................S-68
   Advances................................................................S-69
   Accounts................................................................S-70
   Enforcement of  "Due-on-Sale" Clauses...................................S-72
   Enforcement of  "Due-on-Encumbrance" Clauses............................S-73
   Inspections.............................................................S-74
   Realization Upon Mortgage Loans.........................................S-74
   Amendments, Modifications and Waivers...................................S-76
   The Trustee.............................................................S-77
   The Fiscal Agent........................................................S-78
   Servicing Compensation and Payment of Expenses..........................S-79
   Special Servicing.......................................................S-79
   The Operating Adviser...................................................S-81
   Sub-Servicers...........................................................S-82
   Reports to Certificateholders; Where You Can Find More Information......S-83
MATERIAL FEDERAL INCOME TAX CONSEQUENCES...................................S-86
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS LOCATED IN CALIFORNIA AND
   NEW YORK................................................................S-87
   California..............................................................S-87
   New York................................................................S-87
ERISA CONSIDERATIONS.......................................................S-88
   Plan Asset Regulation...................................................S-88
   Individual Exemption....................................................S-89
   Other Exemptions........................................................S-91
   Insurance Company Purchasers............................................S-91
LEGAL INVESTMENT...........................................................S-92
PLAN OF DISTRIBUTION.......................................................S-92
USE OF PROCEEDS............................................................S-94
LEGAL MATTERS..............................................................S-94
RATINGS....................................................................S-94
INDEX OF DEFINITIONS.......................................................S-96
APPENDIX I - Mortgage Pool Information.....................................I-1
APPENDIX II - Certain Characteristics of the Mortgage Loans................II-1
APPENDIX III - Significant Loan Summaries..................................III-1
APPENDIX IV - Form of Monthly Distribution Statement.......................IV-1
TERM SHEET.................................................................T-1

                                     SUMMARY

o This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates you must carefully read this entire document and the accompanying prospectus.

o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

o We provide information on the privately offered certificates in this prospectus supplement only to enhance your understanding of the offered certificates.

o All numerical information about the mortgage loans is provided on an approximate basis.

o Unless we tell you otherwise, all percentages of the mortgage loans, or any group of mortgage loans, referred to in this prospectus supplement are based on the principal balances as of the cut-off date and not the number of mortgage loans.


---------- -------------- ----------- ------------- ------------- ----------- ---------- ------------ --------------

                                      Approximate   Approximate   Weighted               Description  Approximate
           Initial        Rating by   Percent of    Percent of    Average     Principal  of           Certificates
           Principal      Fitch/      Initial       Credit        Life        Window     Pass-Through Pass-Through
Class      Balance        Moody's     Pool Balance  Support       (Years)     (Months)   Rate         Rate
---------- -------------- ----------- ------------- ------------- ----------- ---------- ------------- -------------
A-1        $150,859,000    AAA/Aaa        18.80%        23.50%    5.7         1-96          Fixed      %
---------- -------------- ----------- ------------- ------------- ----------- ---------- ------------- -------------
A-2        $463,090,000    AAA/Aaa        57.70%        23.50%    9.1         96-116        Fixed      %
---------- -------------- ----------- ------------- ------------- ----------- ---------- ------------- -------------
X          $802,548,969      --              N/A        N/A       --          --         --            --
--------------------------------------------------------------------------------------------------------------------
Subordinate Certificates
--------------------------------------------------------------------------------------------------------------------
B          $  34,109,000    AA/Aa2         4.25%        19.25%    9.7         116-117        NWAC      %
---------- -------------- ----------- ------------- ------------- ----------- ---------- ------------- -------------
C          $  34,108,000     A/A2          4.25%        15.00%    9.7         117-117        NWAC      %
---------- -------------- ----------- ------------- ------------- ----------- ---------- ------------- -------------
D          $  10,032,000    A-/A3          1.25%        13.75%    9.7         117-117        NWAC      %
---------- -------------- ----------- ------------- ------------- ----------- ---------- ------------- -------------
E          $  26,083,000   BBB/Baa2        3.25%        10.50%    9.8         117-118        NWAC      %
---------- -------------- ----------- ------------- ------------- ----------- ---------- ------------- -------------
F-O        $  84,267,969     --           10.50%   --            --          --         --            --
---------- -------------- ----------- ------------- ------------- ----------- ---------- ------------- -------------

        / /  Offered certificates.    / / These certificates are not offered by
                                          this prospectus supplement. They
                                          constitute "privately offered
                                          certificates".

The initial principal balances and notional amounts for each class of certificates may vary by up to 5%.

The percentages indicated under the column "Approximate Percent of Credit Support" with respect to the class A-1 and class A-2 certificates represent the approximate credit support for the class A-1 and class A-2 certificates in the aggregate.

The column entitled "Principal Window" lists the months following the closing during which certificateholders would receive distributions of principal. The weighted average life and principal window figures are based on the maturity assumptions described under "Yield and Maturity Considerations" assuming no prepayments and that the hyper-amortization loans pay on their anticipated repayment dates.

For any distribution date, the pass-through rate for the fixed rate offered certificates may not exceed the weighted average of the net mortgage rates.

For any distribution date, the pass-through rate for the [class B, class C, class D and class E] certificates will equal the weighted average of the net mortgage rates.

The privately offered certificates will also include the following classes of certificates that are not shown above: class V, class R-I, class R-II and class R-III. These other privately offered certificates do not have principal balances, notional amounts or pass-through rates. They do not provide any material credit support for the offered certificates.

                           Relevant Parties and Dates


Depositor

      PNC Mortgage Acceptance Corp., a wholly-owned subsidiary of Midland Loan Services, Inc. PNC Mortgage Acceptance Corp.'s principal offices are located at 210 West 10th Street, 6th floor, Kansas City, Missouri 64105, telephone number
(816) 435-5000. See "PNC Mortgage Acceptance Corp." in the prospectus.


Sellers

      Midland Loan Services, Inc., a wholly owned subsidiary of PNC Bank, N.A., is selling 107 loans (52.2%). Midland is an affiliate of PNC Capital Markets, Inc.

      CIBC Inc. is selling 58 loans (28.7%). CIBC Inc. is an affiliate of CIBC World Markets Corp.

      Residential Funding Corporation is selling 60 loans (19.2%). Residential Funding Corporation is an affiliate of GMAC Commercial Mortgage Corporation.


Book-running Lead Manager

      Morgan Stanley & Co. Incorporated.


Underwriters

      Morgan Stanley & Co. Incorporated, PNC Capital Markets, Inc. and CIBC World Markets Corp.


Master Servicer

      Midland Loan Services, Inc. or any successor master servicer. See "Master Servicer".


Special Servicer

      GMAC Commercial Mortgage Corporation, or any successor special servicer. See "The Special Servicer".


Trustee

      LaSalle Bank National Association. See "The Pooling and Servicing Agreement--The Trustee".


Fiscal Agent

      ABN AMRO Bank N.V., a Netherlands banking corporation. See "The Pooling and Servicing Agreement--The Fiscal Agent".


Controlling Class

      The most subordinate class of principal balance certificates that has at least 25% of its initial principal balance still outstanding. If no class has at least 25% of its initial principal balance still outstanding, the most subordinate class of principal balance certificates still outstanding will be the controlling class.


Operating Adviser

      The holder of a simple majority of the controlling class may appoint an operating adviser as its representative. The master servicer and the special servicer must notify the operating adviser before taking certain actions. The operating adviser may replace the special servicer without cause. See "The Pooling and Servicing Agreement--Special Servicing--Ability of Operating Adviser to Remove Special Servicer" and "--The Operating Adviser".


                    ---------------------------------------

                                Significant Dates


Cut-off Date

      June 1, 2000.


Closing Date

      On or about June __, 2000.


Distribution Date

      The 15th of each month, or if the 15th is not a business day, the next business day, beginning in July, 2000.

Scheduled Final Distribution Date

      The distribution date on which a class's principal balance or notional amount would become zero if there are:

o     no defaults or delinquencies;

o no prepayments of any kind, except that it is assumed that hyper-amortization loans will pay on their anticipated repayment dates; and

o     no modifications or extensions of any loans.

      Please note that it is very unlikely that these assumptions will hold true. See "Description of the Certificates--Scheduled Final Distribution Date".


Rated Final Distribution Date

      The distribution date in March, 2033, which is the distribution date occurring three years after the latest maturity date for any of the mortgage loans as of the closing date. See "Ratings".


Record Date

      For each distribution date, the close of business on the last business day of the prior calendar month.


Interest Accrual Period

      For each distribution date, the prior calendar month.


Collection Period

      For each distribution date, the period beginning the day after the determination date in the preceding month and ending on the related determination date. For the first distribution date, the collection period begins the day after the cut-off date.


Determination Date

      For each distribution date, the fifth business day before the distribution date.


Due Date

      The date scheduled payments come due under each mortgage loan (disregarding grace periods). The due date for all the mortgage loans is the first day of the month.


                      -----------------------------------

                       Information About the Certificates


Offered Certificates

      We are offering the following classes of PNC Mortgage Acceptance Corp. Commercial Mortgage Pass-Through Certificates, Series 2000-C1.

            class A-1
            class A-2
            class B
            class C
            class D
            class E

      We have not registered the other classes of certificates under the Securities Act of 1933 and are not offering them to you.

      The approximate initial class principal balance, initial pass-through rate and interest type of each class of the offered certificates will be as listed on the chart on page S-5.

Certificate Designations

      In this prospectus supplement, we will refer to the following groups of certificates by the indicated designations:

 -------------------------------------
 Designation       Related Classes
 -------------------------------------
 Offered           Classes A-1, A-2,
 certificates      B, C, D and E
 -------------------------------------
 Privately         Classes X, F, G,
 offered           H, J, K, L, M, N,
 certificates      O, V, R-I, R-II
                   and R-III
 -------------------------------------
 Senior            Classes A-1, A-2
 certificates      and X
 -------------------------------------
 Principal         A-1, A-2, B, C,
 balance           D, E, F, G, H, J,
 certificates      K, L, M, N and O
 -------------------------------------
 Interest only     Class X
 certificates
 -------------------------------------
 Subordinate       Classes B, C, D,
 certificates      E, F, G, H, J, K,
                   L, M, N and O
 -------------------------------------
 Deferred          Class V
 interest
 certificates
 -------------------------------------
 Residual          Classes R-I, R-II
 certificates      and R-III
 -------------------------------------

Accrual of Interest

      Each class of offered certificates will bear interest. In each case, that interest will accrue during each interest accrual period based upon:

o the pass-through rate applicable for the particular class for that interest accrual period,

o the aggregate principal balance of the particular class outstanding immediately prior to the related distribution date, and

o     the assumption that each year consists of 12 30-day months.


Distributions

Distributions to Senior Certificates

      On each distribution date, funds available for distribution from the mortgage loans, net of prepayment premiums and deferred interest, will be distributed to the holders of the senior certificates in the following order:

      Interest on Senior Certificates: to pay interest pro rata to the holders of the senior certificates in an amount equal to their interest entitlement.

      Principal on Class A-1 and Class A-2 Certificates: to pay principal from the funds available for principal distributions to the holders of the class A-1 and class A-2 certificates, in that order, until reduced to zero. If the principal amount of each class of principal balance certificates other than the class A-1 and class A-2 certificate has been reduced to zero, funds available for principal distributions will be distributed to the holders of the class A-1 and class A-2 certificates, pro rata, rather than sequentially.

      Reimbursement of Class A-1 and Class A-2 Losses: to reimburse the holders of the class A-1 and class A-2 certificates, pro rata, for any losses on the mortgage loans that resulted in an unreimbursed reduction of the principal balances of such certificates.

Distributions to Subordinate Certificates

      On each distribution date, following the above distributions on the senior certificates, the trustee will distribute the remaining portion of the funds available for distribution to the holders of each class of subordinate certificates in alphabetical order of class designation. In the case of each class of subordinate certificates, the payments will be as follows:

o first, distributions of interest in an amount equal to the class' interest entitlement;

o second, to pay principal from the funds available for principal distributions, if the principal balance of the class A-1 and class A-2 certificates and each other class of subordinate certificates, if any, with an earlier alphabetical class designation has been reduced to zero; and

o third, to reimburse the class for any losses on the mortgage loans that resulted in an unreimbursed reduction of the principal balance of such class of certificates.

      Each class of subordinate certificates will receive distributions only after all required distributions have been made on the senior certificates and each other class of subordinate certificates, if any, with an earlier alphabetical class designation.


Distribution of Prepayment Premiums

      Any prepayment premium collected on a mortgage loan during a collection period will be distributed on the next distribution date as and to the extent set forth in "Description of the Certificates--Distributions--Distributions of Prepayment Premiums".

Subordination

      The rights of the subordinate certificates to receive payments of principal and interest will be subordinated to the rights of the senior certificates. Each class of subordinate certificates is also subordinate to the rights of holders of each other class of subordinate certificates with an earlier alphabetical class designation.

      Such subordination results from:

o     applying the funds available from the loans in the order described above;
      and

o allocating losses on the loans and certain default-related and unanticipated expenses of the trust to the certificates in reverse order of their alphabetical class designations.

      After the balances of all subordinate certificates have been reduced to zero, losses are allocated to the class A-1 and class A-2 certificates in proportion to their class principal balances.

      The certificates have no other form of credit enhancement.


Interest Shortfalls and Excesses Due to Prepayments and Balloon Payments

      If a borrower prepays a loan or makes a balloon payment on a loan before the determination date in any calendar month and pays interest which accrued on the prepayment or balloon payment from the beginning of the calendar month, then that interest, net of related master servicer fees, is a "prepayment/balloon payment interest excess".

      If a borrower prepays a loan or makes a balloon payment on a loan after the determination date in a calendar month and does not pay interest on the prepayment or balloon payment through the end of the calendar month, then this interest shortfall, net of related master servicer fees, is a "prepayment/balloon payment interest shortfall".

      Prepayment/balloon payment interest excesses collected during a collection period will first offset prepayment/balloon payment interest shortfalls during the collection period. The master servicer retains any remaining amount as additional servicing compensation. The master servicer must cover prepayment/balloon payment interest shortfalls not offset by prepayment/balloon payment interest excesses from its own funds up to certain maximum amounts.

      If and to the extent there are prepayment/balloon payment interest shortfalls not offset by prepayment/balloon payment interest excesses or covered by the master servicer from its own funds, then those prepayment/balloon payment interest shortfalls will be allocated among the certificates in proportion to the interest accrued on each certificate during the corresponding interest accrual period. Such net interest shortfalls allocated to a class will reduce the distributable certificate interest on the class. See "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses".


Advances

      The master servicer must make advances for delinquent payments of principal (except for delinquent balloon payments) and/or interest on the loans. The master servicer must also make advances to cover certain servicing expenses. The special servicer must make advances to cover certain servicing expenses that need to be paid on an emergency basis.

      If the special servicer fails to make a required emergency advance, the master servicer must make it. If the master servicer fails to make a required advance, the trustee must make it. If the trustee fails to make a required advance, the fiscal agent must make it.

      Advances are required only if the advancing party determines in its reasonable discretion that they are ultimately recoverable from future collections on the related mortgage loan or mortgaged property.

      All advances will accrue interest at the "prime rate".

      To the extent not offset by collected late payment charges or default interest on the related loan, payments of advance interest will reduce the cash available to pay interest on the most subordinate class of certificates then outstanding. See "The Pooling and Servicing Agreement--Advances".


Appraisal Reductions

      If certain adverse events or circumstances occur or exist with respect to a loan or the related mortgaged property, the special servicer must obtain a new appraisal of the mortgaged property. If the principal balance of the loan, plus certain other amounts due under the loan, is more than 90% of the new appraised value plus certain reserves pledged as collateral for the loan, the amount of interest that the master servicer is required to advance will be reduced. Due to the payment priorities, this reduction in advances will reduce the cash available to pay interest on the most subordinate class of certificates then outstanding. See "Description of the Certificates--Appraisal Reductions of Loan Balances".

                      -----------------------------------


                      Information About the Mortgage Loans


      The certificates will represent beneficial ownership interests in a trust fund created by the depositor. The trust fund will consist primarily of a pool of 225 fixed-rate loans with a total cut-off date principal balance of approximately $802,548,970 (plus or minus 5%). In making this count, where a single indebtedness is secured by mortgages over multiple separate properties, each of those separate properties was generally counted as a separate loan created by allocating a pro rata portion of the cut-off date principal balance secured by the separate properties.

      A first lien on a fee simple or leasehold estate in a mortgaged property secures each loan.

o     Fee - 213 loans (92.0%).

o     Leasehold - 12 loans (8.0%).

      The mortgage pool includes 6 separate sets of cross-collateralized loans. The largest of these sets constitutes 2.4% of the initial pool balance.

      No person or entity insures or guarantees any of the loans. You should consider all of the loans to be non-recourse loans.

      210 loans (96.7%) are "balloon loans" that are expected to have more than 5% of their original principal balance remaining unpaid at their maturity date. 34 of these balloon loans (28.3%) are hyper-amortization loans and provide for an increase in their interest rate and/or principal amortization prior to maturity.

      The loans generally grant the related borrower a right to transfer its loan under certain conditions, including the lender's prior consent. Some of the loans may provide that the lender cannot unreasonably withhold its consent to the proposed transferee.

      Property types included in the mortgage pool include:

o     retail - 75 loans (29.6%).

o     multifamily - 62  loans (28.5%).

o     office - 35 loans (16.0%).

o     industrial - 33 loans (16.6%).

o     hospitality - 8 loans (6.7%).

o     self storage - 7 loans (1.3%).

o     mixed use - 4 loan (1.3%).

o     other - 1 loan (0.1%).

      Loans secured by properties located in California and New York each represent more than 10% of the initial pool balance. Also, loans secured by properties located in Pennsylvania, Michigan, Texas and New Jersey each represent more than 5%, but less than 10%, of the initial pool balance. None of the remaining 30 jurisdictions have mortgaged properties securing loans representing 5% or more of the initial pool balance.

      No set of loans to a single borrower or to a single group of affiliated borrowers constitutes more than 2.4% of the initial pool balance.

      90 loans (35.0%) are secured by properties at least 50% occupied by a major tenant or the borrower.

      158 loans (69.8%) permit the borrower to defease its loan, subject to certain conditions.

      Other than loans allowing defeasance, the loans generally permit voluntary prepayments after any lock-out period if a prepayment premium is also paid. Prepayment premiums are generally calculated based on a yield maintenance formula or a specified percentage of the amount prepaid. The prepayment premium percentage may remain constant or decline over time. The "Percentage of Mortgage Pool Balance by Prepayment Restriction" table included in the attached Term Sheet analyzes the percentage of the declining balance of the mortgage pool that will be within a lock-out period or in which principal prepayments must be accompanied by the indicated prepayment premium, for each of the time periods indicated.

      As of the cut-off date, the loans have the following characteristics:

o mortgage rates range from 6.5% to 10.0% per annum, with a weighted average mortgage rate of 8.1% per annum;

o remaining terms to stated maturity range from 73 months to 237 months, with a weighted average remaining term to stated maturity of 114 months;

o cut-off date principal balances range from $281,659 to $27,208,269, with an average cut-off date principal balance of $3,566,884;

o     a weighted average debt service coverage ratio of 1.35x; and

o     a weighted average cut-off date loan to value ratio of 70.6%.


      The characteristics of the loans are more fully described under "Description of the Mortgage Pool" and in the Appendices.


                      ------------------------------------


                       Yield and Prepayment Considerations


      The yield on an offered certificate will depend on many factors, including:

o     the pass-through rate for the certificate in effect from time to time;

o     whether the certificate is purchased at a discount or premium;

o the timing of principal distributions that reduce the principal balance of the certificate;

o     appraisal reductions;

o     expense losses; and

o     realized losses.

      See "Description of the Certificates--Distributions--Applying Available Funds" and "--Distributions--Principal Distribution Amount".

      We cannot predict the actual rate of principal prepayments. You should independently estimate prepayment rates to use in evaluating an investment in the offered certificates. See "Yield and Maturity Considerations".

      A different rate of principal payments than you anticipate will cause the actual yield to vary, perhaps significantly, from your expected yield.

      You may be unable to reinvest principal distributions in an alternative investment with a comparable yield.


                         -----------------------------


                  Additional Information About the Certificates


Tax Status of the Certificates

      An election will be made to treat the trust as three separate "real estate mortgage investment conduits" - REMIC I, REMIC II and REMIC III - for federal income tax purposes. In the opinion of counsel, the trust will qualify for this treatment.

      Pertinent federal income tax consequences of an investment in the offered certificates include:

o Each class of offered certificates will constitute a "regular interest" in REMIC III.

o The regular interests will be treated as newly originated debt instruments for federal income tax purposes.

o You will be required to report income on the offered certificates in accordance with the accrual method of accounting.

o The [class E] certificates will be issued with de minimis original issue discount. The other classes of the offered certificates will not be issued with original issue discount.

      See "Material Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus.

Optional Termination

      If the total stated principal balance of all of the loans is less than 1% of the initial pool balance on any distribution date, then each of the following in this order has an option to purchase all loans and property in the trust fund at a specified price:

o     the majority holders of the controlling class,

o     the master servicer,

o     the special servicer, and

o     any holder of more than 50% of the class R-I certificates.

      Such a purchase will terminate the trust fund and cause early retirement of the then outstanding certificates. See "Description of the Certificates--Optional Termination".


Denominations

      You may purchase class A-l and A-2 certificates in minimum denominations of $25,000 initial principal balance and in any higher whole-dollar denomination. You may purchase class B, class C, class D and class E certificates in minimum denominations of $50,000 initial principal balance and in any higher whole-dollar denomination.


Clearance and Settlement

      You must hold your certificates in book-entry form. In the United States, we will deliver through the facilities of The Depository Trust Company. In Europe, we may deliver through the facilities of Clearstream Banking, societe anonyme, Luxembourg, or the Euroclear System. DTC, Clearstream or Euroclear rules and operating procedures govern transfers within the system.


ERISA Considerations

      Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the class A-1 and class A-2 certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

      The class B, class C, class D and class E certificates may not be purchased by, or transferred to, any employee benefit plan or other retirement arrangement subject to the Employee Retirement Income Security Act of 1974 or
Section 4975 of the Internal Revenue Code of 1986 or any person investing the assets of any such employee benefit plan or other retirement arrangement. This prohibition does not apply to an insurance company investing assets of its general account under circumstances that would qualify for an exemption under Sections I and III of prohibited transaction class exemption 95-60.

      If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to ERISA or section 4975 of the Internal Revenue Code of 1986, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or Section 4975 of the Internal Revenue Code of 1986.

      See "ERISA Considerations" in this prospectus supplement and in the prospectus.


Ratings

      It is a condition of the issuance of the offered certificates that they receive credit ratings no lower than the ratings indicated on the cover of this prospectus supplement from Fitch IBCA, Inc. (or its successors and assigns) and Moody's Investors Service, Inc. (or its successors and assigns).

      A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by the assigning rating agency.

      See "Ratings" in this prospectus supplement and in the prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating.


Legal Investment

      None of the classes of offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

      If your investment authority is restricted by law, then you should consult your own legal advisors to determine whether and to what extent the offered certificates constitute legal investments for you. See "Legal Investment" in this prospectus supplement and in the prospectus.


Reports To Certificateholders

      The trustee will make monthly reports to certificateholders of record.

                                  RISK FACTORS


      You should carefully consider the risks before making an investment decision. In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the loans. Therefore, you should carefully consider the risk factors relating to the loans and the mortgaged properties.

      The risks and uncertainties described below are not the only ones relating to the offered certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

      If any of the following risks actually occur, your investment could be materially and adversely affected.

      This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including the risks described below and elsewhere in this prospectus supplement and the prospectus.


Your Investment Is Not Insured or Guaranteed and Your Source for Repayment Is Limited

      You should consider all of the loans to be nonrecourse loans. You should also consider them not to be insured or guaranteed by any person or entity. If a default occurs, the lender's remedies generally are limited to foreclosing against the specific real property and other assets pledged to secure the defaulted loan. Such remedies may be insufficient to provide a full return on your investment. Payment of amounts due under a loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment of a loan at maturity is primarily dependent upon the borrower's ability to sell or refinance the property for an amount sufficient to repay the loan.

      The offered certificates will represent interests solely in the assets of the trust and will not represent an interest in or an obligation of any other person. Distributions on any class of the offered certificates will depend solely on the amount and timing of payments on the loans.

      168 loans (70.5%) were originated within 12 months prior to the cut-off date. Consequently, these loans do not have a long-standing payment history.


The Repayment of a Multifamily or Commercial Loan Is Dependent on the Cash Flow Produced by the Property, Which Can Be Volatile and Insufficient to Allow Timely Payment on Your Certificates

      The loans are secured by various types of income-producing commercial properties. Because, among other things, commercial lending typically involves larger loans, it is generally thought to expose a lender to greater risk than one-to-four family residential lending.

      The repayment of a commercial loan is typically dependent upon the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the property's cash flow or its potential to generate cash flow. However, net operating income and cash flow can be volatile and may be insufficient to cover debt service on the loan at any given time.

      A large number of factors may adversely affect the net operating income, cash flow and property value of the mortgaged properties. Some of these factors relate to the property itself, such as:

o     the age, design and construction quality of the property;

o perceptions regarding the safety, convenience and attractiveness of the property;

o     the proximity and attractiveness of competing properties;

o     the adequacy of the property's management and maintenance;

o increases in operating expenses at the property and in relation to competing properties;

o an increase in the capital expenditures needed to maintain the property or make improvements;

o the dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

o     a decline in the financial condition of a major tenant;

o     an increase in vacancy rates; and

o a decline in rental rates as leases are renewed or entered into with new tenants.

      Others factors are more general in nature, such as:

o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

o local real estate conditions, such as an oversupply of competing properties, space or housing;

o     demographic factors;

o     decreases in consumer confidence;

o     changes in consumer tastes and preferences; and

o     retroactive changes in building codes.


      The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

o     the length of tenant leases;

o     the creditworthiness of tenants;

o     tenant defaults;

o     in the case of rental properties, the rate at which new rentals occur; and

o the property's "operating leverage" (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

      A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources and may lead to higher rates of delinquency or defaults under loans.

Converting Commercial Properties to Alternative Uses May Require Significant Expenditures Which Could Reduce Payments on Your Certificates

      Some of the mortgaged properties may not be readily convertible to alternative uses if the current use of those properties were to become unprofitable for any reason. Converting commercial properties to alternate uses generally requires substantial capital expenditures. In addition, zoning or other restrictions also may prevent alternative uses. The liquidation value of any such mortgaged property consequently may be substantially less than the liquidation value of a property that the owner could readily adapt to other uses.


Property Value May Be Adversely Affected Even When There Is No Change in Current Operating Income

      Various factors may adversely affect the value of the mortgaged properties without affecting the properties' current net operating income. These factors include, among others:

o     changes in governmental regulations, fiscal policy, zoning or tax laws;

o potential environmental legislation or liabilities or other legal liabilities;

o     the availability of refinancing; and

o     changes in interest rate levels.


Tenant Concentration Increases the Risk That Cash Flow Will Be Interrupted, Which May Have an Adverse Effect on the Payment of Your Certificates

      A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant or a small number of tenants, or if the lease payments of such tenant or tenants account for a significant portion of the property's gross revenue. Such properties are more susceptible to interruptions of cash flow if a tenant fails to renew its lease or defaults under its lease. This is so because the owner may:

o suffer severe financial effects from the absence of all or a significant portion of the property's rental income;

o     require more time to re-lease the space; and

o incur substantial capital costs to make the space appropriate for replacement tenants.

      Each of these risks is more significant if a mortgaged property is leased to a single tenant.

      In 90 loans (35.0%) a single tenant or the borrower occupies more than 50% of the related mortgaged property.

      A concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry may also adversely affect retail and office properties.


Leasing Mortgaged Properties to Multiple Tenants May Result in Higher Re-Leasing Expenditures, Which May Have an Adverse Effect on the Payment of Your Certificates

      If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants. These additional expenses will reduce the cash flow available for debt service payments. Mortgaged properties with multiple tenants also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.


The Presence of Large Loans or a Large Concentration of Loans Among Related Borrowers Increases the Possibility of Losses on the Loans Which May Have an Adverse Effect on Your Certificates

      The effect of mortgage pool loan losses will be more severe if:

o the pool is comprised of a small number of loans, each with a relatively large principal amount; or

o the losses relate to loans that account for a disproportionately large percentage of the pool's aggregate principal balance.

      The 3 largest loans, or groups of cross-collateralized loans, represent 8.7% of the initial pool balance. The potential loss on any of these loans may have a more adverse effect on the offered certificates than a loss on a smaller loan. Each of the other loans represents less than 2.4% of the initial pool balance.

      A concentration of loans with the same borrower or related borrowers also can pose increased risks. Several groups of loans are made to the same borrower or to borrowers related through common ownership and where, in general, the related mortgaged properties are commonly managed. The 3 largest of these groups represent 3.4%, 2.9% and 2.6% of the initial pool balance.

      The bankruptcy or insolvency of any borrower in any such group could have an adverse effect on the operation of all of the related mortgaged properties and on the ability of such related mortgaged properties to produce sufficient cash flow to make required payments on the related loans. For example, if a person that owns or controls several mortgaged properties experiences financial difficulty at one such property, it could:

o defer maintenance at one or more other mortgaged properties in order to satisfy current expenses with respect to the mortgaged property experiencing financial difficulty, or

o attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all the related loans.


Large Geographic Concentrations of Mortgaged Properties May Have an Adverse Effect on the Payment of Your Certificates

      Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or a natural disaster affecting a particular region of the country could increase the frequency and severity of losses on loans secured by the properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or adverse conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties located in such region. Other regional factors such as earthquakes, floods or hurricanes or changes in governmental rules or fiscal policies also may adversely affect the mortgaged properties located in such region. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than properties in other parts of the country.

      The mortgaged properties are located in 36 jurisdictions. Loans secured by mortgaged properties located in each of California and New York represent approximately 13.6% and 13.5% of the initial pool balance. Loans secured by mortgaged properties located in each of Pennsylvania, Michigan, Texas and New Jersey each represent more than 5%, but less than 10%, of the initial pool balance. None of the remaining 30 jurisdictions have mortgaged properties securing loans representing 5% or more of the initial pool balance. See "Description of the Mortgage Pool".


Large Concentrations of Retail Properties Securing Loans Will Subject Your Investment to the Special Risks of These Properties

      Retail properties secure 75 of the loans (29.6%). The quality and success of a retail property's tenants significantly affect the property's value. For example, if the sales of retail tenants were to decline, rents tied to a percentage of gross sales may decline and those tenants may be unable to pay their rent or other occupancy costs.

      The success of tenants at retail properties will be affected by:

o     competition from other retail properties;

o perceptions regarding the safety, convenience and attractiveness of the property;

o     demographics of the surrounding area;

o     traffic patterns and access to major thoroughfares;

o     availability of parking;

o     customer tastes and preferences; and

o     the drawing power of other tenants.


      The presence or absence of an "anchor store" at a retail property also can be important. Anchors play a key role in generating customer traffic and making a retail property desirable for other tenants. Consequently, the economic performance of an anchored retail property will be adversely affected by:

o     an anchor store's failure to renew its lease;
o     termination of an anchor store's lease;

o the bankruptcy or economic decline of an anchor store or self-owned anchor; or

o an anchor store closing its business, even if, as a tenant, it continues to pay rent.

      If an anchor store at a mortgaged property were to close, the related borrower may be unable to replace the anchor in a timely manner or without suffering adverse economic consequences. Furthermore, some anchor stores have co-tenancy clauses in their leases that permit them to cease operating if certain other stores are not operated at the mortgaged property or if certain other covenants are breached. Some non-anchor tenants may also be permitted to terminate their leases if certain other stores are not operated or if those tenants fail to meet certain business objectives.

      Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars:

o     factory outlet centers;

o     discount shopping centers and clubs;

o     catalogue retailers;

o     home shopping networks;

o     internet web sites; and

o     telemarketing.

      These alternative retail outlets often have lower operating costs than traditional retail properties. Continued growth of these alternative retail outlets could adversely affect the rents, income and market value of the retail properties in the mortgage pool.

      Moreover, additional competing retail properties may be built in the areas where the retail properties are located.


Large Concentrations of Multifamily Properties Securing Loans Will Subject Your Investment to the Special Risks of These Properties

      Multifamily properties secure 62 of the loans (28.5%).

      A large number of factors may affect the value and successful operation of a multifamily property, including:

o the physical attributes of the property, such as its age, appearance and construction quality;

o     the location of the property;

o     the characteristics of the surrounding neighborhood;

o     the ability of management to provide adequate maintenance and insurance;

o     the types of services and amenities provided at the property;

o     the property's reputation;

o the tenant mix, such as a tenant population that is dependent upon students, workers from a particular business or personnel from a local military base;

o the level of mortgage interest rates, which may encourage tenants to purchase rather than rent housing;

o     the presence of competing properties;

o     local or national economic conditions;

o the extent to which a property is subject to covenants that require rental to low income tenants;

o state and local regulations, such as rent control regulations and regulations that govern eviction; and

o     government assistance/rent subsidy programs.


Large Concentrations of Office Properties Securing Loans Will Subject Your Investment to the Special Risks of These Properties

      Office properties secure 35 of the loans (16.0%).

      A large number of factors may adversely affect the value of office properties, including:

o     the quality of an office property's tenants;

o the diversity of an office property's tenants or reliance on a single or dominant tenant;

o the physical attributes of the property in relation to competing office properties, such as age, condition, design, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems;

o     the desirability of the area as a business location; and

o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees.

      Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.


Large Concentrations of Industrial Properties Securing Loans Will Subject Your Investment to the Special Risks of Such Properties

      Industrial properties secure 33 of the loans (16.6%). Various factors may adversely affect the economic performance of an industrial property, including:

o reduced demand for industrial space because of a decline in a particular industry segment;

o     a property becoming functionally obsolete;

o     strikes or the unavailability of labor sources;

o     changes in energy prices;

o relocation of highways and the construction of additional highways or other changes in access;

o     a change in the proximity of supply sources; and

o     environmental hazards.


Large Concentrations of Hospitality Properties Securing Loans Will Subject Your Investment to the Special Risks of Such Properties

      Hospitality properties secure 8 of the loans (6.7%). Various factors may adversely affect the economic performance of a hospitality property, including:

o adverse local, regional, national or international economic and social conditions, which may limit the amount that can be charged for a room and reduce occupancy levels;

o     the construction of competing hospitality properties;

o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hospitality property; and

o changes in travel patterns, changes in access, increases in energy prices, strikes, relocation of highways or the construction of additional highways.

      Because rooms at hospitality properties generally are rented for short periods of time, the financial performance of those properties tend to be affected by adverse economic conditions and competition more quickly than other types of commercial properties.

      Moreover, the hospitality industry is generally seasonal in nature. This seasonality can be expected to cause periodic fluctuations in a hospitality property's revenues, occupancy levels, room rates and operating expenses.

      Further, in the event of a foreclosure, the trustee or a purchaser of a hospitality property probably would not be entitled to the rights under any liquor license for that property. Such party would be required to apply for a new license in its own name. The inability to obtain a new liquor license may have an adverse effect on the value of a hospitality property.


The Affiliation of Some of the Properties with a Franchise or Hotel Management Company May Have an Adverse Effect on the Payment of Your Certificates

      8 of the hospitality properties (6.7%) are operated as franchises of national hotel chains or managed by a hotel management company. The performance of a hospitality property operated as a franchise or by a hotel management company depends in part on:

o the continued existence and financial strength of the franchisor or hotel management company;

o     the public perception of the franchise or hotel chain service mark; and

o     the duration of the franchise license or management agreements.

      The transferability of a franchise license agreement may be restricted. In the event of a foreclosure, the lender or its agent may not have the right to use the franchise license without the franchisor's consent. Conversely, in some instances, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

      The adverse effect of an economic decline in a particular hotel chain will be more significant if there is a concentration of hotels operated by that chain among the properties securing loans in the mortgage pool. In this regard, the largest concentration consists of 1 loan (2.2%) secured by a mortgaged property operated as a Holiday Inn.


Large Concentrations of Self Storage Properties Securing Loans Will Subject Your Investment to the Special Risks of These Properties

      Self storage properties secure 7 of the loans (1.3%).

      Tenant privacy, anonymity and unsupervised access may heighten environmental risks in a loan secured by a self storage property. The environmental site assessments discussed in this prospectus supplement did not include an inspection of the contents of the individual self-storage units. Thus, there is no assurance that these individual units are free from hazardous substances or other pollutants or contaminants or will remain so in the future. As leases for individual self storage units are typically short term, these properties also may be subject to more volatility than loans secured by other types of properties.

Certain Additional Risks Relating to Tenants

      The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

o     space in the mortgaged properties could not be leased or re-leased;

o     tenants were unable to meet their lease obligations;

o     a significant tenant were to become a debtor in a bankruptcy case; or

o     rental payments could not be collected for any other reason.

      Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.


Tenant Bankruptcy May Adversely Affect the Income Produced by the Property and May Have an Adverse Effect on the Payment of Your Certificates

      The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail and office properties may adversely affect the income produced by a mortgaged property. Under federal bankruptcy law, a tenant/debtor has the option of affirming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to:

o the unpaid rent under the lease for the periods prior to the bankruptcy petition or the earlier surrender of the leased premises, plus

o the rent under the lease for the greater of one year or 15%, not to exceed 3 years, of the remaining term of the lease.


Federal or State Environmental Laws May Affect the Value of a Mortgaged Property or the Ability of a Borrower to Make Required Loan Payments and May Have an Adverse Effect on the Payment of Your Certificates

      Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to, or in the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos-containing materials into the air or require the removal or containment of these materials. In some states, contamination of a property may give rise to a lien on the property to assure payment of the costs of cleanup. In some states, this lien has priority over the lien of a pre-existing mortgage. Additionally, third parties may seek recovery from owners or operators of real properties for personal injury associated with exposure to asbestos, lead-based paint or other hazardous substances.

      The owner's liability for any required remediation generally is not limited by law and could exceed the value of the property and/or the aggregate assets of the owner. The presence of hazardous or toxic substances also may adversely affect the owner's ability to refinance the property or to sell the property to a third party. The presence of, or strong potential for contamination by, hazardous substances consequently can materially adversely affect the value of the property and a borrower's ability to repay its loan.

      In addition, under certain circumstances, a lender (such as the trust) could be liable for the costs of responding to an environmental hazard. See "Certain Legal Aspects of Mortgage Loans" in the prospectus.


Environmental Issues Relating to Specific Properties May Have an Adverse Effect on the Payment of Your Certificates

      The mortgaged properties securing 221 of the loans (99.7%) have been subject to environmental site assessments in connection with the origination or acquisition of the loans. Environmental consultants have detected asbestos or lead-based paint at several mortgaged properties by sampling. The environmental consultants suspect that asbestos or lead-based paint may be located at other mortgaged properties. In some cases, the asbestos or lead-based paint is in poor condition. The asbestos or lead-based paint found or suspected is not expected to present a significant risk as long as the related mortgaged property is properly managed or, when recommended by the consultant, the problem is remedied or abated. Nonetheless, the value of a mortgaged property as collateral for the related loan could be adversely affected, and claims for damages could arise from parties injured by such asbestos or lead-based paint. In certain cases, an assessment disclosed known or potential adverse environmental conditions, such as underground storage tanks or soil or groundwater contamination. We cannot assure you, however, that the environmental assessments revealed all existing or potential environmental risks or that all adverse environmental conditions have been completely remediated. Except as described herein, where an assessment disclosed a known or potential material and adverse environmental condition, the originator required the borrower to:

o escrow funds deemed sufficient to ensure remediation of or to monitor the environmental issue;

o obtain an environmental insurance policy that covers the environmental issue; or

o establish an operations and maintenance plan that, if implemented, would prevent any material and adverse consequences resulting from the environmental issue.

      Set forth below are some of the known or potential material and adverse environmental conditions for which an escrow has been established to cover remediation costs, an environmental insurance policy has been obtained to cover potential clean-up costs or an indemnity was obtained from a culpable party:

o 3 mortgaged properties (2.2%) - potential or existing contamination arising from the operation of dry cleaning facilities upon or near such properties;

o 5 mortgaged properties (1.1%) - potential or existing contamination arising from the operation of gas stations or automobile/marine repair facilities upon or near such properties;

o 1 mortgaged property (1.9%) - by the former uses of this property as a gas station, automobile repair facility, tannery and metal works facility;

o 3 mortgaged properties (1.2%) - by the presence of aboveground or underground storage tanks upon this property; and

o 2 mortgaged properties (0.4%) - by the presence of leaking underground storage tanks or other adverse environmental conditions on or near such properties.

      In some cases, the environmental consultant did not recommend that any action be taken with respect to a known or potential adverse environmental condition at a mortgaged property or a nearby property because:

o a remediation, under the supervision of an environmental regulatory agency, had been completed or was currently underway;

o an environmental regulatory agency had issued a "no further action" letter regarding the condition; or

o a responsible party with respect to the condition had already been identified.

      No environmental site assessments were obtained for the mortgaged properties securing 4 loans (0.3%). However, the related originator obtained a secured creditor impaired property policy covering certain environmental matters with respect to such mortgaged properties.

      Each environmental insurance policy obtained with respect to a mortgaged property contains certain coverage limits, and reporting and notice requirements. In addition, the policies do not provide coverage for adverse environmental conditions at levels below legal limits or for conditions involving asbestos and lead-based paint. There is no assurance that any insurance proceeds or escrowed funds will be sufficient to complete remediation of any environmental conditions affecting the related mortgaged property.

      The environmental assessments have not revealed any environmental liability that the depositor believes would have a material adverse effect on the borrowers' businesses, assets or results of operations taken as a whole. Nevertheless, there may be material environmental liabilities of which the depositor is unaware. Moreover, there is no assurance that:

o future laws, ordinances or regulations will not impose any material environmental liability; or

o the current environmental condition of the mortgaged properties will not be adversely affected by tenants or by the condition of land or operations in the vicinity of the mortgaged properties, such as underground storage tanks.

      Before the special servicer acquires title to a property on behalf of the trust or assumes operation of the mortgaged property, it must obtain an environmental assessment of the mortgaged property. This requirement will decrease the likelihood that the trust will become liable under any environmental law. However, this requirement may effectively preclude foreclosure until a satisfactory environmental assessment is obtained or any required remedial action is completed. There is accordingly some risk that the mortgaged property will decline in value while this assessment is being obtained or the remedial work completed. Moreover, there is no assurance this requirement will protect the trust from liability under environmental laws.


Borrower May Be Unable to Repay the Remaining Principal Balance on Its Maturity Date or Anticipated Repayment Date, Which May Have an Adverse Effect on the Payment of Your Certificates

      210 of the loans (96.7%) are expected to have more than 5% of the original principal balance remaining unpaid on their stated maturity date, or in the case of hyper-amortization loans, on their anticipated repayment date. We cannot assure you that each borrower will have the ability to repay the remaining principal balance on the pertinent date. Additionally, a borrower in a hyper-amortization loan is not obligated to repay its loan on the anticipated repayment date. Loans with substantial remaining principal balances at their stated or anticipated maturity involve greater risk than fully amortizing loans.

      A borrower's ability to repay a loan on its maturity date or anticipated repayment date typically will depend upon its ability either to refinance the loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

o the availability of, and competition for, credit for commercial and multifamily properties;

o     prevailing interest rates;

o     the fair market value of the related properties;

o     the borrower's equity in the related properties;

o     the borrower's financial condition;

o     the operating history and occupancy level of the property;

o     tax laws; and

o     prevailing general and regional economic conditions.


      The availability of funds in the credit markets fluctuates over time.

      See "Description of the Mortgage Pool - Certain Terms and Conditions of the Mortgage Loans".


Borrowers That Are Not Special-Purpose Entities May be More Likely to Pursue a Bankruptcy

      The organizational documents of some of the borrowers do not limit the borrowers' business activities to owning their respective properties.

      Most of the borrowers (and any special-purpose entity having an interest in any of the borrowers) do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of the borrower. One of the purposes of an independent director (or of a special-purpose entity having an interest in the borrower) is to reduce the likelihood of a bankruptcy petition filing intended solely to benefit an affiliate and not justified by the borrower's own economic circumstances.


The Borrower's Ability to Effect Other Borrowings May Reduce the Cash Flow Available to the Property, Which May Have an Adverse Effect on the Payment of Your Certificates

      The loans generally do not permit the borrower to incur additional indebtedness using the mortgaged property as collateral. However, for 1 loan (0.2%), the related borrower is permitted to maintain existing subordinate mortgages over the related mortgaged property, or to encumber the related mortgaged property in the future with a subordinate mortgage.

      When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated, unsecured or mezzanine loans), the trust is subjected to additional risk. The borrower and/or its constituent members may have difficulty servicing and repaying multiple loans. The existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the loan, which may jeopardize repayment of the loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

      Additionally, if the borrower (or its constituent members) defaults on its loan and/or any other loan, actions taken by other lenders could impair the security available to the trust. If a junior lender files an involuntary petition for bankruptcy against the borrower or the borrower files a voluntary petition to stay enforcement by a junior lender, the trust's ability to foreclose on the property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust.

      Further, if another loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property, unless the other lender has agreed not to foreclose. A foreclosure by the other lender may cause a delay in payments and/or an involuntary repayment of the loan prior to maturity. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.


Bankruptcy Proceedings Relating to a Borrower May Result in a Restructuring of the Loan

      Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property that the borrower owns, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of the mortgaged property is less than the principal balance of the loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the current value of the mortgaged property. Such an action would make the lender a general unsecured creditor for the difference between the current value of the property and the amount of its loan. A bankruptcy court also may:

o     grant a debtor a reasonable time to cure a payment default on a loan;

o     reduce monthly payments due under a loan;

o     change the rate of interest due on a loan; or

o     otherwise alter the loan's repayment schedule.

      Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

      Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with a lender's ability to enforce any lockbox requirements. The legal proceedings necessary to resolve these issues can be time-consuming and may significantly delay the lender's receipt of rents. Rents also may escape an assignment if the borrower uses the rents to maintain the mortgaged property or for other court authorized expenses.

      Thus, the trustee's recovery from borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.


The Operation of Commercial Properties Is Dependent upon Successful Management

      The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is generally responsible for:

o     responding to changes in the local market;

o     planning and implementing a rental structure for the property;

o     operating the property and providing building services;

o     managing operating expenses; and

o assuring that maintenance and capital improvements are completed in a timely fashion.

      Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

      A good property manager can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value if it:

o     controls costs;

o     provides appropriate service to tenants; and

o     maintains the improvements.

      On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income-producing property.

      The depositor makes no representation or warranty as to the skills of any present or future managers. Additionally, the depositor cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.


Property Inspections Performed on the Mortgaged Properties May Not Reflect All Conditions That Require Repair on the Property

      Licensed engineers or consultants inspected all of the mortgaged properties in connection with the origination of the loans to assess items such as:

o     structure;

o     exterior walls;

o     roofing;

o     interior construction;

o     mechanical and electrical systems; and

o     general condition of the site, buildings and other improvements.

      However, there is no assurance that the inspectors identified all conditions requiring repair or replacement.


The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Have an Adverse Effect on the Payment of Your Certificates

      The mortgaged properties may suffer casualty losses due to risks that insurance does not cover or for which insurance coverage is inadequate. There is no assurance borrowers will be able to maintain adequate insurance. Moreover, changes in laws may materially affect the borrower's ability to reconstruct the property or make major repairs or may materially increase the cost of such reconstruction or repairs.

      Certain of the mortgaged properties are located in California, Texas and along the southeastern coastal areas of the United States. These areas have historically been at greater risk regarding acts of nature (such as hurricanes, floods and earthquakes) than other areas. The loans generally do not specifically require the borrowers to maintain earthquake or hurricane insurance. Earthquake insurance was required for all loans where the probable maximum loss exceeded 20%.

      As a result of any of the foregoing, the amount available to make distributions on the certificates could be reduced.


Appraisals May Inaccurately Reflect the Value of the Mortgaged Properties

      The originators obtained an appraisal or other market analysis of each mortgaged property in connection with the origination or acquisition of the related loan. The resulting estimates of value were used to calculate the Cut-off Date LTV Ratios referred to in this prospectus supplement. Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values. Moreover, the values of the mortgaged properties may have changed significantly since the appraisal or market valuation was performed. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. Information regarding the values of mortgaged properties available to the depositor is presented in Appendix I, Appendix II and Appendix III for illustrative purposes only.


The Timing of Loan Amortization May Have an Adverse Effect on the Payment of Your Certificates

      As principal payments or prepayments are made on loans in the mortgage pool, the remaining certificateholders may be subject to more risk because of the decreased:

o     number of mortgaged properties;

o     diversity of mortgaged property types;

o     diversity of geographic locations; and

o     number of borrowers and affiliated borrowers.

      Classes of certificates that have a later alphabetical designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier alphabetical designation or higher priority. This is because principal on the certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the principal amount of the preceding class or classes entitled to receive principal has been reduced to zero.


Subordination of Subordinate Certificates Will Affect the Timing of Payments and the Application of Losses on Your Certificates

      As described in this prospectus supplement, unless your certificates are class A-1 or class A-2 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the loans will be subordinated to those of the holders of the principal balance certificates with an earlier alphabetical designation and the interest only certificates. See "Description of the Certificates--Distributions", "--Application of Realized Losses and Expense Losses to Principal Balances" and "--Subordination" in this prospectus supplement and "Description of Credit Support--Subordinate Certificates" in the prospectus.


The Operation of a Mortgaged Property upon Foreclosure of the Loan May Affect the Tax Status of the Trust and May Have an Adverse Effect on the Payment of Your Certificates

      If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer will generally retain an independent contractor to operate the property. Any net income from such operation (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the trust to a federal tax on such income at the highest marginal corporate tax rate (currently 35%), and in addition, to possible state or local tax. In such event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the trust to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or leasing the mortgaged property. If the mortgaged property did not qualify as foreclosure property because of certain disqualifying events, any income realized from operation or disposition of the property would be subject to a 100% prohibited transaction tax. It is not anticipated that the trust will receive any income from prohibited transactions.


State Laws Applicable to the Enforcement of Lender Remedies May Affect the Timing of Payments on Your Certificates and May Have an Adverse Effect on the Payment of Your Certificates

      All of the loans permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. State equity courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

      If a mortgaged property has tenants, the borrower assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the mortgaged property, secures the appointment of a receiver or otherwise acts to enforce its remedies. In addition, as previously discussed, a bankruptcy or similar proceeding commenced by or for the borrower could adversely affect the lender's ability to collect the rents.

      The laws of some states, including California, prohibit more than one "judicial action" to enforce a mortgage obligation. Some courts have construed the term "judicial action" broadly. In the case of a loan secured by mortgaged properties located in multiple states, the master servicer or special servicer may be required to foreclose first on mortgaged properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. As a result, state laws may limit the trust's ability to realize upon the loans. Foreclosure actions may also, in certain circumstances, subject the trust to liability as a "lender-in-possession" or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower. The master servicer or the special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.


Loans Secured by Mortgages on a Leasehold Interest Will Subject Your Investment to a Risk of Loss Upon a Lease Default

      12 of the loans (8.0%) are secured by mortgages encumbering a borrower's leasehold interest in the property under a ground lease. These loans include 6 loans (3.6%) secured by a mortgage encumbering both a borrower's leasehold interest in the related mortgaged property under a ground lease and the fee interest of the owner of all or a part of the property.

      Leasehold loans are subject to risks not associated with loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the landlord terminates the borrower's leasehold interest upon a lease default, the leasehold mortgagee would lose its security. The ground lease loans may require the master servicer to give notices or to take actions in addition to those required for a fee loan in order for the trust to avail itself of its rights under the related loan. Generally, the related ground lease:

o requires the landlord to give the leasehold mortgagee notice of tenant defaults and an opportunity to cure them prior to enforcing its remedies;

o prohibits any amendment of the ground lease without the lender's prior consent;

o permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale; and

o contains certain other protective provisions typically included in a "mortgageable" ground lease.

      Upon the bankruptcy of a landlord or tenant under a ground lease, the debtor entity has the right to assume or reject the lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises for the term of the lease including renewals, at the same rent. If a debtor tenant/borrower rejects any or all of its leases, the leasehold lender could succeed to the tenant/ borrower's position under the lease only if the landlord specifically grants the lender such right. As a result, the lender may lose its security. If both the landlord and the tenant/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt tenant/borrower's obligation to not terminate a ground lease rejected by a bankrupt landlord. In such circumstances, a ground lease could be terminated notwithstanding lender protection agreements.

      Ground leases securing the mortgaged properties may provide that the ground rent payable under the lease increases during the lease term. These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

      The execution of a mortgage over its fee interest by an owner/landlord to secure the debt of a borrower/tenant may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the owner/landlord from the loan. If a court concluded that the granting of the mortgage was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage over the fee interest of the owner/landlord.


Cross-Collateralization of Groups of Loans Could Have an Adverse Effect on the Payment of Your Certificates

      Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances:

o by creditors of the related borrower in an action brought outside a bankruptcy case; or

o if the borrower were to become a debtor in a bankruptcy case, by the borrower or its representative.

      A lien granted by a borrower for the benefit of another borrower in a cross-collateralization arrangement could be avoided if a court were to determine that:

1. such borrower was:

   o     insolvent when it granted the lien;

   o     rendered insolvent by the granting of the lien;

   o     left with inadequate capital by granting the lien; or

   o     not able to pay its debts as they matured; and

2. such borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the indebtedness of the other borrower.

      Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by such borrower from the respective loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could subordinate all or part of the loan to existing or future indebtedness of that borrower. The court also could recover payments made under that loan or take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the loan or the mortgages securing the cross-collateralized loans.


The Trust May Not Control the Termination of Leases Upon Foreclosure

      In some jurisdictions, a lease may terminate upon the transfer of a mortgaged property to a foreclosing lender or purchaser at foreclosure if the tenant lease is:

o     subordinate to the lien created by the mortgage, and

o does not contain provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease (also known as attornment provisions).

      The depositor has not reviewed all the leases to determine if they have these provisions. Accordingly, if a mortgaged property is located in one of these jurisdictions and is leased to one or more desirable tenants under leases that are subordinate to the mortgage but do not contain attornment provisions, the mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if the tenants were paying above-market rents or could not be replaced.

      If a lease is not subordinate to a mortgage, the trust will not have the right to remove the tenant upon foreclosure of the mortgaged property, unless it has otherwise agreed with the tenant. If a non-subordinate lease contains provisions inconsistent with the mortgage or that could affect the enforcement of the lender's rights, the provisions of the lease will take precedence over the provisions of the mortgage. Many anchor tenant leases may not be subordinate, or, if subordinate, may provide that the lease terms control in certain matters, such as the application of insurance proceeds. Some non-anchor leases may also not be subordinate to the related mortgage.


Litigation Arising Out of Ordinary Business May Have an Adverse Effect on Your Certificates

      There may be pending or threatened legal proceedings against the borrowers and/or managers of the mortgaged properties and their affiliates arising out of the ordinary business of the borrowers, managers and affiliates. We cannot assure you that any such litigation would not have a material adverse effect on the distributions on the certificates.


The Cash Flow From Mortgaged Properties Not in Compliance With the Americans with Disabilities Act May be Affected, Which May Have an Adverse Effect on the Payment of Your Certificates

      Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.


Various Conflicts of Interest May Have an Adverse Effect on Your Certificates

      Conflicts Between Various Classes of Certificateholders. The special servicer is given considerable latitude in determining when and how to liquidate or modify defaulted loans. The operating adviser has the right to replace the special servicer. At any given time, the holders of the most subordinate class of principal balance certificates that has at least 25% of its initial principal balance still outstanding will control the operating adviser. If no class has at least 25% of its initial principal balance still outstanding, the most subordinate class of principal balance certificates still outstanding will be the controlling class. These holders may have interests in conflict with those of the holders of the other certificates. For instance, these holders might desire to mitigate the potential for loss to their certificates from a troubled loan by deferring enforcement in the hope of maximizing future proceeds. However, the interests of the trust may be better served by prompt action, since delay followed by a market downturn could result in less proceeds to the trust than would have been realized if earlier action had been taken.

      The special servicer or an affiliate may acquire certain of the most subordinated certificates, including those that have the right to appoint the initial operating adviser. Under such circumstances, the special servicer may have interests that conflict with the interests of the other holders of the certificates.

      Conflicts Between the Trust and Affiliates of the Sellers. Conflicts of interest may arise between the trust and affiliates of each of the sellers that engage in the acquisition, development, operation, financing and disposition of real estate.

      Those conflicts may arise because affiliates of each of the sellers intend to continue to actively acquire, develop, operate, finance and dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, those affiliates may acquire or sell properties, or finance loans secured by properties which may include the mortgaged properties or properties that are in the same markets as the mortgaged properties. In such case, the interests of those affiliates may differ from, and compete with, the interests of the trust. Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the certificates. Midland Loan Services, Inc., one of the sellers, is also the initial master servicer.

      Conflicts Between Managers and the Loan Borrowers. Substantially all of the property managers for the mortgaged properties or their affiliates manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of the mortgaged properties.

      Conflicts Between Sellers of Loans and Classes of Certificateholders. We anticipate that an affiliate of Residential Funding Corporation will initially acquire a majority of the controlling class and appoint the initial operating adviser. In addition, affiliates of the other sellers could in the future acquire the certificates entitled to appoint the operating adviser. Decisions made by the operating adviser may favor the interests of affiliates of such certificateholders in a manner that could adversely affect the amount and timing of distributions on the other certificates.

      Servicers May Have Conflicts of Interest. Each seller is obligated to substitute a qualified substitute loan or to repurchase a loan if:

o     there is a defect with respect to the documents relating to the loan, or

o one or more of its representations or warranties concerning the loan in the related loan purchase agreement are breached,

provided that such defect or breach materially and adversely affects the interests of the certificateholders and such defect or breach is not cured as required. The ability of Midland to perform its obligations as master servicer under the pooling and servicing agreement may be jeopardized if it incurs significant liabilities for the repurchase or substitution of loans. In addition, since the pooling and servicing agreement requires the master servicer or the special servicer, as applicable, to enforce on behalf of the trust the sellers' obligations to repurchase or substitute loans, Midland may experience a conflict of interest to the extent that Midland is obligated to repurchase or substitute a loan as a seller and GMAC Commercial Mortgage Corporation may experience a conflict of interest to the extent that Residential Funding Corporation is obligated to repurchase or substitute a loan as a seller.

Yield Considerations

      Prepayments May Reduce the Yield on Your Certificates. The yield to maturity on your certificates may depend, in significant part, upon the rate and timing of principal payments on the loans. For this purpose, principal payments include:

o     voluntary prepayments, if permitted, and

o     involuntary prepayments resulting from:

      1. casualty or condemnation of mortgaged properties,

      2. defaults and liquidations by borrowers, or

      3. repurchases upon a seller's breach of a representation or warranty.

      The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment is higher or lower than you anticipate.

      Voluntary prepayments under certain of the loans require payment of a prepayment premium unless the loan is within a specified number of days of the anticipated repayment date or stated maturity date, as the case may be. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions". Nevertheless, we cannot assure you that the related borrowers will refrain from prepaying their loans due to the existence of a prepayment premium. We also cannot assure you that involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the loans will be affected by a variety of factors, including:

o     the terms of the loans;

o     the length of any prepayment lockout period;

o     the level of prevailing interest rates;

o     the availability of mortgage credit;

o     the applicable yield maintenance charges or percentage premiums;

o the master servicer's or special servicer's ability to enforce those charges or premiums;

o     the occurrence of casualties or natural disasters; and

o     economic, demographic, tax, legal or other factors.

      Generally, the loan documents do not require the borrower to pay a prepayment premium for prepayments in connection with a casualty or condemnation, unless an event of default has occurred and is continuing. In addition, if a seller repurchases any mortgage from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the loan had been prepaid, except that no prepayment premium would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

      The Effect of State Laws Upon the Enforceability of Prepayment Premiums May Affect the Payment and Yield of Your Certificates. Provisions requiring prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law. Those provisions for charges and premiums also may constitute interest under applicable usury laws. Accordingly, we cannot assure you that the obligation to pay a prepayment premium or to prohibit prepayments will be enforceable. We also cannot assure you that any foreclosure proceeds will be sufficient to pay an enforceable prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a prepayment premium. In certain jurisdictions, those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

      The Yield on Your Certificate Will Be Affected by the Price at Which the Certificate Was Purchased and the Rate, Timing and Amount of Distributions on the Certificate. The yield on any certificate will depend on (1) the price at which the certificate is purchased by an investor and (2) the rate, timing and amount of distributions on the certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

o     the interest rate for the certificate;

o the rate and timing of principal payments, including prepayments, and other principal collections on or in respect of the loans;

o the extent to which principal collections are applied to or otherwise result in a reduction of the principal balance or notional amount of the certificate;

o the rate, timing and severity of losses on or in respect of the loans or unanticipated expenses of the trust;

o the timing and severity of any interest shortfalls resulting from prepayments or balloon payments;

o the timing and severity of any reductions in advances as described under "Description of the Certificates--Appraisal Reductions of Loan Balances"; and

o the extent to which prepayment premiums are collected and, in turn, distributed on the certificate.

      You Bear the Risk of Borrower Defaults. The rate and timing of delinquencies or defaults on the loans will affect the following aspects of the certificates:

o     the aggregate amount of distributions on them;

o     their yield to maturity;

o     their rates of principal payments; and

o     their weighted average lives.

      The rights of holders of each class of subordinate certificates to receive certain payments of principal and interest otherwise payable on their certificates will be subordinated to the rights of the holders of the more senior certificates having an earlier alphabetical class designation. See "Description of the Certificates - Distributions". Losses on the loans will be allocated to the class O, class N, class M, class L, class K, class J, class H, class G, class F, class E, class D, class C and class B certificates, in that order, reducing amounts otherwise payable to each class. Any remaining losses would then be allocated to the class A-1 and class A-2 certificates, pro rata, based on their then-outstanding class principal balances.

      If losses on the loans exceed the aggregate principal amount of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding principal amount of the class).

      If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and such losses are allocable to your certificates, your actual yield to maturity will be lower than your assumed yield. Under certain extreme scenarios, your yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

      Additionally, delinquencies and defaults on the loans may significantly delay the receipt of distributions by you on your certificates, unless:

o     the master servicer makes advances to cover delinquent payments, or

o the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

      Also, if the related borrower does not repay a loan with a hyper-amortization feature by its anticipated repayment date, the effect will be to increase the weighted average life of your certificates and, if your certificate was purchased at a discount, may reduce your yield to maturity.


Compensation to the Master Servicer, the Special Servicer and the Trustee May Have an Adverse Effect on the Payment of Your Certificates

      To the extent described in this prospectus supplement, the master servicer, the special servicer, the trustee and the fiscal agent will each be entitled to receive interest on unreimbursed advances made by it. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred through the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a loan will be specially serviced, and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions.


A Number of Factors That Affect the Liquidity of Your Certificates May Have an Adverse Effect on the Value of Your Certificates

      Your certificates will not be listed on any securities exchange, and there is currently no secondary market for the offered certificates. While each of the underwriters currently intends to make a secondary market in the offered certificates, it is not obligated to do so. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then prevailing interest rates. Furthermore, you should be aware that the market for securities of the same type as the certificates has recently been volatile and offered very limited liquidity. Finally, affiliates of the sellers may acquire certain classes of offered certificates in which case the market for those classes of offered certificates may not be as liquid as if third parties had acquired such certificates.


Risk of Pass-Through Rate Variability

      The interest rates of the [class B, class C, class D and class E] certificates are based on a weighted average of certain net mortgage rates of the loans. Loans with relatively high interest rates are more likely to prepay than loans with relatively low interest rates. Higher rates of principal payments on loans having mortgage interest rates above the weighted average interest rate of the loans will have the effect of reducing the interest rate of such certificates. In addition, the pass-through rates on the [class A-1 and class A-2] certificates may not exceed the weighted average of the net mortgage rates of the loans.

Other Risks

      See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                     -------------------------------------

                        DESCRIPTION OF THE MORTGAGE POOL


                                    General

      The mortgage pool will consist of 225 multifamily and commercial "whole" loans, with an aggregate Cut-off Date Principal Balance of $802,548,970 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. In making this count, where a single indebtedness is secured by mortgages over multiple separate properties, each of those separate properties was generally counted as a separate loan (collectively, the "Multiple Property Loans"), created by allocating a pro rata portion of the cut-off date principal balance secured by the separate properties. The Multiple Property Loans and all other loans in the mortgage pool are collectively referred to as the "Mortgage Loans". All numerical information concerning the Mortgage Loans is approximate.

      The "Cut-off Date Principal Balance" of each Mortgage Loan is its unpaid principal balance as of June 1, 2000 (the "Cut-off Date"), after application of all principal payments due on or before such date, whether or not received.

      The description of the Mortgage Loans in this prospectus supplement is a generalized description of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have special terms and provisions that are different from the generalized, aggregated description.

      A brief summary of some of the terms of the 12 largest Mortgage Loans, or groups of Cross-Collateralized Loans, is set forth in Appendix III.

      Each Mortgage Loan is evidenced by one or more separate promissory notes. Each Mortgage Loan is secured by a mortgage, deed of trust, deed to secure debt or other similar security instrument (all of the foregoing are individually a "Mortgage" and collectively the "Mortgages"), which creates a lien on one or more of a fee simple estate or a leasehold estate in one or more parcels of real property (a "Mortgaged Property") improved for multifamily or commercial use. See Appendix I for information as to the percentage of the Initial Pool Balance represented by each type of Mortgaged Property.

      None of the Mortgage Loans is insured or guaranteed by the United States of America, by any governmental agency or instrumentality, by any private mortgage insurer or by the depositor, the sellers, the master servicer, the special servicer, the trustee, the fiscal agent, the underwriters or any of their respective affiliates.

      All of the Mortgage Loans should be considered non-recourse loans. This means that if the loan is in default, the lender's remedies are limited to foreclosing or acquiring the related Mortgaged Property and any other assets pledged to secure the loan. For those Mortgage Loans that permit recourse against any person or entity, the depositor has not evaluated the financial condition of those persons or entities. In many cases, the only assets such entities may have are those pledged to secure the loan.

      The depositor will purchase the Mortgage Loans on or before the closing date from the sellers, in each case pursuant to separate mortgage loan purchase and sale agreements entered into between the depositor and the particular seller. As described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase", each seller must repurchase a Mortgage Loan or substitute a Qualified Substitute Mortgage Loan if a representation or warranty made by the seller in its mortgage loan purchase agreement about the Mortgage Loan was incorrect at the time it was made, if the breach materially and adversely affects the interests of the certificateholders and is not cured. There can be no assurance that any seller has or will have sufficient assets with which to fulfill any repurchase or substitution obligations that may arise. The depositor will not have any obligation to fulfill any repurchase obligation if a seller fails to do so. The depositor will assign the Mortgage Loans, together with the depositor's rights and remedies against the sellers in respect of breaches of representations or warranties regarding the Mortgage Loans, to the trustee pursuant to the pooling and servicing agreement.

                         Security for the Mortgage Loans

      All of the Mortgage Loans are secured by a first lien encumbering one or more of a fee simple estate or a leasehold estate in the related Mortgaged Property, subject generally only to:

o liens for real estate and other taxes and special assessments not yet delinquent or accruing interest or penalties,

o rights of tenants, as tenants only, under third party leases which were not required to be subordinated,

o covenants, conditions, restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage or otherwise specified in the applicable lender's title insurance policy,

o     purchase money security interests,

o other exceptions and encumbrances on the Mortgaged Property that are reflected in the related title insurance policies; and

o     other matters to which like properties are commonly subject.


Ground Leases

      12 Mortgage Loans (8.0%) are secured by a first lien encumbering the related borrower's leasehold interest in the related Mortgaged Property. This includes 6 mortgage loans (3.4%) secured by mortgages encumbering both the related borrower's leasehold interest and the fee interest of the owner/landlord in all or a part of the related mortgaged property. For each ground lease, the related ground lessors have agreed to afford the mortgagee certain notices and rights, including without limitation, cure rights with respect to breaches of the related ground lease by the related borrower.


Cross-Collateralized Loans

      The mortgage pool includes 6 separate sets of Mortgage Loans (the "Cross-Collateralized Loans") that are cross-collateralized and cross-defaulted with one or more related Cross-Collateralized Loans. None of the Mortgage Loans are cross-collateralized or cross-defaulted with any mortgage loan not included in the mortgage pool. No set of related Cross-Collateralized Loans constitutes more than 2.4% of the Initial Pool Balance. See Appendix II for more information regarding the Cross-Collateralized Loans.


Multiple Property Loans

      Except as described below, Multiple Property Loans were created whenever a single indebtedness is secured by Mortgages over multiple separate Mortgaged Properties. The Multiple Property Loans were created by allocating a pro rata portion of the Cut-off Date Principal Balance secured by the related Mortgaged Properties based upon:

o     relative appraised value;

o     relative underwritable cash flow; or

o     prior allocations reflected in the related loan documents.


      In those instances where a single indebtedness is secured by Mortgages over multiple separate Mortgaged Properties that are contiguous or located in a concentrated geographic area, and where these Mortgaged Properties are generally treated as a single property by the related borrower for financial purposes, this indebtedness is deemed to be a single Mortgage Loan secured by one Mortgaged Property, and is not considered a Multiple Property Loan.


                             Underwriting Standards

      The following is a discussion of the customary underwriting policies and procedures used to originate the Mortgage Loans. Such policies and procedures involved an evaluation of both the prospective borrower and the proposed real estate collateral.

      Factors typically analyzed in connection with a Mortgaged Property include:

Physical Characteristics:

o     age and condition;

o     appraised value;

o     gross square footage, net rentable area and gross land area;

o     number of units, rooms or beds; and

o     property interest to be mortgaged (fee or leasehold).


Tenants:

o     current tenants' size and identity;

o     termination or purchase option rights;

o     term, expiration and rental rates under current leases;

o     leasing commissions; and

o     tenant improvements and concessions.


Financial Information:

o     historical cash flow;

o     applicable market rentals for similar properties;

o     historical vacancy rate and credit loss rate;

o     debt service coverage ratio; and

o     loan-to-value ratio.


A site inspection of the related Mortgaged Property was also typically performed, and third party appraisals and engineering reports were obtained. Except as otherwise described in this prospectus supplement, third party Phase I environmental site assessments were also obtained.

      Factors typically analyzed in connection with a prospective borrower include:

o     credit history;

o     capitalization and overall financial resources; and

o     management skill and experience in the applicable property type.


      The above information has been provided by the sellers and has not been independently verified by the depositor, the master servicer, the special servicer, the underwriters, the trustee or the fiscal agent.


               Certain Terms and Conditions of the Mortgage Loans

Due Dates

      Monthly Payments are due on the first day of each month.

Mortgage Rates; Calculations of Interest

      224 of the Mortgage Loans (98.8%) accrue interest on the basis of the actual number of days elapsed each month in an assumed 360-day year. The remaining Mortgage Loan accrues interest on the basis of an assumed 360-day year with twelve 30-day months. Except with respect to the Hyper-Amortization Loans, each Mortgage Loan generally accrues interest at an annualized rate that is fixed for the entire term of such Mortgage Loan and does not permit any negative amortization or the deferral of fixed interest.


Amortization of Principal

      Many of the Mortgage Loans provide for monthly payments of principal based on amortization schedules substantially longer than their remaining terms. 210 Mortgage Loans (96.7%) are "balloon loans" that are expected to have more than 5% of their original principal balance remaining unpaid at their maturity date. 34 of such balloon loans (28.3%) are hyper-amortization loans that will have substantial balloon payments on their Anticipated Repayment Date. Such hyper-amortization loans also provide for an increase in their interest rate and/or principal amortization prior to maturity. 15 Mortgage Loans (3.3%) have remaining amortization terms that are substantially the same as their remaining terms to maturity. However, if the Monthly Payment for any Mortgage Loan (including any Hyper-Amortization Loan) is calculated on an assumed 30/360 basis but interest accrues on an actual/360 basis, there will be a remaining balance or a larger balloon payment due upon maturity.

      The weighted average Balloon LTV Ratio of the mortgage pool is 59.9%.

      With respect to 1 Mortgage Loan (0.2%), the grace period for the payment of Monthly Payments expires on the 16th of each month.

      34 of the Mortgage Loans (28.3%) (the "Hyper-Amortization Loans") have the following characteristics:

o each bears interest until its Anticipated Repayment Date at its Initial Interest Rate;

o each bears interest on and after its Anticipated Repayment Date at its Revised Interest Rate, and

o each requires that all gross revenue from the Mortgaged Property from and after its Anticipated Repayment Date be deposited into a lockbox account controlled by the lender and generally applied in the following order (although individual loans may have exceptions):

      o     to tax and insurance reserves;

      o     to interest at the Initial Interest Rate;

      o     to all other amounts owed the lender not set forth below;

      o     to all principal due under the original amortization;

      o     to all other reserves;

      o     to all approved operating or capital expenses;

      o     to all other principal then outstanding;

      o     to all outstanding Deferred Interest; and

      o     to the borrower.

      To the extent not paid from gross revenues, the payment of interest accrued at the excess of the Revised Interest Rate over the Initial Interest Rate is deferred until the maturity date or when the principal is prepaid in full. The deferred interest may also bear interest at the Revised Interest Rate. The accrued and deferred interest, and interest thereon, is referred to as "Deferred Interest".

      "Anticipated Repayment Date" or "ARD" means for any Hyper-Amortization Loan the date on and after which the Revised Interest Rate applies and the lockbox is activated.

      "Initial Interest Rate" means for any Hyper-Amortization Loan the rate at which such Hyper-Amortization Loan accrues interest from its origination until its Anticipated Repayment Date.

      "Revised Interest Rate" means for any Hyper-Amortization Loan the increased rate at which the Hyper-Amortization Loan bears interest from and after its Anticipated Repayment Date. The Revised Interest Rate is typically equal to the greater of:

o     its Initial Interest Rate plus 2%, or

o the yield rate on the U.S. Treasury obligation that matures in the month or succeeding month in which the original maturity date of the Hyper-Amortization Loan occurs plus 2%.

      The Revised Interest Rate may also be subject to a cap equal to its Initial Interest Rate plus a percentage specified in the related note.

      However, for 2 Hyper-Amortization Loans (2.0%), the Revised Interest Rate is equal to the Initial Interest Rate plus 5%.


Prepayment Provisions

      225 of the Mortgage Loans (100%) are subject to specified periods following origination during which no voluntary prepayments are allowed (a "Lock-out Period").

      The Mortgage Loans (other than the Defeasance Loans) generally permit the borrower to voluntarily prepay the Mortgage Loan after the Lock-out Period if it pays a prepayment premium. The Mortgage Loan documents generally provide for a specified period prior to maturity during which a prepayment may be made without a prepayment premium. Other than as described below or during any such "open period", the Mortgage Loans prohibit any borrower from making a partial prepayment.

      2 Mortgage Loans (2.0%) allow the borrower to obtain a release of either of the 2 separate Mortgaged Properties for such Mortgage Loan upon the payment of 125% of the Mortgage Loan balance allocated to the Mortgaged Property being released. 3 other Mortgage Loans (1.9%) allow the related borrower to obtain a release of a portion of the related Mortgaged Property without requiring any release payment. The borrower's ability to obtain such release is dependent upon its providing the lender with an acceptable title insurance policy endorsement and its payment of all costs and expenses incurred by the lender in connection with the release.

      A borrower does not have to pay a prepayment premium if it pays a Hyper-Amortization Loan on or after its Anticipated Repayment Date.

      For Mortgage Loans other than the Defeasance Loans, the applicable prepayment premium is generally calculated:

o for a certain period (a "Yield Maintenance Period") after the origination of the related Mortgage Loan or the expiration of the applicable Lock-out Period, if any, on the basis of a yield maintenance formula or, for some Mortgage Loans, a specified percentage of the amount prepaid if the percentage is greater than the yield maintenance amount, and

o after the expiration of the applicable Yield Maintenance Period, a specified percentage of the amount prepaid, which percentage may either remain constant or decline over time.

      Appendix II contains more specific information about the prepayment premiums for each Mortgage Loan, including the method of calculation of the prepayment premiums.

      The Mortgage Loans typically:

o provide that a borrower has to pay a prepayment premium in connection with any involuntary prepayment resulting from a casualty or condemnation only if the loan is in default;

o require the payment of the applicable prepayment premium for any prepayment after an event of default (but prior to the sale by the mortgagee of the Mortgaged Property through foreclosure or otherwise); and

o permit the borrower to transfer the Mortgaged Property to a third party without prepaying the Mortgage Loan if certain conditions are satisfied, including, without limitation, an assumption by the transferee of all of the borrower's obligations under the Mortgage Loan.

      The depositor makes no representation as to the enforceability of the provisions of any Mortgage Loan requiring the payment of a prepayment premium or as to the collectability of any prepayment premium.

      The "Percentage of Mortgage Pool Balance by Prepayment Restriction" table included in the attached Term Sheet sets forth an analysis of the percentage of the declining balance of the mortgage pool that, for each of the time periods indicated, will be within a Lock-out Period or in which Principal Prepayments must be accompanied by the indicated prepayment premium.


Defeasance

      For 158 of the Mortgage Loans (69.8%) (the "Defeasance Loans"), even though a voluntary prepayment may be generally prohibited, the borrower may, after the expiration of a specified period during which defeasance is prohibited, obtain a release of the related Mortgaged Property by pledging certain substitute collateral to the holder of the Mortgage Loan. No defeasance may occur before the second anniversary of the closing date. This substitute collateral consists of direct, non-callable United States Treasury obligations that provide for payments prior, but as close as possible, to all dates on which a Monthly Payment or final balloon payment is due. Each of the payments on the substitute collateral must be equal to or greater than the Monthly Payment or final balloon payment due on such date. For Hyper-Amortization Loans, the payments on the substitute collateral must be sufficient to pay-off the loan on its Anticipated Repayment Date. Any excess amounts will be returned to the borrower.

      A borrower's ability to obtain a release is in each case subject to certain conditions specified in the related loan documents, including provision of all opinions of counsel (including opinions as to REMIC issues and full enforceability of all related mortgage loan documents) and a requirement that a written confirmation be obtained from the applicable Rating Agency that the acceptance of the pledge of the substitute collateral in lieu of a full prepayment will not result in a qualification, downgrade or withdrawal of the rating then assigned by each Rating Agency to any class of the certificates. The costs and expenses associated with obtaining a defeasance will not be an expense of the trust.


"Due-on-Encumbrance" and "Due-on-Sale" Provisions

      The Mortgages generally contain "due-on-encumbrance" clauses that permit the holder of the Mortgage to accelerate the maturity of the related Mortgage Loan if the borrower encumbers the related Mortgaged Property without the consent of the mortgagee. The special servicer will determine, in a manner consistent with the servicing standard described under "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments", whether to exercise or waive its right to exercise any right the mortgagee may have under any such clause to accelerate payment of a Mortgage Loan upon any additional encumbrance of the related Mortgaged Property.

      The Mortgages generally prohibit the borrower from transferring any material interest in the Mortgaged Property or allowing a material change in the ownership or control of the related borrower, without the mortgagee's prior consent. However, a transfer or change generally will be permitted if certain conditions specified in the related Mortgage Loan documents are satisfied. These conditions may include one or more of the following:

o     no event of default exists;

o the proposed transferee meets the mortgagee's customary underwriting criteria;

o the Mortgaged Property continues to meet the mortgagee's customary underwriting criteria; and

o     an acceptable assumption agreement is executed.

      The related Mortgages may also allow changes in the ownership or control of the related borrower between partners, members or shareholders as of the closing of the Mortgage Loan, family members, affiliated companies and certain specified individuals, or for estate planning purposes.

      The special servicer will determine, in a manner consistent with the servicing standard described under "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments", whether to exercise or waive its right to exercise any right the mortgagee may have to accelerate payment of a Mortgage Loan upon any transfer of all or any of a Mortgaged Property or any transfer or change in ownership or control of the related borrower. The depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan that is the subject of a proceeding under federal bankruptcy law. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the prospectus.


Hazard, Liability and Other Insurance

      Generally, each Mortgage Loan requires that the Mortgaged Property be insured against loss or damage by fire or other risks and hazards covered by a standard extended coverage insurance policy. The minimum amount of such insurance is usually the lesser of the full replacement cost of the Mortgaged Property or the outstanding principal balance of the loan, but in any event in an amount sufficient to ensure that the insurer would not deem the borrower a co-insurer. Generally, each Mortgage Loan also requires that the related borrower maintain the following insurance during the term of the Mortgage Loan:

o comprehensive public liability insurance, typically with a minimum limit of $1,000,000 per occurrence;

o if any part of the Mortgaged Property upon which a material improvement is located lies in a special flood hazard area and for which flood insurance has been made available, a flood insurance policy in an amount equal to the least of the outstanding principal balance of the loan, full replacement cost of the Mortgaged Property and the maximum limit of coverage available from governmental sources;

o if deemed advisable by the originator, rent loss and/or business interruption insurance in an amount equal to all net operating income from the operation of the Mortgaged Property for a period as required by the Mortgage; and

o if applicable, insurance against loss or damage from explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus.

      The Mortgage Loans generally do not require the borrower to maintain earthquake insurance.

      With respect to many of the Mortgage Loans, the borrower has satisfied the applicable insurance requirements by obtaining blanket insurance policies. The mortgagee generally has the right to review and approval the blanket insurance policy, including the amount of insurance and the number of properties covered by the policy.


Casualty and Condemnation

      The Mortgage Loan documents typically provide that all material insurance proceeds or condemnation awards will be paid to the mortgagee if:

o     the Mortgaged Property is damaged by fire or another casualty; or

o any taking or exercise of the power of eminent domain occurs with respect to a Mortgaged Property.


In general, the mortgagee then has the option to either apply the proceeds or awards to the outstanding indebtedness of the Mortgage Loan, or allow the borrower to use the proceeds to restore the Mortgaged Property. However, if certain specified conditions are satisfied, the mortgagee may be required to pay the proceeds or awards to the borrower for restoration of the Mortgaged Property. In certain of the Mortgage Loans, the lease between the borrower and a tenant of all or part of the Mortgaged Property may require the borrower or the tenant to restore the Mortgaged Property if a casualty or condemnation occurs. In this case, the Mortgage Loan documents may permit the application of all applicable proceeds or awards to satisfy the requirement.


Financial Reporting

      The Mortgages generally contain a covenant that requires the borrower to provide the mortgagee with certain financial reports at least once a year about the borrower's operations at the Mortgaged Property. Such reports typically include information about income and expenses for the property for the period covered by such reports, and/or current tenancy information. However, in the case of owner-occupied properties, the borrower typically provides financial information for itself instead of the Mortgaged Property.


Delinquencies

      No Mortgage Loan was 30 or more days delinquent in respect of any Monthly Payment as of the Cut-off Date, or during the 12 months immediately preceding the Cut-off Date.


Borrower Escrows and Reserve Accounts

      In many of the Mortgage Loans, the borrower was required, or may under certain circumstances in the future be required, to establish one or more reserve or escrow accounts (such accounts, "Reserve Accounts") for those matters and in such amounts deemed necessary by the originator of the loan. These matters may include one or more of the following:

o     necessary repairs and replacements,

o     tenant improvements and leasing commissions,

o     real estate taxes and assessments,

o     water and sewer charges,

o     insurance premiums,

o     environmental remediation,

o improvements mandated under the Americans with Disabilities Act of 1990, or

o     deferred maintenance and/or scheduled capital improvements.

      Appendix II contains more specific information about the Reserve Accounts for each Mortgage Loan.


                  Certain Characteristics of the Mortgage Pool

Concentration of Mortgage Loans and Borrowers

      The largest single Mortgage Loan has a Cut-off Date Principal Balance that represents 2.9% of the Initial Pool Balance. The 3 largest individual Mortgage Loans (or sets of Cross-Collateralized Loans) represent in the aggregate 8.7% of the Initial Pool Balance. No set of Mortgage Loans made to a single borrower or to a single group of affiliated borrowers constitutes more than 2.4% of the Initial Pool Balance. See Appendix II for further information regarding these Mortgage Loans.


Environmental Risks

      Environmental site assessments were obtained for the Mortgaged Properties securing 168 of the Mortgage Loans (74.2%) during the 18-month period ending on the Cut-off Date. Environmental site assessments were obtained for the Mortgaged Properties securing 38 Mortgage Loans (15.9%) during the period from 18 months to 24 months prior to the Cut-off Date. No environmental site assessments were obtained for the Mortgaged Properties securing 4 Mortgage Loans (0.3%). However, the related originator obtained a secured creditor impaired property policy covering certain environmental matters with respect to these Mortgaged Properties.

      Except as described herein, where an environmental site assessment disclosed a known or potential material and adverse environmental condition, the originator required the borrower to:

o escrow funds deemed sufficient to ensure remediation of or to monitor the environmental issue;

o obtain an environmental insurance policy that covers the environmental issue; or

o establish an operations and maintenance plan that, if implemented, would prevent any material and adverse consequences resulting from the environmental issue.

      In some cases, the environmental consultant did not recommend that any action be taken with respect to a known or potential adverse environmental condition at a Mortgaged Property or a nearby property because:

o a remediation, under the supervision of an environmental regulatory agency, had been completed or was currently underway;

o an environmental regulatory agency had issued a "no further action" letter regarding the condition; or

o a responsible party with respect to the condition had already been identified.

      See "Risk Factors--Environmental Issues Relating to Specific Properties May Have an Adverse Effect on the Payment of Your Certificates" for more information about the environmental condition of certain Mortgaged Properties.

      Some of the Mortgaged Properties are in areas of known groundwater contamination or in the vicinity of sites containing "leaking underground storage tanks" or other potential sources of groundwater contamination. The environmental site assessments mentioned above generally do not anticipate that the borrower will have to undertake remedial investigations or actions at these sites. Further, the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 and certain state environmental laws provide for a third-party defense that generally would preclude liability for a party whose property is contaminated by off-site sources. In addition, in its final "Policy Toward Owners of Property Containing Contaminated Aquifers," dated May 24, 1995, the United States Environmental Protection Agency stated that it would not take enforcement actions against the owner of such property to require the performance of remediation actions or the payment of remediation costs. This policy statement is subject to certain conditions and applies only if the hazardous substances have come to be located on or in a property solely as a result of subsurface migration in an aquifer from a source or sources outside the property.

      Even if the owners of these Mortgaged Properties and the trust fund are not liable for such contamination, enforcement of the borrower's or the trust fund's rights against third parties may result in additional transaction costs. In addition, the presence of such contamination or potential contamination may affect the borrower's ability to:

o     refinance the Mortgage Loan using the Mortgaged Property as collateral, or

o     sell the Mortgaged Property to a third party.


The presence of such contamination or potential contamination may also affect the value of the Mortgaged Property that may be realized upon any foreclosure.

      You should understand that the results of the environmental site assessments do not constitute an assurance or guaranty by the underwriters, the depositor, the originators, the sellers, the borrowers, any environmental consultants or any other person as to the absence or extent of the existence of any environmental condition on the Mortgaged Properties that could result in environmental liability. Given the scope of the environmental site assessments, an environmental condition that affects a Mortgaged Property may not be discovered or its severity revealed during the course of the assessment.

      Further, no assurance can be given that future changes in applicable environmental laws, the development or discovery of presently unknown environmental conditions at the Mortgaged Properties or the deterioration of existing conditions will not require material expenses for remediation or other material liabilities. There can be no assurance that any hold-back or other escrow of funds to pay the cost of completing any clean-up, remediation or compliance actions with respect to a Mortgaged Property will be sufficient to complete such actions.


Geographic Concentration

      Mortgage Loans secured by Mortgaged Properties located in California and New York respectively represent approximately 13.6% and 13.5% of the Initial Pool Balance. Additionally, Mortgage Loans secured by Mortgaged Properties located in Pennsylvania, Michigan, Texas and New Jersey each represent at least 5%, but less than 10%, of the Initial Pool Balance. The occurrence of adverse economic conditions in any such jurisdiction may affect repayments of such Mortgage Loans or the value of the related Mortgaged Properties. Such Mortgaged Properties may be more susceptible to certain special hazard losses than properties located in other areas of the country. No more than 5% of the Initial Pool Balance is secured by Mortgaged Properties located in any other jurisdiction. See "Risk Factors--Increased Geographic Concentrations of Mortgaged Properties May Have an Adverse Effect on the Payment of Your Certificates" and Appendix I.


Zoning Compliance

      The originator for each Mortgage Loan generally received assurances that all of the improvements located upon each respective Mortgaged Property complied with all zoning laws in all respects material to the continued use of the related Mortgaged Property, or that the improvements qualified as permitted non-conforming uses. Where a Mortgaged Property is operated as a permitted non-conforming use, an analysis was generally conducted as to whether existing replacement cost hazard insurance or, if necessary, supplemental "law and ordinance coverage" would, in the event of a material casualty, be sufficient to satisfy the entire Mortgage Loan or, taking into account the cost of the repair, be sufficient to pay down that Mortgage Loan to a level that the remaining collateral would be adequate security for the remaining loan amount.


Tenant Matters

      Certain additional information regarding Mortgaged Properties that are owner occupied or leased in whole or in large part to a single tenant is listed in Appendix I. Generally, these owners or major tenants do not have investment-grade credit ratings. The major tenants generally occupy their premises pursuant to leases which may require them to pay all applicable real property taxes, maintain insurance over the improvements thereon and maintain the physical condition of such improvements. For 90 of the Mortgage Loans (35.0%), the owner or major tenant occupies 50% or more of the Mortgaged Property.


                                Other Information

      Each of the tables in Appendix I lists certain characteristics of the mortgage pool presented, where applicable, as of the Cut-off Date. The sum in any column of any of the tables in Appendix I may not add to 100% and may not equal the indicated total due to rounding. For a detailed presentation of certain of the characteristics of the Mortgage Loans and the Mortgaged Properties, on an individual basis, see Appendix II. For a brief summary of certain of the terms of the 12 largest Mortgage Loans, or groups of Cross-Collateralized Loans, see Appendix III.

      For purposes of the tables in Appendix I and for the information included in this prospectus supplement and in Appendix II and Appendix III the following definitions and assumptions apply:


Debt Service Coverage Ratio

      In general, income property lenders use debt service coverage ratios
(DSCR) to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property's ability to service the mortgage debt over the entire remaining loan term.

      For purposes of this prospectus supplement, including for the tables in Appendix I and the information in Appendix II and Appendix III, the "Debt Service Coverage Ratio" or "DSCR" for any Mortgage Loan (or group of Cross-Collateralized Loans) is the ratio of "Underwritable Cash Flow" estimated to be produced by the related Mortgaged Property or Properties to the annualized amount of debt service payable under that Mortgage Loan (or that group of Cross-Collateralized Loans).

      "Underwritable Cash Flow" in each case is an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a Mortgaged Property (consisting primarily of rental income) less the sum of:

o estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising),

o fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and

o recurring capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions.

Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization.

      In determining Underwritable Cash Flow for a Mortgaged Property, the seller relied on rent rolls and other generally unaudited financial information provided by the borrowers and calculated stabilized estimates of cash flow that took into consideration historical financial statements, material changes in the operating position of the Mortgaged Property of which the seller was aware (e.g., new signed leases or end of "free rent" periods and market data), and estimated recurring capital expenditures and reserves for leasing commission and tenant improvements. The seller made certain adjustments to particular items in the operating statements and operating information obtained from the borrowers, resulting in either an increase or decrease in the estimate of Underwritable Cash Flow derived therefrom. These adjustments were based upon the seller's evaluation of such operating statements and operating information and the assumptions applied by the borrowers in preparing such statements and information. Such adjustments may not have been consistent with generally accepted accounting principles. In certain cases, partial year operating income data was annualized, with certain adjustments for items deemed not appropriate to be annualized, or borrower supplied "trailing-12 months" income and/or expense information was utilized. In certain instances, historical expenses were inflated. For purposes of calculating Underwritable Cash Flow for Mortgage Loans where leases have been executed by one or more affiliates of the borrower, the rents under some of such leases have been adjusted to reflect market rents for similar properties. In some cases, lease rentals were adjusted to take into account rent reviews scheduled to occur within the next 12 months. Several Mortgage Loans are secured by Mortgaged Properties with newly constructed improvements and, accordingly, there were no historical operating results or financial statements available with respect to such Mortgaged Properties. In such cases, items of revenue and expense used in calculating Underwritable Cash Flow were generally derived from rent rolls, estimates set forth in the related appraisal or from borrower-supplied information.

      No assurance can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by the seller in determining the presented operating information.

      The Debt Service Coverage Ratios are presented for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the Mortgage Loan. Accordingly, no assurance can be given, and no representation is made that the Debt Service Coverage Ratios accurately reflect that ability.


Cut-off Date Loan-to-Value

      References in the tables to "Cut-off Date Loan-to-Value" or "Cut-off Date LTV" are references to the ratio, expressed as a percentage, of the Cut-off Date Principal Balance of a Mortgage Loan (or the aggregate principal balance of a group of Cross-Collateralized Loans) to the value of the related Mortgaged Property or Properties as determined by the most recent appraisal or market valuation of such Mortgaged Property, as described below.

      References to "Balloon LTV" or "Balloon LTV Ratio" are references to the ratio, expressed as a percentage of the principal balance of a Mortgage Loan (or the aggregate principal balance of a group of Cross-Collaterialized Loans) anticipated to be outstanding at its maturity date, or for a Hyper-Amortization Loan, at its Anticipated Repayment Date (calculated based on the Maturity Assumptions and a 0% CPR) to the value of the related Mortgaged Property or Properties as determined by the most recent appraisal or market valuation of such Mortgaged Property or Properties available to the depositor.

      No representation is made that any such value would approximate either the value that would be determined in a current appraisal of the related Mortgaged Property or the amount that would be realized upon a sale.

      Each Mortgaged Property was appraised at the request of the originator of the Mortgage Loan by a state certified appraiser or an appraiser belonging to the Appraisal Institute. The purpose of each appraisal was to provide an opinion of the fair market value of the Mortgaged Property. None of the depositor, the sellers, the master servicer, the special servicer, the underwriters, the trustee or the fiscal agent or any other entity has prepared or obtained a separate independent appraisal or reappraisal, unless such person was the originator of the Mortgage Loan. There can be no assurance that another appraiser would have arrived at the same opinion of value. No representation is made that any appraised value would approximate either the value that would be determined in a current appraisal of the Mortgaged Property or the amount that would be realized upon a sale. Accordingly, you should not place undue reliance on the loan-to-value ratios set forth in this prospectus supplement.


Year Built/Renovated

      References to "years built/renovated" are references to the later of the year in which a Mortgaged Property was originally constructed or the most recent year in which the Mortgaged Property was substantially renovated.


Weighted Averages

      References to "weighted averages" are references to averages weighted on the basis of the Cut-off Date Principal Balances of the Mortgage Loans.

                                   The Sellers

Midland Loan Services, Inc.

      Midland Loan Services, L.P., was organized under the laws of the State of Missouri in 1992 as a limited partnership. On April 3, 1998, Midland Loan Services, Inc., a newly formed, wholly owned subsidiary of PNC Bank, National Association, acquired substantially all of the assets of Midland Loan Services, L.P. Since 1994, Midland has been originating commercial and multifamily mortgage loans for the purpose of securitization. Midland is an affiliate of PNC Capital Markets, Inc. See "Master Servicer".

      42 of the Mortgage Loans (15.1%)will be sold by Midland to the depositor on the closing date. An additional 65 Mortgage Loans (37.1%) were originated by Midland and 34 of these loans (15.0%) were sold to the Midland Commercial Mortgage Loan Owner Trust III, a Delaware business trust, and 31 of these loans (22.1%) were sold to the Midland Commercial Mortgage Owner Trust IV, a Delaware business trust. The holders of the certificates for the Midland Owner Trusts will sell their certificates to Morgan Stanley Dean Witter Mortgage Capital Inc. on the closing date. On the closing date, Morgan Stanley Dean Witter Mortgage Capital Inc. intends to terminate the Midland Owner Trusts and transfer to the depositor the Mortgage Loans that were in the Midland Owner Trusts. Since Midland will be the only person responsible to the trust for breaches of the representations and warranties that relate to these Mortgage Loans and for defects in documentation related to these Mortgage Loans, it is referred to in this prospectus supplement as the seller of these Mortgage Loans.


CIBC Inc.

      CIBC Inc. is a majority-owned subsidiary of Canadian Imperial Holdings Inc. and is incorporated under the laws of Delaware. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is a subsidiary of Canadian Imperial Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its Agency located at 425 Lexington Avenue, New York, New York 10017. CIBC Inc. is a commercial finance company that originates commercial and multifamily real estate loans, purchases participations in loans from third-party lenders and otherwise extends credit to Fortune 1000 companies. CIBC Inc. has offices in Atlanta, Chicago, Houston, Dallas, San Francisco, Los Angeles and New York. The principal office of CIBC Inc. is located at 425 Lexington Avenue, New York, New York 10017.

      CIBC Inc. is an affiliate of CIBC World Markets Corp., formerly known as CIBC Oppenheimer Corp. Although CIBC World Markets is an indirect, wholly owned subsidiary of Canadian Imperial Bank of Commerce, it is solely responsible for its contractual obligations and commitments. Any securities products offered or recommended or purchased or sold in any client accounts by CIBC World Markets:

o     will not be insured by the Federal Deposit Insurance Corporation;

o will not be deposits or other obligations of Canadian Imperial Bank of Commerce;

o     will not be endorsed or guaranteed by Canadian Imperial Bank of Commerce;
      and

o will be subject to investment risks, including possible loss of principal invested.


Residential Funding Corporation

      Residential Funding Corporation is a direct wholly owned subsidiary of GMAC Mortgage Group, Inc. and was formed as a Delaware corporation. RFC Commercial is a division of RFC which originates and acquires loans secured by mortgages on commercial and multifamily real estate. Prior to origination or acquisition, RFC Commercial's staff underwrites all the loans. RFC maintains its principal office at 8400 Normandale Lake Boulevard, Suite 600, Minneapolis, Minnesota 55437. Its telephone number is (612) 832-7000. RFC Commercial's offices are located at 4800 Montgomery Lane, Suite 300, Bethesda, Maryland 20814 and its telephone number is (301) 215-6200. GMAC Commercial Mortgage Corporation is an affiliate of RFC.


                    Changes in Mortgage Pool Characteristics

      The description in this prospectus supplement of the mortgage pool and the Mortgaged Properties is based upon the mortgage pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the certificates, one or more Mortgage Loans may be removed from the mortgage pool if:

o     the depositor deems such removal necessary or appropriate, or

o     the loan is prepaid.

      A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the certificates, unless including such mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. Accordingly, the range of interest rates and maturities, as well as the other characteristics of the Mortgage Loans constituting the mortgage pool at the time the certificates are issued may vary from those described in this prospectus supplement.

      A Current Report on Form 8-K will be filed, together with the pooling and servicing agreement, with the Securities and Exchange Commission within 15 days after the closing date. If Mortgage Loans are removed from or added to the mortgage pool as set forth in the preceding paragraph, the removal or addition will be noted in the Form 8-K.


                   Representations and Warranties; Repurchase

      The following is a summary of certain of the representations and warranties to be made by each seller with respect to each of its Mortgage Loans. Other representations and warranties may also be required by the Rating Agencies or the purchasers of the privately offered certificates. The representations will be made as of the closing date or as of another date specifically stated in the representation or warranty. There may be exceptions to some of the representations and warranties.

1. The information in the schedule of the Mortgage Loans attached to the related mortgage loan purchase agreement is true and correct in all material respects as of the Cut-off Date.

2. The seller owns the Mortgage Loans and is conveying them free and clear of pledges, liens or security interests.

3. No scheduled payment of principal and interest under any Mortgage Loan is 30 days or more past due as of the Cut-off Date nor has been during the preceding 12-month period.

4. The related Mortgage constitutes a valid and enforceable first lien upon the related Mortgaged Property, subject to:

   o  creditors' rights limitations and general principles of equity,

   o liens for current real estate taxes and assessments not yet delinquent or accruing interest or penalties,

   o exceptions and exclusions specifically referred to in the lender's title insurance policy,

   o  purchase money security interests,

   o  other matters to which like properties are commonly subject,

   o the rights of tenants to remain at the related Mortgaged Property following foreclosure, and

   o the lien for another Mortgage Loan which is cross-collateralized with such Mortgage Loan.

5. The related Mortgage has not been satisfied, cancelled, rescinded or subordinated in whole or in material part.

6. The seller is not aware of any proceeding pending for the total or partial condemnation of the related Mortgaged Property.

7. The related Mortgaged Property is or will be covered by an American Land Title Association (or an equivalent or state-approved form) lender's title insurance policy that insures that the related Mortgage is a valid, first priority lien on such Mortgaged Property, subject only to the exceptions stated in the policy.

8. The proceeds of the Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect to such Mortgage Loan.

9. Each note, Mortgage and other agreement of the borrower with respect to the Mortgage Loan is its legal, valid and binding obligation, enforceable in accordance with its terms, subject to:

   o     the non-recourse provisions of the loan,

   o applicable state anti-deficiency or market value limit deficiency legislation,

   o bankruptcy, insolvency, reorganization and state laws related to creditors' rights, and

   o     general principles of equity.


      The pooling and servicing agreement will require that the custodian, the master servicer, the special servicer or the trustee notify the applicable seller upon its becoming aware:

o of any breach of certain representations or warranties made by that seller in its mortgage loan purchase agreement, or

o that any document required to be included in the mortgage file does not conform to the requirements of the pooling and servicing agreement. We refer to any such non-conformance as a "defect". See "The Pooling and Servicing Agreement--Assignment of the Mortgage Loans".

      The applicable mortgage loan purchase agreement provides that, if a breach or defect that materially and adversely affects the value of the Mortgage Loans or the interests of the trustee or the certificateholders is not cured within the applicable cure period, the applicable seller will either:

1. repurchase the affected Mortgage Loan for a purchase price (the "Repurchase Price") equal to the sum of:

   o     outstanding principal balance,

   o unpaid accrued interest at the applicable rate (in absence of a default and excluding any Deferred Interest) to, but not including, the date of repurchase,

   o the amount of any unreimbursed Servicing Advances relating to the Mortgage Loan,

   o     accrued interest on Advances (including P&I Advances) at the Advance
         Rate,

   o a fee payable to the special servicer in the amount of 0.25% of the outstanding principal balance of the Mortgage Loan,

   o the amount of any unpaid servicing compensation (other than master servicing fees and the standby special servicing fee) and trust fund expenses allocable to the Mortgage Loan, and

   o the amount of any expenses reasonably incurred by the master servicer, the special servicer or the trustee in respect of the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, or

2. substitute a Qualified Substitute Mortgage Loan for the affected Mortgage Loan and pay the trustee a shortfall amount equal to the difference between the Repurchase Price of the affected Mortgage Loan calculated as of the date of substitution and the Stated Principal Balance of the Qualified Substitute Mortgage Loan as of the date of substitution.

      Each of the mortgage loan purchase agreements provides that certain defects are conclusively presumed to materially and adversely affect the value of the Mortgage Loan or the interests of the trustee and the certficateholders.

      If the Mortgage Loan continues to be a "qualified mortgage" within the meaning of the REMIC provisions of the Internal Revenue Code of 1986, the applicable cure period will be 90 days commencing when the seller receives notice of or discovers that the Mortgage Loan is a defective Mortgage Loan. If the breach or defect cannot be cured within the 90-day period, then so long as the seller has commenced and is diligently proceeding with the cure of the breach or defect, the 90-day period will be extended for an additional 90 days. However, the seller will be entitled to an extension only if it delivers to the master servicer and the trustee an officer's certificate:

o     describing the measures being taken to cure the breach or defect,

o stating that it is possible to cure the breach or defect within the 90 day period, and

o stating that the Mortgage Loan continues to be a "qualified mortgage" within the meaning of the REMIC provisions of the Internal Revenue Code of 1986.

Furthermore, with respect to document defects for a defaulted Mortgage Loan, such additional cure period may not be permitted or may be shortened to end no later than 90 days after the applicable seller receives notice of or discovers that the Mortgage Loan is in default.

      If the breach or defect causes the Mortgage Loan to no longer be a "qualified mortgage" within the meaning of the REMIC provisions of the Internal Revenue Code of 1986, the applicable cure period will be 60 days commencing when the applicable seller, the depositor, the custodian, the master servicer, the special servicer or the trustee discovers such breach or defect, and no extension of the 60-day period will be permitted.

      If the seller is required to repurchase the Mortgage Loan or substitute a Qualified Substitute Mortgage Loan for the Mortgage Loan because of a breach or defect and such Mortgage Loan is one of a cross-collateralized group of Mortgage Loans, the seller will also be required to repuchase or substitute all of the other Mortgage Loans in the cross-collateralized group at the same time.

      A "Qualified Substitute Mortgage Loan" is a mortgage loan which must, on the date of substitution:

1. have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal Balance of the deleted Mortgage Loan as of the due date in the calendar month during which the substitution occurs;

2. have a mortgage rate not less than the Mortgage Rate of the deleted Mortgage Loan;

3.   have the same due date as the deleted Mortgage Loan;

4. accrue interest on the same basis as the deleted Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);

5. have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Mortgage Loan;

6. have an original loan to-value-ratio not higher than that of the deleted Mortgage Loan and a current loan-to-value ratio not higher than the then current loan-to-value ratio of the deleted Mortgage Loan;

7. comply as of the date of substitution with all of the representations and warranties listed in the applicable mortgage loan purchase agreement;

8. have an environmental report for the related Mortgaged Property, which will be part of the related mortgage file;

9. have an original debt service coverage ratio not less than the original debt service coverage ratio of the deleted Mortgage Loan and a current debt service coverage ratio not less than the then current debt service coverage ratio of the deleted Mortgage Loan;

10. be determined by an opinion of counsel to be a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Internal Revenue Code of 1986;

11. not have a maturity date after the date three years prior to the Rated Final Distribution Date;

12. not be substituted for a deleted Mortgage Loan unless the trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the rating assigned by the Rating Agency to any class of the certificates then rated by the Rating Agency. The seller will pay the cost, if any, of obtaining the confirmation;

13. not be substituted for a deleted Mortgage Loan if it would result in the termination of the REMIC status of REMIC I, REMIC II or REMIC III or the imposition of tax on REMIC I, REMIC II or REMIC III other than a tax on income expressly permitted or contemplated to be received by the terms of the pooling and servicing agreement; and

14. not be substituted for a deleted Mortgage Loan unless the operating adviser has approved the substitution based upon, among other things, an engineering report and the environmental report obtained for the Qualified Substitute Mortgage Loan, which approval may not be unreasonably withheld.

      If two or more mortgage loans are substituted for one or more deleted Mortgage Loans, then:

o the amounts described in clause (1) above will be determined on the basis of total principal balances,

o the rates described in clause (2) above will be determined on a weighted average basis, and

o the remaining term to stated maturity referred to in clause (5) above will be determined on a weighted average basis.

      When a Qualified Substitute Mortgage Loan is substituted for a deleted Mortgage Loan, the applicable seller will certify that the Qualified Substitute Mortgage Loan meets all of the requirements of the above definition and shall send the certification to the trustee.

      The obligations of the sellers to substitute, repurchase or cure constitute the sole remedies available to the trustee for the benefit of the holders of certificates for:

o a breach of a representation or warranty with regard to a Mortgage Loan by a seller, or

o     missing or defective Mortgage Loan documentation.


      If a seller defaults on its obligation to substitute, repurchase or cure, no other person will have an obligation to fulfill the seller's obligations. No assurance can be given that any seller will fulfill its obligations. If such obligations are not met, as to a Mortgage Loan that is not a "qualified mortgage" within the meaning of the REMIC provisions of the Internal Revenue Code of 1986, REMIC I, REMIC II and REMIC III may be disqualified.


                          ----------------------------

                                 MASTER SERVICER


                                   Background

      Midland Loan Services, L.P., was organized under the laws of the State of Missouri in 1992 as a limited partnership. On April 3, 1998, Midland Loan Services, Inc., a newly-formed, wholly-owned subsidiary of PNC Bank, National Association, acquired substantially all of the assets of Midland Loan Services, L.P. Midland is a real estate financial services company that provides loan servicing and asset management for large pools of commercial and multifamily real estate assets and that originates commercial real estate loans. Midland's address is:

      210 West 10th Street
      6th Floor
      Kansas City, Missouri 64105.

      Midland will serve as the master servicer for the trust fund. In addition, Midland and its affiliates are the seller with respect to 107 of the Mortgage Loans (52.2%). See "Description of the Mortgage Pool--The Sellers".

      Standard & Poor's Ratings Services and Fitch IBCA, Inc. have approved Midland as a master and special servicer for investment grade-rated commercial and multifamily mortgage-backed securities. Midland is also a HUD/FHA-approved mortgagee and a FannieMae-approved multifamily loan servicer.


                          Midland's Servicing Portfolio

      As of March 31, 2000, Midland was servicing approximately 14,385 commercial and multifamily loans with a principal balance of approximately $46.4 billion. The collateral for these loans is located in all 50 states, the District of Columbia, Puerto Rico and Canada. Approximately 10,094 of the loans, with a total principal balance of approximately $36.1 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. Midland also services newly-originated loans and loans acquired in the secondary market for:

o     financial institutions,

o     private investors, and

o     issuers of commercial and multifamily mortgage-backed securities.


                         -----------------------------

                                SPECIAL SERVICER


      GMAC Commercial Mortgage Corporation, a California corporation, will act as the special servicer pursuant to the pooling and servicing agreement. GMAC Commercial Mortgage Corporation is a wholly-owned direct subsidiary of GMAC Commercial Holding Corporation, which in turn is a direct subsidiary of GMAC Mortgage Group, Inc. GMAC Mortgage Group, Inc. is in turn a wholly-owned direct subsidiary of General Motors Acceptance Corporation. The principal offices of GMAC Commercial Mortgage Corporation are located at 650 Dresher Road, Horsham, Pennsylvania 19044.

      As of March 31, 2000, GMAC Commercial Mortgage Corporation was the special servicer of a portfolio of multifamily and commercial loans totaling approximately $40 billion in aggregate outstanding principal amount.

      The information in this prospectus supplement concerning the special servicer has been provided by GMAC Commercial Mortgage Corporation, and neither the depositor nor the underwriters make any representation or warranty as to the accuracy or completeness of such information.


                         -----------------------------

                         DESCRIPTION OF THE CERTIFICATES


                                     General

      The certificates are issued under the pooling and servicing agreement and will consist of 20 classes:

o     Class A-1 Certificates

o     Class A-2 Certificates

o     Class X Certificates

o     Class B Certificates

o     Class C Certificates

o     Class D Certificates

o     Class E Certificates

o     Class F Certificates

o     Class G Certificates

o     Class H Certificates

o     Class J Certificates

o     Class K Certificates

o     Class L Certificates

o     Class M Certificates

o     Class N Certificates

o     Class O Certificates

o     Class V Certificates

o     Class R-I Certificates

o     Class R-II Certificates

o     Class R-III Certificates

      We are only offering the class A-1, A-2, B, C, D and E certificates to you. See "The Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Certificates" and "Description of the Governing Document" in the prospectus for additional important information regarding the terms of the pooling and servicing agreement and the certificates. The pooling and servicing agreement will be filed with the Securities and Exchange Commission on Form 8-K within 15 days after the closing date.

      The certificates represent the entire beneficial ownership interest in a trust fund consisting primarily of:

o the Mortgage Loans and principal and interest due after the Cut-off Date and all payments under and proceeds of the Mortgage Loans received after the Cut-off Date (exclusive of Principal Prepayments received prior to the Cut-off Date and scheduled payments of principal and interest due on or before the Cut-off Date),

o any Mortgaged Property acquired on behalf of the trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an "REO Property"),

o funds or assets from time to time deposited in the Collection Account, the Distribution Account, the Interest Reserve Account and any account established in connection with REO Properties (an "REO Account"),

o the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans, and

o the depositor's rights and remedies under the applicable mortgage loan purchase agreement, and all of the mortgagee's right, title and interest in the Reserve Accounts.

      The class V certificates will evidence undivided interests in a grantor trust consisting of collections of Deferred Interest on the Mortgage Loans. The principal balance certificates and the interest only certificates will not receive any Deferred Interest collected on the Mortgage Loans.

      As described under "Material Federal Income Tax Consequences", the class R-I, R-II and R-III certificates will constitute "residual interests" in a REMIC. We do not anticipate that the residual certificates will receive any distributions of cash from the trust.

                     Principal Balances and Notional Amounts

      Upon initial issuance, each class of principal balance certificates will have the class principal balance set forth in the table on page S-5, which may vary by up to 5%.

      The principal balance of any class of principal balance certificates outstanding at any time represents the maximum amount that holders are entitled to receive as distributions allocable to principal. The principal balance of each class will be reduced by:

o     amounts distributed to the class as principal, and

o     any Realized Losses and Expense Losses allocated to the class.

      The "Stated Principal Balance" of each Mortgage Loan will generally equal its unpaid principal balance as of the Cut-off Date (or in the case of a Qualified Substitute Mortgage Loan as of the date of substitution), after applying payments due on or before that date (whether or not received), reduced (to not less than zero) on each subsequent distribution date by:

o any payments or other collections (or advances for such amounts) of principal of such Mortgage Loan that have been distributed on the certificates on such date or would have been distributed on such date if they had not been applied to cover Additional Trust Fund Expenses, and

o the principal portion of any Realized Loss allocable to such Mortgage Loan during the related Collection Period.

      However, except as stated in the discussion under "--Distributions--Treatment of REO Properties", if any Mortgage Loan is paid in full, liquidated or otherwise removed from the trust fund, the Stated Principal Balance of the Mortgage Loan will be zero beginning on the first distribution date following the Collection Period during which the event occurred.

                               Pass-Through Rates

      The rate per annum at which any class of offered certificates accrues interest from time to time is its "pass-through rate".

      The pass-through rates for the following classes of offered certificates are fixed at the following per annum rates:

Class               Pass-Through Rate

Class [A-1]               ____%
Class [A-2]               ____%


      These pass-through rates may not exceed the weighted average of the Net Mortgage Rates for the related distribution date, weighted on the basis of the Mortgage Loans respective Stated Principal Balances immediately before the distribution date.

      The pass-through rates for the [class B, class C, class D and class E] certificates for each interest accrual period will equal the weighted average of the Net Mortgage Rates for the related distribution date, weighted on the basis of the Mortgage Loans' respective Stated Principal Balances immediately before the distribution date.

      The "Net Mortgage Rate" for each Mortgage Loan is the interest rate for the Mortgage Loan minus the rates at which the master servicer fee, the standby special servicer fee and the trustee fee are computed. This calculation is made without giving effect to any Revised Interest Rate or any default rate. The Net Mortgage Rate for any Mortgage Loan will be determined without regard to any post-closing date modification, waiver or amendment of the Mortgage Loan's terms for purposes of calculating pass-through rates.

      The certificates accrue interest on the basis of a 360-day year consisting of twelve 30-day months. Therefore, when calculating the pass-through rate for each class of certificates for a distribution date, the Net Mortgage Rate of a Mortgage Loan that accrues interest on an actual/360 basis (the "Interest Reserve Loans") will be adjusted to an annual rate generally equal to a fraction, expressed as a percentage, the numerator of which is, subject to adjustment as described below, 12 times the amount of interest that accrued or would have accrued with respect to that Mortgage Loan on an actual/360 basis during the related interest accrual period, based on its Stated Principal Balance immediately preceding that distribution date and its mortgage interest rate in effect as of June 1, 2000 less the rates at which the related master servicer fee, the standby special servicer fee and the trustee fee are computed, and the denominator of which is the Stated Principal Balance of the Mortgage Loan immediately prior to that distribution date.

      Notwithstanding the foregoing, if the subject distribution date occurs during January (except during a leap year) or February, then, in the case of any particular Interest Reserve Loan, the numerator of the fraction described in the first bullet point of the preceding paragraph will be decreased by any Interest Reserve Amount with respect to that Mortgage Loan that is transferred from the Collection Account to the Interest Reserve Account during that month. Furthermore, if the subject distribution date occurs during March, then, in the case of any particular Interest Reserve Loan, the numerator of the fraction described in the first bullet point of the preceding paragraph will be increased by any Interest Reserve Amounts with respect to that Mortgage Loan that are transferred from the Interest Reserve Account to the Distribution Account during that month.

      See "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses".


                                  Distributions

Method, Timing and Amount

      Distributions on the certificates will be made on the 15th day of each month or, if the 15th is not a business day, then on the next business day, beginning in July, 2000.

      The "Record Date" for each distribution date is the last business day of the month preceding the month in which the distribution date occurs. Except for the final distribution, all distributions will be made by the trustee to the persons in whose names the certificates are registered at the close of business on the Record Date.

      The distributions will be made:

o by wire transfer of immediately available funds if the certificateholder provides the trustee with wiring instructions before the Record Date, or

o     otherwise by check mailed to the certificateholder.

      The final distribution on a certificate will be made only upon presentment or surrender of the certificate as specified in the notice of final distribution.

      The final distribution on any certificate will be determined without regard to possible future reimbursement of any Realized Loss or Expense Loss previously allocated to the certificate. Any distribution after the final distribution to reimburse a previously-allocated Realized Loss or Expense Loss will be made by check mailed to the certificateholder that surrendered the certificate. Such a distribution is possible, but unlikely.

      Distributions on a class of certificates are allocated among the outstanding certificates of the class based on their principal or notional balances.

Determining Available Funds

      The total distribution on the certificates will equal the Available Funds. The "Available Funds" for a distribution date in general will equal:

o amounts on deposit in the Collection Account at the close of business on the Determination Date, excluding:

      1. Monthly Payments collected but due on a due date after the related Collection Period,

      2. prepayment premiums and Deferred Interest (which are distributed separately),

      3. amounts payable or reimbursable to any person other than the certificateholders (including amounts payable to the master servicer, the special servicer, the trustee or the fiscal agent as compensation or to reimburse outstanding Advances, and amounts payable as Additional Trust Fund Expenses),

      4.    amounts deposited in the Collection Account in error,

      5.    Excess Liquidation Proceeds, and

      6. if the distribution date occurs during January of any year that is not a leap year or February of any year, the Interest Reserve Amounts for the Interest Reserve Loans to be deposited into the Interest Reserve Account; plus

o any P&I Advances and Compensating Interest Payments made for the distribution date and not already included; plus

o if the distribution date occurs during March of any year, the Interest Reserve Amounts in the Interest Reserve Account.

      "Principal Prepayments" are payments of principal on a Mortgage Loan that:

o     are received before the scheduled due date, and

o are not accompanied by interest representing the full amount of scheduled interest due in any month after the month of payment.

      The "Collection Period" for a distribution date:

o begins on the day after the Determination Date in the preceding month (or, in the case of the July 2000 distribution date, on the day after the Cut-off Date), and

o ends on the Determination Date in the month in which the distribution date occurs.

      The "Determination Date" for a distribution date is the fifth business day before the distribution date.

Applying Available Funds

       On each distribution date, the trustee will first apply Available Funds to make distributions to the holders of the senior certificates in the following order:

1. to pay interest to the holders of the classes of senior certificates, up to an amount equal to, and pro rata as among those classes in accordance with, the Distributable Certificate Interest for that class for that distribution date;

2. to pay principal from the Principal Distribution Amount for that distribution date:

      o     first to the holders of the class A-1 certificates; and

      o     second to the holders of the class A-2 certificates;
            in each case, up to an amount equal to the lesser of:

      (a)   the then-outstanding principal balance of the class; and

      (b)   the remaining portion of the Principal Distribution Amount.

      However, principal payments will be made to the class A-1 and class A-2 certificates up to an amount equal to, and pro rata based on, their outstanding class principal balances:

      o if the principal balance of the subordinate certificates has been reduced to zero; or

      o on the final distribution date, if the trust fund is terminated as discussed under "--Optional Termination" below; and

3. to reimburse the holders of the class A-1 and class A-2 certificates, up to an amount equal to, and pro rata as among those classes in accordance with the amount of Realized Losses and Expense Losses, if any, previously allocated to the class A-1 and class A-2 certificates and for which no reimbursement has previously been paid.

      On each distribution date, the holders of each class of subordinate certificates will be entitled to the following distributions, to the extent of the Available Funds remaining after all required distributions have been made on the senior certificates and each other class of subordinate certificates, if any, with an earlier alphabetical class designation:

1. distributions of interest, up to an amount equal to the Distributable Certificate Interest in respect of such class of certificates for that distribution date;

2. if the principal balance of the class A-1 and class A-2 certificates and each other class of subordinate certificates, if any, with an earlier alphabetical class designation has been reduced to zero, distributions of principal, up to an amount equal to the lesser of:

     (a)   the then-outstanding principal balance of that class, and

     (b) the remaining Principal Distribution Amount (or, on the final distribution date in connection with the termination of the trust fund, up to an amount equal to the then-outstanding principal balance of the class); and

3. distributions for the purpose of reimbursement, up to an amount equal to all Realized Losses and Expense Losses, if any, previously allocated to such class and for which no reimbursement has previously been paid.

      The trustee will pay any remaining Available Funds to the holders of the residual certificates.

      Reimbursement of previously allocated Realized Losses and Expense Losses will not constitute distributions of principal for any purpose and will not reduce the principal balances of the reimbursed certificates.


Distribution of Excess Liquidation Proceeds

      If the trust receives any Excess Liquidation Proceeds, those proceeds will be deposited into the Excess Liquidation Proceeds Account. On each distribution date, amounts on deposit in the Excess Liquidation Proceeds Account will be used to reimburse the holders of the principal balance certificates (in order of alphabetical class designation) for, and to the extent of, unreimbursed Realized Losses or Expense Losses previously allocated to them. Distributions will be made to the holders of the class A-1 and class A-2 certificates pro rata as between such classes in accordance with the respective then-outstanding aggregate certificate balances of such certificates. The depositor does not expect that certificateholders will receive any distributions of Excess Liquidation Proceeds. See "The Pooling and Servicing Agreement--Accounts--Excess Liquidation Proceeds Account".

      "Excess Liquidation Proceeds" means the excess of:

o all liquidation proceeds from the sale or liquidation of a Mortgage Loan or related REO Property, net of any related liquidation expenses and any related Advances and interest thereon, over

o     the amount needed to pay off the Mortgage Loan in full.


      Reimbursement of previously allocated Realized Losses or Expense Losses will not constitute distributions of principal for any purpose and will not reduce the principal balances of the reimbursed certificates.


Distributable Certificate Interest

      The "Distributable Certificate Interest" for each class of certificates will equal:

o the interest accrued for the prior calendar month, at the applicable pass-through rate on the principal balance or notional amount of the class at the close of the preceding distribution date (or in the case of the first distribution date, the Cut-off Date),

o reduced (to not less than zero) by the class's allocable share of any Net Aggregate Prepayment/Balloon Payment Interest Shortfall for the distribution date, and

o increased by the class's Class Interest Shortfall, if any, for the distribution date.

      See "--Prepayment Interest  Excesses and Shortfalls" below.


      The "Class Interest Shortfall" for a class of certificates for a distribution date equals:

o     zero on the initial distribution date; and

o     for subsequent distribution dates, the excess, if any, of:

      1. all Distributable Certificate Interest for the class on the preceding distribution date,

                  over

      2. all distributions of interest made for the class on the preceding distribution date.


Principal Distribution Amount

      The "Principal Distribution Amount " for any distribution date will, in general, equal the following:

o the principal portions of all Monthly Payments (other than balloon payments) and Assumed Monthly Payments due or deemed due, as the case may be, on the Mortgage Loans on the due dates occurring during the related Collection Period; plus

o all payments (including voluntary principal prepayments and balloon payments) and other collections received on the Mortgage Loans during the related Collection Period that were identified and applied by the master servicer as recoveries of principal, in each case net of any portion of such amounts that represents a payment or other recovery of the principal portion of any Monthly Payment (other than a balloon payment) due, or the principal portion of any Assumed Monthly Payment deemed due, on a Mortgage Loan on a due date during or prior to the related Collection Period and not previously paid or recovered.

      If on any distribution date the aggregate amount of distributions of principal made on the principal balance certificates is less than the Principal Distribution Amount, then the amount of the shortfall will be included in the Principal Distribution Amount for the next distribution date.

      The "Monthly Payment" for any Mortgage Loan (other than any REO Mortgage
Loan) will, in general, be the scheduled payment of principal and/or interest (excluding balloon payments, default interest and Deferred Interest) due from time to time. The Monthly Payment will be adjusted for any waiver, modification or amendment of the terms of the Mortgage Loan whether agreed to by the master servicer or special servicer, or resulting from a bankruptcy or similar proceeding.

      The "Assumed Monthly Payment"

o for a balloon loan that is delinquent as to all or any portion of its balloon payment beyond the end of the Collection Period in which its original maturity date occurs, is an amount that is deemed due on its original maturity date and on each successive due date that it remains or is deemed to remain outstanding. This amount is equal to the Monthly Payment that would have been due if the balloon payment had not become due, and the loan had continued to amortize under the amortization schedule, if any, in effect immediately prior to maturity and had continued to accrue interest in accordance with its terms in effect immediately prior to maturity.

o for a Mortgage Loan as to which the related Mortgaged Property has become an REO Property, is an amount that is deemed due on each due date while the REO Property remains part of the trust fund. This amount is equal to the Monthly Payment (or, in the case of a balloon loan described in the preceding bullet point, the Assumed Monthly Payment) due on the last due date before acquisition of the REO Property.


Distributions of Prepayment Premiums

      Any prepayment premium collected during a Collection Period will be distributed on the next distribution date. Prepayment premiums distributed to the holders of a class of certificates may be insufficient to compensate them fully for any loss in yield attributable to the related Principal Prepayments.

      Any prepayment premium will be distributed as follows. The holders of the class A, class B, class C, class D, class E and class F certificates receiving principal distributions on such distribution date will be entitled to a total amount equal to the lesser of:

o     the prepayment premium, and

o     the prepayment premium multiplied by a fraction:

      1. the numerator of which equals the excess, if any, of:

         o the pass-through rate applicable to the most senior class of the outstanding class A, class B, class C, class D, class E and class F certificates (or, if both classes of class A certificates are still outstanding, the class A-1 certificates), over

         o     the Discount Rate, and

      2. the denominator of which equals the excess, if any, of the interest rate for the prepaid Mortgage Loan, over the Discount Rate.

      If more than one of the class A-1, class A-2, class B, class C, class D, class E and class F certificates is entitled to principal distributions on the distribution date, the amount described in the preceding sentence will be allocated among the classes in proportion to the principal distributions to which they are entitled on the distribution date. Some certificates that receive principal may not receive prepayment premiums based on the above fraction.

      All prepayment premiums not distributed to holders of these principal balance certificates will be distributed to the holders of the interest only certificates.

      The "Discount Rate" is the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually.

      The "Treasury Rate" is the yield calculated by the linear interpolation of the yields of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date (or
Hyper-Amortization Date, if applicable) of the Mortgage Loan prepaid. The trustee will use the yields reported in Federal Reserve Statistical Release H.15
- Selected Interest Rates under the heading "U.S.

government securities/Treasury constant maturities" for the calendar week before the Principal Prepayment. If Release H.15 is no longer published, the trustee will select a comparable publication to determine the Treasury Rate.

                           Treatment of REO Properties

      If the trust fund acquires a Mortgaged Property through foreclosure, deed in lieu of foreclosure or otherwise, then, until the REO Property is liquidated, the related Mortgage Loan (an "REO Mortgage Loan") will be treated as outstanding for several purposes, including:

o     determining distributions on the certificates,

o     allocations of Realized Losses and Expense Losses to the certificates,

o computing master servicing fees, special servicing fees and trustee fees, and

o     determining pass-through rates and the Principal Distribution Amount.

      Net operating revenues and other net proceeds derived from such REO Property will be "applied" by the master servicer as principal, interest and other amounts "due" on the Mortgage Loan. With some exceptions, the master servicer, the trustee and the fiscal agent are required to make P&I Advances on the REO Mortgage Loan, if proceeds received from the REO Property are less than the Assumed Monthly Payment for the REO Mortgage Loan. See "The Pooling and Servicing Agreement--Advances".


                      Appraisal Reductions of Loan Balances

      An Appraisal Reduction will be calculated following the earliest of any of the following "Appraisal Reduction Events" affecting a Mortgage Loan:

o the third anniversary of the effective date of a modification agreed to by the special servicer that extends a Mortgage Loan's maturity date without changing the amount of the Monthly Payment,

o     90 days after an uncured delinquency occurs on a Mortgage Loan,

o 30 days after a receiver is appointed or an involuntary bankruptcy proceeding commences,

o     immediately after a borrower declares bankruptcy, and

o     immediately after a Mortgage Loan becomes an REO Mortgage Loan.


      The "Appraisal Reduction" for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to:

o the outstanding Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period, less

o     the excess, if any, of:

      1. 90% of the sum of:

         (a) the appraised or otherwise estimated value of the related Mortgaged Property or Properties, plus

         (b) the amount of all reserves and escrows that are pledged as collateral for the Mortgage Loan (other than those that are for taxes and insurance), but only to the extent that such amounts are not taken into account in determining the appraised or otherwise estimated value of the related Mortgaged Property or Properties over

      2. the sum of:

         (a) all unpaid interest on the principal balance of the Mortgage Loan (without giving effect to any default rates or Revised Interest Rates), but only if not previously advanced by the master servicer, the trustee or the fiscal agent,

         (b) all unreimbursed Advances for the Mortgage Loan, plus interest at the Advance Rate,

         (c) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts, including, if applicable, ground rents, due and unpaid under the Mortgage Loan (which taxes, premiums and other amounts have not been escrowed or the subject of an Advance), and

         (d)   unpaid special servicing compensation.

      Within 60 days (or such longer period as the special servicer is (as certified thereby to the Trustee in writing) diligently and in good faith proceeding to obtain such appraisal or internal valuation) after the special servicer becomes aware of an Appraisal Reduction Event, the special servicer must:

o obtain a fair market value appraisal of the related Mortgaged Property or REO Property from an independent appraiser who is a member of the Appraisal Institute, with at least five years experience in the related property type and in the jurisdiction in which the Mortgaged Property or REO Property is located, or

o at its discretion, conduct an internal property valuation in accordance with the servicing standard if the Mortgage Loan has an outstanding principal balance equal to or less than an amount determined by the Rating Agencies, which will be specified in the pooling and servicing agreement.

      Each of the above is referred to as an "Updated Appraisal". If the special servicer has completed or obtained an appraisal or internal valuation during the prior 12 months, the special servicer may use that appraisal or valuation as the "Updated Appraisal" for purposes of calculating the Appraisal Reduction, if using such appraisal or valuation is consistent with the servicing standard. The master servicer will pay the cost of any Updated Appraisal as a Servicing Advance, unless the Updated Appraisal is an internal valuation performed by the special servicer or if the Advance would be a nonrecoverable Advance.

      If the special servicer is not using a previously obtained appraisal or internal valuation to calculate the Appraisal Reduction, the special servicer must estimate the value of the related Mortgaged Property or REO Property (the "Appraisal Reduction Estimate"). This estimate will be used to calculate the Appraisal Reduction until the Updated Appraisal is completed.

      The special servicer will calculate the Appraisal Reduction based on the Updated Appraisal or the special servicer's Appraisal Reduction Estimate. If the Appraisal Reduction is calculated using the Appraisal Reduction Estimate, then on the first distribution date after the delivery of the Updated Appraisal, the special servicer will adjust the Appraisal Reduction to take into account the Updated Appraisal.

      The special servicer will obtain annual updates of the Updated Appraisal during the continuance of an Appraisal Reduction Event. The master servicer will pay the cost of such annual updates as a Servicing Advance, unless the Advance would be nonrecoverable. In addition, the operating adviser may at any time request the special servicer to obtain (at the operating adviser's expense) an Updated Appraisal. The special servicer will recalculate the Appraisal Reduction each time an Updated Appraisal is obtained. The special servicer will deliver a copy of each Updated Appraisal to the master servicer, the trustee and the operating adviser within 15 days after it receives the Updated Appraisal. The trustee will deliver each Updated Appraisal to the holders of the privately offered certificates (other than the holders of the deferred interest certificates and the residual certificates) within 15 days after it receives the Updated Appraisal from the special servicer.

      The Appraisal Reduction will be eliminated upon full payment or liquidation of the Mortgage Loan or if the Mortgage Loan becomes a Corrected Mortgage Loan.

      An Appraisal Reduction:

o will reduce the master servicer's, the trustee's and the fiscal agent's obligation to advance delinquent interest on the Mortgage Loan;

o may reduce current distributions to one or more of the then most subordinate classes of principal balance certificates; and

o may cause an Expense Loss to be allocated to one or more of the then most subordinate classes of principal balance certificates.

      See "The Pooling and Servicing Agreement--Advances".


     Application of Realized Losses and Expense Losses to Principal Balances

      If immediately following distributions on any distribution date the Stated Principal Balance of the Mortgage Pool is less than the total principal balance of the principal balance certificates, then the principal balances of the various classes of the principal balance certificates will be reduced as follows:

o First, the principal balances of the various classes of the subordinate certificates will be reduced, sequentially in reverse alphabetical order beginning with the class O certificates. The principal balance of the lowest class will be reduced until:

      o     the deficit is reduced to zero; or

      o     the principal balance of that class is reduced to zero.

o Any deficit remaining after reducing the principal balance of the most subordinate class to zero will be applied to reduce the principal balance of the next lowest class, and so forth until the deficit is eliminated or until the total principal balance on all the subordinate certificates is reduced to zero.

      If any portion of the deficit remains after the total principal balance of all the subordinate certificates is reduced to zero, then the class principal balances of the class A-1 and class A-2 certificates will be reduced, in proportion to their remaining class principal balances, until:

o     the deficit is reduced to zero; or

o the principal balances of the class A-1 and class A-2 certificates are reduced to zero.

      In general, any such deficit will result from Realized Losses and/or Expense Losses on the Mortgage Loans. Accordingly, these reductions in the principal balances allocate Realized Losses and Expense Losses among the certificates.

      Within a given class of principal balance certificates, Realized Losses and Expense Losses will be allocated to holders in proportion to their percentage interests in the class.

      Realized Losses arise when the master servicer becomes unable to collect all amounts due and owing under a Mortgage Loan for any reason, including:

o     fraud;

o     bankruptcy; or

o     an uninsured casualty loss.

      If the Mortgage Loan and any related REO Property have been fully liquidated, the "Realized Loss" would equal:

o     the sum of:

      1. the outstanding principal balance;

      2. accrued and unpaid interest on the loan to but not including the due date in the Collection Period when the liquidation occurs, excluding Deferred Interest and default interest in excess of the mortgage interest rate;

      3. all unreimbursed Servicing Advances; and

      4. all outstanding liquidation expenses;

                                      minus

o     the total liquidation proceeds received, if any.

      If any part of the debt due under a Mortgage Loan is forgiven, then the amount forgiven would also be a Realized Loss.

      The trust fund incurs "Expense Losses" when it pays Additional Trust Fund Expenses.

      "Additional Trust Fund Expenses" include, among other things:

o     special servicing fees, workout fees and disposition fees,

o interest on Advances not paid from default interest or late payment charges on the related Mortgage Loan as and to the extent described in "The Pooling and Servicing Agreement - Advances",

o the cost of legal opinions obtained as part of servicing the loans and administering the trust fund, if these costs are not covered by a Servicing Advance or paid by a borrower,

o certain unanticipated, non-Mortgage Loan specific expenses of the Trust Fund, including:

      1. indemnities and reimbursements to the trustee, the fiscal agent, the master servicer, the special servicer and the depositor, and

      2. certain federal, state and local taxes, and related expenses payable out of the trust fund, and

o other trust fund expenses not included in the calculation of Realized Loss for which there is no corresponding collection from a borrower.


                   Prepayment Interest Excesses and Shortfalls

      If a borrower prepays all or part of a Mortgage Loan or makes a balloon payment on a Mortgage Loan on or before the Determination Date in any calendar month and pays interest which accrued on the prepayment or balloon payment from the beginning of the calendar month through the day preceding the prepayment date or balloon payment date, then such interest (less related master servicer fees), is a "Prepayment/Balloon Payment Interest Excess".

      If a borrower prepays all or part of a Mortgage Loan or makes a balloon payment on a Mortgage Loan after the Determination Date in a calendar month and does not pay interest on the prepayment or balloon payment through the end of the calendar month, then this shortfall in a full month's interest on the prepayment (less related master servicer fees) is a "Prepayment/Balloon Payment Interest Shortfall".

      Prepayment/Balloon Payment Interest Excesses collected during a Collection Period will be used to offset Prepayment/Balloon Payment Interest Shortfalls during the Collection Period. The master servicer will retain any remaining amount as additional servicing compensation.

      The master servicer must pay out of its own funds, without right of reimbursement, any Prepayment/Balloon Payment Interest Shortfalls in respect of the Mortgage Loans that are not offset by Prepayment/Balloon Payment Interest Excesses. However, the maximum amount that the master servicer must pay is the Stated Principal Balance of the Mortgage Loans on which it has received its master servicing fee for such distribution date multiplied by 0.02% per annum. Any payment that the master servicer makes to cover such shortfalls will be a "Compensating Interest Payment".

      The total of all Prepayment/Balloon Payment Interest Shortfalls remaining in a Collection Period after offsetting Prepayment/Balloon Payment Interest Excesses and applying Compensating Interest Payments, is the "Net Aggregate Prepayment/Balloon Payment Interest Shortfall" for the distribution date.

      The trustee will allocate any Net Aggregate Prepayment/Balloon Payment Interest Shortfall among the certificates in proportion to the interest accrued on each class for the distribution date. Such an allocation will reduce the Distributable Certificate Interest for each class.

      See "The Pooling and Servicing Agreement--Servicing Compensation and Payment of Expenses".


                        Scheduled Final Distribution Date

      The "Scheduled Final Distribution Date" for a class of certificates is the distribution date on which its principal balance or notional amount would become zero if there is no:

o     early termination of the trust,

o     repurchase of any loan,

o     default or delinquency on any loan,

o prepayment of any kind, except that Hyper-Amortization Loans are assumed to pay on their Anticipated Repayment Dates, or

o     modification or extension of any loan.

      It is very unlikely that these assumptions will hold true.

      The Scheduled Final Distribution Date for each class of the offered certificates is the distribution date in the month and year listed for such class in the "Scheduled Final Distribution Date" column in the table on the cover page. These Scheduled Final Distribution Dates were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any Mortgage Loans that may be delinquent. Accordingly, if there are defaults on the Mortgage Loans, the actual final distribution date for one or more classes may be later, and could be substantially later, than the related Scheduled Final Distribution Date(s).

      Since the rate of payment (including voluntary and involuntary prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and may exceed such scheduled rate by a substantial amount, the actual final distribution date for one or more classes may be earlier, and could be substantially earlier, than the related Scheduled Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors. No assurance can be given as to actual payment experience.


                                  Subordination

      The right of each class of subordinate certificates to receive principal and interest distributions is subordinated to the rights of:

o     the senior certificates, and

o each other class of subordinate certificates with an earlier alphabetical class designation.

      This subordination is intended to:

o protect the senior certificates against losses associated with delinquent and defaulted Mortgage Loans, and

o enhance the likelihood of timely receipt by senior certificateholders of the full amount of Distributable Certificate Interest payable to them, and the ultimate receipt by the class A-1 and class A-2 certificateholders of principal equal to the initial class principal balance of those classes.

      Similarly, but to decreasing degrees, this subordination is also intended to increase the likelihood that the holders of the other classes of offered certificates will timely receive all of the Distributable Certificate Interest payable on their certificates on each distribution date, and that they will eventually be paid all of their principal.

      The subordination will be accomplished by:

o     applying Available Funds as described above under "--Distributions", and

o allocating Realized Losses and Expense Losses to the principal balance certificates in reverse alphabetical order.

      Realized Losses and Expense Losses are allocated to the class A-1 and class A-2 certificates in proportion to their principal balances.

      No other form of credit enhancement is provided.


                              Optional Termination

      If on any distribution date the total Stated Principal Balance of the Mortgage Loans is less than 1% of the Initial Pool Balance, then each of the following (in this order) has an option to terminate the trust:

o     the majority holders of the Controlling Class,

o     the master servicer,

o     the special servicer, and

o     the holder of the majority of the class R-I certificate interests.

      The termination is effected by purchasing all the Mortgage Loans and all property acquired in respect of any Mortgage Loan then remaining in the trust fund. Termination would cause early retirement of all then-outstanding certificates.

      The option exercise price equals the sum of:

o 100% of the total unpaid principal balance of the remaining Mortgage Loans other than:

      1. loans as to which the special servicer has determined all payments or recoveries have been made, and

      2.    loans as to which the Mortgaged Property has become an REO Property,

o accrued and unpaid interest on those loans to the due date in the Collection Period when the termination occurs,

o     unreimbursed Servicing Advances plus interest at the Advance Rate, and

o the fair market value of any other property (including REO Property) remaining in the trust fund.

      The option exercise price, net of amounts payable to persons other than certificateholders, will constitute Available Funds for the final distribution date.


                                  Voting Rights

      At all times during the term of the pooling and servicing agreement the voting rights for the certificates will be allocated as follows:

o 98% to the holders of the classes of principal balance certificates in proportion to the principal balances of those classes, and

o     2% to the holders of the interest only certificates.

      Each certificateholder of a class will share in the voting rights of that class in proportion to the certificateholder's percentage interest in the class.


                         Delivery, Form and Denomination

Book-Entry Certificates

      Initially, the offered certificates will be registered in the name of a nominee of The Depository Trust Company. Investors will hold their beneficial interests in the offered certificates through the book-entry facilities of DTC. Investors will not receive physical certificates except in the limited circumstances described below.

      DTC has informed the depositor that its nominee will be Cede & Co. Accordingly, Cede &

Co. is expected to be the holder of record of the offered certificates. Certificateholders may also hold certificates through Clearstream Banking, societe anonyme, Luxembourg or Euroclear (in Europe), if they are participants in those systems or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' certificates accounts in Clearstream's and Euroclear's names on the books of their respective depositaries, which in turn will hold such positions in customers' certificates accounts in the depositaries' names on the books of DTC.

      Transfers between DTC participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their rules.

      Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC in accordance with DTC rules through Clearstream's or Euroclear's depositary. Clearstream participants and Euroclear participants may not deliver instructions directly to these depositaries.

      Because of time-zone differences, credits of certificates received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent certificates settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such certificates settled during such processing will be reported to the relevant Euroclear or Clearstream participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of certificates by or through a Clearstream participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date, but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

      The trustee will not be responsible for monitoring or restricting transfer of ownership interests in offered certificates through the book-entry facilities of DTC.

      In DTC's book-entry system, a purchaser purchases through, or as, a direct participant. The direct participant receives credit for the certificates on DTC's records. The ownership interest of each beneficial owner is ultimately reflected on the records of one of DTC's direct or indirect participants. Beneficial owners are expected to receive written confirmations detailing the transaction and periodic statements of their holdings, from the direct or indirect DTC participant with whom the beneficial owner dealt. Neither the depositor, the trustee, the master servicer, the special servicer, the fiscal agent nor any paying agent is responsible for records of ultimate beneficial ownership or for payments to ultimate beneficial owners.

      So long as any class of offered certificates are held in book-entry form:

o actions by certificateholders will be taken by DTC upon instructions from its participants, who in turn receive instructions directly or indirectly from the beneficial owners of those certificates, and

o distributions, notices, reports and statements to certificateholders will be sent to DTC or its nominee as the registered holder of those certificates for ultimate distribution to beneficial owners of those certificates in accordance with DTC procedures and applicable law.

      Neither DTC nor its nominee will consent or vote with respect to the offered certificates. Instead, DTC and its nominee take steps to facilitate consent or voting in accordance with instructions from participants, who in turn are expected to follow instructions issued by the beneficial owners of those certificates.

      Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and certain banks, a beneficial owner may be able to pledge or otherwise deal in offered certificates only with persons that participate in the DTC system.

      Under a book-entry format, beneficial owners may experience delays in their receipt of payments, since distributions by the trustee or a paying agent on behalf of the trustee will be paid directly to DTC's nominee.

      If DTC or a direct or indirect participant becomes insolvent, then the ability of ultimate beneficial owners to obtain timely payment may be impaired. If an insolvency causes a loss that exceeds the limits of applicable Securities Investor Protection Corporation insurance or if such coverage is unavailable, the ultimate payment of amounts distributable on offered certificates may be impaired.

Definitive Certificates

      The trustee will issue definitive physical certificates to certificateholders only if:

o     the depositor elects to terminate the book-entry system, or

o DTC is no longer willing or able to act as depositary and the depositor cannot locate a qualified successor to DTC.

      The trustee would then issue definitive physical certificates upon surrender of the physical certificates held by DTC with instructions from DTC for registering definitive physical certificates in the names of the beneficial owners. Upon becoming registered holders of certificates, those beneficial owners will then be entitled directly to:

o     receive payments,

o     exercise voting rights, and

o     transfer and exchange their certificates.

      Definitive certificates will be transferable and exchangeable at the offices of the trustee, the certificate registrar or another transfer agent.


Denominations

      The trust will issue class A certificates in minimum denominations of $25,000 initial principal balance (and any larger whole dollar amount). The trust will issue the remaining classes of offered certificates in minimum denominations of $50,000 initial principal balance (or any larger whole dollar amount). However, the trust may issue one certificate for each class in a lower denomination to make up the difference between certificate interests sold and the total amount offered.


              Registration and Transfer of Definitive Certificates

      Subject to the restrictions in the pooling and servicing agreement, holders may transfer or exchange any definitive physical certificate in whole or in part. No transfer or exchange can be of an amount smaller than the denominations specified under "--Delivery, Form and Denomination
--Denominations" above. The registered holder or his attorney-in-fact must surrender the definitive certificate at the corporate trust office of the certificate registrar appointed under the pooling and servicing agreement or at the office of any transfer agent. The certificate must be accompanied by:

o an executed instrument of assignment and transfer, in the case of transfer, or

o     a written request for exchange, in the case of exchange.

      The certificate registrar will cancel the old certificate and execute and deliver (or mail) a new definitive certificate to the appropriate person within a reasonable period of time.

      New certificates sent by first class mail will be sent at the risk of the transferee or holder to the address specified by the person presenting the old certificates for transfer or exchange and requesting such mailing.

      The certificate registrar may decline to register an exchange or transfer during the 15 days preceding any distribution date.

      The certificate registrar will not charge a fee for registering a transfer or exchange. However, the certificate registrar may require the transferor of a privately offered certificate to reimburse it for any tax, expense or other governmental charge it incurs in effecting the transfer.

      For a discussion of certain transfer restrictions, see "ERISA Considerations".

                         -----------------------------

                        YIELD AND MATURITY CONSIDERATIONS


      The yield on any offered certificate will depend on:

o     the pass-through rate in effect from time to time for the certificate;

o     the price paid for the certificate, plus accrued interest;

o     the rate and timing of payments of principal on the certificate; and

o     the aggregate amount of distributions on the certificate.


                      Rate and Timing of Principal Payments

      The yield to holders of any offered certificates purchased at a discount or premium will be affected by the rate and timing of principal payments made in reduction of the principal balance of those certificates. As described in this prospectus supplement, the Principal Distribution Amount for each distribution date generally will be distributed to the holders of the class A-1 certificates until their principal balance is reduced to zero, and then will be distributed to the holders of each remaining class of principal balance certificates, sequentially in alphabetical order of class designation, in each case until the principal balance of each class of certificates is, in turn, reduced to zero.

      The rate and timing of principal payments made in reduction of the principal balance of the offered certificates will be directly related to the rate and timing of principal payments on the Mortgage Loans, which will in turn be affected by:

o the amortization schedules of the loans, including any hyper-amortization of a Hyper-Amortization Loan following its Anticipated Repayment Date,

o    the dates on which balloon payments are due, and

o the rate and timing of Principal Prepayments and other unscheduled collections on the loans, including:

     1. liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or

     2. repurchases of Mortgage Loans out of the trust fund in the manner described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase" and "Description of the Certificates--Optional Termination".


      Prepayments, liquidations and repurchases of the Mortgage Loans will result in distributions on the principal balance certificates of amounts that would otherwise have been distributed over the remaining terms of the Mortgage Loans. Conversely, defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the principal balance certificates) while work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved. The yield to investors in the subordinate certificates will be very sensitive to the timing and magnitude of losses on the Mortgage Loans due to liquidations following a default, and will also be very sensitive to delinquencies in payment. In addition, the special servicer has the option, subject to certain limitations, to extend the maturity of Mortgage Loans following a default in the payment of a balloon payment. See "The Pooling and Servicing Agreement--Servicing of the Mortgage Loans; Collection of Payments" and "--Realization Upon Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.

      The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation:

o the terms of the Mortgage Loans (for example, the provisions requiring the payment of prepayment premiums and amortization terms that require balloon payments),

o    prevailing interest rates,

o    the market value of the Mortgaged Properties,

o the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located,

o the general supply and demand for such facilities (and their uses) in the areas in which the Mortgaged Properties are located,

o    the quality of management of the Mortgaged Properties,

o    the servicing of the Mortgage Loans,

o    federal and state tax laws (which are subject to change), and

o    other opportunities for investment.


      The rate of prepayment on the mortgage pool is likely to be affected by the amount of any required prepayment premiums and the borrowers' ability to refinance their related Mortgage Loans. If prevailing market interest rates for mortgage loans of a comparable type, term and risk level have decreased enough to offset any required prepayment premium, a borrower may have an increased incentive to refinance its Mortgage Loan for purposes of converting to another fixed rate loan with a lower interest rate.

      However, the ability of a borrower to refinance its Mortgage Loan will be affected not only by prevailing market rates, but also by the current market value of the Mortgaged Property.

      See "Risk Factors--Yield Considerations" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

      You should consider the risk that rapid rates of prepayments on the Mortgage Loans, and corresponding increased payments of principal on the principal balance certificates, may coincide with periods of low prevailing interest rates. During these periods, the effective interest rates on securities in which you may choose to reinvest amounts paid to you as principal may be lower than the yield on your certificate. Conversely, slower rates of prepayments on the Mortgage Loans, and corresponding decreased payments of principal on the principal balance certificates, may coincide with periods of high prevailing interest rates. During these periods, the amount of principal payments available to you for reinvestment at such high prevailing interest rates may be relatively small. In addition, some borrowers may sell Mortgaged Properties in order to realize their equity therein, to meet cash flow needs or to make other investments. Some borrowers may also be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

      If the markets for commercial and multifamily real estate experience an overall decline in property values, the outstanding balance of a Mortgage Loan could exceed the value of the Mortgaged Property. A borrower under a non-recourse loan would then have a decreased incentive to fund operating cash flow deficits and, as a result, actual losses could be higher than you originally anticipated.

      Neither the depositor nor the sellers make any representation as to:

o the particular factors that will affect the rate and timing of prepayments and defaults on the Mortgage Loans,

o     the relative importance of such factors,

o     the percentage of the Mortgage Loans that will default or be prepaid, or

o the overall rate of prepayment, default or principal payment on the Mortgage Loans.


      The extent to which the yield to maturity of any class of offered certificates may vary from your anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the principal balance of your certificates. You should consider the risk that your actual yield may be lower than anticipated if:

o in the case of any principal balance certificate purchased at a discount, principal payments on the Mortgage Loans are slower than you anticipated, and

o in the case of any principal balance certificate purchased at a premium, principal payments on the Mortgage Loans are faster than you anticipated.

      In general, the earlier a payment of principal on the Mortgage Loans is distributed in reduction of the principal balance of any principal balance certificate purchased at a discount or premium, the greater will be the effect on your yield to maturity. As a result, the effect on your yield of principal payments on the Mortgage Loans occurring at a rate higher (or lower) than the rate you anticipated during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of such principal payments.

      Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described more fully below), the depositor can give you no assurance as to such rate or the rate of Principal Prepayments in particular. The depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of commercial and/or multifamily loans comparable to the Mortgage Loans. See "Risk Factors--Yield Considerations".

Balloon Payments and Anticipated Repayment Date Payments

      Most of the Mortgage Loans are either balloon loans that will have substantial balloon payments due at their stated maturities or are Hyper-Amortization Loans that will have a substantial balance still owing on their Anticipated Repayment Dates. A borrower's ability to pay a balloon payment, or pay-off a loan on its Anticipated Repayment Date, may depend on its ability to sell or refinance the property. Factors beyond the borrower's control may affect this ability, including:

o the level of interest rates and general economic conditions at the time, and

o changes in federal, state or local laws, including tax, environmental and safety laws.


      A failure to make a balloon payment on time, or to pay-off an Hyper-Amortization Loan on its Anticipated Repayment Date, will lengthen the average life of the certificates. See the Remaining Terms to Stated Maturity Table in Appendix I for additional information regarding the maturity dates of the Mortgage Loans.

Losses and Shortfalls

      The yield to holders of the offered certificates will also depend on the extent to which such holders are required to bear the effects of losses or shortfalls on the Mortgage Loans.

      Shortfalls in Available Funds may result from:

o shortfalls in collections of amounts payable on the Mortgage Loans (unless advanced),

o     additional master servicer or special servicer compensation,

o     Additional Trust Fund Expenses, including interest on Advances, or

o     other similar items.


      Shortfalls in Available Funds (other than Net Aggregate Prepayment/Balloon Payment Interest Shortfalls) will generally be borne by holders of each class of principal balance certificates in reverse alphabetical order in each case to the extent of amounts otherwise payable to the class. Any such shortfalls will be allocated to the holders of the class A-1 and class A-2 certificates on a pro rata basis.

      Realized Losses and Expense Losses will be:

o allocated to the principal balance certificates in reverse alphabetical order of their class designation, and

o     applied to reduce the principal balance of each affected class.


      As a result, a loss on any one of the Mortgage Loans could cause a significant loss, even a complete loss, of an investor's investment in any class, but especially the subordinate certificates with the latest alphabetic designations. You should make your own estimate of the expected timing and severity of Realized Losses and Expense Losses before investing in any subordinate certificate.

Pass-Through Rates

      The pass-through rates for the [class B, class C, class D and class E] certificates are sensitive to changes in the weighted average of the Net Mortgage Rates.

      The weighted average of the pass-through rates for the principal balance certificates will fluctuate based on the relative sizes of the principal balances of those classes.

      The weighted average of the Net Mortgage Rates will fluctuate over the lives of the offered certificates as a result of scheduled amortization, voluntary prepayments, liquidations and repurchases of loans.

      If principal reductions occur on loans with higher than average Net Mortgage Rates at a rate proportionally faster than principal reductions on the mortgage pool as a whole, the pass-through rates for the [class B, class C, class D and class E] certificates will be adversely affected.

      In addition, the pass-through rates for the [class A-l and class A-2] certificates may not exceed the weighted average of the Net Mortgage Rates.

Delay in Payment of Distributions

      Monthly distributions will be made no earlier than the 15th day of the month following the month in which the interest accrued on the certificates. You should take this delay into account in determining how much to pay for the offered certificates.

                              Weighted Average Life

      Weighted average life refers to the average amount of time that will elapse from the date a security is issued to the date each dollar is distributed in reduction of the principal balance of the security. The weighted average life of each class of principal balance certificates is determined by:

o multiplying the amount of each distribution in reduction of the principal balance of that class by the number of years from the date of purchase to the related distribution date,

o    adding the results, and

o dividing the sum by the total distributions in reduction of the principal balance of that class.


      The weighted average life of any principal balance certificate will be influenced by, among other things:

o the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced, and

o the extent that payments, collections and/or advances of principal are applied to reduce the certificate's principal balance.

      Prepayments on Mortgage Loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant rate of prepayment each month, expressed as an annual rate, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. As used in each of the following tables, the column headed "0%" assumes that none of the Mortgage Loans is prepaid before maturity, except that each Hyper-Amortization Loan is assumed to pay on its Anticipated Repayment Date. The columns headed "3%", "5%", "7%", "10%" and "15%" assume that no prepayments are made on any Mortgage Loan during the Mortgage Loan's Lock-out Period or Yield Maintenance Period, if any, and are otherwise made on each of the Mortgage Loans at the indicated CPRs. The tables and assumptions are intended to illustrate the sensitivity of the weighted average life of a class of offered certificates to various prepayment rates and are not intended to predict or to provide information that will enable you to predict the actual weighted average life of any class of offered certificates. Consequently, no assurance can be given and no representation is made that:

o prepayments of the Mortgage Loans (whether or not in a Lock-out Period or a Yield Maintenance Period) will conform to any particular CPR,

o all the Mortgage Loans will prepay in accordance with the assumptions at the same rate, or

o Mortgage Loans that are in a Lock-out Period or Yield Maintenance Period will not prepay.

      The tables have been prepared on the basis of the following assumptions (collectively, the "Maturity Assumptions"):

o    the Initial Pool Balance is approximately $802,548,970.

o the initial principal balance for each class of offered certificates is the amount on the cover page,

o the pass-through rate for each class of certificates is as described in this prospectus supplement:

o the scheduled Monthly Payments for each Mortgage Loan are the amounts listed in Appendix II,

o all Monthly Payments are due and timely received on the first day of each month,

o    there are no delinquencies or losses on the Mortgage Loans,

o    there are no extensions of maturity of the Mortgage Loans,

o    there are no Appraisal Reductions for the Mortgage Loans,

o    there are no casualties or condemnations affecting the Mortgaged
     Properties,

o prepayments are made on each of the Mortgage Loans at the indicated CPRs, except that:

     1. no prepayments are received for any Mortgage Loan during a Lock-out Period or Yield Maintenance Period, and

     2. Hyper-Amortization Loans are paid in full on their Anticipated Repayment Dates,

o no one exercises its right to terminate the trust fund as described under "Description of the Certificates--Optional Termination",

o no Mortgage Loan is required to be repurchased or replaced by a seller or other party,

o    no Prepayment/Balloon Payment Interest Shortfalls are incurred,

o    there are no Additional Trust Fund Expenses,

o distributions on the certificates are made on the 15th day of each month, commencing in July, 2000,

o    the certificates are issued on June 20, 2000,

o the only expenses payable out of the trust are the master servicer fees, the standby special servicer fees and the trustee fees, and

o the prepayment provisions for each Mortgage Loan are assumed to begin on the first payment date of such Mortgage Loan and any resulting prepayment premiums are allocated as described under "Description of the Certificates--Distributions--Distributions of Prepayment Premiums".

      To the extent that the Mortgage Loans have characteristics that differ from those assumed in preparing the tables set forth below, the offered certificates may mature earlier or later than indicated by the tables.

      It is highly unlikely that the Mortgage Loans will prepay in accordance with the Maturity Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Maturity Assumptions at the same rate. In addition, variations in the actual prepayment experience and the balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial class principal balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the Mortgage Loans were to reflect the Maturity Assumptions and any of the specified CPR percentages.

      You should conduct your own analyses of the rates at which the Mortgage Loans may be expected to prepay.

      Subject to the above discussion and assumptions, the following tables indicate:

o    the weighted average life of each class of the offered certificates, and

o the percentages of the initial principal balance of each class of the offered certificates that would be outstanding after each of the listed distribution dates at various CPRs, starting after the expiration of lockout, defeasance and yield maintenance periods.

                                  Percentage of
                           Initial Certificate Balance
                          of the Class A-1 Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date       0%        3%        5%        7%       10%       15%
                        --        --        --        --       ---       ---

Closing Date           100%      100%      100%      100%      100%      100%
June, 2001              94        94        94        94        94        94
June, 2002              88        88        88        88        88        88
June, 2003              82        82        82        82        82        82
June, 2004              75        75        75        75        75        75
June, 2005              67        67        67        67        67        67
June, 2006              59        59        59        59        59        59
June, 2007              41        41        41        41        41        41
June, 2008               0         0         0         0         0         0

Weighted average life
(years)               5.70      5.70      5.69      5.69      5.69      5.68


                    Percentage of Initial Certificate Balance
                          of the Class A-2 Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date       0%        3%        5%        7%       10%       15%
                        --        --        --        --       ---       ---

Closing Date            100%      100%      100%      100%      100%      100%
June, 2001              100       100       100       100       100       100
June, 2002              100       100       100       100       100       100
June, 2003              100       100       100       100       100       100
June, 2004              100       100       100       100       100       100
June, 2005              100       100       100       100       100       100
June, 2006              100       100       100       100       100       100
June, 2007              100       100       100       100       100       100
June, 2008              100       100       100        99        99        99
June, 2009               68        68        68        68        67        67
June, 2010                0         0         0         0         0         0

Weighted average life
(years)                9.07      9.07      9.06      9.06      9.06      9.05

                    Percentage of Initial Certificate Balance
                           of the Class B Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date        0%        3%        5%        7%       10%       15%
                         --        --        --        --       ---       ---

Closing Date             100%      100%      100%      100%      100%      100%
June, 2001               100       100       100       100       100       100
June, 2002               100       100       100       100       100       100
June, 2003               100       100       100       100       100       100
June, 2004               100       100       100       100       100       100
June, 2005               100       100       100       100       100       100
June, 2006               100       100       100       100       100       100
June, 2007               100       100       100       100       100       100
June, 2008               100       100       100       100       100       100
June, 2009               100       100       100       100       100       100
June, 2010                 0         0         0         0         0         0

Weighted average life
(years)                 9.67      9.67      9.66      9.66      9.66      9.65


                    Percentage of Initial Certificate Balance
                           of the Class C Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date          0%        3%        5%        7%       10%       15%
                           --        --        --        --       ---       ---

Closing Date              100%      100%      100%      100%      100%      100%
June, 2001                100       100       100       100       100       100
June, 2002                100       100       100       100       100       100
June, 2003                100       100       100       100       100       100
June, 2004                100       100       100       100       100       100
June, 2005                100       100       100       100       100       100
June, 2006                100       100       100       100       100       100
June, 2007                100       100       100       100       100       100
June, 2008                100       100       100       100       100       100
June, 2009                100       100       100       100       100       100
June, 2010                  0         0         0         0         0         0

Weighted average life
(years)                  9.74      9.74      9.74      9.74      9.74      9.74

                    Percentage of Initial Certificate Balance
                           of the Class D Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date        0%        3%        5%        7%       10%       15%
                         --        --        --        --       ---       ---

Closing Date             100%      100%      100%      100%      100%      100%
June, 2001               100       100       100       100       100       100
June, 2002               100       100       100       100       100       100
June, 2003               100       100       100       100       100       100
June, 2004               100       100       100       100       100       100
June, 2005               100       100       100       100       100       100
June, 2006               100       100       100       100       100       100
June, 2007               100       100       100       100       100       100
June, 2008               100       100       100       100       100       100
June, 2009               100       100       100       100       100       100
June, 2010                 0         0         0         0         0         0

Weighted average life
(years)                 9.74      9.74      9.74      9.74      9.74      9.74


                    Percentage of Initial Certificate Balance
                           of the Class E Certificates
                              at the Specified CPRs

                           Prepayment Assumption (CPR)

Distribution Date        0%        3%        5%        7%       10%       15%
                         --        --        --        --       ---       ---

Closing Date             100%      100%      100%      100%      100%      100%
June, 2001               100       100       100       100       100       100
June, 2002               100       100       100       100       100       100
June, 2003               100       100       100       100       100       100
June, 2004               100       100       100       100       100       100
June, 2005               100       100       100       100       100       100
June, 2006               100       100       100       100       100       100
June, 2007               100       100       100       100       100       100
June, 2008               100       100       100       100       100       100
June, 2009               100       100       100       100       100       100
June, 2010                 0         0         0         0         0         0

Weighted average life
(years)                 9.75      9.75      9.75      9.75      9.75      9.74

                       THE POOLING AND SERVICING AGREEMENT



      The certificates will be issued under a pooling and servicing agreement to be dated as of June 1, 2000, among the depositor, the master servicer, the special servicer, the trustee and the fiscal agent.

      You may obtain a free copy of the pooling and servicing agreement (without exhibits) by writing to:

      PNC Mortgage Acceptance Corp.
      210 West 10th Street, 6th Floor
      Kansas City, Missouri 64105
      Attention:  Lawrence D. Ashley

      You may also request a copy by telephone at (816) 435-5000.

                        Assignment of the Mortgage Loans

      By the closing date, the sellers must assign the Mortgage Loans to the trustee for the benefit of the certificateholders. The assignments will be without recourse. Each seller must also deliver the following documents, among others, for each of its Mortgage Loans:

o    the original note, endorsed (without recourse) to the order of the trustee;

o the original or a copy of the related mortgage(s), together with originals or copies of any intervening assignments of such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording noted on the document;

o the original or a copy of any related assignment(s) of leases and rents (if any such item is a document separate from the mortgage), together with originals or copies of any intervening assignments of any such document(s), in each case (unless the particular document has not been returned from the applicable recording office) with evidence of recording noted on the document;

o an assignment of each related mortgage in favor of the trustee, in recordable form;

o an assignment of any related assignment(s) of leases and rents (if any such item is a document separate from the mortgage) in favor of the trustee, in recordable form;

o an original or copy of the related lender's title insurance policy (or, if a title insurance policy has not yet been issued, a commitment for title insurance "marked-up" at the closing of such Mortgage Loan or other binding commitment to issue title insurance);

o originals or copies of all assumptions, modifications and substitution agreements in those instances where the terms or provisions of the mortgage have been modified or the Mortgage Loan assumed;

o an assignment in favor of the trustee of each effective UCC financing statement; and

o    in those cases where applicable, a copy of the related ground lease.


      If a seller cannot deliver any original recorded document described above or a copy of such document showing evidence of having been recorded on the closing date, the seller will deliver it promptly after receipt from the recording office. The failure to receive a recorded document due to delays of a public recording office will not cause a Mortgage Loan to be a defective Mortgage Loan.

      The trustee is obligated to review the documents delivered to it for each Mortgage Loan within 60 days after the later of delivery or the closing date and report any missing documents or certain types of defects to the depositor. The scope of the trustee's review of each mortgage file is, in general, limited solely to confirming that certain of the documents listed above have been received in the manner specified. None of the trustee, the fiscal agent, the master servicer, the special servicer or the custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the Mortgage Loans to determine whether such document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

             Servicing of the Mortgage Loans; Collection of Payments

      The pooling and servicing agreement will require:

o     the master servicer to service and administer the Mortgage Loans; and

o the special servicer to service and administer the Specially Serviced Mortgage Loans and REO Mortgage Loans;

on behalf of the trust fund solely in the best interests of and for the benefit of all of the certificateholders and the trustee (as determined by the master servicer or the special servicer, as applicable, in its good faith and reasonable judgment) in accordance with applicable law, the mortgage loan documents and the pooling and servicing agreement.

      Unless the pooling and servicing agreement requires a contrary specific course of action, the master servicer and the special servicer must each act in accordance with the higher of the following standards:

o in the same manner, and with the same care, skill, prudence and diligence, with which it services and administers similar mortgage loans for other third-party portfolios, giving due consideration to customary and usual standards of practice that prudent institutional commercial mortgage loan servicers use for comparable mortgage loans, or

o in the same manner in which, and with the same care, skill, prudence and diligence with which, it services and administers similar mortgage loans that it owns.

      In observing this standard, the master servicer and special servicer may take into account their other obligations under the pooling and servicing agreement. However, they may not take into account:

o any other relationship that the master servicer or the special servicer, as the case may be, may have with any borrower;

o the ownership of any certificate by the master servicer or the special servicer, as the case may be, or their respective affiliates;

o    any obligation to make Advances or incur servicing expenses;

o the master servicer's or the special servicer's right to receive compensation for its services;

o the ownership or servicing or management for others by the master servicer, the special servicer or any sub-servicer of any other mortgage loans or property; and

o any obligation of the master servicer, the special servicer, any sub-servicer or any of their affiliates to replace or repurchase any Mortgage Loan that it sold to the trust fund.

      However, neither the master servicer nor the special servicer, nor any of their directors, members, managers, officers, employees or agents, will have any liability to the trust fund or the certificateholders for:

o    taking any action or refraining from taking any action in good faith; or

o    for errors in judgment.


      The master servicer, the special servicer and such persons are not protected against liability for:

o breaching their representations or warranties in the pooling and servicing agreement,

o willful misfeasance, bad faith or negligence in performing its duties under the pooling and servicing agreement, or

o negligent disregard of its obligations or duties under the pooling and servicing agreement.

      The master servicer and the special servicer must make reasonable efforts to collect amounts due under the Mortgage Loans, and must follow collection procedures consistent with the servicing standard under the pooling and servicing agreement. The special servicer may waive late payment charges or penalty fees on delinquent Monthly Payments or balloon payments on Specially Serviced Mortgage Loans. The master servicer may waive such amounts on all other Mortgage Loans.

                              Collection Activities

      The master servicer monitors the performance of all loans. It tracks the status of outstanding payments due, grace periods and due dates. It calculates and assesses late fees. The master servicer has created a customized collection system that:

o downloads all current loan information from the servicing system on a daily basis,

o    prepares several regular delinquency reports,

o generates and mails a series of delinquency notice letters, including payment-reminder letters to borrowers at 10 days past due, and more strongly worded collection letters at 30 and 60 days past due, and

o flags higher-risk Mortgage Loans, such as those with a large principal balance or chronic delinquency, so that the borrower receives a telephone call rather than a letter.

      A delinquent Mortgage Loan will be transferred to the special servicer when the loan becomes a Specially Serviced Mortgage Loan. See "--Special Servicing".

                                    Advances

      Except as noted below, if a loan is delinquent at the close of business on the Determination Date for a distribution date, the master servicer will advance an amount equal to the Monthly Payment or the Assumed Monthly Payment, as applicable (each such amount, a "P&I Advance").

      The master servicer must make the P&I Advance on the business day before each distribution date.

      The amount of interest to be advanced for a Mortgage Loan for which an Appraisal Reduction has been calculated will equal the product of:

1.   the amount of interest that would otherwise be required to be advanced, and

2.   a fraction,

     o whose numerator equals the Stated Principal Balance of the loan at the close of the preceding distribution date less the Appraisal Reduction, and

     o    whose denominator is such Stated Principal Balance.


      In addition to P&I Advances, the master servicer will also be obligated to make cash advances ("Servicing Advances" and together with P&I Advances, "Advances") to pay:

o certain costs and expenses incurred in connection with defaulted Mortgage Loans, acquiring or managing REO Property or selling defaulted Mortgage Loans or REO Properties,

o delinquent real estate taxes, assessments and hazard insurance premiums, and

o other similar costs and expenses necessary to protect and preserve the security of a Mortgage.


      However, the special servicer will be obligated to make any Servicing Advance that needs to be paid on an emergency basis.

      If the special servicer fails to make a required emergency Advance, the master servicer must make the Advance. If the master servicer fails to make a required Advance, the trustee must make the Advance. If the trustee fails to make a required Advance, the fiscal agent must make it. Any Advance by the fiscal agent will cure the trustee's failure to make an Advance.

      However, each of the master servicer, the special servicer, the trustee and the fiscal agent only has to make an Advance if it determines that it will be recoverable from late payments, insurance proceeds, liquidation proceeds or other collections on the Mortgage Loan. None of the master servicer, the special servicer, the trustee or the fiscal agent is required to make any Advance that it determines is not so recoverable.

      If the master servicer or the special servicer makes such a nonrecoverability determination, it must deliver to the trustee (and, with respect to the special servicer, the master servicer) an officer's certificate explaining the procedures and basis for the determination and supplying documentation which supports the determination, which will include a copy of the Updated Appraisal and any other information or reports obtained by the master sevicer, the special servicer, the trustee or the fiscal agent, such as:

o     property operating statements,

o     rent rolls,

o     property inspection reports, and

o     engineering reports.


      Both the trustee and the fiscal agent will be entitled to rely conclusively on a nonrecoverability determination by the master servicer or the special servicer. The master servicer will be entitled to rely conclusively on a nonrecoverability determination by the special servicer.

      Unless there is a nonrecoverability determination, the obligation to make Advances on a Mortgage Loan continues until foreclosure and liquidation of the loan and related properties. Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses.

      If the special servicer agrees to a modification of a Mortgage Loan that forgives loan payments or other amounts that the special servicer, the master servicer, the trustee or the fiscal agent previously advanced, and the special servicer, the master servicer, the trustee or the fiscal agent determines that no other source of payment or reimbursement for such Advances is available to it, such Advances will be deemed to be nonrecoverable.

      The master servicer, the trustee and the fiscal agent will each be entitled to recover any P&I Advances made by it, out of its own funds, from collections on the Mortgage Loan as to which the Advance was made. If the master servicer, the trustee or the fiscal agent determines that an Advance previously made is not so recoverable, that Advance, plus interest, will be repaid from amounts on deposit in the Collection Account before further distributions on the certificates.

      Interest is payable on Advances at a floating rate (the "Advance Rate") equal to the prime rate as published in The Wall Street Journal. If Advance interest is outstanding on a Mortgage Loan at the time a late payment charge or default interest is collected for that Mortgage Loan, then those amounts will be used to pay such outstanding Advance interest. If those collections are insufficient, any remaining Advance interest will be paid from general collections on all Mortgage Loans at the time that the Advance is repaid.

      However, no interest will accrue for any P&I Advance until after the grace period for the related Mortgage Loan has expired. In addition, no interest will accrue for a P&I Advance if the borrower pays the delinquent Monthly Payment on or before the business day before the related distribution date.

      If interest on Advances is not offset by default interest, late payment charges or other amounts, the shortfall will reduce amounts payable on the certificates. Hence, it is possible that the making of Advances (and the charging of interest on Advances while they are outstanding) could reduce total amounts payable to certificateholders even if all amounts due from borrowers are eventually received.

                                    Accounts

Collection Account

      The master servicer will establish and maintain a segregated account or accounts (the "Collection Account") into which it must deposit the following amounts relating to the Mortgage Loans:

o    all principal payments;

o all payments of interest, including default interest and Deferred Interest, any prepayment premiums and any late fees and late payment charges;

o    any amounts required to be deposited by the master servicer for:

     1. losses realized on permitted investments of funds in the Collection Account, and

     2.   Prepayment/Balloon Payment Interest Shortfalls;

o    all Net REO Proceeds transferred from an REO Account;

o all condemnation proceeds, insurance proceeds and net liquidation proceeds not required to be applied to restore or repair the Mortgaged Property;

o    any amounts received from borrowers as recoveries of Servicing Advances;

o proceeds of any purchase or repurchase of a Mortgage Loan by the applicable seller, and

o other amounts that the pooling and servicing agreement requires the master servicer to deposit into the Collection Account.

      The master servicer will deposit these amounts into the Collection Account within one day after receipt. The Collection Account will be held by the master servicer for the benefit of the trustee and the certificateholders.

      See "Description of the Mortgage Pool--Representations and Warranties; Repurchase", "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans" and "Description of the Certificates--Optional Termination".

      "REO Proceeds" for any REO Property are all revenues received by the special servicer on the REO Property other than liquidation proceeds.

      "Net REO Proceeds" for any REO Property are REO Proceeds less any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid from the related REO Account.

      The master servicer need not deposit into the Collection Account any payments in the nature of NSF check charges, assumption fees, loan modification fees, loan service transaction fees, extension fees, demand fees, beneficiary statement charges and similar fees. To the extent permitted by applicable law and as provided in the pooling and servicing agreement, the master servicer or the special servicer may retain such amounts as additional servicing compensation. If the master servicer mistakenly deposits any amount into the Collection Account, it may withdraw the mistaken deposit from the Collection Account at any time.

Interest Reserve Account

      The trustee will establish and maintain an "Interest Reserve Account" for the benefit of the holders of the certificates. For the distribution date in each January (other than a leap year) and each February, the trustee will deposit into the Interest Reserve Account for each Mortgage Loan bearing interest computed on an actual/360 basis (the "Interest Reserve Loans") an amount equal to one day's interest at the related Mortgage Rate less the rates at which the related master servicer fee, the standby special servicer fee and the trustee fee are computed on its Stated Principal Balance as of the due date in the month in which the distribution date occurs (the "Interest Reserve Amount"). The trustee will not make the deposit if the applicable Monthly Payment has not been paid or advanced. The trustee will calculate the Interest Reserve Amount without regard to the adjustments to the Net Mortgage Rates for Interest Reserve Loans described under "Description of the Certificates--Pass-Through Rates". For distribution dates in March of each year, the trustee will deposit the Interest Reserve Amounts into the Distribution Account and include these amounts as part of the Available Funds for the distribution date.

Excess Liquidation Proceeds Account

      If any Excess Liquidation Proceeds are received, the trustee will establish and maintain a segregated account or accounts (the "Excess Liquidation Proceeds Account") in the name of the trustee, in trust for the benefit of the certificateholders. On the business day before each distribution date, the master servicer will remit to the trustee from the Collection Account and for deposit into the Excess Liquidation Proceeds Account all Excess Liquidation Proceeds received during the related collection period. The trustee will distribute Excess Liquidation Proceeds to the certificateholders in the manner set forth in "Description of the Certificates--Distributions--Distributions of Excess Liquidation Proceeds".

Distribution Account

      The trustee will establish a segregated account or accounts (the "Distribution Account") into which the master servicer must deposit the following amounts:

o a total amount equal to the Available Funds (to the extent included in the Collection Account, which will be determined without regard to Interest Reserve Amounts),

o any prepayment premiums and Deferred Interest received during the Collection Period, and

o all P&I Advances required for the distribution date and not already included in the Available Funds.


      The master servicer will deposit these amounts into the Distribution Account on the business day before each distribution date. The Distribution Account will be held by the trustee for the benefit of the certificateholders. See "Description of the Certificates--Distributions".

Where Accounts May be Maintained

      The Collection Account, Distribution Account, Interest Reserve Account and Excess Liquidation Proceeds Account must each be either:

o for funds that will be held for more than 30 days, an account or accounts maintained with a depository institution or trust company the long-term unsecured debt obligations of which (or of its parent holding company) are rated "Aa3" or better by Moody's (or, if not so rated by Moody's, then otherwise approved by Moody's), and "AA-" or better by Fitch (or, if not so rated by Fitch, then otherwise approved by Fitch); or

o for funds that will be held for 30 days or less, an account or accounts maintained with a depository institution or trust company, the short-term unsecured debt obligations of which are rated "P1" or better by Moody's (or, if not so rated by Moody's, then otherwise approved by

     Moody's), and "F-1+" or better by Fitch (or, if not so rated by Fitch, then otherwise approved by Fitch); or

o a segregated trust account or accounts maintained with a federal- or state-chartered depository institution or trust company acting in its fiduciary capacity:

     1.   having a combined capital and surplus of at least $50,000,000,

     2. subject to supervision or examination by a federal or state authority, and

     3. for state-chartered institutions, subject to regulations regarding fiduciary funds on deposit substantially similar to 12 CFR 9.10(b); or

o an account which each of the Rating Agencies confirms will not, in and of itself, result in a downgrading, withdrawal or qualification of the rating then assigned by such Rating Agency to any class of certificates; or

o an account or accounts maintained with PNC Bank, National Association so long as PNC Bank (or its parent holding company's) long term unsecured debt rating shall be at least "A1" from Moody's and "A" from Fitch.

Investment of Funds in the Accounts

      Amounts on deposit in such accounts may be invested in United States government securities and other investments specified in the pooling and servicing agreement. See "Description of the Governing Documents--Collection and Other Servicing Procedures With Respect to Mortgage Loans--Accounts" in the prospectus for a listing of permitted investments.

Withdrawals from the Collection Account

      The master servicer may withdraw funds from the Collection Account for the following purposes:

o to remit Available Funds, Deferred Interest and prepayment premiums to the Distribution Account,

o    to remit Excess Liquidation Proceeds to the Excess Liquidation Proceeds
     Account,

o to pay or reimburse itself, the special servicer, the trustee or the fiscal agent for Advances and interest on Advances, those payments or reimbursements to be made from the sources described under "--Advances" above,

o to pay the unpaid portion of the master servicing fee, the standby special servicing fee and the special servicing fee (in the case of the master servicing fee, from interest received on the related Mortgage Loan),

o    to pay the trustee fee to the trustee,

o to pay to itself any investment income earned on funds deposited in the Collection Account,

o to pay any Prepayment/Balloon Payment Interest Excess received in the preceding Collection Period to itself as additional servicing compensation,

o to pay to itself or the special servicer other amounts constituting additional servicing compensation,

o to pay to the depositor, the applicable seller or other purchaser with respect to each Mortgage Loan or REO Property that has been purchased or repurchased by it, all amounts received on such loan or property during the related Collection Period and subsequent to the date as of which the amount required to effect the purchase or repurchase was determined,

o to reimburse or pay itself, the special servicer, the trustee, the depositor and/or the fiscal agent for other unreimbursed expenses that are reimbursable under the pooling and servicing agreement,

o to satisfy any indemnification obligations of the trust fund under the pooling and servicing agreement,

o to pay to the trustee amounts requested by it to pay taxes on certain net income with respect to REO Properties,

o to withdraw any amount mistakenly deposited into the Collection Account, and

o to clear and terminate the Collection Account upon termination and liquidation of the trust fund.


                      Enforcement of "Due-on-Sale" Clauses

      The special servicer will exercise or waive its right to exercise "due-on-sale" clauses in Mortgage Loan documents in accordance with the servicing standard. However, if a Mortgage Loan has one of the then ten largest current outstanding principal balances of all Mortgage Loans in the trust fund, the special servicer may waive a "due-on-sale" clause only if it first obtains written confirmation from each Rating Agency that the waiver will not result in a qualification, downgrade or withdrawal of the rating then assigned by that Rating Agency to any class of certificates. The costs and expenses associated with obtaining such a Rating Agency confirmation will not be an expense of the Trust. For purposes of determining whether such a Rating Agency confirmation is required, all Mortgage Loans in a set of Cross-Collateralized Loans and all Mortgage Loans in a group with the same or affiliated borrowers will be aggregated and treated as one. See "--The Operating Adviser" for additional limitations on the ability of the special servicer to waive "due-on-sale" clauses.

      If the special servicer waives the "due-on-sale" clause it may either:

o release the original borrower from liability under the Mortgage Loan and substitute the new owner as the borrower, or

o    enter into an assumption agreement with the new owner of the Mortgaged
     Property.

      To the extent permitted by law, the special servicer will enter into an assumption or substitution agreement only if the credit status of the prospective new owner is in compliance with:

o the special servicer's regular commercial mortgage origination or servicing standards and criteria,

o    the terms of the Mortgage Loan, and

o any other standards set by the special servicer consistent with the servicing standard.

      If a Mortgage Loan is assumed, the only permitted modifications that may be made as part of the assumption are those described below under "--Amendments, Modifications and Waivers".

      The master servicer will receive 66-2/3% and the special servicer will receive 33-1/3% of assumption fees on non-Specially Serviced Mortgage Loans paid by the borrower or the new owner as additional servicing compensation. The special servicer will receive 100% of the assumption fees on Specially Serviced Mortgage Loans as additional servicing compensation.

      In a bankruptcy or similar proceeding involving a Mortgaged Property, a court may substitute a new owner or impose a junior or senior lien on the Mortgaged Property, without the consent of the master servicer, the special servicer or the trustee.

                   Enforcement of "Due-on-Encumbrance" Clauses

      Most of the Mortgage Loans contain a "due-on-encumbrance" clause, which generally either:

o provides that the Mortgage Loan will (or may at the related mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the Mortgaged Property, or

o requires the consent of the related mortgagee to the creation of any lien or other encumbrance on the Mortgaged Property.


     Such clauses usually permit the owner of the Mortgage Loan to either:

o    accelerate the payments due on the Mortgage Loan, or

o    withhold its consent to the creation of any such lien or other encumbrance.


      The special servicer may in accordance with the servicing standard either exercise or waive its right to exercise the trust fund's rights under the "due-on-encumbrance" clauses in the Mortgage Loan documents. However, the special servicer may consent to the creation of any lien or encumbrance, only if it first obtains written confirmation from each of the Rating Agencies that such consent will not result in a qualification, downgrade or withdrawal of the rating then assigned by that Rating Agency to any class of certificates.

      The special servicer must use reasonable efforts to require the borrower to pay the cost of such Rating Agency confirmation. The master servicer will advance any costs not paid by the borrower as a Servicing Advance (unless the Advance would be nonrecoverable).

      See "--The Operating Adviser" for additional limitations on the ability of the special servicer to waive "due-on-encumbrance" clauses.

      The special servicer may forbear from enforcing any "due-on-encumbrance" provision in connection with any junior or senior lien on a Mortgaged Property imposed in a bankruptcy proceeding involving the Mortgaged Property without obtaining a Rating Agency confirmation.

                                   Inspections

      The special servicer is responsible for inspecting the Mortgaged Properties securing Specially Serviced Mortgage Loans and REO Properties. The master servicer is responsible for inspecting the other Mortgaged Properties. Each Mortgaged Property and REO Property will be inspected at least once every two years and within 60 days after it becomes a Specially Serviced Mortgage Loan. If a Mortgage Loan has a then current principal balance of at least $2,000,000 or 2% of the then outstanding principal balance of all Mortgage Loans in the trust fund or is a Specially Serviced Mortgaged Loan, the related Mortgaged Property will be inspected at least once every year. The annual and bi-annual inspections described above will be done at the expense of the servicer performing the inspection. The inspection done at the time a Mortgage Loan becomes a Specially Serviced Mortgage Loan will be an expense of the trust. The master servicer and the special servicer will cause a written inspection report to be prepared as soon as reasonably possible after completing the inspection. A copy of each inspection report must be delivered to the trustee and the operating adviser within 15 days after its preparation.

                         Realization Upon Mortgage Loans

Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans

      The master servicer will advance costs and expenses of a foreclosure or other acquisition as a Servicing Advance, unless the Advance would be nonrecoverable.

      The special servicer may proceed with a non-judicial foreclosure under the laws of the state where the property is located. The special servicer need not pursue a deficiency judgment against the borrower or any other party if the laws of the state do not permit a deficiency judgment after a non-judicial foreclosure. The special servicer may also refrain from seeking a deficiency judgment if it determines that the likely recovery would not warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment.

      Until the conditions listed in the next sentence are satisfied, the special servicer may not obtain title or possession or take any other action regarding a Mortgaged Property on behalf of the trust fund, if as a result the trustee or the trust fund would be considered to hold title, to be a "mortgagee-in-possession", or to be an "owner" or "operator" within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or any comparable law. The special servicer may proceed with such steps if it has determined, based on an updated environmental assessment report prepared by an independent person who regularly conducts environmental audits, that:

o the Mortgaged Property complies with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the trust fund's best economic interest to take necessary corrective measures, and

o there are no circumstances present at the Mortgaged Property relating to the use, management or disposal of hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under current federal, state or local law or regulation, or if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, that it would be in the trust fund's best economic interest to take such actions.

      The cost of any environmental assessments, as well as the cost of any remedial, corrective or other further action contemplated by the prior paragraph will be advanced as a Servicing Advance, unless the advance would not be recoverable.

      If title to any Mortgaged Property is acquired in foreclosure or by deed-in-lieu of foreclosure, the deed or certificate of sale will be issued to the trustee, or to its nominee (which will not include the master servicer or the special servicer) or to a separate trustee or co-trustee on behalf of the trustee, as the holder of the REMIC I certificates and as trustee for the holders of the certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, the Mortgage Loan will be considered to be a Mortgage Loan held in the trust fund until the related REO Property is sold by the trust fund, which must occur before the close of the third taxable year following the taxable year in which the trust acquired the property. The Internal Revenue Service has the authority to grant extensions of this period. The principal balance of the loan will be reduced by Net

REO Proceeds allocated to it as a recovery of principal.

      If the trust fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the special servicer must administer the Mortgaged Property so that it qualifies at all times as "foreclosure property" within the meaning of section 860G(a)(8) of the Internal Revenue Code. An "independent contractor," within the meaning of applicable Treasury regulations, must manage and operate any Mortgaged Property, unless the special servicer provides the trustee with an opinion of counsel that the operation and management of the property other than through an independent contractor will not cause the property to fail to qualify as "foreclosure property". The expense of the legal opinion will be covered by a Servicing Advance, unless the advance would not be recoverable. The special servicer must hire the independent contractor within 90 days after the trust fund acquires the Mortgaged Property. Generally, REMIC I will not be taxed on income received on Mortgaged Property which constitutes "rents from real property," under section 856(c)(3)(A) of the Internal Revenue Code and the related Treasury regulations.

      "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement.

      "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered customary if, in the geographic market in which the building is located, tenants in buildings that are of a similar class are customarily provided with the service. The depositor has not determined whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income from a Mortgaged Property owned by the trust fund would not constitute "rents from real property".

      Net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by REMIC I does not constitute "rents from real property". Finally, any income from the sale of REO Property that is held by REMIC I as a dealer in property is not considered "rent from real property".

      If the REO Property remains "foreclosure property", any income that is not "rent from real property" is subject to tax at the highest corporate rate (currently 35%). REMIC I may also be subject to state and local taxes on such amounts. In addition, certain income from REO Property may be subject to a "prohibited transactions" tax. Any such income would be subject to a 100% tax; however, REMIC I does not expect any income from any REO Property to be subject to this 100% tax. See "Federal Income Tax Consequences--Prohibited Transactions Tax and Other Taxes" in the prospectus.

      Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of certificates. The pooling and servicing agreement allows the special servicer to cause the trust fund to earn "net income from foreclosure property" that is subject to tax, if it determines that the net after-tax benefit to certificateholders is greater than what would be realized under another method of operating or leasing the Mortgaged Property. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Taxation of Owners of REMIC Residual Certificates" in the prospectus.

Sale of Specially Serviced Mortgage Loans and REO Properties

      The special servicer may offer to sell a Specially Serviced Mortgage Loan or an REO Property, if it determines in accordance with the servicing standard that the sale would be in the best economic interests of the trust fund.

      The special servicer must give the trustee and the operating adviser at least 10 business days prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property The operating adviser may purchase the loan or property, directly or through an affiliate, for cash equal to the Repurchase Price (excluding the 0.25% fee payable to the special servicer).

      If the operating adviser (or a designated affiliate) fails to purchase the loan or property within 10 business days after the operating advisor receives notice, either the special servicer or the master servicer, in that order of priority, may purchase the loan or property, directly or through an affiliate, for cash equal to the Repurchase Price (excluding the 0.25% fee payable to the special servicer).

      If none of the forgoing purchases the loan or property, the special servicer may then offer to sell the loan or property if and when the special servicer determines that the sale would be in the best economic interests of the trust fund. The special servicer must sell the loan or property within the period specified in the pooling and servicing agreement, including extensions.

      The operating adviser, the master servicer and the special servicer may offer to purchase any such loan or property. The special servicer will accept any offer received from any person:

o that it determines to be a fair price, unless the highest offeror is the special servicer or one of its affiliates, or

o that the trustee determines to be a fair price, if the highest offeror is the special servicer or one of its affiliates.

      In making such a fairness determination, the special servicer or trustee may rely upon an updated independent appraisal. Any offer from the depositor, the master servicer, the special servicer, any borrower, the manager of a Mortgaged Property or any of their affiliates in the amount of the Repurchase Price shall be deemed to be a fair price (excluding the 0.25% fee payable to the special servicer).

      Neither the trustee (in its individual capacity) nor any of its affiliates may purchase or offer to purchase the loan or property.

      The special servicer may accept an offer other than the highest offer if it determines that accepting the offer would be in the best interests of the certificateholders. For example, the person making the lower offer could be more likely to perform its obligations or the lower offer may have more favorable terms.

                      Amendments, Modifications and Waivers

      Subject to any restrictions applicable to REMICs, and to limitations under the pooling and servicing agreement, the master servicer may amend any term that does not affect the maturity date, interest rate, principal balance, amortization term or payment frequency, but shall not include provisions relating to late fees, Deferred Interest or Default Interest, (each, a "Money Term") of, or materially impair the collateral securing, any loan that is not a Specially Serviced Mortgage Loan.

      Subject to any restrictions applicable to REMICs, and to limitations under the pooling and servicing agreement, the master servicer may agree to a modification, waiver or amendment of the terms of any loan that is not a Specially Serviced Mortgage Loan with respect to a release or substitution of the related Mortgaged Property only if such modification, waiver or amendment is approved by the Special Servicer.

      Subject to restrictions applicable to REMICs and to limitations in the pooling and servicing agreement, the special servicer may agree to a modification, waiver or amendment of the terms of any Specially Serviced Mortgage Loan if, in the special servicer's reasonable judgment:

o the related borrower is in default or default is reasonably foreseeable, and

o the modification, waiver or amendment would increase the recovery to certificateholders on a net present value basis.


      Examples of the types of modifications, waivers or amendments to which the special servicer may agree include:

o reducing the amounts owing under the loan by forgiving principal, accrued interest and/or any prepayment premium,

o reducing the amount of the monthly payment on the loan, including a reduction in the interest rate,

o not enforcing any right granted under any note or mortgage relating to the loan,

o    extending the maturity date of the loan, and/or

o    accepting a principal prepayment during a Lock-out Period.


      However, the special servicer may not permit a borrower to extend the maturity date to a date later than:

o    two years before the Rated Final Distribution Date, or

o    ten years before any ground lease that secures the loan expires.


      If the terms of a Mortgage Loan having one of the ten largest current outstanding principal balances of all Mortgage Loans in the trust fund require the related borrower to obtain the Mortgagee's consent before changing any franchise with respect to any hotel or motel located on the related Mortgaged Property, the master servicer or special servicer, as applicable, may consent to any such change only if it first obtains written confirmation from each Rating Agency that the consent will not result in a qualification, downgrade or withdrawal of the rating then assigned by that Rating Agency to any class of certificates. For purposes of determining whether such a Rating Agency confirmation is required, all Mortgage Loans in a set of Cross-Collateralized Loans and all Mortgage Loans in a group with the same or affiliated borrowers will be aggregated and treated as one. In addition, the master servicer may grant such consent only if it first receives the consent of the special servicer. The master servicer or the special servicer, as applicable, shall use its reasonable efforts to cause the borrower to pay the costs of obtaining any required Rating Agency confirmation. If such costs are not paid by the borrower, the master servicer will advance such costs as a Servicing Advance, unless such Advance would be a Nonrecoverable Advance.

      Modifications of a Mortgage Loan that forgive principal or interest (other than Deferred Interest and, in some cases, default interest) will cause Realized Losses on the loan. Such Realized Losses will be allocated among the classes of certificates as described under "Description of the Certificates--Application of Realized Loses and Expense Losses and Principal Balances" and "--Subordination" in this prospectus supplement.

                                   The Trustee

      LaSalle Bank National Association will act as trustee. The address of the trustee's corporate trust office is:

      135 South LaSalle Street
      Suite 1625
      Chicago, Illinois 60603
      Attn:  Asset-Backed Trust Services Group
      PNC Mortgage Acceptance Corp.
      Commercial Mortgage Pass-Through Certificates, Series 2000-C1

Resignation and Removal of Trustee

      The trustee may resign at any time by notifying the depositor, the master servicer, the special servicer and the Rating Agencies in writing. The trustee's resignation will also remove the fiscal agent. The master servicer will appoint the successor trustee and fiscal agent. Before appointing a successor trustee, the master servicer must obtain confirmation from the Rating Agencies that the successor trustee's appointment will not adversely affect the rating then assigned by the Rating Agencies to any of the certificates. If any successor fiscal agent is not rated by each rating agency in one of its two highest long-term unsecured debt rating categories and written confirmation will be obtained from each Rating Agency that the successor fiscal agent's appointment will not adversely affect the rating then assigned by the Rating Agency to any certificates. The resigning trustee must pay any cost of obtaining the Rating Agency confirmations. If the successor trustee and successor fiscal agent are not appointed within 30 days after the notice of resignation, the resigning trustee and departing fiscal agent may petition a court of competent jurisdiction to appoint a successor trustee and successor fiscal agent.

      The depositor or the master servicer may remove the trustee and the fiscal agent if, among other things:

o the trustee becomes ineligible to continue as such under the pooling and servicing agreement,

o    the trustee or the fiscal agent becomes incapable of acting,

o    the trustee or the fiscal agent is adjudged bankrupt or insolvent,

o a receiver is appointed for the trustee, the fiscal agent or their property, or

o any public officer takes charge or control of the trustee, the fiscal agent or their property.

      The holders of certificates evidencing a majority of the total voting rights may remove the trustee and the fiscal agent upon written notice to the master servicer, the special servicer, the depositor, the trustee and the fiscal agent. If such removal is without cause, the reasonable costs and expenses of the removed trustee and fiscal agent in connection with such removal shall be paid as an Additional Trust Fund Expense.

      Resignation or removal of the trustee and the fiscal agent is effective only when the successor trustee (and fiscal agent, if necessary) accepts the appointment.

Trustee Fee

      The pooling and servicing agreement entitles the trustee to a monthly fee from amounts in the Collection Account. The trustee fee is calculated at the rate specified in the pooling and servicing agreement and is based on the then outstanding principal balance of each Mortgage Loan and in the same manner as interest is calculated on the Mortgage Loan. Any trustee fee rate calculated on an Actual/360 basis will be recomputed on a 30/360 basis for purposes of calculating the Net Mortgage Rate.

Indemnification of Trustee

      The trust fund will indemnify the trustee, the fiscal agent and their directors, officers, employees, agents and affiliates against any and all losses, liabilities, damages, claims or expenses (including reasonable attorneys' fees) arising under the pooling and servicing agreement or the certificates (but only to the extent that they are expressly reimbursable under the pooling and servicing agreement or are unanticipated expenses incurred by the REMIC). However, the indemnification will not apply to matters resulting from the negligence, bad faith or willful misconduct of the indemnified person or for any expense or liability specifically required to be borne by the trustee in the pooling and servicing agreement. The trustee need not expend or risk its own funds or otherwise incur financial liability in performing its duties under the pooling and servicing agreement, or in exercising its rights or powers, if in the trustee's opinion the repayment of such funds or adequate indemnity against the risk of liability is not reasonably assured.

      The master servicer and the special servicer will each indemnify the trustee, the fiscal agent and their directors, officers, employees, agents and affiliates for similar losses related to the willful misconduct, bad faith and/or negligence in the performance or negligent disregard by the master servicer or the special servicer, as the case may be, of its duties under the pooling and servicing agreement.

Duties of the Trustee

      If no event of default has occurred of which the trustee has actual knowledge and after the curing of all events of default that may have occurred, the trustee must perform only those duties specifically imposed under the pooling and servicing agreement. If an event of default has occurred and has not been cured, the trustee will be required to use the same degree of skill and care in exercising its rights and powers under the pooling and servicing agreement that a prudent person would use in its own personal affairs under similar circumstances. Upon receipt of the various certificates, reports or other documents required to be furnished to it, the trustee must examine the documents and determine whether they conform on their face to the requirements of the pooling and servicing agreement.

      If the master servicer fails to make a required Advance, the trustee must make the Advance unless it deems the Advance nonrecoverable. See "--Advances".

      Except for funds held by the trustee, the trustee and the fiscal agent will not be accountable for:

o the use or application by the depositor of any certificates or the proceeds of the certificates,

o the use or application of funds paid to the depositor, the master servicer or the special servicer relating to the Mortgage Loans, or

o the use or application of funds deposited in or withdrawn from the Collection Account or the Distribution Account by the depositor, the master servicer or the special servicer.

      The trustee, the fiscal agent, the special servicer and master servicer will make no representation as to:

o the validity or sufficiency of the pooling and servicing agreement, the certificates, this prospectus supplement or the prospectus, or

o the validity, enforceability or sufficiency of the Mortgage Loans or related documents.

                                The Fiscal Agent

     ABN AMRO Bank N.V., a Netherlands banking corporation that is the trustee's indirect parent, will act as fiscal agent for the trustee. The fiscal agent must make any Advance the trustee is required to make but does not make. However, the fiscal agent need not make any Advance that it deems nonrecoverable. See "--Advances".

      If the trustee resigns or is removed, the fiscal agent will resign or will be removed. The initial fiscal agent need not act in such capacity at any time that LaSalle Bank National Association is not the trustee.

                 Servicing Compensation and Payment of Expenses

      The master servicer will be entitled to a monthly servicing fee for each Mortgage Loan. The fee is calculated at the per annum rate listed in Appendix II based on the then outstanding principal balance of the Mortgage Loan and in the same manner as interest is calculated on the Mortgage Loan. Any master servicing fee rate calculated on an Actual/360 basis will be recomputed on a 30/360 basis for purposes of calculating the Net Mortgage Rate.

      The master servicing fee for each loan will be retained by the master servicer from payments and collections (including insurance proceeds and liquidation proceeds) on the loan. The master servicer will also retain as additional servicing compensation:

o all investment income earned on amounts in the Reserve Accounts (to the extent consistent with applicable law and the related Mortgage Loan documents) and the Collection Account,

o all amounts collected on the Mortgage Loans (except Specially Serviced Mortgage Loans) in the nature of late payment charges or late fees (other than amounts used to pay Advance interest), loan service transaction fees, demand fees, beneficiary statement charges and similar fees and charges (but excluding prepayment premiums or default interest),

o 66-2/3% of any extension fees, modification fees, consent fees and assumption fees collected on the Mortgage Loans (except Specially Serviced Mortgage Loans),

o all insufficient funds check charges (including insufficient funds check charges arising from Specially Serviced Mortgage Loans), and

o any Prepayment/Balloon Payment Interest Excess (to the extent not offset against any Prepayment/Balloon Payment Interest Shortfall).

     If Midland resigns or is terminated as the master servicer and the successor master servicer agrees to perform the services of the master servicer for an amount less than the master servicing fee, the certificateholders will not receive any portion of the excess master servicing fee.

     The master servicer will pay all expenses incurred by it in connection with its responsibilities under the pooling and servicing agreement (subject to reimbursement as provided in the agreement), including all fees of any sub-servicers retained by it.

                                Special Servicing

Ability of Operating Adviser to Remove Special Servicer

      The operating advisor may at any time remove the special servicer without cause and appoint a successor special servicer. The removal of the special servicer and appointment of a successor special servicer will be effective only when:

o the successor special servicer has assumed in writing all of the responsibilities, duties and liabilities of the special servicer under the pooling and servicing agreement, and

o each Rating Agency confirms to the trustee in writing that such appointment and assumption will not result, in and of itself, in a downgrading, withdrawal or qualification of the rating then assigned by the Rating Agency to any class of certificates.

     The operating adviser or the successor special servicer must pay the cost of obtaining such Rating Agency confirmation. The removed special servicer may receive all amounts accrued and owing to it on or prior to the effective date of the removal, including the right to receive any workout fees payable on Mortgage Loans that became Corrected Mortgage Loans while it acted as special servicer.

Duties of Special Servicer

     The duties of the special servicer relate primarily to Specially Serviced Mortgage Loans and to any REO Property. A "Specially Serviced Mortgage Loan" is any Mortgage Loan for which at least one of the following conditions exist.

Loans with Monetary Defaults

o The borrower is at least 60 days delinquent in paying principal and interest or other obligation (regardless of whether P&I Advances have been reimbursed), or

o    the borrower has failed to make a balloon payment, except where either

     o the master servicer and the special servicer agree in writing that the loan is likely to be paid in full within 30 days after such default, or

     o on or before the date of the default, the borrower has delivered to the master servicer a firm commitment to refinance the related Mortgage Loan within 60 days of the default;

however, such loans cease to be Specially Serviced Mortgage Loans when:

o the borrower brings the loan current (under workout terms agreed to by the special servicer for a balloon payment default),

o    the borrower makes three consecutive full and timely monthly payments, and

o no other circumstances exist that would cause the loan to be characterized as a Specially Serviced Mortgage Loan.

Loans that are likely to have Monetary Defaults

o The borrower has expressed to the master servicer an inability to pay or a hardship in paying the loan in accordance with its terms,

o the master servicer has received notice of a foreclosure or threatened foreclosure of any lien on the property securing the loan,

o the master servicer or special servicer has received notice that the borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors, or

o the master servicer proposes to commence foreclosure or other workout arrangements;

however, such loans cease to be Specially Serviced Mortgage Loans when:

o the above circumstances cease to exist in the good faith and reasonable judgment of the special servicer, and

o no other circumstances exist that would cause the loan to be characterized as a Specially Serviced Mortgage Loan.

Loans with Nonmonetary Defaults

o The master servicer or the special servicer has notice that a nonmonetary default that materially and adversely affects the interests of the certificateholders has occurred and the default remains uncured after the specified grace period (or, if no grace period is specified, after 60 days);

however, such loans cease to be Specially Serviced Mortgage Loans when:

o    the default is cured, and

o no other circumstances exist that would cause the loan to be characterized as a Specially Serviced Mortgage Loan.

      A default requiring a Servicing Advance will be deemed to materially and adversely affect the interests of certificateholders for purposes of determining whether a Mortgage Loan is a Specially Serviced Mortgage Loan.

Special Servicer Compensation

      The special servicer is entitled to a monthly standby special servicing fee and a monthly special servicing fee. The standby special servicing fee will accrue with respect to each Mortgage Loan (including each Specially Serviced Mortgage Loan and each Mortgage Loan as to which the related Mortgaged Property has become an REO Property) in the same manner as the master servicing fee, at a rate equal to 1/12th of 0.005%. The special servicing fee is an amount equal to 1/12th of 0.25% of the Stated Principal Balance of each Specially Serviced Mortgage Loan. The special servicer will also receive a disposition fee on any Specially Serviced Mortgage Loan or REO Property sold, transferred or otherwise liquidated equal to 1% of:

o the proceeds of the sale, liquidation or condemnation of, or any partial or unscheduled payment with respect to, any Specially Serviced Mortgage Loan or REO Property

                                      less

o    any broker's commission and related brokerage referral fees.


     No disposition fee will be paid in connection with:

o the repurchase of a Mortgage Loan as described under "Description of the Mortgage Pool--Representations and Warranties; Repurchase"; however, the special servicer will receive a 0.25% fee in connection with such a repurchase,

o the termination of the trust as described under "Description of the Certificates--Optional Termination", or

o the purchase of any defaulted Mortgage Loan by the operating adviser, the master servicer or special servicer as described under "The Pooling and Servicing Agreement--Realization Upon Mortgage Loans--Sale of Specially Serviced Mortgage Loans and REO Properties".

     Each of these fees, plus certain special servicing expenses, will be paid from funds that would otherwise be used to pay principal and interest on the certificates.

     The special servicer is also entitled to a workout fee equal to 1.0% of the Net Collections received by the master servicer or the special servicer on each Corrected Mortgage Loan. "Net Collections" means all payments of interest and principal and all prepayment premiums.

     A loan which has ceased to be a Specially Serviced Mortgage Loan by virtue of a cure resulting from a modification, restructuring or workout negotiated by the special servicer evidenced by a signed writing is a "Corrected Mortgage Loan"

     If any Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan, any right to the workout fee terminates for the initial modification, restructuring or workout. However, the special servicer will receive a new workout fee for the loan upon resolution or workout of a subsequent event of default under the loan. If the special servicer is terminated for any reason, it will receive any workout fees payable on Mortgage Loans that became Corrected Mortgage Loans while it acted as special servicer. The successor special servicer will not be entitled to any portion of such workout fees.

     The special servicer will also retain as additional servicing compensation:

o    all investment income earned on amounts on deposit in any REO Account,

o if permitted under the Mortgage Loan, late payment charges or late fees or default interest (other than amounts used to pay Advance interest), assumption fees, loan modification fees, extension fees, loan service transaction fees, beneficiary statement charges or similar items that are collected on Specially Serviced Mortgage Loans, and

o if permitted under the Mortgage Loan, 33-1/3% of any extension fees, modification fees, consent fees and assumption fees on Mortgage Loans that are not Specially Serviced Mortgage Loans.

     Additional special servicing compensation does not include prepayment premiums or any other amount required to be deposited or retained in the Collection Account.

                             The Operating Adviser

Selection

      Holders of more than 50% of the principal balance of the Controlling Class may appoint an operating adviser to represent their interests. The "Controlling Class" is the most subordinate class of principal balance certificates that still has at least 25% of its original principal balance outstanding. If no class has at least 25% of its initial principal balance still outstanding, the most subordinate class of principal balance certificates still outstanding will be the controlling class.

Rights and Powers

      The operating adviser may advise the special servicer about the following matters:

o foreclosure or similar conversion of the ownership of properties securing Specially Serviced Mortgage Loans that are in default, including acquiring an REO Property,

o amendment, waiver or modification of a Money-Term or any other material non-monetary term of a Specially Serviced Mortgage Loan,

o proposed sale of a defaulted Mortgage Loan or REO Property for less than the Repurchase Price, except upon termination of the trust fund as described under "Description of the Certificates--Optional Termination",

o    acceptance of a discounted payoff,

o determination to bring an REO Property into compliance with environmental laws or to address hazardous materials located at an REO Property,

o release of collateral, other than in accordance with the terms or upon satisfaction of a loan,

o acceptance of substitute or additional collateral, other than in accordance with the terms of a loan,

o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause,

o acceptance of an assumption agreement releasing a borrower from liability under a loan, and

o any release of a letter of credit or debt service reserve, provided that, in the event that the special servicer determines that immediate action is necessary to protect the interest of the certificateholders (as a collective whole), the special servicer may take any such action without waiting for the operating adviser's response.

      The operating adviser may object to the above actions in writing within 10 business days after being notified of the proposed action and provided with all reasonably requested information. The operating adviser will be considered to have approved any such action if it does not object within 10 days. Furthermore, the special servicer shall not be obligated to obtain the approval of the operating adviser for any actions to be taken with respect to any particular Mortgage Loan if the special servicer has notified the operating adviser in writing of the various actions that the special servicer proposes to take with respect to such Mortgage Loan and, for 60 days following the first such notice, the operating adviser has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the servicing standard.

      The operating adviser also may advise the special servicer to take, or to refrain from taking, such other actions as the operating adviser deems advisable. However, the operating adviser may never require the special servicer to violate the pooling and servicing agreement, including its obligation to act in accordance with the servicing standard.

Limitation on Liability of Operating Adviser

      The operating adviser and its officers, directors, employees and owners will have no liability to certificateholders for any action taken, or for refraining from the taking of any action. By accepting certificates, each certificateholder agrees that the operating adviser:

o may have special relationships and interests that conflict with those of holders of one or more classes of certificates,

o    may act solely in the interests of the holders of the Controlling Class,

o has no duties to certificateholders, except for holders of the Controlling Class,

o may act to favor the interests of the Controlling Class over the interests of other classes, and

o will violate no duty and incur no liability by acting solely in the interests of the Controlling Class.


     No certificateholder may take legal action against the operating adviser because it acted solely in the interests of the Controlling Class.

                                  Sub-Servicers

     The master servicer and special servicer may each delegate its servicing obligations to one or more third-party sub-servicers. Despite any such delegation, the master servicer or special servicer remains directly responsible for the delegated duties and for the acts and omissions of any sub-servicer. The master servicer or the special servicer must monitor the performance of any sub-servicer that it uses. 12 Mortgage Loans (3.5%) are currently serviced by third-party servicers that are expected to continue to service such loans as sub-servicers. GMAC Commercial Mortgage Corporation will sub-service 106 Mortgage Loans (44.3%). Except for the sub-servicing agreements related to these Mortgage Loans, each sub-servicing agreement must provide that if the master servicer or the special servicer is no longer acting in such capacity under the pooling and servicing agreement, the trustee or any successor to the master servicer or special servicer may:

o assume the master servicer's or special servicer's rights under the sub-servicing agreement, and/or

o    terminate the sub-servicer without payment of a termination fee.


     The sub-servicing agreements for the Mortgage Loans that will be sub-serviced on the closing date provide that the related sub-servicer may only be terminated if it is in default under its sub-servicing agreement.

     The master servicer and special servicer are solely responsible for the fees owed to any sub-servicer they retain, even if those fees are more than the fees they are receiving under the pooling and servicing agreement. Generally, each sub-servicer will be reimbursed for any expenses for which the master servicer or special servicer would be reimbursed under the pooling and servicing agreement. See "-- Servicing Compensation and Payment of Expenses".

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       Reports to Certificateholders; Where You Can Find More Information

Monthly Reports

       On each distribution date, the trustee will issue a statement based on information that the master servicer furnishes. The trustee will mail (unless the recipient requests otherwise in writing) and make available electronically the statement to the certificateholders, the depositor, the paying agent, the underwriters, the master servicer, the special servicer, the operating adviser and each Rating Agency. The trustee will use the form of monthly distribution statement included as Appendix IV to this prospectus supplement. The information will include the following:

o For each class of certificates and for each $1,000 of initial principal balance or notional amount of the class:

     1. the Principal Distribution Amount and the amount of Available Funds allocable thereto;

     2. Distributable Certificate Interest and the amount of Available Funds allocable thereto;

     3.   any Class Interest Shortfall allocable to the class;

     4. the principal balance after giving effect to the distribution of amounts in respect of the Principal Distribution Amount on the distribution date; and

     5.   the amount of any prepayment premiums distributed to the class;

o The pass-through rate applicable to each class of the certificates for the distribution date;

o The amount of any P&I Advances by the master servicer, the trustee or the fiscal agent included in the amounts distributed to the certificateholders;

o The total amount of Realized Losses and Expenses incurred during the related Collection Period, the cumulative Realized Losses and Expense Losses incurred since the closing date and their allocation to the principal balance of any class of principal balance certificates, together with a list of Additional Trust Fund Expenses itemized by category of expense;

o The Stated Principal Balance of the Mortgage Loans as of the due date preceding the distribution date;

o    The number and aggregate principal balance of Mortgage Loans:

     1.   delinquent 30-59 days,

     2.   delinquent 60-89 days,

     3.   delinquent 90 or more days, and

     4.   as to which foreclosure proceedings have been commenced;

o    For each delinquent Mortgage Loan:

     1.   the amount of the P&I Advances made on the distribution date; and

     2. the aggregate amount of unreimbursed Servicing Advances and P&I Advances for such loan;

o For any Mortgage Loan that became an REO Mortgage Loan during the preceding calendar month, the principal balance of such Mortgage Loan as of the date it became an REO Mortgage Loan;

o    For any REO Property sold during the related Collection Period:

     1. the date on which the special servicer determined that it has collected all amounts that it expects to recover on the REO Property;

     2. the amount of the proceeds of such sale deposited into the Collection Account; and

     3. the aggregate amount of REO Proceeds and Net REO Proceeds (in each case other than liquidation proceeds) and other revenues collected by the special servicer for each REO Property during the related Collection Period and credited to the Collection Account;

o The outstanding principal balance of each REO Mortgage Loan as of the close of business on the preceding due date;

o The appraised value of each REO Property as shown on the most recent appraisal;

o The amount of the servicing compensation and additional servicing compensation paid to the master servicer for the distribution date;

o The amount of any standby special servicing fee, special servicing fee, disposition fee, workout fee or additional servicing compensation paid to the special servicer for the distribution date;

o    The amount of default interest received during the related Collection
     Period;

o    The amount of Deferred Interest received during the related Collection
     Period;

o The amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions as of the distribution date;

o    Both current and cumulative prepayments;

o Ratings from all rating agencies for all applicable classes of certificates;

o Any Mortgage Loan as to which bankruptcy proceedings have been commenced against the related borrower, but only to the extent that the servicer has notified the trustee thereof;

o Any draws on letters of credit or debt service reserves, and the remaining balance thereof; and

o    Any other information required under the pooling and servicing agreement.

     The master servicer will provide the trustee with the following portions of the Commercial Mortgage Securities Association Investor Reporting Package reports and files for inclusion in the monthly distribution statement:

o    Loan Set-up File,

o    Loan Periodic Update File,

o    Financial File,

o    Property File,

o    Servicer Watch List,

o    Delinquent Loan Status Report,

o    REO Status Report,

o    Comparative Financial Status Report,

o    Historical Loan Modification Report,

o    Historical Liquidation Report,

o    Operating Statement Analysis Report, and

o    NOI Adjustment Worksheet.

     Due to the time required to collect all the necessary data and enter it onto the master servicer's computer system, the master servicer is not required to provide these reports (other than the Loan Periodic Update File) before the distribution date in September 2000.

     Within a reasonable period of time after the end of each calendar year, the trustee will furnish to each person who at any time during the calendar year owned an offered certificate a statement listing the amount of principal and interest paid to the person during the year. The Trustee may satisfy this obligation by delivering substantially comparable information pursuant to any requirements of the Internal Revenue Code of 1986.

     In addition, the trustee will forward or make available to each certificateholder any additional information regarding the Mortgage Loans that the master servicer or the special servicer, in its sole discretion, delivers to the trustee for distribution to the certificateholders, which information the trustee may attach to the monthly distribution statement.

     Some of the information made available in the distribution date statements referred to above may be obtained electronically from the trustee as follows:

     1. by facsimile through the trustee's ASAP System by calling (714) 282-5518 and requesting statement number 504;

     2.   on the Internet at www.lnbabs.com; or

     3.   on its electronic bulletin board service at (714) 282-3990.


CMBS Surveillance Inquiries

     The master servicer currently maintains an Internet-based investor reporting system, CMBS Investor Insight(sm), that contains updated performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. certificateholders, prospective transferees and other appropriate parties may obtain access to CMBS Investor Insight(sm) through the master servicer's website, www.midlandls.com. The master servicer may require registration and the execution of an access agreement in connection with providing access to CMBS Investor Insight(sm). Specific questions about portfolio, loan and property performance may be sent to the master servicer via e-mail at askmidland@midlandls.com.

Other Available Information

     The master servicer or special servicer will notify or report to the trustee any other occurrences of which the master servicer or special servicer is aware that it determines may materially affect a Mortgage Loan or REO Property, including all loan extensions.

     In addition to the other reports and information made available and distributed under the pooling and servicing agreement by the trustee, the master servicer and the special servicer will also make available any other information relating to the Mortgage Loans, the Mortgaged Properties or the borrowers for review by the depositor, the underwriters, the operating adviser, the trustee and the Rating Agencies. The master servicer and the special servicer will also make such information available to any person that the trustee at the request of the master servicer or special servicer certifies is a certificateholder or potential certificateholder. The trustee may base the certification on any information from the certificateholder or the potential certificateholder that it may require in its sole discretion. Such person will be required to pay any expenses incurred by the trustee in making such certification. The master servicer and the special servicer are not required to provide the information if doing so is prohibited by applicable law or by any documents related to a Mortgage Loan. The master servicer and the special servicer may adopt reasonable rules and procedures governing access to the information, which may include a requirement that the person requesting such information execute an agreement governing the availability, use and disclosure of such information. The agreement may provide for the indemnification of the master servicer or the special servicer for any liability or damage that may arise from the use or disclosure of the information.

     The following are available for your review at the trustee's offices during normal business hours:

o    the pooling and servicing agreement,

o    all monthly statements to certificateholders,

o    annual compliance statements, and

o    annual accountants' reports.


     Unless prohibited by applicable law or the Mortgage Loan documents, the following will be available for your review at the trustee's offices during normal business hours:

o    all modifications, waivers and amendments of the Mortgage Loans,

o officer's certificates and other evidence supporting a determination that an Advance is nonrecoverable, and

o    upon request, the property inspection reports.


     The master servicer, the special servicer and the trustee may impose a reasonable charge for expenses of providing copies or access to the above information. The Rating Agencies and the operating adviser will not have to pay any such charge.

Filings with the SEC

     The master servicer will, on behalf of the trust fund, prepare, sign and file with the Securities and Exchange Commission all reports, statements and information respecting the trust fund that the master servicer or the depositor determines are required to be filed with the SEC or the filing of which is otherwise desirable. The master servicer will file each report, statement and information on or prior to the required filing date. However, the depositor will file with the SEC, within 15 days of the closing date, a Form 8-K together with the pooling and servicing agreement.

     The trustee, the fiscal agent, the master servicer and the special servicer are not responsible for the accuracy or completeness of any information supplied to it by a borrower or other third party for inclusion in any notice, report or information furnished or provided by the master servicer, the special servicer or the trustee under the pooling and servicing agreement. The trust fund will indemnify and hold harmless the master servicer, the special servicer, the trustee and the fiscal agent against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission in any information supplied by a borrower or other third party, including any liability related to the inclusion of the information in any report filed with the SEC.

                              --------------------

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES


      For federal income tax purposes, three separate "real estate mortgage investment conduit" ("REMIC") elections will be made with respect to respective portions of the trust fund, creating three REMICs. Upon the issuance of the offered certificates, Morrison & Hecker L.L.P. will deliver its opinion, generally to the effect that, assuming compliance with all provisions of the pooling and servicing agreement:

o each pool of assets with respect to which a REMIC election is made will qualify as a REMIC under the Internal Revenue Code of 1986;

o the class A-1, class A-2, class X, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N and class O certificates will be, or will represent ownership of, REMIC "regular interests";

o the class R-I, class R-II and class R-III certificates, respectively, will be the sole "residual interest" in the related REMIC; and

o the class V certificates will represent beneficial interests in the portion of the trust assets consisting of Deferred Interest, which portion will be treated as a grantor trust for federal income tax purposes.

      The certificates representing regular interests generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of those certificates will be required to include in income all interest on the certificates in accordance with the accrual method of accounting, regardless of a certificateholder's usual method of accounting. The [class A-1, class A-2, class B, class C and class D] certificates are not expected to be treated as having been issued with original issue discount for federal income tax reporting purposes. The [class E] certificates are expected to be treated as having been issued with de minimis original issue discount for federal income tax purposes.

      The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code of 1986 generally addressing the treatment of debt instruments issued with original issue discount. Holders of the offered certificates should be aware, however, that those regulations and Section 1272(a)(6) of the Internal Revenue Code of 1986 do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that holders consult with their own tax advisor concerning the tax treatment of the offered certificates.

      For the purposes of determining the rate of accrual of market discount, original issue discount and premium for federal income tax purposes, the Prepayment Assumption (as defined in the prospectus) is that the Mortgage Loans will prepay at the rate of 0% CPR, except that Hyper-Amortization Loans are assumed to pay on their Anticipated Repayment Dates. No representation is made as to whether the Mortgage Loans will prepay at that rate or any other rate. Although it is unclear whether the [class B, class C, class D and class E] certificates will qualify as "variable rate instruments" under treasury regulations, the trustee will assume for purposes of determining the original issue discount for these certificates that the certificates so qualify. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" and "--Premium" in the prospectus.

Certain classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price. Holders of such classes of certificates should consult their own tax advisors regarding the possibility of making an election to amortize any such premium. See "Federal Income Tax Consequences--REMICS--Taxation of Holders of REMIC Regular Certificates" in the prospectus.

      Generally, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code of 1986. In addition, interest (including original issue discount, if any) on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code of 1986.

      As of the closing date, 28.5% of the Mortgage Loans are secured by real estate used for residential or certain other purposes prescribed in Section 7701(a)(19)(C) of the Internal Revenue Code of 1986, and consequently the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for thrift institutions seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code of 1986. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Internal Revenue Code of 1986 will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The Trustee will report those determinations to certificateholders in the manner and at times required by applicable Treasury regulations.

      Finally, the offered certificates will be treated as "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code of 1986 and "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Code.

      If the trust collects a prepayment premium on a mortgage loan, it is anticipated that the prepayment premium will be reported as ordinary income and allocated to the class of certificates entitled to the premium. For federal income tax reporting purposes, the premium or charge will be reported as income upon actual receipt by the master servicer. The correct characterization of and timing for recognition of, prepayment premiums is not entirely clear. Certificateholders should consult their tax advisors concerning the tax treatment of prepayment premiums.

      For more information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs--Taxable Income of the REMIC" in the prospectus.

      Due to the complexity of these rules and the current uncertainty as to the manner of their application to the trust fund and certificateholders, it is particularly important that you consult your own tax advisors regarding the tax treatment of your acquisition, ownership and disposition of the certificates.


                             ----------------------

   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS LOCATED IN CALIFORNIA AND NEW YORK


      The following discussion summarizes certain legal aspects of Mortgage Loans secured by real property in California (13.6%) and New York (13.5%), which are general in nature. These summaries do not purport to be complete and are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

                                   California

      Under California law a foreclosure may be accomplished either judicially or non-judicially. Generally, no deficiency judgment is permitted under California law following a nonjudicial sale under a deed of trust. Other California statutes, except in certain cases involving environmentally impaired real property, require the lender to attempt to satisfy the full debt through a foreclosure against the property before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt. California case law has held that acts such as an offset of an unpledged account or the application of rents from secured property prior to foreclosure, under some circumstances, constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Finally, other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower, and possibly any guarantor, following a judicial sale to the excess of the outstanding debt over the greater of (i) the fair market value of the property at the time of the public sale or (ii) the amount of the winning bid in the foreclosure. Borrowers also are allowed a one-year period within which to redeem the property.

                                    New York

      Under New York law, while a foreclosure may be accomplished either judicially or non-judicially, nonjudicial foreclosures are virtually unused today. Upon a default, a mortgagee may either proceed in equity to foreclose upon the mortgaged property or to proceed at law and sue on the note. New York law does not require that the mortgagee must bring a foreclosure action before being entitled to sue on the note. However, once having begun a foreclosure action or an action to sue on the note or guaranty, a mortgagee is generally not permitted to initiate the other without leave of court.

New York does not restrict a mortgagee from seeking a deficiency judgment. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied.

                               ------------------

                              ERISA CONSIDERATIONS

      A fiduciary of any employee benefit plan or other retirement plan or arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA" ), or Section 4975 of the Internal Revenue Code of 1986 (each a "Plan" ) and any entity whose assets include assets of a Plan should carefully review with its legal advisers whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permitted either under ERISA or Section 4975 of the Internal Revenue Code of 1986 or whether there exists any applicable statutory or administrative exemption. Examples of the types of Plans that are subject to these rules include:

o     individual retirement accounts,

o     annuity plans,

o     Keogh plans, and

o collective investment funds, separate accounts and general accounts in which such plans, accounts or arrangements are invested.

      Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under section 410(d) of the Internal Revenue
Code), are not subject to the restrictions of ERISA. Accordingly, assets of such plans may be invested in the offered certificates without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under section 401(a) of the Internal Revenue Code of 1986 and exempt from taxation under section 501(a) of the Internal Revenue Code of 1986 is subject to the prohibited transaction rules set forth in Section 503 of the Internal Revenue Code of 1986.

      In accordance with ERISA's general fiduciary standards, before investing in an offered certificate a Plan fiduciary should determine whether to do so is:

o    permitted under the governing Plan instruments, and

o appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio.

      A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the certificates to the rate of principal repayments (including voluntary prepayments by the borrowers and involuntary liquidations) on the Mortgage Loans, as discussed in "Yield and Maturity Considerations".

      Certain fiduciary and prohibited transaction issues arise only if the assets of the trust fund are "plan assets" for the purposes of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code of 1986. Whether the assets of the trust fund will be plan assets at any time will depend on a number of factors, including the portion of any class of certificates (as discussed below under "--Plan Asset Regulation") that is held by "benefit plan investors" (as defined in U.S. Department of Labor Regulation Section 2510.3-101).

                              Plan Asset Regulation

      The United States Department of Labor has issued a final regulation determining when assets of an entity in which a Plan makes an equity investment will be treated as assets of the investing Plan. If the certificates are treated as debt with no substantial equity features under applicable local law, the assets of the trust fund would not be treated as assets of the Plans that become certificateholders. In the absence of treatment of the certificates as debt, and unless the final regulation provides an exemption from this "plan asset" treatment, an undivided portion of the assets of the trust fund will be treated, for purposes of applying the fiduciary standards and prohibited transactions rules of ERISA and Section 4975 of the Internal Revenue Code of 1986, as an asset of each Plan that acquires and holds the offered certificates.

      The final regulation provides an exemption from "plan asset" treatment for securities issued by an entity if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the value of each class of equity interests in the entity are held by "benefit plan investors". Benefit plan investors could include Plans, governmental, foreign and other plans not subject to ERISA and entities holding assets deemed to be "plan assets". Interests held by any person who has discretionary authority or control with respect to the assets of the entity or any person who provides investment advice directly or indirectly for a fee with respect to the assets of the entity (or any affiliate of either such person) are excluded from the calculation. Because the availability of this exemption to the trust fund depends upon the identity of the holders of the offered certificates at any time, there can be no assurance that any class of the offered certificates will qualify for this exemption.

                              Individual Exemption

      The Department of Labor has issued to some of the underwriters an individual prohibited transaction exemption (Prohibited Transaction Exemption No. 90-24, as amended by Prohibited Transaction Exemption No. 97-34, to Morgan Stanley & Co. Incorporated, and Prohibited Transaction Exemption No. 98-07 to PNC Capital Markets, Inc.). These exemptions generally exempt from the application of the prohibited transaction provisions of Section 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Internal Revenue Code of 1986, certain transactions, among others, relating to:

o the servicing and operation of mortgage loans, such as the Mortgage Loans, and

o the purchase, sale and holding of mortgage pass-through certificates, such as the senior certificates, underwritten by an "underwriter".

      For purposes of this discussion, the term "underwriter" includes:

1.   Morgan Stanley & Co. Incorporated,

2. any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Morgan Stanley & Co. Incorporated, and

3. any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to the senior certificates, including any of the other underwriters.

     Each of the individual prohibited transaction exemptions sets forth six general conditions that must be satisfied for a transaction involving the purchase, sale and holding of senior certificates to be covered by the exemption:

o First, the acquisition of the senior certificates by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

o Second, the rights and interests evidenced by the senior certificates must not be subordinated to the rights and interests evidenced by the other certificates of the same trust.

o Third, at the time of acquisition by the Plan the senior certificates must be rated in one of the three highest generic rating categories by Standard & Poor's Ratings Services, Moody's Investors Service or Fitch IBCA, Inc. (or their successors and assigns).

o Fourth, the trustee cannot be an affiliate of any other member of the "Restricted Group," which, in addition to the trustee, consists of:

    o    the underwriters,

    o    the depositor,

    o    the master servicer,

    o    the special servicer,

    o    any sub-servicer,

    o any mortgagor with respect to a Mortgage Loan constituting more than 5% of the aggregate unamortized principal balance of the Mortgage Loans as of the date of initial issuance of the senior certificates, and

    o    any and all affiliates of any of the above persons.

o   Fifth, the sum of all payments made to and retained by:

    o the underwriters must represent not more than reasonable compensation for underwriting the senior certificates;

    o the depositor pursuant to the assignment of the Mortgage Loans to the trust fund must represent not more than the fair market value of those obligations; and

    o the master servicer, the special servicer or any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith.

o Sixth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933.

      Because the senior certificates are not subordinated to any other class of certificates, the second condition is satisfied for the senior certificates. Since the senior certificates must be rated not lower than "Aaa" by Moody's and "AAA" by Fitch, on the closing date, the third condition will be satisfied for the senior certificates on the closing date. As the initial trustee is not an affiliate of any other members of the restricted group, the fourth condition will also be satisfied on the closing date. A Plan fiduciary contemplating purchasing a senior certificate in the secondary market must determine that the senior certificates continue to satisfy the third and fourth conditions on the date of purchase. A Plan fiduciary contemplating the purchase of a senior certificate must decide for itself whether the first, fifth and sixth conditions will be satisfied.

      Each of the individual prohibited transaction exemptions also requires that the trust fund meet the following requirements:

o the trust fund must consist solely of assets of the type that have been included in other investment pools;

o certificates in those other investment pools must have been rated in one of the three highest categories of Standard & Poor's, Moody's or Fitch for at least one year prior to the Plan's acquisition of the senior certificates; and

o certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of senior certificates.

      Moreover, the exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when any person who has discretionary authority or renders investment advice with respect to the investment of plan assets causes a Plan to acquire senior certificates, provided that, among other requirements:

o the person (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the trust;

o the Plan is not a plan with respect to which any member of the Restricted Group is the "plan sponsor" (as defined in Section 3(16)(B) of ERISA);

o in the case of an acquisition in connection with the initial issuance of a class of senior certificates, at least 50% of that class is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust fund is acquired by persons independent of the Restricted Group;

o the Plan's investment in senior certificates does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and

o immediately after the acquisition, no more than 25% of the assets of the Plan with respect to which the person has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

      Finally, if certain specific conditions of the individual prohibited transaction exemptions are satisfied, they may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986 by reason of Section 4975(c) of the Internal Revenue Code of 1986 for transactions in connection with the servicing, management and operation of the Mortgage Loans. The depositor expects that the specific conditions of the exemptions required for this purpose will be satisfied with respect to the senior certificates.

      You should be aware, however, that even if the conditions specified in one or more parts of the individual prohibited transaction exemptions are satisfied, they may not cover all acts that may be considered prohibited transactions.

      Before purchasing a senior certificate, a Plan fiduciary should itself confirm that all of the conditions of the individual prohibited transaction exemptions would be satisfied. The Plan fiduciary should also consider whether any other prohibited transaction exemptions are available.

                                Other Exemptions

      The characteristics of each class of the subordinate certificates do not meet the requirements of the underwriters' individual prohibited transaction exemptions. Accordingly, subordinate certificates may not be acquired by, on behalf of or with assets of:

1.   a Plan,

2. a governmental plan subject to any federal, state or local law that is, to a material extent, similar to the provisions of ERISA or the Internal Revenue Code of 1986 ("Other Plans"),

3.   a collective investment fund in which Plans or Other Plans are invested, or

4. other persons acting on behalf of any Plan or Other Plans or using the assets of any Plan or Other Plans or any entity whose underlying assets include plan assets by reason of a Plan's or Other Plan's investment in the entity (within the meaning of the Department of Labor regulations Section 2510.3-101).

      Each prospective transferee of a definitive subordinate certificate must deliver to the depositor, the certificate registrar and the trustee:

o a transferee representation letter, substantially in the form attached as an exhibit to the pooling and servicing agreement, stating that the prospective transferee is not a person referred to in clause 1, 2, 3, or 4 of the first paragraph of this section, or

o an opinion of counsel which establishes to the satisfaction of the depositor, the trustee and the certificate registrar that the purchase or holding of the certificate will not:

     o    constitute or result in a prohibited transaction within the meaning of
          Section 406 or 407 of ERISA, Section 4975 of the Internal Revenue Code of 1986 or any similar law, and

     o subject the master servicer, the special servicer, the depositor, the trustee or the certificate registrar to any obligation or liability, including obligations or liabilities under ERISA or Section 4975 of the Internal Revenue Code of 1986.

If you purchase a beneficial interest in a book-entry subordinate certificate, you will be deemed to have made the representation in the first bullet point above.

      The opinion of counsel will not be an expense of the trustee, the trust fund, the master servicer, the special servicer, the certificate registrar or the depositor.

                          Insurance Company Purchasers

      Purchasers that are insurance companies should consult their legal advisers with respect to the applicability of Section III of Prohibited Transaction Class Exemption 95-60, regarding transactions by insurance company general accounts.

      In addition, the Small Business Job Protection Act of 1996 added a new
Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code of 1986, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Internal Revenue Code of 1986, for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under Prohibited Transaction Class Exemption 95-60 for the purchase and holding of offered certificates by an insurance company general account.

      Section 401(c) of ERISA required the Department of Labor to issue final regulations no later than December 31, 1997. The Department of Labor issued proposed regulations under Section 401(c) on December 22, 1997, but the required final regulations have not been issued as of the date of this prospectus supplement. The purpose of the 401(c) regulations is to provide guidance for the purpose of determining which general account assets constitute plan assets, in cases where insurance policies or annuity contracts supported by an insurer's general account were issued to or for the benefit of a Plan on or before December 31, 1998. Section 401(c) of ERISA generally provides that, until the date that is 18 months after the 401(c) regulations become final, no person will be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Internal Revenue Code on the basis of a claim that the assets of an insurance company general account constitute plan assets of any plan, unless:

o as otherwise provided by the Secretary of Labor in the 401(c) regulations to prevent avoidance of the regulations, or

o an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law.

      Any assets of an insurance company general account that support insurance policies or annuity contracts issued to Plans:

o     after December 31, 1998, or

o on or before December 31, 1998, for which the insurance company does not comply with the 401(c) regulations,


may be treated as plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the certificates should consult their legal counsel with respect to the applicability of Section 401(c) of ERISA.

                            -----------------------

                                LEGAL INVESTMENT

      The offered certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

      The appropriate characterization of the certificates under various legal investment restrictions may be subject to significant interpretive uncertainties. As a result, the depositor is unable to determine whether investors subject to these restrictions may purchase the certificates. The depositor makes no representations as to:

o the proper characterization of the offered certificates for legal investment purposes, financial institution regulatory purposes or other purposes, or

o the ability of particular investors to purchase the offered certificates under applicable legal investment restrictions.

      In addition, some states have enacted legislation overriding the legal investment provisions of SMMEA.

      All depository institutions considering investment in the offered certificates should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Selection of Securities Dealers and Unsuitable Investment Practices (to the extent adopted by their respective regulatory authorities), setting forth, in relevant part, certain investment practices deemed to be unsuitable for an institution's investment portfolio, as well as guidelines for investing in certain types of mortgage related securities.

      There may be other restrictions on the ability of certain investors to purchase the offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the certificates constitute a legal investment or are subject to investment, capital or other restrictions.

                            -----------------------

                              PLAN OF DISTRIBUTION

      Subject to the underwriting agreement, each underwriter has agreed to purchase the principal amounts of offered certificates set forth opposite its name below:

Underwriter                           Class A-1  Class A-2   Class B
Morgan Stanley & Co. Incorporated              $           $          $
PNC Capital Markets, Inc.
CIBC World Markets Corp.

   Total                                       $           $          $
                                               =           =          =

Underwriter                           Class C    Class D     Class E
Morgan Stanley & Co. Incorporated              $           $          $
PNC Capital Markets, Inc.                                             -
CIBC World Markets Corp.

   Total                                       $           $          $
                                               =           =          =

      The underwriting agreement imposes conditions on the obligations of the underwriters. The underwriters must purchase all of the offered certificates if they purchase any.

      The underwriters have advised the depositor that they propose to offer the offered certificates from time to time for sale in one or more negotiated transactions or otherwise at prices to be determined at the time of sale. The underwriters may effect such transactions by selling such classes of offered certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters and/or from purchasers for whom they act as agent.

      The offered certificates are offered by the underwriters when, as and if issued by the depositor, delivered to and accepted by the underwriters and subject to their right to reject orders in whole or in part.

      It is expected that delivery of the offered certificates to the underwriters will be made in book-entry form through the facilities of DTC against payment therefor on or about June __, 2000, which is the ________ business day following the date of pricing of the certificates. Under Rule 15c6-1 adopted by the Securities and Exchange Commission under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any trade expressly agree otherwise. Accordingly, purchasers who wish to trade offered certificates in the secondary market prior to such delivery should specify a longer settlement cycle, or should refrain from specifying a shorter settlement cycle, if failing to do so would result in a settlement date that is earlier than the delivery date of the offered certificates.

      The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of such classes of offered certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act of 1933.

      The depositor has agreed to indemnify the underwriters against civil liabilities, including liabilities under the Securities Act of 1933 or contribute to payments the underwriters may be required to make in respect thereof.

      The underwriters intend to make a secondary market in the offered certificates. They have no obligation to do so, however, and any market making may be discontinued at any time.

      If and to the extent required by applicable law or regulation, this prospectus supplement and the prospectus may be used by PNC Capital Markets, Inc., in connection with market-making transactions in the offered certificates. PNC Capital Markets, Inc., may act as principal or as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                               ------------------

                                 USE OF PROCEEDS

      The depositor will use the net proceeds from the sale of the offered certificates to pay part of the purchase price for the Mortgage Loans and to pay the costs of structuring, issuing and underwriting the offered certificates.


                               ------------------

                                  LEGAL MATTERS


      The legality of the offered certificates and the material federal income tax consequences of investing in the offered certificates will be passed upon for the depositor by Morrison & Hecker, L.L.P., Kansas City, Missouri. Certain legal matters with respect to the offered certificates will be passed upon for the underwriters by Latham & Watkins, New York, New York.

                               ------------------

                                     RATINGS

      It is a condition of the issuance of the offered certificates that they receive the following credit ratings from Fitch IBCA, Inc. and Moody's Investors Service, Inc. (with their successors and assigns, the "Rating Agencies"):

Class         Fitch        Moodys
Class A-1     AAA          Aaa
Class A-2     AAA          Aaa
Class B       AA           Aa2
Class C       A            A2
Class D       A-           A3
Class E       BBB          Baa2

      The ratings of the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled and the ultimate receipt by the holders of all payments of principal to which they are entitled, if any, by the distribution date in March, 2033 (the "Rated Final Distribution Date"). This date is the distribution date occurring three years after the latest maturity date for any of the mortgage loans as of the closing date. The ratings take into consideration:

o    the credit quality of the Mortgage Loans in the Mortgage Pool,

o    structural and legal aspects associated with the certificates, and

o the extent to which the payment stream from the Mortgage Pool is adequate to make the required payments on the certificates.

      The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

      The ratings of the certificates do not represent any assessment of:

o    the tax attributes of the offered certificates or of the trust,

o    the likelihood or frequency of principal prepayments on the Mortgage Loans,

o the degree to which such prepayments might differ from those originally anticipated,

o whether and to what extent prepayment premiums, Deferred Interest and default interest will be received or Net Aggregate Prepayment/Balloon Payment Interest Shortfalls will be realized, or

o    the yield to maturity that investors may experience.

      The ratings thus address credit risk and not prepayment risk.

      It is possible that a rating agency other than Fitch and Moody's could issue an unsolicited rating for one or more of the classes of certificates. These unsolicited ratings could be lower than the ratings issued by Fitch and Moody's.

                              INDEX OF DEFINITIONS



Additional Trust Fund Expenses............................................S-54
Advance Rate..............................................................S-70
Advances..................................................................S-69
Anticipated Repayment Date ...............................................S-34
Appraisal Reduction.......................................................S-52
Appraisal Reduction Estimate .............................................S-53
Appraisal Reduction Events................................................S-52
ARD.......................................................................S-34
Assumed Monthly Payment...................................................S-51
Available Funds...........................................................S-48
Balloon LTV...............................................................S-40
Balloon LTV Ratio.........................................................S-40
Class Interest Shortfall..................................................S-50
Collection Account........................................................S-70
Collection Period.........................................................S-49
Compensating Interest Payment.............................................S-55
Constant Prepayment Rate..................................................S-62
Controlling Class.........................................................S-81
Corrected Mortgage Loan...................................................S-81
CPR.......................................................................S-62
Cross-Collateralized Loans................................................S-32
Cut-off Date..............................................................S-31
Cut-off Date Loan-to-Value................................................S-40
Cut-off Date LTV..........................................................S-40
Cut-off Date Principal Balance............................................S-31
Debt Service Coverage Ratio...............................................S-39
Defeasance Loans..........................................................S-35
Deferred Interest.........................................................S-34
Determination Date........................................................S-49
Discount Rate.............................................................S-51
Distributable Certificate Interest........................................S-50
Distribution Account......................................................S-71
DSCR......................................................................S-39
ERISA.....................................................................S-88
Excess Liquidation Proceeds...............................................S-50
Excess Liquidation Proceeds Account.......................................S-71
Expense Losses............................................................S-54
Hyper-Amortization Loans..................................................S-33
Initial Interest Rate.....................................................S-34
Initial Pool Balance......................................................S-31
Interest Reserve Account..................................................S-71
Interest Reserve Amount...................................................S-71
Interest Reserve Loans..............................................S-47, S-71
Lock-out Period...........................................................S-34
Maturity Assumptions......................................................S-62
Money Term................................................................S-76
Monthly Payment...........................................................S-51
Mortgage..................................................................S-31
Mortgage Loans............................................................S-31
Mortgaged Property........................................................S-31
Mortgages.................................................................S-31
Multiple Property Loans...................................................S-31
Net Aggregate Prepayment/Balloon
 Payment Interest Shortfall...............................................S-55
Net Collections...........................................................S-81
Net Mortgage Rate.........................................................S-47
Net REO Proceeds..........................................................S-71
Other Plans...............................................................S-91
P&I Advance...............................................................S-69
Plan......................................................................S-88
Prepayment/Balloon Payment Interest Excess................................S-54
Prepayment/Balloon Payment Interest Shortfall.............................S-55
Principal Distribution Amount.............................................S-50
Principal Prepayments.....................................................S-49
Qualified Substitute Mortgage Loan........................................S-44
Rated Final Distribution Date.............................................S-94
Rating Agencies...........................................................S-94
Realized Loss.............................................................S-54
Record Date...............................................................S-48
REMIC.....................................................................S-86
REO Account...............................................................S-46
REO Mortgage Loan.........................................................S-52
REO Proceeds..............................................................S-70
REO Property..............................................................S-46
Repurchase Price..........................................................S-43
Reserve Accounts..........................................................S-37
Restricted Group..........................................................S-89
Revised Interest Rate.....................................................S-34
Scheduled Final Distribution Date.........................................S-55
Servicing Advances........................................................S-69
Specially Serviced Mortgage Loan .........................................S-79
Stated Principal Balance..................................................S-47
Treasury Rate.............................................................S-51
Underwritable Cash Flow...................................................S-39
Updated Appraisal.........................................................S-53
Yield Maintenance Period..................................................S-34

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                                     SELLER


------------------------------------------------------------------------------------------------------------------------------------
                                                                                               Weighted
                                                             Percent by       Weighted         Average        Weighted
                             Number of     Aggregate         Aggregate         Average          Stated        Average      Weighted
                              Mortgage      Current           Current         Mortgage        Remaining       Current      Average
Seller                         Loans       Balance ($)       Balance (%)       Rate (%)       Term (mos)      LTV (%)       DSCR
------------------------------------------------------------------------------------------------------------------------------------
CIBC                             58      229,963,790           28.65          8.402             111            70.2        1.37
MID                             107      418,607,493           52.16          7.740             112            71.3        1.35
RFC                              60      153,977,687           19.19          8.651             124            69.2        1.34
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average       225      802,548,970          100.00          8.104             114            70.6        1.35
====================================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                              CUT-OFF DATE BALANCES

------------------------------------------------------------------------------------------------------------------------------------
                                                                                             Weighted
                                                              Percent by       Weighted      Average        Weighted
                             Number of        Aggregate       Aggregate         Average       Stated         Average      Weighted
                              Mortgage         Current         Current         Mortgage     Remaining        Current      Average
Current Balances ($)           Loans         Balance ($)     Balance (%)       Rate (%)     Term (mos)       LTV (%)        DSCR
------------------------------------------------------------------------------------------------------------------------------------
1 - 1,000,000                     40         26,699,503            3.33          8.372          118            64.5         1.45
1,000,001  -  2,000,000           65         96,526,620           12.03          8.247          121            69.9         1.38
2,000,001  -  3,000,000           42        103,877,859           12.94          8.324          125            71.0         1.31
3,000,001  -  4,000,000           19         64,005,323            7.98          8.034          122            69.4         1.40
4,000,001  -  5,000,000            9         40,149,133            5.00          8.244          117            68.9         1.37
5,000,001  -  6,000,000           16         88,200,554           10.99          8.002          109            71.6         1.37
6,000,001  -  7,000,000            9         57,725,427            7.19          8.334          114            67.5         1.35
7,000,001  -  8,000,000            3         23,405,997            2.92          8.830          116            67.9         1.41
9,000,001  - 10,000,000            4         38,215,216            4.76          8.547          107            71.8         1.28
10,000,001 - 15,000,000           12        142,374,631           17.74          7.677          107            72.9         1.36
15,000,001 - 20,000,000            4         70,790,234            8.82          8.178          110            74.7         1.34
20,000,001 - 25,000,000            1         23,370,205            2.91          8.270          116            68.7         1.25
25,000,001 >=                      1         27,208,269            3.39          6.950           97            66.0         1.35
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average        225        802,548,970          100.00          8.104          114            70.6         1.35
====================================================================================================================================


Min:          $   281,659
Max:          $27,208,269
Average:      $ 3,566,884

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                                     STATES


------------------------------------------------------------------------------------------------------------------------------------
                                                                                             Weighted
                                                           Percent by        Weighted         Average      Weighted
                           Number of       Aggregate        Aggregate        Average          Stated        Average     Weighted
                           Mortgage         Current          Current         Mortgage        Remaining      Current     Average
States                       Loans        Balance ($)      Balance (%)       Rate (%)       Term (mos)      LTV (%)       DSCR
------------------------------------------------------------------------------------------------------------------------------------
California                     25         108,931,238         13.57             8.008           113           66.3        1.40
New York                       25         108,002,779         13.46             8.429           116           70.0        1.34
Pennsylvania                   20          67,099,666          8.36             7.835           109           70.4        1.35
Michigan                       10          62,900,591          7.84             8.343           111           72.5        1.29
Texas                          29          61,573,243          7.67             8.395           145           71.0        1.33
New Jersey                     12          60,664,376          7.56             8.170           117           72.1        1.36
Illinois                        8          37,308,087          4.65             8.125           107           66.7        1.46
Arizona                         6          29,972,601          3.73             8.435           115           72.2        1.27
Florida                        10          27,846,474          3.47             8.413           111           73.5        1.32
Nevada                          6          25,889,562          3.23             7.106            97           73.4        1.32
New Hampshire                  11          22,435,998          2.80             7.515           105           75.5        1.32
Oklahoma                        4          17,886,523          2.23             6.804            99           75.9        1.37
Virginia                        3          17,384,480          2.17             7.330           106           75.6        1.41
Louisiana                       5          16,511,745          2.06             7.737           107           69.0        1.51
Georgia                         7          15,981,208          1.99             8.811           115           71.0        1.45
Maryland                        2          13,737,323          1.71             8.361           117           73.6        1.29
Colorado                        3          13,056,964          1.63             8.732            90           73.2        1.29
Ohio                            7          12,490,149          1.56             8.903            94           64.6        1.32
Rhode Island                    1          12,219,619          1.52             7.460           111           75.4        1.27
Nebraska                        1          10,963,810          1.37             8.140           114           79.4        1.28
Oregon                          2           7,919,124          0.99             7.715           100           70.3        1.35
Missouri                        3           7,079,702          0.88             7.924           101           68.2        1.51
Minnesota                       3           6,825,089          0.85             7.662           142           63.1        1.54
Indiana                         3           6,818,319          0.85             7.666           144           75.3        1.20
North Carolina                  2           4,834,677          0.60             8.554           112           73.5        1.25
Tennessee                       4           4,798,841          0.60             7.400           190           56.5        1.63
Massachusetts                   2           4,241,962          0.53             8.907           116           70.7        1.26
Washington                      1           3,617,070          0.45             6.720           101           70.2        1.41
Utah                            2           3,323,110          0.41             8.920           116           60.5        1.45
Connecticut                     2           3,129,444          0.39             8.213           111           68.0        1.37
North Dakota                    1           2,069,270          0.26             8.100           111           79.6        1.32

                            MORTGAGE POOL INFORMATION

                                     STATES
                                  (continued)


------------------------------------------------------------------------------------------------------------------------------------
                                                                                             Weighted
                                                           Percent by        Weighted         Average      Weighted
                           Number of       Aggregate        Aggregate        Average          Stated        Average     Weighted
                           Mortgage         Current          Current         Mortgage        Remaining      Current     Average
States                       Loans        Balance ($)      Balance (%)       Rate (%)       Term (mos)      LTV (%)       DSCR
------------------------------------------------------------------------------------------------------------------------------------
Alabama                         1           1,544,684          0.19             9.990           117           61.2        1.67
South Carolina                  1           1,356,970          0.17             8.220           109           69.1        1.30
Kansas                          1           1,282,706          0.16             8.310           111           65.8        1.25
Maine                           1             494,522          0.06             8.320           113           35.3        2.22
Mississippi                     1             357,047          0.04             8.840           110           62.9        1.36
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average     225         802,548,970        100.00             8.104           114           70.6        1.35
====================================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                                 PROPERTY TYPES


------------------------------------------------------------------------------------------------------------------------------------
                                                                                         Weighted
                                                           Percent by       Weighted      Average      Weighted
                             Number of      Aggregate      Aggregate         Average       Stated       Average     Weighted
                              Mortgage       Current        Current         Mortgage     Remaining      Current     Average
Property Type                  Loans       Balance ($)     Balance (%)       Rate (%)    Term (mos)     LTV (%)      DSCR
------------------------------------------------------------------------------------------------------------------------------------
Retail                            75       237,427,065         29.58         8.288          118          71.8        1.31
Multifamily                       62       228,700,679         28.50         7.666          110          73.0        1.34
Industrial                        33       132,886,278         16.56         8.300          112          69.4        1.37
Office                            35       128,823,931         16.05         8.040          110          70.2        1.34
Hospitality                        8        53,832,049          6.71         8.665          123          63.6        1.53
Self Storage                       7        10,289,986          1.28         8.039          170          57.7        1.53
Mixed Use                          4        10,094,459          1.26         9.000          116          61.8        1.41
Other                              1           494,522          0.06         8.320          113          35.3        2.22
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average        225       802,548,970        100.00         8.104          114          70.6        1.35
====================================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                                 MORTGAGE RATES


------------------------------------------------------------------------------------------------------------------------------------
                                                                                             Weighted
                                                               Percent by       Weighted     Average         Weighted
                              Number of        Aggregate       Aggregate         Average      Stated          Average      Weighted
                               Mortgage         Current         Current         Mortgage    Remaining         Current      Average
Mortgage Rate (%)               Loans         Balance ($)      Balance (%)      Rate (%)    Term (mos)        LTV (%)        DSCR
------------------------------------------------------------------------------------------------------------------------------------
6.001 -  6.500                      2           5,021,761           0.63          6.457         100            71.3          1.34
6.501 -  7.000                     32         158,625,131          19.77          6.845         101            70.2          1.46
7.001 -  7.500                     17          55,430,166           6.91          7.258         112            68.9          1.45
7.501 -  8.000                     10          41,486,098           5.17          7.740         110            76.5          1.27
8.001 -  8.500                     75         283,826,656          35.37          8.297         116            72.4          1.30
8.501 -  9.000                     61         167,730,227          20.90          8.760         121            70.3          1.33
9.001 -  9.500                     24          83,120,786          10.36          9.232         125            64.9          1.37
9.501 - 10.000                      4           7,308,145           0.91          9.668         117            60.1          1.46
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average         225         802,548,970         100.00          8.104         114            70.6          1.35
====================================================================================================================================

Min:                            6.450%
Max:                            9.990%
Weighted Average Coupon:        8.104%

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                                    SEASONING

------------------------------------------------------------------------------------------------------------------------------------
                                                                                          Weighted
                                                             Percent by     Weighted      Average         Weighted
                            Number of        Aggregate       Aggregate       Average       Stated          Average      Weighted
                             Mortgage         Current         Current       Mortgage     Remaining         Current      Average
Seasoning (mos)               Loans         Balance ($)      Balance (%)    Rate (%)     Term (mos)        LTV (%)       DSCR
------------------------------------------------------------------------------------------------------------------------------------
 1 - 12                          171        593,363,820          73.93        8.505           118            70.9          1.32
13 - 24                           47        170,885,934          21.29        6.917           106            69.0          1.47
25 - 36                            7         38,299,216           4.77        7.190            98            73.2          1.35
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average        225        802,548,970         100.00        8.104           114            70.6          1.35
====================================================================================================================================

Min:                       1
Max:                      27
Weighted Average:         10

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                        ORIGINAL TERMS TO STATED MATURITY


------------------------------------------------------------------------------------------------------------------------------------
                                                                                               Weighted
                                                                Percent by        Weighted      Average      Weighted
                                Number of       Aggregate        Aggregate        Average       Stated       Average      Weighted
Original Term to Stated         Mortgage         Current          Current         Mortgage     Remaining     Current       Average
Maturity (mos)                    Loans        Balance ($)      Balance (%)       Rate (%)    Term (mos)     LTV (%)        DSCR
------------------------------------------------------------------------------------------------------------------------------------
 61 - 120                          200          739,564,411          92.15          8.104         109           70.9         1.35
121 - 180                           12           40,514,719           5.05          7.865         142           68.3         1.42
181 - 240                           13           22,469,840           2.80          8.552         232           66.5         1.33
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average          225          802,548,970         100.00          8.104         114           70.6         1.35
====================================================================================================================================

Min:                         78
Max:                        240
Weighted Average:           124

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                       REMAINING TERMS TO STATED MATURITY


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                Weighted
                                                                Percent by        Weighted       Average      Weighted
                                Number of       Aggregate        Aggregate        Average        Stated       Average     Weighted
Remaining Term to Stated        Mortgage         Current          Current         Mortgage      Remaining     Current      Average
Maturity (mos)                    Loans        Balance ($)      Balance (%)       Rate (%)     Term (mos)     LTV (%)       DSCR
------------------------------------------------------------------------------------------------------------------------------------
 61 - 120                          202          755,531,152         94.14           8.093          109           71.0        1.35
121 - 180                           10           24,547,979          3.06           8.048          162           63.0        1.50
181 - 240                           13           22,469,840          2.80           8.552          232           66.5        1.33
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average          225          802,548,970        100.00           8.104          114           70.6        1.35
====================================================================================================================================

Min:                         73
Max:                        237
Weighted Average:           114

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                           ORIGINAL AMORTIZATION TERMS


------------------------------------------------------------------------------------------------------------------------------------
                                                                                       Weighted
                                                          Percent by    Weighted        Average                  Weighted   Weighted
                              Number of    Aggregate       Aggregate     Average       Remaining     Weighted    Average    Average
Original Amortization Term    Mortgage    Cut-off Date   Cut-off Date   Mortgage       Term to       Average     Current    Balloon
(mos)                           Loans     Balance ($)     Balance (%)    Rate (%)    Maturity (mos)   DSCR (x)    LTV (%)    LTV (%)
------------------------------------------------------------------------------------------------------------------------------------
Balloon Loan
180                                 3       12,448,761        1.55        8.385             94         1.28        62.2       37.0
240                                11       29,323,805        3.65        7.883            116         1.43        68.8       46.6
300                                80      195,648,544       24.38        8.289            112         1.43        65.7       54.9
301-359                             3       19,965,797        2.49        7.340             97         1.50        67.0       59.1
360                               113      518,299,156       64.58        8.045            111         1.32        73.2       66.0
------------------------------------------------------------------------------------------------------------------------------------
Subtotal:                         210      775,686,063       96.65        8.088            110         1.35        70.8       61.8
------------------------------------------------------------------------------------------------------------------------------------

Fully Amortizing Loan
180                                 2        4,393,068        0.55        8.740            172         1.43        53.2        1.6
240                                13       22,469,840        2.80        8.552            232         1.33        66.5        3.8
------------------------------------------------------------------------------------------------------------------------------------
Subtotal:                          15       26,862,907        3.35        8.582            223         1.35        64.3        3.5
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
Total or Weighted Average         225    $ 802,548,970      100.00%       8.104%           114         1.35x       70.6%      59.9%
====================================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                          REMAINING AMORTIZATION TERMS


------------------------------------------------------------------------------------------------------------------------------------
                                                                                             Weighted
                                                             Percent by     Weighted         Average
                                              Aggregate       Aggregate      Average          Stated         Weighted      Weighted
Remaining Amortization Term     Number of      Current        Current      Mortgage Rate    Remaining    Average Current   Average
(mos)                        Mortgage Loans    Balance       Balance (%)       (%)          Term (mos)        LTV (%)        DSCR
------------------------------------------------------------------------------------------------------------------------------------
121 - 180                            5         16,841,828        2.10        8.478             115             59.8          1.32
181 - 240                           24         51,793,645        6.45        8.173             167             67.8          1.39
241 - 300                           80        195,648,544       24.38        8.289             112             65.7          1.43
301 - 360                          116        538,264,953       67.07        8.019             110             73.0          1.32
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average          225        802,548,970      100.00        8.104             114             70.6          1.35
====================================================================================================================================

Min:                  153
Max:                  359
Weighted Average:     324

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                          DEBT SERVICE COVERAGE RATIOS


------------------------------------------------------------------------------------------------------------------------------------
                                                                                              Weighted
                                                                Percent by       Weighted     Average       Weighted
                               Number of        Aggregate       Aggregate         Average      Stated        Average      Weighted
Debt Service                    Mortgage         Current         Current         Mortgage    Remaining       Current      Average
Coverage Ratio (x)               Loans         Balance ($)      Balance (%)      Rate (%)    Term (mos)      LTV (%)        DSCR
------------------------------------------------------------------------------------------------------------------------------------
1.01 - 1.15                           2          3,434,550           0.43          7.653         183           78.1          1.07
1.16 - 1.25                          33        132,796,085          16.55          8.244         126           73.9          1.23
1.26 - 1.35                         102        397,101,665          49.48          8.208         111           72.7          1.29
1.36 - 1.50                          51        141,572,532          17.64          7.965         109           67.0          1.41
1.51 - 1.75                          25         95,787,140          11.94          8.076         117           66.7          1.57
1.76 - 2.00                           7         25,772,460           3.21          6.845         110           60.4          1.80
2.01 >=                               5          6,084,538           0.76          7.535         124           47.7          2.28
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average           225        802,548,970         100.00          8.104         114           70.6          1.35
====================================================================================================================================

Min:                        1.05
Max:                        2.35
Weighted Average:           1.35

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                        CUT-OFF DATE LOAN-TO-VALUE RATIOS


------------------------------------------------------------------------------------------------------------------------------------
                                                                                               Weighted
                                                                Percent by       Weighted      Average      Weighted
Current                        Number of        Aggregate       Aggregate         Average       Stated       Average     Weighted
Loan-to-Value                   Mortgage         Current         Current         Mortgage     Remaining      Current     Average
Ratio (%)                        Loans         Balance ($)     Balance (%)       Rate (%)     Term (mos)     LTV (%)       DSCR
------------------------------------------------------------------------------------------------------------------------------------
30.1 - 40.0                           3          2,783,996          0.35           8.336          115          32.9         2.30
40.1 - 50.0                           2          7,033,009          0.88           9.299          115          42.8         1.39
50.1 - 60.0                          17         41,395,088          5.16           8.374          121          56.7         1.53
60.1 - 70.0                          83        266,757,449         33.24           8.125          118          66.0         1.40
70.1 - 80.0                         120        484,579,427         60.38           8.051          111          74.9         1.31
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average           225        802,548,970        100.00           8.104          114          70.6         1.35
====================================================================================================================================

Min:                       30.4
Max:                       79.8
Weighted Average:          70.6

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                          BALLOON LOAN-TO-VALUE RATIOS


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                Weighted
                                                                 Percent by        Weighted      Average     Weighted
                                 Number of       Aggregate        Aggregate        Average       Stated      Average     Weighted
Balloon Loan-to-Value            Mortgage         Current          Current         Mortgage     Remaining    Current      Average
Ratio (%)                          Loans        Balance ($)      Balance (%)       Rate (%)    Term (mos)    LTV (%)       DSCR
------------------------------------------------------------------------------------------------------------------------------------
 0.1 - 10.0                          15           26,862,907          3.35            8.582        223          64.3        1.35
20.1 - 30.0                           5           11,144,994          1.39            7.918        140          56.2        1.72
30.1 - 40.0                           3           14,271,726          1.78            7.981        125          54.4        1.46
40.1 - 50.0                          12           27,513,775          3.43            8.292        100          58.2        1.50
50.1 - 60.0                          73          215,639,831         26.87            7.959        109          66.1        1.43
60.1 - 70.0                          96          400,643,936         49.92            8.132        109          73.1        1.32
70.1 - 80.0                          21          106,471,801         13.27            8.161        115          78.8        1.26
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average           225          802,548,970        100.00            8.104        114          70.6        1.35
====================================================================================================================================

Min:                        1.5
Max:                       72.4
Weighted Average:          59.9

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                             HYPER AMORTIZING LOANS


------------------------------------------------------------------------------------------------------------------------------------
                                                                                             Weighted
                                                              Percent by        Weighted      Average       Weighted
                              Number of       Aggregate        Aggregate        Average       Stated        Average      Weighted
                              Mortgage         Current          Current         Mortgage     Remaining      Current       Average
Hyper Amortizing                Loans        Balance ($)      Balance (%)       Rate (%)    Term (mos)      LTV (%)        DSCR
------------------------------------------------------------------------------------------------------------------------------------
No                                191        575,078,602         71.66            8.093         117            71.1         1.35
Yes                                34        227,470,368         28.34            8.132         108            69.4         1.37
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average         225        802,548,970        100               8.104         114            70.6         1.35
====================================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                                 OWNERSHIP TYPE


------------------------------------------------------------------------------------------------------------------------------------
                                                                                               Weighted
                                                                Percent by        Weighted      Average      Weighted
                                Number of       Aggregate        Aggregate        Average       Stated       Average      Weighted
                                Mortgage         Current          Current         Mortgage     Remaining     Current       Average
Ownership Type                    Loans        Balance ($)      Balance (%)       Rate (%)    Term (mos)     LTV (%)        DSCR
------------------------------------------------------------------------------------------------------------------------------------
Fee Simple                         213          738,201,947         91.98           8.132         115           70.5         1.36
Fee Simple & Leasehold               6           29,047,819          3.62           7.795         108           74.6         1.34
Leasehold                            6           35,299,204          4.40           7.785         107           70.0         1.32
------------------------------------------------------------------------------------------------------------------------------------
Total or Weighted Average          225          802,548,970        100.00           8.104         114           70.6         1.35
====================================================================================================================================

                                   APPENDIX I
                            MORTGAGE POOL INFORMATION

                         PREPAYMENT RESTRICTION ANALYSIS


------------------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions              June 00        June 01         June 02       June 03         June 04          June 05
-----------------------------------------------------------------------------------------------------------------------------
    Locked Out                         99.26%          96.24%         92.39%         82.20%         73.92%            71.50%
    Yield Maintenance Total             0.74%           3.76%          7.61%         17.80%         25.97%            28.39%
    Penalty Points :
      5.00% and greater                 0.00%           0.00%          0.00%          0.00%          0.11%             0.00%
      4.00% to 4.99%                    0.00            0.00           0.00           0.00           0.00              0.11
      3.00% to 3.99%                    0.00            0.00           0.00           0.00           0.00              0.00
      2.00% to 2.99%                    0.00            0.00           0.00           0.00           0.00              0.00
      1.00% to 1.99%                    0.00            0.00           0.00           0.00           0.00              0.00
    Open                                0.00            0.00           0.00           0.00           0.00              0.00
-----------------------------------------------------------------------------------------------------------------------------
    TOTALS                            100.00%         100.00%        100.00%        100.00%        100.00%           100.00%
-----------------------------------------------------------------------------------------------------------------------------
    Pool Balance Outstanding       802,548,970    794,133,478     785,012,585   775,126,355     764,584,580      752,981,909
    % Initial Pool Balance             100.00%          98.95%         97.81%         96.58%         95.27%            93.82%
=============================================================================================================================

------------------------------------------------------------------------------------------------------------
Prepayment Restrictions              June 06        June 07         June 08       June 09         June 10
------------------------------------------------------------------------------------------------------------
    Locked Out                        70.51%          70.70%         72.70%         60.81%         69.50%
    Yield Maintenance Total           28.79%          29.18%         11.54%          4.86%         30.50%
    Penalty Points:
      5.00% and greater                0.00%           0.00%          0.00%          0.00%          0.00%
      4.00% to 4.99%                   0.00            0.00           0.00           0.00           0.00
      3.00% to 3.99%                   0.11            0.00           0.00           0.00           0.00
      2.00% to 2.99%                   0.00            0.11           0.00           0.00           0.00
      1.00% to 1.99%                   0.00            0.00           0.12           0.15           0.00
    Open                               0.60            0.00          15.65          34.17           0.00
------------------------------------------------------------------------------------------------------------
    TOTALS                           100.00%         100.00%        100.00%        100.00%        100.00%
------------------------------------------------------------------------------------------------------------
    Pool Balance Outstanding      740,402,625     713,858,180    651,509,838    504,156,521     32,367,599
    % Initial Pool Balance             92.26%          88.95%         81.18%         62.82%          4.03%
============================================================================================================

    Notes: (1)  The above analysis is based on Maturity Assumptions and a 0% CPR as discussed in the Prospectus Supplement.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION


                                                                                                                      Maturity Date
                                                                Original      Aggregate         Cut-Off               or Anticipated
 Loan                                                           Principal      Cut-Off       Date Balance/   Note     Repayment Date
  No.   Seller(1)             Property Name(2)                   Balance     Date Balance(3) Unit or SF(4)   Date        ARD(5)
------------------------------------------------------------------------------------------------------------------------------------
   1      MID   Campus Apartments                              $28,000,000    $27,208,269      $70,854.87  06/26/1998    07/01/2008
   2     CIBC   17 John Street                                 $23,425,000    $23,370,205     $210,542.39  01/24/2000    02/01/2010
   3      MID   San Croix Apartments                           $20,000,000    $19,578,662      $55,621.20  03/26/1998    04/01/2008
   4     CIBC   4343 Commerce Court (A) (I)                    $13,100,000    $12,854,405          $53.77  07/27/1999    05/01/2008
   5     CIBC   1051 North Kirk Road (A) (I)                    $3,411,000     $3,347,051          $53.77  07/27/1999    05/01/2008
   6     CIBC   Narco River Business Center (A)                 $2,800,000     $2,785,970          $53.77  11/10/1999    12/01/2009
   7      MID   Ryder Integrated Logistics                     $18,219,000    $18,163,497          $39.92  11/30/1999    12/01/2009
   8     CIBC   Holiday Inn Rochester                          $17,700,000    $17,664,749      $70,659.00  02/04/2000    03/01/2010
   9      MID   Nevada Street Apartments                       $15,400,000    $15,383,326      $50,272.31  03/22/2000    04/01/2010
  10      MID   Camelot Apartments                             $14,896,500    $14,856,703      $32,580.49  12/29/1999    01/01/2010
  11      MID   Neurocrine Biosciences                         $14,760,000    $14,520,520         $156.13  09/01/1998    10/01/2008
  12      MID   CSC Office Building                            $13,096,000    $13,062,719          $94.69  12/22/1999    01/01/2010
  13      MID   Kinetic Systems Building (B)                    $6,400,000     $6,365,380          $47.63  11/09/1999    12/01/2009
  14      MID   Globix Corporation Building (B)                 $6,100,000     $6,067,002          $47.63  11/09/1999    12/01/2009
  15     CIBC   Summit Square                                  $12,300,000    $12,219,619          $91.42  08/24/1998    09/01/2009
  16     CIBC   Bed, Bath & Beyond                             $11,500,000    $11,435,153         $135.41  09/25/1998    09/01/2009
  17      MID   The Quidel Building                            $11,250,000    $11,221,258         $154.00  12/16/1999    01/01/2010
  18      MID   Candletree Apartments                          $11,000,000    $10,963,810      $26,872.08  11/15/1999    12/01/2009
  19     CIBC   Latham Crossing & Crossroads Plaza             $10,900,000    $10,794,070         $114.39  02/09/1999    03/01/2009
  20      RFC   Hampton Inn & Suites (II)                       $7,810,000     $7,798,542      $66,654.20  03/14/2000    04/01/2010
  21      RFC   Big Bowl/Wildfire (II)                          $2,890,000     $2,885,760         $200.58  03/14/2000    04/01/2010
  22      MID   Backlick Center South                          $10,600,000    $10,416,515          $47.64  09/28/1998    10/01/2008
  23     CIBC   Willow Run Business Center II                  $10,075,000    $10,014,899          $25.15  06/29/1999    07/01/2009
  24      MID   East Side Plaza                                $10,215,000    $10,014,960          $47.87  07/30/1998    08/01/2008
  25      RFC   Ritchie Highway Shopping Center                $10,000,000     $9,990,201          $77.87  03/31/2000    04/01/2010
  26     CIBC   Lincoln Park (C)                                $5,500,000     $5,493,907          $19.88  02/15/2000    03/01/2010
  27     CIBC   Pompano Merchandise Mart (C)                    $4,350,000     $4,345,129          $19.88  02/15/2000    03/01/2010
  28      RFC   Big Kmart Shopping Center                       $9,650,000     $9,612,479          $92.63  10/13/1999    11/01/2009
  29      RFC   Marston Park Plaza                              $9,355,000     $9,336,233          $88.94  01/13/2000    02/01/2007
  30     CIBC   Union Center                                    $9,300,000     $9,276,303          $27.03  12/15/1999    01/01/2010
  31      MID   La Jolla Corporate Center                       $7,950,000     $7,925,305         $122.95  11/13/1999    12/01/2009
  32     CIBC   Southlake Festival Shopping Center              $7,700,000     $7,682,150          $55.14  12/29/1999    01/01/2010
  33      RFC   HomeBase-Phoenix, AZ                            $6,935,000     $6,925,332          $61.88  03/01/2000    03/01/2010
  34      MID   Hyatt Suites Hotel                              $6,600,000     $6,574,857      $34,244.05  12/01/1999    01/01/2010
  35      RFC   Holiday Square Shopping Center                  $6,510,000     $6,492,608          $89.10  12/29/1999    01/01/2010
  36      RFC   Stagecoach Plaza                                $6,500,000     $6,497,497          $68.44  04/28/2000    05/01/2010
  37      RFC   Today's Man Oxford Valley                       $6,491,000     $6,484,711         $106.62  03/24/2000    04/01/2010
  38     CIBC   Parkway Corporate Plaza 138                     $6,300,000     $6,268,274          $82.65  07/28/1999    08/01/2009
  39      MID   Lexington Commons Apartments                    $6,150,000     $6,049,765      $29,367.79  09/30/1998    10/01/2008
  40      MID   Regal Cinema                                    $6,000,000     $5,922,685          $90.90  12/22/1999    07/01/2006
  41      MID   One Airport Center Office Building              $6,200,000     $5,910,081          $80.49  04/27/1998    05/01/2008
  42      MID   San Pablo Apartments                            $6,000,000     $5,882,435      $29,412.17  04/02/1998    05/01/2008
  43      MID   Oaks of Ashford Point Apartments                $5,700,000     $5,686,604      $28,575.90  01/24/2000    02/01/2010
  44     CIBC   Comfort Inn - Philadelphia Airport              $5,700,000     $5,676,471      $37,843.14  12/14/1999    01/01/2010
  45      MID   Grouse Run Apartments                           $5,690,000     $5,585,140      $22,889.92  06/29/1998    07/01/2008
  46      RFC   Avanex Building                                 $5,591,000     $5,585,443         $103.30  03/21/2000    04/01/2010
  47      MID   The Regents Cove Apartments                     $5,550,000     $5,525,023      $20,312.58  09/15/1999    10/01/2009
  48     CIBC   156 10-40 Cross Bay Boulevard                   $5,500,000     $5,488,622         $115.25  02/14/2000    03/01/2010
  49      MID   Freehold Executive Center                       $5,474,000     $5,467,565          $83.61  02/23/2000    03/01/2010
  50      MID   K-Mart (D)                                      $2,748,000     $2,736,790          $23.87  02/15/2000    03/01/2020

                                                          Original   Original              Remaining
                                                           Term to    Amort.                Term to
 Loan                                                    Maturity or   Term   Remaining   Maturity or        Security
  No.   Seller(1)             Property Name(2)            ARD (mos)  (mos)(6) Amort. Term  ARD (mos)        Type (12)
---------------------------------------------------------------------------------------------------------------------------
   1      MID   Campus Apartments                            120       300       277           97           Fee Simple
   2     CIBC   17 John Street                               120       360       356          116           Fee Simple
   3      MID   San Croix Apartments                         120       360       334           94           Fee Simple
   4     CIBC   4343 Commerce Court (A) (I)                  105       347       337           95           Fee Simple
   5     CIBC   1051 North Kirk Road (A) (I)                 105       347       337           95           Fee Simple
   6     CIBC   Narco River Business Center (A)              120       300       294          114           Fee Simple
   7      MID   Ryder Integrated Logistics                   120       360       354          114           Fee Simple
   8     CIBC   Holiday Inn Rochester                        120       300       297          117           Fee Simple
   9      MID   Nevada Street Apartments                     120       360       358          118           Fee Simple
  10      MID   Camelot Apartments                           120       360       355          115           Fee Simple
  11      MID   Neurocrine Biosciences                       120       360       340          100           Fee Simple
  12      MID   CSC Office Building                          120       360       355          115           Fee Simple
  13      MID   Kinetic Systems Building (B)                 120       300       294          114           leasehold
  14      MID   Globix Corporation Building (B)              120       300       294          114           leasehold
  15     CIBC   Summit Square                                121       360       350          111           Fee Simple
  16     CIBC   Bed, Bath & Beyond                           120       360       351          111       Fee Simple & Leasehold
  17      MID   The Quidel Building                          120       360       355          115           Fee Simple
  18      MID   Candletree Apartments                        120       360       354          114           Fee Simple
  19     CIBC   Latham Crossing & Crossroads Plaza           120       360       345          105           Leasehold
  20      RFC   Hampton Inn & Suites (II)                    120       300       298          118           Fee Simple
  21      RFC   Big Bowl/Wildfire (II)                       120       300       298          118           Fee Simple
  22      MID   Backlick Center South                        120       360       340          100           Fee Simple
  23     CIBC   Willow Run Business Center II                120       360       349          109           Fee Simple
  24      MID   East Side Plaza                              120       360       338           98           Fee Simple
  25      RFC   Ritchie Highway Shopping Center              120       360       358          118           Fee Simple
  26     CIBC   Lincoln Park (C)                             120       360       357          117           Fee Simple
  27     CIBC   Pompano Merchandise Mart (C)                 120       360       357          117           Fee Simple
  28      RFC   Big Kmart Shopping Center                    120       360       353          113           Fee Simple
  29      RFC   Marston Park Plaza                            84       360       356           80           Fee Simple
  30     CIBC   Union Center                                 120       360       355          115           Fee Simple
  31      MID   La Jolla Corporate Center                    120       360       354          114           Fee Simple
  32     CIBC   Southlake Festival Shopping Center           120       360       355          115           Fee Simple
  33      RFC   HomeBase-Phoenix, AZ                         120       360       357          117           Fee Simple
  34      MID   Hyatt Suites Hotel                           120       300       295          115           Fee Simple
  35      RFC   Holiday Square Shopping Center               120       360       355          115           Fee Simple
  36      RFC   Stagecoach Plaza                             120       360       359          119           Fee Simple
  37      RFC   Today's Man Oxford Valley                    120       360       358          118           Fee Simple
  38     CIBC   Parkway Corporate Plaza 138                  120       360       350          110       Fee Simple & Leasehold
  39      MID   Lexington Commons Apartments                 120       360       340          100           Fee Simple
  40      MID   Regal Cinema                                  78       180       175           73           Fee Simple
  41      MID   One Airport Center Office Building           120       240       215           95           leasehold
  42      MID   San Pablo Apartments                         120       360       335           95           Fee Simple
  43      MID   Oaks of Ashford Point Apartments             120       360       356          116           Fee Simple
  44     CIBC   Comfort Inn - Philadelphia Airport           120       300       295          115           Fee Simple
  45      MID   Grouse Run Apartments                        120       360       337           97           Fee Simple
  46      RFC   Avanex Building                              120       360       358          118           Fee Simple
  47      MID   The Regents Cove Apartments                  120       360       352          112           Fee Simple
  48     CIBC   156 10-40 Cross Bay Boulevard                120       300       297          117           Fee Simple
  49      MID   Freehold Executive Center                    120       360       357          117           Fee Simple
  50      MID   K-Mart (D)                                   240       240       237          237           Fee Simple

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION


                                                                                                                      Maturity Date
                                                                Original      Aggregate         Cut-Off               or Anticipated
 Loan                                                           Principal      Cut-Off       Date Balance/   Note     Repayment Date
  No.   Seller(1)             Property Name(2)                   Balance     Date Balance(3) Unit or SF(4)   Date        ARD(5)
------------------------------------------------------------------------------------------------------------------------------------

  51      MID   K-Mart (D)                                     $2,634,000      $2,623,255          $23.87  02/15/2000    03/01/2020
  52      MID   Seton Chase Apartments                         $5,350,000      $5,331,967      $23,283.70  11/18/1999    12/01/2009
  53     CIBC   Tel Huron Shopping Center                      $5,400,000      $5,319,224          $55.26  04/29/1998    05/01/2008
  54      MID   Quality Inn Sports Complex                     $5,500,000      $5,283,445      $37,207.36  09/16/1998    10/01/2013
  55      MID   Ramada Limited                                 $5,170,000      $5,040,957      $35,499.70  09/29/1998    10/01/2008
  56      MID   Walker's Station Apartments                    $5,080,000      $5,000,985      $21,743.41  10/14/1998    11/01/2008
  57      MID   Saturn Electronics & Engineering               $4,991,000      $4,984,950          $72.97  02/28/2000    03/01/2010
  58      MID   Plaza Pointe                                   $4,900,000      $4,811,953          $79.76  06/25/1998    07/01/2008
  59      RFC   GAI-Tronics Corporation                        $4,560,000      $4,547,562          $43.37  12/10/1999    01/01/2010
  60     CIBC   2600 Building                                  $4,520,000      $4,506,950          $37.76  12/01/1999    12/01/2009
  61     CIBC   Hoyt's Cinemas                                 $4,440,000      $4,431,514          $95.13  02/15/2000    03/01/2010
  62     CIBC   Advance Auto Parts - York, PA (III)             $560,000         $555,407          $76.76  07/02/1999    08/01/2009
  63     CIBC   Advance Auto Parts - Harrisburg, PA (Swatara)   $500,000         $495,899          $76.76  07/02/1999    08/01/2009
  64     CIBC   Advance Auto Parts - Steelton, PA (III)         $490,000         $485,981          $76.76  07/02/1999    08/01/2009
  65     CIBC   Advance Auto Parts - Celina, OH (III)           $395,000         $391,760          $76.76  07/02/1999    08/01/2009
  66     CIBC   Advance Auto Parts - Youngstown, OH (III)       $475,000         $471,104          $76.76  07/02/1999    08/01/2009
  67     CIBC   Advance Auto Parts - Warren, OH (III)           $450,000         $446,309          $76.76  07/02/1999    08/01/2009
  68     CIBC   Advance Auto Parts - Atlanta, GA (III)          $530,000         $525,653          $76.76  07/02/1999    08/01/2009
  69     CIBC   Advance Auto Parts - Penn Hills, PA (III)       $560,000         $555,407          $76.76  07/02/1999    08/01/2009
  70     CIBC   Advance Auto Parts - Pontotoc, MS (III)         $360,000         $357,047          $76.76  07/02/1999    08/01/2009
  71      MID   Hampton Inn Maple Grove                        $4,350,000      $4,248,346      $35,402.88  09/03/1998    10/01/2013
  72      RFC   Maple Tree Mall                                $4,150,000      $4,139,648          $80.86  12/20/1999    01/01/2010
  73      MID   The Sterling Falls Apartments                  $4,200,000      $4,133,080      $24,601.66  09/25/1998    10/01/2008
  74      RFC   Stelton Shopping Center                        $3,800,000      $3,764,341          $85.98  05/28/1999    06/01/2009
  75     CIBC   Parkview Towers                                $3,760,000      $3,747,122      $29,976.98  11/10/1999    01/01/2010
  76     CIBC   Unilab Building                                $3,650,000      $3,635,317         $111.09  12/28/1999    01/01/2010
  77      MID   Cambridge Apartments                           $3,675,000      $3,617,070      $37,677.82  10/08/1998    11/01/2008
  78      MID   Tempe Plaza                                    $3,500,000      $3,485,695          $49.68  12/27/1999    01/01/2010
  79      RFC   Byram Self-Storage                             $3,500,000      $3,473,450          $69.15  02/25/2000    03/01/2015
  80      MID   Sixth Street Building                          $3,700,000      $3,448,523          $74.59  09/21/1998    10/01/2008
  81      MID   Lake Pine Apartments                           $3,500,000      $3,440,000      $22,051.28  08/27/1998    09/01/2008
  82      RFC   Las Lomas Apartments                           $3,400,000      $3,389,203      $14,735.67  11/03/1999    12/01/2014
  83      RFC   Pinellas Industrial Center                     $3,300,000      $3,288,639          $31.74  01/11/2000    02/01/2010
  84     CIBC   Mount Joy Square                               $3,300,000      $3,283,886          $49.58  08/20/1999    09/01/2009
  85      MID   Town & Country Apartments (Phase II)           $3,300,000      $3,209,401      $16,047.00  07/20/1998    08/01/2008
  86      MID   Bartles Corner Business Park                   $3,227,000      $3,203,077          $45.76  12/03/1999    01/01/2010
  87      RFC   Jeffery Manor Shopping Center                  $3,198,000      $3,193,979          $88.37  02/04/2000    03/01/2010
  88      MID   Eckerd's Drug Store                            $2,810,000      $2,796,280         $256.35  09/10/1999    10/01/2009
  89      MID   Clayton Apartments and Duplexes                $3,200,000      $3,143,270      $26,865.55  07/29/1998    08/01/2008
  90      MID   Regal Cinemas 12-Screen Movie Theatre          $3,100,000      $3,077,552          $71.39  02/02/2000    03/01/2011
  91      RFC   1506 N. Lee Trevino                            $3,091,000      $3,073,332          $65.26  01/20/2000    02/01/2020
  92      MID   Eckerd Pharmacy                                $3,000,000      $2,985,353         $234.40  09/10/1999    10/01/2009
  93      MID   Kroger Grocery Store                           $3,050,000      $2,979,610          $50.86  10/13/1998    11/01/2008
  94     CIBC   Datatec Warehouse                              $2,985,000      $2,949,806          $31.03  09/30/1999    10/01/2009
  95      MID   Legacy Business Park Medical Office 8 (E)      $2,075,000      $2,039,329         $144.00  06/18/1998    07/01/2008
  96      MID   Legacy Business Park Medical Office - 4 (E)     $870,000         $855,044         $144.00  06/18/1998    07/01/2008
  97      MID   East Los Angeles Retail Center                 $3,000,000      $2,874,542          $87.05  08/27/1998    09/01/2008
  98      MID   Acadia Park Apartments                         $2,900,000      $2,820,383      $14,689.49  07/20/1998    08/01/2008
  99      MID   Eckerd's Drug Store                            $3,200,000      $3,184,416         $291.93  09/10/1999    10/01/2009
  100     MID   Dana Innovations                               $2,800,000      $2,792,343          $64.04  12/17/1999    01/01/2010


                                                                Original   Original              Remaining
                                                                 Term to    Amort.                Term to
 Loan                                                          Maturity or   Term   Remaining   Maturity or        Security
  No.   Seller(1)             Property Name(2)                  ARD (mos)  (mos)(6) Amort. Term  ARD (mos)        Type (12)
---------------------------------------------------------------------------------------------------------------------------------

  51      MID   K-Mart (D)                                         240       240       237          237           Fee Simple
  52      MID   Seton Chase Apartments                             120       360       354          114           Fee Simple
  53     CIBC   Tel Huron Shopping Center                          120       360       335           95           Fee Simple
  54      MID   Quality Inn Sports Complex                         180       240       220          160           Fee Simple
  55      MID   Ramada Limited                                     120       300       280          100       Fee Simple & Leasehold
  56      MID   Walker's Station Apartments                        120       360       341          101           Fee Simple
  57      MID   Saturn Electronics & Engineering                   120       360       357          117           Fee Simple
  58      MID   Plaza Pointe                                       120       360       337           97           Fee Simple
  59      RFC   GAI-Tronics Corporation                            120       360       355          115           Fee Simple
  60     CIBC   2600 Building                                      120       360       354          114           Fee Simple
  61     CIBC   Hoyt's Cinemas                                     120       300       297          117           Fee Simple
  62     CIBC   Advance Auto Parts - York, PA (III)                120       300       290          110           Fee Simple
  63     CIBC   Advance Auto Parts - Harrisburg, PA (Swatara)      120       300       290          110           Fee Simple
  64     CIBC   Advance Auto Parts - Steelton, PA (III)            120       300       290          110           Fee Simple
  65     CIBC   Advance Auto Parts - Celina, OH (III)              120       300       290          110           Fee Simple
  66     CIBC   Advance Auto Parts - Youngstown, OH (III)          120       300       290          110           Fee Simple
  67     CIBC   Advance Auto Parts - Warren, OH (III)              120       300       290          110           Fee Simple
  68     CIBC   Advance Auto Parts - Atlanta, GA (III)             120       300       290          110           Fee Simple
  69     CIBC   Advance Auto Parts - Penn Hills, PA (III)          120       300       290          110           Fee Simple
  70     CIBC   Advance Auto Parts - Pontotoc, MS (III)            120       300       290          110           Fee Simple
  71      MID   Hampton Inn Maple Grove                            180       300       280          160           Fee Simple
  72      RFC   Maple Tree Mall                                    120       360       355          115           Fee Simple
  73      MID   The Sterling Falls Apartments                      120       360       340          100           Fee Simple
  74      RFC   Stelton Shopping Center                            120       324       312          108           Fee Simple
  75     CIBC   Parkview Towers                                    121       360       354          115           Fee Simple
  76     CIBC   Unilab Building                                    120       300       295          115           Fee Simple
  77      MID   Cambridge Apartments                               120       360       341          101           Fee Simple
  78      MID   Tempe Plaza                                        120       300       295          115           Fee Simple
  79      RFC   Byram Self-Storage                                 180       180       177          177           Fee Simple
  80      MID   Sixth Street Building                              120       180       160          100           leasehold
  81      MID   Lake Pine Apartments                               120       360       339           99           Fee Simple
  82      RFC   Las Lomas Apartments                               180       360       354          174           Fee Simple
  83      RFC   Pinellas Industrial Center                         120       300       296          116           Fee Simple
  84     CIBC   Mount Joy Square                                   120       360       351          111           Fee Simple
  85      MID   Town & Country Apartments (Phase II)               120       300       278           98           Fee Simple
  86      MID   Bartles Corner Business Park                       120       240       235          115           Fee Simple
  87      RFC   Jeffery Manor Shopping Center                      120       360       357          117           Fee Simple
  88      MID   Eckerd's Drug Store                                120       360       352          112           Fee Simple
  89      MID   Clayton Apartments and Duplexes                    120       360       338           98           Fee Simple
  90      MID   Regal Cinemas 12-Screen Movie Theatre              132       180       177          129           Fee Simple
  91      RFC   1506 N. Lee Trevino                                240       240       236          236           Fee Simple
  92      MID   Eckerd Pharmacy                                    120       360       352          112           Fee Simple
  93      MID   Kroger Grocery Store                               120       300       281          101       Fee Simple & Leasehold
  94     CIBC   Datatec Warehouse                                  120       240       232          112           Fee Simple
  95      MID   Legacy Business Park Medical Office 8 (E)          120       360       337           97           Fee Simple
  96      MID   Legacy Business Park Medical Office - 4 (E)        120       360       337           97           Fee Simple
  97      MID   East Los Angeles Retail Center                     120       240       219           99           Fee Simple
  98      MID   Acadia Park Apartments                             120       300       278           98           Fee Simple
  99      MID   Eckerd's Drug Store                                120       360       352          112           Fee Simple
  100     MID   Dana Innovations                                   120       360       355          115           Fee Simple



APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION


                                                                                                                      Maturity Date
                                                                Original      Aggregate         Cut-Off               or Anticipated
 Loan                                                           Principal      Cut-Off       Date Balance/   Note     Repayment Date
  No.   Seller(1)             Property Name(2)                   Balance     Date Balance(3) Unit or SF(4)   Date        ARD(5)
------------------------------------------------------------------------------------------------------------------------------------

  101     MID   Eckerd's Drug Store                            $2,750,000      $2,736,573         $250.88  09/10/1999    10/01/2009
  102     RFC   Oregon Court (F)                               $1,638,000      $1,630,967      $29,398.38  12/28/1999    01/01/2015
  103     RFC   Oregon Arms (F)                                $1,100,000      $1,095,277      $29,398.38  12/28/1999    01/01/2015
  104     MID   Eckerd Drugs                                   $2,731,000      $2,718,412         $239.57  09/23/1999    10/01/2009
  105    CIBC   Dicks Clothing and Sporting Goods              $2,730,000      $2,714,149          $45.24  10/18/1999    11/01/2009
  106    CIBC   Sugarland Shopping Center                      $2,700,000      $2,676,417          $22.63  07/12/1999    08/01/2009
  107     MID   Eckerd Drug Store                              $2,604,000      $2,597,151         $238.10  12/07/1999    01/01/2010
  108     RFC   Bassett Furniture Store                        $2,587,000      $2,584,215          $98.45  02/22/2000    03/01/2010
  109    CIBC   Oak Leaf West                                  $2,550,000      $2,535,207          $88.61  06/28/1999    07/01/2009
  110    CIBC   2000 White Elks Springs Court                  $2,515,000      $2,510,004          $13.05  01/31/2000    02/01/2010
  111    CIBC   Triangle Shopping Center                       $2,480,000      $2,461,015          $29.87  12/08/1999    01/01/2010
  112    CIBC   Northern Medical Offices                       $2,485,000      $2,443,468          $86.31  06/25/1999    07/01/2009
  113     MID   Bronco Apartments                              $2,500,000      $2,433,712       $9,773.94  08/27/1998    09/01/2008
  114     MID   K-Mart                                         $2,443,000      $2,425,217          $28.04  12/23/1999    01/01/2020
  115     RFC   Villa Eleni                                    $2,405,000      $2,402,515      $82,845.33  03/23/2000    04/01/2010
  116     MID   Perkins Place & Fox Ridge (IV)                  $900,000         $728,963      $25,227.27  02/29/2000    03/01/2010
  117     MID   Barrington Hills Apartments (IV)                $730,000         $898,722      $25,227.27  02/29/2000    03/01/2010
  118     MID   McDuffee Brook Place (IV)                       $448,000         $447,364      $25,227.27  02/29/2000    03/01/2010
  119     MID   Kearsarge Apartments (IV)                       $322,000         $321,543      $25,227.27  02/29/2000    03/01/2010
  120     RFC   Agawam Industrial Building                     $2,400,000      $2,394,726          $20.85  02/04/2000    03/01/2010
  121    CIBC   Tampa Multifamily Portfolio                    $2,380,000      $2,370,253      $18,962.02  12/30/1999    01/01/2010
  122     RFC   Park Place II Office Building                  $2,350,000      $2,345,210          $73.29  01/31/2000    02/01/2010
  123     MID   The Sequoia Institute                          $2,285,000      $2,279,038          $72.44  12/10/1999    01/01/2010
  124     MID   Staples                                        $2,286,000      $2,278,520          $94.74  11/10/1999    12/01/2009
  125     MID   Brookwood Townhomes                            $2,275,000      $2,269,912      $29,867.26  01/07/2000    02/01/2008
  126     MID   Staples Office Supply Store                    $2,267,000      $2,255,516          $93.79  08/16/1999    09/01/2009
  127    CIBC   Jefferson Pilot Financial Center               $2,230,000      $2,224,644          $80.63  12/30/1999    01/01/2010
  128     MID   Eckerd Drug Store                              $2,202,000      $2,195,027         $201.23  11/18/1999    12/01/2009
  129     MID   Staples Property                               $2,198,000      $2,186,865          $91.41  08/16/1999    09/01/2009
  130     MID   CVS Drugstore                                  $2,151,000      $2,126,840         $210.06  10/29/1999    11/01/2019
  131    CIBC   Maple Building                                 $2,125,000      $2,110,728          $39.34  09/30/1999    10/01/2009
  132     MID   Woodward Avenue Office Building                $2,100,000      $2,098,129          $91.94  03/02/2000    04/01/2010
  133     RFC   Alameda Towne Centre                           $2,100,000      $2,091,710          $59.24  02/04/2000    03/01/2020
  134    CIBC   Park Place Apartments                          $2,080,000      $2,069,270      $25,865.87  08/23/1999    09/01/2009
  135    CIBC   244-48 East 117th Street                       $2,085,000      $2,064,956      $50,364.78  06/25/1999    07/01/2009
  136     MID   Prudential Office Building                     $2,014,000      $2,009,043          $75.60  12/21/1999    01/01/2010
  137     MID   1/2 Price Store                                $2,000,000      $1,991,473          $35.69  09/29/1999    10/01/2009
  138     MID   Sunshine Square Shopping Center                $2,000,000      $1,968,278          $61.34  09/24/1998    10/01/2008
  139     RFC   Westfair Center                                $1,970,000      $1,967,864         $122.72  02/04/2000    03/01/2010
  140    CIBC   Bell Gardens Shopping Center                   $1,950,000      $1,934,328         $106.58  08/24/1999    09/01/2009
  141     MID   Staples                                        $1,923,000      $1,915,562          $79.65  10/07/1999    11/01/2009
  142    CIBC   Morgan Garden Apartments                       $1,900,000      $1,896,290      $17,239.00  01/21/2000    02/01/2010
  143    CIBC   Colonial Garden Apartments                     $1,900,000      $1,894,490      $25,951.91  12/08/1999    01/01/2010
  144     MID   170 West Road                                  $1,900,000      $1,893,983          $32.42  11/15/1999    12/01/2009
  145     RFC   Lamar Industrial Center                        $1,897,000      $1,890,834          $27.04  01/21/2000    02/01/2010
  146     MID   Columbus Plaza Shopping Center                 $1,892,000      $1,884,871          $38.81  10/06/1999    11/01/2009
  147     RFC   Lakeshore Village Office Complex               $1,864,100      $1,856,359          $67.86  12/27/1999    01/01/2010
  148     MID   The Lucent Technologies Building               $1,858,000      $1,854,105          $93.34  01/25/2000    02/01/2010
  149     MID   Leonard Professional Building                  $1,855,000      $1,847,236          $66.86  12/17/1999    01/01/2010
  150    CIBC   Cross River Mill                               $1,765,000      $1,756,517          $39.97  08/25/1999    09/01/2009


                                                              Original   Original              Remaining
                                                               Term to    Amort.                Term to
 Loan                                                        Maturity or   Term   Remaining   Maturity or        Security
  No.   Seller(1)             Property Name(2)                ARD (mos)  (mos)(6) Amort. Term  ARD (mos)        Type (12)
-------------------------------------------------------------------------------------------------------------------------------

  101     MID   Eckerd's Drug Store                              120       360       352          112           Fee Simple
  102     RFC   Oregon Court (F)                                 180       300       295          175           Fee Simple
  103     RFC   Oregon Arms (F)                                  180       300       295          175           Fee Simple
  104     MID   Eckerd Drugs                                     120       360       352          112           Fee Simple
  105    CIBC   Dicks Clothing and Sporting Goods                120       300       293          113           Leasehold
  106    CIBC   Sugarland Shopping Center                        120       300       290          110           Fee Simple
  107     MID   Eckerd Drug Store                                120       360       355          115           Fee Simple
  108     RFC   Bassett Furniture Store                          120       360       357          117           Fee Simple
  109    CIBC   Oak Leaf West                                    120       360       349          109           Fee Simple
  110    CIBC   2000 White Elks Springs Court                    120       360       356          116           Fee Simple
  111    CIBC   Triangle Shopping Center                         120       240       235          115           Fee Simple
  112    CIBC   Northern Medical Offices                         120       240       229          109           Fee Simple
  113     MID   Bronco Apartments                                120       300       279           99           Fee Simple
  114     MID   K-Mart                                           240       240       235          235           Fee Simple
  115     RFC   Villa Eleni                                      120       360       358          118           Fee Simple
  116     MID   Perkins Place & Fox Ridge (IV)                   120       360       357          117           Fee Simple
  117     MID   Barrington Hills Apartments (IV)                 120       360       357          117           Fee Simple
  118     MID   McDuffee Brook Place (IV)                        120       360       357          117           Fee Simple
  119     MID   Kearsarge Apartments (IV)                        120       360       357          117           Fee Simple
  120     RFC   Agawam Industrial Building                       120       300       297          117           Fee Simple
  121    CIBC   Tampa Multifamily Portfolio                      120       300       295          115           Fee Simple
  122     RFC   Park Place II Office Building                    120       360       356          116           Fee Simple
  123     MID   The Sequoia Institute                            120       360       355          115           Fee Simple
  124     MID   Staples                                          120       360       354          114           Fee Simple
  125     MID   Brookwood Townhomes                              96        360       356           92           Fee Simple
  126     MID   Staples Office Supply Store                      120       360       351          111           Fee Simple
  127    CIBC   Jefferson Pilot Financial Center                 120       360       355          115           Fee Simple
  128     MID   Eckerd Drug Store                                120       360       354          114           Fee Simple
  129     MID   Staples Property                                 120       360       351          111           Fee Simple
  130     MID   CVS Drugstore                                    240       240       233          233           Fee Simple
  131    CIBC   Maple Building                                   120       300       292          112       Fee Simple & Leasehold
  132     MID   Woodward Avenue Office Building                  120       360       358          118           Fee Simple
  133     RFC   Alameda Towne Centre                             240       240       237          237           Fee Simple
  134    CIBC   Park Place Apartments                            120       360       351          111           Fee Simple
  135    CIBC   244-48 East 117th Street                         120       300       289          109           Fee Simple
  136     MID   Prudential Office Building                       120       360       355          115           Fee Simple
  137     MID   1/2 Price Store                                  120       360       352          112           Fee Simple
  138     MID   Sunshine Square Shopping Center                  120       360       340          100           Fee Simple
  139     RFC   Westfair Center                                  120       360       357          117           Fee Simple
  140    CIBC   Bell Gardens Shopping Center                     120       300       291          111           Fee Simple
  141     MID   Staples                                          120       360       353          113           Fee Simple
  142    CIBC   Morgan Garden Apartments                         120       360       356          116           Fee Simple
  143    CIBC   Colonial Garden Apartments                       120       360       355          115           Fee Simple
  144     MID   170 West Road                                    120       360       354          114           Fee Simple
  145     RFC   Lamar Industrial Center                          120       300       296          116           Fee Simple
  146     MID   Columbus Plaza Shopping Center                   120       360       353          113           Fee Simple
  147     RFC   Lakeshore Village Office Complex                 120       300       295          115           Fee Simple
  148     MID   The Lucent Technologies Building                 120       360       356          116           Fee Simple
  149     MID   Leonard Professional Building                    120       300       295          115           Fee Simple
  150    CIBC   Cross River Mill                                 120       360       351          111           Fee Simple


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION


                                                                                                                      Maturity Date
                                                                Original      Aggregate         Cut-Off               or Anticipated
 Loan                                                           Principal      Cut-Off       Date Balance/   Note     Repayment Date
  No.   Seller(1)             Property Name(2)                   Balance     Date Balance(3) Unit or SF(4)   Date        ARD(5)
------------------------------------------------------------------------------------------------------------------------------------

  151     MID   Steele's Market                                $1,734,000      $1,729,258          $52.65  12/17/1999    01/01/2010
  152    CIBC   The Commonwealth Building                      $1,740,000      $1,725,631          $61.42  08/27/1999    09/01/2009
  153    CIBC   Gateway 2000 - Hobart                          $1,722,000      $1,711,870         $213.58  06/18/1999    07/01/2009
  154     MID   Frolics Plaza                                  $1,670,000      $1,666,521          $44.77  02/11/2000    03/01/2010
  155     RFC   Lorain Apartments                              $1,640,000      $1,635,607      $19,471.51  12/29/1999    01/01/2010
  156     RFC   Opdyke Investments                             $1,625,000      $1,623,090          $86.89  02/09/2000    03/01/2010
  157     MID   Sungard Financial Systems Office Property      $1,623,000      $1,609,337          $52.58  08/18/1999    09/01/2009
  158     RFC   420 Clinton Avenue                             $1,625,000      $1,588,049      $32,409.16  09/10/1998    10/01/2008
  159    CIBC   Village Shoppes of Paradise Beach              $1,600,000      $1,584,650          $50.23  06/18/1999    07/01/2009
  160     MID   Tiscor Corporate Office Building               $1,600,000      $1,573,238          $74.92  10/29/1998    11/01/2008
  161     MID   Omnicare Building                              $1,568,000      $1,562,307          $68.99  10/29/1999    11/01/2009
  162    CIBC   Best Western                                   $1,550,000      $1,544,684      $30,893.68  02/07/2000    03/01/2010
  163     RFC   Ironwood Apartments                            $1,550,000      $1,540,801      $16,218.96  10/22/1999    11/01/2009
  164     RFC   Crossroads South Shopping Center               $1,530,000      $1,528,044          $92.61  02/04/2000    03/01/2010
  165     MID   West Wind Apartments Phase IV                  $1,534,000      $1,527,768      $58,760.32  10/07/1999    11/01/2009
  166    CIBC   Chastain Pines Apartments                      $1,500,000      $1,492,322      $18,890.15  08/10/1999    09/01/2009
  167     MID   166 South River Road                           $1,520,000      $1,485,341          $64.16  10/19/1998    11/01/2008
  168    CIBC   Grayco Apartments                              $1,490,000      $1,485,978      $14,288.25  12/16/1999    01/01/2010
  169     RFC   Mill Road Warehouse                            $1,464,000      $1,459,134          $25.98  01/21/2000    02/01/2010
  170     MID   Reseda Retail Building                         $1,459,000      $1,423,377          $88.96  08/24/1998    09/01/2008
  171     MID   Mesa Engineering Systems, Inc.                 $1,450,000      $1,415,841          $83.82  10/15/1998    11/01/2008
  172     MID   Concord Garden Apartments                      $1,392,000      $1,388,887      $24,366.44  01/07/2000    02/01/2010
  173     RFC   233 Jamaica Avenue                             $1,400,000      $1,368,165      $25,336.39  09/18/1998    10/01/2008
  174     MID   Goffstown Village Apartments (V)                $800,000         $778,373      $16,216.11  07/31/1998    08/01/2008
  175     MID   Maple Leaf Apartments (V)                       $600,000         $583,780      $16,216.11  07/31/1998    08/01/2008
  176    CIBC   Gateway 2000 - Columbia                        $1,365,000      $1,356,970         $169.62  06/18/1999    07/01/2009
  177     RFC   Kenworthy Medical Building                     $1,352,000      $1,346,780          $75.88  02/03/2000    03/01/2020
  178     MID   Lakes Mini Storage                             $1,325,000      $1,318,252          $32.74  11/04/1999    12/01/2009
  179     MID   Town & Country Apartments Phase I              $1,350,000      $1,312,937      $13,129.37  07/20/1998    08/01/2008
  180     MID   Tucson East Apartments                         $1,328,000      $1,307,710      $25,148.28  10/20/1998    11/01/2008
  181     RFC   Pal Ex, Inc.                                   $1,302,000      $1,299,362          $28.84  01/24/2000    02/01/2010
  182     RFC   312-332 East Rosecrans Avenue                  $1,300,000      $1,294,051          $14.97  12/13/1999    01/01/2010
  183     MID   Building 35 - Corporate Woods                  $1,289,000      $1,282,706          $65.04  08/16/1999    09/01/2009
  184     RFC   Art Museum Apartments                          $1,260,000      $1,258,814      $41,960.46  03/16/2000    04/01/2010
  185    CIBC   Gateway 2000 - Henderson                       $1,264,000      $1,256,564         $157.07  06/18/1999    07/01/2009
  186     MID   Helicomb International Plant                   $1,300,000      $1,250,633          $15.52  10/12/1998    11/01/2008
  187    CIBC   Gateway 2000 - Chattanooga                     $1,260,000      $1,252,587         $156.57  06/18/1999    07/01/2009
  188     MID   U-Stor Facility                                $1,283,000      $1,231,185          $19.12  09/01/1998    09/01/2018
  189     MID   17-33 Elm Street                               $1,229,000      $1,226,230          $83.29  02/07/2000    03/01/2010
  190     RFC   Montwood Village Shopping Center               $1,230,000      $1,225,296          $64.74  02/03/2000    03/01/2020
  191     RFC   D Boys Office Building                         $1,215,000      $1,213,096          $83.96  03/17/2000    04/01/2010
  192     MID   U-Stor Facility                                $1,261,500      $1,210,553          $19.94  09/01/1998    09/01/2018
  193     MID   43 North Road                                  $1,191,000      $1,161,581          $28.88  10/27/1998    11/01/2008
  194     RFC   Park Apartments                                $1,155,000      $1,152,228      $32,006.33  01/19/2000    02/01/2010
  195     MID   The Champion Gardens Apartments                $1,152,000      $1,148,461      $14,178.53  11/16/1999    12/01/2014
  196     MID   168 South River Road                           $1,170,000      $1,143,321          $60.88  10/16/1998    11/01/2008
  197     RFC   The Pines Business Park                        $1,116,200      $1,111,528          $50.75  12/30/1999    01/01/2010
  198     MID   U-Stor Winchester II                           $1,151,000      $1,104,516          $17.81  09/01/1998    09/01/2018
  199     MID   Knowledge Beginnings (VI)                       $594,560         $466,898          $41.44  02/09/2000    03/01/2010
  200     MID   Knowledge Beginnings (VI)                       $467,440         $593,870          $41.44  02/09/2000    03/01/2010

                                                               Original   Original              Remaining
                                                                Term to    Amort.                Term to
 Loan                                                         Maturity or   Term   Remaining   Maturity or        Security
  No.   Seller(1)             Property Name(2)                 ARD (mos)  (mos)(6) Amort. Term  ARD (mos)        Type (12)
--------------------------------------------------------------------------------------------------------------------------------

  151     MID   Steele's Market                                   120       360       355          115           Fee Simple
  152    CIBC   The Commonwealth Building                         120       300       291          111           Fee Simple
  153    CIBC   Gateway 2000 - Hobart                             120       360       349          109           Fee Simple
  154     MID   Frolics Plaza                                     120       300       297          117           Fee Simple
  155     RFC   Lorain Apartments                                 120       360       355          115           Fee Simple
  156     RFC   Opdyke Investments                                120       360       357          117           Fee Simple
  157     MID   Sungard Financial Systems Office Property         120       300       291          111           Fee Simple
  158     RFC   420 Clinton Avenue                                120       300       280          100           Fee Simple
  159    CIBC   Village Shoppes of Paradise Beach                 120       300       289          109           Fee Simple
  160     MID   Tiscor Corporate Office Building                  120       360       341          101           Fee Simple
  161     MID   Omnicare Building                                 120       360       353          113           Fee Simple
  162    CIBC   Best Western                                      120       240       237          117           Fee Simple
  163     RFC   Ironwood Apartments                               120       300       293          113           Fee Simple
  164     RFC   Crossroads South Shopping Center                  120       360       357          117           Fee Simple
  165     MID   West Wind Apartments Phase IV                     120       360       353          113           Fee Simple
  166    CIBC   Chastain Pines Apartments                         120       360       351          111           Fee Simple
  167     MID   166 South River Road                              120       300       281          101           Fee Simple
  168    CIBC   Grayco Apartments                                 120       360       355          115           Fee Simple
  169     RFC   Mill Road Warehouse                               120       300       296          116           Fee Simple
  170     MID   Reseda Retail Building                            120       300       279           99           Fee Simple
  171     MID   Mesa Engineering Systems, Inc.                    120       300       281          101           Fee Simple
  172     MID   Concord Garden Apartments                         120       360       356          116           Fee Simple
  173     RFC   233 Jamaica Avenue                                120       300       280          100           Fee Simple
  174     MID   Goffstown Village Apartments (V)                  120       300       278           98           Fee Simple
  175     MID   Maple Leaf Apartments (V)                         120       300       278           98           Fee Simple
  176    CIBC   Gateway 2000 - Columbia                           120       360       349          109           Fee Simple
  177     RFC   Kenworthy Medical Building                        240       240       237          237           Fee Simple
  178     MID   Lakes Mini Storage                                120       300       294          114           Fee Simple
  179     MID   Town & Country Apartments Phase I                 120       300       278           98           Fee Simple
  180     MID   Tucson East Apartments                            120       360       341          101           Fee Simple
  181     RFC   Pal Ex, Inc.                                      120       360       356          116           Fee Simple
  182     RFC   312-332 East Rosecrans Avenue                     120       300       295          115           Fee Simple
  183     MID   Building 35 - Corporate Woods                     120       360       351          111           Fee Simple
  184     RFC   Art Museum Apartments                             120       360       358          118           Fee Simple
  185    CIBC   Gateway 2000 - Henderson                          120       360       349          109           Fee Simple
  186     MID   Helicomb International Plant                      120       240       221          101           Fee Simple
  187    CIBC   Gateway 2000 - Chattanooga                        120       360       349          109           Fee Simple
  188     MID   U-Stor Facility                                   240       240       219          219           Fee Simple
  189     MID   17-33 Elm Street                                  120       300       297          117           Fee Simple
  190     RFC   Montwood Village Shopping Center                  240       240       237          237           Fee Simple
  191     RFC   D Boys Office Building                            120       300       298          118       Fee Simple & Leasehold
  192     MID   U-Stor Facility                                   240       240       219          219           Fee Simple
  193     MID   43 North Road                                     120       300       281          101           Fee Simple
  194     RFC   Park Apartments                                   120       360       356          116           Fee Simple
  195     MID   The Champion Gardens Apartments                   180       360       354          174           Fee Simple
  196     MID   168 South River Road                              120       300       281          101           Fee Simple
  197     RFC   The Pines Business Park                           120       300       295          115           Fee Simple
  198     MID   U-Stor Winchester II                              240       240       219          219           Fee Simple
  199     MID   Knowledge Beginnings (VI)                         120       360       357          117           Fee Simple
  200     MID   Knowledge Beginnings (VI)                         120       360       357          117           Fee Simple


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
LOAN INFORMATION


                                                                                                                      Maturity Date
                                                                Original      Aggregate         Cut-Off               or Anticipated
 Loan                                                           Principal      Cut-Off       Date Balance/   Note     Repayment Date
  No.   Seller(1)             Property Name(2)                   Balance     Date Balance(3) Unit or SF(4)   Date        ARD(5)
------------------------------------------------------------------------------------------------------------------------------------

  201    CIBC   233, 235, 237 East 111th Street                $1,060,000      $1,049,810      $21,871.03  06/25/1999    07/01/2009
  202     RFC   Sunset Shopping Center                         $1,050,000      $1,047,954          $44.88  02/18/2000    03/01/2010
  203     MID   Lauderhill Plaza                               $1,040,000      $1,015,164          $50.56  10/16/1998    11/01/2008
  204     RFC   14401 South San Pedro Street                   $1,000,000        $995,424          $14.52  12/13/1999    01/01/2010
  205     RFC   Woods Cross Self Storage                        $980,000         $977,900          $18.53  02/02/2000    03/01/2010
  206     MID   Fresno Self Storage                            $1,000,000        $974,131          $26.81  09/25/1998    10/01/2008
  207     MID   Crosstown Square Shopping Center                $975,000         $967,406          $78.80  08/16/1999    09/01/2009
  208    CIBC   112-116 East 103rd Street                       $975,000         $965,627      $32,187.56  06/25/1999    07/01/2009
  209     MID   Leon Trace Apartments                           $950,000         $924,810      $12,844.59  08/27/1998    09/01/2008
  210     RFC   Southern Oaks Apartments                       $1,000,000        $919,618      $14,832.54  02/17/1998    03/01/2013
  211     RFC   Middletown Industrial                           $912,000         $908,534          $18.43  02/16/2000    03/01/2010
  212     RFC   401-611 Braker Lane                             $879,000         $878,472          $28.48  04/14/2000    05/01/2010
  213     RFC   Mandell Place                                   $875,000         $873,795          $99.01  03/03/2000    04/01/2010
  214     MID   The Allendale Village Apartments                $900,000         $866,830       $9,029.48  10/16/1998    11/01/2018
  215     RFC   Roswell Point Shopping Center                   $855,000         $854,148         $122.72  02/24/2000    03/01/2010
  216     RFC   Royal Apartments                                $850,000         $841,712      $19,574.69  06/08/1999    07/01/2009
  217     RFC   402 - 406 Albee Square                          $825,000         $807,059      $20,176.47  09/23/1998    10/01/2008
  218     RFC   Mansfield Retail Center                         $725,000         $723,560          $91.67  01/31/2000    02/01/2010
  219     RFC   224 South 3rd Brooklyn                          $712,500         $707,879      $21,450.87  09/27/1999    10/01/2009
  220     MID   Circuit City Land                               $500,000         $494,522           $3.26  10/29/1999    11/01/2009
  221     RFC   Charles Garden Apartments                       $494,100         $489,427      $30,589.18  06/11/1999    07/01/2009
  222     RFC   Blockbuster Video                               $459,000         $458,153          $73.90  02/01/2000    03/01/2010
  223     RFC   16-10 Caffrey Avenue                            $432,000         $422,177      $21,108.83  09/18/1998    10/01/2008
  224     RFC   650 E 182 St                                    $425,000         $407,537      $15,674.49  04/06/1998    05/01/2018
  225     RFC   Temple Apartments                               $290,000         $281,659      $28,165.94  03/13/1998    04/01/2013
                Total/Weighted Average                                       $802,548,970

                                                                Original   Original              Remaining
                                                                 Term to    Amort.                Term to
 Loan                                                          Maturity or   Term   Remaining   Maturity or        Security
  No.   Seller(1)             Property Name(2)                  ARD (mos)  (mos)(6) Amort. Term  ARD (mos)        Type (12)
---------------------------------------------------------------------------------------------------------------------------------

  201    CIBC   233, 235, 237 East 111th Street                    120       300       289          109           Fee Simple
  202     RFC   Sunset Shopping Center                             120       300       297          117           Fee Simple
  203     MID   Lauderhill Plaza                                   120       300       281          101           Fee Simple
  204     RFC   14401 South San Pedro Street                       120       300       295          115           Fee Simple
  205     RFC   Woods Cross Self Storage                           120       300       297          117           Fee Simple
  206     MID   Fresno Self Storage                                120       300       280          100           Fee Simple
  207     MID   Crosstown Square Shopping Center                   120       300       291          111           Fee Simple
  208    CIBC   112-116 East 103rd Street                          120       300       289          109           Fee Simple
  209     MID   Leon Trace Apartments                              120       300       279           99           Fee Simple
  210     RFC   Southern Oaks Apartments                           180       180       153          153           Fee Simple
  211     RFC   Middletown Industrial                              120       240       237          117           Fee Simple
  212     RFC   401-611 Braker Lane                                120       300       299          119           Fee Simple
  213     RFC   Mandell Place                                      120       300       298          118           Fee Simple
  214     MID   The Allendale Village Apartments                   240       240       221          221           Fee Simple
  215     RFC   Roswell Point Shopping Center                      120       360       357          117           Fee Simple
  216     RFC   Royal Apartments                                   120       300       289          109           Fee Simple
  217     RFC   402 - 406 Albee Square                             120       300       280          100           Fee Simple
  218     RFC   Mansfield Retail Center                            120       360       356          116           Fee Simple
  219     RFC   224 South 3rd Brooklyn                             120       300       292          112           Fee Simple
  220     MID   Circuit City Land                                  120       240       233          113           Fee Simple
  221     RFC   Charles Garden Apartments                          120       300       289          109           Fee Simple
  222     RFC   Blockbuster Video                                  120       300       297          117           Fee Simple
  223     RFC   16-10 Caffrey Avenue                               120       300       280          100           Fee Simple
  224     RFC   650 E 182 St                                       240       240       215          215           Fee Simple
  225     RFC   Temple Apartments                                  180       300       274          154           Fee Simple
                Total/Weighted Average                             124       333       324


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

LOAN INFORMATION II

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Interest        Related Borrower    Scheduled
 Loan                                                      Interest     Accrual          Loan Groups         Balloon      Balloon
 No.   Seller(1)          Property Name(2)                   Rate       Method         (by Loan No.)         Balance       LTV (4)
------------------------------------------------------------------------------------------------------------------------------------
  1    MID   Campus Apartments                             6.950%   Actual/360                              $22,437,517   54.46%
  2   CIBC   17 John Street                                8.270%   Actual/360                              $21,079,539   62.00%
  3    MID   San Croix Apartments                          6.870%   Actual/360                              $17,414,035   66.72%
  4   CIBC   4343 Commerce Court (A) (I)                   7.170%   Actual/360             5,6              $11,479,911   59.02%
  5   CIBC   1051 North Kirk Road (A) (I)                  7.170%   Actual/360             4,6               $2,989,158   59.02%
  6   CIBC   Narco River Business Center (A)               8.680%   Actual/360             4,5               $2,352,990   59.02%
  7    MID   Ryder Integrated Logistics                    8.420%   Actual/360              57              $16,481,593   68.96%
  8   CIBC   Holiday Inn Rochester                         9.410%   Actual/360                              $15,164,233   60.18%
  9    MID   Nevada Street Apartments                      8.140%   Actual/360                              $13,834,772   70.23%
  10   MID   Camelot Apartments                            8.390%   Actual/360                              $13,460,905   71.22%
  11   MID   Neurocrine Biosciences                        6.800%   Actual/360            14,13             $12,828,878   53.01%
  12   MID   CSC Office Building                           8.580%   Actual/360                              $11,884,371   63.89%
  13   MID   Kinetic Systems Building (B)                  8.300%   Actual/360              14               $5,335,609   56.33%
  14   MID   Globix Corporation Building (B)               8.300%   Actual/360              13               $5,085,502   56.33%
  15  CIBC   Summit Square                                 7.460%   Actual/360                              $10,844,793   66.94%
  16  CIBC   Bed, Bath & Beyond                            7.750%   Actual/360                              $10,223,984   70.99%
  17   MID   The Quidel Building                           8.560%   Actual/360                              $10,204,630   67.58%
  18   MID   Candletree Apartments                         8.140%   Actual/360                               $9,887,261   71.65%
  19  CIBC   Latham Crossing & Crossroads Plaza            7.570%   Actual/360                               $9,651,354   65.21%
  20   RFC   Hampton Inn & Suites (II)                     9.230%   Actual/360                               $6,657,945   51.83%
  21   RFC   Big Bowl/Wildfire (II)                        9.230%   Actual/360                               $2,463,696   51.83%
  22   MID   Backlick Center South                         6.510%   Actual/360                               $9,140,655   67.21%
  23  CIBC   Willow Run Business Center II                 8.170%   Actual/360       153,176,185,187         $9,051,221   59.94%
  24   MID   East Side Plaza                               6.890%     30/360                                 $8,759,832   68.60%
  25   RFC   Ritchie Highway Shopping Center               8.500%   Actual/360                               $9,047,008   64.62%
  26  CIBC   Lincoln Park (C)                              9.100%   Actual/360              27               $5,043,010   66.59%
  27  CIBC   Pompano Merchandise Mart (C)                  9.070%   Actual/360              26               $3,986,009   66.59%
  28   RFC   Big Kmart Shopping Center                     8.220%   Actual/360              35               $8,675,815   66.99%
  29   RFC   Marston Park Plaza                            8.910%   Actual/360                               $8,864,756   69.26%
  30  CIBC   Union Center                                  8.570%   Actual/360                               $8,427,998   62.43%
  31   MID   La Jolla Corporate Center                     8.350%   Actual/360                               $7,180,448   67.30%
  32  CIBC   Southlake Festival Shopping Center            8.920%   Actual/360                               $7,032,090   62.79%
  33   RFC   HomeBase-Phoenix, AZ                          8.410%   Actual/360                               $6,262,585   59.64%
  34   MID   Hyatt Suites Hotel                            9.270%   Actual/360                               $5,644,423   36.42%
  35   RFC   Holiday Square Shopping Center                8.390%   Actual/360              28               $5,875,574   68.40%
  36   RFC   Stagecoach Plaza                              8.400%   Actual/360                               $5,868,144   57.53%
  37   RFC   Today's Man Oxford Valley                     8.540%   Actual/360                               $5,877,718   70.82%
  38  CIBC   Parkway Corporate Plaza 138                   8.500%   Actual/360                               $5,702,005   64.43%
  39   MID   Lexington Commons Apartments                  6.780%   Actual/360                               $5,342,496   68.94%
  40   MID   Regal Cinema                                  9.020%   Actual/360            93, 90             $4,417,488   43.52%
  41   MID   One Airport Center Office Building            7.380%   Actual/360                               $4,303,510   51.85%
  42   MID   San Pablo Apartments                          6.980%   Actual/360                               $5,241,044   69.88%
  43   MID   Oaks of Ashford Point Apartments              8.250%   Actual/360          47, 73, 52           $5,133,259   70.80%
  44  CIBC   Comfort Inn - Philadelphia Airport            8.870%   Actual/360                               $4,813,523   56.63%
  45   MID   Grouse Run Apartments                         6.860%   Actual/360              56               $4,954,315   68.81%
  46   RFC   Avanex Building                               8.450%   Actual/360                               $5,052,449   66.48%
  47   MID   The Regents Cove Apartments                   8.070%   Actual/360          47,73, 43            $4,980,614   70.15%
  48  CIBC   156 10-40 Cross Bay Boulevard                 9.250%   Actual/360                               $4,692,486   49.39%
  49   MID   Freehold Executive Center                     8.930%   Actual/360                               $5,009,829   68.63%
  50   MID   K-Mart (D)                                    8.910%   Actual/360              51                $179,593     4.41%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

LOAN INFORMATION II

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Interest        Related Borrower    Scheduled
 Loan                                                      Interest     Accrual          Loan Groups         Balloon      Balloon
 No.   Seller(1)          Property Name(2)                   Rate       Method         (by Loan No.)         Balance       LTV (4)
------------------------------------------------------------------------------------------------------------------------------------

  51   MID   K-Mart (D)                                    8.910%   Actual/360              50                $172,144     4.41%
  52   MID   Seton Chase Apartments                        8.050%   Actual/360          47, 73, 43           $4,798,686   71.62%
  53  CIBC   Tel Huron Shopping Center                     8.090%   Actual/360                               $4,841,800   61.68%
  54   MID   Quality Inn Sports Complex                    6.880%   Actual/360                               $2,285,260   28.57%
  55   MID   Ramada Limited                                6.840%   Actual/360                               $4,127,942   57.33%
  56   MID   Walker's Station Apartments                   6.780%   Actual/360              46               $4,411,568   66.84%
  57   MID   Saturn Electronics & Engineering              8.840%   Actual/360              7                $4,558,909   69.07%
  58   MID   Plaza Pointe                                  6.970%   Actual/360                               $4,278,934   49.32%
  59   RFC   GAI-Tronics Corporation                       8.310%   Actual/360                               $4,108,058   71.44%
  60  CIBC   2600 Building                                 8.610%   Actual/360                               $4,100,755   66.14%
  61  CIBC   Hoyt's Cinemas                                9.580%   Actual/360                               $3,820,549   50.94%
  62  CIBC   Advance Auto Parts - York, PA (III)           8.840%   Actual/360   63,64,65,66,67,68,69,70      $472,700    53.55%
  63  CIBC   Advance Auto Parts - Harrisburg, PA (Swatara) 8.840%   Actual/360   62,64,65,66,67,68,69,70      $422,054    53.55%
  64  CIBC   Advance Auto Parts - Steelton, PA (III)       8.840%   Actual/360   62,63,65,66,67,68,69,70      $413,613    53.55%
  65  CIBC   Advance Auto Parts - Celina, OH (III)         8.840%   Actual/360   62,63,64,66,67,68,69,70      $333,422    53.55%
  66  CIBC   Advance Auto Parts - Youngstown, OH (III)     8.840%   Actual/360   62,63,64,65,67,68,69,70      $400,951    53.55%
  67  CIBC   Advance Auto Parts - Warren, OH (III)         8.840%   Actual/360   62,63,64,65,66,68,69,70      $379,848    53.55%
  68  CIBC   Advance Auto Parts - Atlanta, GA (III)        8.840%   Actual/360   62,63,64,65,66,67,69,70      $447,377    53.55%
  69  CIBC   Advance Auto Parts - Penn Hills, PA (III)     8.840%   Actual/360   62,63,64,65,66,67,68,70      $472,700    53.55%
  70  CIBC   Advance Auto Parts - Pontotoc, MS (III)       8.840%   Actual/360   62,63,64,65,66,67,68,69      $303,879    53.55%
  71   MID   Hampton Inn Maple Grove                       7.220%   Actual/360                               $2,798,409   39.55%
  72   RFC   Maple Tree Mall                               8.650%   Actual/360                               $3,767,615   66.10%
  73   MID   The Sterling Falls Apartments                 6.880%   Actual/360          52, 47, 43           $3,658,304   65.09%
  74   RFC   Stelton Shopping Center                       8.070%   Actual/360                               $3,262,146   59.31%
  75  CIBC   Parkview Towers                               7.990%   Actual/360                               $3,358,197   71.45%
  76  CIBC   Unilab Building                               9.000%   Actual/360                               $3,093,078   59.48%
  77   MID   Cambridge Apartments                          6.720%   Actual/360                               $3,186,292   61.87%
  78   MID   Tempe Plaza                                   8.920%   Actual/360                               $2,966,037   50.27%
  79   RFC   Byram Self-Storage                            8.870%   Actual/360                                $103,568     1.58%
  80   MID   Sixth Street Building                         6.460%   Actual/360                               $1,706,357   34.82%
  81   MID   Lake Pine Apartments                          6.810%   Actual/360                               $3,041,997   69.45%
  82   RFC   Las Lomas Apartments                          8.270%   Actual/360                               $2,749,552   51.88%
  83   RFC   Pinellas Industrial Center                    8.870%   Actual/360                               $2,786,042   62.19%
  84  CIBC   Mount Joy Square                              8.310%   Actual/360                               $2,973,186   67.57%
  85   MID   Town & Country Apartments (Phase II)          6.870%   Actual/360           179, 98             $2,636,917   50.37%
  86   MID   Bartles Corner Business Park                  8.690%   Actual/360                               $2,340,648   50.88%
  87   RFC   Jeffery Manor Shopping Center                 8.730%   Actual/360                               $2,908,803   69.01%
  88   MID   Eckerd's Drug Store                           7.760%   Actual/360         99, 92, 101           $2,503,130   70.81%
  89   MID   Clayton Apartments and Duplexes               6.850%   Actual/360                               $2,784,608   63.29%
  90   MID   Regal Cinemas 12-Screen Movie Theatre         9.320%   Actual/360            93, 40             $1,367,730   26.82%
  91   RFC   1506 N. Lee Trevino                           9.120%   Actual/360        177, 190, 133           $179,168     4.27%
  92   MID   Eckerd Pharmacy                               7.760%   Actual/360         99, 101, 88           $2,672,382   63.63%
  93   MID   Kroger Grocery Store                          7.010%   Actual/360            40, 90             $2,447,263   63.57%
  94  CIBC   Datatec Warehouse                             8.690%   Actual/360                               $2,155,875   53.23%
  95   MID   Legacy Business Park Medical Office 8 (E)     7.160%   Actual/360              96               $1,821,017   64.05%
  96   MID   Legacy Business Park Medical Office - 4 (E)   7.160%   Actual/360              95                $763,510    64.05%
  97   MID   East Los Angeles Retail Center                6.830%   Actual/360                               $2,040,214   51.01%
  98   MID   Acadia Park Apartments                        6.870%   Actual/360           179, 85             $2,317,291   52.67%
  99   MID   Eckerd's Drug Store                           7.770%   Actual/360         101, 92, 88           $2,851,232   71.28%
 100   MID   Dana Innovations                              8.300%   Actual/360                               $2,524,991   63.92%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

LOAN INFORMATION II

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Interest        Related Borrower    Scheduled
 Loan                                                      Interest     Accrual          Loan Groups         Balloon      Balloon
 No.   Seller(1)          Property Name(2)                   Rate       Method         (by Loan No.)         Balance       LTV (4)
------------------------------------------------------------------------------------------------------------------------------------

 101   MID   Eckerd's Drug Store                           7.760%   Actual/360          99, 92, 88           $2,449,684   70.49%
 102   RFC   Oregon Court (F)                              8.670%   Actual/360                               $1,128,467   54.28%
 103   RFC   Oregon Arms (F)                               8.670%   Actual/360                                $757,823    54.28%
 104   MID   Eckerd Drugs                                  7.980%   Actual/360                               $2,445,623   68.22%
 105  CIBC   Dicks Clothing and Sporting Goods             8.840%   Actual/360                               $2,303,691   57.59%
 106  CIBC   Sugarland Shopping Center                     8.530%   Actual/360                               $2,259,844   62.77%
 107   MID   Eckerd Drug Store                             8.450%   Actual/360                               $2,356,233   67.90%
 108   RFC   Bassett Furniture Store                       9.180%   Actual/360                               $2,376,082   61.32%
 109  CIBC   Oak Leaf West                                 8.270%   Actual/360                               $2,296,250   67.54%
 110  CIBC   2000 White Elks Springs Court                 8.950%   Actual/360                               $2,297,789   65.65%
 111  CIBC   Triangle Shopping Center                      8.460%   Actual/360                               $1,776,722   55.52%
 112  CIBC   Northern Medical Offices                      8.500%   Actual/360                               $1,783,999   49.56%
 113   MID   Bronco Apartments                             6.810%   Actual/360             209               $1,993,608   47.47%
 114   MID   K-Mart                                        8.820%   Actual/360                                $153,061     4.25%
 115   RFC   Villa Eleni                                   8.310%   Actual/360                               $2,166,380   63.72%
 116   MID   Perkins Place & Fox Ridge (IV)                8.350%   Actual/360                                $659,564    67.43%
 117   MID   Barrington Hills Apartments (IV)              8.350%   Actual/360                                $813,161    67.43%
 118   MID   McDuffee Brook Place (IV)                     8.350%   Actual/360                                $404,774    67.43%
 119   MID   Kearsarge Apartments (IV)                     8.350%   Actual/360                                $290,931    67.43%
 120   RFC   Agawam Industrial Building                    8.990%   Actual/360                               $2,033,608   59.81%
 121  CIBC   Tampa Multifamily Portfolio                   8.910%   Actual/360                               $2,012,015   60.51%
 122   RFC   Park Place II Office Building                 8.845%   Actual/360                               $2,142,163   54.23%
 123   MID   The Sequoia Institute                         8.480%   Actual/360                               $2,068,978   61.95%
 124   MID   Staples                                       8.160%   Actual/360             141               $2,055,709   69.69%
 125   MID   Brookwood Townhomes                           8.460%   Actual/360                               $2,117,807   62.29%
 126   MID   Staples Office Supply Store                   8.170%   Actual/360             129               $2,038,410   67.95%
 127  CIBC   Jefferson Pilot Financial Center              8.790%   Actual/360                               $2,030,801   63.07%
 128   MID   Eckerd Drug Store                             8.280%   Actual/360                               $1,985,668   67.20%
 129   MID   Staples Property                              8.170%   Actual/360             126               $1,976,366   67.00%
 130   MID   CVS Drugstore                                 8.140%   Actual/360                                $114,249     4.18%
 131  CIBC   Maple Building                                8.690%   Actual/360                               $1,786,335   59.54%
 132   MID   Woodward Avenue Office Building               8.830%   Actual/360                               $1,915,939   68.43%
 133   RFC   Alameda Towne Centre                          9.120%   Actual/360         190, 91, 177           $126,477     4.08%
 134  CIBC   Park Place Apartments                         8.100%   Actual/360                               $1,864,840   71.72%
 135  CIBC   244-48 East 117th Street                      8.480%   Actual/360                               $1,743,095   61.16%
 136   MID   Prudential Office Building                    8.700%   Actual/360                               $1,832,504   61.60%
 137   MID   1/2 Price Store                               8.270%   Actual/360                               $1,803,175   66.78%
 138   MID   Sunshine Square Shopping Center               6.900%   Actual/360                               $1,742,975   62.25%
 139   RFC   Westfair Center                               9.160%   Actual/360                               $1,808,620   62.37%
 140  CIBC   Bell Gardens Shopping Center                  8.480%   Actual/360                               $1,629,457   57.38%
 141   MID   Staples                                       8.240%   Actual/360             124               $1,731,820   69.27%
 142  CIBC   Morgan Garden Apartments                      9.020%   Actual/360                               $1,738,512   72.44%
 143  CIBC   Colonial Garden Apartments                    8.070%   Actual/360                               $1,702,115   70.92%
 144   MID   170 West Road                                 8.280%   Actual/360           149, 174            $1,713,336   71.39%
 145   RFC   Lamar Industrial Center                       9.180%   Actual/360             212               $1,614,761   59.81%
 146   MID   Columbus Plaza Shopping Center                8.340%   Actual/360                               $1,707,802   67.64%
 147   RFC   Lakeshore Village Office Complex              8.840%   Actual/360                               $1,572,920   57.20%
 148   MID   The Lucent Technologies Building              8.730%   Actual/360                               $1,691,292   69.89%
 149   MID   Leonard Professional Building                 8.800%   Actual/360           174, 144            $1,566,992   60.27%
 150  CIBC   Cross River Mill                              8.370%   Actual/360                               $1,592,402   56.87%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

LOAN INFORMATION II

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Interest        Related Borrower    Scheduled
 Loan                                                      Interest     Accrual          Loan Groups         Balloon      Balloon
 No.   Seller(1)          Property Name(2)                   Rate       Method         (by Loan No.)         Balance       LTV (4)
------------------------------------------------------------------------------------------------------------------------------------
 151   MID   Steele's Market                               8.300%   Actual/360                               $1,563,692   66.82%
 152  CIBC   The Commonwealth Building                     8.340%   Actual/360                               $1,448,310   62.16%
 153  CIBC   Gateway 2000 - Hobart                         8.220%   Actual/360      176, 185, 187, 23        $1,548,835   61.95%
 154   MID   Frolics Plaza                                 9.220%   Actual/360             183               $1,427,719   54.91%
 155   RFC   Lorain Apartments                             8.380%   Actual/360                               $1,479,836   72.19%
 156   RFC   Opdyke Investments                            8.930%   Actual/360                               $1,484,544   63.85%
 157   MID   Sungard Financial Systems Office Property     8.240%   Actual/360                               $1,350,329   54.01%
 158   RFC   420 Clinton Avenue                            7.375%   Actual/360        173, 217, 223          $1,315,132   59.78%
 159  CIBC   Village Shoppes of Paradise Beach             8.490%   Actual/360                               $1,338,000   62.67%
 160   MID   Tiscor Corporate Office Building              6.450%   Actual/360                               $1,377,012   64.05%
 161   MID   Omnicare Building                             8.480%   Actual/360                               $1,419,825   66.66%
 162  CIBC   Best Western                                  9.990%   Actual/360                               $1,167,254   46.23%
 163   RFC   Ironwood Apartments                           8.730%   Actual/360                               $1,304,067   58.61%
 164   RFC   Crossroads South Shopping Center              8.680%   Actual/360                               $1,390,096   71.29%
 165   MID   West Wind Apartments Phase IV                 8.050%   Actual/360                               $1,375,413   66.45%
 166  CIBC   Chastain Pines Apartments                     8.130%   Actual/360                               $1,345,788   63.33%
 167   MID   166 South River Road                          7.080%   Actual/360             196               $1,222,244   58.20%
 168  CIBC   Grayco Apartments                             8.350%   Actual/360                               $1,343,561   70.71%
 169   RFC   Mill Road Warehouse                           9.060%   Actual/360                               $1,242,257   67.15%
 170   MID   Reseda Retail Building                        7.290%   Actual/360                               $1,180,745   58.16%
 171   MID   Mesa Engineering Systems, Inc.                6.890%   Actual/360                               $1,159,142   57.96%
 172   MID   Concord Garden Apartments                     8.460%   Actual/360                               $1,259,572   71.16%
 173   RFC   233 Jamaica Avenue                            7.375%   Actual/360        217, 223, 158          $1,133,035   59.63%
 174   MID   Goffstown Village Apartments (V)              6.960%   Actual/360        175, 144, 149           $641,044    59.83%
 175   MID   Maple Leaf Apartments (V)                     6.960%   Actual/360        174, 144, 149           $480,783    59.83%
 176  CIBC   Gateway 2000 - Columbia                       8.220%   Actual/360      153, 185, 187, 23        $1,227,734   62.48%
 177   RFC   Kenworthy Medical Building                    9.260%   Actual/360         190, 91, 133           $84,587      4.23%
 178   MID   Lakes Mini Storage                            8.600%   Actual/360                               $1,113,804   57.71%
 179   MID   Town & Country Apartments Phase I             6.870%   Actual/360            98, 85             $1,078,738   45.52%
 180   MID   Tucson East Apartments                        6.860%   Actual/360                               $1,155,726   69.41%
 181   RFC   Pal Ex, Inc.                                  8.870%   Actual/360                               $1,187,495   64.54%
 182   RFC   312-332 East Rosecrans Avenue                 8.340%   Actual/360             204               $1,081,964   25.46%
 183   MID   Building 35 - Corporate Woods                 8.310%   Actual/360             154               $1,162,762   59.63%
 184   RFC   Art Museum Apartments                         8.640%   Actual/360                               $1,143,513   61.31%
 185  CIBC   Gateway 2000 - Henderson                      8.220%   Actual/360      153, 176, 187, 23        $1,136,892   62.30%
 186   MID   Helicomb International Plant                  6.760%   Actual/360                                $881,801    41.01%
 187  CIBC   Gateway 2000 - Chattanooga                    8.220%   Actual/360      153, 176, 185, 23        $1,133,293   62.96%
 188   MID   U-Stor Facility                               7.110%   Actual/360           198, 192             $52,312      2.15%
 189   MID   17-33 Elm Street                              8.880%   Actual/360                               $1,041,331   57.85%
 190   RFC   Montwood Village Shopping Center              9.320%   Actual/360         91, 177, 133           $78,186      4.32%
 191   RFC   D Boys Office Building                        8.920%   Actual/360                               $1,027,314   57.07%
 192   MID   U-Stor Facility                               7.110%   Actual/360           188, 198             $51,440      2.32%
 193   MID   43 North Road                                 6.610%   Actual/360                                $943,750    55.51%
 194   RFC   Park Apartments                               8.160%   Actual/360                               $1,036,698   69.11%
 195   MID   The Champion Gardens Apartments               8.390%   Actual/360                                $938,457    52.14%
 196   MID   168 South River Road                          7.080%   Actual/360             167                $940,807    53.76%
 197   RFC   The Pines Business Park                       8.800%   Actual/360                                $940,830    55.34%
 198   MID   U-Stor Winchester II                          7.110%   Actual/360        188, 198, 192           $46,930      2.13%
 199   MID   Knowledge Beginnings (VI)                     8.970%   Actual/360                                $428,171    63.58%
 200   MID   Knowledge Beginnings (VI)                     8.970%   Actual/360                                $544,611    63.58%

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

LOAN INFORMATION II

------------------------------------------------------------------------------------------------------------------------------------
                                                                        Interest        Related Borrower    Scheduled
 Loan                                                      Interest     Accrual          Loan Groups         Balloon      Balloon
 No.   Seller(1)          Property Name(2)                   Rate       Method         (by Loan No.)         Balance       LTV (4)
------------------------------------------------------------------------------------------------------------------------------------
 201  CIBC   233, 235, 237 East 111th Street               8.480%   Actual/360           208, 135             $886,177    52.13%
 202   RFC   Sunset Shopping Center                        9.500%   Actual/360                                $901,661    64.40%
 203   MID   Lauderhill Plaza                              6.810%   Actual/360                                $829,313    55.29%
 204   RFC   14401 South San Pedro Street                  8.340%   Actual/360             182                $832,280    29.20%
 205   RFC   Woods Cross Self Storage                      9.100%   Actual/360                                $832,822    53.73%
 206   MID   Fresno Self Storage                           6.630%   Actual/360                                $793,169    61.97%
 207   MID   Crosstown Square Shopping Center              8.640%   Actual/360                                $820,172    63.09%
 208  CIBC   112-116 East 103rd Street                     8.480%   Actual/360                                $815,116    58.22%
 209   MID   Leon Trace Apartments                         6.810%   Actual/360             113                $757,570    51.36%
 210   RFC   Southern Oaks Apartments                      8.250%   Actual/360                                $25,885      1.52%
 211   RFC   Middletown Industrial                         9.360%   Actual/360                                $673,221    52.80%
 212   RFC   401-611 Braker Lane                           9.240%   Actual/360             145                $749,701    51.70%
 213   RFC   Mandell Place                                 9.520%   Actual/360                                $751,542    60.12%
 214   MID   The Allendale Village Apartments              7.000%   Actual/360                                $35,579      2.74%
 215   RFC   Roswell Point Shopping Center                 9.390%   Actual/360                                $788,750    65.73%
 216   RFC   Royal Apartments                              8.410%   Actual/360                                $709,227    47.28%
 217   RFC   402 - 406 Albee Square                        7.625%   Actual/360        173, 158, 217           $672,707    51.75%
 218   RFC   Mansfield Retail Center                       8.950%   Actual/360                                $662,384    46.48%
 219   RFC   224 South 3rd Brooklyn                        8.860%   Actual/360                                $601,718    60.78%
 220   MID   Circuit City Land                             8.320%   Actual/360                                $358,255    25.59%
 221   RFC   Charles Garden Apartments                     8.560%   Actual/360                                $413,993    55.95%
 222   RFC   Blockbuster Video                             9.720%   Actual/360                                $396,369    41.29%
 223   RFC   16-10 Caffrey Avenue                          7.375%   Actual/360        173, 158, 217           $349,623    53.79%
 224   RFC   650 E 182 St                                  8.375%   Actual/360                                $21,031      2.94%
 225   RFC   Temple Apartments                             7.625%   Actual/360                                $189,633    47.41%
             Total/Weighted Average                        8.104%                                                         59.85%


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION

------------------------------------------------------------------------------------------------------------------------------------

 Loan                                                Underwritable  Net Operating  Monthly            Appraised
  No.  Seller           Property Name(2)               Cash Flow       Income      Payment   DSCR(4)    Value      Value as of Date
------------------------------------------------------------------------------------------------------------------------------------
  1    MID   Campus Apartments                           $3,200,310   $3,341,600    $197,006  1.35     $41,200,000       04/15/1998
  2    CIBC  17 John Street                              $2,636,228   $2,663,978    $176,314  1.25     $34,000,000       12/23/1999
  3    MID   San Croix Apartments                        $2,088,462   $2,158,862    $131,319  1.33     $26,100,000       02/24/1998
  4    CIBC  4343 Commerce Court (A) (I)                 $1,775,216   $1,985,330     $88,655  1.55     $19,000,000       05/07/1999
  5    CIBC  1051 North Kirk Road (A) (I)                  $360,589     $408,212     $23,084  1.55      $4,400,000       04/27/1999
  6    CIBC  Narco River Business Center (A)               $366,598     $422,726     $22,887  1.55      $5,100,000       10/29/1999
  7    MID   Ryder Integrated Logistics                  $2,085,932   $2,265,645    $139,057  1.25     $23,900,000       11/01/1999
  8    CIBC  Holiday Inn Rochester                       $2,764,558   $3,150,389    $153,538  1.50     $25,200,000       01/05/2000
  9    MID   Nevada Street Apartments                    $1,823,747   $1,900,247    $114,506  1.30     $19,700,000       12/27/1999
  10   MID   Camelot Apartments                          $1,632,804   $1,746,804    $113,382  1.20     $18,900,000       10/18/1999
  11   MID   Neurocrine Biosciences                      $2,027,359   $2,167,057     $96,224  1.76     $24,200,000       06/11/1998
  12   MID   CSC Office Building                         $1,521,608   $1,704,937    $101,440  1.25     $18,600,000       12/01/1999
  13   MID   Kinetic Systems Building (B)                  $797,158     $917,725     $50,675  1.29      $9,700,000       07/23/1999
  14   MID   Globix Corporation Building (B)               $740,796     $845,823     $48,299  1.29      $8,800,000       07/23/1999
  15   CIBC  Summit Square                               $1,305,438   $1,366,477     $85,667  1.27     $16,200,000       01/01/2000
  16   CIBC  Bed, Bath & Beyond                          $1,234,655   $1,292,503     $82,387  1.25     $14,400,000       10/01/1999
  17   MID   The Quidel Building                         $1,304,919   $1,409,890     $86,982  1.25     $15,100,000       12/01/1999
  18   MID   Candletree Apartments                       $1,253,052   $1,375,452     $81,790  1.28     $13,800,000       10/21/1999
  19   CIBC  Latham Crossing & Crossroads Plaza          $1,221,252   $1,270,077     $76,738  1.33     $14,800,000       09/29/1999
  20   RFC   Hampton Inn & Suites (II)                   $1,161,677   $1,312,498     $66,776  1.40     $13,500,000       12/07/1999
  21   RFC   Big Bowl/Wildfire (II)                        $373,479     $385,564     $24,710  1.40      $4,100,000       12/07/1999
  22   MID   Backlick Center South                       $1,168,460   $1,323,503     $67,069  1.45     $13,600,000       08/25/1998
  23   CIBC  Willow Run Business Center II               $1,216,740   $1,290,158     $75,124  1.35     $15,100,000       04/22/1999
  24   MID   East Side Plaza                             $1,068,069   $1,205,968     $67,208  1.32     $12,770,000       05/08/1998
  25   RFC   Ritchie Highway Shopping Center             $1,157,068   $1,218,166     $76,891  1.25     $14,000,000       02/01/2000
  26   CIBC  Lincoln Park (C)                              $737,273     $877,525     $44,651  1.34      $7,420,000       11/03/1999
  27   CIBC  Pompano Merchandise Mart (C)                  $547,453     $638,554     $35,220  1.34      $6,140,000       11/03/1999
  28   RFC   Big Kmart Shopping Center                   $1,110,829   $1,151,560     $72,294  1.28     $12,950,000       09/01/1999
  29   RFC   Marston Park Plaza                          $1,158,198   $1,269,400     $74,667  1.29     $12,800,000       11/02/1999
  30   CIBC  Union Center                                $1,103,283   $1,317,032     $71,971  1.28     $13,500,000       09/20/1999
  31   MID   La Jolla Corporate Center                     $925,654   $1,042,752     $60,286  1.28     $10,670,000       10/11/1999
  32   CIBC  Southlake Festival Shopping Center          $1,149,997   $1,285,565     $61,513  1.56     $11,200,000       12/01/1999
  33   RFC   HomeBase-Phoenix, AZ                          $831,083     $875,853     $52,882  1.31     $10,500,000       12/15/1999
  34   MID   Hyatt Suites Hotel                            $948,831   $1,407,105     $56,612  1.40     $15,500,000       08/17/1999
  35   RFC   Holiday Square Shopping Center                $743,213     $767,988     $49,550  1.25      $8,590,000       11/15/1999
  36   RFC   Stagecoach Plaza                              $940,894   $1,029,616     $49,519  1.58     $10,200,000       05/01/1999
  37   RFC   Today's Man Oxford Valley                     $810,137     $825,951     $50,094  1.35      $8,300,000       01/02/2000
  38   CIBC  Parkway Corporate Plaza 138                   $765,399     $860,994     $48,442  1.32      $8,850,000       04/27/1999
  39   MID   Lexington Commons Apartments                  $646,436     $697,936     $40,012  1.35      $7,750,000       09/16/1998
  40   MID   Regal Cinema                                  $959,279   $1,002,694     $60,927  1.31     $10,150,000       06/25/1999
  41   MID   One Airport Center Office Building            $819,282     $856,028     $49,493  1.38      $8,300,000       01/01/1998
  42   MID   San Pablo Apartments                          $586,986     $636,986     $39,838  1.23      $7,500,000       01/22/1998
  43   MID   Oaks of Ashford Point Apartments              $653,382     $703,132     $42,822  1.27      $7,250,000       01/04/2000
  44   CIBC  Comfort Inn - Philadelphia Airport            $850,680     $972,619     $47,328  1.50      $8,500,000       12/31/1999
  45   MID   Grouse Run Apartments                         $619,685     $680,685     $37,322  1.38      $7,200,000       05/19/1998
  46   RFC   Avanex Building                               $641,832     $676,939     $42,792  1.25      $7,600,000       11/25/1999
  47   MID   The Regents Cove Apartments                   $592,795     $660,795     $40,995  1.21      $7,100,000       08/23/1999
  48   CIBC  156 10-40 Cross Bay Boulevard                 $842,009     $912,062     $47,101  1.49      $9,500,000       11/02/1999
  49   MID   Freehold Executive Center                     $657,066     $756,435     $43,770  1.25      $7,300,000       10/25/1999
  50   MID   K-Mart (D)                                    $353,855     $394,117     $24,566  1.20      $3,825,000       11/04/1999
  51   MID   K-Mart (D)                                    $339,183     $379,064     $23,547  1.20      $4,150,000       10/20/1999
  52   MID   Seton Chase Apartments                        $570,478     $627,728     $39,443  1.21      $6,700,000       10/12/1999
  53   CIBC  Tel Huron Shopping Center                     $722,855     $792,483     $39,963  1.51      $7,850,000       04/22/1999
  54   MID   Quality Inn Sports Complex                    $869,231   $1,024,611     $42,246  1.71      $8,000,000       06/22/1998
  55   MID   Ramada Limited                                $704,049     $823,772     $36,014  1.63      $7,200,000       06/08/1998
  56   MID   Walker's Station Apartments                   $480,521     $538,021     $33,050  1.21      $6,600,000       09/29/1998
  57   MID   Saturn Electronics & Engineering              $593,789     $639,553     $39,585  1.25      $6,600,000       11/01/1999

  58   MID   Plaza Pointe                                  $489,042     $579,121     $32,501  1.25      $8,675,000       06/17/1998
  59   RFC   GAI-Tronics Corporation                       $518,958     $565,095     $34,450  1.26      $5,750,000       10/22/1999
  60   CIBC  2600 Building                                 $591,075     $715,705     $35,108  1.40      $6,200,000       09/01/1999

------------------------------------------------------------------------------------------------------------------------------------

 Loan                                                Cut-Off Date   Percent  Percent Leased
  No.  Seller           Property Name(2)               LTV(4)      Leased(7)  as of Date (7)     Largest Tenant (8)         % NSF
-----------------------------------------------------------------------------------------------------------------------------------
  1    MID   Campus Apartments                            66.04%     100.0%   03/17/2000                           NAP         NAP
  2    CIBC  17 John Street                               68.74%     100.0%   12/20/1999                           NAP         NAP
  3    MID   San Croix Apartments                         75.01%      94.0%   01/15/2000                           NAP         NAP
  4    CIBC  4343 Commerce Court (A) (I)                  66.62%      91.1%   01/26/2000                Porsche Credit       13.3%
  5    CIBC  1051 North Kirk Road (A) (I)                 66.62%     100.0%   02/28/1998              Stephen J. Nardi      100.0%
  6    CIBC  Narco River Business Center (A)              66.62%      75.8%   02/01/2000            CSX Transportation       26.3%
  7    MID   Ryder Integrated Logistics                   76.00%     100.0%   11/30/1999    Ryder Integrated Logistics      100.0%
  8    CIBC  Holiday Inn Rochester                        70.10%      70.5%   09/30/1999                           NAP         NAP
  9    MID   Nevada Street Apartments                     78.09%      99.0%   02/09/2000                           NAP         NAP
  10   MID   Camelot Apartments                           78.61%      96.0%   12/28/1999                           NAP         NAP
  11   MID   Neurocrine Biosciences                       60.00%     100.0%   12/31/1999  Neurocrine Biosciences, Inc.      100.0%
  12   MID   CSC Office Building                          70.23%     100.0%   12/08/1999  CSC Healthcare Systems, Inc.       86.3%
  13   MID   Kinetic Systems Building (B)                 67.20%     100.0%   10/20/1999               Kinetic Systems      100.0%
  14   MID   Globix Corporation Building (B)              67.20%     100.0%   10/20/1999            Globix Corporation      100.0%
  15   CIBC  Summit Square                                75.43%      98.1%   11/29/1999                       Staples       18.0%
  16   CIBC  Bed, Bath & Beyond                           79.41%     100.0%          NAP             Bed Bath & Beyond      100.0%
  17   MID   The Quidel Building                          74.31%     100.0%   12/01/1999            Quidel Corporation      100.0%
  18   MID   Candletree Apartments                        79.45%      98.0%   01/03/2000                           NAP         NAP
  19   CIBC  Latham Crossing & Crossroads Plaza           72.93%      95.5%   01/01/2000                      PetsMart       28.7%
  20   RFC   Hampton Inn & Suites (II)                    60.71%      72.7%   02/29/2000                           NAP         NAP
  21   RFC   Big Bowl/Wildfire (II)                       60.71%     100.0%   03/01/2000                      Wildfire       60.7%
  22   MID   Backlick Center South                        76.59%     100.0%   12/31/1999         Scholastic Book Fairs        8.1%
  23   CIBC  Willow Run Business Center II                66.32%     100.0%   04/22/1999                General Motors      100.0%
  24   MID   East Side Plaza                              78.43%      98.6%   02/16/2000           Hanover Rich Associ       35.0%
  25   RFC   Ritchie Highway Shopping Center              71.36%      93.8%   03/31/2000 Food-A-Rama/Metro Food Market       45.6%
  26   CIBC  Lincoln Park (C)                             72.56%      90.0%   12/29/1999            Roseart Lampshades       10.7%
  27   CIBC  Pompano Merchandise Mart (C)                 72.56%      99.0%   12/29/1999              Pino Enterprises       11.1%
  28   RFC   Big Kmart Shopping Center                    74.23%     100.0%   10/05/1999                    Big K-Mart       69.9%
  29   RFC   Marston Park Plaza                           72.94%      97.4%   01/31/2000         Prosound Music Center       14.8%
  30   CIBC  Union Center                                 68.71%     100.0%   01/01/2000            Bed, Bath & Beyond       40.6%
  31   MID   La Jolla Corporate Center                    74.28%      96.0%   02/03/2000                 LG Biomedical       19.0%
  32   CIBC  Southlake Festival Shopping Center           68.59%      81.4%   11/02/1999                       TJ Maxx       22.8%
  33   RFC   HomeBase-Phoenix, AZ                         65.96%     100.0%   11/04/1999                      HomeBase      100.0%
  34   MID   Hyatt Suites Hotel                           42.42%      80.0%   09/30/1999                           NAP         NAP
  35   RFC   Holiday Square Shopping Center               75.58%      98.4%   12/06/1999                  Sav-A-Center       61.7%
  36   RFC   Stagecoach Plaza                             63.70%      97.4%   04/04/2000              U.S. Post Office        7.9%
  37   RFC   Today's Man Oxford Valley                    78.13%     100.0%   03/01/2000                   Today's Man       41.2%
  38   CIBC  Parkway Corporate Plaza 138                  70.83%     100.0%   10/01/1999         Parkway Finance, Inc.       46.5%
  39   MID   Lexington Commons Apartments                 78.06%      86.4%   11/19/1999                           NAP         NAP
  40   MID   Regal Cinema                                 58.35%     100.0%   12/24/1999           Regal Cinemas, Inc.      100.0%
  41   MID   One Airport Center Office Building           71.21%     100.0%   12/30/1999                       Rentrak       75.6%
  42   MID   San Pablo Apartments                         78.43%      88.0%   11/30/1999                           NAP         NAP
  43   MID   Oaks of Ashford Point Apartments             78.44%      94.5%   01/25/2000                           NAP         NAP
  44   CIBC  Comfort Inn - Philadelphia Airport           66.78%      78.7%          NAP                           NAP         NAP
  45   MID   Grouse Run Apartments                        77.57%      95.5%   12/22/1999                           NAP         NAP
  46   RFC   Avanex Building                              73.49%     100.0%   11/02/1999            Avanex Corporation      100.0%
  47   MID   The Regents Cove Apartments                  77.82%      95.2%   12/31/1999                           NAP         NAP
  48   CIBC  156 10-40 Cross Bay Boulevard                57.77%      92.7%   01/26/2000               J&S Open Realty        8.4%
  49   MID   Freehold Executive Center                    74.90%     100.0%   01/25/2000                        Vantas       20.6%
  50   MID   K-Mart (D)                                   67.21%     100.0%   02/14/2000            K-Mart Corporation      100.0%
  51   MID   K-Mart (D)                                   67.21%     100.0%   01/24/2000            K-Mart Corporation      100.0%
  52   MID   Seton Chase Apartments                       79.58%      95.6%   09/20/1999                           NAP         NAP
  53   CIBC  Tel Huron Shopping Center                    67.76%      97.9%   12/31/1999                      Rite Aid       19.9%
  54   MID   Quality Inn Sports Complex                   66.04%      75.2%   11/28/1999                           NAP         NAP
  55   MID   Ramada Limited                               70.01%      76.4%   12/31/1999                           NAP         NAP
  56   MID   Walker's Station Apartments                  75.77%      96.5%   12/22/1999                           NAP         NAP
  57   MID   Saturn Electronics & Engineering             75.53%     100.0%   02/10/2000        Saturn Electronics and
                                                                                                     Engineering, Inc.      100.0%
  58   MID   Plaza Pointe                                 55.47%      95.4%   11/30/1999                      Del Taco       36.8%
  59   RFC   GAI-Tronics Corporation                      79.09%     100.0%   12/08/1999             GAI-Tronics Corp.      100.0%
  60   CIBC  2600 Building                                72.69%      97.6%   01/06/2000             Police Department       27.6%


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION


------------------------------------------------------------------------------------------------------------------------------------

 Loan                                                   Underwritable Net Operating  Monthly            Appraised
  No.  Seller           Property Name(2)                  Cash Flow       Income     Payment  DSCR(4)    Value      Value as of Date
------------------------------------------------------------------------------------------------------------------------------------

  61   CIBC  Hoyt's Cinemas                                $672,743     $704,309     $39,039  1.44      $7,500,000       02/01/2000
  62   CIBC  Advance Auto Parts - York, PA (III)            $76,053      $81,553      $4,638  1.36        $885,000       04/16/1999
  63   CIBC  Advance Auto Parts - Harrisburg, PA (Swatara) ($67,310      $72,430      $4,141  1.36        $785,000       04/16/1999
  64   CIBC  Advance Auto Parts - Steelton, PA (III)        $66,212      $71,988      $4,059  1.36        $780,000       04/16/1999
  65   CIBC  Advance Auto Parts - Celina, OH (III)          $53,361      $58,032      $3,272  1.36        $630,000       04/19/1999
  66   CIBC  Advance Auto Parts - Youngstown, OH (III)      $64,042      $69,113      $3,934  1.36        $750,000       04/20/1999
  67   CIBC  Advance Auto Parts - Warren, OH (III)          $60,898      $65,850      $3,727  1.36        $710,000       04/20/1999
  68   CIBC  Advance Auto Parts - Atlanta, GA (III)         $71,356      $77,135      $4,390  1.36        $820,000       05/10/1999
  69   CIBC  Advance Auto Parts - Penn Hills, PA (III)      $75,433      $81,553      $4,638  1.36        $880,000       04/20/1999
  70   CIBC  Advance Auto Parts - Pontotoc, MS (III)        $48,919      $53,424      $2,982  1.36        $570,000       05/10/1999
  71   MID   Hampton Inn Maple Grove                       $639,458     $753,115     $31,358  1.70      $7,075,000       07/15/1998
  72   RFC   Maple Tree Mall                               $486,145     $537,301     $32,352  1.25      $5,700,000       10/14/1999
  73   MID   The Sterling Falls Apartments                 $487,266     $529,266     $27,605  1.47      $5,620,000       09/18/1998
  74   RFC   Stelton Shopping Center                       $446,438     $482,188     $28,843  1.29      $5,500,000       02/20/1999
  75   CIBC  Parkview Towers                               $459,814     $494,189     $27,563  1.39      $4,700,000       05/27/1999
  76   CIBC  Unilab Building                               $495,604     $535,023     $30,631  1.35      $5,200,000       09/17/1999
  77   MID   Cambridge Apartments                          $402,027     $426,027     $23,763  1.41      $5,150,000       08/01/1998
  78   MID   Tempe Plaza                                   $540,008     $611,442     $29,180  1.54      $5,900,000       12/02/1999
  79   RFC   Byram Self-Storage                            $619,811     $627,345     $35,229  1.47      $6,560,000       11/15/1999
  80   MID   Sixth Street Building                         $492,920     $535,284     $32,150  1.28      $4,900,000       05/20/1998

  81   MID   Lake Pine Apartments                          $346,699     $385,699     $22,841  1.26      $4,380,000       04/16/1998
  82   RFC   Las Lomas Apartments                          $476,848     $534,348     $25,591  1.55      $5,300,000       10/01/1999
  83   RFC   Pinellas Industrial Center                    $423,128     $491,971     $27,400  1.29      $4,480,000       10/28/1999
  84   CIBC  Mount Joy Square                              $391,601     $419,991     $24,931  1.31      $4,400,000       07/01/1999
  85   MID   Town & Country Apartments (Phase II)          $506,010     $556,010     $23,051  1.83      $5,235,000       05/12/1998
  86   MID   Bartles Corner Business Park                  $425,948     $479,929     $28,394  1.25      $4,600,000       06/08/1999
  87   RFC   Jeffery Manor Shopping Center                 $413,571     $464,533     $25,113  1.37      $4,215,000       11/01/1999
  88   MID   Eckerd's Drug Store                           $290,236     $291,872     $20,151  1.20      $3,535,000       07/24/1999
  89   MID   Clayton Apartments and Duplexes               $445,385     $477,560     $20,968  1.77      $4,400,000       05/15/1998
  90   MID   Regal Cinemas 12-Screen Movie Theatre         $467,339     $492,677     $32,035  1.22      $5,100,000       11/05/1999
  91   RFC   1506 N. Lee Trevino                           $403,937     $457,158     $28,050  1.20      $4,200,000       11/15/1999
  92   MID   Eckerd Pharmacy                               $324,012     $325,923     $21,513  1.26      $4,200,000       08/11/1999
  93   MID   Kroger Grocery Store                          $323,716     $346,984     $21,576  1.25      $3,850,000       07/20/1998
  94   CIBC  Datatec Warehouse                             $394,068     $426,627     $26,265  1.25      $4,050,000       08/30/1999
  95   MID   Legacy Business Park Medical Office 8 (E)     $220,162     $241,011     $14,029  1.35      $2,785,000       05/07/1998
  96   MID   Legacy Business Park Medical Office - 4 (E)   $102,319     $118,488      $5,882  1.35      $1,250,000       05/07/1998
  97   MID   East Los Angeles Retail Center                $347,574     $368,262     $22,954  1.26      $4,000,000       05/30/1998
  98   MID   Acadia Park Apartments                        $395,954     $443,954     $20,257  1.63      $4,400,000       05/06/1998
  99   MID   Eckerd's Drug Store                           $331,732     $333,368     $22,969  1.20      $4,000,000       07/24/1999
 100   MID   Dana Innovations                              $323,715     $348,842     $21,134  1.28      $3,950,000       10/18/1999
 101   MID   Eckerd's Drug Store                           $285,114     $286,750     $19,720  1.20      $3,475,000       07/24/1999
 102   RFC   Oregon Court (F)                              $201,165     $215,165     $13,378  1.27      $2,100,000       11/15/1999
 103   RFC   Oregon Arms (F)                               $140,961     $150,961      $8,984  1.27      $1,375,000       11/15/1999
 104   MID   Eckerd Drugs                                  $288,059     $289,695     $20,001  1.20      $3,585,000       06/04/1999
 105   CIBC  Dicks Clothing and Sporting Goods             $365,443     $388,592     $22,612  1.35      $4,000,000       10/01/1999

 106   CIBC  Sugarland Shopping Center                     $374,323     $429,228     $21,796  1.43      $3,600,000       05/05/1999
 107   MID   Eckerd Drug Store                             $287,029     $288,665     $19,930  1.20      $3,470,000       10/25/1999
 108   RFC   Bassett Furniture Store                       $324,181     $338,619     $21,152  1.28      $3,875,000       12/14/1999
 109   CIBC  Oak Leaf West                                 $299,403     $338,093     $19,193  1.30      $3,400,000       03/25/1999
 110   CIBC  2000 White Elks Springs Court                 $301,857     $352,550     $20,146  1.25      $3,500,000       12/28/1999
 111   CIBC  Triangle Shopping Center                      $327,348     $368,820     $21,459  1.27      $3,200,000       10/06/1999
 112   CIBC  Northern Medical Offices                      $324,207     $361,003     $21,565  1.25      $3,600,000       01/29/1999
 113   MID   Bronco Apartments                             $473,730     $535,980     $17,368  2.27      $4,200,000       06/17/1998
 114   MID   K-Mart                                        $325,598     $338,570     $21,698  1.25      $3,600,000       12/01/1999
 115   RFC   Villa Eleni                                   $272,853     $280,103     $18,170  1.25      $3,400,000       01/12/2000
 116   MID   Perkins Place & Fox Ridge (IV)                $116,490     $124,810      $6,825  1.37      $1,130,000       01/05/2000
 117   MID   Barrington Hills Apartments (IV)               $89,759      $98,009      $5,536  1.37      $1,040,000       01/05/2000
 118   MID   McDuffee Brook Place (IV)                      $53,926      $58,498      $3,397  1.37        $611,000       01/05/2000
 119   MID   Kearsarge Apartments (IV)                      $38,417      $41,417      $2,442  1.37        $435,000       01/05/2000
 120   RFC   Agawam Industrial Building                    $304,828     $334,685     $20,124  1.26      $3,400,000       12/01/1999

------------------------------------------------------------------------------------------------------------------------------------

 Loan                                                    Cut-Off Date   Percent  Percent Leased
  No.  Seller           Property Name(2)                    LTV(4)      Leased(7)  as of Date (7)     Largest Tenant (8)     % NSF
------------------------------------------------------------------------------------------------------------------------------------
  61   CIBC  Hoyt's Cinemas                                 59.09%     100.0%   02/14/2000                Hoyt's Cinemas      100.0%
  62   CIBC  Advance Auto Parts - York, PA (III)            62.92%     100.0%   01/01/2000                  Advance Auto      100.0%
  63   CIBC  Advance Auto Parts - Harrisburg, PA (Swatara)  62.92%     100.0%   01/01/2000                  Advance Auto      100.0%
  64   CIBC  Advance Auto Parts - Steelton, PA (III)        62.92%     100.0%   01/01/2000                  Advance Auto      100.0%
  65   CIBC  Advance Auto Parts - Celina, OH (III)          62.92%     100.0%   01/01/2000                  Advance Auto      100.0%
  66   CIBC  Advance Auto Parts - Youngstown, OH (III)      62.92%     100.0%   01/01/2000                  Advance Auto      100.0%
  67   CIBC  Advance Auto Parts - Warren, OH (III)          62.92%     100.0%   01/01/2000                  Advance Auto      100.0%
  68   CIBC  Advance Auto Parts - Atlanta, GA (III)         62.92%     100.0%   01/01/2000                  Advance Auto      100.0%
  69   CIBC  Advance Auto Parts - Penn Hills, PA (III)      62.92%     100.0%   01/01/2000                  Advance Auto      100.0%
  70   CIBC  Advance Auto Parts - Pontotoc, MS (III)        62.92%     100.0%   01/01/2000                  Advance Auto      100.0%
  71   MID   Hampton Inn Maple Grove                        60.05%      74.0%   12/28/1999                           NAP         NAP
  72   RFC   Maple Tree Mall                                72.63%     100.0%   10/01/1999         Chantilly's Billiards       25.0%
  73   MID   The Sterling Falls Apartments                  73.54%      97.6%   11/30/1999                           NAP         NAP
  74   RFC   Stelton Shopping Center                        68.44%      97.5%   01/12/2000                 Stelton Lanes       54.8%
  75   CIBC  Parkview Towers                                79.73%     100.0%   01/01/2000                           NAP         NAP
  76   CIBC  Unilab Building                                69.91%     100.0%   09/01/1999            Unilab Corporation      100.0%
  77   MID   Cambridge Apartments                           70.23%      99.0%   11/25/1999                           NAP         NAP
  78   MID   Tempe Plaza                                    59.08%      98.0%   02/10/2000                           Des       44.6%
  79   RFC   Byram Self-Storage                             52.95%      80.9%   12/31/1999                           NAP         NAP
  80   MID   Sixth Street Building                          70.38%     100.0%   11/30/1999   Department of Public Social
                                                                                                                Services      100.0%
  81   MID   Lake Pine Apartments                           78.54%      99.4%   11/19/1999                           NAP         NAP
  82   RFC   Las Lomas Apartments                           63.95%      92.2%   10/18/1999                           NAP         NAP
  83   RFC   Pinellas Industrial Center                     73.41%      94.9%   01/01/2000             GTW Space Systems       24.6%
  84   CIBC  Mount Joy Square                               74.63%      94.9%   12/01/1999               AWI/Darrenkamps       51.8%
  85   MID   Town & Country Apartments (Phase II)           61.31%      99.0%   11/30/1999                           NAP         NAP
  86   MID   Bartles Corner Business Park                   69.63%      98.0%   12/04/1999                  DEK USA Inc.       46.4%
  87   RFC   Jeffery Manor Shopping Center                  75.78%      91.7%   12/31/1999                   Peoples Gas       17.3%
  88   MID   Eckerd's Drug Store                            79.10%     100.0%   08/20/1999                       Eckerds      100.0%
  89   MID   Clayton Apartments and Duplexes                71.44%     100.0%   12/31/1999                           NAP         NAP
  90   MID   Regal Cinemas 12-Screen Movie Theatre          60.34%     100.0%   01/27/2000           Regal Cinemas, Inc.      100.0%
  91   RFC   1506 N. Lee Trevino                            73.17%      93.2%   12/16/1999                 Audio Express       12.7%
  92   MID   Eckerd Pharmacy                                71.08%     100.0%   08/20/1999                       Eckerds      100.0%
  93   MID   Kroger Grocery Store                           77.39%     100.0%   11/02/1999           Kroger Supermarkets      100.0%
  94   CIBC  Datatec Warehouse                              72.83%     100.0%          NAP         Datatec Systems, Inc.      100.0%
  95   MID   Legacy Business Park Medical Office 8 (E)      71.73%     100.0%   11/30/1999               Alan D. Steljes      100.0%
  96   MID   Legacy Business Park Medical Office - 4 (E)    71.73%     100.0%   11/30/1999       Desert Springs Hospital       75.0%
  97   MID   East Los Angeles Retail Center                 71.86%     100.0%   12/07/1999                   Pick N Save       63.6%
  98   MID   Acadia Park Apartments                         64.10%      93.0%   11/30/1999                           NAP         NAP
  99   MID   Eckerd's Drug Store                            79.61%     100.0%   08/20/1999                       Eckerds      100.0%
 100   MID   Dana Innovations                               70.69%     100.0%   11/17/1999      Dana Innovations/Sonance      100.0%
 101   MID   Eckerd's Drug Store                            78.75%     100.0%   08/20/1999                       Eckerds      100.0%
 102   RFC   Oregon Court (F)                               78.45%     100.0%   11/30/1999                           NAP         NAP
 103   RFC   Oregon Arms (F)                                78.45%     100.0%   11/30/1999                           NAP         NAP
 104   MID   Eckerd Drugs                                   75.83%     100.0%   12/31/1999             Eckerd Drug Store      100.0%
 105   CIBC  Dicks Clothing and Sporting Goods              67.85%      97.0%   10/18/1999           Dick's Clothing and
                                                                                                          Sporting Goods      100.0%
 106   CIBC  Sugarland Shopping Center                      74.34%      89.9%   06/01/1999                    Winn Dixie       26.6%
 107   MID   Eckerd Drug Store                              74.85%     100.0%   12/03/1999               Eckerd's #2095R      100.0%
 108   RFC   Bassett Furniture Store                        66.69%     100.0%   11/29/1999     Bassett Direct Plus Texas      100.0%
 109   CIBC  Oak Leaf West                                  74.56%     100.0%   01/01/2000           US Home Corporation       50.3%
 110   CIBC  2000 White Elks Springs Court                  71.71%     100.0%   12/27/1999        Quality Farm and Fleet       58.5%
 111   CIBC  Triangle Shopping Center                       76.91%     100.0%   09/14/1999                     Food Lion       38.2%
 112   CIBC  Northern Medical Offices                       67.87%      97.0%   06/01/1999          Dental Care Alliance        9.1%
 113   MID   Bronco Apartments                              57.95%      92.4%   01/20/2000                           NAP         NAP
 114   MID   K-Mart                                         67.37%     100.0%   12/22/1999                   Kmart #3764      100.0%
 115   RFC   Villa Eleni                                    70.66%     100.0%   11/01/1999                           NAP         NAP
 116   MID   Perkins Place & Fox Ridge (IV)                 74.52%      97.0%   03/01/2000                           NAP         NAP
 117   MID   Barrington Hills Apartments (IV)               74.52%      96.4%   12/07/1999                           NAP         NAP
 118   MID   McDuffee Brook Place (IV)                      74.52%      96.4%   03/01/2000                           NAP         NAP
 119   MID   Kearsarge Apartments (IV)                      74.52%      96.0%   12/07/1999                           NAP         NAP
 120   RFC   Agawam Industrial Building                     70.43%     100.0%   01/27/2000   Quality Packaging Specialis      100.0%


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION


------------------------------------------------------------------------------------------------------------------------------------

 Loan                                              Underwritable    Net Operating   Monthly            Appraised
  No.  Seller           Property Name(2)              Cash Flow       Income        Payment   DSCR(4)    Value      Value as of Date
------------------------------------------------------------------------------------------------------------------------------------
 121   CIBC  Tampa Multifamily Portfolio                   $325,413     $356,663     $19,826  1.37      $3,325,000       10/22/1999
 122   RFC   Park Place II Office Building                 $334,943     $368,102     $18,647  1.50      $3,950,000       12/02/1999
 123   MID   The Sequoia Institute                         $263,133     $298,558     $17,537  1.25      $3,340,000       05/04/1999
 124   MID   Staples                                       $255,549     $259,156     $17,030  1.25      $2,950,000       07/15/1999
 125   MID   Brookwood Townhomes                           $279,761     $298,761     $17,428  1.34      $3,400,000       09/28/1999
 126   MID   Staples Office Supply Store                   $254,803     $258,410     $16,904  1.26      $3,000,000       07/01/1999
 127   CIBC  Jefferson Pilot Financial Center              $263,520     $297,497     $17,607  1.25      $3,220,000       09/01/1999
 128   MID   Eckerd Drug Store                             $238,952     $240,588     $16,589  1.20      $2,955,000       10/28/1999
 129   MID   Staples Property                              $247,076     $250,665     $16,389  1.26      $2,950,000       07/01/1999
 130   MID   CVS Drugstore                                 $229,092     $231,927     $18,180  1.05      $2,730,000       07/12/1999
 131   CIBC  Maple Building                                $300,890     $359,357     $17,384  1.44      $3,000,000       03/10/1999
 132   MID   Woodward Avenue Office Building               $250,163     $287,168     $16,641  1.25      $2,800,000       12/14/1999
 133   RFC   Alameda Towne Centre                          $273,857     $313,027     $19,057  1.20      $3,100,000       10/01/1999
 134   CIBC  Park Place Apartments                         $244,977     $264,977     $15,408  1.32      $2,600,000       08/06/1999
 135   CIBC  244-48 East 117th Street                      $249,866     $260,116     $16,761  1.24      $2,850,000       03/15/1999
 136   MID   Prudential Office Building                    $236,688     $268,691     $15,772  1.25      $2,975,000       07/01/1999

 137   MID   1/2 Price Store                               $233,169     $269,794     $15,053  1.29      $2,700,000       08/04/1999

 138   MID   Sunshine Square Shopping Center               $254,343     $278,601     $13,172  1.61      $2,800,000       03/13/1998
 139   RFC   Westfair Center                               $261,895     $285,278     $16,078  1.36      $2,900,000       10/21/1999
 140   CIBC  Bell Gardens Shopping Center                  $290,609     $314,960     $15,676  1.54      $2,840,000       06/07/1999
 141   MID   Staples                                       $216,589     $220,196     $14,433  1.25      $2,500,000       07/16/1999
 142   CIBC  Morgan Garden Apartments                      $233,409     $260,909     $15,315  1.27      $2,400,000       10/25/1999
 143   CIBC  Colonial Garden Apartments                    $224,631     $242,881     $14,034  1.33      $2,400,000       10/20/1999
 144   MID   170 West Road                                 $215,391     $249,124     $14,314  1.25      $2,400,000       09/01/1999
 145   RFC   Lamar Industrial Center                       $242,350     $281,096     $16,154  1.25      $2,700,000       09/15/1999
 146   MID   Columbus Plaza Shopping Center                $215,041     $230,969     $14,334  1.25      $2,525,000       05/26/1999
 147   RFC   Lakeshore Village Office Complex              $230,820     $273,107     $15,440  1.25      $2,750,000       11/18/1999
 148   MID   The Lucent Technologies Building              $227,725     $256,407     $14,590  1.30      $2,420,000       12/13/1999
 149   MID   Leonard Professional Building                 $229,727     $269,995     $15,314  1.25      $2,600,000       09/30/1999
 150   CIBC  Cross River Mill                              $232,949     $272,707     $13,409  1.45      $2,800,000       06/15/1999
 151   MID   Steele's Market                               $196,387     $201,314     $13,088  1.25      $2,340,000       11/07/1999
 152   CIBC  The Commonwealth Building                     $206,614     $234,103     $13,824  1.25      $2,330,000       07/27/1999

 153   CIBC  Gateway 2000 - Hobart                         $201,893     $213,893     $12,901  1.30      $2,500,000       05/01/1999
 154   MID   Frolics Plaza                                 $214,081     $250,793     $14,267  1.25      $2,600,000       05/14/1999
 155   RFC   Lorain Apartments                             $188,092     $209,092     $12,471  1.26      $2,050,000       11/04/1999
 156   RFC   Opdyke Investments                            $194,428     $208,944     $12,993  1.25      $2,325,000       10/31/1999
 157   MID   Sungard Financial Systems Office Property     $192,431     $223,697     $12,786  1.25      $2,500,000       05/21/1999
 158   RFC   420 Clinton Avenue                            $214,168     $226,418     $11,877  1.50      $2,200,000       05/19/1998
 159   CIBC  Village Shoppes of Paradise Beach             $243,494     $270,918     $12,873  1.58      $2,135,000       05/27/2000
 160   MID   Tiscor Corporate Office Building              $176,945     $201,641     $10,061  1.47      $2,150,000       08/03/1998
 161   MID   Omnicare Building                             $187,803     $204,844     $12,034  1.30      $2,130,000       09/22/1999
 162   CIBC  Best Western                                  $300,175     $331,759     $14,948  1.67      $2,525,000       11/22/1999
 163   RFC   Ironwood Apartments                           $206,143     $229,893     $12,722  1.35      $2,225,000       06/14/1999
 164   RFC   Crossroads South Shopping Center              $194,038     $212,234     $11,960  1.35      $1,950,000       12/09/1999
 165   MID   West Wind Apartments Phase IV                 $169,656     $176,156     $11,309  1.25      $2,070,000       08/30/1999
 166   CIBC  Chastain Pines Apartments                     $214,939     $234,689     $11,143  1.61      $2,125,000       06/09/1999
 167   MID   166 South River Road                          $166,892     $203,823     $10,821  1.29      $2,100,000       07/17/1998
 168   CIBC  Grayco Apartments                             $162,053     $188,053     $11,299  1.20      $1,900,000       10/20/1999
 169   RFC   Mill Road Warehouse                           $185,243     $205,965     $12,346  1.25      $1,850,000       08/25/1999
 170   MID   Reseda Retail Building                        $177,257     $193,764     $10,583  1.40      $2,030,000       02/23/1998
 171   MID   Mesa Engineering Systems, Inc.                $161,963     $186,261     $10,147  1.33      $2,000,000       08/12/1998
 172   MID   Concord Garden Apartments                     $174,826     $189,076     $10,664  1.37      $1,770,000       11/03/1999
 173   RFC   233 Jamaica Avenue                            $174,787     $189,777     $10,232  1.42      $1,900,000       05/19/1998
 174   MID   Goffstown Village Apartments (V)              $106,950     $118,950      $5,634  1.43      $1,100,000       05/13/1998
 175   MID   Maple Leaf Apartments (V)                      $61,968      $70,968      $4,225  1.43        $775,000       05/13/1998
 176   CIBC  Gateway 2000 - Columbia                       $160,087     $170,514     $10,226  1.30      $1,965,000       05/23/1999
 177   RFC   Kenworthy Medical Building                    $185,454     $215,886     $12,391  1.25      $2,000,000       11/08/1999
 178   MID   Lakes Mini Storage                            $163,825     $171,063     $10,759  1.27      $1,930,000       08/24/1999
 179   MID   Town & Country Apartments Phase I             $217,082     $242,082      $9,430  1.92      $2,370,000       05/12/1998
 180   MID   Tucson East Apartments                        $115,712     $128,712      $8,711  1.11      $1,665,000       09/10/1998


------------------------------------------------------------------------------------------------------------------------------------
                                                                                Percent
 Loan                                                  Cut-Off Date  Percent    Leased as
  No.  Seller           Property Name(2)                  LTV(4)     Leased(7)  of Date(7)         Largest Tenant (8)       % NSF
------------------------------------------------------------------------------------------------------------------------------------
 121   CIBC  Tampa Multifamily Portfolio                   71.29%     100.0%   11/09/1999                           NAP         NAP
 122   RFC   Park Place II Office Building                 59.37%     100.0%   01/25/2000                        Vitrex       31.3%
 123   MID   The Sequoia Institute                         68.23%     100.0%   11/24/1999       Sequoia Education, Inc.      100.0%
 124   MID   Staples                                       77.24%     100.0%   11/10/1999                  Staples #608      100.0%
 125   MID   Brookwood Townhomes                           66.76%     100.0%   12/31/1999                           NAP         NAP
 126   MID   Staples Office Supply Store                   75.18%     100.0%   08/09/1999            Staples Superstore      100.0%
 127   CIBC  Jefferson Pilot Financial Center              69.09%      97.5%   11/01/1999   Jefferson Pilot Corporation       32.7%
 128   MID   Eckerd Drug Store                             74.28%     100.0%   12/03/1999            Eckerd Corporation      100.0%
 129   MID   Staples Property                              74.13%     100.0%   08/09/1999            Staples Superstore      100.0%
 130   MID   CVS Drugstore                                 77.91%     100.0%   10/18/1999             Hook-SupeRX, Inc.      100.0%
 131   CIBC  Maple Building                                70.36%     100.0%   09/01/1999          Family Health Center       31.5%
 132   MID   Woodward Avenue Office Building               74.93%     100.0%   02/24/2000                       Sentech        9.7%
 133   RFC   Alameda Towne Centre                          67.47%      96.1%   01/12/2000                   Fashion Bug       19.8%
 134   CIBC  Park Place Apartments                         79.59%      98.0%   08/01/1999                           NAP         NAP
 135   CIBC  244-48 East 117th Street                      72.45%      90.2%   10/31/1999                           NAP         NAP
 136   MID   Prudential Office Building                    67.53%     100.0%   12/16/1999    The Prudential Real Estate
                                                                                                                   Prof       87.3%
 137   MID   1/2 Price Store                               73.76%     100.0%   09/22/1999     Richman Gordman 1/2 Price
                                                                                                                  Store      100.0%
 138   MID   Sunshine Square Shopping Center               70.30%     100.0%   12/17/1999            575 Farmers Market       65.4%
 139   RFC   Westfair Center                               67.86%     100.0%   12/10/1999                  Health Foods       12.0%
 140   CIBC  Bell Gardens Shopping Center                  68.11%     100.0%   12/01/1999            Payless ShoeSource       23.6%
 141   MID   Staples                                       76.62%     100.0%   09/17/1999                  Staples #856      100.0%
 142   CIBC  Morgan Garden Apartments                      79.01%      95.5%   11/01/1999                           NAP         NAP
 143   CIBC  Colonial Garden Apartments                    78.94%      95.9%   12/02/1999                           NAP         NAP
 144   MID   170 West Road                                 78.92%     100.0%   11/15/1999                Corning Costar       39.4%
 145   RFC   Lamar Industrial Center                       70.03%      97.9%   01/06/2000          Longhorn Carpet Dist       12.9%
 146   MID   Columbus Plaza Shopping Center                74.65%     100.0%   04/11/1999                     Food Lion       73.2%
 147   RFC   Lakeshore Village Office Complex              67.50%      91.9%   12/18/1999              Portraits by Reg       17.1%
 148   MID   The Lucent Technologies Building              76.62%     100.0%   01/21/2000           Lucent Technologies      100.0%
 149   MID   Leonard Professional Building                 71.05%      98.0%   11/29/1999 Future Management Corporation       23.5%
 150   CIBC  Cross River Mill                              62.73%      95.2%   12/20/1999                Calvary Chapel        8.2%
 151   MID   Steele's Market                               73.90%     100.0%   02/16/2000            Nash-Finch Company      100.0%
 152   CIBC  The Commonwealth Building                     74.06%      92.2%   11/11/1999   The Pennsylvania Department
                                                                                                             of Welfare       92.2%
 153   CIBC  Gateway 2000 - Hobart                         68.47%     100.0%   05/01/1999   Gateway 2000 Country Stores      100.0%
 154   MID   Frolics Plaza                                 64.10%     100.0%   11/29/1999               Team Tires Plus       19.3%
 155   RFC   Lorain Apartments                             79.79%      98.8%   11/04/1999                           NAP         NAP
 156   RFC   Opdyke Investments                            69.81%     100.0%   01/07/2000         Metro 25 Auburn Hills       51.0%
 157   MID   Sungard Financial Systems Office Property     64.37%     100.0%   12/31/1999     Sungard Financial Systems      100.0%
 158   RFC   420 Clinton Avenue                            72.18%      93.9%   09/01/1999                           NAP         NAP
 159   CIBC  Village Shoppes of Paradise Beach             74.22%      85.1%   09/01/1999                   Woody's BBQ       19.0%
 160   MID   Tiscor Corporate Office Building              73.17%     100.0%   11/30/1999                        Tiscor      100.0%
 161   MID   Omnicare Building                             73.35%     100.0%   10/26/1999      Gatti LTC Services, Inc.      100.1%
 162   CIBC  Best Western                                  61.18%      65.0%   08/01/1999                           NAP         NAP
 163   RFC   Ironwood Apartments                           69.25%     100.0%   11/01/1999                           NAP         NAP
 164   RFC   Crossroads South Shopping Center              78.36%      93.9%   03/10/2000      Blockbuster Videos, Inc.       33.3%
 165   MID   West Wind Apartments Phase IV                 73.81%     100.0%   10/15/1999                           NAP         NAP
 166   CIBC  Chastain Pines Apartments                     70.23%      98.7%   06/30/1999                           NAP         NAP
 167   MID   166 South River Road                          70.73%     100.0%   11/30/1999         Summit Title Services       28.1%
 168   CIBC  Grayco Apartments                             78.21%      98.2%   01/18/2000                           NAP         NAP
 169   RFC   Mill Road Warehouse                           78.87%     100.0%   01/01/2000      Airborne Frieght Express       29.1%
 170   MID   Reseda Retail Building                        70.12%     100.0%   01/05/2000           Goodwill Industries       81.3%
 171   MID   Mesa Engineering Systems, Inc.                70.79%     100.0%   12/31/1999      Mesa Energy Systems Inc.      100.0%
 172   MID   Concord Garden Apartments                     78.47%      96.0%   12/24/1999                           NAP         NAP
 173   RFC   233 Jamaica Avenue                            72.01%      96.3%   09/01/1999                           NAP         NAP
 174   MID   Goffstown Village Apartments (V)              72.65%      96.0%   12/01/1999                           NAP         NAP
 175   MID   Maple Leaf Apartments (V)                     72.65%      92.0%   12/01/1999                           NAP         NAP
 176   CIBC  Gateway 2000 - Columbia                       69.06%     100.0%   05/01/1999   Gateway 2000 Country Stores      100.0%
 177   RFC   Kenworthy Medical Building                    67.34%     100.0%   02/01/2000       El Paso Healthcare Sys.       65.2%
 178   MID   Lakes Mini Storage                            68.30%      91.0%   12/31/1999                           NAP         NAP
 179   MID   Town & Country Apartments Phase I             55.40%      97.0%   11/30/1999                           NAP         NAP
 180   MID   Tucson East Apartments                        78.54%      96.2%   02/15/2000                           NAP         NAP


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY OPERATING INFORMATION


------------------------------------------------------------------------------------------------------------------------------------

 Loan                                                   Underwritable Net Operating  Monthly            Appraised
  No.  Seller           Property Name(2)                  Cash Flow      Income      Payment   DSCR(4)    Value     Value as of Date
------------------------------------------------------------------------------------------------------------------------------------
 181   RFC   Pal Ex, Inc.                                  $166,296     $183,869     $10,355  1.34      $1,840,000       11/05/1999
 182   RFC   312-332 East Rosecrans Avenue                 $283,228     $326,458     $10,328  2.29      $4,250,000       09/15/1999
 183   MID   Building 35 - Corporate Woods                 $146,184     $172,928      $9,738  1.25      $1,950,000       06/08/1999
 184   RFC   Art Museum Apartments                         $164,351     $172,721      $9,814  1.40      $1,865,000       12/12/1999
 185   CIBC  Gateway 2000 - Henderson                      $148,149     $158,129      $9,469  1.30      $1,825,000       05/26/1999
 186   MID   Helicomb International Plant                  $235,891     $266,418      $9,892  1.99      $2,150,000       06/24/1998
 187   CIBC  Gateway 2000 - Chattanooga                    $148,434     $158,424      $9,439  1.31      $1,800,000       05/19/1999
 188   MID   U-Stor Facility                               $211,389     $221,049     $10,032  1.76      $2,431,000       05/09/1998
 189   MID   17-33 Elm Street                              $153,221     $163,933     $10,213  1.25      $1,800,000       05/28/1999
 190   RFC   Montwood Village Shopping Center              $162,809     $184,873     $11,321  1.20      $1,810,000       09/28/1999
 191   RFC   D Boys Office Building                        $151,645     $164,964     $10,130  1.25      $1,800,000       02/01/2000
 192   MID   U-Stor Facility                               $179,376     $188,481      $9,864  1.52      $2,213,000       05/02/1998
 193   MID   43 North Road                                 $134,500     $156,472      $8,124  1.38      $1,700,000       07/28/1998
 194   RFC   Park Apartments                               $129,155     $138,155      $8,604  1.25      $1,500,000       11/18/1999
 195   MID   The Champion Gardens Apartments               $130,815     $154,193      $8,768  1.24      $1,800,000       10/18/1999
 196   MID   168 South River Road                          $140,718     $171,231      $8,329  1.41      $1,750,000       07/17/1998
 197   RFC   The Pines Business Park                       $142,193     $167,567      $9,215  1.29      $1,700,000       10/12/1999
 198   MID   U-Stor Winchester II                          $215,711     $225,011      $9,000  2.00      $2,200,000       05/02/1998
 199   MID   Knowledge Beginnings (VI)                      $71,615      $77,653      $4,771  1.25        $830,000       11/30/1999
 200   MID   Knowledge Beginnings (VI)                      $56,257      $63,766      $3,751  1.25        $700,000       11/30/1999
 201   CIBC  233, 235, 237 East 111th Street               $146,926     $158,926      $8,521  1.44      $1,700,000       03/15/1999
 202   RFC   Sunset Shopping Center                        $142,150     $162,711      $9,174  1.29      $1,400,000       01/12/2000
 203   MID   Lauderhill Plaza                              $140,232     $163,126      $7,225  1.62      $1,500,000       08/19/1998
 204   RFC   14401 South San Pedro Street                  $224,504     $258,777      $7,945  2.35      $2,850,000       09/15/1999
 205   RFC   Woods Cross Self Storage                      $131,757     $137,036      $8,291  1.32      $1,550,000       10/01/1999
 206   MID   Fresno Self Storage                           $125,190     $130,986      $6,834  1.53      $1,280,000       08/19/1998
 207   MID   Crosstown Square Shopping Center              $122,252     $133,435      $7,943  1.28      $1,300,000       05/21/1999

 208   CIBC  112-116 East 103rd Street                     $126,463     $133,963      $7,838  1.34      $1,400,000       03/15/1999
 209   MID   Leon Trace Apartments                         $124,454     $142,454      $6,600  1.57      $1,475,000       06/17/1998
 210   RFC   Southern Oaks Apartments                      $150,885     $166,385      $9,701  1.30      $1,700,000       11/21/1997
 211   RFC   Middletown Industrial                         $129,863     $146,131      $8,418  1.29      $1,275,000       11/19/1999
 212   RFC   401-611 Braker Lane                           $113,490     $128,256      $7,522  1.26      $1,450,000       09/15/1999
 213   RFC   Mandell Place                                 $115,858     $125,722      $7,657  1.26      $1,250,000       07/07/1999
 214   MID   The Allendale Village Apartments              $189,764     $215,972      $6,978  2.27      $1,300,000       07/06/1998
 215   RFC   Roswell Point Shopping Center                 $106,841     $114,837      $7,121  1.25      $1,200,000       12/07/1999
 216   RFC   Royal Apartments                              $107,105     $117,855      $6,793  1.31      $1,500,000       03/01/1999
 217   RFC   402 - 406 Albee Square                        $101,547     $112,747      $6,164  1.37      $1,300,000       05/19/1998
 218   RFC   Mansfield Retail Center                       $108,339     $118,138      $5,807  1.55      $1,425,000       11/22/1999
 219   RFC   224 South 3rd Brooklyn                         $98,345     $107,850      $5,911  1.39        $990,000       06/29/1999
 220   MID   Circuit City Land                             $114,187     $114,187      $4,282  2.22      $1,400,000       08/19/1999
 221   RFC   Charles Garden Apartments                      $60,625      $64,625      $3,999  1.26        $740,000       04/15/1999
 222   RFC   Blockbuster Video                              $65,569      $73,226      $4,081  1.34        $960,000       08/10/1999
 223   RFC   16-10 Caffrey Avenue                           $55,457      $62,677      $3,157  1.46        $650,000       05/19/1999
 224   RFC   650 E 182 St                                   $75,541      $82,041      $3,655  1.72        $715,000       02/12/1998
 225   RFC   Temple Apartments                              $36,848      $40,158      $2,167  1.42        $400,000       11/24/1997
             Total/Weighted Average                                                           1.35


----------------------------------------------------------------------------------------------------------------------------------

 Loan                                                 Cut-Off Date   Percent  Percent Leased
  No.  Seller           Property Name(2)                 LTV(4)      Leased(7)  as of Date (7)     Largest Tenant (8)     % NSF
----------------------------------------------------------------------------------------------------------------------------------
 181   RFC   Pal Ex, Inc.                                70.62%     100.0%   01/13/2000   Fraisers Industries (Pal Ex)     100.0%
 182   RFC   312-332 East Rosecrans Avenue               30.45%     100.0%   12/14/1999                  Nygard, Inc.      100.0%
 183   MID   Building 35 - Corporate Woods               65.78%     100.0%   12/22/1999          Energy Masters Corp.       55.1%
 184   RFC   Art Museum Apartments                       67.50%     100.0%   03/01/2000                           NAP         NAP
 185   CIBC  Gateway 2000 - Henderson                    68.85%     100.0%   05/01/1999   Gateway 2000 Country Stores      100.0%
 186   MID   Helicomb International Plant                58.17%     100.0%   01/07/2000  Helicomb International, Inc.      100.0%
 187   CIBC  Gateway 2000 - Chattanooga                  69.59%     100.0%   05/01/1999   Gateway 2000 Country Stores      100.0%
 188   MID   U-Stor Facility                             50.65%      89.0%   01/13/2000                           NAP         NAP
 189   MID   17-33 Elm Street                            68.12%      94.0%   01/27/2000              Image 1 Hr Photo        6.0%
 190   RFC   Montwood Village Shopping Center            67.70%     100.0%   01/11/2000         Just for You Day Care       29.4%
 191   RFC   D Boys Office Building                      67.39%     100.0%   03/01/2000       PA Liquor Control Board       72.3%
 192   MID   U-Stor Facility                             54.70%      95.0%   01/13/2000                           NAP         NAP
 193   MID   43 North Road                               68.33%     100.0%   09/30/1999                  Lego Systems       70.9%
 194   RFC   Park Apartments                             76.82%      97.2%   01/01/2000                           NAP         NAP
 195   MID   The Champion Gardens Apartments             63.80%      97.5%   10/05/1999                           NAP         NAP
 196   MID   168 South River Road                        65.33%     100.0%   11/30/1999               The New England       37.2%
 197   RFC   The Pines Business Park                     65.38%     100.0%   12/15/1999              Fresh Coat, Inc.       22.8%
 198   MID   U-Stor Winchester II                        50.21%      95.0%   01/13/2000                           NAP         NAP
 199   MID   Knowledge Beginnings (VI)                   69.33%     100.0%   01/18/2000   Children's Discovery Center      100.0%
 200   MID   Knowledge Beginnings (VI)                   69.33%     100.0%   01/18/2000   Children's Discovery Center      100.0%
 201   CIBC  233, 235, 237 East 111th Street             61.75%      93.8%   12/31/1999                           NAP         NAP
 202   RFC   Sunset Shopping Center                      74.85%      91.9%   02/01/2000                Varsity Sports       11.1%
 203   MID   Lauderhill Plaza                            67.68%     100.0%   12/01/1999      United States of America       17.0%
 204   RFC   14401 South San Pedro Street                34.93%     100.0%   10/25/1999                  Nygard, Inc.      100.0%
 205   RFC   Woods Cross Self Storage                    63.09%      86.6%   12/31/1999                           NAP         NAP
 206   MID   Fresno Self Storage                         76.10%      87.0%   01/12/2000                           NAP         NAP
 207   MID   Crosstown Square Shopping Center            74.42%     100.0%   02/11/2000         Anoka-Hennepin School
                                                                                                      District No. 11       30.6%
 208   CIBC  112-116 East 103rd Street                   68.97%      90.0%   12/31/1999                           NAP         NAP
 209   MID   Leon Trace Apartments                       62.70%      98.6%   01/27/2000                           NAP         NAP
 210   RFC   Southern Oaks Apartments                    54.10%      98.4%   12/31/1999                           NAP         NAP
 211   RFC   Middletown Industrial                       71.26%     100.0%   12/22/1999   Middletown Gravure Cylinder      100.0%
 212   RFC   401-611 Braker Lane                         60.58%     100.0%   02/01/2000          Oak Furniture Outlet       45.6%
 213   RFC   Mandell Place                               69.90%     100.0%   02/14/2000   Utrecht Manufacturing Corp.       46.2%
 214   MID   The Allendale Village Apartments            66.68%      98.0%   11/30/1999                           NAP         NAP
 215   RFC   Roswell Point Shopping Center               71.18%      83.3%   02/22/2000  Dunkin Donuts/Baskin Robbins       33.0%
 216   RFC   Royal Apartments                            56.11%      93.0%   10/01/1999                           NAP         NAP
 217   RFC   402 - 406 Albee Square                      62.08%     100.0%   09/01/1999                           NAP         NAP
 218   RFC   Mansfield Retail Center                     50.78%     100.0%   01/06/2000                   Radio Shack       25.1%
 219   RFC   224 South 3rd Brooklyn                      71.50%     100.0%   07/19/1999                 Remon Vasquez         NAP
 220   MID   Circuit City Land                           35.32%     100.0%   10/01/1999   Basile Limited Liability Co      100.0%
 221   RFC   Charles Garden Apartments                   66.14%      93.8%   05/01/1999                           NAP         NAP
 222   RFC   Blockbuster Video                           47.72%     100.0%   01/12/2000             Blockbuster Video      100.0%
 223   RFC   16-10 Caffrey Avenue                        64.95%     100.0%   09/01/1999                           NAP         NAP
 224   RFC   650 E 182 St                                57.00%     100.0%   01/01/2000                           NAP         NAP
 225   RFC   Temple Apartments                           70.41%      90.0%   01/26/2000                           NAP         NAP
             Total/Weighted Average                      70.62%


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION


 Loan
  No.   Seller  Property Name(2)                           Address                                                City
------------------------------------------------------------------------------------------------------------------------------------
   1      MID   Campus Apartments                          University City                                        Philadelphia
   2     CIBC   17 John Street                             17 John Street                                         New York
   3      MID   San Croix Apartments                       8000 W Spring Mountain Rd                              Las Vegas
   4     CIBC   4343 Commerce Court (A) (I)                4343 Commerce Court                                    Lisle
   5     CIBC   1051 North Kirk Road (A) (I)               1051 North Kirk Road                                   Batavia
   6     CIBC   Narco River Business Center (A)            1600 West 167th Street                                 Calumet City
   7      MID   Ryder Integrated Logistics                 4445 N Atlantic                                        Auburn Hills
   8     CIBC   Holiday Inn Rochester                      1111 Jefferson Road                                    Henrietta
   9      MID   Nevada Street Apartments                   2 Nevada St                                            Newark
  10      MID   Camelot Apartments                         1334 S Ave B                                           Yuma
  11      MID   Neurocrine Biosciences                     10555 Science Center Dr                                San Diego
  12      MID   CSC Office Building                        26711 Northwestern Hwy                                 Southfield
  13      MID   Kinetic Systems Building (B)               2805 Mission College Blvd                              Santa Clara
  14      MID   Globix Corporation Building (B)            2807 Mission College Blvd                              Santa Clara
  15     CIBC   Summit Square                              1276 Bald Hill Road                                    Warwick
  16     CIBC   Bed, Bath & Beyond                         233-235 and 251 Tarrytown Road                         Elmsford
  17      MID   The Quidel Building                        10165 Mckellar Ct                                      San Diego
  18      MID   Candletree Apartments                      10535 Ellison Plaza                                    Omaha
  19     CIBC   Latham Crossing & Crossroads Plaza         601 Troy-Schenectady Road & 801 New Loudon Road        Latham
  20      RFC   Hampton Inn & Suites (II)                  1400 North Milwaukee Avenue                            Lincolnshire
  21      RFC   Big Bowl/Wildfire (II)                     215 & 235 Parkway Drive                                Lincolnshire
  22      MID   Backlick Center South                      8241, 45 , 49, & 53 Backlick Rd                        Newington
  23     CIBC   Willow Run Business Center II              2885 Tyler Road                                        Ypsilanti
  24      MID   East Side Plaza                            891 Hanover St                                         Manchester
  25      RFC   Ritchie Highway Shopping Center            5600-5700 Ritchie Highway                              Brooklyn Park
  26     CIBC   Lincoln Park (C)                           3435-3535 Northwest 19th St. &
                                                           1842-1870 Northwest 38th Ave.                          Lauderdale Lakes &
  27     CIBC   Pompano Merchandise Mart (C)               150-196 North Powerline Rd, 2401 &
                                                           2099-2201 West Atlantic Blvd.                          Pompano Beach
  28      RFC   Big Kmart Shopping Center                  928-1090 North San Fernando Boulevard                  Burbank
  29      RFC   Marston Park Plaza                         5066 South Wadsworth Boulevard                         Lakewood
  30     CIBC   Union Center                               650-660 Liberty Avenue                                 Union
  31      MID   La Jolla Corporate Center                  3252-62 Holiday Ct                                     San Diego
  32     CIBC   Southlake Festival Shopping Center         1544-1568 Southlake Parkway                            Morrow
  33      RFC   HomeBase-Phoenix, AZ                       2201 East Bell Road                                    Phoenix
  34      MID   Hyatt Suites Hotel                         285 North Palm Canyon Drive                            Palm Springs
  35      RFC   Holiday Square Shopping Center             4001 General Degaulle Drive                            New Orleans
  36      RFC   Stagecoach Plaza                           1560-1640 Newbury Road                                 Newbury Park
  37      RFC   Today's Man Oxford Valley                  500-516 N. Oxford Valley Road                          Langhorne
  38     CIBC   Parkway Corporate Plaza 138                1700 Galloping Hill Road                               Kenilworth
  39      MID   Lexington Commons Apartments               841 Colony Dr                                          Bartlesville
  40      MID   Regal Cinema                               2466 Brice Rd                                          Columbus
  41      MID   One Airport Center Office Building         7700 Ne Ambassador Pl                                  Portland
  42      MID   San Pablo Apartments                       14401 Jose Vedra Boulevard                             Jacksonville
  43      MID   Oaks of Ashford Point Apartments           4040 Synott Road                                       Houston
  44     CIBC   Comfort Inn - Philadelphia Airport         53 Industrial Highway                                  Essington
  45      MID   Grouse Run Apartments                      2401 Northwest 122nd Street                            Oklahoma City
  46      RFC   Avanex Building                            40915 Encyclopedia Circle                              Fremont
  47      MID   The Regents Cove Apartments                6775 Mccart Ave                                        Fort Worth
  48     CIBC   156 10-40 Cross Bay Boulevard              156 10-40 Cross Bay Boulevard                          Howard Beach
  49      MID   Freehold Executive Center                  4400 Rte 9                                             Freehold Township
  50      MID   K-Mart (D)                                 9334 E Rl Thornton Fwy                                 Dallas
  51      MID   K-Mart (D)                                 9484 Dyer St                                           El Paso
  52      MID   Seton Chase Apartments                     7703 Seton Lake Dr                                     Houston
  53     CIBC   Tel Huron Shopping Center                  1-91 S. Telegraph Road                                 Pontiac
  54      MID   Quality Inn Sports Complex                 10 Polito Ave                                          Lyndhurst
  55      MID   Ramada Limited                             2989 Hamilton Blvd                                     South Plainfield


 Loan                                                                                    Property          Property
  No.   Seller  Property Name(2)                           State        Zip Code           Type            Sub-Type
----------------------------------------------------------------------------------------------------------------------------
   1      MID   Campus Apartments                            PA          19104       Multifamily      High-Rise
   2     CIBC   17 John Street                               NY          10038       Multifamily      High-Rise
   3      MID   San Croix Apartments                         NV          89117       Multifamily      Garden
   4     CIBC   4343 Commerce Court (A) (I)                  IL          60532       Office           Suburban
   5     CIBC   1051 North Kirk Road (A) (I)                 IL          60510       Industrial       Warehouse
   6     CIBC   Narco River Business Center (A)              IL          60409       Office           Suburban
   7      MID   Ryder Integrated Logistics                   MI          48326       Industrial       Warehouse
   8     CIBC   Holiday Inn Rochester                        NY          14623       Hospitality      Full Service
   9      MID   Nevada Street Apartments                     NJ          07102       Multifamily      High-Rise
  10      MID   Camelot Apartments                           AZ          85364       Multifamily      Garden
  11      MID   Neurocrine Biosciences                       CA          92121       Industrial       Flex
  12      MID   CSC Office Building                          MI          48034       Office           Suburban
  13      MID   Kinetic Systems Building (B)                 CA          95054       Industrial       Flex
  14      MID   Globix Corporation Building (B)              CA          95054       Industrial       Flex
  15     CIBC   Summit Square                                RI          02886       Retail           Anchored
  16     CIBC   Bed, Bath & Beyond                           NY          10523       Retail           Big Box
  17      MID   The Quidel Building                          CA          92121       Office           Suburban
  18      MID   Candletree Apartments                        NE          68154       Multifamily      Garden
  19     CIBC   Latham Crossing & Crossroads Plaza           NY          12110       Retail           Anchored
  20      RFC   Hampton Inn & Suites (II)                    IL          60069       Hospitality      Limited Service
  21      RFC   Big Bowl/Wildfire (II)                       IL          60069       Retail           Unanchored
  22      MID   Backlick Center South                        VA          22122       Office           Suburban
  23     CIBC   Willow Run Business Center II                MI          48197       Industrial       Warehouse
  24      MID   East Side Plaza                              NH          03104       Retail           Anchored
  25      RFC   Ritchie Highway Shopping Center              MD          21225       Retail           Anchored
  26     CIBC   Lincoln Park (C)
                                                             FL          33311       Industrial       Flex
  27     CIBC   Pompano Merchandise Mart (C)
                                                             FL          33069       Industrial       Flex
  28      RFC   Big Kmart Shopping Center                    CA          91504       Retail           Anchored
  29      RFC   Marston Park Plaza                           CO          80123       Retail           Unanchored
  30     CIBC   Union Center                                 NJ          07083       Industrial       Flex
  31      MID   La Jolla Corporate Center                    CA          92037       Office           Suburban
  32     CIBC   Southlake Festival Shopping Center           GA          30260       Retail           Anchored
  33      RFC   HomeBase-Phoenix, AZ                         AZ          85022       Retail           Big Box
  34      MID   Hyatt Suites Hotel                           CA          92262       Hospitality      Full Service
  35      RFC   Holiday Square Shopping Center               LA          70114       Retail           Anchored
  36      RFC   Stagecoach Plaza                             CA          91320       Retail           Unanchored
  37      RFC   Today's Man Oxford Valley                    PA          19047       Retail           Unanchored
  38     CIBC   Parkway Corporate Plaza 138                  NJ          07033       Office           Suburban
  39      MID   Lexington Commons Apartments                 OK          74006       Multifamily      Garden
  40      MID   Regal Cinema                                 OH          43068       Retail           Unanchored
  41      MID   One Airport Center Office Building           OR          97220       Office           Suburban
  42      MID   San Pablo Apartments                         FL          32250       Multifamily      Garden
  43      MID   Oaks of Ashford Point Apartments             TX          77082       Multifamily      Garden
  44     CIBC   Comfort Inn - Philadelphia Airport           PA          19029       Hospitality      Limited Service
  45      MID   Grouse Run Apartments                        OK          73120       Multifamily      Garden
  46      RFC   Avanex Building                              CA          94538       Industrial       Flex
  47      MID   The Regents Cove Apartments                  TX          76133       Multifamily      Garden
  48     CIBC   156 10-40 Cross Bay Boulevard                NY          11414       Mixed Use        Unanchored
  49      MID   Freehold Executive Center                    NJ          07728       Office           Suburban
  50      MID   K-Mart (D)                                   TX          75228       Retail           Big Box
  51      MID   K-Mart (D)                                   TX          79924       Retail           Big Box
  52      MID   Seton Chase Apartments                       TX          77086       Multifamily      Garden
  53     CIBC   Tel Huron Shopping Center                    MI          48341       Retail           Anchored
  54      MID   Quality Inn Sports Complex                   NJ          07071       Hospitality      Limited Service
  55      MID   Ramada Limited                               NJ          07080       Hospitality      Limited Service


 Loan                                                                            Year                Year
  No.   Seller  Property Name(2)                            Units/NSF            Built             Renovated
--------------------------------------------------------------------------------------------------------------

   1      MID   Campus Apartments                                    384         1868                1986
   2     CIBC   17 John Street                                       111         1926                1999
   3      MID   San Croix Apartments                                 352         1996                NAP
   4     CIBC   4343 Commerce Court (A) (I)                      167,756         1986                NAP
   5     CIBC   1051 North Kirk Road (A) (I)                     120,004         1991                NAP
   6     CIBC   Narco River Business Center (A)                   65,394         1980                1998
   7      MID   Ryder Integrated Logistics                       455,000         1999                NAP
   8     CIBC   Holiday Inn Rochester                                250         1985                1996
   9      MID   Nevada Street Apartments                             306         1978                NAP
  10      MID   Camelot Apartments                                   456         1985                1989
  11      MID   Neurocrine Biosciences                            93,000         1998                NAP
  12      MID   CSC Office Building                              137,954         1970                1997
  13      MID   Kinetic Systems Building (B)                      71,662         1998                NAP
  14      MID   Globix Corporation Building (B)                   61,986         1999                NAP
  15     CIBC   Summit Square                                    133,664         1986                1999
  16     CIBC   Bed, Bath & Beyond                                84,450         1999                NAP
  17      MID   The Quidel Building                               72,863         1988                1999
  18      MID   Candletree Apartments                                408         1972                NAP
  19     CIBC   Latham Crossing & Crossroads Plaza                94,366  1989, 1993, 1995-1999      NAP
  20      RFC   Hampton Inn & Suites (II)                            117         1998                NAP
  21      RFC   Big Bowl/Wildfire (II)                            14,387         1998                NAP
  22      MID   Backlick Center South                            218,652         1985                NAP
  23     CIBC   Willow Run Business Center II                    398,200         1998                NAP
  24      MID   East Side Plaza                                  209,214         1983                NAP
  25      RFC   Ritchie Highway Shopping Center                  128,300         1950                1999
  26     CIBC   Lincoln Park (C)
                                                                 325,900       1974-1978             1997
  27     CIBC   Pompano Merchandise Mart (C)
                                                                 168,920   1960/68/79/81/84          1997
  28      RFC   Big Kmart Shopping Center                        103,778         1962                1989
  29      RFC   Marston Park Plaza                               104,976         1985                NAP
  30     CIBC   Union Center                                     343,154      1953 & 1965            1999
  31      MID   La Jolla Corporate Center                         64,462         1982                1996
  32     CIBC   Southlake Festival Shopping Center               139,315         1986                NAP
  33      RFC   HomeBase-Phoenix, AZ                             111,924         1999                NAP
  34      MID   Hyatt Suites Hotel                                   192         1986                NAP
  35      RFC   Holiday Square Shopping Center                    72,870         1993                NAP
  36      RFC   Stagecoach Plaza                                  94,931      1964, 1989             NAP
  37      RFC   Today's Man Oxford Valley                         60,822         1988                NAP
  38     CIBC   Parkway Corporate Plaza 138                       75,839         1982                NAP
  39      MID   Lexington Commons Apartments                         206         1980                1995
  40      MID   Regal Cinema                                      65,158         1999                NAP
  41      MID   One Airport Center Office Building                73,426         1997                NAP
  42      MID   San Pablo Apartments                                 200         1972                1997
  43      MID   Oaks of Ashford Point Apartments                     199         1983                NAP
  44     CIBC   Comfort Inn - Philadelphia Airport                   150         1989                NAP
  45      MID   Grouse Run Apartments                                244         1983                NAP
  46      RFC   Avanex Building                                   54,068         1999                NAP
  47      MID   The Regents Cove Apartments                          272         1985                1999
  48     CIBC   156 10-40 Cross Bay Boulevard                     47,625       1958/1990             NAP
  49      MID   Freehold Executive Center                         65,391         1985                NAP
  50      MID   K-Mart (D)                                       112,115         1965                NAP
  51      MID   K-Mart (D)                                       112,415         1965                NAP
  52      MID   Seton Chase Apartments                               229         1983                NAP
  53     CIBC   Tel Huron Shopping Center                         96,255         1953                1998
  54      MID   Quality Inn Sports Complex                           142         1965                1988
  55      MID   Ramada Limited                                       142         1984                1996


APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION


 Loan
  No.   Seller  Property Name(2)                           Address                                                City
------------------------------------------------------------------------------------------------------------------------------------

  56      MID   Walker's Station Apartments                2600 Tealwood Drive                                    Oklahoma City
  57      MID   Saturn Electronics & Engineering           255 Rex Blvd                                           Auburn Hills
  58      MID   Plaza Pointe                               23041 Avenida De La Carlota                            Laguna Hills
  59      RFC   GAI-Tronics Corporation                    400 East Wyomissing Avenue                             Mohnton
  60     CIBC   2600 Building                              2600 Washington Avenue                                 Newport News
  61     CIBC   Hoyt's Cinemas                             900 & 902 Front Street                                 Dickinson
  62     CIBC   Advance Auto Parts - York, PA (III)        1824 W. Market Street                                  York
  63     CIBC   Advance Auto Parts - Harrisburg, PA
                (Swatara)                                  2890 Paxton Street                                     Harrisburg
  64     CIBC   Advance Auto Parts - Steelton, PA (III)    350 North Front Street                                 Steelton
  65     CIBC   Advance Auto Parts - Celina, OH (III)      521 Grand Lake Road                                    Celina
  66     CIBC   Advance Auto Parts - Youngstown, OH (III)  3501 Mahoning Avenue                                   Youngstown
  67     CIBC   Advance Auto Parts - Warren, OH (III)      2727 Parkman Road, NW                                  Warren
  68     CIBC   Advance Auto Parts - Atlanta, GA (III)     946 Martin Luther King, Jr.                            Atlanta
  69     CIBC   Advance Auto Parts - Penn Hills, PA (III)  349 Rodi Road                                          Penn Hills
  70     CIBC   Advance Auto Parts - Pontotoc, MS (III)    253 West Oxford                                        Pontotoc
  71      MID   Hampton Inn Maple Grove                    7745 Elm Creek Blvd                                    Maple Grove
  72      RFC   Maple Tree Mall                            545-555 Hooksett Road                                  Manchester
  73      MID   The Sterling Falls Apartments              2000 Park Place Blvd                                   Bedford
  74      RFC   Stelton Shopping Center                    1665 Stelton Road                                      Piscataway
  75     CIBC   Parkview Towers                            7667 Maple Avenue                                      Takoma Park
  76     CIBC   Unilab Building                            967 Maybury Road                                       San Jose
  77      MID   Cambridge Apartments                       737 7th St Se                                          Puyallup
  78      MID   Tempe Plaza                                5018 S Price Road                                      Tempe
  79      RFC   Byram Self-Storage                         2 Highland Street                                      Port Chester
  80      MID   Sixth Street Building                      2415 W 6th St                                          Los Angeles
  81      MID   Lake Pine Apartments                       2655 Lake Pine Dr                                      St Joseph
  82      RFC   Las Lomas Apartments                       6161 Trail Glen Drive                                  Dallas
  83      RFC   Pinellas Industrial Center                 12555 Enterprise Blvd & 12505 Starkey Road             Largo
  84     CIBC   Mount Joy Square                           919-945 E. Main St.                                    Mount Joy
  85      MID   Town & Country Apartments (Phase II)       3111 Old Sterlington Rd                                Monroe
  86      MID   Bartles Corner Business Park               8 Bartles Corner Rd                                    Raritan
  87      RFC   Jeffery Manor Shopping Center              1908-2028 E. 95th Street                               Chicago
  88      MID   Eckerd's Drug Store                        7398 Oswego Road                                       Clay
  89      MID   Clayton Apartments and Duplexes            1407 Nw 65th Ter                                       Kansas City
  90      MID   Regal Cinemas 12-Screen Movie Theatre      750 Builders Way                                       Niagara Falls
  91      RFC   1506 N. Lee Trevino                        1506 N. Lee Trevino                                    El Paso
  92      MID   Eckerd Pharmacy                            West Main Street And Finney Blvd                       Malone
  93      MID   Kroger Grocery Store                       10450 E Washington St                                  Indianapolis
  94     CIBC   Datatec Warehouse                          386 Crawford Road                                      Statesville
  95      MID   Legacy Business Park Medical Office 8 (E)  1701-8 Green Valley Parkway                            Henderson
  96      MID   Legacy Business Park Medical Office - 4 (E)1701-4 Green Valley Pky                                Henderson
  97      MID   East Los Angeles Retail Center             654/666 And 700/722 S Atlantic Blvd                    Los Angeles
  98      MID   Acadia Park Apartments                     1300 Laban Avenue                                      Houma
  99      MID   Eckerd's Drug Store                        2612-16 Brewerton Road                                 Mattydale
  100     MID   Dana Innovations                           212 Avenida Fabricante                                 San Clemente
  101     MID   Eckerd's Drug Store                        600 Butternut Street                                   Syracuse
  102     RFC   Oregon Court (F)                           1835 Johnston Street                                   Philadelphia
  103     RFC   Oregon Arms (F)                            2619 S. 19th Street                                    Philadelphia
  104     MID   Eckerd Drugs                               709 Main St                                            Poughkeepsie
  105    CIBC   Dicks Clothing and Sporting Goods          4036 Medina Road                                       Akron
  106    CIBC   Sugarland Shopping Center                  4560 Louisiana Highway 1                               Mathews
  107     MID   Eckerd Drug Store                          1057 W Camp Wisdom Rd                                  Dallas
  108     RFC   Bassett Furniture Store                    17955 North Freeway                                    Houston
  109    CIBC   Oak Leaf West                              800 West Main Street                                   Freehold
  110    CIBC   2000 White Elks Springs Court              2000 White Elks Springs Court                          Macon



 Loan                                                                                    Property          Property
  No.   Seller  Property Name(2)                           State        Zip Code           Type            Sub-Type
--------------------------------------------------------------------------------------------------------------------------

  56      MID   Walker's Station Apartments                  OK          73120       Multifamily      Garden
  57      MID   Saturn Electronics & Engineering             MI          48326       Industrial       Flex
  58      MID   Plaza Pointe                                 CA          92653       Office           Suburban
  59      RFC   GAI-Tronics Corporation                      PA          19603       Industrial       Flex
  60     CIBC   2600 Building                                VA          23607       Office           Suburban
  61     CIBC   Hoyt's Cinemas                               NY          13901       Retail           Unanchored
  62     CIBC   Advance Auto Parts - York, PA (III)          PA          17404       Retail           Unanchored
  63     CIBC   Advance Auto Parts - Harrisburg, PA
                (Swatara)                                    PA          17111       Retail           Unanchored
  64     CIBC   Advance Auto Parts - Steelton, PA (III)      PA          17113       Retail           Unanchored
  65     CIBC   Advance Auto Parts - Celina, OH (III)        OH          45882       Retail           Unanchored
  66     CIBC   Advance Auto Parts - Youngstown, OH (III)    OH          44509       Retail           Unanchored
  67     CIBC   Advance Auto Parts - Warren, OH (III)        OH          44485       Retail           Unanchored
  68     CIBC   Advance Auto Parts - Atlanta, GA (III)       GA          30314       Retail           Unanchored
  69     CIBC   Advance Auto Parts - Penn Hills, PA (III)    PA          15235       Retail           Unanchored
  70     CIBC   Advance Auto Parts - Pontotoc, MS (III)      MS          38863       Retail           Unanchored
  71      MID   Hampton Inn Maple Grove                      MN          55369       Hospitality      Limited Service
  72      RFC   Maple Tree Mall                              NH           3104       Retail           Unanchored
  73      MID   The Sterling Falls Apartments                TX          76021       Multifamily      Garden
  74      RFC   Stelton Shopping Center                      NJ           8854       Retail           Unanchored
  75     CIBC   Parkview Towers                              MD          20912       Multifamily      High-Rise
  76     CIBC   Unilab Building                              CA          95133       Industrial       Light
  77      MID   Cambridge Apartments                         WA          98372       Multifamily      Garden
  78      MID   Tempe Plaza                                  AZ          85282       Office           Suburban
  79      RFC   Byram Self-Storage                           NY          10573       Self Storage     Self Storage
  80      MID   Sixth Street Building                        CA          90057       Office           Urban
  81      MID   Lake Pine Apartments                         MI          49085       Multifamily      Garden
  82      RFC   Las Lomas Apartments                         TX          75217       Multifamily      Garden
  83      RFC   Pinellas Industrial Center                   FL          33773       Industrial       Light
  84     CIBC   Mount Joy Square                             PA          17552       Retail           Anchored
  85      MID   Town & Country Apartments (Phase II)         LA          71203       Multifamily      Garden
  86      MID   Bartles Corner Business Park                 NJ          08821       Industrial       Light
  87      RFC   Jeffery Manor Shopping Center                IL          60617       Retail           Unanchored
  88      MID   Eckerd's Drug Store                          NY          13088       Retail           Anchored
  89      MID   Clayton Apartments and Duplexes              MO          64118       Multifamily      Garden
  90      MID   Regal Cinemas 12-Screen Movie Theatre        NY          14304       Retail           Unanchored
  91      RFC   1506 N. Lee Trevino                          TX          79936       Retail           Unanchored
  92      MID   Eckerd Pharmacy                              NY          12953       Retail           Anchored
  93      MID   Kroger Grocery Store                         IN          46229       Retail           Anchored
  94     CIBC   Datatec Warehouse                            NC          28625       Industrial       Light
  95      MID   Legacy Business Park Medical Office 8 (E)    NV          89014       Office           Medical
  96      MID   Legacy Business Park Medical Office - 4 (E)  NV          89014       Office           Medical
  97      MID   East Los Angeles Retail Center               CA          90022       Retail           Anchored
  98      MID   Acadia Park Apartments                       LA          70363       Multifamily      Garden
  99      MID   Eckerd's Drug Store                          NY          13211       Retail           Anchored
  100     MID   Dana Innovations                             CA          92673       Industrial       Flex
  101     MID   Eckerd's Drug Store                          NY          13203       Retail           Anchored
  102     RFC   Oregon Court (F)                             PA          19145       Multifamily      Low-Rise
  103     RFC   Oregon Arms (F)                              PA          19145       Multifamily      Low-Rise
  104     MID   Eckerd Drugs                                 NY          12601       Retail           Anchored
  105    CIBC   Dicks Clothing and Sporting Goods            OH          44333       Retail           Big Box
  106    CIBC   Sugarland Shopping Center                    LA          70394       Retail           Anchored
  107     MID   Eckerd Drug Store                            TX          75232       Retail           Anchored
  108     RFC   Bassett Furniture Store                      TX          77090       Retail           Big  Box
  109    CIBC   Oak Leaf West                                NJ          07728       Office           Suburban
  110    CIBC   2000 White Elks Springs Court                GA          31217       Industrial       Warehouse




 Loan                                                                             Year                Year
  No.   Seller  Property Name(2)                             Units/NSF            Built             Renovated
-----------------------------------------------------------------------------------------------------------------

  56      MID   Walker's Station Apartments                           230         1983                NAP
  57      MID   Saturn Electronics & Engineering                   68,315         1989                NAP
  58      MID   Plaza Pointe                                       60,330         1985                NAP
  59      RFC   GAI-Tronics Corporation                           104,858         1973                1996
  60     CIBC   2600 Building                                     119,359         1969                1998
  61     CIBC   Hoyt's Cinemas                                     46,585         1999                NAP
  62     CIBC   Advance Auto Parts - York, PA (III)                 7,000         1997                NAP
  63     CIBC   Advance Auto Parts - Harrisburg, PA
                (Swatara)                                           5,520         1997                NAP
  64     CIBC   Advance Auto Parts - Steelton, PA (III)             7,000         1997                NAP
  65     CIBC   Advance Auto Parts - Celina, OH (III)               5,675         1997                NAP
  66     CIBC   Advance Auto Parts - Youngstown, OH (III)           5,675         1998                NAP
  67     CIBC   Advance Auto Parts - Warren, OH (III)               5,675         1997                NAP
  68     CIBC   Advance Auto Parts - Atlanta, GA (III)              6,600         1998                NAP
  69     CIBC   Advance Auto Parts - Penn Hills, PA (III)           7,000         1998                NAP
  70     CIBC   Advance Auto Parts - Pontotoc, MS (III)             5,675         1998                NAP
  71      MID   Hampton Inn Maple Grove                               120         1997                NAP
  72      RFC   Maple Tree Mall                                    51,197         1987                NAP
  73      MID   The Sterling Falls Apartments                         168         1983                1995
  74      RFC   Stelton Shopping Center                            43,780         1953                1989
  75     CIBC   Parkview Towers                                       125         1960              Ongoing
  76     CIBC   Unilab Building                                    32,725         1967                1989
  77      MID   Cambridge Apartments                                   96         1970                1997
  78      MID   Tempe Plaza                                        70,159         1976                NAP
  79      RFC   Byram Self-Storage                                 50,228         1909                1998
  80      MID   Sixth Street Building                              46,233         1968                1998
  81      MID   Lake Pine Apartments                                  156         1978                NAP
  82      RFC   Las Lomas Apartments                                  230         1970                1998
  83      RFC   Pinellas Industrial Center                        103,600         1984                NAP
  84     CIBC   Mount Joy Square                                   66,230         1990                NAP
  85      MID   Town & Country Apartments (Phase II)                  200         1974                1991
  86      MID   Bartles Corner Business Park                       70,000         1990                1998
  87      RFC   Jeffery Manor Shopping Center                      36,143         1987                NAP
  88      MID   Eckerd's Drug Store                                10,908         1998                NAP
  89      MID   Clayton Apartments and Duplexes                       117         1972                1986
  90      MID   Regal Cinemas 12-Screen Movie Theatre              43,108         1999                NAP
  91      RFC   1506 N. Lee Trevino                                47,091         1997                NAP
  92      MID   Eckerd Pharmacy                                    12,736         1999                NAP
  93      MID   Kroger Grocery Store                               58,590         1988                NAP
  94     CIBC   Datatec Warehouse                                  95,060         1999                NAP
  95      MID   Legacy Business Park Medical Office 8 (E)          12,900         1997                NAP
  96      MID   Legacy Business Park Medical Office - 4 (E)         7,200         1996                NAP
  97      MID   East Los Angeles Retail Center                     33,023         1960                1998
  98      MID   Acadia Park Apartments                                192         1973                NAP
  99      MID   Eckerd's Drug Store                                10,908         1999                NAP
  100     MID   Dana Innovations                                   43,604         1999                NAP
  101     MID   Eckerd's Drug Store                                10,908         1999                NAP
  102     RFC   Oregon Court (F)                                       56         1962                1995
  103     RFC   Oregon Arms (F)                                        40         1962                1995
  104     MID   Eckerd Drugs                                       11,347         1999                NAP
  105    CIBC   Dicks Clothing and Sporting Goods                  60,000         1995                NAP
  106    CIBC   Sugarland Shopping Center                         118,265         1969                NAP
  107     MID   Eckerd Drug Store                                  10,908         1999                NAP
  108     RFC   Bassett Furniture Store                            26,250         1999                NAP
  109    CIBC   Oak Leaf West                                      28,611         1987                NAP
  110    CIBC   2000 White Elks Springs Court                     192,400       1982/1985             1999

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION


 Loan
  No.   Seller  Property Name(2)                           Address
----------------------------------------------------------------------------------------------------------------------

  111    CIBC   Triangle Shopping Center                   5021 George Washington Highway, etc.
  112    CIBC   Northern Medical Offices                   1335 West Tabor Road
  113     MID   Bronco Apartments                          8228 Bronco Lane
  114     MID   K-Mart                                     1400 Mercey Springs Rd
  115     RFC   Villa Eleni                                1150 21st Street
  116     MID   Perkins Place & Fox Ridge (IV)             5 & 8 Rhodes Dr And 8,17-19 Judkins Dr
  117     MID   Barrington Hills Apartments (IV)           Rte 9
  118     MID   McDuffee Brook Place (IV)                  17 Felker St
  119     MID   Kearsarge Apartments (IV)                  115 Kearsarge Mountain Rd
  120     RFC   Agawam Industrial Building                 609-619 Silver Street
  121    CIBC   Tampa Multifamily Portfolio                10400 Davis Road, 8710 Copeland Road, 8726 Springtree Lane
  122     RFC   Park Place II Office Building              1530 North Layton Hills Parkway
  123     MID   The Sequoia Institute                      180-200 Whitney Pl
  124     MID   Staples                                    408 Perry Street
  125     MID   Brookwood Townhomes                        400-506 Ne Knox St 508-620 Ne 5th St
  126     MID   Staples Office Supply Store                1201 East Charleston Avenue
  127    CIBC   Jefferson Pilot Financial Center           3275 West Hillsboro Boulevard
  128     MID   Eckerd Drug Store                          1901 Se Green Oaks Blvd
  129     MID   Staples Property                           4350 Mahoney Drive
  130     MID   CVS Drugstore                              1233 N State St
  131    CIBC   Maple Building                             3 Washington Center
  132     MID   Woodward Avenue Office Building            36400 Woodward Ave
  133     RFC   Alameda Towne Centre                       9411 Alameda
  134    CIBC   Park Place Apartments                      715 North 42nd Street
  135    CIBC   244-48 East 117th Street                   244-48 East 117th Street
  136     MID   Prudential Office Building                 340 Vista Ave Se
  137     MID   1/2 Price Store                            14400 E Alameda Ave
  138     MID   Sunshine Square Shopping Center            575 Adams Ave
  139     RFC   Westfair Center                            1751-1789 Post Road East
  140    CIBC   Bell Gardens Shopping Center               7110-7126 Eastern Avenue
  141     MID   Staples                                    1064 M-32 West
  142    CIBC   Morgan Garden Apartments                   7651 Morgan Road

  143    CIBC   Colonial Garden Apartments                 5425-5427 Wayne Avenue
  144     MID   170 West Road                              170 West Rd
  145     RFC   Lamar Industrial Center                    10710-10720 North Lamar Blvd
  146     MID   Columbus Plaza Shopping Center             Nc Hwy 108
  147     RFC   Lakeshore Village Office Complex           5394-5470 S. Lakeshore Drive
  148     MID   The Lucent Technologies Building           17080 Dallas Pky
  149     MID   Leonard Professional Building              380 Pleasant St
  150    CIBC   Cross River Mill                           1200 River Avenue
  151     MID   Steele's Market                            1159 W Main St
  152    CIBC   The Commonwealth Building                  101-117 S. 7th Street
  153    CIBC   Gateway 2000 - Hobart                      8130 Colorado Street
  154     MID   Frolics Plaza                              7101-21 Barry Rd
  155     RFC   Lorain Apartments                          2307-2705 Washington Ave./974-975 Central Dr.
  156     RFC   Opdyke Investments                         1080 North Opdyke Road
  157     MID   Sungard Financial Systems Office Property  509 Second Avenue South
  158     RFC   420 Clinton Avenue                         420 Clinton Avenue
  159    CIBC   Village Shoppes of Paradise Beach          2320-2386 N. Highway AIA
  160     MID   Tiscor Corporate Office Building           12250 Parkway Center Dr
  161     MID   Omnicare Building                          4700 Steubenville Pike
  162    CIBC   Best Western                               5837 Monticello Drive
  163     RFC   Ironwood Apartments                        9802 N. 9th Avenue
  164     RFC   Crossroads South Shopping Center           8053-8105 Tara Boulevard
  165     MID   West Wind Apartments Phase IV              5200 Block Old Zuck Rd



 Loan                                                                                                      Property
  No.   Seller  Property Name(2)                           City              State        Zip Code           Type
-----------------------------------------------------------------------------------------------------------------------

  111    CIBC   Triangle Shopping Center                   Portsmouth          VA          23702       Retail
  112    CIBC   Northern Medical Offices                   Philadelphia        PA          19141       Office
  113     MID   Bronco Apartments                          San Antonio         TX          78227       Multifamily
  114     MID   K-Mart                                     Los Banos           CA          93635       Retail
  115     RFC   Villa Eleni                                San Diego           CA          92102       Multifamily
  116     MID   Perkins Place & Fox Ridge (IV)             Belmont             NH          03220       Multifamily
  117     MID   Barrington Hills Apartments (IV)           Barrington          NH          03825       Multifamily
  118     MID   McDuffee Brook Place (IV)                  Rochester           NH          03867       Multifamily
  119     MID   Kearsarge Apartments (IV)                  Warner              NH          03278       Multifamily
  120     RFC   Agawam Industrial Building                 Agawam              MA           1001       Industrial
  121    CIBC   Tampa Multifamily Portfolio                Temple Terrace      FL          33617       Multifamily
  122     RFC   Park Place II Office Building              Layton              UT          84041       Office
  123     MID   The Sequoia Institute                      Fremont             CA          94539       Industrial
  124     MID   Staples                                    Big Rapids          MI          49307       Retail
  125     MID   Brookwood Townhomes                        Blue Springs        MO          64014       Multifamily
  126     MID   Staples Office Supply Store                Mattoon             IL          61938       Retail
  127    CIBC   Jefferson Pilot Financial Center           Deerfield Beach     FL          33442       Office
  128     MID   Eckerd Drug Store                          Arlington           TX          76013       Retail
  129     MID   Staples Property                           Peru                IL          61354       Retail
  130     MID   CVS Drugstore                              Greenfield          IN          46140       Retail
  131    CIBC   Maple Building                             Newburgh            NY          12550       Office
  132     MID   Woodward Avenue Office Building            Bloomfield Hills    MI          48304       Office
  133     RFC   Alameda Towne Centre                       El Paso             TX          79907       Retail
  134    CIBC   Park Place Apartments                      Grand Forks         ND          58203       Multifamily
  135    CIBC   244-48 East 117th Street                   New York            NY          10035       Multifamily
  136     MID   Prudential Office Building                 Salem               OR          97302       Office
  137     MID   1/2 Price Store                            Aurora              CO          80011       Retail
  138     MID   Sunshine Square Shopping Center            Philadelphia        PA          19120       Retail
  139     RFC   Westfair Center                            Westport            CT           6880       Retail
  140    CIBC   Bell Gardens Shopping Center               Bell Gardens        CA          90201       Retail
  141     MID   Staples                                    Alpena              MI          49707       Retail
  142    CIBC   Morgan Garden Apartments                   Liverpool
                                                           (Clay Township)     NY          13090       Multifamily
  143    CIBC   Colonial Garden Apartments                 Philadelphia        PA          19144       Multifamily
  144     MID   170 West Road                              Portsmouth          NH          03801       Industrial
  145     RFC   Lamar Industrial Center                    Austin              TX          78753       Industrial
  146     MID   Columbus Plaza Shopping Center             Columbus            NC          28722       Retail
  147     RFC   Lakeshore Village Office Complex           Tempe               AZ          85004       Office
  148     MID   The Lucent Technologies Building           Dallas              TX          75248       Office
  149     MID   Leonard Professional Building              Malden              MA          02148       Office
  150    CIBC   Cross River Mill                           Lakewood            NJ          08701       Mixed Use
  151     MID   Steele's Market                            Windsor             CO          80550       Retail
  152    CIBC   The Commonwealth Building                  Allentown           PA          18101       Office
  153    CIBC   Gateway 2000 - Hobart                      Hobart              IN          46410       Retail
  154     MID   Frolics Plaza                              Kansas City         MO          64152       Retail
  155     RFC   Lorain Apartments                          Lorain              OH          44052       Multifamily
  156     RFC   Opdyke Investments                         Auburn Hills        MI          48326       Mixed Use
  157     MID   Sungard Financial Systems Office Property  Hopkins             MN          55343       Office
  158     RFC   420 Clinton Avenue                         Brooklyn            NY          11238       Multifamily
  159    CIBC   Village Shoppes of Paradise Beach          Melbourne           FL          32903       Retail
  160     MID   Tiscor Corporate Office Building           Poway               CA          92064       Office
  161     MID   Omnicare Building                          Robinson Township   PA          15205       Industrial
  162    CIBC   Best Western                               Montgomery          AL          36117       Hospitality
  163     RFC   Ironwood Apartments                        Phoenix             AZ          85021       Multifamily
  164     RFC   Crossroads South Shopping Center           Jonesboro           GA          30236       Retail
  165     MID   West Wind Apartments Phase IV              Millcreek           PA          16505       Multifamily



 Loan                                                            Property                              Year                Year
  No.   Seller  Property Name(2)                                 Sub-Type         Units/NSF            Built             Renovated
------------------------------------------------------------------------------------------------------------------------------------

  111    CIBC   Triangle Shopping Center                    Anchored                    82,382         1957                1986
  112    CIBC   Northern Medical Offices                    Medical                     28,310         1967                NAP
  113     MID   Bronco Apartments                           Garden                         249         1974                1998
  114     MID   K-Mart                                      Big Box                     86,479         1990                1999
  115     RFC   Villa Eleni                                 Garden                          29         1991                NAP
  116     MID   Perkins Place & Fox Ridge (IV)              Garden                          32         1983                NAP
  117     MID   Barrington Hills Apartments (IV)            Garden                          33         1973                NAP
  118     MID   McDuffee Brook Place (IV)                   Garden                          18         1986                NAP
  119     MID   Kearsarge Apartments (IV)                   Garden                          12         1972                NAP
  120     RFC   Agawam Industrial Building                  Warehouse                  114,832         1970                1999
  121    CIBC   Tampa Multifamily Portfolio                 Garden                         125        1970/2               1997
  122     RFC   Park Place II Office Building               Suburban                    32,000         1998                NAP
  123     MID   The Sequoia Institute                       Light                       31,463         1985                NAP
  124     MID   Staples                                     Big Box                     24,049         1999                NAP
  125     MID   Brookwood Townhomes                         Garden                          76         1991                NAP
  126     MID   Staples Office Supply Store                 Big Box                     24,049         1998                NAP
  127    CIBC   Jefferson Pilot Financial Center            Suburban                    27,592         1986             1998-1999
  128     MID   Eckerd Drug Store                           Anchored                    10,908         1999                NAP
  129     MID   Staples Property                            Big Box                     23,925         1998                NAP
  130     MID   CVS Drugstore                               Anchored                    10,125         1999                NAP
  131    CIBC   Maple Building                              Suburban                    53,657         1989                NAP
  132     MID   Woodward Avenue Office Building             Suburban                    22,820         1956                1989
  133     RFC   Alameda Towne Centre                        Shadow Anchored             35,312         1998                NAP
  134    CIBC   Park Place Apartments                       Garden                          80      1971 & 1986           1996+
  135    CIBC   244-48 East 117th Street                    Low-Rise                        41         1950                1998
  136     MID   Prudential Office Building                  Suburban                    26,576         1992                NAP
  137     MID   1/2 Price Store                             Unanchored                  55,800         1979                NAP
  138     MID   Sunshine Square Shopping Center             Unanchored                  32,088         1960                1994
  139     RFC   Westfair Center                             Unanchored                  16,035         1952             1986-1991
  140    CIBC   Bell Gardens Shopping Center                Shadow Anchored             18,149         1985                1998
  141     MID   Staples                                     Big Box                     24,049         1999                NAP
  142    CIBC   Morgan Garden Apartments                    Garden                         110         1970                1990

  143    CIBC   Colonial Garden Apartments                  Garden                          73         1950s               1999
  144     MID   170 West Road                               Light                       58,422         1985                NAP
  145     RFC   Lamar Industrial Center                     Light                       69,935         1974                NAP
  146     MID   Columbus Plaza Shopping Center              Anchored                    48,565         1987                1998
  147     RFC   Lakeshore Village Office Complex            Suburban                    27,356         1973                1998
  148     MID   The Lucent Technologies Building            Urban                       19,864         1983                1999
  149     MID   Leonard Professional Building               Suburban                    27,630         1920                1985
  150    CIBC   Cross River Mill                            Suburban                    43,949       1979-1980             1996
  151     MID   Steele's Market                             Anchored                    32,845         1975                1994
  152    CIBC   The Commonwealth Building                   Suburban                    28,097         1980             1988/1998
  153    CIBC   Gateway 2000 - Hobart                       Unanchored                   8,015         1998                NAP
  154     MID   Frolics Plaza                               Unanchored                  37,220         1978                NAP
  155     RFC   Lorain Apartments                           Garden                          84         1965                1996
  156     RFC   Opdyke Investments                          Unanchored                  18,680         1997                1999
  157     MID   Sungard Financial Systems Office Property   Suburban                    30,610         1980                NAP
  158     RFC   420 Clinton Avenue                          Low-Rise                        49         1930                1991
  159    CIBC   Village Shoppes of Paradise Beach           Unanchored                  31,550         1980                NAP
  160     MID   Tiscor Corporate Office Building            Suburban                    21,000         1998                NAP
  161     MID   Omnicare Building                           Warehouse                   22,647         1988                1999
  162    CIBC   Best Western                                Limited Service                 50         1996                NAP
  163     RFC   Ironwood Apartments                         Garden                          95         1965                1996
  164     RFC   Crossroads South Shopping Center            Shadow Anchored             16,500         1988                NAP
  165     MID   West Wind Apartments Phase IV               Garden                          26         1999                NAP

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION


 Loan
  No.   Seller  Property Name(2)                           Address                                                City
------------------------------------------------------------------------------------------------------------------------------------

  166    CIBC   Chastain Pines Apartments                  3228 Boulder Park Drive                                Atlanta
  167     MID   166 South River Road                       166 S River Rd                                         Bedford
  168    CIBC   Grayco Apartments                          115 North Street                                       Harrisburg
  169     RFC   Mill Road Warehouse                        651 South Mill Rd.                                     Absecon
  170     MID   Reseda Retail Building                     7126-40 Reseda Blvd                                    Reseda
  171     MID   Mesa Engineering Systems, Inc.             5 Vanderbilt                                           Irvine
  172     MID   Concord Garden Apartments                  899 Concord Rd                                         Smyma
  173     RFC   233 Jamaica Avenue                         233 Jamaica Avenue                                     Brooklyn
  174     MID   Goffstown Village Apartments (V)           27-42 Maple Ave                                        Goffstown
  175     MID   Maple Leaf Apartments (V)                  76-80 Terrace Rd                                       Franklin
  176    CIBC   Gateway 2000 - Columbia                    131 Harbison Boulevard                                 Columbia
  177     RFC   Kenworthy Medical Building                 9999 Kenworthy Street                                  El Paso
  178     MID   Lakes Mini Storage                         2949 Lake East Drive                                   Las Vegas
  179     MID   Town & Country Apartments Phase I          3111 Old Sterlington Rd                                Monroe
  180     MID   Tucson East Apartments                     8490 E Old Spanish Trail                               Tucson
  181     RFC   Pal Ex, Inc.                               6829 Flintlock Road                                    Houston
  182     RFC   312-332 East Rosecrans Avenue              312 &332 East Rosecrans Ave                            Gardena
  183     MID   Building 35 - Corporate Woods              9101 West 110th Street                                 Overland Park
  184     RFC   Art Museum Apartments                      1624 Green St, 1709 Spring Garden St.                  Philadelphia
  185    CIBC   Gateway 2000 - Henderson                   375 N. Stephanie Street, Unit 511                      Henderson
  186     MID   Helicomb International Plant               1402 S 69th E Ave                                      Tulsa
  187    CIBC   Gateway 2000 - Chattanooga                 2001 Gunbarrel Road                                    Chattanooga
  188     MID   U-Stor Facility                            5570 Summer Avenue                                     Memphis
  189     MID   17-33 Elm Street                           17-33 Elm St                                           Westfield
  190     RFC   Montwood Village Shopping Center           11660 Montwood                                         El Paso
  191     RFC   D Boys Office Building                     8305 Ridge Avenue                                      Philadelphia
  192     MID   U-Stor Facility                            6900 East Raines Rd                                    Memphis
  193     MID   43 North Road                              43 North Road                                          East Windsor
  194     RFC   Park Apartments                            3615 Southwest 52nd Ave                                Pembroke Park
  195     MID   The Champion Gardens Apartments            1802 W Samano St                                       Edinburg
  196     MID   168 South River Road                       168 S River Rd                                         Bedford
  197     RFC   The Pines Business Park                    26009 Budde Road                                       The Woodlands
  198     MID   U-Stor Winchester II                       4700 Winchester Rd                                     Memphis
  199     MID   Knowledge Beginnings (VI)                  4580 W Buckingham Rd                                   Garland
  200     MID   Knowledge Beginnings (VI)                  1920 Walnut Plaza                                      Carrollton
  201    CIBC   233, 235, 237 East 111th Street            233, 235, 237 East 111th Street                        New York
  202     RFC   Sunset Shopping Center                     601-715 Sunset Street                                  Denton
  203     MID   Lauderhill Plaza                           1406 N State Rd 7                                      Lauderhill
  204     RFC   14401 South San Pedro Street               14401 South San Pedro Street                           Gardena
  205     RFC   Woods Cross Self Storage                   50 East Pacific Ave                                    Salt Lake City
  206     MID   Fresno Self Storage                        2612 North Clovis Avenue                               Fresno
  207     MID   Crosstown Square Shopping Center           13628 -13660 Crosstown Blvd Nw                         Andover
  208    CIBC   112-116 East 103rd Street                  112-116 East 103rd Street                              New York
  209     MID   Leon Trace Apartments                      6812 Poss Road                                         Leon Valley
  210     RFC   Southern Oaks Apartments                   3424 Southern Oaks Boulevard                           Dallas
  211     RFC   Middletown Industrial                      4004,4014 and 4104 Tytus Avenue                        Middletown
  212     RFC   401-611 Braker Lane                        401-611 Braker Lane                                    Austin
  213     RFC   Mandell Place                              1614 Westheimer                                        Houston
  214     MID   The Allendale Village Apartments           6005 Allendale                                         Houston
  215     RFC   Roswell Point Shopping Center              11706 Alpharetta Highway                               Roswell
  216     RFC   Royal Apartments                           2710 Menlo                                             Carson City
  217     RFC   402 - 406 Albee Square                     402 - 406 Albee Square                                 Brooklyn
  218     RFC   Mansfield Retail Center                    900 North Walnut Creek                                 Mansfield
  219     RFC   224 South 3rd Brooklyn                     224 South Third Street                                 Brooklyn
  220     MID   Circuit City Land                          555 Maine Mall Rd                                      Scarborough


 Loan                                                                                    Property          Property
  No.   Seller  Property Name(2)                           State        Zip Code           Type            Sub-Type
----------------------------------------------------------------------------------------------------------------------------

  166    CIBC   Chastain Pines Apartments                    GA          30311       Multifamily      Garden
  167     MID   166 South River Road                         NH          03110       Office           Suburban
  168    CIBC   Grayco Apartments                            PA          17101       Multifamily      Garden
  169     RFC   Mill Road Warehouse                          NJ           8201       Industrial       Warehouse
  170     MID   Reseda Retail Building                       CA          91335       Retail           Unanchored
  171     MID   Mesa Engineering Systems, Inc.               CA          92618       Industrial       Flex
  172     MID   Concord Garden Apartments                    GA          30080       Multifamily      Garden
  173     RFC   233 Jamaica Avenue                           NY          11207       Multifamily      Low-Rise
  174     MID   Goffstown Village Apartments (V)             NH          03045       Multifamily      Garden
  175     MID   Maple Leaf Apartments (V)                    NH          03235       Multifamily      Garden
  176    CIBC   Gateway 2000 - Columbia                      SC          29121       Retail           Unanchored
  177     RFC   Kenworthy Medical Building                   TX          79924       Office           Medical
  178     MID   Lakes Mini Storage                           NV          89128       Self Storage     Self Storage
  179     MID   Town & Country Apartments Phase I            LA          71203       Multifamily      Garden
  180     MID   Tucson East Apartments                       AZ          85710       Multifamily      Garden
  181     RFC   Pal Ex, Inc.                                 TX          77040       Industrial       Flex
  182     RFC   312-332 East Rosecrans Avenue                CA          90248       Industrial       Warehouse
  183     MID   Building 35 - Corporate Woods                KS          66210       Office           Suburban
  184     RFC   Art Museum Apartments                        PA          19130       Multifamily      Garden
  185    CIBC   Gateway 2000 - Henderson                     NV          89014       Retail           Unanchored
  186     MID   Helicomb International Plant                 OK          74112       Industrial       Light
  187    CIBC   Gateway 2000 - Chattanooga                   TN          37421       Retail           Unanchored
  188     MID   U-Stor Facility                              TN          38134       Self Storage     Self Storage
  189     MID   17-33 Elm Street                             NJ          07090       Mixed Use        Low-Rise
  190     RFC   Montwood Village Shopping Center             TX          79936       Retail           Unanchored
  191     RFC   D Boys Office Building                       PA          19128       Office           Suburban
  192     MID   U-Stor Facility                              TN          38115       Self Storage     Self Storage
  193     MID   43 North Road                                CT          06088       Industrial       Warehouse
  194     RFC   Park Apartments                              Fl          33023       Multifamily      Garden
  195     MID   The Champion Gardens Apartments              TX          78539       Multifamily      Garden
  196     MID   168 South River Road                         NH          03110       Office           Suburban
  197     RFC   The Pines Business Park                      TX          77380       Industrial       Flex
  198     MID   U-Stor Winchester II                         TN          38118       Self Storage     Self Storage
  199     MID   Knowledge Beginnings (VI)                    TX          75042       Office           Suburban
  200     MID   Knowledge Beginnings (VI)                    TX          75006       Office           Suburban
  201    CIBC   233, 235, 237 East 111th Street              NY          10035       Multifamily      Low-Rise
  202     RFC   Sunset Shopping Center                       TX          76201       Retail           Unanchored
  203     MID   Lauderhill Plaza                             FL          33313       Retail           Unanchored
  204     RFC   14401 South San Pedro Street                 CA          90248       Industrial       Warehouse
  205     RFC   Woods Cross Self Storage                     UT          84054       Self Storage     Self Storage
  206     MID   Fresno Self Storage                          CA          93727       Self Storage     Self Storage
  207     MID   Crosstown Square Shopping Center             MN          55304       Retail           Unanchored
  208    CIBC   112-116 East 103rd Street                    NY          10035       Multifamily      Low-Rise
  209     MID   Leon Trace Apartments                        TX          78238       Multifamily      Garden
  210     RFC   Southern Oaks Apartments                     TX          75216       Multifamily      Garden
  211     RFC   Middletown Industrial                        OH          45042       Industrial       Light
  212     RFC   401-611 Braker Lane                          TX          78753       Industrial       Light
  213     RFC   Mandell Place                                TX          77006       Retail           Unanchored
  214     MID   The Allendale Village Apartments             TX          77017       Multifamily      Garden
  215     RFC   Roswell Point Shopping Center                GA          30076       Retail           Unanchored
  216     RFC   Royal Apartments                             NV          89701       Multifamily      Garden
  217     RFC   402 - 406 Albee Square                       NY          11201       Multifamily      Garden
  218     RFC   Mansfield Retail Center                      TX          76063       Retail           Shadow Anchored
  219     RFC   224 South 3rd Brooklyn                       NY          11211       Multifamily      Low-Rise
  220     MID   Circuit City Land                            ME          04106       Other            Big Box



 Loan                                                                           Year                Year
  No.   Seller  Property Name(2)                           Units/NSF            Built             Renovated
---------------------------------------------------------------------------------------------------------------
                                                           C>

  166    CIBC   Chastain Pines Apartments                            79         1973                1998
  167     MID   166 South River Road                             23,150         1980                1997
  168    CIBC   Grayco Apartments                                   104         1939                1980s
  169     RFC   Mill Road Warehouse                              56,171         1983                NAP
  170     MID   Reseda Retail Building                           16,000         1998                NAP
  171     MID   Mesa Engineering Systems, Inc.                   16,892         1985                1995
  172     MID   Concord Garden Apartments                            57         1968                1999
  173     RFC   233 Jamaica Avenue                                   54         1963                NAP
  174     MID   Goffstown Village Apartments (V)                     48         1972                1986
  175     MID   Maple Leaf Apartments (V)                            36         1974                NAP
  176    CIBC   Gateway 2000 - Columbia                           8,000         1998                NAP
  177     RFC   Kenworthy Medical Building                       17,748         1996                NAP
  178     MID   Lakes Mini Storage                               40,259         1988                NAP
  179     MID   Town & Country Apartments Phase I                   100         1973                1991
  180     MID   Tucson East Apartments                               52         1983                1993
  181     RFC   Pal Ex, Inc.                                     45,060         1981                1999
  182     RFC   312-332 East Rosecrans Avenue                    86,460         1974                1998
  183     MID   Building 35 - Corporate Woods                    19,722         1980                1998
  184     RFC   Art Museum Apartments                                30         1917                1987
  185    CIBC   Gateway 2000 - Henderson                          8,000         1998                NAP
  186     MID   Helicomb International Plant                     80,582         1958                NAP
  187    CIBC   Gateway 2000 - Chattanooga                        8,000         1998                NAP
  188     MID   U-Stor Facility                                  64,400         1995                NAP
  189     MID   17-33 Elm Street                                 14,722         1927                1998
  190     RFC   Montwood Village Shopping Center                 18,925         1997                NAP
  191     RFC   D Boys Office Building                           14,448         1996                1999
  192     MID   U-Stor Facility                                  60,700         1996                NAP
  193     MID   43 North Road                                    40,216         1988                1998
  194     RFC   Park Apartments                                      36         1984                NAP
  195     MID   The Champion Gardens Apartments                      81         1983                1998
  196     MID   168 South River Road                             18,779         1982                NAP
  197     RFC   The Pines Business Park                          21,900         1999                NAP
  198     MID   U-Stor Winchester II                             62,000         1996                NAP
  199     MID   Knowledge Beginnings (VI)                        10,106         1985                NAP
  200     MID   Knowledge Beginnings (VI)                        15,492         1985                NAP
  201    CIBC   233, 235, 237 East 111th Street                      48         1910                1998
  202     RFC   Sunset Shopping Center                           23,350         1971                NAP
  203     MID   Lauderhill Plaza                                 20,078         1988                NAP
  204     RFC   14401 South San Pedro Street                     68,546         1974                NAP
  205     RFC   Woods Cross Self Storage                         52,785         1997                NAP
  206     MID   Fresno Self Storage                              36,329         1973                1988
  207     MID   Crosstown Square Shopping Center                 12,276         1989                NAP
  208    CIBC   112-116 East 103rd Street                            30         1920                1998
  209     MID   Leon Trace Apartments                                72         1975                NAP
  210     RFC   Southern Oaks Apartments                             62         1958                1997
  211     RFC   Middletown Industrial                            49,296         1956                1982
  212     RFC   401-611 Braker Lane                              30,845         1973                1998
  213     RFC   Mandell Place                                     8,825         1936                1998
  214     MID   The Allendale Village Apartments                     96         1971                1997
  215     RFC   Roswell Point Shopping Center                     6,960         1999                NAP
  216     RFC   Royal Apartments                                     43         1974                NAP
  217     RFC   402 - 406 Albee Square                               40         1902                1991
  218     RFC   Mansfield Retail Center                           7,893         1999                NAP
  219     RFC   224 South 3rd Brooklyn                               33         1910                1995
  220     MID   Circuit City Land                               151,586         1995                NAP

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PROPERTY INFORMATION


 Loan
  No.   Seller  Property Name(2)                           Address
------------------------------------------------------------------------------------------------------------------
  221     RFC   Charles Garden Apartments                  190 SE 12th Avenue
  222     RFC   Blockbuster Video                          1235 Grand Avenue
  223     RFC   16-10 Caffrey Avenue                       16-10 Caffrey Avenue
  224     RFC   650 E 182 St                               650 East 182 St
  225     RFC   Temple Apartments                          13641 Temple Avenue



 Loan                                                                                                      Property
  No.   Seller  Property Name(2)                           City              State        Zip Code           Type
-----------------------------------------------------------------------------------------------------------------------
  221     RFC   Charles Garden Apartments                  Pompano Beach       FL          33606       Multifamily
  222     RFC   Blockbuster Video                          Baldwin             NY          11510       Retail
  223     RFC   16-10 Caffrey Avenue                       Far Rockaway        NY          11691       Multifamily
  224     RFC   650 E 182 St                               Bronx               NY          10459       Multifamily
  225     RFC   Temple Apartments                          La Puenta           CA          91746       Multifamily



 Loan                                                            Property                              Year                Year
  No.   Seller  Property Name(2)                                 Sub-Type         Units/NSF            Built             Renovated
------------------------------------------------------------------------------------------------------------------------------------
  221     RFC   Charles Garden Apartments                   Garden                          16         1970                1996
  222     RFC   Blockbuster Video                           Unanchored                   6,200         1970                1994
  223     RFC   16-10 Caffrey Avenue                        Garden                          20         1962                NAP
  224     RFC   650 E 182 St                                Low-Rise                        26         1930                1997
  225     RFC   Temple Apartments                           Garden                          10         1962                NAP

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

                                                                                                 Prepayment Code(10)

  Loan                                                                                  Lockout
  No.      Seller                           Property Name(2)             Seasoning(9)   Period    DEF    YM5   YM1    YM     5
----------------------------------------------------------------------------------------------------------------------------------
   1         MID     Campus Apartments                                        23          47                   66
   2        CIBC     17 John Street                                           4           28       85
   3         MID     San Croix Apartments                                     26          35                   78
   4        CIBC     4343 Commerce Court (A) (I)                              10          34       64
   5        CIBC     1051 North Kirk Road (A) (I)                             10          34       64
   6        CIBC     Narco River Business Center (A)                          6           30       83
   7         MID     Ryder Integrated Logistics                               6           36       80
   8        CIBC     Holiday Inn Rochester                                    3           27       86
   9         MID     Nevada Street Apartments                                 2           36       80
   10        MID     Camelot Apartments                                       5           59                   54
   11        MID     Neurocrine Biosciences                                   20          47                   66
   12        MID     CSC Office Building                                      5           36       79
   13        MID     Kinetic Systems Building (B)                             6           35       81
   14        MID     Globix Corporation Building (B)                          6           35       81
   15       CIBC     Summit Square                                            10          34       80
   16       CIBC     Bed, Bath & Beyond                                       9           33       80
   17        MID     The Quidel Building                                      5           35       81
   18        MID     Candletree Apartments                                    6           35                   78
   19       CIBC     Latham Crossing & Crossroads Plaza                       15          39       74
   20        RFC     Hampton Inn & Suites (II)                                2           26       90
   21        RFC     Big Bowl/Wildfire (II)                                   2           26       90
   22        MID     Backlick Center South                                    20          59                   57
   23       CIBC     Willow Run Business Center II                            11          35       78
   24        MID     East Side Plaza                                          22          47                   66
   25        RFC     Ritchie Highway Shopping Center                          2           26       90
   26       CIBC     Lincoln Park (C)                                         3           27       86
   27       CIBC     Pompano Merchandise Mart (C)                             3           27       86
   28        RFC     Big Kmart Shopping Center                                7           31       85
   29        RFC     Marston Park Plaza                                       4           28       51
   30       CIBC     Union Center                                             5           29       84
   31        MID     La Jolla Corporate Center                                6           35       81
   32       CIBC     Southlake Festival Shopping Center                       5           29       84
   33        RFC     HomeBase-Phoenix, AZ                                     3           26       90
   34        MID     Hyatt Suites Hotel                                       5           35       81
   35        RFC     Holiday Square Shopping Center                           5           29       87
   36        RFC     Stagecoach Plaza                                         1           25       91
   37        RFC     Today's Man Oxford Valley                                2           26       90
   38       CIBC     Parkway Corporate Plaza 138                              10          34       79
   39        MID     Lexington Commons Apartments                             20          59                   57
   40        MID     Regal Cinema                                             5           36       38
   41        MID     One Airport Center Office Building                       25          23                   90
   42        MID     San Pablo Apartments                                     25          59                   54
   43        MID     Oaks of Ashford Point Apartments                         4           35                   81
   44       CIBC     Comfort Inn - Philadelphia Airport                       5           29       84
   45        MID     Grouse Run Apartments                                    23          59                   54
   46        RFC     Avanex Building                                          2           26       90
   47        MID     The Regents Cove Apartments                              8           35                   81
   48       CIBC     156 10-40 Cross Bay Boulevard                            3           27       86
   49        MID     Freehold Executive Center                                3           36       80
   50        MID     K-Mart (D)                                               3           36      200


                                                                                        Prepayment Code(10)

  Loan
  No.      Seller                           Property Name(2)             4.5    4     3.5    3    2.5     2     1    Open
---------------------------------------------------------------------------------------------------------------------------------
   1         MID     Campus Apartments                                                                                7
   2        CIBC     17 John Street                                                                                   7
   3         MID     San Croix Apartments                                                                             7
   4        CIBC     4343 Commerce Court (A) (I)                                                                      7
   5        CIBC     1051 North Kirk Road (A) (I)                                                                     7
   6        CIBC     Narco River Business Center (A)                                                                  7
   7         MID     Ryder Integrated Logistics                                                                       4
   8        CIBC     Holiday Inn Rochester                                                                            7
   9         MID     Nevada Street Apartments                                                                         4
   10        MID     Camelot Apartments                                                                               7
   11        MID     Neurocrine Biosciences                                                                           7
   12        MID     CSC Office Building                                                                              5
   13        MID     Kinetic Systems Building (B)                                                                     4
   14        MID     Globix Corporation Building (B)                                                                  4
   15       CIBC     Summit Square                                                                                    7
   16       CIBC     Bed, Bath & Beyond                                                                               7
   17        MID     The Quidel Building                                                                              4
   18        MID     Candletree Apartments                                                                            7
   19       CIBC     Latham Crossing & Crossroads Plaza                                                               7
   20        RFC     Hampton Inn & Suites (II)                                                                        4
   21        RFC     Big Bowl/Wildfire (II)                                                                           4
   22        MID     Backlick Center South                                                                            4
   23       CIBC     Willow Run Business Center II                                                                    7
   24        MID     East Side Plaza                                                                                  7
   25        RFC     Ritchie Highway Shopping Center                                                                  4
   26       CIBC     Lincoln Park (C)                                                                                 7
   27       CIBC     Pompano Merchandise Mart (C)                                                                     7
   28        RFC     Big Kmart Shopping Center                                                                        4
   29        RFC     Marston Park Plaza                                                                               5
   30       CIBC     Union Center                                                                                     7
   31        MID     La Jolla Corporate Center                                                                        4
   32       CIBC     Southlake Festival Shopping Center                                                               7
   33        RFC     HomeBase-Phoenix, AZ                                                                             4
   34        MID     Hyatt Suites Hotel                                                                               4
   35        RFC     Holiday Square Shopping Center                                                                   4
   36        RFC     Stagecoach Plaza                                                                                 4
   37        RFC     Today's Man Oxford Valley                                                                        4
   38       CIBC     Parkway Corporate Plaza 138                                                                      7
   39        MID     Lexington Commons Apartments                                                                     4
   40        MID     Regal Cinema                                                                                     4
   41        MID     One Airport Center Office Building                                                               7
   42        MID     San Pablo Apartments                                                                             7
   43        MID     Oaks of Ashford Point Apartments                                                                 4
   44       CIBC     Comfort Inn - Philadelphia Airport                                                               7
   45        MID     Grouse Run Apartments                                                                            7
   46        RFC     Avanex Building                                                                                  4
   47        MID     The Regents Cove Apartments                                                                      4
   48       CIBC     156 10-40 Cross Bay Boulevard                                                                    7
   49        MID     Freehold Executive Center                                                                        4
   50        MID     K-Mart (D)                                                                                       4




                                                                           Total
  Loan                                                                   Admin Cost                   YM
  No.      Seller                           Property Name(2)             (bps) (11)                Code (22)
---------------------------------------------------------------------------------------------------------------------
   1         MID     Campus Apartments                                      8.78                       C
   2        CIBC     17 John Street                                         8.78                      NAP
   3         MID     San Croix Apartments                                  11.03                       A
   4        CIBC     4343 Commerce Court (A) (I)                            8.78                      NAP
   5        CIBC     1051 North Kirk Road (A) (I)                           8.78                      NAP
   6        CIBC     Narco River Business Center (A)                        8.78                      NAP
   7         MID     Ryder Integrated Logistics                             8.78                      NAP
   8        CIBC     Holiday Inn Rochester                                  8.78                      NAP
   9         MID     Nevada Street Apartments                              11.78                      NAP
   10        MID     Camelot Apartments                                     8.78                       A
   11        MID     Neurocrine Biosciences                                13.86                       A
   12        MID     CSC Office Building                                   11.78                      NAP
   13        MID     Kinetic Systems Building (B)                           8.78                      NAP
   14        MID     Globix Corporation Building (B)                        8.78                      NAP
   15       CIBC     Summit Square                                          8.78                      NAP
   16       CIBC     Bed, Bath & Beyond                                     8.78                      NAP
   17        MID     The Quidel Building                                    8.78                      NAP
   18        MID     Candletree Apartments                                 18.78                       A
   19       CIBC     Latham Crossing & Crossroads Plaza                     8.78                      NAP
   20        RFC     Hampton Inn & Suites (II)                             12.28                      NAP
   21        RFC     Big Bowl/Wildfire (II)                                12.28                      NAP
   22        MID     Backlick Center South                                 13.07                       A
   23       CIBC     Willow Run Business Center II                          8.78                      NAP
   24        MID     East Side Plaza                                       12.08                       C
   25        RFC     Ritchie Highway Shopping Center                        8.78                      NAP
   26       CIBC     Lincoln Park (C)                                       8.78                      NAP
   27       CIBC     Pompano Merchandise Mart (C)                           8.78                      NAP
   28        RFC     Big Kmart Shopping Center                              8.78                      NAP
   29        RFC     Marston Park Plaza                                     8.78                      NAP
   30       CIBC     Union Center                                           8.78                      NAP
   31        MID     La Jolla Corporate Center                             15.78                      NAP
   32       CIBC     Southlake Festival Shopping Center                     8.78                      NAP
   33        RFC     HomeBase-Phoenix, AZ                                   8.78                      NAP
   34        MID     Hyatt Suites Hotel                                    13.78                      NAP
   35        RFC     Holiday Square Shopping Center                         8.78                      NAP
   36        RFC     Stagecoach Plaza                                       8.78                      NAP
   37        RFC     Today's Man Oxford Valley                              8.78                      NAP
   38       CIBC     Parkway Corporate Plaza 138                            8.78                      NAP
   39        MID     Lexington Commons Apartments                           8.78                       A
   40        MID     Regal Cinema                                           8.78                      NAP
   41        MID     One Airport Center Office Building                     8.78                       A
   42        MID     San Pablo Apartments                                   8.78                       A
   43        MID     Oaks of Ashford Point Apartments                      18.78                       A
   44       CIBC     Comfort Inn - Philadelphia Airport                     8.78                      NAP
   45        MID     Grouse Run Apartments                                  8.78                       A
   46        RFC     Avanex Building                                        8.78                      NAP
   47        MID     The Regents Cove Apartments                            8.78                       A
   48       CIBC     156 10-40 Cross Bay Boulevard                          8.78                      NAP
   49        MID     Freehold Executive Center                              8.78                      NAP
   50        MID     K-Mart (D)                                            18.78                      NAP

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

                                                                                                         Prepayment Code(10)

  Loan                                                                                  Lockout
  No.      Seller                           Property Name(2)             Seasoning(9)   Period    DEF    YM5   YM1    YM     5
----------------------------------------------------------------------------------------------------------------------------------
   51        MID     K-Mart (D)                                               3           36      200
   52        MID     Seton Chase Apartments                                   6           35                   81
   53       CIBC     Tel Huron Shopping Center                                25          47       66
   54        MID     Quality Inn Sports Complex                               20          47                   126
   55        MID     Ramada Limited                                           20          59       61
   56        MID     Walker's Station Apartments                              19          59                   57
   57        MID     Saturn Electronics & Engineering                         3           36       80
   58        MID     Plaza Pointe                                             23          35                   81
   59        RFC     GAI-Tronics Corporation                                  5           29       87
   60       CIBC     2600 Building                                            6           30       83
   61       CIBC     Hoyt's Cinemas                                           3           27       86
   62       CIBC     Advance Auto Parts - York, PA (III)                      10          34       79
   63       CIBC     Advance Auto Parts - Harrisburg, PA (Swatara) (III)      10          34       79
   64       CIBC     Advance Auto Parts - Steelton, PA (III)                  10          34       79
   65       CIBC     Advance Auto Parts - Celina, OH (III)                    10          34       79
   66       CIBC     Advance Auto Parts - Youngstown, OH (III)                10          34       79
   67       CIBC     Advance Auto Parts - Warren, OH (III)                    10          34       79
   68       CIBC     Advance Auto Parts - Atlanta, GA (III)                   10          34       79
   69       CIBC     Advance Auto Parts - Penn Hills, PA (III)                10          34       79
   70       CIBC     Advance Auto Parts - Pontotoc, MS (III)                  10          34       79
   71        MID     Hampton Inn Maple Grove                                  20          89                   87
   72        RFC     Maple Tree Mall                                          5           29       87
   73        MID     The Sterling Falls Apartments                            20          35                   81
   74        RFC     Stelton Shopping Center                                  12          36       80
   75       CIBC     Parkview Towers                                          6           30       84
   76       CIBC     Unilab Building                                          5           29       84
   77        MID     Cambridge Apartments                                     19          59                   57
   78        MID     Tempe Plaza                                              5           35       81
   79        RFC     Byram Self-Storage                                       3           27      149
   80        MID     Sixth Street Building                                    20          59                   54
   81        MID     Lake Pine Apartments                                     21          59             57
   82        RFC     Las Lomas Apartments                                     6           30      146
   83        RFC     Pinellas Industrial Center                               4           28       88
   84       CIBC     Mount Joy Square                                         9           33       80
   85        MID     Town & Country Apartments (Phase II)                     22          59                   54
   86        MID     Bartles Corner Business Park                             5           36       80
   87        RFC     Jeffery Manor Shopping Center                            3           27       89
   88        MID     Eckerd's Drug Store                                      8           36       77
   89        MID     Clayton Apartments and Duplexes                          22          59                            54
   90        MID     Regal Cinemas 12-Screen Movie Theatre                    3           36       92
   91        RFC     1506 N. Lee Trevino                                      4           28      208
   92        MID     Eckerd Pharmacy                                          8           36       77
   93        MID     Kroger Grocery Store                                     19          59                   57
   94       CIBC     Datatec Warehouse                                        8           32       81
   95        MID     Legacy Business Park Medical Office 8 (E)                23          59                   54
   96        MID     Legacy Business Park Medical Office - 4 (E)              23          59                   54
   97        MID     East Los Angeles Retail Center                           21          59                   54
   98        MID     Acadia Park Apartments                                   22          59                   54
   99        MID     Eckerd's Drug Store                                      8           36       77
  100        MID     Dana Innovations                                         5           35       81


                                                                                   Prepayment Code(10)

  Loan
  No.      Seller                           Property Name(2)             4.5    4     3.5    3    2.5     2     1    Open
---------------------------------------------------------------------------------------------------------------------------------
   51        MID     K-Mart (D)                                                                                       4
   52        MID     Seton Chase Apartments                                                                           4
   53       CIBC     Tel Huron Shopping Center                                                                        7
   54        MID     Quality Inn Sports Complex                                                                       7
   55        MID     Ramada Limited                                                                                  NAP
   56        MID     Walker's Station Apartments                                                                      4
   57        MID     Saturn Electronics & Engineering                                                                 4
   58        MID     Plaza Pointe                                                                                     4
   59        RFC     GAI-Tronics Corporation                                                                          4
   60       CIBC     2600 Building                                                                                    7
   61       CIBC     Hoyt's Cinemas                                                                                   7
   62       CIBC     Advance Auto Parts - York, PA (III)                                                              7
   63       CIBC     Advance Auto Parts - Harrisburg, PA (Swatara) (III)                                              7
   64       CIBC     Advance Auto Parts - Steelton, PA (III)                                                          7
   65       CIBC     Advance Auto Parts - Celina, OH (III)                                                            7
   66       CIBC     Advance Auto Parts - Youngstown, OH (III)                                                        7
   67       CIBC     Advance Auto Parts - Warren, OH (III)                                                            7
   68       CIBC     Advance Auto Parts - Atlanta, GA (III)                                                           7
   69       CIBC     Advance Auto Parts - Penn Hills, PA (III)                                                        7
   70       CIBC     Advance Auto Parts - Pontotoc, MS (III)                                                          7
   71        MID     Hampton Inn Maple Grove                                                                          4
   72        RFC     Maple Tree Mall                                                                                  4
   73        MID     The Sterling Falls Apartments                                                                    4
   74        RFC     Stelton Shopping Center                                                                          4
   75       CIBC     Parkview Towers                                                                                  7
   76       CIBC     Unilab Building                                                                                  7
   77        MID     Cambridge Apartments                                                                             4
   78        MID     Tempe Plaza                                                                                      4
   79        RFC     Byram Self-Storage                                                                               4
   80        MID     Sixth Street Building                                                                            7
   81        MID     Lake Pine Apartments                                                                             4
   82        RFC     Las Lomas Apartments                                                                             4
   83        RFC     Pinellas Industrial Center                                                                       4
   84       CIBC     Mount Joy Square                                                                                 7
   85        MID     Town & Country Apartments (Phase II)                                                             7
   86        MID     Bartles Corner Business Park                                                                     4
   87        RFC     Jeffery Manor Shopping Center                                                                    4
   88        MID     Eckerd's Drug Store                                                                              7
   89        MID     Clayton Apartments and Duplexes                                                                  7
   90        MID     Regal Cinemas 12-Screen Movie Theatre                                                            4
   91        RFC     1506 N. Lee Trevino                                                                              4
   92        MID     Eckerd Pharmacy                                                                                  7
   93        MID     Kroger Grocery Store                                                                             4
   94       CIBC     Datatec Warehouse                                                                                7
   95        MID     Legacy Business Park Medical Office 8 (E)                                                        7
   96        MID     Legacy Business Park Medical Office - 4 (E)                                                      7
   97        MID     East Los Angeles Retail Center                                                                   7
   98        MID     Acadia Park Apartments                                                                           7
   99        MID     Eckerd's Drug Store                                                                              7
  100        MID     Dana Innovations                                                                                 4


                                                                            Total
  Loan                                                                    Admin Cost                   YM
  No.      Seller                           Property Name(2)              (bps) (11)                Code (22)
----------------------------------------------------------------------------------------------------------------------
   51        MID     K-Mart (D)                                             18.78                      NAP
   52        MID     Seton Chase Apartments                                  8.78                       A
   53       CIBC     Tel Huron Shopping Center                               8.78                      NAP
   54        MID     Quality Inn Sports Complex                              8.78                       A
   55        MID     Ramada Limited                                          8.78                      NAP
   56        MID     Walker's Station Apartments                            10.78                       A
   57        MID     Saturn Electronics & Engineering                       11.78                      NAP
   58        MID     Plaza Pointe                                           17.96                       A
   59        RFC     GAI-Tronics Corporation                                 8.78                      NAP
   60       CIBC     2600 Building                                           8.78                      NAP
   61       CIBC     Hoyt's Cinemas                                          8.78                      NAP
   62       CIBC     Advance Auto Parts - York, PA (III)                     8.78                      NAP
   63       CIBC     Advance Auto Parts - Harrisburg, PA (Swatara) (III)     8.78                      NAP
   64       CIBC     Advance Auto Parts - Steelton, PA (III)                 8.78                      NAP
   65       CIBC     Advance Auto Parts - Celina, OH (III)                   8.78                      NAP
   66       CIBC     Advance Auto Parts - Youngstown, OH (III)               8.78                      NAP
   67       CIBC     Advance Auto Parts - Warren, OH (III)                   8.78                      NAP
   68       CIBC     Advance Auto Parts - Atlanta, GA (III)                  8.78                      NAP
   69       CIBC     Advance Auto Parts - Penn Hills, PA (III)               8.78                      NAP
   70       CIBC     Advance Auto Parts - Pontotoc, MS (III)                 8.78                      NAP
   71        MID     Hampton Inn Maple Grove                                18.78                       A
   72        RFC     Maple Tree Mall                                         8.78                      NAP
   73        MID     The Sterling Falls Apartments                          18.78                       A
   74        RFC     Stelton Shopping Center                                 8.78                      NAP
   75       CIBC     Parkview Towers                                         8.78                      NAP
   76       CIBC     Unilab Building                                         8.78                      NAP
   77        MID     Cambridge Apartments                                    8.78                       A
   78        MID     Tempe Plaza                                            18.78                      NAP
   79        RFC     Byram Self-Storage                                      8.78                      NAP
   80        MID     Sixth Street Building                                   8.78                       A
   81        MID     Lake Pine Apartments                                    8.78                       A
   82        RFC     Las Lomas Apartments                                    8.78                      NAP
   83        RFC     Pinellas Industrial Center                              8.78                      NAP
   84       CIBC     Mount Joy Square                                        8.78                      NAP
   85        MID     Town & Country Apartments (Phase II)                    8.78                       A
   86        MID     Bartles Corner Business Park                            8.78                      NAP
   87        RFC     Jeffery Manor Shopping Center                           8.78                      NAP
   88        MID     Eckerd's Drug Store                                     8.78                      NAP
   89        MID     Clayton Apartments and Duplexes                         8.78                       A
   90        MID     Regal Cinemas 12-Screen Movie Theatre                  16.78                      NAP
   91        RFC     1506 N. Lee Trevino                                     9.78                      NAP
   92        MID     Eckerd Pharmacy                                         8.78                      NAP
   93        MID     Kroger Grocery Store                                    8.78                       A
   94       CIBC     Datatec Warehouse                                       8.78                      NAP
   95        MID     Legacy Business Park Medical Office 8 (E)              13.78                       A
   96        MID     Legacy Business Park Medical Office - 4 (E)            13.78                       A
   97        MID     East Los Angeles Retail Center                         18.78                       A
   98        MID     Acadia Park Apartments                                  8.78                       A
   99        MID     Eckerd's Drug Store                                     8.78                      NAP
  100        MID     Dana Innovations                                       18.78                      NAP

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

                                                                                                              Prepayment Code(10)

  Loan                                                                                  Lockout
  No.      Seller                           Property Name(2)             Seasoning(9)   Period    DEF    YM5   YM1    YM     5
----------------------------------------------------------------------------------------------------------------------------------
  101        MID     Eckerd's Drug Store                                      8           36       77
  102        RFC     Oregon Court (F)                                         5           29      147
  103        RFC     Oregon Arms (F)                                          5           29      147
  104        MID     Eckerd Drugs                                             8           36       80
  105       CIBC     Dicks Clothing and Sporting Goods                        7           31       82
  106       CIBC     Sugarland Shopping Center                                10          34       79
  107        MID     Eckerd Drug Store                                        5           36       80
  108        RFC     Bassett Furniture Store                                  3           27       89
  109       CIBC     Oak Leaf West                                            11          35       78
  110       CIBC     2000 White Elks Springs Court                            4           28       85
  111       CIBC     Triangle Shopping Center                                 5           29       84
  112       CIBC     Northern Medical Offices                                 11          35       78
  113        MID     Bronco Apartments                                        21          47                   66
  114        MID     K-Mart                                                   5           35      201
  115        RFC     Villa Eleni                                              2           26       90
  116        MID     Perkins Place & Fox Ridge (IV)                           3           36       77
  117        MID     Barrington Hills Apartments (IV)                         3           36       77
  118        MID     McDuffee Brook Place (IV)                                3           36       77
  119        MID     Kearsarge Apartments (IV)                                3           36       77
  120        RFC     Agawam Industrial Building                               3           27       89
  121       CIBC     Tampa Multifamily Portfolio                              5           29       84
  122        RFC     Park Place II Office Building                            4           28       88
  123        MID     The Sequoia Institute                                    5           35       81
  124        MID     Staples                                                  6           36       80
  125        MID     Brookwood Townhomes                                      4           36       56
  126        MID     Staples Office Supply Store                              9           36       80
  127       CIBC     Jefferson Pilot Financial Center                         5           29       84
  128        MID     Eckerd Drug Store                                        6           36       80
  129        MID     Staples Property                                         9           36       80
  130        MID     CVS Drugstore                                            7           36      200
  131       CIBC     Maple Building                                           8           32       81
  132        MID     Woodward Avenue Office Building                          2           36       80
  133        RFC     Alameda Towne Centre                                     3           27      209
  134       CIBC     Park Place Apartments                                    9           33       80
  135       CIBC     244-48 East 117th Street                                 11          35       78
  136        MID     Prudential Office Building                               5           59                   54
  137        MID     1/2 Price Store                                          8           35       81
  138        MID     Sunshine Square Shopping Center                          20          47                   66
  139        RFC     Westfair Center                                          3           27       89
  140       CIBC     Bell Gardens Shopping Center                             9           33       80
  141        MID     Staples                                                  7           36       80
  142       CIBC     Morgan Garden Apartments                                 4           28       85
  143       CIBC     Colonial Garden Apartments                               5           29       84
  144        MID     170 West Road                                            6           36       80
  145        RFC     Lamar Industrial Center                                  4           28       88
  146        MID     Columbus Plaza Shopping Center                           7           36       80
  147        RFC     Lakeshore Village Office Complex                         5           29       87
  148        MID     The Lucent Technologies Building                         4           36       80
  149        MID     Leonard Professional Building                            5           36       80
  150       CIBC     Cross River Mill                                         9           33       80


                                                                                   Prepayment Code(10)

  Loan
  No.      Seller                           Property Name(2)             4.5    4     3.5    3    2.5     2     1    Open
----------------------------------------------------------------------------------------------------------------------------------
  101        MID     Eckerd's Drug Store                                                                              7
  102        RFC     Oregon Court (F)                                                                                 4
  103        RFC     Oregon Arms (F)                                                                                  4
  104        MID     Eckerd Drugs                                                                                     4
  105       CIBC     Dicks Clothing and Sporting Goods                                                                7
  106       CIBC     Sugarland Shopping Center                                                                        7
  107        MID     Eckerd Drug Store                                                                                4
  108        RFC     Bassett Furniture Store                                                                          4
  109       CIBC     Oak Leaf West                                                                                    7
  110       CIBC     2000 White Elks Springs Court                                                                    7
  111       CIBC     Triangle Shopping Center                                                                         7
  112       CIBC     Northern Medical Offices                                                                         7
  113        MID     Bronco Apartments                                                                                7
  114        MID     K-Mart                                                                                           4
  115        RFC     Villa Eleni                                                                                      4
  116        MID     Perkins Place & Fox Ridge (IV)                                                                   7
  117        MID     Barrington Hills Apartments (IV)                                                                 7
  118        MID     McDuffee Brook Place (IV)                                                                        7
  119        MID     Kearsarge Apartments (IV)                                                                        7
  120        RFC     Agawam Industrial Building                                                                       4
  121       CIBC     Tampa Multifamily Portfolio                                                                      7
  122        RFC     Park Place II Office Building                                                                    4
  123        MID     The Sequoia Institute                                                                            4
  124        MID     Staples                                                                                          4
  125        MID     Brookwood Townhomes                                                                              4
  126        MID     Staples Office Supply Store                                                                      4
  127       CIBC     Jefferson Pilot Financial Center                                                                 7
  128        MID     Eckerd Drug Store                                                                                4
  129        MID     Staples Property                                                                                 4
  130        MID     CVS Drugstore                                                                                    4
  131       CIBC     Maple Building                                                                                   7
  132        MID     Woodward Avenue Office Building                                                                  4
  133        RFC     Alameda Towne Centre                                                                             4
  134       CIBC     Park Place Apartments                                                                            7
  135       CIBC     244-48 East 117th Street                                                                         7
  136        MID     Prudential Office Building                                                                       7
  137        MID     1/2 Price Store                                                                                  4
  138        MID     Sunshine Square Shopping Center                                                                  7
  139        RFC     Westfair Center                                                                                  4
  140       CIBC     Bell Gardens Shopping Center                                                                     7
  141        MID     Staples                                                                                          4
  142       CIBC     Morgan Garden Apartments                                                                         7
  143       CIBC     Colonial Garden Apartments                                                                       7
  144        MID     170 West Road                                                                                    4
  145        RFC     Lamar Industrial Center                                                                          4
  146        MID     Columbus Plaza Shopping Center                                                                   4
  147        RFC     Lakeshore Village Office Complex                                                                 4
  148        MID     The Lucent Technologies Building                                                                 4
  149        MID     Leonard Professional Building                                                                    4
  150       CIBC     Cross River Mill                                                                                 7


                                                                           Total
  Loan                                                                   Admin Cost                   YM
  No.      Seller                           Property Name(2)             (bps) (11)                Code (22)
---------------------------------------------------------------------------------------------------------------------
  101        MID     Eckerd's Drug Store                                    8.78                      NAP
  102        RFC     Oregon Court (F)                                       8.78                      NAP
  103        RFC     Oregon Arms (F)                                        8.78                      NAP
  104        MID     Eckerd Drugs                                           8.78                      NAP
  105       CIBC     Dicks Clothing and Sporting Goods                      8.78                      NAP
  106       CIBC     Sugarland Shopping Center                              8.78                      NAP
  107        MID     Eckerd Drug Store                                      8.78                      NAP
  108        RFC     Bassett Furniture Store                               11.28                      NAP
  109       CIBC     Oak Leaf West                                          8.78                      NAP
  110       CIBC     2000 White Elks Springs Court                          8.78                      NAP
  111       CIBC     Triangle Shopping Center                               8.78                      NAP
  112       CIBC     Northern Medical Offices                               8.78                      NAP
  113        MID     Bronco Apartments                                     18.78                       A
  114        MID     K-Mart                                                18.78                      NAP
  115        RFC     Villa Eleni                                            8.78                      NAP
  116        MID     Perkins Place & Fox Ridge (IV)                        18.78                      NAP
  117        MID     Barrington Hills Apartments (IV)                      18.78                      NAP
  118        MID     McDuffee Brook Place (IV)                             18.78                      NAP
  119        MID     Kearsarge Apartments (IV)                             18.78                      NAP
  120        RFC     Agawam Industrial Building                            11.28                      NAP
  121       CIBC     Tampa Multifamily Portfolio                            8.78                      NAP
  122        RFC     Park Place II Office Building                          8.78                      NAP
  123        MID     The Sequoia Institute                                 18.78                      NAP
  124        MID     Staples                                                8.78                      NAP
  125        MID     Brookwood Townhomes                                    8.78                      NAP
  126        MID     Staples Office Supply Store                            8.78                      NAP
  127       CIBC     Jefferson Pilot Financial Center                       8.78                      NAP
  128        MID     Eckerd Drug Store                                     18.78                      NAP
  129        MID     Staples Property                                       8.78                      NAP
  130        MID     CVS Drugstore                                          8.78                      NAP
  131       CIBC     Maple Building                                         8.78                      NAP
  132        MID     Woodward Avenue Office Building                        8.78                      NAP
  133        RFC     Alameda Towne Centre                                  11.28                      NAP
  134       CIBC     Park Place Apartments                                  8.78                      NAP
  135       CIBC     244-48 East 117th Street                               8.78                      NAP
  136        MID     Prudential Office Building                             8.78                       A
  137        MID     1/2 Price Store                                        8.78                      NAP
  138        MID     Sunshine Square Shopping Center                        8.78                       D
  139        RFC     Westfair Center                                        8.78                      NAP
  140       CIBC     Bell Gardens Shopping Center                           8.78                      NAP
  141        MID     Staples                                                8.78                      NAP
  142       CIBC     Morgan Garden Apartments                               8.78                      NAP
  143       CIBC     Colonial Garden Apartments                             8.78                      NAP
  144        MID     170 West Road                                         18.78                      NAP
  145        RFC     Lamar Industrial Center                               11.28                      NAP
  146        MID     Columbus Plaza Shopping Center                         8.78                      NAP
  147        RFC     Lakeshore Village Office Complex                       8.78                      NAP
  148        MID     The Lucent Technologies Building                       8.78                      NAP
  149        MID     Leonard Professional Building                         18.78                      NAP
  150       CIBC     Cross River Mill                                       8.78                      NAP

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

                                                                                                           Prepayment Code(10)

  Loan                                                                                  Lockout
  No.      Seller                           Property Name(2)             Seasoning(9)   Period    DEF    YM5   YM1    YM     5
----------------------------------------------------------------------------------------------------------------------------------
  151        MID     Steele's Market                                          5           59                   57
  152       CIBC     The Commonwealth Building                                9           33       80
  153       CIBC     Gateway 2000 - Hobart                                    11          35       78
  154        MID     Frolics Plaza                                            3           36       80
  155        RFC     Lorain Apartments                                        5           29       87
  156        RFC     Opdyke Investments                                       3           27       89
  157        MID     Sungard Financial Systems Office Property                9           35       81
  158        RFC     420 Clinton Avenue                                       20          47                   67
  159       CIBC     Village Shoppes of Paradise Beach                        11          35       78
  160        MID     Tiscor Corporate Office Building                         19          59                   57
  161        MID     Omnicare Building                                        7           36       80
  162       CIBC     Best Western                                             3           27       86
  163        RFC     Ironwood Apartments                                      7           48                   65
  164        RFC     Crossroads South Shopping Center                         3           27       89
  165        MID     West Wind Apartments Phase IV                            7           36       80
  166       CIBC     Chastain Pines Apartments                                9           33       80
  167        MID     166 South River Road                                     19          59                   57
  168       CIBC     Grayco Apartments                                        5           29       84
  169        RFC     Mill Road Warehouse                                      4           28       88
  170        MID     Reseda Retail Building                                   21          59                   57
  171        MID     Mesa Engineering Systems, Inc.                           19          59             57
  172        MID     Concord Garden Apartments                                4           36       80
  173        RFC     233 Jamaica Avenue                                       20          47                   67
  174        MID     Goffstown Village Apartments (V)                         22          59                   54
  175        MID     Maple Leaf Apartments (V)                                22          59                   54
  176       CIBC     Gateway 2000 - Columbia                                  11          35       78
  177        RFC     Kenworthy Medical Building                               3           27      209
  178        MID     Lakes Mini Storage                                       6           59                   54
  179        MID     Town & Country Apartments Phase I                        22          59                   54
  180        MID     Tucson East Apartments                                   19          59                   57
  181        RFC     Pal Ex, Inc.                                             4           28       88
  182        RFC     312-332 East Rosecrans Avenue                            5           48                   67
  183        MID     Building 35 - Corporate Woods                            9           35       81
  184        RFC     Art Museum Apartments                                    2           26       90
  185       CIBC     Gateway 2000 - Henderson                                 11          35       78
  186        MID     Helicomb International Plant                             19          47                   66
  187       CIBC     Gateway 2000 - Chattanooga                               11          35       78
  188        MID     U-Stor Facility                                          21          119                  114
  189        MID     17-33 Elm Street                                         3           36       80
  190        RFC     Montwood Village Shopping Center                         3           27      209
  191        RFC     D Boys Office Building                                   2           26       90
  192        MID     U-Stor Facility                                          21          119                  114
  193        MID     43 North Road                                            19          59                   57
  194        RFC     Park Apartments                                          4           28       88
  195        MID     The Champion Gardens Apartments                          6           36      140
  196        MID     168 South River Road                                     19          59                   57
  197        RFC     The Pines Business Park                                  5           29       87
  198        MID     U-Stor Winchester II                                     21          119                  114
  199        MID     Knowledge Beginnings (VI)                                3           36       80
  200        MID     Knowledge Beginnings (VI)                                3           36       80

                                                                                   Prepayment Code(10)

  Loan
  No.      Seller                           Property Name(2)             4.5    4     3.5    3    2.5     2     1    Open
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      4
  151        MID     Steele's Market                                                                                  4
  152       CIBC     The Commonwealth Building                                                                        7
  153       CIBC     Gateway 2000 - Hobart                                                                            7
  154        MID     Frolics Plaza                                                                                    4
  155        RFC     Lorain Apartments                                                                                4
  156        RFC     Opdyke Investments                                                                               4
  157        MID     Sungard Financial Systems Office Property                                                        4
  158        RFC     420 Clinton Avenue                                                                               6
  159       CIBC     Village Shoppes of Paradise Beach                                                                7
  160        MID     Tiscor Corporate Office Building                                                                 4
  161        MID     Omnicare Building                                                                                4
  162       CIBC     Best Western                                                                                     7
  163        RFC     Ironwood Apartments                                                                              7
  164        RFC     Crossroads South Shopping Center                                                                 4
  165        MID     West Wind Apartments Phase IV                                                                    4
  166       CIBC     Chastain Pines Apartments                                                                        7
  167        MID     166 South River Road                                                                             4
  168       CIBC     Grayco Apartments                                                                                7
  169        RFC     Mill Road Warehouse                                                                              4
  170        MID     Reseda Retail Building                                                                           4
  171        MID     Mesa Engineering Systems, Inc.                                                                   4
  172        MID     Concord Garden Apartments                                                                        4
  173        RFC     233 Jamaica Avenue                                                                               6
  174        MID     Goffstown Village Apartments (V)                                                                 7
  175        MID     Maple Leaf Apartments (V)                                                                        7
  176       CIBC     Gateway 2000 - Columbia                                                                          7
  177        RFC     Kenworthy Medical Building                                                                       4
  178        MID     Lakes Mini Storage                                                                               7
  179        MID     Town & Country Apartments Phase I                                                                7
  180        MID     Tucson East Apartments                                                                           4
  181        RFC     Pal Ex, Inc.                                                                                     4
  182        RFC     312-332 East Rosecrans Avenue                                                                    5
  183        MID     Building 35 - Corporate Woods                                                                    4
  184        RFC     Art Museum Apartments                                                                            4
  185       CIBC     Gateway 2000 - Henderson                                                                         7
  186        MID     Helicomb International Plant                                                                     7
  187       CIBC     Gateway 2000 - Chattanooga                                                                       7
  188        MID     U-Stor Facility                                                                                  7
  189        MID     17-33 Elm Street                                                                                 4
  190        RFC     Montwood Village Shopping Center                                                                 4
  191        RFC     D Boys Office Building                                                                           4
  192        MID     U-Stor Facility                                                                                  7
  193        MID     43 North Road                                                                                    4
  194        RFC     Park Apartments                                                                                  4
  195        MID     The Champion Gardens Apartments                                                                  4
  196        MID     168 South River Road                                                                             4
  197        RFC     The Pines Business Park                                                                          4
  198        MID     U-Stor Winchester II                                                                             7
  199        MID     Knowledge Beginnings (VI)                                                                        4
  200        MID     Knowledge Beginnings (VI)                                                                        4


                                                                           Total
  Loan                                                                   Admin Cost                   YM
  No.      Seller                           Property Name(2)             (bps) (11)                Code (22)
---------------------------------------------------------------------------------------------------------------------
  151        MID     Steele's Market                                        8.78                       A
  152       CIBC     The Commonwealth Building                              8.78                      NAP
  153       CIBC     Gateway 2000 - Hobart                                  8.78                      NAP
  154        MID     Frolics Plaza                                          8.78                      NAP
  155        RFC     Lorain Apartments                                      8.78                      NAP
  156        RFC     Opdyke Investments                                     8.78                      NAP
  157        MID     Sungard Financial Systems Office Property             18.78                      NAP
  158        RFC     420 Clinton Avenue                                     8.78                       B
  159       CIBC     Village Shoppes of Paradise Beach                      8.78                      NAP
  160        MID     Tiscor Corporate Office Building                       8.78                       A
  161        MID     Omnicare Building                                      8.78                      NAP
  162       CIBC     Best Western                                           8.78                      NAP
  163        RFC     Ironwood Apartments                                    8.78                       B
  164        RFC     Crossroads South Shopping Center                       8.78                      NAP
  165        MID     West Wind Apartments Phase IV                          8.78                      NAP
  166       CIBC     Chastain Pines Apartments                              8.78                      NAP
  167        MID     166 South River Road                                   8.78                       A
  168       CIBC     Grayco Apartments                                      8.78                      NAP
  169        RFC     Mill Road Warehouse                                    8.78                      NAP
  170        MID     Reseda Retail Building                                 8.78                       A
  171        MID     Mesa Engineering Systems, Inc.                         8.78                       A
  172        MID     Concord Garden Apartments                              8.78                      NAP
  173        RFC     233 Jamaica Avenue                                     8.78                       B
  174        MID     Goffstown Village Apartments (V)                       8.78                       A
  175        MID     Maple Leaf Apartments (V)                              8.78                       A
  176       CIBC     Gateway 2000 - Columbia                                8.78                      NAP
  177        RFC     Kenworthy Medical Building                            11.28                      NAP
  178        MID     Lakes Mini Storage                                    18.78                       A
  179        MID     Town & Country Apartments Phase I                      8.78                       A
  180        MID     Tucson East Apartments                                16.78                       A
  181        RFC     Pal Ex, Inc.                                          11.28                      NAP
  182        RFC     312-332 East Rosecrans Avenue                          8.78                       B
  183        MID     Building 35 - Corporate Woods                          8.78                      NAP
  184        RFC     Art Museum Apartments                                  8.78                      NAP
  185       CIBC     Gateway 2000 - Henderson                               8.78                      NAP
  186        MID     Helicomb International Plant                           8.78                       D
  187       CIBC     Gateway 2000 - Chattanooga                             8.78                      NAP
  188        MID     U-Stor Facility                                        8.78                       A
  189        MID     17-33 Elm Street                                       8.78                      NAP
  190        RFC     Montwood Village Shopping Center                      11.28                      NAP
  191        RFC     D Boys Office Building                                 8.78                      NAP
  192        MID     U-Stor Facility                                        8.78                       A
  193        MID     43 North Road                                          8.78                       C
  194        RFC     Park Apartments                                        8.78                      NAP
  195        MID     The Champion Gardens Apartments                        8.78                      NAP
  196        MID     168 South River Road                                   8.78                       A
  197        RFC     The Pines Business Park                                8.78                      NAP
  198        MID     U-Stor Winchester II                                   8.78                       A
  199        MID     Knowledge Beginnings (VI)                              8.78                      NAP
  200        MID     Knowledge Beginnings (VI)                              8.78                      NAP

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
PREPAYMENT AND SERVICING INFORMATION

                                                                                                             Prepayment Code(10)

  Loan                                                                                  Lockout
  No.      Seller                           Property Name(2)             Seasoning(9)   Period    DEF    YM5   YM1    YM     5
----------------------------------------------------------------------------------------------------------------------------------
  201       CIBC     233, 235, 237 East 111th Street                          11          35       78
  202        RFC     Sunset Shopping Center                                   3           27       89
  203        MID     Lauderhill Plaza                                         19          59                   57
  204        RFC     14401 South San Pedro Street                             5           48                   67
  205        RFC     Woods Cross Self Storage                                 3           27       89
  206        MID     Fresno Self Storage                                      20          59                   57
  207        MID     Crosstown Square Shopping Center                         9           35       81
  208       CIBC     112-116 East 103rd Street                                11          35       78
  209        MID     Leon Trace Apartments                                    21          47                   66
  210        RFC     Southern Oaks Apartments                                 27          119                  55
  211        RFC     Middletown Industrial                                    3           27       89
  212        RFC     401-611 Braker Lane                                      1           25       91
  213        RFC     Mandell Place                                            2           48                                  12
  214        MID     The Allendale Village Apartments                         19          119                  117
  215        RFC     Roswell Point Shopping Center                            3           27       89
  216        RFC     Royal Apartments                                         11          48                   65
  217        RFC     402 - 406 Albee Square                                   20          47                   66
  218        RFC     Mansfield Retail Center                                  4           28       88
  219        RFC     224 South 3rd Brooklyn                                   8           48                   65
  220        MID     Circuit City Land                                        7           36       80
  221        RFC     Charles Garden Apartments                                11          48                   65
  222        RFC     Blockbuster Video                                        3           47                   69
  223        RFC     16-10 Caffrey Avenue                                     20          47                   66
  224        RFC     650 E 182 St                                             25          179                  55
  225        RFC     Temple Apartments                                        26          119                  54
                     Total/Weighted Average                                   10


                                                                                   Prepayment Code(10)

  Loan
  No.      Seller                           Property Name(2)             4.5    4     3.5    3    2.5     2     1    Open
---------------------------------------------------------------------------------------------------------------------------------
  201       CIBC     233, 235, 237 East 111th Street                                                                  7
  202        RFC     Sunset Shopping Center                                                                           4
  203        MID     Lauderhill Plaza                                                                                 4
  204        RFC     14401 South San Pedro Street                                                                     5
  205        RFC     Woods Cross Self Storage                                                                         4
  206        MID     Fresno Self Storage                                                                              4
  207        MID     Crosstown Square Shopping Center                                                                 4
  208       CIBC     112-116 East 103rd Street                                                                        7
  209        MID     Leon Trace Apartments                                                                            7
  210        RFC     Southern Oaks Apartments                                                                         6
  211        RFC     Middletown Industrial                                                                            4
  212        RFC     401-611 Braker Lane                                                                              4
  213        RFC     Mandell Place                                                12          12           12    20   4
  214        MID     The Allendale Village Apartments                                                                 4
  215        RFC     Roswell Point Shopping Center                                                                    4
  216        RFC     Royal Apartments                                                                                 7
  217        RFC     402 - 406 Albee Square                                                                           7
  218        RFC     Mansfield Retail Center                                                                          4
  219        RFC     224 South 3rd Brooklyn                                                                           7
  220        MID     Circuit City Land                                                                                4
  221        RFC     Charles Garden Apartments                                                                        7
  222        RFC     Blockbuster Video                                                                                4
  223        RFC     16-10 Caffrey Avenue                                                                             7
  224        RFC     650 E 182 St                                                                                     6
  225        RFC     Temple Apartments                                                                                7
                     Total/Weighted Average



                                                                            Total
  Loan                                                                    Admin Cost                   YM
  No.      Seller                           Property Name(2)              (bps) (11)                Code (22)
----------------------------------------------------------------------------------------------------------------------
  201       CIBC     233, 235, 237 East 111th Street                         8.78                      NAP
  202        RFC     Sunset Shopping Center                                  8.78                      NAP
  203        MID     Lauderhill Plaza                                        8.78                       A
  204        RFC     14401 South San Pedro Street                            8.78                       B
  205        RFC     Woods Cross Self Storage                                8.78                      NAP
  206        MID     Fresno Self Storage                                     8.78                       A
  207        MID     Crosstown Square Shopping Center                       18.78                      NAP
  208       CIBC     112-116 East 103rd Street                               8.78                      NAP
  209        MID     Leon Trace Apartments                                  18.78                       A
  210        RFC     Southern Oaks Apartments                                8.78                       B
  211        RFC     Middletown Industrial                                   8.78                      NAP
  212        RFC     401-611 Braker Lane                                    11.28                      NAP
  213        RFC     Mandell Place                                          11.28                      NAP
  214        MID     The Allendale Village Apartments                       18.78                       A
  215        RFC     Roswell Point Shopping Center                           8.78                      NAP
  216        RFC     Royal Apartments                                        8.78                       B
  217        RFC     402 - 406 Albee Square                                  8.78                       B
  218        RFC     Mansfield Retail Center                                 8.78                      NAP
  219        RFC     224 South 3rd Brooklyn                                  8.78                       B
  220        MID     Circuit City Land                                       8.78                      NAP
  221        RFC     Charles Garden Apartments                               8.78                       B
  222        RFC     Blockbuster Video                                       8.78                       B
  223        RFC     16-10 Caffrey Avenue                                    8.78                       B
  224        RFC     650 E 182 St                                            8.78                       B
  225        RFC     Temple Apartments                                       8.78                       B
                     Total/Weighted Average

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
ESCROW INFORMATION


                                                                            Monthly(13)    Upfront(14)  5/15/2000(15)    Monthly(16)
  Loan                                                                        Capex           Capex           Capex       Insurance
   No.       Seller                     Property Name(2)                      Escrow          Escrow         Balance        Escrow
------------------------------------------------------------------------------------------------------------------------------------
    1          MID      Campus Apartments                                                    $376,200       $148,806       $18,733
    2         CIBC      17 John Street                                        $2,313          $2,313         $6,959         $2,792
    3          MID      San Croix Apartments                                                                                $2,355
    4         CIBC      4343 Commerce Court (A) (I)                           $7,040         $24,315        $248,146
    5         CIBC      1051 North Kirk Road (A) (I)                          $1,833          $6,331         $64,613
    6         CIBC      Narco River Business Center (A)                       $1,090          $1,090         $5,479          $242
    7          MID      Ryder Integrated Logistics                                           $20,000
    8         CIBC      Holiday Inn Rochester                                $33,242         $33,242         $66,597        $3,623
    9          MID      Nevada Street Apartments                                             $75,000         $75,308
   10          MID      Camelot Apartments                                                                                  $2,439
   11          MID      Neurocrine Biosciences                                                                              $1,632
   12          MID      CSC Office Building
   13          MID      Kinetic Systems Building (B)
   14          MID      Globix Corporation Building (B)                                                                     $2,328
   15         CIBC      Summit Square                                         $1,673                         $15,214        $2,500
   16         CIBC      Bed, Bath & Beyond                                     $742                          $5,249
   17          MID      The Quidel Building                                                                                 $3,404
   18          MID      Candletree Apartments                                                $204,985       $208,198        $3,568
   19         CIBC      Latham Crossing & Crossroads Plaza                    $1,180          $1,180         $1,178          $545
   20          RFC      Hampton Inn & Suites (II)
   21          RFC      Big Bowl/Wildfire (II)
   22          MID      Backlick Center South                                                                                $698
   23         CIBC      Willow Run Business Center II                         $3,318          $6,637         $33,183         $509
   24          MID      East Side Plaza                                                       $9,375         $9,472
   25          RFC      Ritchie Highway Shopping Center                                                                      $430
   26         CIBC      Lincoln Park (C)                                      $2,113          $4,074         $8,162         $2,872
   27         CIBC      Pompano Merchandise Mart (C)                          $4,075          $2,112         $4,230         $3,632
   28          RFC      Big Kmart Shopping Center                                            $130,625                       $1,391
   29          RFC      Marston Park Plaza                                                     $875           $875          $1,421
   30         CIBC      Union Center                                          $5,719          $5,719         $22,982        $2,323
   31          MID      La Jolla Corporate Center                                                                            $800
   32         CIBC      Southlake Festival Shopping Center                    $1,974          $1,974         $7,928         $1,741
   33          RFC      HomeBase-Phoenix, AZ
   34          MID      Hyatt Suites Hotel
   35          RFC      Holiday Square Shopping Center                                                                       $607
   36          RFC      Stagecoach Plaza                                                                                    $1,407
   37          RFC      Today's Man Oxford Valley                                             $2,250         $2,250
   38         CIBC      Parkway Corporate Plaza 138                           $1,580          $1,580         $14,381        $1,397
   39          MID      Lexington Commons Apartments                                                                         $800
   40          MID      Regal Cinema
   41          MID      One Airport Center Office Building
   42          MID      San Pablo Apartments                                                 $500,000                       $1,975
   43          MID      Oaks of Ashford Point Apartments                                     $230,000       $232,194        $2,313
   44         CIBC      Comfort Inn - Philadelphia Airport                   $10,162         $10,162         $40,840        $2,206
   45          MID      Grouse Run Apartments                                                $85,000                        $1,560
   46          RFC      Avanex Building                                                                                      $494
   47          MID      The Regents Cove Apartments                                          $350,000       $121,972        $2,005
   48         CIBC      156 10-40 Cross Bay Boulevard                          $992            $992          $1,988         $6,350
   49          MID      Freehold Executive Center                                            $14,750         $14,750         $347
   50          MID      K-Mart (D)
   51          MID      K-Mart (D)
   52          MID      Seton Chase Apartments                                               $24,381         $19,381        $1,836
   53         CIBC      Tel Huron Shopping Center                             $1,203                          $777          $1,505
   54          MID      Quality Inn Sports Complex                                           $147,750                       $4,851
   55          MID      Ramada Limited                                                       $100,000       $105,224        $4,449
   56          MID      Walker's Station Apartments                                                                         $2,398
   57          MID      Saturn Electronics & Engineering
   58          MID      Plaza Pointe                                                                                         $545
   59          RFC      GAI-Tronics Corporation
   60         CIBC      2600 Building                                         $1,492          $1,492          $560          $1,084
   61         CIBC      Hoyt's Cinemas                                         $388            $388           $778


                                                                                                          Monthly(13)    Upfront(14)
                                                                           Upfront(17)    5/15/2000(18)   Replacement    Replacement
  Loan                                                                      Insurance       Insurance        Reserve         Reserve
   No.       Seller                     Property Name(2)                      Escrow          Balance        Escrow          Escrow
------------------------------------------------------------------------------------------------------------------------------------
    1          MID      Campus Apartments                                                    $115,758        $10,824
    2         CIBC      17 John Street                                        $5,583         $11,167
    3          MID      San Croix Apartments                                                  $9,181
    4         CIBC      4343 Commerce Court (A) (I)                                                                          $76,015
    5         CIBC      1051 North Kirk Road (A) (I)                                                                         $1,150
    6         CIBC      Narco River Business Center (A)                        $967           $1,933
    7          MID      Ryder Integrated Logistics
    8         CIBC      Holiday Inn Rochester                                $21,737         $25,360
    9          MID      Nevada Street Apartments
   10          MID      Camelot Apartments                                                   $14,634         $9,500
   11          MID      Neurocrine Biosciences                                               $14,690
   12          MID      CSC Office Building                                                                  $2,295
   13          MID      Kinetic Systems Building (B)                                                         $1,194
   14          MID      Globix Corporation Building (B)                                      $30,260         $1,026
   15         CIBC      Summit Square                                                        $22,500
   16         CIBC      Bed, Bath & Beyond
   17          MID      The Quidel Building                                                  $13,617         $1,214
   18          MID      Candletree Apartments                                                $31,251         $8,500
   19         CIBC      Latham Crossing & Crossroads Plaza                    $5,454          $9,172
   20          RFC      Hampton Inn & Suites (II)                                                            $12,198
   21          RFC      Big Bowl/Wildfire (II)
   22          MID      Backlick Center South                                                 $8,057         $2,185
   23         CIBC      Willow Run Business Center II                         $3,565          $7,639
   24          MID      East Side Plaza                                                                      $2,348
   25          RFC      Ritchie Highway Shopping Center                       $2,149          $2,579         $1,604
   26         CIBC      Lincoln Park (C)                                      $3,632          $7,263
   27         CIBC      Pompano Merchandise Mart (C)                          $2,872          $5,744
   28          RFC      Big Kmart Shopping Center                             $8,346         $16,692         $1,297
   29          RFC      Marston Park Plaza                                    $4,263          $8,526         $1,312
   30         CIBC      Union Center                                          $6,968         $13,935
   31          MID      La Jolla Corporate Center                                             $5,601         $1,074
   32         CIBC      Southlake Festival Shopping Center                    $5,223         $10,446                         $58,563
   33          RFC      HomeBase-Phoenix, AZ                                                   NAV           $1,399
   34          MID      Hyatt Suites Hotel
   35          RFC      Holiday Square Shopping Center                        $4,856          $7,284          $911
   36          RFC      Stagecoach Plaza                                     $12,663         $12,663         $1,187
   37          RFC      Today's Man Oxford Valley                             $9,469          $9,469         $1,318
   38         CIBC      Parkway Corporate Plaza 138                           $5,587         $15,365                         $22,844
   39          MID      Lexington Commons Apartments                                           $800          $4,292
   40          MID      Regal Cinema                                                                          $954
   41          MID      One Airport Center Office Building                                                    $307
   42          MID      San Pablo Apartments                                                 $19,752         $4,167
   43          MID      Oaks of Ashford Point Apartments                                      $8,715         $4,146
   44         CIBC      Comfort Inn - Philadelphia Airport                   $17,647         $24,265                         $40,313
   45          MID      Grouse Run Apartments                                                $10,824
   46          RFC      Avanex Building                                       $5,924          $6,418          $902
   47          MID      The Regents Cove Apartments                                           $8,019         $5,667
   48         CIBC      156 10-40 Cross Bay Boulevard                        $63,500         $57,085
   49          MID      Freehold Executive Center                                              $694          $1,090
   50          MID      K-Mart (D)
   51          MID      K-Mart (D)
   52          MID      Seton Chase Apartments                                               $10,604         $4,771
   53         CIBC      Tel Huron Shopping Center                             $9,030         $18,919                        $364,491
   54          MID      Quality Inn Sports Complex                                           $50,824
   55          MID      Ramada Limited                                                       $11,956
   56          MID      Walker's Station Apartments                                          $10,313
   57          MID      Saturn Electronics & Engineering
   58          MID      Plaza Pointe                                                          $2,548         $1,005
   59          RFC      GAI-Tronics Corporation                                                              $1,223
   60         CIBC      2600 Building                                        $14,094          $4,827
   61         CIBC      Hoyt's Cinemas


                                                                           5/15/2000(15)
                                                                           Replacement      Monthly(16)   Upfront(17)  5/15/2000(18)
  Loan                                                                         Reserve           Tax            Tax          Tax
   No.       Seller                     Property Name(2)                       Balance          Escrow        Escrow        Balance
------------------------------------------------------------------------------------------------------------------------------------
    1          MID      Campus Apartments                                      $1,246          $29,796                     $123,414
    2         CIBC      17 John Street                                                         $10,526        $31,578      $52,630
    3          MID      San Croix Apartments                                                   $21,455                     $74,198
    4         CIBC      4343 Commerce Court (A) (I)                            $82,707         $30,355                     $273,193
    5         CIBC      1051 North Kirk Road (A) (I)                           $2,518           $7,904                     $71,135
    6         CIBC      Narco River Business Center (A)                                        $18,839       $150,713      $113,035
    7          MID      Ryder Integrated Logistics
    8         CIBC      Holiday Inn Rochester                                                  $36,745       $193,180      $230,115
    9          MID      Nevada Street Apartments
   10          MID      Camelot Apartments                                     $38,170         $11,461       $442,000      $11,461
   11          MID      Neurocrine Biosciences                                                 $16,710                     $30,627
   12          MID      CSC Office Building                                    $9,220          $25,750                     $128,750
   13          MID      Kinetic Systems Building (B)                           $5,972          $13,437                     $124,636
   14          MID      Globix Corporation Building (B)                        $5,129          $10,395                     $93,554
   15         CIBC      Summit Square                                                          $17,529                     $149,279
   16         CIBC      Bed, Bath & Beyond                                                     $10,298                     $79,345
   17          MID      The Quidel Building                                    $4,858          $13,916                     $27,831
   18          MID      Candletree Apartments                                  $19,046         $19,502                     $122,023
   19         CIBC      Latham Crossing & Crossroads Plaza                                      $6,370        $43,373      $44,831
   20          RFC      Hampton Inn & Suites (II)                                               $8,401        $58,800
   21          RFC      Big Bowl/Wildfire (II)                                                  $3,774        $26,399
   22          MID      Backlick Center South                                  $42,526         $10,915                     $67,313
   23         CIBC      Willow Run Business Center II                                          $22,027       $176,217      $86,059
   24          MID      East Side Plaza                                        $49,776         $30,490                     $233,483
   25          RFC      Ritchie Highway Shopping Center                        $1,604           $6,280        $50,239      $56,663
   26         CIBC      Lincoln Park (C)                                                       $12,990        $67,579      $81,096
   27         CIBC      Pompano Merchandise Mart (C)                                           $13,516        $64,951      $77,942
   28          RFC      Big Kmart Shopping Center                              $7,784           $8,522        $17,044      $17,054
   29          RFC      Marston Park Plaza                                     $3,937          $19,466        $77,864      $136,262
   30         CIBC      Union Center                                           $30,000         $36,855       $147,419      $36,855
   31          MID      La Jolla Corporate Center                              $5,404           $9,509                     $19,018
   32         CIBC      Southlake Festival Shopping Center                                      $7,917        $31,667      $54,443
   33          RFC      HomeBase-Phoenix, AZ                                     NAV                                         NAV
   34          MID      Hyatt Suites Hotel                                                     $20,497                     $40,994
   35          RFC      Holiday Square Shopping Center                         $3,644          $13,399        $13,399      $66,995
   36          RFC      Stagecoach Plaza                                                        $8,657        $25,971      $25,971
   37          RFC      Today's Man Oxford Valley                              $1,318          $11,918        $89,038      $100,956
   38         CIBC      Parkway Corporate Plaza 138                            $22,844          $9,987        $19,154      $11,415
   39          MID      Lexington Commons Apartments                           $25,750          $4,590                     $32,354
   40          MID      Regal Cinema                                           $3,833          $11,813                     $70,875
   41          MID      One Airport Center Office Building                     $7,594           $8,586                      $3,027
   42          MID      San Pablo Apartments                                   $8,374           $8,314                     $58,611
   43          MID      Oaks of Ashford Point Apartments                       $12,473         $13,133                     $45,966
   44         CIBC      Comfort Inn - Philadelphia Airport                     $40,313         $18,897        $80,855      $99,487
   45          MID      Grouse Run Apartments                                                   $9,935                     $38,609
   46          RFC      Avanex Building                                         $902            $5,225        $10,449      $15,674
   47          MID      The Regents Cove Apartments                            $12,380         $16,886                     $53,384
   48         CIBC      156 10-40 Cross Bay Boulevard                                          $15,125       $151,250      $166,375
   49          MID      Freehold Executive Center                              $2,180          $14,339                     $20,724
   50          MID      K-Mart (D)
   51          MID      K-Mart (D)
   52          MID      Seton Chase Apartments                                 $9,542          $14,821                     $51,957
   53         CIBC      Tel Huron Shopping Center                              $48,309          $8,092        $72,825      $75,872
   54          MID      Quality Inn Sports Complex                                             $13,484                     $11,671
   55          MID      Ramada Limited                                                          $6,145                      $6,229
   56          MID      Walker's Station Apartments                                             $7,555                     $31,383
   57          MID      Saturn Electronics & Engineering
   58          MID      Plaza Pointe                                           $22,722          $4,287                     $11,903
   59          RFC      GAI-Tronics Corporation                                $4,893
   60         CIBC      2600 Building                                                           $4,910        $9,820          $0
   61         CIBC      Hoyt's Cinemas



                                                                               Monthly(19)   Upfront(20)    5/15/2000(21)
  Loan                                                                            TI/LC         TI/LC          TI/LC
   No.       Seller                     Property Name(2)                          Escrow        Escrow         Balance
---------------------------------------------------------------------------------------------------------------------------
    1          MID      Campus Apartments
    2         CIBC      17 John Street
    3          MID      San Croix Apartments
    4         CIBC      4343 Commerce Court (A) (I)                              $10,845                      $330,203
    5         CIBC      1051 North Kirk Road (A) (I)                              $2,824                      $85,979
    6         CIBC      Narco River Business Center (A)                           $4,583       $54,583        $73,737
    7          MID      Ryder Integrated Logistics                                             $135,000       $135,000
    8         CIBC      Holiday Inn Rochester
    9          MID      Nevada Street Apartments
   10          MID      Camelot Apartments
   11          MID      Neurocrine Biosciences
   12          MID      CSC Office Building                                       $8,333                      $33,487
   13          MID      Kinetic Systems Building (B)
   14          MID      Globix Corporation Building (B)
   15         CIBC      Summit Square                                             $3,292                      $219,033
   16         CIBC      Bed, Bath & Beyond
   17          MID      The Quidel Building                                       $4,688                      $18,865
   18          MID      Candletree Apartments
   19         CIBC      Latham Crossing & Crossroads Plaza                        $2,533        $2,533         $2,533
   20          RFC      Hampton Inn & Suites (II)
   21          RFC      Big Bowl/Wildfire (II)                                     $833
   22          MID      Backlick Center South
   23         CIBC      Willow Run Business Center II
   24          MID      East Side Plaza                                           $4,746                      $78,224
   25          RFC      Ritchie Highway Shopping Center
   26         CIBC      Lincoln Park (C)                                          $5,480       $107,614       $116,025
   27         CIBC      Pompano Merchandise Mart (C)                              $7,613       $55,480        $61,365
   28          RFC      Big Kmart Shopping Center                                 $2,600                      $15,600
   29          RFC      Marston Park Plaza                                        $8,234                      $24,703
   30         CIBC      Union Center                                             $11,667       $11,667        $46,880
   31          MID      La Jolla Corporate Center
   32         CIBC      Southlake Festival Shopping Center                        $5,522       $255,522       $275,159
   33          RFC      HomeBase-Phoenix, AZ                                      $2,332                        NAV
   34          MID      Hyatt Suites Hotel
   35          RFC      Holiday Square Shopping Center                                         $75,000        $75,000
   36          RFC      Stagecoach Plaza                                          $6,059
   37          RFC      Today's Man Oxford Valley                                              $500,000       $499,500
   38         CIBC      Parkway Corporate Plaza 138                              $10,000       $210,000       $281,984
   39          MID      Lexington Commons Apartments
   40          MID      Regal Cinema
   41          MID      One Airport Center Office Building                        $2,500       $182,685       $53,504
   42          MID      San Pablo Apartments
   43          MID      Oaks of Ashford Point Apartments
   44         CIBC      Comfort Inn - Philadelphia Airport
   45          MID      Grouse Run Apartments
   46          RFC      Avanex Building                                           $4,506                       $4,506
   47          MID      The Regents Cove Apartments
   48         CIBC      156 10-40 Cross Bay Boulevard                             $4,686       $54,686        $13,192
   49          MID      Freehold Executive Center
   50          MID      K-Mart (D)
   51          MID      K-Mart (D)
   52          MID      Seton Chase Apartments
   53         CIBC      Tel Huron Shopping Center                                 $3,667                        $61
   54          MID      Quality Inn Sports Complex
   55          MID      Ramada Limited
   56          MID      Walker's Station Apartments
   57          MID      Saturn Electronics & Engineering
   58          MID      Plaza Pointe                                              $4,000                      $90,435
   59          RFC      GAI-Tronics Corporation
   60         CIBC      2600 Building                                             $8,894        $8,894        $22,786
   61         CIBC      Hoyt's Cinemas

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
ESCROW INFORMATION


                                                                            Monthly(13)    Upfront(14)  5/15/2000(15)    Monthly(16)
  Loan                                                                        Capex           Capex           Capex       Insurance
   No.       Seller                     Property Name(2)                      Escrow          Escrow         Balance        Escrow
------------------------------------------------------------------------------------------------------------------------------------
   62         CIBC      Advance Auto Parts - York, PA (III)                    $88             $88            $823
   63         CIBC      Advance Auto Parts - Harrisburg, PA (Swatara) (III)    $78             $78            $735
   64         CIBC      Advance Auto Parts - Steelton, PA (III)                $78             $78            $720
   65         CIBC      Advance Auto Parts - Celina, OH (III)                  $71             $71            $581
   66         CIBC      Advance Auto Parts - Youngstown, OH (III)              $71             $71            $698
   67         CIBC      Advance Auto Parts - Warren, OH (III)                  $71             $71            $661
   68         CIBC      Advance Auto Parts - Atlanta, GA (III)                 $83             $83            $779
   69         CIBC      Advance Auto Parts - Penn Hills, PA (III)              $88             $88            $823
   70         CIBC      Advance Auto Parts - Pontotoc, MS (III)                $71             $71            $529
   71          MID      Hampton Inn Maple Grove
   72          RFC      Maple Tree Mall                                                       $7,031                         $668
   73          MID      The Sterling Falls Apartments                                        $13,800                        $2,049
   74          RFC      Stelton Shopping Center                                              $25,509         $25,509        $1,133
   75         CIBC      Parkview Towers                                       $2,865          $2,865         $26,780        $1,061
   76         CIBC      Unilab Building                                        $682            $682          $2,727
   77          MID      Cambridge Apartments                                                                                 $697
   78          MID      Tempe Plaza                                                                                          $840
   79          RFC      Byram Self-Storage                                                                                  $2,045
   80          MID      Sixth Street Building                                                                                $370
   81          MID      Lake Pine Apartments                                                 $65,000           $0            $863
   82          RFC      Las Lomas Apartments                                                                                $2,400
   83          RFC      Pinellas Industrial Center                                           $95,000         $95,000        $1,285
   84         CIBC      Mount Joy Square                                       $828            $828          $6,688          $475
   85          MID      Town & Country Apartments (Phase II)                                                                $2,976
   86          MID      Bartles Corner Business Park
   87          RFC      Jeffery Manor Shopping Center                                        $22,375         $22,375         $525
   88          MID      Eckerd's Drug Store
   89          MID      Clayton Apartments and Duplexes                                      $32,500           $6           $1,798
   90          MID      Regal Cinemas 12-Screen Movie Theatre
   91          RFC      1506 N. Lee Trevino                                                                                  $488
   92          MID      Eckerd Pharmacy
   93          MID      Kroger Grocery Store
   94         CIBC      Datatec Warehouse                                     $1,188          $1,188         $8,318
   95          MID      Legacy Business Park Medical Office 8 (E)                                                            $290
   96          MID      Legacy Business Park Medical Office - 4 (E)                                                          $217
   97          MID      East Los Angeles Retail Center
   98          MID      Acadia Park Apartments                                                                              $1,126
   99          MID      Eckerd's Drug Store
   100         MID      Dana Innovations                                                                                     $325
   101         MID      Eckerd's Drug Store
   102         RFC      Oregon Court (F)                                                                                     $572
   103         RFC      Oregon Arms (F)                                                       $5,000         $5,000          $351
   104         MID      Eckerd Drugs
   105        CIBC      Dicks Clothing and Sporting Goods
   106        CIBC      Sugarland Shopping Center                             $1,880          $1,880         $16,919        $2,815
   107         MID      Eckerd Drug Store
   108         RFC      Bassett Furniture Store
   109        CIBC      Oak Leaf West                                          $477            $477          $4,829          $572
   110        CIBC      2000 White Elks Springs Court                          $802            $802          $2,412          $230
   111        CIBC      Triangle Shopping Center                              $1,174          $1,174         $4,696          $817
   112        CIBC      Northern Medical Offices                               $590            $590          $5,898          $453
   113         MID      Bronco Apartments                                                                                   $1,453
   114         MID      K-Mart                                                                                               $833
   115         RFC      Villa Eleni                                                                                          $289
   116         MID      Perkins Place & Fox Ridge (IV)                                        $8,719         $8,719          $350
   117         MID      Barrington Hills Apartments (IV)                                      $7,072         $3,119          $125
   118         MID      McDuffee Brook Place (IV)                                             $4,340         $4,340          $174
   119         MID      Kearsarge Apartments (IV)                                             $3,119         $7,072          $284
   120         RFC      Agawam Industrial Building                                                                           $464


                                                                                                            Monthly(13)  Upfront(14)
                                                                            Upfront(17)    5/15/2000(18)   Replacement   Replacement
  Loan                                                                       Insurance       Insurance        Reserve       Reserve
   No.       Seller                     Property Name(2)                       Escrow          Balance        Escrow        Escrow
------------------------------------------------------------------------------------------------------------------------------------
   62         CIBC      Advance Auto Parts - York, PA (III)
   63         CIBC      Advance Auto Parts - Harrisburg, PA (Swatara) (III)
   64         CIBC      Advance Auto Parts - Steelton, PA (III)
   65         CIBC      Advance Auto Parts - Celina, OH (III)
   66         CIBC      Advance Auto Parts - Youngstown, OH (III)
   67         CIBC      Advance Auto Parts - Warren, OH (III)
   68         CIBC      Advance Auto Parts - Atlanta, GA (III)
   69         CIBC      Advance Auto Parts - Penn Hills, PA (III)
   70         CIBC      Advance Auto Parts - Pontotoc, MS (III)
   71          MID      Hampton Inn Maple Grove                                                $2,452
   72          RFC      Maple Tree Mall                                        $2,004          $4,676          $811
   73          MID      The Sterling Falls Apartments                                          $5,852         $3,150
   74          RFC      Stelton Shopping Center                                $6,798          $5,977          $803
   75         CIBC      Parkview Towers                                       $13,792          $3,377                        $11,875
   76         CIBC      Unilab Building                                                                                      $16,250
   77          MID      Cambridge Apartments                                                   $9,753         $2,000
   78          MID      Tempe Plaza                                                             $344           $878
   79          RFC      Byram Self-Storage                                    $18,863         $22,101          $691
   80          MID      Sixth Street Building                                                  $3,487          $578
   81          MID      Lake Pine Apartments                                                   $3,014         $7,650
   82          RFC      Las Lomas Apartments                                  $19,200         $31,200         $4,791         $4,791
   83          RFC      Pinellas Industrial Center                             $2,571          $6,427         $1,554
   84         CIBC      Mount Joy Square                                       $4,753           $951
   85          MID      Town & Country Apartments (Phase II)                                  $32,354         $4,167
   86          MID      Bartles Corner Business Park                                                           $100
   87          RFC      Jeffery Manor Shopping Center                           $525           $1,575         $1,235         $1,235
   88          MID      Eckerd's Drug Store
   89          MID      Clayton Apartments and Duplexes                                        $6,662         $2,681
   90          MID      Regal Cinemas 12-Screen Movie Theatre                                                  $647
   91          RFC      1506 N. Lee Trevino                                    $3,906          $5,371          $594
   92          MID      Eckerd Pharmacy
   93          MID      Kroger Grocery Store                                                                   $488
   94         CIBC      Datatec Warehouse
   95          MID      Legacy Business Park Medical Office 8 (E)                              $2,687          $215
   96          MID      Legacy Business Park Medical Office - 4 (E)                            $3,276          $120
   97          MID      East Los Angeles Retail Center                         $5,978                          $410
   98          MID      Acadia Park Apartments                                                $42,186         $4,000
   99          MID      Eckerd's Drug Store
   100         MID      Dana Innovations                                                       $2,017          $360
   101         MID      Eckerd's Drug Store
   102         RFC      Oregon Court (F)                                       $4,576          $6,864
   103         RFC      Oregon Arms (F)                                        $2,808          $4,212
   104         MID      Eckerd Drugs                                                                           $136
   105        CIBC      Dicks Clothing and Sporting Goods
   106        CIBC      Sugarland Shopping Center                             $11,261         $32,660                        $60,771
   107         MID      Eckerd Drug Store                                                                      $140
   108         RFC      Bassett Furniture Store                                                                $328
   109        CIBC      Oak Leaf West                                          $4,572          $2,213                        $5,625
   110        CIBC      2000 White Elks Springs Court                           $230           $3,454
   111        CIBC      Triangle Shopping Center                               $3,267         $15,957                        $12,500
   112        CIBC      Northern Medical Offices                               $2,716          $1,571                        $9,500
   113         MID      Bronco Apartments                                                     $14,089         $5,188
   114         MID      K-Mart                                                                 $5,000         $1,081
   115         RFC      Villa Eleni                                            $1,734          $2,023          $363
   116         MID      Perkins Place & Fox Ridge (IV)                                         $1,452          $742
   117         MID      Barrington Hills Apartments (IV)                                        $519           $266
   118         MID      McDuffee Brook Place (IV)                                               $723           $369
   119         MID      Kearsarge Apartments (IV)                                              $1,177          $602
   120         RFC      Agawam Industrial Building                             $1,856          $2,785         $1,435

                                                                            5/15/2000(15)
                                                                            Replacement     Monthly(16)   Upfront(17)  5/15/2000(18)
  Loan                                                                       Reserve           Tax            Tax          Tax
   No.       Seller                     Property Name(2)                     Balance          Escrow        Escrow        Balance
------------------------------------------------------------------------------------------------------------------------------------
   62         CIBC      Advance Auto Parts - York, PA (III)                                                   $1,816        $3,032
   63         CIBC      Advance Auto Parts - Harrisburg, PA (Swatara) (III)                                   $1,621        $2,707
   64         CIBC      Advance Auto Parts - Steelton, PA (III)                                               $1,589        $2,653
   65         CIBC      Advance Auto Parts - Celina, OH (III)                                                 $1,281        $2,139
   66         CIBC      Advance Auto Parts - Youngstown, OH (III)                                             $1,540        $2,572
   67         CIBC      Advance Auto Parts - Warren, OH (III)                                                 $1,459        $2,436
   68         CIBC      Advance Auto Parts - Atlanta, GA (III)                                                $1,719        $2,870
   69         CIBC      Advance Auto Parts - Penn Hills, PA (III)                                             $1,816        $3,032
   70         CIBC      Advance Auto Parts - Pontotoc, MS (III)                                               $1,167        $1,949
   71          MID      Hampton Inn Maple Grove                               $159,146         $20,416                     $59,609
   72          RFC      Maple Tree Mall                                        $3,243           $8,258        $24,744      $57,806
   73          MID      The Sterling Falls Apartments                          $3,162          $12,685                     $34,992
   74          RFC      Stelton Shopping Center                                $8,829           $6,500        $26,000      $18,415
   75         CIBC      Parkview Towers                                        $36,000          $4,738        $23,690      $42,642
   76         CIBC      Unilab Building                                        $16,250
   77          MID      Cambridge Apartments                                   $14,004          $4,919                     $11,231
   78          MID      Tempe Plaza                                            $3,528           $4,704                      $4,704
   79          RFC      Byram Self-Storage                                     $1,382           $1,619        $9,992        $5,896
   80          MID      Sixth Street Building                                  $11,246          $1,751                      $3,543
   81          MID      Lake Pine Apartments                                   $64,802          $4,924                     $31,737
   82          RFC      Las Lomas Apartments                                   $23,958          $4,298        $4,298       $25,788
   83          RFC      Pinellas Industrial Center                             $4,662           $4,506        $18,238      $31,545
   84         CIBC      Mount Joy Square                                                        $2,907        $4,646       $17,602
   85          MID      Town & Country Apartments (Phase II)                   $89,820          $2,875                     $21,264
   86          MID      Bartles Corner Business Park                            $400            $7,255
   87          RFC      Jeffery Manor Shopping Center                          $3,453          $13,881        $27,762      $55,524
   88          MID      Eckerd's Drug Store
   89          MID      Clayton Apartments and Duplexes                        $24,833          $2,947                     $29,720
   90          MID      Regal Cinemas 12-Screen Movie Theatre                  $1,295           $1,078                       $497
   91          RFC      1506 N. Lee Trevino                                    $1,781           $3,620        $10,861      $21,721
   92          MID      Eckerd Pharmacy
   93          MID      Kroger Grocery Store                                   $8,987
   94         CIBC      Datatec Warehouse                                                        $453         $5,430        $2,264
   95          MID      Legacy Business Park Medical Office 8 (E)              $4,865           $1,864                      $7,767
   96          MID      Legacy Business Park Medical Office - 4 (E)            $2,715           $1,089                      $3,988
   97          MID      East Los Angeles Retail Center                         $8,406           $1,936                     $13,827
   98          MID      Acadia Park Apartments                                 $54,647          $2,139                     $12,836
   99          MID      Eckerd's Drug Store
   100         MID      Dana Innovations                                       $1,441           $3,321                      $2,714
   101         MID      Eckerd's Drug Store
   102         RFC      Oregon Court (F)                                                        $2,400        $2,400       $12,000
   103         RFC      Oregon Arms (F)                                                         $1,840        $1,840        $9,200
   104         MID      Eckerd Drugs                                            $954
   105        CIBC      Dicks Clothing and Sporting Goods
   106        CIBC      Sugarland Shopping Center                                               $1,602        $16,021      $10,009
   107         MID      Eckerd Drug Store                                       $560
   108         RFC      Bassett Furniture Store                                 $656            $6,507        $26,028      $39,042
   109        CIBC      Oak Leaf West                                          $5,778           $5,956        $19,283       $7,069
   110        CIBC      2000 White Elks Springs Court                                           $2,710        $18,968      $21,624
   111        CIBC      Triangle Shopping Center                                                $3,398        $17,747       $9,114
   112        CIBC      Northern Medical Offices                                                $3,086        $21,583      $12,715
   113         MID      Bronco Apartments                                      $31,217          $4,499                     $30,323
   114         MID      K-Mart                                                 $4,343
   115         RFC      Villa Eleni                                             $363            $2,144        $4,289        $6,433
   116         MID      Perkins Place & Fox Ridge (IV)                         $1,484           $1,734                      $9,896
   117         MID      Barrington Hills Apartments (IV)                        $531             $620                       $3,540
   118         MID      McDuffee Brook Place (IV)                               $739             $863                       $4,926
   119         MID      Kearsarge Apartments (IV)                              $1,204           $1,407                      $8,026
   120         RFC      Agawam Industrial Building                             $2,871           $4,380        $21,899       $4,380



                                                                             Monthly(19)   Upfront(20)   5/15/2000(21)
  Loan                                                                        TI/LC         TI/LC          TI/LC
   No.       Seller                     Property Name(2)                      Escrow        Escrow         Balance
------------------------------------------------------------------------------------------------------------------------
   62         CIBC      Advance Auto Parts - York, PA (III)
   63         CIBC      Advance Auto Parts - Harrisburg, PA (Swatara) (III)
   64         CIBC      Advance Auto Parts - Steelton, PA (III)
   65         CIBC      Advance Auto Parts - Celina, OH (III)
   66         CIBC      Advance Auto Parts - Youngstown, OH (III)
   67         CIBC      Advance Auto Parts - Warren, OH (III)
   68         CIBC      Advance Auto Parts - Atlanta, GA (III)
   69         CIBC      Advance Auto Parts - Penn Hills, PA (III)
   70         CIBC      Advance Auto Parts - Pontotoc, MS (III)
   71          MID      Hampton Inn Maple Grove
   72          RFC      Maple Tree Mall                                         $2,133       $50,000        $58,296
   73          MID      The Sterling Falls Apartments
   74          RFC      Stelton Shopping Center                                 $2,406       $28,000        $54,555
   75         CIBC      Parkview Towers
   76         CIBC      Unilab Building                                         $3,000        $3,000        $12,000
   77          MID      Cambridge Apartments
   78          MID      Tempe Plaza
   79          RFC      Byram Self-Storage
   80          MID      Sixth Street Building                                   $3,000                      $58,368
   81          MID      Lake Pine Apartments
   82          RFC      Las Lomas Apartments
   83          RFC      Pinellas Industrial Center                              $2,475       $75,000        $44,732
   84         CIBC      Mount Joy Square                                        $1,663        $1,663        $13,436
   85          MID      Town & Country Apartments (Phase II)
   86          MID      Bartles Corner Business Park                                         $25,000        $25,351
   87          RFC      Jeffery Manor Shopping Center                           $3,020        $3,020        $84,061
   88          MID      Eckerd's Drug Store
   89          MID      Clayton Apartments and Duplexes
   90          MID      Regal Cinemas 12-Screen Movie Theatre
   91          RFC      1506 N. Lee Trevino
   92          MID      Eckerd Pharmacy
   93          MID      Kroger Grocery Store
   94         CIBC      Datatec Warehouse
   95          MID      Legacy Business Park Medical Office 8 (E)                $500                       $11,315
   96          MID      Legacy Business Park Medical Office - 4 (E)              $333                        $7,535
   97          MID      East Los Angeles Retail Center                          $1,250                      $25,627
   98          MID      Acadia Park Apartments
   99          MID      Eckerd's Drug Store
   100         MID      Dana Innovations                                        $1,500                       $6,000
   101         MID      Eckerd's Drug Store
   102         RFC      Oregon Court (F)
   103         RFC      Oregon Arms (F)
   104         MID      Eckerd Drugs
   105        CIBC      Dicks Clothing and Sporting Goods
   106        CIBC      Sugarland Shopping Center                               $2,703       $52,703        $74,326
   107         MID      Eckerd Drug Store
   108         RFC      Bassett Furniture Store                                  $919                        $1,838
   109        CIBC      Oak Leaf West                                           $2,917       $52,917        $80,899
   110        CIBC      2000 White Elks Springs Court                           $2,500       $52,500        $57,974
   111        CIBC      Triangle Shopping Center
   112        CIBC      Northern Medical Offices
   113         MID      Bronco Apartments
   114         MID      K-Mart
   115         RFC      Villa Eleni
   116         MID      Perkins Place & Fox Ridge (IV)
   117         MID      Barrington Hills Apartments (IV)
   118         MID      McDuffee Brook Place (IV)
   119         MID      Kearsarge Apartments (IV)
   120         RFC      Agawam Industrial Building                              $1,053                       $2,105

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
ESCROW INFORMATION


                                                                            Monthly(13)    Upfront(14)  5/15/2000(15)    Monthly(16)
  Loan                                                                        Capex           Capex           Capex       Insurance
   No.       Seller                     Property Name(2)                      Escrow          Escrow         Balance        Escrow
------------------------------------------------------------------------------------------------------------------------------------
   121        CIBC      Tampa Multifamily Portfolio                           $2,604          $2,604         $10,463        $1,083
   122         RFC      Park Place II Office Building                                                                        $182
   123         MID      The Sequoia Institute
   124         MID      Staples                                                                                              $269
   125         MID      Brookwood Townhomes                                                  $38,000         $38,426         $457
   126         MID      Staples Office Supply Store
   127        CIBC      Jefferson Pilot Financial Center                       $736            $736           $595          $1,288
   128         MID      Eckerd Drug Store
   129         MID      Staples Property
   130         MID      CVS Drugstore
   131        CIBC      Maple Building                                         $894            $894          $6,260         $1,240
   132         MID      Woodward Avenue Office Building                                                                      $445
   133         RFC      Alameda Towne Centre                                                                                 $418
   134        CIBC      Park Place Apartments                                 $1,667          $1,667         $6,735          $822
   135        CIBC      244-48 East 117th Street                               $854            $854          $8,542          $409
   136         MID      Prudential Office Building                                                                           $236
   137         MID      1/2 Price Store                                                      $22,375         $22,375         $541
   138         MID      Sunshine Square Shopping Center                                       $1,438                         $715
   139         RFC      Westfair Center
   140        CIBC      Bell Gardens Shopping Center                           $390            $390          $3,121          $917
   141         MID      Staples                                                                                              $269
   142        CIBC      Morgan Garden Apartments                              $2,292                         $6,788         $1,048
   143        CIBC      Colonial Garden Apartments                            $1,521          $1,521         $5,961         $1,086
   144         MID      170 West Road                                                                                        $244
   145         RFC      Lamar Industrial Center                                               $4,938         $4,938          $579
   146         MID      Columbus Plaza Shopping Center                                                                       $232
   147         RFC      Lakeshore Village Office Complex                                                                     $431
   148         MID      The Lucent Technologies Building                                                                     $212
   149         MID      Leonard Professional Building                                                                        $203
   150        CIBC      Cross River Mill                                       $917            $917          $7,333          $717
   151         MID      Steele's Market
   152        CIBC      The Commonwealth Building                              $468            $468          $3,746          $193
   153        CIBC      Gateway 2000 - Hobart                                  $67             $67            $667           $49
   154         MID      Frolics Plaza                                                        $64,700         $64,700         $319
   155         RFC      Lorain Apartments                                                                                    $568
   156         RFC      Opdyke Investments                                                                                   $258
   157         MID      Sungard Financial Systems Office Property
   158         RFC      420 Clinton Avenue                                                    $8,750         $8,750         $1,347
   159        CIBC      Village Shoppes of Paradise Beach                      $394            $394          $3,944          $676
   160         MID      Tiscor Corporate Office Building                                                                     $153
   161         MID      Omnicare Building
   162        CIBC      Best Western                                          $2,640          $2,640         $5,298          $917
   163         RFC      Ironwood Apartments                                                                                  $481
   164         RFC      Crossroads South Shopping Center                                      $2,125         $2,125          $578
   165         MID      West Wind Apartments Phase IV                                                                        $259
   166        CIBC      Chastain Pines Apartments                             $1,646          $1,646         $13,167         $818
   167         MID      166 South River Road                                                                                 $207
   168        CIBC      Grayco Apartments                                     $2,167          $2,167         $8,702          $508
   169         RFC      Mill Road Warehouse                                                  $46,813         $46,813         $759
   170         MID      Reseda Retail Building                                                                               $629
   171         MID      Mesa Engineering Systems, Inc.                                                                       $479
   172         MID      Concord Garden Apartments                                            $34,871         $34,871        $1,025
   173         RFC      233 Jamaica Avenue                                                    $9,375         $9,375         $1,060
   174         MID      Goffstown Village Apartments (V)                                                                     $312
   175         MID      Maple Leaf Apartments (V)                                                                            $234


                                                                                                          Monthly(13)    Upfront(14)
                                                                           Upfront(17)    5/15/2000(18)   Replacement    Replacement
  Loan                                                                      Insurance       Insurance        Reserve        Reserve
   No.       Seller                     Property Name(2)                      Escrow          Balance        Escrow         Escrow
------------------------------------------------------------------------------------------------------------------------------------
   121        CIBC      Tampa Multifamily Portfolio                           $3,250          $6,500                         $13,750
   122         RFC      Park Place II Office Building                          $912            $542           $533
   123         MID      The Sequoia Institute                                                                 $846
   124         MID      Staples                                                               $2,155          $301
   125         MID      Brookwood Townhomes                                                     $0
   126         MID      Staples Office Supply Store                                                           $301
   127        CIBC      Jefferson Pilot Financial Center                      $3,864          $7,728                         $11,000
   128         MID      Eckerd Drug Store                                                                     $136
   129         MID      Staples Property                                                                      $299
   130         MID      CVS Drugstore                                         $2,125                          $236
   131        CIBC      Maple Building                                       $11,160          $9,433                         $13,500
   132         MID      Woodward Avenue Office Building                                       $4,452          $380
   133         RFC      Alameda Towne Centre                                  $2,091          $2,928          $441
   134        CIBC      Park Place Apartments                                 $8,222          $3,514
   135        CIBC      244-48 East 117th Street                              $1,634          $5,312                          $313
   136         MID      Prudential Office Building                                            $2,124          $394
   137         MID      1/2 Price Store                                                       $4,871
   138         MID      Sunshine Square Shopping Center                                       $8,585          $205
   139         RFC      Westfair Center                                       $8,871          $8,871          $200
   140        CIBC      Bell Gardens Shopping Center                          $4,583         $11,000
   141         MID      Staples                                                               $2,155          $301
   142        CIBC      Morgan Garden Apartments                              $2,095          $1,048                         $4,125
   143        CIBC      Colonial Garden Apartments                            $3,257          $6,514                         $19,125
   144         MID      170 West Road                                                         $1,334          $730
   145         RFC      Lamar Industrial Center                               $4,632          $6,369          $874
   146         MID      Columbus Plaza Shopping Center                                        $1,391          $769
   147         RFC      Lakeshore Village Office Complex                      $4,741          $1,590          $465
   148         MID      The Lucent Technologies Building                                      $1,061          $331
   149         MID      Leonard Professional Building                                          $875           $461
   150        CIBC      Cross River Mill                                      $7,495          $4,474
   151         MID      Steele's Market
   152        CIBC      The Commonwealth Building                              $580           $1,933
   153        CIBC      Gateway 2000 - Hobart                                  $293            $731
   154         MID      Frolics Plaza                                                         $3,509          $731
   155         RFC      Lorain Apartments                                     $1,136          $3,408         $1,750
   156         RFC      Opdyke Investments                                    $3,348           $294           $234
   157         MID      Sungard Financial Systems Office Property                                             $510
   158         RFC      420 Clinton Avenue                                    $3,963         $13,557          $956            $956
   159        CIBC      Village Shoppes of Paradise Beach                     $1,750          $5,414
   160         MID      Tiscor Corporate Office Building                                      $2,299          $333
   161         MID      Omnicare Building                                                                     $288
   162        CIBC      Best Western                                          $5,500          $6,417                          $625
   163         RFC      Ironwood Apartments                                   $1,443          $4,329
   164         RFC      Crossroads South Shopping Center                      $5,780          $6,936          $206
   165         MID      West Wind Apartments Phase IV                                         $2,813          $542
   166        CIBC      Chastain Pines Apartments                             $8,999         $19,376
   167         MID      166 South River Road                                                  $1,657          $482
   168        CIBC      Grayco Apartments                                     $2,030          $3,553                         $12,870
   169         RFC      Mill Road Warehouse                                   $9,108          $1,887          $702            $702
   170         MID      Reseda Retail Building                                                $9,746
   171         MID      Mesa Engineering Systems, Inc.                                        $4,438          $347
   172         MID      Concord Garden Apartments                                             $5,126         $1,188
   173         RFC      233 Jamaica Avenue                                    $3,179         $10,710         $1,251          $1,251
   174         MID      Goffstown Village Apartments (V)                                      $2,844         $1,000
   175         MID      Maple Leaf Apartments (V)                                             $2,133          $750


                                                                           5/15/2000(15)
                                                                           Replacement      Monthly(16)   Upfront(17)  5/15/2000(18)
  Loan                                                                         Reserve           Tax            Tax          Tax
   No.       Seller                     Property Name(2)                       Balance          Escrow        Escrow        Balance
------------------------------------------------------------------------------------------------------------------------------------
   121        CIBC      Tampa Multifamily Portfolio                             $13,750          $2,833        $11,333      $19,833
   122         RFC      Park Place II Office Building                           $1,600           $2,135        $8,542       $14,863
   123         MID      The Sequoia Institute                                   $3,385
   124         MID      Staples                                                 $1,503
   125         MID      Brookwood Townhomes                                                      $3,361                     $14,500
   126         MID      Staples Office Supply Store                             $2,405
   127        CIBC      Jefferson Pilot Financial Center                                         $3,795        $3,795       $15,180
   128         MID      Eckerd Drug Store                                        $686
   129         MID      Staples Property                                        $2,393           $4,310                     $47,413
   130         MID      CVS Drugstore                                           $1,426                         $11,262
   131        CIBC      Maple Building                                          $3,500           $4,583        $27,500       $9,167
   132         MID      Woodward Avenue Office Building                          $380            $2,431                      $9,725
   133         RFC      Alameda Towne Centre                                     $883            $3,221        $12,883      $19,324
   134        CIBC      Park Place Apartments                                                    $4,302        $34,420      $15,214
   135        CIBC      244-48 East 117th Street                                 $313            $2,426        $4,667       $11,645
   136         MID      Prudential Office Building                              $1,574           $3,471                     $24,295
   137         MID      1/2 Price Store                                                          $6,434                     $48,321
   138         MID      Sunshine Square Shopping Center                         $3,991           $2,833                     $11,282
   139         RFC      Westfair Center                                          $401            $3,332        $5,272       $11,936
   140        CIBC      Bell Gardens Shopping Center                                             $1,683        $11,783       $8,417
   141         MID      Staples                                                 $1,803
   142        CIBC      Morgan Garden Apartments                                                 $7,868        $29,454      $47,716
   143        CIBC      Colonial Garden Apartments                                               $1,257        $1,257        $5,027
   144         MID      170 West Road                                           $2,921           $4,839
   145         RFC      Lamar Industrial Center                                 $2,644           $4,062        $8,124       $20,310
   146         MID      Columbus Plaza Shopping Center                          $4,644
   147         RFC      Lakeshore Village Office Complex                        $1,824           $4,292        $25,752      $17,173
   148         MID      The Lucent Technologies Building                         $993
   149         MID      Leonard Professional Building                           $1,842           $3,550                      $2,541
   150        CIBC      Cross River Mill                                                         $5,435        $14,534       $5,928
   151         MID      Steele's Market
   152        CIBC      The Commonwealth Building                                                $2,030        $4,086        $7,921
   153        CIBC      Gateway 2000 - Hobart                                                    $2,601         $381         $5,050
   154         MID      Frolics Plaza                                           $1,464           $5,209                     $31,253
   155         RFC      Lorain Apartments                                       $7,000           $1,994        $15,952      $11,410
   156         RFC      Opdyke Investments                                       $467            $3,605        $10,815      $18,025
   157         MID      Sungard Financial Systems Office Property               $4,081           $7,087                      $9,103
   158         RFC      420 Clinton Avenue                                      $19,110          $4,566        $25,048      $40,728
   159        CIBC      Village Shoppes of Paradise Beach                                        $2,308        $12,375      $15,315
   160         MID      Tiscor Corporate Office Building                        $6,136           $2,960                      $5,920
   161         MID      Omnicare Building                                       $1,725
   162        CIBC      Best Western                                             $625            $1,250        $5,000        $6,250
   163         RFC      Ironwood Apartments                                                      $1,406        $2,812       $11,248
   164         RFC      Crossroads South Shopping Center                         $413            $1,709        $10,254      $13,672
   165         MID      West Wind Apartments Phase IV                           $3,250           $2,685                      $7,255
   166        CIBC      Chastain Pines Apartments                                                $1,481        $17,766      $10,632
   167         MID      166 South River Road                                    $19,311          $3,935                     $18,228
   168        CIBC      Grayco Apartments                                                        $4,422        $25,652      $17,465
   169         RFC      Mill Road Warehouse                                     $2,106           $3,415        $10,245       $6,831
   170         MID      Reseda Retail Building                                                   $1,297                     $17,065
   171         MID      Mesa Engineering Systems, Inc.                          $6,382            $984                       $1,953
   172         MID      Concord Garden Apartments                               $3,563           $1,767                     $12,369
   173         RFC      233 Jamaica Avenue                                      $25,020          $2,576        $18,141      $15,957
   174         MID      Goffstown Village Apartments (V)                        $2,004           $2,087                     $12,521
   175         MID      Maple Leaf Apartments (V)                               $1,503           $1,565                      $9,391



                                                                            Monthly(19)   Upfront(20)   5/15/2000(21)
  Loan                                                                       TI/LC         TI/LC          TI/LC
   No.       Seller                     Property Name(2)                     Escrow        Escrow         Balance
-----------------------------------------------------------------------------------------------------------------------
   121        CIBC      Tampa Multifamily Portfolio
   122         RFC      Park Place II Office Building                         $2,927       $36,000        $36,000
   123         MID      The Sequoia Institute                                 $3,000                      $12,000
   124         MID      Staples
   125         MID      Brookwood Townhomes
   126         MID      Staples Office Supply Store
   127        CIBC      Jefferson Pilot Financial Center                      $2,096        $2,096         $8,477
   128         MID      Eckerd Drug Store
   129         MID      Staples Property
   130         MID      CVS Drugstore
   131        CIBC      Maple Building                                        $3,130        $3,130        $21,910
   132         MID      Woodward Avenue Office Building
   133         RFC      Alameda Towne Centre
   134        CIBC      Park Place Apartments
   135        CIBC      244-48 East 117th Street
   136         MID      Prudential Office Building                             $833        $100,000       $100,000
   137         MID      1/2 Price Store                                       $3,000                      $21,182
   138         MID      Sunshine Square Shopping Center                       $1,397                      $27,174
   139         RFC      Westfair Center                                       $1,794                       $3,588
   140        CIBC      Bell Gardens Shopping Center                          $1,000       $16,000        $23,000
   141         MID      Staples
   142        CIBC      Morgan Garden Apartments
   143        CIBC      Colonial Garden Apartments
   144         MID      170 West Road                                         $1,667                       $6,667
   145         RFC      Lamar Industrial Center                               $2,227                       $6,680
   146         MID      Columbus Plaza Shopping Center
   147         RFC      Lakeshore Village Office Complex                       $858                        $3,432
   148         MID      The Lucent Technologies Building                      $2,083                       $6,250
   149         MID      Leonard Professional Building                         $2,083                       $8,333
   150        CIBC      Cross River Mill                                      $3,750       $53,750        $71,566
   151         MID      Steele's Market
   152        CIBC      The Commonwealth Building                             $1,995       $21,995        $35,957
   153        CIBC      Gateway 2000 - Hobart                                 $1,541        $1,541        $15,414
   154         MID      Frolics Plaza                                          $835                        $1,673
   155         RFC      Lorain Apartments
   156         RFC      Opdyke Investments
   157         MID      Sungard Financial Systems Office Property              $833                        $6,667
   158         RFC      420 Clinton Avenue
   159        CIBC      Village Shoppes of Paradise Beach                     $1,785        $1,785        $17,847
   160         MID      Tiscor Corporate Office Building
   161         MID      Omnicare Building                                     $2,000
   162        CIBC      Best Western
   163         RFC      Ironwood Apartments
   164         RFC      Crossroads South Shopping Center                      $2,000                       $4,000
   165         MID      West Wind Apartments Phase IV
   166        CIBC      Chastain Pines Apartments
   167         MID      166 South River Road                                  $1,667                      $30,679
   168        CIBC      Grayco Apartments
   169         RFC      Mill Road Warehouse                                   $1,170       $22,500        $24,840
   170         MID      Reseda Retail Building                                 $585                       $11,990
   171         MID      Mesa Engineering Systems, Inc.
   172         MID      Concord Garden Apartments
   173         RFC      233 Jamaica Avenue
   174         MID      Goffstown Village Apartments (V)
   175         MID      Maple Leaf Apartments (V)

APPENDIX II
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS
ESCROW INFORMATION

                                                                            Monthly(13)    Upfront(14)  5/15/2000(15)    Monthly(16)
  Loan                                                                        Capex           Capex           Capex       Insurance
   No.       Seller                     Property Name(2)                      Escrow          Escrow         Balance        Escrow
------------------------------------------------------------------------------------------------------------------------------------
   176        CIBC      Gateway 2000 - Columbia                                $67             $67            $667           $40
   177         RFC      Kenworthy Medical Building                                                                           $209
   178         MID      Lakes Mini Storage                                                                                   $311
   179         MID      Town & Country Apartments Phase I                                                                    $611
   180         MID      Tucson East Apartments                                                                               $258
   181         RFC      Pal Ex, Inc.
   182         RFC      312-332 East Rosecrans Avenue                                                                       $3,320
   183         MID      Building 35 - Corporate Woods                                                                        $350
   184         RFC      Art Museum Apartments                                                 $5,813         $5,813         $1,011
   185        CIBC      Gateway 2000 - Henderson                               $67             $67            $667           $37
   186         MID      Helicomb International Plant                                                                         $551
   187        CIBC      Gateway 2000 - Chattanooga                             $67             $67            $667           $37
   188         MID      U-Stor Facility                                                                                      $416
   189         MID      17-33 Elm Street                                                      $3,150                         $656
   190         RFC      Montwood Village Shopping Center                                                                     $281
   191         RFC      D Boys Office Building                                                                               $418
   192         MID      U-Stor Facility                                                                                      $404
   193         MID      43 North Road                                                          $875                          $350
   194         RFC      Park Apartments                                                                                     $1,189
   195         MID      The Champion Gardens Apartments                                                                      $647
   196         MID      168 South River Road                                                                                 $85
   197         RFC      The Pines Business Park                                                                              $318
   198         MID      U-Stor Winchester II                                                                                 $380
   199         MID      Knowledge Beginnings (VI)                                            $12,877         $12,977
   200         MID      Knowledge Beginnings (VI)                                            $10,123         $10,203
   201        CIBC      233, 235, 237 East 111th Street                       $1,000          $1,000         $10,000         $748
   202         RFC      Sunset Shopping Center                                               $60,625         $40,625         $364
   203         MID      Lauderhill Plaza                                                      $4,875                        $1,068
   204         RFC      14401 South San Pedro Street                                                                         $437
   205         RFC      Woods Cross Self Storage                                                                             $245
   206         MID      Fresno Self Storage                                                                                  $291
   207         MID      Crosstown Square Shopping Center                                                                     $93
   208        CIBC      112-116 East 103rd Street                              $625            $625          $6,250          $495
   209         MID      Leon Trace Apartments                                                                                $406
   210         RFC      Southern Oaks Apartments                                              $4,575                         $900
   211         RFC      Middletown Industrial
   212         RFC      401-611 Braker Lane                                                   $2,313         $2,313          $525
   213         RFC      Mandell Place                                                                                        $499
   214         MID      The Allendale Village Apartments                                                                    $1,188
   215         RFC      Roswell Point Shopping Center
   216         RFC      Royal Apartments                                                                                     $417
   217         RFC      402 - 406 Albee Square                                                                              $1,082
   218         RFC      Mansfield Retail Center                                                                              $253
   219         RFC      224 South 3rd Brooklyn                                $2,500                         $2,500          $557
   220         MID      Circuit City Land
   221         RFC      Charles Garden Apartments                                                                            $493
   222         RFC      Blockbuster Video
   223         RFC      16-10 Caffrey Avenue                                                 $12,000         $12,000         $574
   224         RFC      650 E 182 St                                                                                         $778
   225         RFC      Temple Apartments                                                     $3,638                         $145

                                                                                                          Monthly(13)    Upfront(14)
                                                                           Upfront(17)    5/15/2000(18)   Replacement    Replacement
  Loan                                                                      Insurance       Insurance        Reserve        Reserve
   No.       Seller                     Property Name(2)                      Escrow          Balance        Escrow         Escrow
------------------------------------------------------------------------------------------------------------------------------------
   176        CIBC      Gateway 2000 - Columbia                                $239            $597
   177         RFC      Kenworthy Medical Building                           $10,317          $1,675          $296
   178         MID      Lakes Mini Storage                                                    $2,977          $505
   179         MID      Town & Country Apartments Phase I                                    $13,487         $2,083
   180         MID      Tucson East Apartments                                                $2,105         $1,084
   181         RFC      Pal Ex, Inc.
   182         RFC      312-332 East Rosecrans Avenue                         $3,654          $5,278
   183         MID      Building 35 - Corporate Woods                                         $3,845          $329
   184         RFC      Art Museum Apartments                                 $8,088          $9,099          $698
   185        CIBC      Gateway 2000 - Henderson                               $223            $158
   186         MID      Helicomb International Plant                                          $8,811         $1,209
   187        CIBC      Gateway 2000 - Chattanooga                             $220            $549
   188         MID      U-Stor Facility                                                       $2,510
   189         MID      17-33 Elm Street                                                      $2,622          $355
   190         RFC      Montwood Village Shopping Center                      $1,122          $1,683          $237
   191         RFC      D Boys Office Building                                 $418            $836           $181
   192         MID      U-Stor Facility                                                       $2,445
   193         MID      43 North Road                                                         $1,805          $527
   194         RFC      Park Apartments                                       $3,567          $7,134          $750
   195         MID      The Champion Gardens Apartments                                       $4,530         $1,948
   196         MID      168 South River Road                                                  $1,023          $470
   197         RFC      The Pines Business Park                                $636           $1,908
   198         MID      U-Stor Winchester II                                                  $2,298
   199         MID      Knowledge Beginnings (VI)
   200         MID      Knowledge Beginnings (VI)
   201        CIBC      233, 235, 237 East 111th Street                       $2,991          $9,721                         $1,875
   202         RFC      Sunset Shopping Center                                $1,092          $1,820
   203         MID      Lauderhill Plaza                                                      $7,277          $218
   204         RFC      14401 South San Pedro Street                          $3,933          $5,681
   205         RFC      Woods Cross Self Storage                              $1,960          $2,450
   206         MID      Fresno Self Storage                                                   $3,145          $483
   207         MID      Crosstown Square Shopping Center                                       $839           $166
   208        CIBC      112-116 East 103rd Street                             $1,982          $6,440                         $7,938
   209         MID      Leon Trace Apartments                                                 $3,938         $1,500
   210         RFC      Southern Oaks Apartments                              $8,218          $8,575         $1,152          $1,152
   211         RFC      Middletown Industrial
   212         RFC      401-611 Braker Lane                                    $525            $525           $386
   213         RFC      Mandell Place                                         $1,497          $2,369
   214         MID      The Allendale Village Apartments                                      $9,320
   215         RFC      Roswell Point Shopping Center                         $1,100          $1,100
   216         RFC      Royal Apartments                                      $2,484          $1,843
   217         RFC      402 - 406 Albee Square                                $3,247         $10,899          $943            $943
   218         RFC      Mansfield Retail Center                                $759           $1,518           $99
   219         RFC      224 South 3rd Brooklyn                                $1,671          $5,570
   220         MID      Circuit City Land
   221         RFC      Charles Garden Apartments                             $1,479          $5,956
   222         RFC      Blockbuster Video
   223         RFC      16-10 Caffrey Avenue                                  $1,773          $5,866          $602
   224         RFC      650 E 182 St                                          $9,228          $8,560          $433            $433
   225         RFC      Temple Apartments                                     $1,033          $1,449          $276            $276

                                                                           5/15/2000(15)
                                                                           Replacement      Monthly(16)   Upfront(17)  5/15/2000(18)
  Loan                                                                         Reserve           Tax            Tax          Tax
   No.       Seller                     Property Name(2)                       Balance          Escrow        Escrow        Balance
------------------------------------------------------------------------------------------------------------------------------------
   176        CIBC      Gateway 2000 - Columbia                                                  $2,753        $7,425        $7,362
   177         RFC      Kenworthy Medical Building                               $592            $2,579        $1,256       $15,476
   178         MID      Lakes Mini Storage                                      $2,525           $1,280                      $3,840
   179         MID      Town & Country Apartments Phase I                       $22,193          $1,773                     $10,634
   180         MID      Tucson East Apartments                                  $7,274           $1,465                      $2,747
   181         RFC      Pal Ex, Inc.
   182         RFC      312-332 East Rosecrans Avenue                                             $406         $13,280      $26,560
   183         MID      Building 35 - Corporate Woods                           $2,655           $3,571                     $16,451
   184         RFC      Art Museum Apartments                                    $698            $2,337        $7,011        $9,348
   185        CIBC      Gateway 2000 - Henderson                                                  $483         $5,800         $39
   186         MID      Helicomb International Plant                            $22,246          $1,759                     $19,834
   187        CIBC      Gateway 2000 - Chattanooga                                               $1,679        $2,123        $6,719
   188         MID      U-Stor Facility                                                          $6,748                     $23,601
   189         MID      17-33 Elm Street                                         $710            $2,801                      $3,064
   190         RFC      Montwood Village Shopping Center                         $473            $2,580        $10,319      $15,478
   191         RFC      D Boys Office Building                                   $181             $551         $1,653        $2,204
   192         MID      U-Stor Facility                                                          $6,922                     $24,220
   193         MID      43 North Road                                           $4,740           $2,528                     $12,488
   194         RFC      Park Apartments                                         $2,250           $2,949        $11,796      $20,643
   195         MID      The Champion Gardens Apartments                         $9,742           $2,302                     $36,706
   196         MID      168 South River Road                                    $12,538          $1,627                     $12,448
   197         RFC      The Pines Business Park                                                  $2,109        $2,109       $10,545
   198         MID      U-Stor Winchester II                                                     $4,561                     $15,952
   199         MID      Knowledge Beginnings (VI)                                                              $18,475
   200         MID      Knowledge Beginnings (VI)                                                              $14,525
   201        CIBC      233, 235, 237 East 111th Street                         $1,875           $1,833        $3,667        $4,136
   202         RFC      Sunset Shopping Center                                                   $1,858        $5,592        $9,308
   203         MID      Lauderhill Plaza                                        $4,025           $2,977                     $15,063
   204         RFC      14401 South San Pedro Street                                             $2,706        $10,824      $21,648
   205         RFC      Woods Cross Self Storage                                                 $1,141        $5,705        $7,987
   206         MID      Fresno Self Storage                                     $9,399           $1,469                      $6,266
   207         MID      Crosstown Square Shopping Center                        $1,339           $2,655                      $5,082
   208        CIBC      112-116 East 103rd Street                               $7,938           $1,000        $2,000        $7,943
   209         MID      Leon Trace Apartments                                   $24,045          $1,904                     $13,740
   210         RFC      Southern Oaks Apartments                                $16,257           $660          $567         $3,376
   211         RFC      Middletown Industrial                                                    $1,311        $3,933        $6,555
   212         RFC      401-611 Braker Lane                                                      $1,954        $11,724      $11,724
   213         RFC      Mandell Place                                                            $1,495        $5,980        $8,686
   214         MID      The Allendale Village Apartments                                         $1,920                     $19,352
   215         RFC      Roswell Point Shopping Center                                             $599         $4,017        $5,215
   216         RFC      Royal Apartments                                                          $894         $5,364        $3,376
   217         RFC      402 - 406 Albee Square                                  $18,867          $3,300        $16,076      $16,834
   218         RFC      Mansfield Retail Center                                  $296            $2,542        $5,084       $12,710
   219         RFC      224 South 3rd Brooklyn                                                   $1,602        $8,010       $10,270
   220         MID      Circuit City Land
   221         RFC      Charles Garden Apartments                                                $1,033        $9,297        $6,768
   222         RFC      Blockbuster Video
   223         RFC      16-10 Caffrey Avenue                                    $12,033          $1,664        $5,229       $13,863
   224         RFC      650 E 182 St                                            $10,833          $1,400        $4,826       $12,068
   225         RFC      Temple Apartments                                       $2,745            $468         $1,485        $2,223


                                                                              Monthly(19)   Upfront(20)   5/15/2000(21)
  Loan                                                                         TI/LC         TI/LC          TI/LC
   No.       Seller                     Property Name(2)                       Escrow        Escrow         Balance
-------------------------------------------------------------------------------------------------------------------------
   176        CIBC      Gateway 2000 - Columbia                                 $1,538        $1,538        $15,385
   177         RFC      Kenworthy Medical Building                              $2,276                       $4,552
   178         MID      Lakes Mini Storage
   179         MID      Town & Country Apartments Phase I
   180         MID      Tucson East Apartments
   181         RFC      Pal Ex, Inc.                                             $750                        $1,500
   182         RFC      312-332 East Rosecrans Avenue
   183         MID      Building 35 - Corporate Woods                           $4,167       $129,650       $50,828
   184         RFC      Art Museum Apartments
   185        CIBC      Gateway 2000 - Henderson                                $1,509        $1,509        $15,094
   186         MID      Helicomb International Plant                             $417                        $7,670
   187        CIBC      Gateway 2000 - Chattanooga                              $1,600        $1,600        $16,000
   188         MID      U-Stor Facility
   189         MID      17-33 Elm Street
   190         RFC      Montwood Village Shopping Center                        $1,577                       $3,154
   191         RFC      D Boys Office Building                                  $1,204                       $1,204
   192         MID      U-Stor Facility
   193         MID      43 North Road                                           $1,304       $24,000        $46,337
   194         RFC      Park Apartments
   195         MID      The Champion Gardens Apartments
   196         MID      168 South River Road                                    $2,000                      $36,819
   197         RFC      The Pines Business Park
   198         MID      U-Stor Winchester II
   199         MID      Knowledge Beginnings (VI)
   200         MID      Knowledge Beginnings (VI)
   201        CIBC      233, 235, 237 East 111th Street
   202         RFC      Sunset Shopping Center
   203         MID      Lauderhill Plaza
   204         RFC      14401 South San Pedro Street
   205         RFC      Woods Cross Self Storage
   206         MID      Fresno Self Storage
   207         MID      Crosstown Square Shopping Center                         $500                        $1,035
   208        CIBC      112-116 East 103rd Street
   209         MID      Leon Trace Apartments
   210         RFC      Southern Oaks Apartments
   211         RFC      Middletown Industrial                                   $2,084                       $3,669
   212         RFC      401-611 Braker Lane                                      $744         $8,924         $9,424
   213         RFC      Mandell Place                                            $712                         $712
   214         MID      The Allendale Village Apartments
   215         RFC      Roswell Point Shopping Center
   216         RFC      Royal Apartments
   217         RFC      402 - 406 Albee Square
   218         RFC      Mansfield Retail Center
   219         RFC      224 South 3rd Brooklyn                                                               $2,975
   220         MID      Circuit City Land
   221         RFC      Charles Garden Apartments
   222         RFC      Blockbuster Video
   223         RFC      16-10 Caffrey Avenue
   224         RFC      650 E 182 St
   225         RFC      Temple Apartments

Footnotes to Appendix II

1. "MID","CIBC" and "RFC" denote Midland Loan Services, Inc., CIBC Inc. and Residential Funding Corporation, respectively, as Sellers.

2. Sets of Mortgage Loans that have identical alphabetical coding designate multiple loans that are cross-collateralized and cross-defaulted, while Mortgage Loans that have identical Roman Numeral coding indicate multiple properties securing one note. The following loan pools represent cross collateralized/cross-defaulted properties and are designated by identical alphabetical coding: Mortgage Loan Nos. 4-6, 13-14, 26-27, 50-51, 95-96 and 102-103. Mortgage Loans nos. 4-5,
         20-21, 62-70, 116-119, 174-175 and 199-200, represent multiple properties secured under a single note.


3. With respect to Mortgage Loan nos. 4 and 5, 4343 Commerce Court and 1051 North Kirk Road respectively, these cross-collateralized loans during the prepayment lockout period permit the borrower to release the lien of the mortgage by defeasing the loan. If one property is released, the release price (and the amount to be defeased) is the greater of 125% the allocated loan amount (as set forth in the note), or (ii) an amount providing DSCR of not less than 1.25:100 on the remaining property. With respect to Mortgage Loan no. 6, Narco River Business Center, the borrower during the prepayment lockout period may release the lien of the mortgage by defeasing the loan in an amount equal to the then outstanding principal balance of the loan.

         With respect to Mortgage Loan nos. 26 and 27, the borrower during the prepayment lockout period may release the lien of one or both mortgages by defeasing the loan(s) to be released in an amount equal to the then outstanding principal balance of said loan(s).

         With respect to Loan No.163, Ironwood Apartments is encumbered by secondary debt from the City of Phoenix in the amount of $100,000





4. Certain ratios including Cut-Off Date Balance / Unit or SF, DSCR, Cut-Off Date LTV and Balloon LTV are calculated on a combined basis for Mortgage Loans that are secured by multiple properties or are cross-collateralized and cross-defaulted. For the purposes of the statistical information set forth in this Prospectus Supplement, as to such multiple property loans, a portion of the aggregate Cut-Off Date Balance has been allocated to each property, based on the allocation assigned in the note or on Underwritable Cash Flows. For purposes of information contained within the Prospectus Supplement, Balloon Loans are defined as having a balance at maturity totaling 5% or more of the related Mortgage Loan's original principal balance.

5. "ARD" indicates the Anticipated Repayment Date for hyper-amortizing Mortgage Loans. 34 of the Mortgage Loans in the Mortgage Pool are hyper-amortization loans. See "Description of the Mortgage Loans".

6. The Amortization Term shown is the basis for determining the fixed monthly principal and interest payment as set forth in the related note. Due to the actual/360 interest calculation methodology applied to most Mortgage Loans, the actual amortization to a zero balance will be longer.

7. In general for each property, "Percent Leased" was determined based on a rent roll provided by the borrower. In certain cases, "Percent Leased" was determined based on an appraisal, executed lease, operating statement or occupancy report. "Percent Leased as of Date" indicates the date as of which "Percent Leased" was determined based on such information. For hospitality properties, the data shown is the average daily occupancy rate, generally for the immediately preceeding twelve month period.

8. "Largest Tenant" refers to the tenant that represents the greatest percentage of the total square footage at the subject property.

9. "Seasoning" represents the number of payments elapsed from the date of the first regularly scheduled payment or due date to and including the Cut-Off Date.

10. Indicates prepayment provisions from the first Due Date as stated in the Mortgage Loan. "DEF" represents defeasance. "YM" represents yield maintenance. "YM5" represents the greater of yield maintenance or five percent, and "YM1" represents the greater of yield maintenance or one percent, of the outstanding principal balance at such time, respectively. The stated percentages represent Percentage Premiums. "Open" represents a period during which Principal Prepayments are permitted without payment of a Prepayment Premium. For each Mortgage Loan, the number set forth under a category of prepayment provision represents the number of payment dates in the original term to maturity for which such provision applies.

11. The "Administrative Cost Rate" indicated for each Mortgage Loan will be calculated based on the same interest calculation methodology applicable to each Mortgage Loan.

12. Loan No. 220, Circuit City, is secured by fee interest only. Subject is improved with a 151,586 square foot Circuit City retail store.

13. Monthly Capex Escrow and Monthly Replacement Reserve Escrow indicates the amount the lender currently collects monthly (on an annual basis) for deposit into the related property's Capex Escrow account. In certain cases, the related deposits will end upon certain dates or are capped at certain amounts. In certain cases, annual collection amounts may change, such as in the case of Hospitality Mortgage Loans which generally base collections on related-property revenues. On-going collections may not be adequate to fund all capital expense requirements for the related property for the term of the related Mortgage Loan.

14. Upfront Capex Escrow and Upfront Replacement Reserve Escrow indicates the amount the lender collected (or, in certain cases, a letter of credit received), for deposit into the related property's Capex Escrow and Replacement Reserve Escrow accounts at loan closing to fully or partially fund estimated, property-related deferred maintenance costs and/or on-going capital expenses.

15. 5/15/2000 Capex Balance and 5/15/2000 Replacement Reserve Escrow indicates the balance of the related property's Capex Escrow and Replacement Reserve accounts as of May 15, 2000. In certain cases, balances will not be replenished upon a release of funds.

16. Monthly Insurance Escrow and Monthly Tax Escrow indicates the amount the lender currently collects monthly (on an annual basis) for deposit into the related property's Insurance Escrow and Tax Escrow accounts. The related deposits are in amounts adequate to pay property hazard insurance bills and real estate tax bills, when due.

17. Upfront Insurance Escrow and Upfront Tax Escrow indicates the amounts the lender collected (or, in certain cases, a letter of credit received), for deposit into the related property's Insurance Escrow and Tax Escrow accounts at loan closing to fully or partially fund estimated, property hazard insurance and real estate tax bills.


18. 5/15/2000 Insurance Balance and 5/15/2000 Tax Balance indicates the balance of the related property's Insurance Escrow and Tax Escrow accounts as of May 15, 2000. In certain cases, balances will not be replenished upon a release of funds.

19. Monthly TI/LC Escrow indicates the amount the lender currently collects monthly (on an annual basis) for deposit into the related property's TI/LC Escrow account. In certain cases, the related deposits will end upon certain events (for example, certain tenant renewals), or upon certain dates, or are capped at certain amounts. On-going collections may not be adequate to fund all tenant improvement and leasing commission requirements for the related property for the term of the related Mortgage Loan.

20. Upfront TI/LC Escrow indicates the amount the lender collected (or, in certain cases, a letter of credit received), for deposit into the related property's TI/LC Escrow account at loan closing.

21. 5/15/2000 TI/LC Balance indicates the balance of the related property's TI/LC Escrow account as of May 15, 2000. In certain cases, balances will not be replenished upon a release of funds.

22. Mortgage Loans with associated Yield Maintenance Premiums are categorized according to unique Yield Maintenance Formulas. There are 4 unique yield maintenance formulas represented by the mortgage loans, each labeled as "A", "B", "C" and "D". Summaries for the 4 formulas are listed beginning on page II-31.

         Footnotes to Appendix II

         Yield Maintenance Formulas

         The following are summaries of yield maintenance provisions, or formulas, contained in the related promissory note for certain of the mortgage loans. There are 4 unique yield maintenance formulas represented by the mortgage loans, each labeled as "A", "B", "C" and "D". Each Mortgage Loan, which provides for a yield maintenance formula, references the applicable formula printed below in the column titled "YM Formula".

A The "Yield Maintenance Amount" shall mean the present value, as of the Prepayment Date, of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (hereinafter defined), less the amount of principal being prepaid. The term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate (hereinafter defined), when compounded semi-annually. The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with muturity dates (one shorter and one longer) most nearly approximating the Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)

B The " Yield Maintenance Amount" shall be the excess, if any, of (A) the aggregate respective present values of all scheduled interest and principal payments payable on each Payment Date, discounted monthly at a rate equal to the Treasury Constant Yield Index (defined below) and based on a 360-day year of twelve 30-day months over (B) the then current outstanding principal amount.

         For purposes hereof, "Treasury Constant Maturity Yield Index" shall mean the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15(519 ("FRB Release") published during the second full week preceding the Prepayment Date for instruments having a maturity coterminous with the remaining term of the loan. In the event the FRB Release is no longer published, Lender shall select a comparable publication to determine the Treasury Constant Maturity Yield Index. If there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of the loan, then the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than such remaining average life to maturity shall be used, calculated by averaging (and rounding upward to the nearest whole multiple of 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Treasury Constant Maturity Yield Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward).

C The "Yield Maintenance Amount" shall mean the aggregate (without duplication) of:

         (i) the product obtained by multiplying (1) the entire unpaid principal balance of this Note at the time of prepayment, times (2) the difference obtained by subtracting from the interest rate on this Note the yield rate (the "Yield Rate") on the 5.5% U.S. Treasury Security due February, 2008 (the "Specified U.S. Treasury Security"), as the Yield Rate is reported in the Wall Street Journal on the fifth Business Day (as hereinafter defined) preceding (x) the date notice of prepayment is given to holder hereof where prepayment is voluntary, or
         (y) the date holder hereof accelerates the Loan, times (3) the present value factor calculated using the following formula:

                      -n
               1-(1+r)
               -------
                  r

         r = Yield Rate
         n = the number of years, and any fraction thereof, remaining between the prepayment date and the Maturity Date.

         In the event that no Yield Rate is published for the Specified U.S. Treasury Security, then the nearest equivalent U.S. Treasury Security shall be selected at Lender's sole discretion. If the publication of such Yield Rates in the Wall Street Journal is discontinued, Lender shall determine such Yield Rates from another source selected by Lender. As used herein, the term "Business Day" means any day other than a Saturday, a Sunday, or any other day on which Lender hereof is not open for business.



D The "Yield Maintenance Amount" shall mean the aggregate (without duplication) of:

         (a) the product obtained by multiplying (1) the entire unpaid principal balance of this Note at the time of prepayment, times (2) the difference obtained by subtracting from the interest rate on this Note the yield rate (the "Yield Rate") on the 5.625% U.S. Treasury Security due May, 2008 (the "Specified U.S. Treasury Security"), as the Yield Rate is reported in the Wall Street Journal on the fifth Business Day (as hereinafter defined) preceding (x) the date notice of prepayment is given to Lender hereof where prepayment is voluntary, or (y) the date Lender hereof accelerates the Loan, times (3) the present value factor calculated using the following formula:

                      -n
               1-(1+r)
               -------
                  r

         r = Yield Rate
         n = the number of years, and any fraction thereof, remaining between the prepayment date and the Optional Prepayment Date.

         In the event that no Yield Rate is published for the Specified U.S. Treasury Security, then the nearest equivalent U.S. Treasury Security shall be selected at Lender hereof's sole discretion. If the publication of such Yield Rates in the Wall Street Journal is discontinued, Lender hereof shall determine such Yield Rates from another source selected by Lender hereof. As used herein, the term "Business Day" means any day other than a Saturday, a Sunday, or any other day on which the lender hereof is not open for business.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                  APPENDIX III

Significant Loan Summaries

Loan No. 1 - Campus Apartments

--------------------------------------------------------------------------------
Cut-off Date Balance:  $27,208,269            Balloon           $22,437,517
--------------------------------------------------------------------------------
Loan Type:             Principal & Interest   Property Type:    Multifamily
--------------------------------------------------------------------------------
Origination Date:      June 26, 1998          Location:         Philadelphia, PA
--------------------------------------------------------------------------------
*Maturity Date:        July 1, 2008           Year Renovated:   1986
--------------------------------------------------------------------------------
Initial Mortgage Rate: 6.95%                  Appraised         $41,200,000
                                              Value:
--------------------------------------------------------------------------------
Annual Debt Service:   $2,364,072             Cut-off LTV:      66.0%
--------------------------------------------------------------------------------
DSCR:                  1.35x                  Balloon LTV:      54.5%
--------------------------------------------------------------------------------
Underwritable Net Cash
Flow:                  $3,200,310             Occupancy:        100%
--------------------------------------------------------------------------------
                                              Occupancy Date:   March 17, 2000
--------------------------------------------------------------------------------

*For purposes hereof, the Anticipated Repayment Date described below is assumed to be the Maturity Date of the Campus Apartments Loan

The Loan

      The Campus Apartments Loan (the "Campus Loan") is secured by a first mortgage on 81 apartment buildings, 4 commercial buildings (10,550 square feet) and 3 parking lots (collectively, the "Campus Property") located in a section of Philadelphia, Pennsylvania known as University City. Midland originated the Campus Loan on June 26, 1998.

      The Borrower. The borrower is Simon Associates, a Pennsylvania limited partnership (the "Campus Borrower"). The managing partner of the Campus Borrower is Horwitz Investments, Inc., a Pennsylvania corporation. The Campus Borrower is a special purpose, bankruptcy remote entity. A non-consolidation opinion was obtained at the closing of the Campus Loan.


      Security. The Campus Loan is secured by a Mortgage and Security Agreement, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the Campus Property. The Campus Loan is non-recourse, subject to certain limited exceptions.

      Payment Terms. The Campus Loan has a fixed Mortgage Rate of 6.95% until July 1, 2008 (the "Anticipated Repayment Date"), at which time the Mortgage Rate will adjust to the greater of (i) 8.95% or (ii) the then applicable yield rate on U.S. Treasury obligations maturing during July, 2023, the month in which the actual maturity date of the Campus Loan occurs, plus 2%. Although the Campus Loan has a stated term of 300 months, it is assumed for purposes hereof that it has a term of 120 months with a maturity date of the Anticipated Repayment Date. The Campus Loan has an original amortization term of 300 months. The Campus Loan requires monthly payments of principal and interest equal to $197,005.97 until the Anticipated Repayment Date. If the Campus Loan is not prepaid on such date, all of the cash flow from the Campus Property is to be applied as described in "Lockbox" below. If not sooner satisfied, all unpaid principal and accrued interest is due on July 1, 2023. The Campus Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      Lockbox. Currently, within 1 business day after their receipt of any payments related to the Campus Property, the Campus Borrower and the property manager for the Campus Loan deposit these payments into a lockbox account controlled by the lender. Prior to the Anticipated Repayment Date, disbursements from such account are made as follows:

o to fund required reserves for the payment of real estate taxes, insurance and other impounds;


                                     III-1

o     to pay all interest then due;

o     to pay all principal then due;

o     to pay all other amounts owed the lender with respect to the Campus Loan;

o to the Campus Borrower for the payment of operating expenses, management fees and leasing commissions; and

o     to the Campus Borrower for its use.

      Subsequent to the Anticipated Repayment Date, disbursements from such account are made as follows:

o to fund required reserves for the payment of real estate taxes and insurance;

o     to pay all interest (at the initial Mortgage Rate) then due;

o     to pay all principal then due;

o     to fund other reserves required under the related security documents;

o     to pay budgeted operating expenses approved by the lender;

o     to pay earned and accrued management fees and leasing commissions;

o     to pay all accrued and unpaid interest then due;

o     to pay all remaining outstanding principal; and

o     to pay all other amounts owed the lender with respect to the Campus Loan.

      Prepayment. No prepayment is permitted before July 1, 2002. Thereafter, the Campus Loan may be prepaid in full provided the prepayment includes a prepayment premium equal to the greater of a yield maintenance amount or 1% of the amount prepaid; plus an amount equal to the interest which would have accrued on the amount of such prepayment during the remaining days of the full calendar month within which such prepayment is made. From and after January 1, 2008, the Campus Loan may be prepaid without the payment of any prepayment consideration.

      Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the Campus Loan immediately due and payable upon the transfer of the Campus Property or any ownership interest in the Campus Borrower or its general partner. Prohibited transfers include:

o transfers or pledges of 49% or more of the stock of the general partner, other than:

     1.   to existing partners or their lineal descendants;
     2. as a result of devise, descent or by operation of law upon the death of a partner; or
     3. to an immediate family member of a partner or a trust for such a family member;

o the change, removal or resignation of the general partner, or the transfer or pledge of its partnership interest; and

o transfers or pledges of 49% or more of the limited partnership interests in the Campus Borrower, other than:

     4.   to existing partners;
     5. as a result of devise, descent or by operation of law upon the death of a partner; or
     6. to an immediate family member of a partner or a trust for such a family member.

      The Campus Borrower also has a one-time right to transfer the Campus Property to a special purpose entity transferee approved by the lender if:

o the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources necessary to operate the Campus Property;

o    the proposed transferee assumes the obligations of the Campus Borrower;

                                     III-2

o the lender receives a 1% assumption fee, all reasonably required documents, a title policy endorsement and reimbursement for all of its costs and expenses; and

o a written confirmation is obtained from each applicable rating agency specifying that the transfer and assumption will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates.

      Escrow/Reserves. There are tax and insurance reserves which require monthly deposits in amounts sufficient to pay real estate taxes and insurance premiums when due. There is a capital improvement reserve funded on a monthly basis at the rate of $10,823.50 per month, and a deferred maintenance reserve with a current balance of $148,806 as of May 15, 2000.

      Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

      The Property. The Campus Property consists of 81 apartment properties, 4 commercial properties (totaling 10,550 square feet) and 3 parking lots located within several blocks of the University of Pennsylvania in a section of Philadelphia, Pennsylvania known as University City. The 81 apartment properties contain 384 units with 1,074 bedrooms spread among primarily Victorian era houses ranging in age from 90 to 130 years old. In addition, there are several small to medium size apartment buildings and 6 larger apartment complexes ranging in age from 40 to 60 years old. Nearly all of the 384 apartment units are leased to University of Pennsylvania students on 12 month basis, with 2 months' security deposit. As of March 17, 2000, 100% of the apartments were leased. The 4 commercial properties consist of 2,000 and 1,700 square foot retail units and 1,700 and 5,150 square foot office spaces. As of March 17, 2000 the commercial properties were 100% leased. The 3 parking lots total 59 leasable spaces.

      Management. The Campus Property is managed by Campus Property Management, Inc., the leasing and management company of the Campus Property Borrower. Campus Property Management, Inc. has been in business for over 30 years and employs a total of 40 full and part time employees. In addition to the Campus Property, it manages an additional 161 apartment units and 2 commercial retail units owned by entities affiliated with the Campus Property Borrower.


                                     III-3

Loan No. 2 - 17 John Street Apartments

--------------------------------------------------------------------------------
Cut-off Date Balance:     $23,370,205            Balloon Balance:  $21,079,539
--------------------------------------------------------------------------------
Loan Type:                Principal & Interest   Property Type     Multifamily
--------------------------------------------------------------------------------
Origination Date:         January 24, 2000       Location:         New York, NY
--------------------------------------------------------------------------------
*Maturity Date:           February 1, 2010       Year Renovated:   1999
--------------------------------------------------------------------------------
Initial Mortgage Rate:    8.270%                 Appraised Value   $34,000,000
--------------------------------------------------------------------------------
Annual Debt Service:      $2,115,764             Cut-off LTV:      68.7%
--------------------------------------------------------------------------------
DSCR:                     1.25x                  Balloon LTV:      62.0%
--------------------------------------------------------------------------------
Underwritable Net Cash
Flow:                     $2,636,228             Occupancy:        100%
--------------------------------------------------------------------------------
                                                 Occupancy Date:   December 20,
                                                                   1999
--------------------------------------------------------------------------------

*For purposes hereof, the Anticipated Repayment Date described below is assumed to be the Maturity Date of the 17 John Street Loan

The Loan

      The 17 John Street Apartments Loan (the "17 John Street Loan") is secured by a first mortgage on a 111-unit apartment complex located at 17 John Street, New York, New York (the "17 John Street Property"). CIBC originated the 17 John Street Loan on January 24, 2000.

      The Borrower. The borrower is 17 John Street Associates, LLC, a New York limited liability company (the "17 John Street Borrower"). The managing member of the 17 John Street Borrower is 17 John Street Remote, Inc., a New York corporation. Nathan Berman and Anthony Fromer are the principals of the 17 John Street Borrower. The 17 John Street Borrower is a special purpose, bankruptcy remote entity.

      Security. The 17 John Street Loan is secured by a Mortgage and Security Agreement, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the 17 John Street Property. The 17 John Street Loan is non-recourse, subject to certain limited exceptions.

      Payment Terms. The 17 John Street Loan has a fixed Mortgage Rate of 8.270% until February 1, 2010 (the "Anticipated Repayment Date"), at which time the Mortgage Rate will adjust to the greater of (i) 10.27%or (ii) the then applicable yield rate on U.S. Treasury obligations maturing during February, 2030, the month in which the actual maturity date of the 17 John Street Loan occurs, plus 2%. Although the 17 John Street Loan has a stated term of 360 months, it is assumed for purposes hereof that it has a term of 120 months with a maturity date of the Anticipated Repayment Date. The 17 John Street Loan has an original amortization term of 360 months. The 17 John Street Loan requires monthly payments of principal and interest equal to $176,313.67 until the Anticipated Repayment Date. If the 17 John Street Loan is not prepaid on such date, all of the cash flow from the 17 John Street Property is to be applied as described in "Lockbox" below. If not sooner satisfied, all unpaid principal and accrued interest is due on February 1, 2030. The 17 John Street Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      Lockbox. Upon any default or upon the occurrence of the Anticipated Repayment Date, the lender may require all gross income from the 17 John Street Property to be deposited into a lockbox account controlled by the lender. Prior to the Anticipated Repayment Date, disbursements from such account are made as follows:

o to fund required reserves for the payment of real estate taxes, insurance and other impounds;

o     to pay all interest then due;

o     to pay all principal then due;

o     to fund other reserves required under the related security documents;

o to pay all other amounts owed the lender with respect to the 17 John Street Loan; and

o     to the 17 John Street Borrower for its use.


                                     III-4

      Subsequent to the Anticipated Repayment Date, disbursements from such account are made as follows:

o to fund required reserves for the payment of real estate taxes, insurance and other impounds;

o     to pay all interest (at the initial Mortgage Rate) then due;

o     to pay all principal then due;

o     to fund other reserves required under the related security documents;

o     to pay budgeted operating expenses approved by the lender;

o     to pay budgeted capital expenses approved by the lender;

o     to pay other extraordinary expenses approved by the lender;

o     to pay all remaining outstanding principal;

o     to pay all accrued and unpaid interest then due;

o to pay all other amounts owed the lender with respect to the 17 John Street Loan; and

o     to the 17 John Street Borrower for its use.

      Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) January 24, 2004, or (b) 2 years following the date of the assignment of the 17 John Street Loan to a REMIC in connection with a securitization. Thereafter, until August 1, 2009, any prepayment must be in the form of a defeasance. Any such defeasance will include the release of the 17 John Street Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Maturity Date. Each such payment must be equal to or greater than each scheduled Monthly Payment during the loan term, and greater than the anticipated balloon balance due on the Maturity Date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after August 1, 2009, the 17 John Street Loan may be prepaid without the payment of any prepayment consideration.

      Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the 17 John Street Loan immediately due and payable upon the transfer of the 17 John Street Property or any ownership interest in the 17 John Street Borrower. The 17 John Street Borrower has a one-time right to transfer the 17 John Street Property to a qualifying single asset entity transferee approved by the lender if:

o the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources necessary to operate the 17 John Street Property;

o  the proposed transferee assumes the obligations of the 17 John Street
   Borrower;

o  no event of default then exists; and

o the lender receives a 1% assumption fee, all reasonably required documents, a title policy endorsement and reimbursement for all of its costs and expenses.

      The 17 John Street Loan documents also allow transfers of membership interests in the 17 John Street Borrower which:

o do not amount, in the aggregate, to a transfer of 10% or more of the managing membership interests in the 17 John Street Borrower or the stock of its managing member;

o     are the result of a death; or

o     are to an immediate family member or trust for such a family member.

      Escrow/Reserves. There are tax and insurance reserves which require monthly deposits in amounts sufficient to pay real estate taxes and insurance premiums when due. There is an environmental remediation reserve funded at closing in the amount of $16,250, and a replacement reserve funded on a monthly basis at the rate of $2,312.50 per month.


                                     III-5

      Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

      The Property. The 17 John Street Property is located at 17 John Street in downtown Manhattan, New York City, within the downtown business district. The 17 John Street Property was built in 1926 and renovated in 1999. It consists of one 15-story building containing 111 residential units and approximately 19,000 square feet of commercial space. The 17 John Street Property contains 55 studio units, 43 one-bedroom units and 13 two-bedroom units. Amenities include elevators, 24-hour doorman controlled entry, a laundry facility and an appliance package including stove, refrigerator and air conditioning.

      Management. The 17 John Street Property is managed by Metro Loft Management, LLC, which has involved in the management of apartment complexes for approximately 7 years, and currently manages several residential and commercial properties in New York City.


                                     III-6


Loan No. 3 - San Croix Apartments
----------------------------------------------------------------------------------------------
Cut-off Date Balance:             $19,578,662              Balloon Balance:   $17,414,035
----------------------------------------------------------------------------------------------
Loan Type:                        Principal and Interest   Property Type:     Multifamily
----------------------------------------------------------------------------------------------
Origination Date:                 March 26, 1998           Location:          Las Vegas, NV
----------------------------------------------------------------------------------------------
Maturity Date:                    April 1, 2008            Year Built         1996
----------------------------------------------------------------------------------------------
Mortgage Rate:                    6.87%                    Appraised Value:   $26,100,000
----------------------------------------------------------------------------------------------
Annual Debt Service:              $1,575,827               Cut-off LTV:       75.0%
----------------------------------------------------------------------------------------------
DSCR:                             1.33x                    Balloon LTV:       66.7%
----------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:      $2,088,462               Occupancy:         94%
----------------------------------------------------------------------------------------------
                                                           Occupancy Date:    January 15, 2000
----------------------------------------------------------------------------------------------

The Loan:

      The San Croix Apartments Loan (the "San Croix Loan") is secured by a first mortgage on the San Croix Apartments (the "San Croix Property"), a 352 unit, 23 building, Class A garden apartment complex located in Las Vegas, Nevada. Midland originated the San Croix Loan on March 26, 1998.

      The Borrower. The borrower is Kenna, LLC, a Nevada limited liability company (the "San Croix Borrower"). Herman Ahlers is the manager and 100% owner of the San Croix Borrower, which is a single asset, single purpose, bankruptcy remote entity.

      Security. The San Croix Loan is secured by a Deed of Trust, Security Agreement, Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Deed of Trust is a first lien on the fee interest in the San Croix Property. The San Croix Loan is non-recourse, subject to certain limited exceptions.

      Payment Terms. The San Croix Loan has a fixed Mortgage Rate of 6.87%, an original term of 120 months and an original amortization of 360 months. The San Croix Loan requires monthly principal and interest payments of $131,318.95 until maturity, at which time all unpaid principal and accrued interest is due. The San Croix Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      Prepayment. No prepayment is permitted prior to April 1, 2001. Thereafter, prepayments may be made upon the payment of a prepayment premium equal to the greater of a yield maintenance amount or 1% of the principal prepaid. No prepayment premium is required for any prepayment on or after October 1, 2007.

      Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the San Croix Loan immediately due and payable upon the transfer of the San Croix Property or any ownership interest in the San Croix Borrower. The San Croix Loan documents contemplate a potential waiver of such prohibition by the lender if:

o     the lender has expressly approved the proposed transfer in writing;

o     no event of default then exists;

o the proposed transferee and the San Croix Property reasonably satisfy the lender's underwriting standards; and

o the lender receives a 1% assumption fee and reimbursement for all of costs and expenses.


      The San Croix Loan documents allow transfers of membership interests in the San Croix Borrower which:

o do not amount, in the aggregate, to a transfer of 40% or more of such membership interests to a third party; or

o     are the result of a death or physical or mental disability.

      Escrow/Reserves. There are tax and insurance reserves which require monthly deposits in an amount sufficient to pay real estate taxes and insurance premiums when due.


                                     III-7

      Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

      The Property. The San Croix Property is located at 8000 W. Spring Mountain Road, in Las Vegas, Nevada. It is approximately 5 miles west of the Las Vegas "Strip" and 5 miles southwest of the Las Vegas central business district. The San Croix Property was built in 1996 and consists of 23 two-story garden style apartment buildings containing 176 one bedroom units, 144 two bedroom units and 32 three bedroom units. Amenities include gated access, two swimming pools, a spa/fitness center, picnic areas with barbecue grills, a clubhouse and 318 covered parking spaces. Individual units may have a fireplace, a ceiling fan, a microwave, a washer/dryer, a porch and the standard appliance package.

      Management. The San Croix Property is managed by Stout Management Company, a subsidiary of Rooster Philben, Inc., that was formed in 1982 to operate and manage multifamily apartment complexes. Stout Management Company manages properties in Nevada and California and employs 250 people.



                                     III-8

 Loan Nos. 4, 5 & 6 - Prime Portfolio Loans

----------------------------------------------------------------------------------------------
Cut-off Date Balance:     $18,987,426          Property Type:
----------------------------------------------------------------------------------------------
   1051 North Kirk Road     $3,347,051             1051 North Kirk Road     Industrial
----------------------------------------------------------------------------------------------
   4343 Commerce Court      $12,854,405            4343 Commerce Court      Office
----------------------------------------------------------------------------------------------
   1600 West 167th Street   $2,785,970             1600 West 167th Street   Office
----------------------------------------------------------------------------------------------
Loan Type:                                         Location:
----------------------------------------------------------------------------------------------
   1051 North Kirk Road     Principal & Interest   1051 North Kirk Road     Batavia, Illinois
----------------------------------------------------------------------------------------------
   4343 Commerce Court      Principal & Interest   4343 Commerce Court      Lisle, Illinois
----------------------------------------------------------------------------------------------
   1600 West 167th Street   Principal & Interest   1600 West 167th Street   Calumet City, Illinois
----------------------------------------------------------------------------------------------
Origination Date:                                  Year Built:
----------------------------------------------------------------------------------------------
  *1051 North Kirk Road     July 27, 1999          1051 North Kirk Road     1991
----------------------------------------------------------------------------------------------
  *4343 Commerce Court      July 27, 1999          4343 Commerce Court      1986
----------------------------------------------------------------------------------------------
   1600 West 167th          November 10, 1999      1600 West 167th Street   1980
----------------------------------------------------------------------------------------------
Maturity Date:                                     Appraised Value:         $28,500,000
----------------------------------------------------------------------------------------------
  *1051 North Kirk          May 1, 2008            1051 North Kirk          $ 4,400,000
----------------------------------------------------------------------------------------------
  *4343 Commerce Court      May 1, 2008            4343 Commerce Court      $19,000,000
----------------------------------------------------------------------------------------------
   1600 West 167th          December 1, 2009       1600 West 167th Street   $ 5,100,000
----------------------------------------------------------------------------------------------
Initial Mortgage Rate:                             Cut-off LTV:             66.6%
----------------------------------------------------------------------------------------------
   1051 North Kirk Road     7.170%                 1051 North Kirk  Road    66.6%
----------------------------------------------------------------------------------------------
   4343 Commerce Court      7.170%                 4343 Commerce Court      66.6%
----------------------------------------------------------------------------------------------
   1600 West 167th          8.680%                 1600 West 167th Street   66.6%
----------------------------------------------------------------------------------------------
Annual Debt Service:        $1,615,519             Balloon LTV:             59.02%
----------------------------------------------------------------------------------------------
   1051 North Kirk Road     $ 277,011              1051 North Kirk Road     59.02%
----------------------------------------------------------------------------------------------
   4343 Commerce Court      $1,063,864             4343 Commerce Court      59.02%
----------------------------------------------------------------------------------------------
   1600 West 167th          $ 274,644              1600 West 167th Street   59.02%
----------------------------------------------------------------------------------------------
DSCR:                       1.55x                  Occupancy:
----------------------------------------------------------------------------------------------
   1051 North Kirk Road     1.55x                  1051 North Kirk Road     100.0%
----------------------------------------------------------------------------------------------
   4343 Commerce Court      1.55x                  4343 Commerce Court      91.1%
----------------------------------------------------------------------------------------------
   1600 West 167th          1.55x                  1600 West 167th Street   75.8%
----------------------------------------------------------------------------------------------
Underwritable Net Cash      $2,502,403             Occupancy Date:
Flow:
----------------------------------------------------------------------------------------------
   1051 North Kirk Road     $   360,589            1051 North Kirk Road     February 28, 1998
----------------------------------------------------------------------------------------------
   4343 Commerce Court      $1,775,216             4343 Commerce Court      January 26, 2000
----------------------------------------------------------------------------------------------
   1600 West 167th          $   366,598            1600 West 167th Street   February 1, 2000
----------------------------------------------------------------------------------------------
  Balloon Balance:          $16,822,059
----------------------------------------------------------------------------------------------
   1051 North Kirk Road     $  2,989,158
----------------------------------------------------------------------------------------------
   4343 Commerce Court      $ 11,479,911
----------------------------------------------------------------------------------------------
   1600 West 167th Street   $  2,352,990
 ----------------------------------------------------------------------------------------------

*For purposes hereof, the Anticipated Repayment Date for the A&B Prime Loan, as described below is assumed to be the maturity date of such loan.
**Information described herein with respect to the individual properties securing the A&B Prime Loan is an allocated portion of such information based upon the ratio of the appraised value or underwritable cash flow of the individual properties to the aggregate appraised value or underwritable cash flow of all such properties.

      The Loan. The Prime Portfolio Loans (the "Prime Loans") consists of 2 cross-collateralized, cross-defaulted loans secured by first mortgages on 1 industrial and 2 office properties located in the suburbs of Chicago (each, a "Prime Property"). CIBC originated the first of these loans (the "A&B Prime Loan") on May 1, 1998, and the second of these loans (the "C Prime Loan") on November 10, 1999. The A&B Prime Loan is secured by first


                                     III-9
mortgages on 1 industrial property, 1051 North Kirk Road, and 1 office property, 4343 Commerce Court (each, an "A&B Prime Property"). The C Prime Loan is secured by a first mortgage on 1 office property, 1600 West 167th Street.

      The Borrower. Three separate Delaware limited liability companies are the borrowers on the Prime Loans (each a "Prime Borrower"). 1051 North Kirk Road, L.L.C. and 4343 Commerce Court, L.L.C. are co-borrowers on the A&B Prime Loan, and 1600 167th Street, L.L.C. is the borrower on the C Prime Loan. The managing member of each Prime Borrower is Prime Group Realty, L.P., a Delaware limited partnership. The managing partner of Prime Group Realty, L.P. is Prime Group Realty Trust, a Maryland real estate investment trust and a NYSE company. Each Prime Borrower is a single-purpose bankruptcy-remote entity.

      Security. The Prime Loans are secured by separate Mortgages, Assignments of Leases and Rents, UCC Financing Statements and certain additional security documents executed by each Prime Borrower over the separate Prime Property owned by it. Each Prime Borrower has executed an agreement that cross-collateralizes and cross defaults the separate Prime Loans. Each Mortgage is a first lien on the related Prime Borrower's fee interest in its Prime Property. The Prime Loans are non-recourse, subject to certain limited exceptions.

      Payment Terms. The A&B Prime Loan has a fixed Mortgage Rate of 7.170% until May 1, 2008 (the "Anticipated Repayment Date"), at which time the Mortgage Rate on the A&B Prime Loan will adjust to the greater of (i) 9.170%or (ii) the then applicable yield rate on U.S. Treasury obligations maturing during May 2028, the month in which the actual maturity date of the A&B Prime Loan occurs, plus 2%. Although the A&B Prime Loan has a stated term of 347 months, it is assumed for purposes hereof that it has a term of 105 months with a maturity date of the Anticipated Repayment Date. The A&B Prime Loan has an original amortization term of 347 months. The A&B Prime Loan requires monthly payments of principal and interest equal to $111,740 until the Anticipated Repayment Date. If the A&B Prime Loan is not prepaid on such date, all of the cash flow from the A&B Prime Property is to be applied as described in "Lockbox" below. If not sooner satisfied, all unpaid principal and accrued interest is due on May 1, 2028. The A&B Prime Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      The C Prime Loan has a fixed Mortgage Rate of 8.680%, an original term of 120 months and an original amortization of 300 months. The C Prime Loan requires monthly principal and interest payments of $22,887 until December 1, 2009, at which time all unpaid principal and accrued but unpaid interest is due. The C Prime Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      Lockbox. Upon any default or upon the occurrence of the Anticipated Repayment Date, the lender may require all gross income from the A&B Prime Property to be deposited into a lockbox account controlled by the lender. Prior to the Anticipated Repayment Date, disbursements from such account are made as follows:

o to fund required reserves for the payment of real estate taxes, insurance and other impounds;

o     to pay all interest then due;

o     to pay all principal then due;

o     to fund other reserves required under the related security documents;

o     to pay all other amounts owed the lender with respect to the A&B Prime
      Loan; and

o     to the related Prime Borrower for its use.


      Subsequent to the Anticipated Repayment Date, disbursements from such account are made as follows:

o to fund required reserves for the payment of real estate taxes, insurance and other impounds;

o to pay all interest (at the initial Mortgage Rate for the A&B Prime Loan) then due;

o     to pay all principal then due;

o     to fund other reserves required under the related security documents;

o     to pay budgeted operating expenses approved by the lender;


                                     III-10

o     to pay budgeted capital expenses approved by the lender;

o     to pay other extraordinary expenses approved by the lender;

o     to pay all remaining outstanding principal;

o     to pay all accrued and unpaid interest then due;

o     to pay all other amounts owed the lender with respect to the A&B Prime
      Loan; and

o     to the related Prime Borrower for its use.

      Prepayment/Defeasance. No prepayment or defeasance the A&B Prime Loan is permitted prior to the earlier of (a) May 1, 2002 or (b) two years following the date of the assignment of the A&B Prime Loan to a REMIC in connection with a securitization. Thereafter, until November 1, 2007, any prepayment must be in the form of a defeasance. No prepayment or defeasance the C Prime Loan is permitted prior to the earlier of (a) November 10, 2003 or (b) two years following the date of the assignment of the C Prime Loan to a REMIC in connection with a securitization. Thereafter, until June 1, 2009, any prepayment must be in the form of a defeasance. After the expiration of the above-described lock-out periods, any prepayment must be in the form of a full or partial defeasance. Any such defeasance will include release of the related Prime Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, to the Anticipated Repayment Date for the A&B Prime Loan and the maturity date of the C Prime Loan. Each such payment must be equal to or greater than 125% of the portion of the scheduled Monthly Payment allocated to the released Prime Property, and on the Anticipated Repayment Date for the A&B Prime Loan or the maturity date of the C Prime Loan, must be sufficient to fully prepay at least 125% of the portion of the Prime Loans allocated to the released Prime Property. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. From and after November 1, 2007, the A&B Prime Loan may be prepaid without the payment of any prepayment consideration. From and after June 1, 2009, the C Prime Loan may be prepaid without the payment of any prepayment consideration.

      Transfer of Property or Interest in Borrower. Except as described below, the lender will have the option to declare the Prime Loans immediately due and payable upon the transfer of any Prime Property or any ownership interest in any Prime Borrower. Each Prime Borrower has a one-time right to transfer its Prime Property, after the first 12 months of the term or the related Prime Loan, to a transferee approved by the lender if:

o  no event of default then exists;

o the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources necessary to operate the related Prime Property;

o the proposed transferee assumes the obligations of the Prime Borrower and a person or entity acceptable to the lender assumes all guaranties or indemnities; and

o the lender receives a 1% assumption fee, all reasonably required documents, a title policy endorsement and reimbursement for all of its costs and expenses.

The Prime Loan documents allow transfers of beneficial interests in the Prime Borrower so long as Prime Group Realty Trust continues to have the same degree of management control over each Prime Borrower and directly or indirectly owns 30% or more of the total equity interests in each Prime Borrower.

      Escrow/Reserves. There are tax escrows for the Prime Loans which require deposits in an amount sufficient to pay real estate taxes on the related Prime Properties when due. For the A&B Prime Loan, there are currently both a replacement reserve funded on a monthly basis at the rate of $8,872.60 per month and a tenant improvement/leasing commission reserve funded on a monthly basis at the rate of $13,668.60 per month. In addition, the operating company parent of the A&B Prime Loan Borrower (Prime Group Realty, L.P.) guarantied the contractually stipulated monthly replacement reserve and tenant improvement/leasing commission reserve. The A&B Prime Borrower may, at any time, elect to activate said guaranty and stop funding the replacement reserve and tenant improvement/leasing commission reserve. For the C Prime Loan, there both a replacement reserve funded on


                                     III-11
a monthly basis at the rate of $1,089.92 per month and a tenant improvement/leasing commission reserve funded on a monthly basis at the rate of $4,583.33 per month.

      Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

      The Property.

      The 4343 Commerce Court property is located at 4343 Commerce Court, Lisle, Illinois. It was built in 1986. It is a 7-story Class-A office building containing approximately 167,756 rentable square feet of office space. As of January 26, 2000, it is 91.1% leased to 26 tenants. The largest tenant is Porsche Credit (22,395 square feet/13.3% of total), whose lease expires September 30, 2004.

      The 1051 North Kirk property is located at 1051 North Kirk Road, Batavia, Illinois. It was built in 1991, and is a 120,004 square foot 1-story industrial building. As of February 28, 1998, the 1051 North Kirk property is 100% to Stephen J. Nardi, a principal in Prime Group Realty, L.P. It is currently unoccupied, however, and this lease expires February 28, 2003.

      The 1600 West 167th Street Property (a/k/a Narco River Business Center) is located at 1600 West 167th Street, Calumet City, Illinois. It was built in 1980, and consists of two 1-story office buildings containing 65,394 square feet of net rentable area. As of February 1, 2000, it is 75.8% leased to 11 tenants. The largest tenant is CSX Transportation (17,199 square feet/26.3% of total), whose lease expires on October 31, 2010.

      Management. The Prime Properties are managed by Prime Group Realty Trust, the general partner of the managing member of each Prime Borrower.



                                     III-12


Loan No. 7 - Ryder Integrated Logistics
------------------------------------------------------------------------------------------
Cut-off Date Balance:     $18,163,497            Balloon Balance:        $16,481,593
------------------------------------------------------------------------------------------
Loan Type:                Principal & Interest   Property Type:          Industrial
------------------------------------------------------------------------------------------
Origination Date:         November 30, 1999      Location:               Auburn Hills, MI
------------------------------------------------------------------------------------------
Maturity Date:            December 1, 2009       Year Built:             1999
------------------------------------------------------------------------------------------
Mortgage Rate:            8.420%                 Appraised Value:        $23,900,000
------------------------------------------------------------------------------------------
Annual Debt Service:      $1,668,680             Cut-off LTV:            76.0%
------------------------------------------------------------------------------------------
DSCR:                     1.25x                  Balloon LTV:            69.0%
------------------------------------------------------------------------------------------
Underwritable Net Cash
Flow:                     $2,085,932             Occupancy:              100.00%
------------------------------------------------------------------------------------------
                                                 Occupancy Date          November 30, 1999
------------------------------------------------------------------------------------------

The Loan

      The Ryder Integrated Logistics Loan (the "Ryder Loan") is secured by a first mortgage on a single story, 455,000 square foot industrial building located in Auburn Hills, Michigan (the "Ryder Property"). Midland originated the Ryder Loan on November 30, 1999.

      The Borrower. The borrower is Franklin Transport, L.L.C., a Michigan limited liability company (the "Ryder Borrower"). The sole managing member of the Ryder Borrower is Franklin Auburn Corporation, a Michigan corporation. The other members of the Ryder Borrower are J. Bennett Donaldson, Anthony V. Battaglia, T&M, L.L.C. and Atlantic L.L.C.. The Ryder Borrower is a single asset, single purpose, bankruptcy remote entity. A non-consolidation opinion was obtained at the closing of the Ryder Loan.

      Security. The Ryder Loan is secured by a Mortgage, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the Ryder Property. The Ryder Loan is non-recourse, subject to certain limited exceptions.

      Payment Terms. The Ryder Loan has a fixed Mortgage Rate of 8.42%, an original term of 120 months and an original amortization of 360 months. The Ryder Loan requires monthly principal and interest payments of $139,056.70 until maturity, at which time all unpaid principal and accrued interest is due. The Ryder Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the later of (a) 3 years following the date of the first regularly scheduled monthly payment, or (b) 2 years following the date of the assignment of the Ryder Loan to a REMIC in connection with a securitization. Thereafter, until September 1, 2009, any prepayment must be in the form of a defeasance. Any such defeasance will include release of the Ryder Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Maturity Date. Each such payment must be equal to or greater than each scheduled Monthly Payment during the loan term, and greater than the anticipated balloon balance due on the Maturity Date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after September 1, 2009, the Ryder Loan may be prepaid without the payment of any prepayment consideration.

      Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the Ryder Loan immediately due and payable upon the transfer of the Ryder Property or any ownership interest in the Ryder Borrower. The Ryder Loan documents contemplate a potential waiver of such prohibition by the lender if:

o     the lender has expressly approved the proposed transfer in writing;

o     no event of default then exists;

o the proposed transferee and the Ryder Property reasonably satisfy the lender's underwriting standards; and


                                     III-13

o the lender receives a 1% assumption fee and reimbursement for all of costs and expenses.

      Additionally, any transfer of 49% or more of ownership interests in the Ryder Borrower or it manager requires a nonconsolidation opinion acceptable to the lender and the applicable rating agencies. The Ryder Loan documents allow transfers of membership interest in the Ryder Borrower which:

o do not amount, in the aggregate, to a transfer of 49% or more of such membership interests to a third party; or

o     are the result of a death or physical or mental disability.

      Escrow/Reserves. No monthly deposits for tax and insurance reserves are required so long as:

o Ryder Integrated Logistics, Inc. ("Ryder"), remains in operation at the Ryder Property;

o     no default occurs under Ryder's lease;

o     Ryder maintains a Standard & Poor's issuer credit rating of BBB or better;
      and

o the lender receives satisfactory evidence of the payment of all required taxes and insurance premiums.

      There are also the following reserves:

o A capital improvement reserve funded through a $20,000 letter of credit delivered at the closing (the Ryder Borrower is required to annually increase the face amount of this letter of credit by an additional $20,000 per year to a maximum of $100,000).

o A tenant improvement and leasing commission reserve funded through a $135,000 letter of credit delivered at the closing, with the Ryder Borrower being required to annually increase the face amount of this letter of credit as follows:

      1.   $135,000 annually through December 1, 2004;
      2.   $330,000 annually through December 1, 2005; and
      3.   $135,000 annually thereafter until maturity.

o A reserve as additional security until the Ryder lease term is extended until at least December 1, 2010. This reserve was funded through a $49,000 letter of credit delivered at the closing, with the Ryder Borrower being required to annually increase the face amount of this letter of credit by an additional $49,000 per year to a maximum of $294,000.

      Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

      The Property. The Ryder Property is a single story industrial building located at 4445 North Atlantic Boulevard, Auburn Hills, Michigan, near the intersection of Interstate 75 and Highway 24. The Ryder Property was constructed in 1999. It contains 455,000 rentable square feet in a climate controlled warehouse with 63 docking bays. As of November 30, 1999, the Ryder Property is 100% leased to Ryder Integrated Logistics, Inc. under a lease with a current expiration date of October 31, 2005.

      Management. The Ryder Property is managed by J. Bennett Donaldson, one of the principals of the Ryder Borrower. Mr. Bennett has an ownership interest in 2,000,000 square feet of industrial/ high-tech buildings, located mostly in lower Michigan. All leasing is handled by Signature Associates-ONCOR.



                                     III-14

Loan No. 8 - Rochester, NY Holiday Inn

--------------------------------------------------------------------------------
Cut-off Date Balance:     $17,664,749           Balloon Balance:   $15,164,233
--------------------------------------------------------------------------------
Loan Type:                Principal & Interest  Property Type:     Hotel
--------------------------------------------------------------------------------
Origination Date:         February 4, 2000      Location:          Henrietta, NY
--------------------------------------------------------------------------------
*Maturity Date:           March 1, 2010         Year Renovated:    1996
--------------------------------------------------------------------------------
Initial Mortgage Rate:    9.41%                 Appraised Value    $25,200,000
--------------------------------------------------------------------------------
Annual Debt Service:      $1,842,461            Cut-off LTV:       70.1%
--------------------------------------------------------------------------------
DSCR:                     1.50x                 Balloon LTV:       60.2%
--------------------------------------------------------------------------------
Underwritable Net Cash
Flow:                     $2,764,558            Occupancy:         70.5%
--------------------------------------------------------------------------------
                                                Occupancy Date:    September
                                                                   30, 1999
--------------------------------------------------------------------------------

*For purposes hereof, the Anticipated Repayment Date described below is assumed to be the Maturity Date of the Rochester Holiday Inn Loan

The Loan

      The Rochester Holiday Inn Loan (the "Rochester Holiday Inn Loan") is secured by a first mortgage on a 250-room full service hotel located in Rochester, New York, New York (the "Rochester Holiday Inn Property"). CIBC originated the Rochester Holiday Inn Loan on February 4, 2000.

      The Borrower. The borrower is Columbia Properties Rochester, Ltd, a Kentucky limited partnership (the "Rochester Holiday Inn Borrower"). The corporate general partner of the Rochester Holiday Inn Borrower is Rochester GP, Inc., a Kentucky corporation. Columbia Sussex Corporation is the principal of the Rochester Holiday Inn Borrower. The Rochester Holiday Inn Borrower is a special purpose, bankruptcy remote entity.

      Security. The Rochester Holiday Inn Loan is secured by a Mortgage and Security Agreement, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the Rochester Holiday Inn Property. The Rochester Holiday Inn Loan is non-recourse, subject to certain limited exceptions.

      Payment Terms. The Rochester Holiday Inn Loan has a fixed Mortgage Rate of 9.41% until March 1, 2010 (the "Anticipated Repayment Date"), at which time the Mortgage Rate will adjust to the greater of (i) 11.41% or (ii) the then applicable yield rate on U.S. Treasury obligations maturing during March, 2025, the month in which the actual maturity date of the Rochester Holiday Inn Loan occurs, plus 2%. Although the Rochester Holiday Inn Loan has a stated term of 300 months, it is assumed for purposes hereof that it has a term of 120 months with a maturity date of the Anticipated Repayment Date. The Rochester Holiday Inn Loan has an original amortization term of 300 months. The Rochester Holiday Inn Loan requires monthly payments of principal and interest equal to $153,538.41 until the Anticipated Repayment Date. If the Rochester Holiday Inn Loan is not prepaid on such date, all of the cash flow from the Rochester Holiday Inn Property is to be applied as described in "Lockbox" below. If not sooner satisfied, all unpaid principal and accrued interest is due on March 1, 2025. The Rochester Holiday Inn Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      Lockbox. Upon any default or upon the occurrence of the Anticipated Repayment Date, the lender may require all gross income from the Rochester Holiday Inn Property to be deposited into a lockbox account controlled by the lender. Prior to the Anticipated Repayment Date, disbursements from such account are made as follows:

o to fund required reserves for the payment of real estate taxes, insurance and other impounds;

o    to pay all interest then due;

o    to pay all principal then due;

o    to fund other reserves required under the related security documents;

o to pay all other amounts owed the lender with respect to the Rochester Holiday Inn Loan; and


                                     III-15

o    to the Rochester Holiday Inn Borrower for its use.


      Subsequent to the Anticipated Repayment Date, disbursements from such account are made as follows:

o to fund required reserves for the payment of real estate taxes, insurance and other impounds;

o    to pay all interest (at the initial Mortgage Rate) then due;

o    to pay all principal then due;

o    to fund other reserves required under the related security documents;

o    to pay budgeted operating expenses approved by the lender;

o    to pay budgeted capital expenses approved by the lender;

o    to pay other extraordinary expenses approved by the lender;

o    to pay all remaining outstanding principal;

o    to pay all accrued and unpaid interest then due;

o to pay all other amounts owed the lender with respect to the Rochester Holiday Inn Loan; and

o    to the Rochester Holiday Inn Borrower for its use.

      Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the earlier of (a) February 4, 2004, or (b) 2 years following the date of the assignment of the Rochester Holiday Inn Loan to a REMIC in connection with a securitization. Thereafter, until September 1, 2009, any prepayment must be in the form of a defeasance. Any such defeasance will include the release of the Rochester Holiday Inn Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Maturity Date. Each such payment must be equal to or greater than each scheduled Monthly Payment during the loan term, and greater than the anticipated balloon balance due on the Maturity Date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after September 1, 2009, the Rochester Holiday Inn Loan may be prepaid without the payment of any prepayment consideration.

      Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the Rochester Holiday Inn Loan immediately due and payable upon the transfer of the Rochester Holiday Inn Property or any ownership interest in the Rochester Holiday Inn Borrower. The Rochester Holiday Inn Borrower has a one-time right to transfer the Rochester Holiday Inn Property to a qualifying single asset entity transferee approved by the lender if:

o the proposed transferee reasonably satisfies the lender that it possesses the ownership and managerial experience and financial resources necessary to operate the Rochester Holiday Inn Property;

o the proposed transferee assumes the obligations of the Rochester Holiday Inn Borrower;

o    no event of default then exists; and

o the lender receives a 1% assumption fee, all reasonably required documents, a title policy endorsement and reimbursement for all of its costs and expenses.

      The Rochester Holiday Inn Loan documents also allow transfers of partnership interests in the Rochester Holiday Inn Borrower which:

o do not amount, in the aggregate, to a transfer of 10% or more of the general partnership interests in the Rochester Holiday Inn Borrower or the stock of its general partner;

o    are the result of a death; or

o    are to an immediate family member or trust for such a family member.


                                     III-16

      Escrow/Reserves. There is a tax reserve which require monthly deposits in amounts sufficient to pay real estate taxes when due. There is an insurance reserve funded at closing for six months of insurance premiums for the Rochester Holiday Inn Property. The lender can require monthly deposits to this insurance reserve if the Rochester Holiday Inn Borrower ever fails to pay its insurance premiums when due. There is also a furniture, fixtures and equipment reserve funded at closing in the amount of $33,242.11, which also requires monthly deposits equal to 1/12th of 5% of the prior year's gross income from the Rochester Holiday Inn Property.

      Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.


      The Property. The Rochester Holiday Inn Property is located in Henrietta, New York. The Rochester Holiday Inn Property was built in 1985 and renovated in 1996. It consists of a 6-story 250-room full service hotel, with 119 king rooms, 116 double-bedded rooms, 13 handicapped accessible rooms and 2 parlor rooms. Each of the rooms include remote control cable televisions, on-demand movies, telephones, desk and chair, bathroom heat lamp, iron and ironing board, clock radio, coffee maker and hair dryers. The Rochester Holiday Inn Property also includes 11 meeting rooms with totaling approximately 10,000 square feet, a 205 person restaurant and 2 lounges. The Rochester Holiday Inn Property also includes a swimming pool and an adjacent exercise area.

      Management. The Rochester Holiday Inn Property is managed by Columbia Sussex Corporation, the principal of the Rochester Holiday Inn Borrower. Columbia Sussex Corporation has been involved in the management of hotels for approximately 28 years and currently owns and manages approximately 46 hotels totaling approximately 11,000 guestrooms in the United States.



                                     III-17


Loan No.  9 - Nevada Street Apartments
-----------------------------------------------------------------------------------------
Cut-off Date Balance:    $15,383,326                  Balloon Balance:   $13,834,772
-----------------------------------------------------------------------------------------
Loan Type:               Principal & Interest         Property Type:     Multifamily
-----------------------------------------------------------------------------------------
Origination Date:        March 22, 2000               Location:          Newark, NJ
-----------------------------------------------------------------------------------------
Maturity Date:           April 1, 2010                Year Built:        1978
-----------------------------------------------------------------------------------------
Initial Mortgage Rate:   8.140%                       Appraised Value:   $19,700,000
-----------------------------------------------------------------------------------------
Annual Debt Service:     $1,374,076                   Cut-off LTV:       78.1%
-----------------------------------------------------------------------------------------
DSCR:                    1.30x                        Balloon LTV:       70.2%
-----------------------------------------------------------------------------------------
Underwritable Net Cash
Flow:                    $1,823,747                   Occupancy:         99.00%
-----------------------------------------------------------------------------------------
                                                      Occupancy Date:    February 9, 2000
-----------------------------------------------------------------------------------------

The Loan:

      The Nevada Street Apartments Loan (the "Nevada Street Loan") is secured by a first mortgage on the Nevada Street Apartments (the "Nevada Street Property"), a 19-story apartment building containing 306 units located in Newark, New Jersey. Midland originated the Nevada Street Loan on March 22, 2000.

      The Borrower. The borrower is N.S. Limited Partnership, a Maine limited partnership (the "Nevada Street Borrower"). The general partners of the Nevada Street Borrower are Burnt Coat Island, Inc. (2%) and HRC Investment Corporation (1%). The Nevada Street Borrower is a single asset, single purpose, bankruptcy remote entity. A non-consolidation opinion was obtained at the closing of the Nevada Street Loan.

      Security. The Nevada Street Loan is secured by a Mortgage, Security Agreement and Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the Nevada Street Property. The Nevada Street Loan is non-recourse, subject to certain limited exceptions.

      Payment Terms. The Nevada Street Loan has a fixed Mortgage Rate of 8.14%, an original term of 120 months and an original amortization of 360 months. The Nevada Street Loan requires monthly principal and interest payments of $114,506.33 until maturity, at which time all unpaid principal and accrued interest is due. The Nevada Street Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the later of (a) 3 years following the date of the first regularly scheduled monthly payment, or (b) 2 years following the date of the assignment of the Nevada Street Loan to a REMIC in connection with a securitization. Thereafter, until January 1, 2010, any prepayment must be in the form of a defeasance. Any such defeasance will include the release of the Nevada Street Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Maturity Date. Each such payment must be equal to or greater than each scheduled Monthly Payment during the loan term, and greater than the anticipated balloon balance due on the Maturity Date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after January 1, 2010, the Nevada Street Loan may be prepaid without the payment of any prepayment consideration.

      Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the Nevada Street Loan immediately due and payable upon the transfer of the Nevada Street Property or any ownership interest in the Nevada Street Borrower. The Nevada Street Loan documents contemplate a potential waiver of such prohibition by the lender if:

o     the lender has expressly approved the proposed transfer in writing;


                                     III-18

o  no event of default then exists;
o the proposed transferee and the Nevada Street Property reasonably satisfy the lender's underwriting standards; and
o the lender receives a 1% assumption fee and reimbursement for all of costs and expenses.

   The Nevada Street Loan documents allow transfers of membership interests in the Nevada Street Borrower which:

o do not amount, in the aggregate, to a transfer of 49% or more of such membership interests to a third party; or

o  are the result of a death or physical or mental disability.

      Escrow/Reserves. There are tax and insurance reserves which require monthly deposits in amounts sufficient to pay real estate taxes and insurance premiums when due. There are also the following additional reserves:

o  a capital improvement reserve funded at closing in the amount of $75,000; and
o a $400,000 reserve funded at closing, to be held as additional security until the Nevada Street Borrower provides the lender with certain required post-closing items, including required amendments to the Nevada Street Borrower's limited partnership agreement and related documents, a revised non-consolidation opinion and executed Articles of Incorporation and Corporate Resolutions for the two general partners of the Nevada Street Borrower.

      Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

      The Property. The Nevada Street Property is located at 2 Nevada Street in Newark, New Jersey. It is just west of Broad Street and south of the Newark central business district. The Nevada Street Property was built in 1978 and consists of one 19-story building containing 36 studio/one-bath units and 270 one-bedroom units. Amenities include on-site security, a community room, 143 on-site parking spaces and an appliance package including stove, refrigerator and air conditioning. The Nevada Street Property operates under a Section 8 housing contract from the Department of Housing and Urban Development.

      Management. The Nevada Street Property is managed by SHP Management Corp., which is wholly owned by the principals of the Nevada Street Borrower. SHP Management Corp. has been active in property management since 1993 and currently manages 25 properties totaling 2,700 units in five states, 23 of which are Section 8 housing.



                                     III-19


Loan No. 10 - Camelot Apartments
--------------------------------------------------------------------------------------------
Cut-off Date Balance:           $14,856,703            Balloon Balance:    $13,460,905
--------------------------------------------------------------------------------------------
Loan Type:                      Principal & Interest   Property Type:      Multifamily
--------------------------------------------------------------------------------------------
Origination Date:               December 29, 1999      Location:           Yuma, AZ
--------------------------------------------------------------------------------------------
Maturity Date:                  January 1, 2010        Year Renovated:     1989
--------------------------------------------------------------------------------------------
Mortgage Rate:                  8.390%                 Appraised Value:    $18,900,000
--------------------------------------------------------------------------------------------
Annual Debt Service:            $1,360,583             Cut-off LTV:        78.6%
--------------------------------------------------------------------------------------------
DSCR:                           1.20x                  Balloon LTV:        71.2%
--------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:    $1,632,804             Occupancy:          96.0%
--------------------------------------------------------------------------------------------
                                                       Occupancy Date      December 28, 1999
--------------------------------------------------------------------------------------------

The Loan:

      The Camelot Apartments Loan (the "Camelot Loan") is secured by a first mortgage on 46 two-story buildings (the "Camelot Property") containing 456 units located in Yuma, Arizona. Midland originated the Camelot Loan on December 29, 1999.

      The Borrower. The borrower is YCAM, Ltd., L.P., an Arizona limited partnership (the "Camelot Borrower"). The general partner of the Camelot Borrower is YCAM Management, Inc., an Arizona corporation. The Camelot Borrower is a single asset, single purpose entity.

      Security. The Camelot Loan is secured by a Deed of Trust, Security Agreement and Assignment of Leases and Rents, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Deed of Trust is a first lien on the fee interest in the Camelot Property. The Camelot Loan is non-recourse, subject to certain limited exceptions.

      Payment Terms. The Camelot Loan has a fixed Mortgage Rate of 8.390%, an original term of 120 months and an original amortization of 360 months. The Camelot Loan requires monthly principal and interest payments of $113,381.93 until maturity, at which time all unpaid principal and accrued interest is due. The Camelot Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      Prepayment. No prepayment is permitted prior to January 1, 2005. Thereafter, prepayments may be made upon the payment of a prepayment premium equal to the greater of a yield maintenance amount or 1% of the principal prepaid. No prepayment premium is required for any prepayment on or after July 1, 2009.

      Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the Camelot Loan immediately due and payable upon the transfer of the Camelot Property or any ownership interest in the Camelot Borrower. The Camelot Loan documents contemplate a potential waiver of such prohibition by the lender if:

o     the lender has expressly approved the proposed transfer in writing;

o     no event of default then exists;

o the proposed transferee and the Camelot Property reasonably satisfy the lender's underwriting standards; and

o the lender receives a 1% assumption fee and reimbursement for all of costs and expenses.


The Camelot Loan documents allow transfers of partnership interests in the Camelot Borrower which:

o do not amount, in the aggregate, to a transfer of 49% or more of such partnership interests to a third party;

o     are the result of a death or physical or mental disability; or

o are a one-time transfer by one of the individual limited partners of his limited partnership interests to a trust for estate planning purposes.


                                     III-20

      Escrow/Reserves. There are tax and insurance reserves which require monthly deposits in amounts sufficient to pay real estate taxes and insurance premiums when due. There is also a capital improvement reserve funded on a monthly basis at the rate of $9,500 per month. Finally, a reserve in the amount of $442,000 was funded at the closing of the Camelot Loan to ensure that funds are available for the payment of any capital gains taxes incurred in connection with the purchase of the Camelot Property.

      Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.


      The Property. The Camelot Property is located at 1334 South Avenue B in Yuma, Arizona, near the Marine Corps Air Station and U.S. Army Yuma Proving Ground. The Camelot Property was built was built in 3 phases, with phases 1 and 2 completed in 1985 and phase 3 completed in 1989. It consists of 46 two-story buildings containing 80 one-bedroom units and 376 two-bedroom units. Amenities include a picnic area, a swimming pool, a jacuzzi, a sand volleyball court, a playground, several gazebos, carports and 779 off street parking spaces. Individual units have an appliance package including a stove, refrigerator, air conditioning, washer/dryer hook-ups and storage closets off the porch. Some units have ceiling fans and/or fireplaces.

      Management. The Camelot Property is managed by Sharpstown Manor Management, Inc., which is wholly owned by one of the principals of the Camelot Borrower. Sharpstown Manor Management, Inc. has been active in property management since 1992 and currently manages four complexes totaling 1,103 units.


                                     III-21


Loan No. 11- Neurocrine Biosciences
---------------------------------------------------------------------------------------------
Cut-off Date Balance:        $14,520,520            Balloon Balance:        $12,828,878
---------------------------------------------------------------------------------------------
Loan Type:                   Principal & Interest   Property Type:          Industrial
---------------------------------------------------------------------------------------------
Origination Date:            September 1, 1998      Location:               San Diego, CA
---------------------------------------------------------------------------------------------
Maturity Date:               October 1, 2008        Year Built:             1998
---------------------------------------------------------------------------------------------
Mortgage Rate:               6.800%                 Appraised Value:        $24,200,000
---------------------------------------------------------------------------------------------
Annual Debt Service:         $1,154,690             Cut-off LTV:            60.0%
---------------------------------------------------------------------------------------------
DSCR:                        1.76x                  Balloon LTV:            53.0%
---------------------------------------------------------------------------------------------
Underwritable Net Cash Fow   $2,027,359             Occupancy:              100.00%
---------------------------------------------------------------------------------------------
                                                    Occupancy Date:         December 31, 1999
---------------------------------------------------------------------------------------------

The Loan

      The Neurocrine Biosciences Loan (the "Neurocrine Loan") is secured by a first mortgage on a 2-story, 93,000 square foot flex/R&D/office building located at 10555 Science Center Drive, San Diego, California (the "Neurocrine Property"). Midland originated the Neurocrine Loan on September 1, 1998.

      The Borrower. The borrower is Science Park Center, LLC, a California limited liability company (the "Neurocrine Borrower"). The managing members of the Neurocrine Borrower are Neurocrine Biosciences, Inc., a Delaware corporation and Nexus Properties, Inc., a California corporation. The Neurocrine Loan is a single asset, single purpose entity.

      Security. The Neurocrine Loan is secured by a Deed of Trust, Security Agreement, Assignment of Leases and Rents and Fixture Filing, an Assignment of Leases and Rents, UCC Financing Statements and certain additional security documents. The Deed of Trust is a first lien on the fee interest in the Neurocrine Property. The Neurocrine Loan is non-recourse, subject to certain limited exceptions.

      Payment Terms. The Neurocrine Loan has a fixed Mortgage Rate of 6.80%, an original term of 120 months and an original amortization of 360 months. The Neurocrine Loan requires monthly principal and interest payments of $96,224.16 until maturity, at which time all unpaid principal and accrued interest is due. The Neurocrine Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      Prepayment. No prepayment is permitted prior to October 1, 2002. Thereafter, prepayments may be made upon the payment of a prepayment premium equal to the greater of a yield maintenance amount or 1% of the principal prepaid. No prepayment premium is required for any prepayment on or after April 1, 2008.

      Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the Neurocrine Loan immediately due and payable upon the transfer of the Neurocrine Property or any ownership interest in the Neurocrine Borrower. The Neurocrine Loan documents contemplate a potential waiver of such prohibition by the lender if:

o    the lender has expressly approved the proposed transfer in writing;

o    no event of default then exists;

o the proposed transferee and the Neurocrine Property reasonably satisfy the lender's underwriting standards; and

o the lender receives a 1% assumption fee and reimbursement for all of costs and expenses.


The Neurocrine Loan documents allow transfers of membership interests in the Neurocrine Borrower which:

o do not amount, in the aggregate, to a transfer of 40% or more of such interests to a third party;

o    are the result of a death or physical or mental disability; or


                                     III-22

o are purchases of membership interests in the Neurocrine Borrower by Neurocrine Biosciences, Inc. pursuant to its option to purchase such interests.


      Finally, the Neurocrine Loan documents allow Neurocrine Biosciences, Inc. to acquire the Neurocrine Property pursuant to its option to purchase such property.

      Escrow/Reserves. There are tax and insurance reserves which require monthly deposits in amounts sufficient to pay real estate taxes and insurance premiums when due.

      Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.

      The Property. The Neurocrine Property is located at 10555 Science Center Drive, San Diego, California, in the Torrey Pines Science. The Neurocrine Property was constructed in 1998. It consists of a 2-story, 93,000 square foot flex/R&D/office building with office and biotech wetlab uses. It also has 4,290 square feet of warehouse and computer room space and an 8,710 square foot vivarium (high tech kennel). As of December 31, 1999, the Neurocrine Property is 100% leased to Neurocrine Biosciences, Inc. pursuant to a 15 year lease currently expiring on August 31, 2013. Neurocrine Biosciences, Inc. also possesses one five year extension option. Effective as of January 1, 1999, Neurocrine Biosciences, Inc. subleased 17,266 square feet of the Neurocrine Property to Ancile Pharmaceuticals, Inc. This sublease expires August 31, 2000, with the subtenant possessing two extension options for a total of 17 additional months.

      Management. The Neurocrine Property is managed by Nexus Properties, Inc., one of the managers of the Neurocrine Borrower. Nexus Properties, Inc. is a fully integrated real estate development and management corporation primarily engaged in developing, owning, managing, leasing and acquiring of scientific research and high-tech R&D properties in San Diego and Silicon Valley. It currently manages interests in 10 properties totaling approximately 800,000 square feet, including single level corporate facilities, high rise professional office buildings and biomedical research facilities.



                                     III-23


Loan No. 12- CSC Office Building
----------------------------------------------------------------------------------------------
Cut-off Date Balance:          $13,062,719            Balloon Balance:        $11,884,371
----------------------------------------------------------------------------------------------
Loan Type:                     Principal & Interest   Property Type:          Office
----------------------------------------------------------------------------------------------
Origination Date:              December 22, 1999      Location:               Southfield, MI
----------------------------------------------------------------------------------------------
Maturity Date:                 January 1, 2010        Year Renovated:         1997
----------------------------------------------------------------------------------------------
Mortgage Rate:                 8.580%                 Appraised Value:        $18,600,000
----------------------------------------------------------------------------------------------
Annual Debt Service:           $1,217,284             Cut-off LTV:            70.2%
----------------------------------------------------------------------------------------------
DSCR:                          1.25x                  Balloon LTV:            63.9%
----------------------------------------------------------------------------------------------
Underwritable Net Cash Flow:   $1,521,608             Occupancy:              100.00%
----------------------------------------------------------------------------------------------
                                                      Occupancy Date:         December 8, 1999
----------------------------------------------------------------------------------------------

The Loan

      The CSC Office Building Loan (the "CSC Loan") is secured by a first mortgage on a 6-story, 137,954 net rentable square foot office building located at 26711 Northwestern Highway, Southfield, Michigan (the "CSC Property"). Midland originated the CSC Loan on December 22, 1999.

      The Borrower. The borrower is 26711 Development Associates, L.L.C., a Michigan limited liability company (the "CSC Borrower"). The managing member of the CSC Borrower is Kojaian 26711 Development Associates, L.L.C., a Michigan limited liability company. The CSC Borrower is a single asset, single purpose, bankruptcy remote entity. A non-consolidation opinion was obtained at the closing of the CSC Loan.


      Security. The CSC Loan is secured by a Mortgage, an Assignment of Rents, UCC Financing Statements and certain additional security documents. The Mortgage is a first lien on the fee interest in the CSC Property. The CSC Loan is non-recourse, subject to certain limited exceptions.

      Payment Terms. The CSC Loan has a fixed Mortgage Rate of 8.58%, an original term of 120 months and an original amortization of 360 months. The CSC Loan requires monthly principal and interest payments of $101,440.34 until maturity, at which time all unpaid principal and accrued interest is due. The CSC Loan accrues interest computed on the basis of the actual number of days elapsed each month in a 360-day year.

      Prepayment/Defeasance. No prepayment or defeasance is permitted prior to the later of (a) 3 years following the date of the first regularly scheduled monthly payment, or (b) 2 years following the date of the assignment of the CSC Loan to a REMIC in connection with a securitization. Thereafter, until September 1, 2009, any prepayment must be in the form of a defeasance. Any such defeasance will include the release of the CSC Property and the pledge of substitute collateral in the form of direct, non-callable United States Treasury obligations providing for payments prior, but as close as possible, to all scheduled Monthly Payment dates, and on the Maturity Date. Each such payment must be equal to or greater than each scheduled Monthly Payment during the loan term, and greater than the anticipated balloon balance due on the Maturity Date. Additionally, a written confirmation must be obtained from each applicable rating agency specifying that the defeasance would not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any class of certificates. From and after September 1, 2009, the CSC Loan may be prepaid without the payment of any prepayment consideration.

      Transfer of Properties or Interest in Borrower. Except as described below, the lender will have the option to declare the CSC Loan immediately due and payable upon the transfer of the CSC Property or any ownership interest in the CSC Borrower. The CSC Loan documents contemplate a potential waiver of such prohibition by the lender if:

o    the lender has expressly approved the proposed transfer in writing;

o    no event of default then exists;

o the proposed transferee and the CSC Property reasonably satisfy the lender's underwriting standards; and


                                     III-24

o the lender receives an assumption fee (0.50% assumption fee for the first assumption and a 1% assumption fee for any subsequent assumption) and reimbursement for all of costs and expenses.

      The CSC Loan documents allow transfers of membership interests in the CSC Borrower which:

o do not amount, in the aggregate, to a transfer of 40% or more of such interests to a third party; or

o    are the result of a death or physical or mental disability; or


      Finally, the CSC Loan documents allow Michael Kojaian to assign his stock in Kojaian 26711 Development-MM, Inc., the managing member of Kojaian 26711 Development Associates, L.L.C., the managing member of the CSC Borrower, up to 3 times for estate planning purposes.

      Escrow/Reserves. There are tax reserves which require monthly deposits in amounts sufficient to pay real estate taxes when due. There are also the following reserves:

o a capital improvement reserve funded on a monthly basis at the rate of $2,294.50 per month;

o a tenant improvement and leasing commission reserve funded on a monthly basis at the rate of $8333.33 per month; and

o a $1,000 reserve funded at the closing of the CSC Loan, to be held as additional security until the CSC Borrower provides the lender with an acceptable asbestos operations and maintenance program.

      Subordination/Other Debt. Secured subordinate indebtedness and encumbrances are prohibited.


      The Property. The CSC Property is located at 26711 Northwestern Highway, Southfield, Michigan. The CSC Property was constructed in 1970 and renovated in 1997. It consists of a 6-story, 137,954 square foot office building. As of December 14, 1999, the CSC Property is 86.3% leased to CSC Healthcare Systems, an A2 credit rated company (119,015 square feet) pursuant to a 10 year lease currently expiring on August 31, 2007. CSC Healthcare Systems also possesses 2 five year extension options. The remaining space (13.7%) is leased to 3 other separate tenants.

      Management. The CSC Property is managed by Grubb & Ellis Management Services, Inc., a subsidiary of Grubb & Ellis Company. Grubb & Ellis has offices in 90 markets in the United States , as well as London and Brussels. Grubb & Ellis manage over 130 million square feet of space in the United States. Michael Kojaian, one of the principals of the CSC Borrower, is also a 15% owner of Grubb & Ellis Company. All leasing is handled by Kojaian Companies, a company affiliated with the CSC Borrower. Kojaian Companies handles leasing for 20 million square feet of office and industrial space.




                                     III-25

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ABN AMRO                                              PNC Mortgage Acceptance Corp.                         Statement Date:
LaSalle Bank N.A.                             Midland Loan Services, Inc., Master Servicer                  Payment Date:
135 S. LaSalle Street Suite 1625          GMAC Commercial Mortgage Corporation, Special Servicer            Prior Payment:
Chicago, IL  60603                              Commercial Mortgage Pass-Through Certificates               Next Payment:
                                                              Series 2000-C1                                Record Date:
                                                       ABN AMRO Acct: XX-XXXX-XX-X

Administrator:                                                                                              Analyst:
                                                 Reporting Package Table of Contents

====================================================================================================================================

================================   ===========================================================   ===================================
                                                                                    Page(s)
Issue Id:                          REMIC Certificate Report                                      Closing Date:
ASAP #:                     504    Ratings                                                       First Payment Date:
Monthly Data File Name:            Bond Interest Reconciliation                                  Assumed Final Payment Date:
                                   Cash Reconciliation Summary
================================   15 Month Historical Loan Status Summary                       ===================================
                                   15 Month Historical Payoff/Loss Summary
                                   Historical Collateral Level Prepayment Report
                                   Delinquent Loan Detail
                                   Mortgage Loan Characteristics
                                   Loan Level Detail
                                   Specially Serviced Report
                                   Modified Loan Detail
                                   Realized Loss Detail
                                   Appraisal Reduction Detail
                                   ===========================================================

              ======================================================================================================
                                                         Contact Information
                                                               Issuer:
                                              Depositor: PNC Mortgage Acceptance Corp.
                                                            Underwriter:

                                            Master Servicer: Midland Loan Services, Inc.
                                                           Rating Agency:
              ======================================================================================================

                      ================================================================================
                         Information is available for this issue from the following sources
                      --------------------------------------------------------------------------------
                            LaSalle Web Site                                        www.lnbabs.com
                            Servicer Website                                     www.midlandls.com
                            LaSalle Bulletin Board                                  (714) 282-3990
                            LaSalle "ASAP" Fax Back System                          (714) 282-5518
                            LaSalle Factor Line                                     (800) 246-5761
                      ================================================================================

====================================================================================================================================

ABN AMRO                                             PNC Mortgage Acceptance Corp.                          Statement Date:
LaSalle Bank N.A.                             Midland Loan Services, Inc., Master Servicer                  Payment Date:
                                          GMAC Commercial Mortgage Corporation, Special Servicer            Prior Payment:
WAC:                                            Commercial Mortgage Pass-Through Certificates               Next Payment:
WA Life Term:                                                 Series 2000-C1                                Record Date:
WA Amort Term:                                         ABN AMRO Acct: XX-XXXX-XX-X
Current Index:
Next Index:

====================================================================================================================================
|      |   Original   |  Opening  |  Principal |   Principal  |   Negative   |  Closing  |   Interest  |   Interest | Pass-Through
|Class |Face Value (1)|  Balance  |   Payment  | Adj. or Loss | Amortization |  Balance  |   Payment   |  Adjustment|   Rate (2)
|CUSIP |   Per 1,000  | Per 1,000 |  Per 1,000 |   Per 1,000  |   Per 1,000  | Per 1,000 |  Per 1,000  |  Per 1,000 | Next Rate (3)
|------|--------------|-----------|------------|--------------|--------------|-----------|-------------|------------|---------------
                                                                                                                                   |
|      |              |           |            |              |              |           |             |            |              |
|-----------------------------------------------------------------------------------------------------------------------------------
|      |              |           |            |              |              |           |             |            |              |
|-----------------------------------------------------------------------------------------------------------------------------------
|      |              |           |            |              |              |           |             |            |              |
|-----------------------------------------------------------------------------------------------------------------------------------
|      |              |           |            |              |              |           |             |            |              |
|-----------------------------------------------------------------------------------------------------------------------------------
|      |              |           |            |              |              |           |             |            |              |
|-----------------------------------------------------------------------------------------------------------------------------------
|      |              |           |            |              |              |           |             |            |              |
|-----------------------------------------------------------------------------------------------------------------------------------
|      |              |           |            |              |              |           |             |            |              |
|-----------------------------------------------------------------------------------------------------------------------------------
|      |              |           |            |              |              |           |             |            |              |
|-----------------------------------------------------------------------------------------------------------------------------------
|      |              |           |            |              |              |           |             |            |              |
|-----------------------------------------------------------------------------------------------------------------------------------
|      |              |           |            |              |              |           |             |            |              |
|-----------------------------------------------------------------------------------------------------------------------------------
|      |              |           |            |              |              |           |             |            |              |
|-----------------------------------------------------------------------------------------------------------------------------------
|      |              |           |            |              |              |           |             |            |              |
|-----------------------------------------------------------------------------------------------------------------------------------
|      |              |           |            |              |              |           |             |            |              |
|-----------------------------------------------------------------------------------------------------------------------------------
|      |              |           |            |              |              |           |             |            |              |
|-----------------------------------------------------------------------------------------------------------------------------------
|      |              |           |            |              |              |           |             |            |              |
|-----------------------------------------------------------------------------------------------------------------------------------
              0.00          0.00          0.00          0.00            0.00        0.00          0.00        0.00
====================================================================================================================================
                                                                    Total P&I Payment             0.00
                                                                    ==================================

Notes:  (1)  N denotes notional balance not included in total
        (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
        (3)  Estimated

ABN AMRO                                             PNC Mortgage Acceptance Corp.                          Statement Date:
LaSalle Bank N.A.                             Midland Loan Services, Inc., Master Servicer                  Payment Date:
                                          GMAC Commercial Mortgage Corporation, Special Servicer            Prior Payment:
                                                Commercial Mortgage Pass-Through Certificates               Record Date:
                                                              Series 2000-C1

                                                          Ratings Summary

====================================================================================================================================
|                     |                    Original Ratings                     |                    Current Ratings               |
|                     |---------------------------------------------------------|--------------------------------------------------|
|    Asset            |    Moody's      |     S&P      |   Fitch     |          |  Moody's   |    S&P     |    Fitch    |          |
|===================================================================================================================================
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
|                     |                 |              |             |          |            |            |             |          |
====================================================================================================================================

ABN AMRO                                             PNC Mortgage Acceptance Corp.                          Statement Date:
LaSalle Bank N.A.                             Midland Loan Services, Inc., Master Servicer                  Payment Date:
                                          GMAC Commercial Mortgage Corporation, Special Servicer            Prior Payment:
                                                Commercial Mortgage Pass-Through Certificates               Next Payment:
                                                              Series 2000-C1                                Record Date:
                                                       ABN AMRO Acct: XX-XXXX-XX-X

                                                    Bond Interest Reconciliation
====================================================================================================================================
|        |               |             |                  Deductions                        |               Additions              |
|        |               |             |----------------------------------------------------|--------------------------------------|
|        |               |             |                                                    |   Prior                              |
|        |    Accrual    |   Accrued   |                 Add.       Deferred &              |    Int.       Prepay-       Other    |
|        | ------------  | Certificate | Allocable      Trust       Accretion      Interest |   Short-        ment       Interest  |
|  Class | Method  Days  |   Interest  |   PPIS       Expense(1)    Interest        Losses  |  falls Due    Penalties   Proceeds(2)|
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                                   |
|        |               |             |           |              |             |           |             |           |            |
|        |               |             |           |              |             |           |             |           |            |
|        |               |             |           |              |             |           |             |           |            |
|        |               |             |           |              |             |           |             |           |            |
|        |               |             |           |              |             |           |             |           |            |
|        |               |             |           |              |             |           |             |           |            |
|        |               |             |           |              |             |           |             |           |            |
|        |               |             |           |              |             |           |             |           |            |
|        |               |             |           |              |             |           |             |           |            |
|        |               |             |           |              |             |           |             |           |            |
|        |               |             |           |              |             |           |             |           |            |
|        |               |             |           |              |             |           |             |           |            |
|        |               |             |           |              |             |           |             |           |            |
|        |               |             |           |              |             |           |             |           |            |
|        |               |             |           |              |             |           |             |           |            |
|        |               |             |           |              |             |           |             |           |            |
|        |               |             |           |              |             |           |             |           |            |
|        |               |             |           |              |             |           |             |           |            |
|        |               |      0.00   |      0.00 |        0.00  |       0.00  |     0.00  |      0.00   |     0.00  |       0.00 |
====================================================================================================================================

=========================================================================================|
|        |                  |              |  Remaining   |                              |
|        |  Distributable   |   Interest   | Outstanding  |        Credit Support        |
|        |   Certificate    |   Payment    |   Interest   |------------------------------|
|  Class |     Interest     |    Amount    |  Shortfalls  |  Original    |  Current(3)   |
|--------|------------------|--------------|--------------|--------------|---------------|
                                                                                         |
|        |                  |              |              |              |               |
|        |                  |              |              |              |               |
|        |                  |              |              |              |               |
|        |                  |              |              |              |               |
|        |                  |              |              |              |               |
|        |                  |              |              |              |               |
|        |                  |              |              |              |               |
|        |                  |              |              |              |               |
|        |                  |              |              |              |               |
|        |                  |              |              |              |               |
|        |                  |              |              |              |               |
|        |                  |              |              |              |               |
|        |                  |              |              |              |               |
|        |                  |              |              |              |               |
|        |                  |              |              |              |               |
|        |                  |              |              |              |               |
|        |                  |              |              |              |               |
|        |                  |              |              |              |               |
|        |            0.00  |        0.00  |        0.00  |              |               |
=========================================================================================

(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.

(2) Other Interest Proceeds include default interest, PPIE and Recoveries of Interest.

(3) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

ABN AMRO                                             PNC Mortgage Acceptance Corp.                          Statement Date:
LaSalle Bank N.A.                             Midland Loan Services, Inc., Master Servicer                  Payment Date:
                                          GMAC Commercial Mortgage Corporation, Special Servicer            Prior Payment:
                                                Commercial Mortgage Pass-Through Certificates               Next Payment:
                                                              Series 2000-C1                                Record Date:
                                                       ABN AMRO Acct: XX-XXXX-XX-X

                                                     Cash Reconciliation Summary

====================================================================================================================================
|      Interest Summary            |     |   |     Servicing Fee Summary      |      |   |         Principal Summary        |      |
|----------------------------------|-----|   |--------------------------------|------|   |----------------------------------|------|
|Current Scheduled Interest        |     |   |Current Servicing Fees          |      |   |Scheduled Principal:              |      |
|Less Deferred Interest            |     |   |Plus Fees Advanced for PPIS     |      |   |Current Scheduled Principal       |      |
|Plus Advance Interest             |     |   |Less Reduction for PPIS         |      |   |----------------------------------|------|
|Plus Unscheduled Interest         |     |   |Plus Unscheduled Servicing Fees |      |   |Advanced Scheduled Principal      |      |
|PPIS Reducing Scheduled Interest  |     |   |--------------------------------|------|   |----------------------------------|------|
|Less Total Fees Paid  To Servicer |     |   |Total Servicing Fees Paid       |      |   |Scheduled Principal Distribution  |      |
|Plus Fees Advanced for PPIS       |     |   |--------------------------------|------|   |----------------------------------|------|
|Less Fee Strips Paid by Servicer  |     |   |                                |      |   |Unscheduled Principal:            |      |
|Less Misc. Fees & Expenses        |     |   |--------------------------------|------|   |Curtailments                      |      |
|Less Non Recoverable Advances     |     |   |            PPIS SUMMARY        |      |   |Prepayments in Full               |      |
|----------------------------------|-----|   |--------------------------------|------|   |Liquidation Proceeds              |      |
|Interest Due Trust                |     |   |                                |      |   |Repurchase Proceeds               |      |
|----------------------------------|-----|   |Gross PPIS                      |      |   |Other Principal Proceeds          |      |
|Less Trustee Fee                  |     |   |Reduced by PPIE                 |      |   |----------------------------------|------|
|Less Fee Strips Paid by Trust     |     |   |Reduced by Shortfalls in Fees   |      |   |Unscheduled Principal Distribution|      |
|Less Misc. Fees Paid by Trust     |     |   |Reduced by Other Amounts        |      |   |----------------------------------|------|
|----------------------------------|-----|   |--------------------------------|------|   |Remittance Principal              |      |
|Remittance Interest               |     |   |PPIS Reducing Scheduled Interest|      |   |----------------------------------|------|
------------------------------------------   |--------------------------------|------|   |                                  |      |
                                             |PPIS Reducing Servicing Fee     |      |   |----------------------------------|------|
                                             |--------------------------------|------|   |Servicer Wire Amount              |      |
                                             |PPIS Due Certificate            |      |   |-----------------------------------------|
                                              ----------------------------------------

                                             |--------------------------------------------------------
                                             |       Pool Balance Summary         |         |         |
                                             |------------------------------------|---------|---------|
                                             |                                    | Balance |  Count  |
                                             |------------------------------------|---------|---------|
                                             |Beginning Pool                      |         |         |
                                             |Scheduled Principal Distribution    |         |         |
                                             |Unscheduled Principal Distribution  |         |         |
                                             |Deferred Interest                   |         |         |
                                             |Liquidations                        |         |         |
                                             |Repurchases                         |         |         |
                                             |Ending Pool                         |         |         |
                                             ---------------------------------------------------------

         -----------------------------------------------------------------------------------------------------------------|
         |                                                      Advances                                                  |
         |                                                      --------                                                  |
         |     Prior Outstanding            Current Period                 Recovered              Ending Outstanding      |
         | Principal       Interest    Principal       Interest     Principal       Interest    Principal      Interest   |
         |----------------------------------------------------------------------------------------------------------------|
                                                                                                                          |
         -----------------------------------------------------------------------------------------------------------------

ABN AMRO                       PNC Mortgage Acceptance Corp.                            Statement Date:
LaSalle Bank N.A.       Midland Loan Services, Inc. Master Servicer                     Payment Date:
                     GMAC Commercial Mortgage Corporation, Special Servicer             Prior Payment:
                       Commercial Mortgage Pass-Through Certificates                    Next Payment:
                                        Series 2000-C1                                  Record Date:
                                  ABN AMRO Acct: XX-XXXX-XX-X


                            Asset Backed Facts - 15 Month Historical Loan Status Summary
==============    ==============================================================================
              |  |                       Delinquency Aging Categories                           |
              |  |------------------------------------------------------------------------------
Distribution  |  | Delinq 1 Month  | Delinq 2 Months | Delinq 3+ Months | Foreclosure|    REO   |
              |  |------------------------------------------------------------------------------
    Date      |  | # Balance       | # Balance       |  # Balance       |  # Balance | # Balance|
==============    ==============================================================================
    01/00/00  |  |                 |                 |                  |            |          |
--------------    ------------------------------------------------------------------------------
              |  |                 |                 |                  |            |          |
--------------    ------------------------------------------------------------------------------
              |  |                 |                 |                  |            |          |
--------------    ------------------------------------------------------------------------------
              |  |                 |                 |                  |            |          |
--------------    ------------------------------------------------------------------------------
              |  |                 |                 |                  |            |          |
--------------    ------------------------------------------------------------------------------
              |  |                 |                 |                  |            |          |
--------------    ------------------------------------------------------------------------------
              |  |                 |                 |                  |            |          |
--------------    ------------------------------------------------------------------------------
              |  |                 |                 |                  |            |          |
--------------    ------------------------------------------------------------------------------
              |  |                 |                 |                  |            |          |
--------------    ------------------------------------------------------------------------------
              |  |                 |                 |                  |            |          |
--------------    ------------------------------------------------------------------------------
              |  |                 |                 |                  |            |          |
--------------    ------------------------------------------------------------------------------
              |  |                 |                 |                  |            |          |
--------------    ------------------------------------------------------------------------------
              |  |                 |                 |                  |            |          |
--------------    ------------------------------------------------------------------------------
              |  |                 |                 |                  |            |          |
--------------    ------------------------------------------------------------------------------
              |  |                 |                 |                  |            |          |
--------------    ------------------------------------------------------------------------------

==============  ===============================================================================
              | |                                Special Event Categories(1)                   |
              | --------------------------------------------------------------------------------
Distribution  | |   Modification          |       Specially Serviced       |       Bankruptcy  |
              | --------------------------------------------------------------------------------
      Date    | | #      Balance          |    #       Balance             |  #       Balance  |
============== ===============================================================================
    01/00/00  | |                         |                                |                   |
--------------| --------------------------------------------------------------------------------
              | |                         |                                |                   |
--------------| --------------------------------------------------------------------------------
              | |                         |                                |                   |
--------------  --------------------------------------------------------------------------------
              | |                         |                                |                   |
--------------  --------------------------------------------------------------------------------
              | |                         |                                |                   |
--------------  --------------------------------------------------------------------------------
              | |                         |                                |                   |
--------------  --------------------------------------------------------------------------------
              | |                         |                                |                   |
--------------  --------------------------------------------------------------------------------
              | |                         |                                |                   |
--------------  --------------------------------------------------------------------------------
              | |                         |                                |                   |
--------------  --------------------------------------------------------------------------------
              | |                         |                                |                   |
--------------  --------------------------------------------------------------------------------
              | |                         |                                |                   |
--------------  --------------------------------------------------------------------------------
              | |                         |                                |                   |
--------------  --------------------------------------------------------------------------------
              | |                         |                                |                   |
--------------  --------------------------------------------------------------------------------
              | |                         |                                |                   |
--------------  --------------------------------------------------------------------------------
              | |                         |                                |                   |
--------------  --------------------------------------------------------------------------------


(1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category


ABN AMRO                       PNC Mortgage Acceptance Corp.                            Statement Date:
LaSalle Bank N.A.       Midland Loan Services, Inc. Master Servicer                     Payment Date:
                     GMAC Commercial Mortgage Corporation, Special Servicer             Prior Payment:
                       Commercial Mortgage Pass-Through Certificates                    Next Payment:
                                        Series 2000-C1                                  Record Date:
                                  ABN AMRO Acct: XX-XXXX-XX-X


                  Asset Backed Facts - 15 Month Historical Payoff/Loss Summary
================================================================================================================================
                                                                                                                                |
Distribution |  Ending Pool(1)  |   Payoffs(2)     |  Penalties    | Appraisal Reduct.(2)| Liquidations(2) | Realized Losses (2)|
             |------------------|------------------|---------------|---------------------|-----------------|--------------------|
   Date      |  #      Balance  |  #     Balance   |  #      Amount|   #     Balance     | #     Balance   |  #      Amount     |
================================================================================================================================|
|            |                  |                  |               |                     |                 |                    |
--------------------------------------------------------------------------------------------------------------------------------
|            |                  |                  |               |                     |                 |                    |
--------------------------------------------------------------------------------------------------------------------------------
|            |                  |                  |               |                     |                 |                    |
--------------------------------------------------------------------------------------------------------------------------------
|            |                  |                  |               |                     |                 |                    |
--------------------------------------------------------------------------------------------------------------------------------
|            |                  |                  |               |                     |                 |                    |
--------------------------------------------------------------------------------------------------------------------------------
|            |                  |                  |               |                     |                 |                    |
--------------------------------------------------------------------------------------------------------------------------------
|            |                  |                  |               |                     |                 |                    |
--------------------------------------------------------------------------------------------------------------------------------
|            |                  |                  |               |                     |                 |                    |
--------------------------------------------------------------------------------------------------------------------------------
|            |                  |                  |               |                     |                 |                    |
--------------------------------------------------------------------------------------------------------------------------------
|            |                  |                  |               |                     |                 |                    |
--------------------------------------------------------------------------------------------------------------------------------
|            |                  |                  |               |                     |                 |                    |
--------------------------------------------------------------------------------------------------------------------------------
|            |                  |                  |               |                     |                 |                    |
--------------------------------------------------------------------------------------------------------------------------------
|            |                  |                  |               |                     |                 |                    |
--------------------------------------------------------------------------------------------------------------------------------
|            |                  |                  |               |                     |                 |                    |
--------------------------------------------------------------------------------------------------------------------------------
|            |                  |                  |               |                     |                 |                    |
--------------------------------------------------------------------------------------------------------------------------------
|            |                  |                  |               |                     |                 |                    |
================================================================================================================================


============== =======================================
                                                      |
Distribution | | Remaining Term | Curr Weighted Avg.  |
             | | ---------------------------------------
   Date      | |  Life   Amort. | Coupon     Remit    |
============== =======================================
|            | |                |                     |
------------------------------------------------------
|            | |                |                     |
------------------------------------------------------
|            | |                |                     |
------------------------------------------------------
|            | |                |                     |
------------------------------------------------------
|            | |                |                     |
------------------------------------------------------
|            | |                |                     |
------------------------------------------------------
|            | |                |                     |
------------------------------------------------------
|            | |                |                     |
------------------------------------------------------
|            | |                |                     |
------------------------------------------------------
|            | |                |                     |
------------------------------------------------------
|            | |                |                     |
------------------------------------------------------
|            | |                |                     |
------------------------------------------------------
|            | |                |                     |
------------------------------------------------------
|            | |                |                     |
------------------------------------------------------
|            | |                |                     |
======================================================

(1) Percentage based on pool as of cutoff.

(2) Percentage based on pool as of beginning of period.

ABN AMRO                                             PNC Mortgage Acceptance Corp.                          Statement Date:
LaSalle Bank N.A.                             Midland Loan Services, Inc., Master Servicer                  Payment Date:
                                          GMAC Commercial Mortgage Corporation, Special Servicer            Prior Payment:
                                                Commercial Mortgage Pass-Through Certificates               Next Payment:
                                                              Series 2000-C1                                Record Date:
                                                       ABN AMRO Acct: XX-XXXX-XX-X

                                                 Historical Collateral Level Prepayment

====================================================================================================================================

=============================   =========================================     =========================    =========================
|                           |   |                                       |     |                       |    |                       |
| Disclosure   Distribution |   | Initial           Payoff      Penalty |     | Prepayment   Maturity |    | Property              |
|  Control #      Date      |   | Balance    Code   Amount      Amount  |     |    Date        Date   |    |   Type        State   |
|============================   =========================================     =========================    =========================
|            |              |   |          |      |         |           |     |           |           |    |           |           |
|            |              |   |          |      |         |           |     |           |           |    |           |           |
|            |              |   |          |      |         |           |     |           |           |    |           |           |
|            |              |   |          |      |         |           |     |           |           |    |           |           |
|            |              |   |          |      |         |           |     |           |           |    |           |           |
|            |              |   |          |      |         |           |     |           |           |    |           |           |
|            |              |   |          |      |         |           |     |           |           |    |           |           |
|            |              |   |          |      |         |           |     |           |           |    |           |           |
|            |              |   |          |      |         |           |     |           |           |    |           |           |
|            |              |   |          |      |         |           |     |           |           |    |           |           |
|            |              |   |          |      |         |           |     |           |           |    |           |           |
|            |              |   |          |      |         |           |     |           |           |    |           |           |
|            |              |   |          |      |         |           |     |           |           |    |           |           |
|            |              |   |          |      |         |           |     |           |           |    |           |           |
|            |              |   |          |      |         |           |     |           |           |    |           |           |
|            |              |   |          |      |         |           |     |           |           |    |           |           |
|            |              |   |          |      |         |           |     |           |           |    |           |           |
|            |              |   |          |      |         |           |     |           |           |    |           |           |
|            |              |   |          |      |         |           |     |           |           |    |           |           |
====================================================================================================================================
                                   Cumulative     |      0  |         0 |
                                                  =======================

=============================    ============================================
|                           |    |           Remaining Term                 |
| Disclosure   Distribution |    |            --------------      Note      |
|  Control #      Date      |    | DSCR       Life    Amort.      Rate      |
=============================    ============================================
|            |              |    |         |       |         |              |
|            |              |    |         |       |         |              |
|            |              |    |         |       |         |              |
|            |              |    |         |       |         |              |
|            |              |    |         |       |         |              |
|            |              |    |         |       |         |              |
|            |              |    |         |       |         |              |
|            |              |    |         |       |         |              |
|            |              |    |         |       |         |              |
|            |              |    |         |       |         |              |
|            |              |    |         |       |         |              |
|            |              |    |         |       |         |              |
|            |              |    |         |       |         |              |
|            |              |    |         |       |         |              |
|            |              |    |         |       |         |              |
|            |              |    |         |       |         |              |
|            |              |    |         |       |         |              |
|            |              |    |         |       |         |              |
|            |              |    |         |       |         |              |
=============================================================================

ABN AMRO                                            PNC Mortgage Acceptance Corp.                       Statement Date:
LaSalle Bank N.A.                           Midland Loan Services, Inc., Master Servicer                Payment Date:
                                       GMAC Commercial Mortgage Corporation, Special Servicer           Prior Payment:
                                            Commercial Mortgage Pass-Through Certificates               Next Payment:
                                                           Series 2000-C1                               Record Date:
                                                     ABN AMRO Acct: XX-XXXX-XX-X

                                                       Delinquent Loan Detail

====================================================================================================================================
                                             Paid                               Outstanding       Out. Property
   Disclosure Doc                            Thru           Current P&I             P&I             Protection          Advance
     Control #                               Date             Advance           Advances**           Advances       Description (1)
====================================================================================================================================














==========================================================================================================================
                                                   Special
   Disclosure Doc                                 Servicer         Foreclosure         Bankruptcy             REO
     Control #                                  Transfer Date          Date               Date                Date
==========================================================================================================================





















================================================================================
A.  P&I Advance - Loan in Grace Period
B.  P&I Advance - Late Payment but < one month delinq

1.  P&I Advance - Loan delinquent 1 month
2.  P&I Advance - Loan delinquent 2 months

3.  P&I Advance - Loan delinquent 3 months or More
4.  Matured Balloon/Assumed Scheduled Payment

================================================================================

**  Outstanding P&I Advances include the current period P&I Advance

ABN AMRO                                            PNC Mortgage Acceptance Corp.                       Statement Date:
LaSalle Bank N.A.                           Midland Loan Services, Inc., Master Servicer                Payment Date:
                                       GMAC Commercial Mortgage Corporation, Special Servicer           Prior Payment:
                                            Commercial Mortgage Pass-Through Certificates               Next Payment:
                                                           Series 2000-C1                               Record Date:
                                                     ABN AMRO Acct: XX-XXXX-XX-X

                                                   Mortgage Loan Characteristics

                       Distribution of Principal Balances
======================================================================================================
    Current Scheduled        # of        Scheduled            % of          Weighted Average
        Balances            Loans         Balance           Balance     Term      Coupon      DSCR
======================================================================================================










======================================================================================================
                                 0              0             0.00%
======================================================================================================
Average Scheduled Balance

Maximum  Scheduled Balance

Minimum  Scheduled Balance



                     Distribution of Mortgage Interest Rates
======================================================================================================
    Current Mortgage        # of        Scheduled            % of          Weighted Average
     Interest Rate         Loans         Balance           Balance     Term      Coupon      DSCR
======================================================================================================















======================================================================================================
                             0              0                0.00%
======================================================================================================
Minimum Mortgage Interest Rate                   10.0000%
Maximum Mortgage Interest Rate                   10.0000%







                Distribution of Remaining Term (Fully Amortizing)
========================================================================================================
          Fully Amortizing             # of      Scheduled        % of          Weighted Average
           Mortgage Loans             Loans       Balance       Balance     Term     Coupon     DSCR
========================================================================================================





========================================================================================================
                                           0              0      0.00%
========================================================================================================

                                                          Minimum Remaining Term
                                                          Maximum Remaining Term





                    Distribution of Remaining Term (Balloon)
======================================================================================================
             Balloon                # of     Scheduled      % of            Weighted Average
          Mortgage Loans           Loans      Balance      Balance    Term      Coupon       DSCR
======================================================================================================
      0         to       60


      61        to       120


     121        to       180


     181        to       240
     241        to       360



======================================================================================================
                                        0           0         0.00%
======================================================================================================

Minimum Remaining Term        0
Maximum Remaining Term        0

ABN AMRO                                            PNC Mortgage Acceptance Corp.                       Statement Date: 01/00/1900
LaSalle Bank N.A.                           Midland Loan Services, Inc., Master Servicer                Payment Date:   01/00/1900
                                       GMAC Commercial Mortgage Corporation, Special Servicer           Prior Payment:  01/00/1900
                                            Commercial Mortgage Pass-Through Certificates               Next Payment:   01/00/1900
                                                           Series 2000-C1                               Record Date:    01/00/1900
                                                     ABN AMRO Acct: XX-XXXX-XX-X

                                                    Mortgage Loan Characteristics

                                       Distribution of DSCR (Current)
========================================================================================================
            Debt Service               # of      Scheduled        % of
           Coverage Ratio             Loans       Balance       Balance     WAMM       WAC      DSCR
========================================================================================================












========================================================================================================
                                           0             0         0.00%
========================================================================================================

Maximum  DSCR
Minimum  DSCR

                                      Distribution of DSCR (Cutoff)
========================================================================================================
            Debt Service               # of      Scheduled        % of
           Coverage Ratio             Loans       Balance       Balance     WAMM       WAC      DSCR
========================================================================================================









========================================================================================================
                                           0             0         0.00%
========================================================================================================

Maximum  DSCR                                        0.00
Minimum  DSCR                                        0.00



                                            Geographic Distribution
======================================================================================================
                                    # of     Scheduled      % of
             State                 Loans      Balance      Balance    WAMM       WAC         DSCR
======================================================================================================


























======================================================================================================
                                        0                     0.00%
======================================================================================================

ABN AMRO                                            PNC Mortgage Acceptance Corp.                       Statement Date: 01/00/1900
LaSalle Bank N.A.                           Midland Loan Services, Inc., Master Servicer                Payment Date:   01/00/1900
                                       GMAC Commercial Mortgage Corporation, Special Servicer           Prior Payment:  01/00/1900
                                            Commercial Mortgage Pass-Through Certificates               Next Payment:   01/00/1900
                                                           Series 2000-C1                               Record Date:    01/00/1900
                                                     ABN AMRO Acct: XX-XXXX-XX-X

                                                    Mortgage Loan Characteristics

                                       Distribution of Property Types

========================================================================================================
                                       # of      Scheduled        % of
           Property Types             Loans       Balance       Balance     WAMM       WAC      DSCR
========================================================================================================












========================================================================================================
                                           0                 0      0.00%
========================================================================================================


                                    Distribution of Loan Seasoning
========================================================================================================
                                       # of      Scheduled        % of
         Number of Years              Loans       Balance       Balance     WAMM       WAC      DSCR
========================================================================================================












========================================================================================================
                                           0                 0      0.00%
========================================================================================================





                                    Distribution of Amortization Type
========================================================================================================
          Current Scheduled            # of      Scheduled        % of
              Balances                Loans       Balance       Balance     WAMM       WAC      DSCR
========================================================================================================











========================================================================================================

========================================================================================================


                                  Distribution of Year Loans Maturing
========================================================================================================
                                       # of      Scheduled        % of
               Year                   Loans       Balance       Balance     WAMM       WAC      DSCR
========================================================================================================
                       1998
                       1999
                       2000
                       2001
                       2002
                       2003
                       2004
                       2005
                       2006
                       2007
                       2008
                  2009 & Longer
========================================================================================================
                                           0                 0      0.00%
========================================================================================================

ABN AMRO                                            PNC Mortgage Acceptance Corp.                       Statement Date:
LaSalle Bank N.A.                           Midland Loan Services, Inc., Master Servicer                Payment Date:
                                       GMAC Commercial Mortgage Corporation, Special Servicer           Prior Payment:
                                            Commercial Mortgage Pass-Through Certificates               Next Payment:
                                                           Series 2000-C1                               Record Date:
                                                     ABN AMRO Acct: XX-XXXX-XX-X

                                                        Loan Level Detail

====================================================================================================================================
                                                                                          Operating                        Ending
     Disclosure                     Property                                              Statement      Maturity        Principal
      Control #       Grp             Type              State    DSCR         NOI            Date          Date           Balance
====================================================================================================================================






























====================================================================================================================================
                                                        W/Avg      0.00               0                                           0
====================================================================================================================================


==================================================================================================================================
                                                          Spec.           Loan                     Prepayment
     Disclosure       Note         Scheduled      Mod.    Serv     ASER   Status     ---------------------------------------
      Control #       Rate            P&I         Flag    Flag     Flag   Code(1)     Amount         Penalty           Date
==================================================================================================================================






























==================================================================================================================================
                                          0                                              0              0
==================================================================================================================================

    * NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1)   Legend:         A.  P&I Adv -  in Grace Period
                      B.  P&I Adv -  < one month delinq

                      1.  P&I Adv -  delinquent 1 month
                      2.  P&I Adv -  delinquent 2 months

                      3.  P&I Adv -  delinquent 3+ months
                      4.  Mat. Balloon/Assumed  P&I

                      5. Prepaid in Full
                      6. Specially  Serviced

                      7. Foreclosure
                      8. Bankruptcy

                      9. REO
                     10. DPO

                     11. Modification

ABN AMRO                                            PNC Mortgage Acceptance Corp.                       Statement Date:
LaSalle Bank N.A.                           Midland Loan Services, Inc., Master Servicer                Payment Date:
                                       GMAC Commercial Mortgage Corporation, Special Servicer           Prior Payment:
                                            Commercial Mortgage Pass-Through Certificates               Next Payment:
                                                           Series 2000-C1                               Record Date:
                                                     ABN AMRO Acct: XX-XXXX-XX-X

                                             Specially Serviced (Part I) ~ Loan Detail

==================================== ========================================== ====================================================
      Disclosure       Transfer                       Balance                      Note          Maturity         Remaining Term
                                     ------------------------------------------                                ---------------------
       Control #         Date              Scheduled            Actual             Rate            Date           Life      Amort.
==================================== ========================================== ====================================================



































==================================== ========================================== ====================================================




============================================================================= =================================================
      Disclosure                        Property                                                                   NOI

       Control #                          Type                       State           NOI            DSCR           Date
============================================================================== =================================================



































============================================================================= =================================================





ABN AMRO                                            PNC Mortgage Acceptance Corp.                       Statement Date:
LaSalle Bank N.A.                           Midland Loan Services, Inc., Master Servicer                Payment Date:
                                       GMAC Commercial Mortgage Corporation, Special Servicer           Prior Payment:
                                            Commercial Mortgage Pass-Through Certificates               Next Payment:
                                                           Series 2000-C1                               Record Date:
                                                     ABN AMRO Acct: XX-XXXX-XX-X

                                   Specially Serviced Loan Detail (Part II) ~ Servicer Comments


====================================================================================================================================
      Disclosure             Resolution
       Control #              Strategy                      Comments
====================================================================================================================================

























====================================================================================================================================

ABN AMRO                                            PNC Mortgage Acceptance Corp.                       Statement Date:
LaSalle Bank N.A.                           Midland Loan Services, Inc., Master Servicer                Payment Date:
                                       GMAC Commercial Mortgage Corporation, Special Servicer           Prior Payment:
                                            Commercial Mortgage Pass-Through Certificates               Next Payment:
                                                           Series 2000-C1                               Record Date:
                                                     ABN AMRO Acct: XX-XXXX-XX-X

                                                        Modified Loan Detail

====================================================================================================================================

     Disclosure      Modification        Modification                          Modification
     Control #           Date                Code                               Description
------------------------------------------------------------------------------------------------------------------------------------



















====================================================================================================================================

ABN AMRO                                            PNC Mortgage Acceptance Corp.                       Statement Date:
LaSalle Bank N.A.                           Midland Loan Services, Inc., Master Servicer                Payment Date:
                                       GMAC Commercial Mortgage Corporation, Special Servicer           Prior Payment:
                                            Commercial Mortgage Pass-Through Certificates               Next Payment:
                                                           Series 2000-C1                               Record Date:
                                                     ABN AMRO Acct: XX-XXXX-XX-X

                                                        Realized Loss Detail

====================================================================================================================================
                                                                                               Beginning
     Distribution             Disclosure            Appraisal            Appraisal             Scheduled                Gross
        Period                Control #                Date                Value                Balance                Proceeds
------------------------------------------------------------------------------------------------------------------------------------






























------------------------------------------------------------------------------------------------------------------------------------
Current Total                                                                                              0.00                 0.00
Cumulative                                                                                                 0.00                 0.00
====================================================================================================================================



====================================================================================================================================
                                       Gross Proceeds            Aggregate         Net               Net Proceeds
     Distribution                      as a % of                Liquidation     Liquidation            as a % of         Realized
        Period                         Sched Principal           Expenses *       Proceeds           Sched. Balance        Loss
------------------------------------------------------------------------------------------------------------------------------------






























------------------------------------------------------------------------------------------------------------------------------------
Current Total                                                        0.00         0.00                                         0.00
Cumulative                                                           0.00         0.00                                         0.00
====================================================================================================================================

     * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

ABN AMRO                                            PNC Mortgage Acceptance Corp.                       Statement Date:
LaSalle Bank N.A.                           Midland Loan Services, Inc., Master Servicer                Payment Date:
                                       GMAC Commercial Mortgage Corporation, Special Servicer           Prior Payment:
                                            Commercial Mortgage Pass-Through Certificates               Next Payment:
                                                           Series 2000-C1                               Record Date:
                                                     ABN AMRO Acct: XX-XXXX-XX-X

                                                     Appraisal Reduction Detail

======================================  =============================================  =============================================
     Disclosure           Appraisal           Scheduled             Reduction             Note      Maturity       Remaining Term
                                                                                                                --------------------
      Control #          Red. Date             Balance                Amount              Rate        Date        Life      Amort.
======================================  =============================================  =============================================

































======================================  =============================================  =============================================


======================================  ======================================= =========== ====================================
     Disclosure           Appraisal            Property                                                   Appraisal
                                                                                            ------------------------------------
      Control #          Red. Date               Type                   State      DSCR           Value               Date
======================================  ======================================= =========== ====================================

































======================================  ======================================= =========== ====================================

[THIS PAGE INTENTIONALLY LEFT BLANK]

[THIS PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------
MORGAN STANLEY DEAN WITTER                                          May 26, 2000
Securitized Products Group             [LOGO]
                             MORGAN STANLEY DEAN WITTER
--------------------------------------------------------------------------------

                                 CMBS New Issue

                         PNC Mortgage Acceptance Corp.
                                 Series 2000-C1

                             Preliminary Term Sheet

                      -------------------------------------
                      Expected Pricing Date: June [ ], 2000
                      -------------------------------------

                                  $718,281,000
                                 (Approximate)

                          Midland Loan Services, Inc.
                                   CIBC Inc.
                        Residential Funding Corporation
                                   as Sellers


                Midland Loan Services, Inc., as Master Servicer
           GMAC Commercial Mortgage Corporation, as Special Servicer
                 Commercial Mortgage Pass-Through Certificates

                     -------------------------------------


MORGAN STANLEY DEAN WITTER                                   PNC CAPITAL MARKETS
                            CIBC WORLD MARKETS CORP.



--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, PNC Capital Markets and CIBC World Markets Corp. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transaction in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, any by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.

             NOT FOR DISTRIBUTION TO PRIVATE CUSTOMERS AS DEFINED BY
                   THE U.K. SECURITIES AND FUTURES AUTHORITY
--------------------------------------------------------------------------------

                           $718,281,000 (Approximate)
                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2000-C1


Transaction Highlights

>>   Contributors:
                    ------------------------------------------------------------
                    Sellers     No. of Loans   Cut-Off Date Balance  % of Pool
                    ------------------------------------------------------------
                     Midland         107          $418,607,493          52.2%
                     CIBC             58           229,963,790          28.7
                     RFC              60           153,977,687          19.2
                    ------------------------------------------------------------
                     Total:          225          $802,548,970         100.0%
                    ------------------------------------------------------------

>>   Loan Pool:

     o  Average Loan Balance:  $3.6 million (0.4% of Pool)
     o  Largest Loan Balance: $27.2 million 3.4% of Pool
     o  Five Largest Loans/Loan Groups: 13.4% of Pool
     o  Ten Largest Loans/Loan Groups:  22.8% of Pool


>>   Credit Statistics:

     o   Weighted average debt service coverage ratio of 1.35x
     o   Weighted average cut-off date loan-to-value ratio of 70.6%


>>   Property Types:

     o Retail, office, industrial & multifamily properties comprise 90.7% of the Pool


                                [GRAPHIC OMITTED]


>>   Call Protection:

     o   Lockout period followed by defeasance: 69.8% of Pool
     o Lockout period followed by yield maintenance or the greater of yield maintenance and 1% or 5% of the principal amount prepaid: 30.1% of Pool
     o   Lockout period followed by declining penalty: 0.1% of Pool

>>   Collateral Terms:  The Pool has a WAC of 8.104% and a WAM of  114 months

>> Collateral Information: Updated loan information will be part of the monthly remittance report available from the Trustee in addition to detailed payment and delinquency information. Updated property operating and occupancy information, to the extent delivered by borrowers, will be available to Certificateholders from the Master Servicer

>> Bond Information: Cash flows are expected to be modeled by TREPP, CONQUEST and INTEX and are expected to be available on BLOOMBERG

>> It is expected that this transaction will be included as a part of the Lehman Aggregate Bond Index


                                      T-1
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, PNC Capital Markets and CIBC World Markets Corp. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
--------------------------------------------------------------------------------

                           $718,281,000 (Approximate)
                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2000-C1


Offered Certificates

------------------------------------------------------------------------------------------------------------------------------------
                                                    Rating        Average                    Scheduled Final         Initial
                                  Subordination     (Fitch/        Life         Principal      Distribution        Pass-Through
   Class          Amount(1)          Levels         Moody's)     (years)(2)     Window(3)          Date             Rate(4)(5)
------------------------------------------------------------------------------------------------------------------------------------
    A-1            $150,859,000      23.50%          AAA/Aaa        5.70           1-96          6/15/2008                [ ]
------------------------------------------------------------------------------------------------------------------------------------
    A-2            $463,090,000      23.50%          AAA/Aaa        9.07          96-116         2/15/2010                [ ]
------------------------------------------------------------------------------------------------------------------------------------
    B               $34,109,000      19.25%          AA/Aa2         9.67         116-117         3/15/2010                [ ]
------------------------------------------------------------------------------------------------------------------------------------
    C               $34,108,000      15.00%           A/A2          9.74         117-117         3/15/2010                [ ]
------------------------------------------------------------------------------------------------------------------------------------
    D               $10,032,000      13.75%           A-/A3         9.74         117-117         3/15/2010                [ ]
------------------------------------------------------------------------------------------------------------------------------------
    E               $26,083,000      10.50%         BBB/Baa2        9.75         117-118         4/15/2010                [ ]
------------------------------------------------------------------------------------------------------------------------------------


Private Certificates (6)
------------------------------------------------------------------------------------------------------------------------------------
                                                     Rating                                   Scheduled Final         Initial
                                 Subordination      (Fitch/       Average      Principal       Distribution        Pass-Through
   Class            Amount(1)        Levels         Moody's)      Life(2)      Window(3)          Date             Rate(4)(5)(7)
------------------------------------------------------------------------------------------------------------------------------------
     X            $802,548,969        --              --            --             --               --                   [ ]
    F-O            $84,267,969        --              --            --             --               --                   [ ]
------------------------------------------------------------------------------------------------------------------------------------

Notes:   (1)   In the case of each such Class, subject to a permitted variance of plus or minus 5%. The Class X Notional Amount is equal to the sum of all Certificate Balances outstanding from time to time.
         (2)   Based on Maturity Assumptions and a 0% CPR as described in the
               Prospectus Supplement.
         (3)   Principal Window is the period (expressed in terms of months and commencing with the month of the first Distribution Date) during which distributions of principal are expected to be made to the holders of each designated Class in accordance with the Maturity
               Assumptions and a 0% CPR as described in the Prospectus
               Supplement.
         (4)   Other than the Class B, Class C, Class D and Class E of the offered certificates and Class X and Class F of the private certificates, each Class of Certificates will accrue interest generally at a fixed rate of interest subject to a WAC cap.
         (5)   The Pass-Through Rates on each of the Classes will be determined at pricing.
         (6)   Certificates to be offered privately pursuant to Rule 144A.
         (7)   The Pass-Through Rate on the Class X Certificates on each
               Distribution Date will equal, in general, the NWAC Rate minus the weighted average of the Pass-Through Rates of the classes of certificates that are entitled to distributions of principal.


                                      T-2
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, PNC Capital Markets and CIBC World Markets Corp. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
--------------------------------------------------------------------------------

                           $718,281,000 (Approximate)
                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2000-C1


    I.  Issue Characteristics

       Issue Type:                        Public:  Class A-1, A-2, B, C, D and E (the "Offered Certificates")

                                          Private (Rule 144A):  Class X, F, G, H, J, K, L, M, N and O

       Securities Offered:                Six monthly pay, multi-class sequential pay commercial mortgage REMIC Pass-Through
                                          Certificates, including 2 fixed-rate principal and interest classes (A-1 and A-2)
                                          and 4 weighted average coupon based principal and interest classes (B, C, D and E)

       Collateral:                        The collateral consists of a $802,548,970 pool of fixed-rate commercial and multifamily Mortgage Loans

       Sellers:                           Midland Loan Services, Inc., CIBC Inc. and Residential Funding Corporation

       Book-Running Manager:              Morgan Stanley & Co. Incorporated

       Co-Manager:                        CIBC World Markets Corp.

       Master Servicer:                   Midland Loan Services, Inc.

       Special Servicer:                  GMAC Commercial Mortgage Corporation

       Trustee/Fiscal Agent:              LaSalle Bank National Association

       Pricing Date:                      On or about June [  ], 2000

       Closing Date:                      On or about June [  ], 2000

       Distribution Dates:                The 15th of each month, or if the 15th is not a business day, the next business day beginning in July, 2000

       Cut-Off Date:                      June 1, 2000

       Minimum Denominations:             $25,000 for Class A Certificates; $50,000 for Class B, C, D and E Certificates

       Settlement Terms:                  DTC, Euroclear and Clearstream, same day funds, with accrued interest

       Legal/Regulatory Status:           Class A-1 and A-2 Certificates are expected to be eligible for exemptive relief under ERISA. No Class of Certificates is SMMEA eligible

       Risk Factors:                      THE  CERTIFICATES  INVOLVE  A  DEGREE  OF RISK  AND MAY NOT BE  SUITABLE  FOR ALL
                                          INVESTORS.  SEE THE "RISK FACTORS"  SECTION OF THE PROSPECTUS  SUPPLEMENT AND THE
                                          PROSPECTUS


                                       T-3
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, PNC Capital Markets and CIBC World Markets Corp. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
--------------------------------------------------------------------------------

                           $718,281,000 (Approximate)
                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2000-C1


II.  Structure Characteristics

     Class A-1 and A-2 certificates are fixed-rate, monthly pay, multi-class, sequential pay REMIC Pass-Through Certificates. The Class B, C, D and E Certificates are weighted average coupon REMIC Pass-Through Certificates. The Class X Certificates are variable rate interest only REMIC Pass-Through Certificates. All Classes of Certificates derive their cash flows from the entire pool of Mortgage Loans.

                                                                                           Class X (1) (2)

---------------------------------------------------------------------------------------    -------------------
                                   Class A-1                       Aaa / AAA                                      $150.9MM
                                                         ------------------------------    -------------------

                                                         ------------------------------    -------------------
                                   Class A-2                       Aaa / AAA                                      $463.1MM
                                                         ------------------------------    -------------------

                                                         -----------------------------------------------------
                Offered            Class B                                     Aa2 / AA                            $34.1MM
           Certificates                                  -----------------------------------------------------

                                                         -----------------------------------------------------
                                   Class C                                      A2 / A                             $34.1MM
                                                         -----------------------------------------------------

                                                         -----------------------------------------------------
                                   Class D                                     A3 / A-                             $10.0MM
                                                         -----------------------------------------------------

                                                         -----------------------------------------------------
                                   Class E                                    Baa2 / BBB                           $26.1MM
--------------------------------------------------------------------------------------------------------------


                                                         -----------------------------------------------------
              Privately            Class F(2)                                     -                                $12.0MM
                Offered                                  -----------------------------------------------------
           Certificates
                                                         --------------    -----------------------------------
                                   Classes G-O(2)              -                                                   $72.2MM
                                                         --------------    -----------------------------------


Note:    (1)  Class X is entitled to interest (on a notional amount equal to the aggregate pool balance) at an annual rate generally equal to the difference between the weighted average of the net mortgage rates over the weighted average of the pass-through rates for the classes of Principal Balance Certificates.
         (2)  To be offered privately pursuant to Rule 144A


                                      T-4
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, PNC Capital Markets and CIBC World Markets Corp. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
--------------------------------------------------------------------------------

                           $718,281,000 (Approximate)
                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2000-C1


        Interest Distributions:            Each Class of Certificates (other than the Class V and Class R Certificates) will be entitled on each Distribution Date to interest accrued at its Pass-Through Rate on the outstanding Certificate Balance or Notional Amount of such Class, as applicable.

        Pass-Through Rates:                Class A-1:         [   ]
                                           Class A-2:         [   ]
                                           Class B:           [   ]
                                           Class C:           [   ]
                                           Class D:           [   ]
                                           Class E:           [   ]
                                           Classes  F-O:      --
                                           Class X:           See Note on page T-2

                                           The  Pass-Through  Rate for each class of Principal  Balance  Certificates for any  Distribution  Date will not exceed the Weighted Average Net Mortgage Rate
                                           ("NWAC") for such Distribution Date.

        Principal Distributions:           Principal will be distributed on each Distribution Date to the most senior Class
                                           (i.e., the Class with the earliest alphabetical/numerical Class designation) of the Principal Balance Certificates outstanding, until its Certificate Balance is reduced to zero (sequential order). If, due to losses, the Certificate Balances of the Class B through Class O Certificates are reduced to zero, payments of principal to the Class A-1 and A-2 Certificates will be made on a pro rata basis.




                                      T-5
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, PNC Capital Markets and CIBC World Markets Corp. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
--------------------------------------------------------------------------------

                           $718,281,000 (Approximate)
                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2000-C1


        Prepayment Premium Allocation:     Any Prepayment Premium collected with respect to a Mortgage Loan during any particular Collection Period will be distributed to the holders of each Class of
                                           Principal Certificates (other than an excluded class as defined below) then entitled to distributions of principal on such distribution date. Such class will be entitled to an aggregate amount (allocable on a pro rata basis based on principal payments if there is more than one Class of Principal Balance
                                           Certificates entitled to a distribution of principal) equal to the lesser of (a)
                                           such Prepayment Premium Payment and (b) such Prepayment Premium Payment multiplied by a fraction, the numerator of which is equal to the excess, if any, of the
                                           Pass-Through Rate applicable to the most senior of such Classes of Principal
                                           Balance Certificates then outstanding (or, in the case of two Classes of Class A
                                           Certificates, the one with the earlier payment priority), over the relevant
                                           Discount Rate (as defined in the Prospectus Supplement), and the denominator of which is equal to the excess, if any, of the Mortgage Rate of the Mortgage Loan that prepaid, over the relevant Discount Rate.

                                           The portion, if any, of the Prepayment Premium remaining after such payments to the holders of the Principal Balance Certificates will be distributed to the holders of the Class X Certificates. For the purposes of the foregoing, the classes G, H, J, K, L, M, N and O are the excluded classes.

                                           The following is an example of the Prepayment Premium Allocation under (b) above based on the information contained herein and the following assumptions:

                                           o  Two Classes of Certificates: Class A-1 and X
                                           o  The characteristics of the Mortgage Loan being prepaid are as follows
                                                -   Loan Balance: $10,000,000
                                                -   Mortgage Rate: 8.00%
                                                -   Maturity Date: 10 years (May 1, 2010)
                                           o  The Discount Rate is equal to 5.75%
                                           o  The Class A-1 Pass Through Rate is equal to 7.00%

                                                                                                  Class A-1            Class X
                                                               Method                            Certificates       Certificates
                                             ---------------------------------------------     ----------------   -----------------

                                             (Class A-1 Pass Through Rate - Discount Rate)     (7,00% - 5.75%)    (100.00% - 55.56%)
                                             ---------------------------------------------     ---------------
                                                    (Mortgage Rate - Discount Rate)            (8.00% - 5.75%)

                                                                                               ---------------       -----------
                                             Prepayment Premium Allocation                         55.56%                44.44%



                                      T-6
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, PNC Capital Markets and CIBC World Markets Corp. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
--------------------------------------------------------------------------------

                           $718,281,000 (Approximate)
                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2000-C1


        Credit Enhancement:                Each Class of Certificates (other than Classes A-1, A-2 and X) will be subordinate to all other Classes with an earlier alphabetical Class designation.

        Advancing:                         The Master Servicer, the Trustee and the Fiscal Agent (in that order) will each be obligated to make P&I Advances and Servicing Advances, including delinquent property taxes and insurance (and the Special Servicer will be obligated to make emergency Servicing Advances), but only to the extent that such Advances are deemed recoverable.

        Realized Losses and Expense        Realized Losses and Expense Losses, if any, will be allocated to the Class O,
                                           Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E,
                                           Class D, Class C and Class B Certificates, in that order, and then to Classes A-1 and A-2, pro rata, in each case reducing amounts payable thereto. Any interest shortfall of any Class of Certificates will result in unpaid interest for such
                                           Class which will be payable, without interest, in subsequent periods, subject to available funds.

        Prepayment/Balloon Interest        For any Distribution Date, any Net Aggregate Prepayment Interest Shortfall not
                                           offset by the Servicing Fee (but not to exceed 0.02% per annum per loan), will generally be allocated pro rata to each Class of Certificates in proportion to its entitlement to interest.

        Appraisal Reductions:              An appraisal  reduction  generally  will be created in the amount,  if any, by which the Principal Balance of a Specially  Serviced Mortgage Loan (plus other amounts  overdue in  connection  with such loan)  exceeds 90% of the appraised value of the related  Mortgaged  Property,  plus  reserves for escrows  (other than taxes and  insurance)  that are pledged as collateral  for the loan.  The
                                           Appraisal   Reduction  Amount  will  reduce   proportionately  the  amount  of
                                           delinquent  interest  advanced for such loan, which reduction will result,  in general, in a reduction of interest distributable to the most subordinate Class of Principal Balance Certificate outstanding.

                                           An  Appraisal  Reduction  will be reduced  to zero as of the date the  related
                                           Mortgage Loan has become a corrected mortgage loan, as defined in the Prospectus
                                           Supplement.



                                      T-7
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, PNC Capital Markets and CIBC World Markets Corp. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
--------------------------------------------------------------------------------

                           $718,281,000 (Approximate)
                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2000-C1


        Operating Adviser:                 The Operating Adviser, which may be appointed by the Controlling Class, will have the right to advise the Special Servicer with respect to certain actions regarding
                                           Specially Serviced Mortgage Loans. Examples include the right to make certain modifications, foreclose, sell, bring an REO Property into environmental compliance or accept substitute or additional collateral. In addition, subject to the satisfaction of certain conditions, the Operating Adviser will have the right to direct the Trustee to remove the Special Servicer and appoint a Successor
                                           Special Servicer that must be acceptable to each Rating Agency.

        Controlling Class:                 The  Controlling  Class  will  generally  be the  most  subordinate  Class  of
                                           Certificates  outstanding at any time or, if the  Certificate  Balance of such
                                           Class is less than 25% of the initial  Certificate  Balance of such Class, the most subordinate Class of Principal Balance Certificates still outstanding will be the controlling class.


        Special Servicer:                  In general, the Special Servicer has the right to modify the terms of a Specially
                                           Serviced Mortgage Loan if it determines that the related borrower is in default or default is reasonably foreseeable and such modification would increase the net present value of the proceeds to the Trust, provided that the Special Servicer generally may not extend the maturity date of a Mortgage Loan beyond two years prior to the Rated Final Distribution Date.

        Optional Termination:              The majority holders of the Controlling Class, then the Master Servicer,  then
                                           the  Special   Servicer  and  then  the  holder  of  a  majority  of  the  R-I
                                           Certificates  will have the option to purchase,  in whole but not in part, the remaining assets of the Trust on or after the  Distribution  Date on which the current  aggregate stated principal balance of the Mortgage Loans is less than or  equal to 1% of the  initial  aggregate  stated  principal  balance  of the
                                           Mortgage Loans.  Such purchase price will generally be at a price equal to the unpaid aggregate Scheduled Principal Balance of the Mortgage Loans, plus accrued and unpaid interest and unreimbursed Advances.

       Reports to Certificateholders:      The Trustee will prepare and deliver monthly  Certificateholder  Reports.  The
                                           Special  Servicer  will  prepare and deliver to the Trustee a monthly  Special
                                           Servicer  Report  summarizing the status of each Specially  Serviced  Mortgage
                                           Loan.  The Master  Servicer and the Special  Servicer will prepare and deliver to the Trustee an annual report  setting forth,  among other things,  the debt service  coverage  ratios for each Mortgage  Loan,  as available.  Each of the reports  will be  available  to the  Certificateholders.  A report  containing information  regarding the Mortgage Loans will be available  electronically at
                                           www.lnbabs.com



                                      T-8
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, PNC Capital Markets and CIBC World Markets Corp. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
--------------------------------------------------------------------------------

                           $718,281,000 (Approximate)
                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2000-C1


III.  Sellers      Midland Loan Services, Inc.

                   The Mortgage Pool includes 107 Mortgage Loans, representing approximately 52.2% of the Initial Pool Balance, which were originated by or on behalf of Midland Loan Services, Inc. ("MLS").

                   MLS is a wholly owned subsidiary of PNC Bank, National Association. MLS originates and acquires mortgage loans secured by mortgages on commercial and multifamily real estate. PNC Capital Markets is an affiliate of MLS.


                   CIBC Inc.

                   The Mortgage Pool includes 58 Mortgage Loans, representing approximately 28.7% of the CIBC Inc. is a majority owned subsidiary of Canadian Imperial Holdings Inc. and is

                   CIBC Inc. is a majority owned subsidiary of Canadian Imperial Holdings Inc. and is incorporated under the laws of Delaware. Canadian Imperial Holdings Inc. is a wholly owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is a subsidiary of Canadian Imperial Bank of Commerce, a bank chartered under the Bank Act of Canada. CIBC Inc. is a commercial finance company that originates commercial and multi-family real estate loans, purchases participations in loans from third-party lenders and otherwise extends credit to Fortune 1000 companies. CIBC Inc. is an affiliate of CIBC World Markets Corp., formerly known as CIBC Oppenheimer Corp.

                   Residential Funding Corporation

                   The Mortgage Pool includes 60 Mortgage Loans, representing approximately 19.2% of the Initial Pool Balance, which were either acquired or originated by or on behalf of Residential Funding Corporation ("RFC").

                   RFC is a direct wholly owned subsidiary of GMAC Mortgage Group, Inc. RFC Commercial is a division of RFC which originates and acquires mortgage loans secured by mortgages on commercial and multifamily real estate.



                                      T-9
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, PNC Capital Markets and CIBC World Markets Corp. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
--------------------------------------------------------------------------------

                           $718,281,000 (Approximate)
                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2000-C1


IV.  Collateral Description

     Summary: The Mortgage Pool consists of an $802,548,970 pool of 225 fixed-rate, mortgage loans secured by first liens on commercial and multifamily properties located throughout 36 jurisdictions. As of the Cut-Off Date, the Mortgage Loans have a weighted average mortgage rate of 8.104% and a weighted average remaining term to maturity of 114 months. See the Appendices to the Prospectus Supplement for more detailed collateral information.

     Seismic Review    For loans originated by Midland, RFC or CIBC, all loan
     Process:          requests secured by properties in California are subject
                       to a third party seismic report.

                       Generally, any proposed loan originated by Midland, RFC or CIBC as to which the property was estimated to have a PML in excess of 20% of the estimated replacement cost would either be subject to a lower loan-to-value limit at origination, be conditioned on seismic upgrading, be conditioned on satisfactory earthquake insurance or be declined.



                                      T-10
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, PNC Capital Markets and CIBC World Markets Corp. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
--------------------------------------------------------------------------------

                           $718,281,000 (Approximate)
                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2000-C1


                             Top Ten Mortgage Loans
                             ----------------------

                                                                                                   Units/          Current  Balloon
                                                           Property        Current      Percent    Square          Loan to  Loan to
Property Name                     City             State   Type            Balance    of Balance    Feet    DSCR   Value    Value
-------------------------------   --------------   -----   -----------   -----------  ----------  -------   ----   -------  --------
Campus Apartments                 Philadelphia     PA      Multifamily   $27,208,269     3.39%        384   1.35   66.0%     54.5%
17 John Street                    New York         NY      Multifamily   $23,370,205     2.91%        111   1.25   68.7%     62.0%
San Croix Apartments              Las Vegas        NV      Multifamily   $19,578,662     2.44%        352   1.33   75.0%     66.7%
4343 Commerce Court (A) (I)       Lisle            IL      Office        $12,854,405     1.60%    167,756   1.55   66.6%     59.0%
1051 North Kirk Road (A) (I)      Batavia          IL      Industrial     $3,347,051     0.42%    120,004   1.55   66.6%     59.0%
Narco River Business Center (A)   Calumet City     IL      Office         $2,785,970     0.35%     65,394   1.55   66.6%     59.0%
Ryder Integrated Logistics        Auburn Hills     MI      Industrial    $18,163,497     2.26%    455,000   1.25   76.0%     69.0%
Holiday Inn Rochester             Henrietta        NY      Hospitality   $17,664,749     2.20%        250   1.50   70.1%     60.2%
Nevada Street Apartments          Newark           NJ      Multifamily   $15,383,326     1.92%        306   1.30   78.1%     70.2%
Camelot Apartments                Yuma             AZ      Multifamily   $14,856,703     1.85%        456   1.20   78.6%     71.2%
Neurocrine Biosciences            San Diego        CA      Industrial    $14,520,520     1.81%     93,000   1.76   60.0%     53.0%
CSC Office Building               Southfield       MI      Office        $13,062,719     1.63%    137,954   1.25   70.3%     63.9%

Notes:  (1) The 4343 Commerce Court, 1051 North Kirk Road and Narco River
            Business Center loans are cross-collateralized and cross-defaulted with each other.



                                      T-11
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, PNC Capital Markets and CIBC World Markets Corp. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
--------------------------------------------------------------------------------

                           $718,281,000 (Approximate)
                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2000-C1


                             GEOGRAPHIC DISTRIBUTION






                                [GRAPHIC OMITTED]





           ----------------------------------------------------------

                                      T-12
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, PNC Capital Markets and CIBC World Markets Corp. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
--------------------------------------------------------------------------------

                           $718,281,000 (Approximate)
                         PNC Mortgage Acceptance Corp.
                 Commercial Mortgage Pass-Through Certificates
                                 Series 2000-C1


Sellers
------------------------------------------------------------------
                               No.      Aggregate          %
                               of        Current          of
                              Loans      Balance         Pool
------------------------------------------------------------------
CIBC                           58      229,963,790      28.65
MID                           107      418,607,493      52.16
RFC                            60      153,977,687      19.19
------------------------------------------------------------------
 Total:                       225      802,548,970     100.00
------------------------------------------------------------------


Current Balances
------------------------------------------------------------------
                               No.      Aggregate          %
                               of        Current          of
                              Loans      Balance         Pool
------------------------------------------------------------------
1 - 1,000,000                  40       26,699,503        3.33
1,000,001 -   2,000,000        65       96,526,620       12.03
2,000,001 -   3,000,000        42      103,877,859       12.94
3,000,001 -   4,000,000        19       64,005,323        7.98
4,000,001 -   5,000,000         9       40,149,133        5.00
5,000,001 -   6,000,000        16       88,200,554       10.99
6,000,001 -   7,000,000         9       57,725,427        7.19
7,000,001 -   8,000,000         3       23,405,997        2.92
9,000,001 -  10,000,000         4       38,215,216        4.76
10,000,001 - 15,000,000        12      142,374,631       17.74
15,000,001 - 20,000,000         4       70,790,234        8.82
20,000,001 - 25,000,000         1       23,370,205        2.91
25,000,001 >=                   1       27,208,269        3.39
------------------------------------------------------------------
  Total:                      225      802,548,970      100.00
------------------------------------------------------------------
Min: 281,659          Max: 27,208,269       Average: 3,566,884



States
------------------------------------------------------------------
                               No.    Cut-Off Date        %
                               of       Principal         of
                              Loans      Balance         Pool
------------------------------------------------------------------
 California                    25     108,931,238       13.57
 New York                      25     108,002,779       13.46
 Pennsylvania                  20      67,099,666        8.36
 Michigan                      10      62,900,591        7.84
 Texas                         29      61,573,243        7.67
 New Jersey                    12      60,664,376        7.56
 Other                        104     333,377,077       41.54
------------------------------------------------------------------
  Total:                      242     802,548,970      100.00
------------------------------------------------------------------


Property Type
------------------------------------------------------------------
                               No.      Aggregate          %
                               of        Current          of
                              Loans      Balance         Pool
------------------------------------------------------------------
Retail                         75      237,427,065      29.58
Multifamily                    62      228,700,679      28.50
Industrial                     33      132,886,278      16.56
Office                         35      128,823,931      16.05
Hospitality                     8       53,832,049       6.71
Self Storage                    7       10,289,986       1.28
Mixed Use                       4       10,094,459       1.26
Other                           1          494,522       0.06
------------------------------------------------------------------
  Total:                      225      802,548,970     100.00
------------------------------------------------------------------


Mortgage Rates (%)
------------------------------------------------------------------
                               No.      Aggregate          %
                               of        Current          of
                              Loans      Balance         Pool
------------------------------------------------------------------
6.001 - 6.500                    2       5,021,761        0.63
6.501 - 7.000                   32     158,625,131       19.77
7.001 - 7.500                   17      55,430,166        6.91
7.501 - 8.000                   10      41,486,098        5.17
8.001 - 8.500                   75     283,826,656       35.37
8.501 - 9.000                   61     167,730,227       20.90
9.001 - 9.500                   24      83,120,786       10.36
9.501 - 10.000                   4       7,308,145        0.91
------------------------------------------------------------------
  Total:                       225     802,548,970     100.00
------------------------------------------------------------------

Min:  6.450         Max:  9.990           WAC:  8.104


Original Terms to Stated Maturity (mos.)
------------------------------------------------------------------
                               No.      Aggregate          %
                               of        Current          of
                              Loans      Balance         Pool
------------------------------------------------------------------
   61 - 120                    200      739,564,411      92.15
  121 - 180                     12       40,514,719       5.05
  181 - 240                     13       22,469,840       2.80
------------------------------------------------------------------
   Total:                      225      802,548,970     100.00

Min:  78            Max:  240           Wtd. Avg.:  124


Remaining Terms to Stated Maturity (mos.)
------------------------------------------------------------------
                               No.      Aggregate          %
                               of        Current          of
                              Loans      Balance         Pool
------------------------------------------------------------------
   61 - 120                    202     755,531,152      94.14
  121 - 180                     10      24,547,979       3.06
  181 - 240                     13      22,469,840       2.80
------------------------------------------------------------------
  Total:                       225     802,548,970     100.00

Min:  73            Max:  237           Wtd. Avg.:  114


Balloon Loans
------------------------------------------------------------------
                               No.    Cut-Off Date         %
                               of       Principal         of
                              Loans      Balance         Pool
------------------------------------------------------------------
  Yes                          210     775,686,063      96.65
  No                            15      26,862,907       3.35
------------------------------------------------------------------
  Total:                       225     802,548,970     100.00
------------------------------------------------------------------


Debt Service Coverage Ratios (x)
------------------------------------------------------------------
                               No.      Aggregate          %
                               of        Current          of
                              Loans      Balance         Pool
------------------------------------------------------------------
  1.01 - 1.15                    2       3,434,550        0.43
  1.16 - 1.25                   33     132,796,085       16.55
  1.26 - 1.35                  102     397,101,665       49.48
  1.36 - 1.50                   51     141,572,532       17.64
  1.51 - 1.75                   25      95,787,140       11.94
  1.76 - 2.00                    7      25,772,460        3.21
  2.01>=                         5       6,084,538        0.76
------------------------------------------------------------------
  Total:                       225     802,548,970      100.00
------------------------------------------------------------------

Min:  1.05             Max:  2.35       Wtd. Avg.:   1.35


Current Loan-to-Value Ratios (%)
------------------------------------------------------------------
                               No.      Aggregate          %
                               of        Current          of
                              Loans      Balance         Pool
------------------------------------------------------------------
  30.1 - 40.0                   3       2,783,996        0.35
  40.1 - 50.0                   2       7,033,009        0.88
  50.1 - 60.0                  17      41,395,088        5.16
  60.1 - 70.0                  83     266,757,449       33.24
  70.1 - 80.0                 120     484,579,427       60.38
------------------------------------------------------------------
  Total:                      225     802,548,970      100.00
------------------------------------------------------------------

Min: 30.4               Max:  79.8        Wtd. Avg.:   70.6
------------------------------------------------------------------


Balloon Loan-to-Value Ratios (%)
------------------------------------------------------------------
                               No.      Aggregate          %
                               of        Current          of
                              Loans      Balance         Pool
------------------------------------------------------------------
 0.1 - 10.0                    15       26,862,907       3.35
20.1 - 30.0                     5       11,144,994       1.39
30.1 - 40.0                     3       14,271,726       1.78
40.1 - 50.0                    12       27,513,775       3.43
50.1 - 60.0                    73      215,639,831      26.87
60.1 - 70.0                    96      400,643,936      49.92
70.1 - 80.0                    21      106,471,801      13.27
------------------------------------------------------------------
Total:                        225      802,548,970     100.00

Min:  1.5              Max:  72.4       Wtd. Avg.:   59.9




                                      T-13
--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, PNC Capital Markets and CIBC World Markets Corp. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
--------------------------------------------------------------------------------

                         Prepayment Protection Analysis
               Percentage of Collateral by Prepayment Restriction


----------------------------------------------------------------------------------------------------------------------------
Prepayment Restrictions              June 2000      June 2001       June 2002      June 2003       June 2004      June 2005
----------------------------------------------------------------------------------------------------------------------------
    Locked Out                         99.26%          96.24%         92.39%          82.20%         73.92%          71.50%
    Yield Maintenance Total             0.74%           3.76%          7.61%          17.80%         25.97%          28.39%
    Penalty Points:
      5.00% and greater                 0.00%           0.00%          0.00%           0.00%          0.11%           0.00%
      4.00% to 4.99%                    0.00            0.00           0.00            0.00           0.00            0.11
      3.00% to 3.99%                    0.00            0.00           0.00            0.00           0.00            0.00
      2.00% to 2.99%                    0.00            0.00           0.00            0.00           0.00            0.00
      1.00% to 1.99%                    0.00            0.00           0.00            0.00           0.00            0.00
    Open                                0.00            0.00           0.00            0.00           0.00            0.00
----------------------------------------------------------------------------------------------------------------------------
    TOTALS                            100.00%         100.00%        100.00%         100.00%        100.00%         100.00%
----------------------------------------------------------------------------------------------------------------------------
    Pool Balance Outstanding       802,548,970    794,133,478     785,012,585    775,126,355     764,584,580    752,981,909
    % Initial Pool Balance             100.00%          98.95%         97.81%          96.58%         95.27%          93.82%
----------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Prepayment Restrictions              June 2006      June 2007       June 2008      June 2009       June 2010
-------------------------------------------------------------------------------------------------------------
    Locked Out                        70.51%          70.70%         72.70%          60.81%         69.50%
    Yield Maintenance Total           28.79%          29.18%         11.54%           4.86%         30.50%
    Penalty Points:
      5.00% and greater                0.00%           0.00%          0.00%           0.00%          0.00%
      4.00% to 4.99%                   0.00            0.00           0.00            0.00           0.00
      3.00% to 3.99%                   0.11            0.00           0.00            0.00           0.00
      2.00% to 2.99%                   0.00            0.11           0.00            0.00           0.00
      1.00% to 1.99%                   0.00            0.00           0.12            0.15           0.00
    Open                               0.60            0.00          15.65           34.17           0.00
-------------------------------------------------------------------------------------------------------------
    TOTALS                           100.00%         100.00%        100.00%         100.00%        100.00%
-------------------------------------------------------------------------------------------------------------
    Pool Balance Outstanding      740,402,625     713,858,180    651,509,838     504,156,521     32,367,599
    % Initial Pool Balance             92.26%          88.95%         81.18%          62.82%          4.03%
-------------------------------------------------------------------------------------------------------------

    Notes: (1)  The above analysis is based on Maturity Assumptions and a 0%
                CPR as discussed in the Prospectus Supplement.



--------------------------------------------------------------------------------
This information is being delivered to a specific number of prospective sophisticated investors in order to assist them in determining whether they have an interest in the type of security described herein. It has been prepared solely for informational purposes and is not an offer to buy or sell or a solicitation of an offer to buy or sell any security or instrument or to participate in any trading strategy. No representation or warranty can be given with respect to the accuracy or completeness of the information, or with respect to the terms of any future offer of securities conforming to the terms hereof. Any such offer of securities would be made pursuant to a definitive Prospectus or Private Placement Memorandum, as the case may be, prepared by the issuer which could contain material information not contained herein and to which the prospective purchasers are referred. In the event of any such offering, this information shall be deemed superseded, amended and supplemented in its entirety by such Prospectus or Private Placement Memorandum. Such Prospectus or Private Placement Memorandum will contain all material information in respect of any securities offered thereby and any decision to invest in such securities should be made solely in reliance upon such Prospectus or Private Placement Memorandum. Certain assumptions may have been made in this analysis which have resulted in any returns detailed herein. No representation is made that any returns indicated will be achieved. Changes to the assumptions may have a material impact on any returns detailed. Morgan Stanley & Co. Incorporated, PNC Capital Markets and CIBC World Markets Corp. (collectively the "Underwriters") disclaim any and all liability relating to this information, including without limitation any express or implied representations and warranties for, statements contained in, and omissions from, this information. Additional information is available upon request. The Underwriters and others associated with them may have positions in, and may effect transactions in, securities and instruments of issuers mentioned herein and may also perform or seek to perform investment banking services for the issuers of such securities and instruments. Past performance is not necessarily indicative of future results. Price and availability are subject to change without notice. This material may be filed with the Securities and Exchange Commission (the "SEC") and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement. To Morgan Stanley's readers worldwide:
In addition, please note that this publication has been issued by Morgan Stanley & Co. Incorporated, approved by Morgan Stanley International Limited, a member of The Securities and Futures Authority, and by Morgan Stanley Japan Ltd. Morgan Stanley recommends that such readers obtain the advice of their Morgan Stanley & Co. Incorporated, Morgan Stanley International or Morgan Stanley Japan Ltd. representative about the investments concerned.
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

Prospectus

                          PNC Mortgage Acceptance Corp.
                                    Depositor

                       Mortgage Pass-Through Certificates
                              (issuable in series)


         Our name is PNC Mortgage Acceptance Corp. and we intend to offer commercial mortgage pass-through certificates from time to time. These offers may be made through one or more different methods, including offerings through underwriters. See "Method of Distribution."

-----------------------------------------------------------------------------------------------------------------------------------
The Offered Certificates:                                              The Trust Assets:

         The offered certificates will be issuable in                           The assets of each trust will include:
series.  Each series of offered certificates will:
                                                                       o   mortgage loans secured by first and junior liens on,
o   have its own series designation,                                       or security interests in, various interests in commercial
o   consist of one or more classes with various                            and multifamily real properties,
    payment characteristics,                                           o   mortgage-backed securities that directly or indirectly
o   evidence beneficial ownership interests in a                           evidence interests in, or are directly or indirectly
    trust established by us, and                                           secured by, such types of mortgage loans,
o   be payable solely out of trust assets.                             o   direct obligations of the United States or other
                                                                           governmental agencies, or
         We do not currently intend to list the offered                o   some combination of such types of mortgage loans,
certificates of any series on any national securities                      mortgage-backed securities and government securities.
exchange or the Nasdaq stock market.

                                                                                Trust assets may also include letters of credit,
                                                                       surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate or currency exchange agreements, interest rate cap or floor agreements, or other similar instruments and agreements.

-----------------------------------------------------------------------------------------------------------------------------------

         In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining such price. In addition, in that document, we will identify the applicable lead or managing underwriter(s), if any, and the relevant underwriting arrangements. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

         You should carefully consider the risk factors beginning on page 9 in this prospectus, as well as those set forth in the related prospectus supplement, prior to investing.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                  The date of this Prospectus is May 30, 2000.

       Important Notice About The Information Presented In This Prospectus

         When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS............2

SUMMARY OF PROSPECTUS..........................................................4

RISK FACTORS...................................................................9

DESCRIPTION OF THE TRUST ASSETS...............................................32

YIELD AND MATURITY CONSIDERATIONS.............................................37

PNC MORTGAGE ACCEPTANCE CORP..................................................42

DESCRIPTION OF THE CERTIFICATES...............................................42

DESCRIPTION OF THE GOVERNING DOCUMENT.........................................48

DESCRIPTION OF CREDIT SUPPORT................................................ 59

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS.......................................61

FEDERAL INCOME TAX CONSEQUENCES...............................................71

STATE AND OTHER TAX CONSEQUENCES.............................................101

ERISA CONSIDERATIONS.........................................................101

LEGAL INVESTMENT.............................................................105

USE OF PROCEEDS..............................................................106

METHOD OF DISTRIBUTION.......................................................106

Where You Can Find More Information..........................................107

LEGAL MATTERS................................................................108

FINANCIAL INFORMATION........................................................108

RATINGS......................................................................108

                              SUMMARY OF PROSPECTUS

This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of a particular offering of certificates, you should read carefully this prospectus and the related prospectus supplement in full.

Who We Are

         PNC Mortgage Acceptance Corp. is a Missouri corporation and a wholly owned subsidiary of Midland Loan Services, Inc. Our principal offices are located at:

         210 West 10th Street
         6th Floor
         Kansas City, Missouri 64105

         Our main telephone number is (816) 435-5000. See "PNC Mortgage Acceptance Corp."

The Securities Being Offered

         The securities that will be offered pursuant to this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Ratings."

         Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

The Offered Certificates may be Issued with Other Certificates

         We may not publicly offer all the mortgage pass-through certificates evidencing interests in a particular trust. We may elect to:

o     retain some of those certificates;
o     place some privately with institutional investors; or
o deliver some to the applicable seller as partial consideration for the related mortgage assets.

         In addition, some of those certificates may not satisfy the rating requirement described above for offered certificates.

The Governing Documents

         In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern--


o     the creation of and transfer of assets to each trust;
o     the issuance of the related series of certificates; and
o     the servicing and administration of the trust assets.

         The parties to the governing document(s) will always include a trustee and us. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee will be responsible for, among other things, making payments and preparing and disseminating certain reports to the holders of the offered and non-offered certificates.

         If the trust assets include mortgage loans, the parties to the governing document(s) will also include--

o a master servicer that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, non-performing or otherwise problematic in any material respect; and
o a special servicer that will generally be responsible for servicing and administering mortgage loans that are defaulted, non-performing or otherwise problematic in any material respect and real estate assets acquired in respect of defaulted mortgage loans.

         The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

         If the trust assets include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to the mortgage-backed securities. If the related trustee assumes these duties, however, there will be no manager.

         In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each trust and will describe their respective duties in further detail.

         See "Description of the Governing Document."

Certain Characteristics of the Mortgage Assets

         The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each mortgage loan to be included in a trust will constitute the obligation of one or more persons to repay a debt. Each mortgage loan will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in one or more commercial or multifamily real properties. In particular, those properties may include:

o rental or cooperatively-owned buildings with multiple dwelling units; o retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;
o     office buildings;
o     hospitality properties;
o     casino properties;
o     health care-related facilities;
o     industrial facilities;
o warehouse facilities, mini-warehouse facilities and self-storage facilities;
o restaurants, taverns and other establishments involved in the food and beverage industry;
o manufactured housing communities, mobile home parks and recreational vehicle parks;
o     recreational and resort properties;
o     arenas and stadiums;
o     churches and other religious facilities;
o     parking lots and garages;
o     mixed use properties;
o     other income-producing properties; and
o unimproved land that is zoned for multifamily residential or commercial use.

         The mortgage loans to be included in a trust may have a variety of payment terms. For example, a mortgage loan:

o may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;
o may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;
o     may provide for no accrual of interest;
o may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events;
o may be fully amortizing or, alternatively, may be partially amortizing or non-amortizing, with a substantial payment of principal due on its stated maturity date;
o     may permit the negative amortization or deferral of accrued interest;
o may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments; and/or
o may provide for payments of principal, interest or both, on due dates that occur monthly, bimonthly, quarterly, semi-annually, annually or at some other interval.

         Any mortgage loan may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

         We do not originate mortgage loans. However, Midland Loan Services, Inc. or one of our other affiliates may originate some of the mortgage loans underlying the offered certificates. Unless we expressly state otherwise in the related prospectus supplement, the repayment of any of the mortgage loans to be included in a trust will not be guaranteed or insured by us, any of our affiliates, any governmental agency or instrumentality or any other person. See "Description of the Trust Assets--Mortgage Loans."

         The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. See "Description of the Trust Assets--Mortgage-Backed Securities."

         We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

         In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the principal balance of the related series of certificates, as described in the related prospectus supplement.

Certain Characteristics of the Offered Certificates

         An offered certificate may entitle the holder to receive:

o     a stated principal amount;
o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;
o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;
o payments of principal, with disproportionate, nominal or no distributions of interest;
o payments of interest, with disproportionate, nominal or no distributions of principal;
o payments of interest or principal that commence only as of a specified date or only after the occurrence of certain events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;
o payments of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the related mortgage assets;
o payments of principal to be made based on a specified principal payment schedule or other methodology, which payments may be limited to the amount of available funds; or
o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participation payments or other similar items received on the related mortgage assets.

         Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments, allocations of losses or both.

         A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

         We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."

The Trust will Include Collection and Distribution Accounts

         The master servicer must establish and maintain one or more collection accounts for deposit of all payments and collections received or advanced on the Mortgage Loans. The trustee must establish a distribution account for deposit of amounts from the collection account to be used for distributions of principal and interest to certificate holders.

Credit Support and Interest Rate Protection for the Offered Certificates

         Some classes of offered certificates may be protected in full or in part against certain defaults and losses on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

         The assets of any particular trust may also include any of the following agreements:

o guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series of certificates will be invested at a specified rate;
o interest rate exchange agreements, interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of offered certificates of the related series; or
o if any of the mortgage assets are payable in a foreign currency, foreign currency exchange agreements or other agreements and arrangements designed to reduce the effects of foreign currency fluctuations on the related mortgage assets or one or more classes of offered certificates of the related series.

         We will describe the types of reinvestment and interest rate protection, if any, for each class of offered certificates in the related prospectus supplement.

         See "Risk Factors," "Description of the Trust Assets" and "Description of Credit Support."

Advances to Cover Delinquent Payments of Principal and Interest on the Mortgage Assets.

         If the related trust assets include mortgage loans, the master servicer, the trustee, any provider of credit support and any other specified person may be obligated to make, or may have the option of making, certain advances with respect to delinquent scheduled payments of principal, interest or both on the mortgage loans. Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances in Respect of Delinquencies."

         If the related trust assets include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligation in respect of those mortgage-backed securities or the underlying mortgage loans.

Optional Termination

         We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell:

o all the mortgage assets in any particular trust, which would cause a termination of the trust; or
o that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

         See "Description of the Certificates--Termination."

Federal Income Tax Consequences

         Any class of offered certificates will constitute or evidence ownership of either:

o "regular interests" or "residual interests" in a "real estate mortgage investment conduit" under Sections 860A through 860G of the Internal Revenue Code of 1986; or
o "regular interests" or "residual interests" in a "financial asset securitization investment trust" under Section 860L(a) of the Internal Revenue Code of 1986; or
o interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code of 1986.

         See "Federal Income Tax Consequences."

ERISA Considerations

          If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA Considerations."

Legal Investment

         If your investment authority is subject to legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment."

                                  RISK FACTORS

         You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

A Number of Factors that Affect the Liquidity of Your Certificates May Have an Adverse Effect on the Value of Your Certificates

         The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your certificates.

         We will describe in the related prospectus supplement the information that will be available to you with respect to your certificates. The limited nature of such information may adversely affect the liquidity of your certificates.

         We do not currently intend to list the offered certificates on any national securities exchange or the Nasdaq stock market.

         Lack of liquidity will impair your ability to sell your certificates and may prevent you from doing so at a time when you may want or need to sell your certificates. This lack of liquidity could adversely affect the market value of your certificates. We do not expect that you will have any redemption rights with respect to your certificates.

         If you decide to sell your certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your certificates or the related mortgage assets. Pricing information regarding your certificates may not be generally available on an ongoing basis.

The Market Value of Your Certificates Will be Sensitive to Fluctuations in Prevailing Interest Rates and Spreads

         The market value of your certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your certificates as a result of an equal but opposite movement in interest rates.

         Investor perceptions regarding the quality of commercial mortgage-backed securities generally as an investment relative to alternative investments such as U.S. treasury securities will affect the market value of your certificates. That market value will decline if potential investors prefer the safety of investments such as U.S. treasury securities. This may occur regardless of the performance of your certificates or the related mortgage assets.

Payments on Your Certificates Will be Made Solely From the Limited Assets of the Related Trust

         Your certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. Unless we expressly state otherwise in the related prospectus supplement, neither we, nor any of our affiliates nor any governmental agency or instrumentality or other person will guarantee or insure payment on your certificates. If the related trust assets are insufficient to make payments on your certificates, you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your certificates.

Any Credit Support for Your Certificates May be Insufficient to Protect You Against all Potential Losses

The Amount of Credit Support Will be Limited

         The rating agencies that assign ratings to your certificates will establish the amount of credit support, if any, for your certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

Credit Support May Not Cover All Types of Losses

         The credit support, if any, for your certificates may not cover all of your potential losses. For example, certain forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of certain uninsured casualties at the real properties securing the related mortgage loans. You may be required to bear any losses that are not covered by the credit support.

Disproportionate Benefits to Certain Classes and Series

         If a form of credit support covers multiple classes or series and losses exceed the amount of the credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by this credit support to your detriment.

The Investment Performance of Your Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Certificates

         Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary significantly from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your certificates is paid down or otherwise reduced.

         In addition, any mortgage loan underlying the offered certificates may permit the related borrower to prepay the loan during some or all of the loan term. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should be less. These restrictions may include:

o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term; or

o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

         In many cases, a mortgage loan will have no restrictions on the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

         The amount, rate and timing of payments and other collections on the mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

         The investment performance of your certificates may vary materially and adversely from your expectations due to:

o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or
o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

         The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your certificates include mortgage-backed securities, the terms of those securities may lessen or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans underlying those securities.

Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Certificates

         Payments of principal and/or interest on your certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your certificates, which would result in a shorter average life for your certificates, than if these prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans directly or indirectly underlying your certificates. As a result, repayment of your certificates could occur significantly earlier or later, and the average life of your certificates could be significantly shorter or longer, than you expected.

         The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your certificates depends on the terms and provisions of your certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the related mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may:

o vary based on the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series; or
o be subject to certain contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

         We will describe the terms and provisions of your certificates more fully in the related prospectus supplement.

Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Certificates

         If you purchase your certificates at a discount or premium, the yield on your certificates will be sensitive to prepayments on the mortgage loans. If you purchase your certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your certificates is disproportionately large, as compared to the amount of principal payable on your certificates, you may fail to recover your original investment under some prepayment scenarios.

Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Certificates

         The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will affect the amount and timing of payments on the related series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

         Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on the related series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

         If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under certain scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

         See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property" below.

An Increased Risk of Default Is Associated With Balloon Payments

         Any of the mortgage loans underlying your certificates may be non-amortizing or only partially amortizing. The borrowers under those mortgage loans are required to make substantial payments of principal and interest (that is, balloon payments) on the maturity dates of the loans. The ability of a borrower to make a balloon payment generally depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

o     the fair market value and condition of the underlying real property;
o     the prevailing level of interest rates;
o     the borrower's equity in the underlying real property;
o     the borrower's financial condition;
o     the operating history of the underlying real property;
o     changes in zoning and tax laws;
o     changes in competition in the relevant area;
o     changes in rental rates in the relevant area;
o     changes in governmental regulation and fiscal policy;
o     prevailing general and regional economic conditions;
o     the state of the fixed income and mortgage markets; and
o the availability of credit for multifamily rental or commercial properties.

         See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property" below.

         Neither we nor any of our affiliates have an obligation to refinance any mortgage loan underlying your certificates.

         The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on those loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. The decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property

Most of the Mortgage Loans Underlying Your Certificates Will be Nonrecourse Loans to Entities

         You should consider all of the mortgage loans underlying your certificates to be non-recourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of the borrower or guarantor. Unlike individuals, entities formed to acquire real property generally do not have personal assets and creditworthiness at stake. A borrower's sophistication can lead to protracted litigation or bankruptcy in default situations.

         Consequently, full and timely payment on each mortgage loan underlying your certificates will depend on one or more of the following:

o the sufficiency of the net operating income of the applicable real property;
o     the market value of the applicable real property at or prior to maturity;
      and
o the ability of the related borrower to refinance or sell the applicable real property.

         In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

         Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your certificates will be insured or guaranteed by us, any of our affiliates or any governmental entity or private mortgage insurer.

         The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

We May Not Know What Underwriting Standards the Originator of a Mortgage Loan Applied

         The originators of the mortgage loans may have used underwriting criteria that differ from the criteria which our affiliates use, and in some cases we may be unable to verify the criteria that the originator used. Loans may have been originated over long periods of time using varying underwriting standards that we cannot now confirm. We will not generally reunderwrite mortgage loans acquired for inclusion in a trust. Instead, we will rely upon representations and warranties by the seller of the mortgage loan and the seller's obligation to repurchase the loan if a representation or warranty was not true when made.

Many Risk Factors are Common to Most or All Multifamily and Commercial
Properties

         The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

o     the age, design and construction quality of the property;
o perceptions regarding the safety, convenience and attractiveness of the property;
o     the characteristics of the neighborhood where the property is located;
o     the proximity and attractiveness of competing properties;
o     the existence and construction of competing properties;
o     the adequacy of the property's management and maintenance;
o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;
o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;
o     demographic factors;
o     customer tastes and preferences;
o     retroactive changes in building codes; and
o changes in governmental rules, regulations and fiscal policies, including environmental legislation.

         Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

o an increase in interest rates, real estate taxes and other operating expenses;
o an increase in the capital expenditures needed to maintain the property or make improvements;
o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;
o     an increase in vacancy rates;
o     a decline in rental rates as leases are renewed or replaced; and
o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

         The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

o     the length of tenant leases;
o     the creditworthiness of tenants;
o     the rental rates at which leases are renewed or replaced;
o     the percentage of total property expenses in relation to revenue;
o     the ratio of fixed operating expenses to those that vary with revenues;
      and
o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

         Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

The Successful Operation of a Multifamily or Commercial Property Depends on Tenants

         Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

o to pay for maintenance and other operating expenses associated with the property;
o     to fund repairs, replacements and capital improvements at the property;
      and
o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

         Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;
o     an increase in tenant payment defaults;
o a decline in rental rates as leases are entered into, renewed or extended at lower rates;
o an increase in the capital expenditures needed to maintain the property or to make improvements; and
o     a decline in the financial condition of a major or sole tenant.

         Various factors that will affect the operation and value of a commercial property include:

o     the business operated by the tenants;
o     the creditworthiness of the tenants; and
o     the number of tenants.

Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral

         In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any such tenant can have particularly significant effects on the net operating income generated by the property. If a single or major tenant defaults under its lease or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case for a property occupied by a large number of less significant tenants.

         An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

Tenant Bankruptcy Adversely Affects Property Performance

         The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. bankruptcy code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

o the unpaid rent under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus
o an amount equal to the rent under the lease for the greater of one year or 15% (but not more than 3 years) of the remaining lease term.

The Success of an Income-Producing Property Depends on Reletting Vacant Spaces

         The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting can be substantial and could reduce cash flow from the property. Moreover, if a tenant defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

         If a property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, which would reduce the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Property Value May Be Adversely Affected Even When Current Operating Income Is
Not

         Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

o     changes in interest rates;
o     the availability of refinancing sources;
o     changes in governmental regulations, licensing or fiscal policy;
o     changes in zoning or tax laws; and
o     potential environmental or other legal liabilities.

Property Management May Affect Property Operations and Value

         The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

o     responding to changes in the local market;
o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;
o operating the property and providing building services; o managing operating expenses; and
o ensuring that maintenance and capital improvements are carried out in a timely fashion.

         Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

         By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can maintain or improve occupancy rates, business and cash flow, reduce operating and repair costs and preserve building value. However, management errors can, in some cases, impair the long-term viability of an income-producing property.

Maintaining a Property in Good Condition is Expensive

         An owner may expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion.

Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property

         Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

o     rental rates;
o     location;
o     type of business or services and amenities offered; and
o     nature and condition of the particular property.

         The profitability and value of an income-producing property may be adversely affected by a comparable property that:

o     offers lower rents;
o     has lower operating costs;
o     offers a more favorable location; or
o     offers better facilities.

         Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

The Types and Concentrations of Income-Producing Properties Underlying the Mortgage Loans in a Trust Will Subject Your Certificates to Special Risks

         The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The following is a discussion of some of the various factors that may affect the value and operations of the listed types of multifamily and commercial properties. The effect of these factors upon your certificates will be dependent upon the relative amounts of each particular property type included in a trust.

Multifamily Rental Properties

         Factors affecting the value and operation of a multifamily rental property include:

o the physical attributes of the property, such as its age, appearance, amenities and construction quality;
o     the types of services offered at the property;
o     the location of the property;
o the characteristics of the surrounding neighborhood, which may change over time;
o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;
o     the ability of management to provide adequate maintenance and insurance;
o     the property's reputation;
o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;
o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;
o     the ability of management to respond to competition;
o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;
o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;
o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;
o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;
o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and
o the extent to which increases in operating costs may be passed through to tenants.

         Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

         Certain states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may:

o     require written leases;
o     require good cause for eviction;
o     require disclosure of fees;
o     prohibit unreasonable rules;
o     prohibit retaliatory evictions;
o     prohibit restrictions on a resident's choice of unit vendors;
o     limit the basis on which a landlord may increase rent; or
o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

         Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

         Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to:

o     fixed percentages;
o     percentages of increases in the consumer price index;
o     increases set or approved by a governmental agency; or
o     increases determined through mediation or binding arbitration.

         In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

         Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that an owner can charge at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

         Some mortgage loans underlying the offered certificates will be secured by the related borrower's interest in multiple units in a residential condominium project and the related voting rights in the owners' association for the project. Due to the nature of condominiums, a default on any of those mortgage loans will not allow the holder of the mortgage loan the same flexibility in realizing on its real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the lender to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

Cooperatively-Owned Apartment Buildings

         Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit pursuant to a long-term proprietary lease or occupancy agreement.

         A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of:

o     maintenance payments from the tenant/shareholders, and
o any rental income from units or commercial space that the cooperative corporation might control.

         A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders.

         In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. The owner or sponsor allocates shares to each apartment unit, and the current tenants have a certain period to subscribe at prices discounted from the prices to be offered to the public after this period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general, the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

         Many cooperative conversion plans are "non-eviction" plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in the unit as a subtenant of the owner of the shares allocated to the apartment unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the sub-tenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

Retail Properties

         The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include:

o     shopping centers;
o     factory outlet centers;
o     malls;
o     automotive sales and service centers;
o     consumer oriented businesses;

o     department stores;
o     grocery stores;
o     convenience stores;
o     specialty shops;
o     gas stations;
o     movie theaters;
o     fitness centers;
o     bowling alleys;
o     salons; and
o     dry cleaners.

         Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required:

o     to lower rents;
o     to grant a potential tenant a "free rent" or reduced rent period;
o     to improve the condition of the property generally; or
o to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

         A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

o     competition from other retail properties;
o perceptions regarding the safety, convenience and attractiveness of the property;
o     perceptions regarding the safety of the surrounding area;
o     demographics of the surrounding area;
o     the strength and stability of the local, regional and national economies;
o     traffic patterns and access to major thoroughfares;
o     the visibility of the property;
o     availability of parking;
o     the particular mixture of the goods and services offered at the property;
o     customer tastes, preferences and spending patterns; and
o     the drawing power of other tenants.

         The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. A decline in the local economy and reduced consumer spending would directly and adversely affect retail properties.

         Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

         The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An "anchor tenant" is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would take, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

         Various factors will adversely affect the economic performance of an "anchored" retail property, including:

o     an anchor tenant's failure to renew its lease;
o     termination of an anchor tenant's lease;

o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;
o the cessation of the business of a self-owned anchor or of an anchor tenant, even if it continues to own the property or pay rent; or
o     a loss of an anchor tenant's ability to attract shoppers.

         Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

o     factory outlet centers;
o     discount shopping centers and clubs;
o     catalogue retailers;
o     television shopping networks and programs;
o     internet web sites; and
o     telemarketing.

         Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets, which are often characterized by lower operating costs, and entertainment sources could adversely affect the rents collectible at retail properties.

         Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses.

Office Properties

         Factors affecting the value and operation of an office property include:

o the number and quality of the tenants, particularly significant tenants, at the property;
o the physical attributes of the building in relation to competing buildings;
o the location of the property with respect to the central business district or population centers;
o demographic trends within the metropolitan area to move away from or towards the central business district;
o social trends combined with space management trends, which may change towards options such as telecommuting or "hoteling" to satisfy space needs;
o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;
o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;
o     the quality and philosophy of building management;
o     access to mass transportation; and
o     changes in zoning laws.

         An economic decline in a tenant's business may adversely affect an office property. The risk of such an economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

         Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

o     rental rates;
o the building's age, condition and design, including floor sizes and layout;
o     access to public transportation and availability of parking; and
o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

         The cost of refitting office space for a new tenant is often higher than for other property types.

         The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

o     the cost and quality of labor;
o     tax incentives; and
o     quality of life matters, such as schools and cultural amenities.

         The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

Hospitality Properties

         Hospitality properties may involve different types of hotels and motels, including:

o     full service hotels;
o     resort hotels with many amenities;

o     limited service hotels;
o     hotels and motels associated with national or regional franchise chains;
o hotels that are not affiliated with any franchise chain but may have their own brand identity; and
o     other lodging facilities.

         Factors affecting the economic performance of a hospitality property include:

o the location of the property and its proximity to major population centers or attractions;
o     the seasonal nature of business at the property;
o     the level of room rates relative to those charged by competitors;
o     quality and perception of the franchise affiliation;
o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;
o     the existence or construction of competing hospitality properties;
o     nature and quality of the services and facilities;
o     financial strength and capabilities of the owner and operator;
o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;
o increases in operating costs, which may not be offset by increased room rates;
o the property's dependence on business and commercial travelers and tourism; and
o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

         Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of certain hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

         Hospitality properties may be operated pursuant to franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of certain capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate the property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property, because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

         The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

o     the continued existence and financial strength of the franchisor;
o     the public perception of the franchise service mark; and
o     the duration of the franchise licensing agreement.

         A franchisor may restrict the transferability of its franchise license agreements. In this case, the lender must obtain the consent of the franchisor for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply for its own liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

Casino Properties

         Factors affecting the economic performance of a casino property include:

o location, including proximity to or easy access from major population centers;
o     appearance;
o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;
o     the existence or construction of competing casinos;
o     dependence on tourism; and
o     local or state governmental regulation.

         Competition among major casinos may involve attracting patrons by providing alternate forms of entertainment, such as performers and sporting events, and offering low-priced or free food and lodging. In addition, casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

         Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

         To avoid criminal influence, the ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property and/or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, which could result in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. We can not assure you that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

         Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

         The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

Health Care-Related Properties

         Health-care related properties include:

o     hospitals;
o     skilled nursing facilities;
o     nursing homes;
o     congregate care facilities; and
o     in some cases, assisted living centers and housing for seniors.

         Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

o     statutory and regulatory changes;
o     retroactive rate adjustments;
o     administrative rulings;
o     policy interpretations;
o     delays by fiscal intermediaries; and
o     government funding restrictions.

         All of the foregoing can adversely affect the operating revenues of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

         Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors that can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

o     federal and state licensing requirements;
o     facility inspections;
o     rate setting;
o     reimbursement policies; and
o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

         Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, if a lender forecloses on a health care-related facility, neither the lender nor a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to the foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply for its own licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

         Health care-related facilities are generally "special purpose" properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law that are not required for transfers of most other types of commercial properties.

Industrial Properties

         Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

         The value and operation of an industrial property depends on:

o location of the property, the desirability of which in a particular instance may depend on:
      (1)   availability of labor services;
      (2)   proximity to supply sources and customers; and
      (3) accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

o building design of the property, the desirability of which in a particular instance may depend on:
      (4)   ceiling heights;
      (5)   column spacing;
      (6)   number and depth of loading bays;
      (7)   divisibility;
      (8)   floor loading capacities;
      (9)   truck turning radius;
      (10)  overall functionality; and
      (11) adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and
o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

         Industrial properties are generally "special purpose" properties that an owner could not readily convert to general residential, retail or office use. This will adversely affect their liquidation value.

         Industrial properties may also pose unique environmental risks depending upon the nature of the business conducted at the property.

Warehouse, Mini-Warehouse and Self-Storage Facilities

         Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, an owner would incur substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. These factors will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

         Successful operation of a warehouse, mini-warehouse or self-store property depends on:

o     building design;
o     location and visibility;
o     tenant privacy;
o     efficient access to the property;
o proximity to potential users, including apartment complexes or commercial users;
o     services provided at the property, such as security;
o     age and appearance of the improvements; and
o     quality of management.

         Warehouse properties may pose environmental risks depending upon the nature of the business conducted in the warehouse.

Restaurants and Taverns

         Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

o competition from facilities having businesses similar to a particular restaurant or tavern;
o perceptions by prospective customers of safety, convenience, services and attractiveness;
o     the cost, quality and availability of food and beverage products;
o negative publicity, resulting from instances of food contamination, food-borne illness, crime and similar events;
o     changes in demographics, consumer habits and traffic patterns;
o     the ability to provide or contract for capable management; and
o retroactive changes to building codes, similar ordinances and other legal requirements.

         Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

         The food and beverage service industry is highly competitive. The principal means of competition are:

o     segment;
o     product;
o     price;
o     value;
o     quality;
o     service;
o     convenience;
o     location; and
o     the nature and condition of the restaurant facility.

         A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have:

o     lower operating costs;
o     more favorable locations;
o     more effective marketing;
o     more efficient operations; or
o     better facilities.

         The location and condition of a particular restaurant or tavern will affect the number of customers and, to a certain extent, the prices that the operator may charge. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

         Factors affecting the success of a regionally- or nationally-known chain restaurant include:

o actions and omissions of any franchisor, including management practices that adversely affect the nature of the business or that require renovation, refurbishment, expansion or other expenditures;
o the degree of support the franchisor provides or arranges, including its franchisee organizations and third-party providers of products or services; and
o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

         Chain restaurants may be operated under franchise agreements, and these agreements typically do not contain provisions protective of lenders. A franchisor typically may terminate a borrower's rights as a franchisee without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle
Parks

         Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The homeowner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The landowner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for home sites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted on his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of certificates.

         Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces have a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

         Factors that affect the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

o     the number of comparable competing properties in the local market;
o     the age, appearance and reputation of the property;
o     the quality of management; and
o     the types of facilities and services it provides.

         Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including multifamily rental properties, cooperatively owned apartment buildings, condominium complexes and single-family residential developments. Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

         Manufactured housing communities, mobile home parks and recreational vehicle parks are "special purpose" properties that the operator cannot readily convert to general residential, retail or office use. This will adversely affect the liquidation value of the property if its current operations become unprofitable due to competition, age of the improvements or other factors.

         Certain states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. Some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

         In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to:

o     fixed percentages;
o     percentages tied to the consumer price index;
o     increases set or approved by a governmental agency; or
o     increases determined through mediation or binding arbitration.

         In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the home site. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in certain states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

Recreational and Resort Properties

         Security for a mortgage loan may include a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

o     the location and appearance of the property;
o     the appeal of the recreational activities offered;
o the existence or construction of competing properties, whether or not they offer the same activities;
o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;
o     geographic location and dependence on tourism;
o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;
o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;
o     sensitivity to weather and climate changes; and
o     local, regional and national economic conditions.

         Statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways will affect a marina or other recreational or resort property located next to water.

         Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than other types of commercial properties.

         Recreational and resort properties are generally "special purpose" properties that the owner cannot readily convert to alternative uses. This will adversely affect their liquidation value.

Arenas and Stadiums

         The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

o     sporting events;
o     musical events;
o     theatrical events;
o     animal shows; and/or
o     circuses.

         The ability to attract patrons is dependent on such factors as:

o     the appeal of the particular event;
o     the cost of admission;
o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;
o     perceptions by prospective patrons of the safety of the surrounding area;
      and
o     the alternative forms of entertainment available in the particular locale.

         In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a sporting team, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

         Arenas and stadiums are "special purpose" properties that the owner cannot readily convert to alternative uses. The "special purpose" nature of these facilities will adversely affect their liquidation value.

Churches and Other Religious Facilities

         Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. Several social, political and economic factors affect attendance at a religious facility and the willingness of attendees to make donations. Local, regional or national economic conditions may also adversely affect donations. Religious facilities are "special purpose" properties that the owner cannot readily convert to alternative uses. The "special purpose" nature of these facilities will adversely affect their liquidation value.

Parking Lots and Garages

         The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

o     the number of rentable parking spaces and rates charged;
o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;
o     the amount of alternative parking spaces in the area;
o     the availability of mass transit; and
o the perceptions of the safety, convenience and services of the lot or garage.

Unimproved Land

         The value of unimproved land is largely a function of its potential use. The land's potential use may depend on:

o     its location;
o     its size;
o     the surrounding neighborhood; and
o     local zoning laws.

Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

         A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans in any particular trust. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on the operation of all of the related real properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans. For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the lender, including one of the trusts, holding the related loans.

Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

         Any of the mortgage loans in one of the trusts may be substantially larger than the other loans in that trust. In general, the inclusion in a trust of one or more mortgage loans that have outstanding principal balances that are substantially larger than the other mortgage loans in the trust can result in losses that are more severe, relative to the size of the related mortgage pool, than would be the case if the total balance of that pool were distributed more evenly.

Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss

         If a concentration of mortgage loans in any of the trusts is secured by real properties in a particular locale, state or region, the holders of the related offered certificates will have a greater exposure to:

o any adverse economic developments that occur in the locale, state or region where the properties are located;
o     changes in the real estate market where the properties are located;
o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and
o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

Changes in Pool Composition Will Change the Nature of Your Investment

         The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the mortgage pool will change over time.

         If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

         In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

Subordinate Debt Increases the Likelihood of a Borrower Default

         Most mortgage loans included in one of the trusts will either:

o prohibit the related borrower from encumbering the related real property with additional secured debt; or
o require the consent of the holder of the mortgage loan prior to so encumbering the property.

         However, a lender may be unaware of a violation of this prohibition until the borrower otherwise defaults on the mortgage loan. You should be aware that a lender, such as one of the trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

         The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan backing your certificates at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may prevent the senior lienholder from taking action to foreclose its lien. See "Certain Legal Aspects of Mortgage Loans--Subordinate Financing".

Borrower Bankruptcy May Adversely Affect Payment on Your Certificates

         Under the U.S. bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. Such an action would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may:

o grant a debtor a reasonable time to cure a payment default on a mortgage loan;
o     reduce monthly payments due under a mortgage loan;
o     change the rate of interest due on a mortgage loan; or
o     otherwise alter the mortgage loan's repayment schedule.

         Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of a secured lender, such as one of the trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

         Under the U.S. bankruptcy code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. bankruptcy code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by a borrower to maintain its property or for other court authorized expenses.

         As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

Environmental Liabilities Will Adversely Affect the Value and Operation of Contaminated Property and May Deter a Lender from Foreclosing

         We can give you no assurance as to any environmental testing conducted at the related real properties in connection with the origination of the mortgage loans underlying your certificates:

o that the environmental testing identified all adverse environmental conditions and risks at the related real properties;
o that the results of the environmental testing were accurately evaluated in all cases;
o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by an environmental consultant that conducted the testing at the related real properties; or
o that any recommended remedial action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

         In addition, tenants, such as gasoline stations or dry cleaners, or conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby, could adversely affect the current environmental condition of a real property securing a mortgage loan underlying your certificates.

         Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, certain laws impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In certain states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. In some of those states, this lien has priority over the lien of an existing mortgage. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

         The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, commonly referred to as "CERCLA", together with certain other federal and state laws, provide that a secured lender, such as one of the trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if:

o agents or employees of the lender are deemed to have participated in the management of the borrower, or
o under certain conditions, the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

         Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under CERCLA and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

         Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers:

o any condition on the property that causes exposure to lead-based paint, and
o the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

         Property owners may be liable for injuries to their tenants or third parties resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

Some Provisions in the Mortgage Loans Underlying Your Certificates May Be Challenged as Being Unenforceable

Cross-Collateralization Arrangements

         It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that:

o     the bankrupt party was--
      1)    insolvent at the time of granting the lien,
      2)    rendered insolvent by the granting of the lien,
      3)    left with inadequate capital, or

      4)    not able to pay its debts as they matured; and
o the bankrupt party did not receive fair consideration or reasonably equivalent value for pledging its property to secure the debt of the other borrower.

         If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or mortgage effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made pursuant to the avoided cross-collateralization.

Prepayment Premiums, Fees and Charges

         Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon a voluntary and/or an involuntary prepayment is unclear. If those provisions were unenforceable in connection with an involuntary prepayment, borrowers would have an incentive to default in order to prepay their loans.

Due-on-sale and Debt Acceleration Clauses

         Many of the mortgage loans underlying the offered certificates will contain a due-on-sale clause. This clause permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of:

o     the related real property; or
o     an ownership interest in the related borrower.

         All of the mortgage loans will include some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage or deed of trust or to permit the acceleration of the indebtedness if:

o     the default is deemed to be immaterial;
o     the exercise of these remedies would be inequitable or unjust; or
o     the circumstances would render the acceleration unconscionable.

Assignments of Leases

         Many of the mortgage loans underlying the offered certificates will also be secured by an assignment of leases and rents. The related borrower will assign its interest in the leases on the related real property and the income from those leases to the lender as additional security for the related mortgage loan. Generally, the borrower may continue to collect rents until the borrower defaults. In some cases, state law may require that the lender take possession of the property, obtain a judicial appointment of a receiver or take some other similar action before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or in respect of the borrower will adversely affect the lender's ability to collect the rents. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Bankruptcy Laws."

Defeasance

         A mortgage loan underlying a series of offered certificates may, during specified periods and subject to certain conditions, permit the related borrower to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities in exchange for releasing the lien on the underlying real property. The cash amount which a borrower must expend to purchase the required United States government securities may exceed the principal balance of the mortgage loan. There can be no assurance that a court would not interpret that excess amount as a form of prepayment premium or would not take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

Lack of Insurance Coverage Exposes a Trust to Risk for Certain Special Hazard Losses

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. The specific forms of policy vary from state to state. Most insurance policies do not cover any physical damage resulting from:

o     war;
o     revolution;
o     governmental actions;
o     floods and other water-related causes;
o     earth movement, including earthquakes; landslides and mudflows;
o     wet or dry rot;
o     vermin;
o     domestic animals; and
o     certain other kinds of risks.

         Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, and the borrower does so, the resulting losses may be borne by you as a holder of offered certificates.

Mortgage Loans Secured by Mortgages On Ground Leases Create Risks not Present when Lending on a Fee Ownership Interest in a Real Property

         In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default by the borrower under the lease, and a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

         In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, it is possible that the trustee for your certificates could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property

         Due to changes in zoning requirements after an income-producing property was built, a property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a "permitted non-conforming structure" or the operation of the property may be a "permitted non-conforming use". This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than before the casualty.

Compliance With the Americans With Disabilities Act of 1990 May be Expensive

         Under the Americans With Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. If a property does not currently comply with that law, the owner of the property may be required to incur significant costs in order to bring the property into compliance. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

Litigation may Adversely Affect a Borrower's Ability to Repay its Mortgage Loan

         A borrower may be a defendant in litigation arising out of, among other things, the following:

o     breach of contract involving a tenant, a supplier or other party;
o     negligence resulting in a personal injury; or
o     responsibility for an environmental problem.

         Litigation will divert the borrower's attention from operating its property. If the litigation were decided adversely to the borrower, the award to the plaintiff may adversely affect the borrower's ability to repay a mortgage loan secured by the property.

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

"Residual Interests" in a "Real Estate Mortgage Investment Conduit" Have Adverse Tax Consequences

Inclusion of Taxable Income in Excess of Cash Received

         If you own a certificate that is a "residual interest" in a "real estate mortgage investment conduit" or "REMIC", you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your certificate may have "phantom income" early in the term of the REMIC, because the taxable income from the certificate may exceed the amount of cash you actually receive. Although you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the "phantom income" may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any "residual interest" certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, certain offered certificates which are "residual interests" may have a negative value.

         You must report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs".

Some Taxable Income of a "Residual Interest" can not be Offset under the Tax
Code

         A portion of the taxable income from a "residual interest" certificate may be treated as "excess inclusion" under the Internal Revenue Code of 1986. You will have to pay tax on the "excess inclusion" regardless of whether you have other credits, deductions or losses. In particular, the tax on "excess inclusion":

o     generally will not be reduced by losses from other activities;
o for a tax-exempt holder, will be treated as unrelated business taxable income; and
o for a foreign holder, will not qualify for any exemption from withholding tax.

Certain Entities Should not Invest in Certificates which are "Residual
Interests"

         The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are "residual interests" of the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are "residual interests" generally are not appropriate investments for:

o     individuals;
o     estates;
o     trusts beneficially owned by any individual or estate; and
o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

         In addition, the "residual interest" certificates are subject to numerous transfer restrictions. These restrictions reduce your ability to liquidate a "residual interest" certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a "residual interest" certificate to a non-U.S. person under the Internal Revenue Code of 1986.

         See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates".

Problems With Book-Entry Registration

         Your certificates may be issued in book-entry form through the facilities of The Depository Trust Company. As a result:

o you will be able to exercise your rights as a certificateholder only indirectly through DTC and its participating organizations;
o you may have only limited access to information regarding your certificates;
o     you may suffer delays in the receipt of payments on your certificates; and
o your ability to pledge or otherwise take action with respect to your certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

         See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."


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


Potential Conflicts of Interest Can Affect a Person's Performance

         The master servicer or special servicer for any of the trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

         In addition, the master servicer or special servicer for any of the trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

         In servicing the mortgage loans in any of the trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

         Furthermore, the master servicer or special servicer for any of the trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in that trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

The Rating on a Class of Certificates Reflects only the Rating Agency's Assessment of the Likelihood That Certificate Holders Will Receive Payments to Which They Are Legally Entitled.

         Ratings on mortgage pass-through certificates reflect no assessment of the likelihood of principal prepayments by borrowers or of the degree to which the prepayments might differ from those originally anticipated. As a result, if you purchase any offered certificates, you might suffer a lower than anticipated yield. For example, if you purchase interest only certificates, you might, in certain cases, fail to recoup your initial investment even though you receive all payments to which you are entitled. Ratings also do not evaluate the price of the certificates or the suitability of the certificates as an investment for you.

You Should Not Place Undue Reliance Upon Forward-Looking Statements

         This prospectus and the related prospectus supplement contain forward-looking statements that involve risks and uncertainties. Actual events could differ from those anticipated in these forward-looking statements because of a variety of factors, including the risks described in the "Risk Factors" sections and elsewhere in this prospectus or the related prospectus supplement. You should make your own estimate of future events that you consider material before you invest.

                         DESCRIPTION OF THE TRUST ASSETS

         We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

o     various types of multifamily and/or commercial mortgage loans;
o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans;
o     direct obligations of the United States or other governmental agencies; or
o a combination of mortgage loans, mortgage-backed securities or government securities of the types described above.

         We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of the trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be Midland Loan Services, Inc. or another of our affiliates.

         Unless we indicate otherwise in the related prospectus supplement, neither we nor any of our affiliates nor any governmental agency or instrumentality or other person will guarantee or insure any of those mortgage assets.

                                 Mortgage Loans

         Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. A promissory note or bond will evidence that obligation. That obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, one or more of the following types of real property:

o     rental or cooperatively-owned buildings with multiple dwelling units;
o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;
o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;
o     office properties;
o hospitality properties, such as hotels, motels and other lodging facilities;
o     casino properties;
o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;
o     industrial properties;
o warehouse facilities, mini-warehouse facilities and self-storage facilities;
o restaurants, taverns and other establishments involved in the food and beverage industry;
o manufactured housing communities, mobile home parks and recreational vehicle parks;
o recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;
o     arenas and stadiums;
o     churches and other religious facilities;
o     parking lots and garages;
o     mixed use properties; and
o     unimproved land zoned for multifamily residential or commercial use.

         A mortgage loan may encumber the following types of real property interests:

o a fee interest or estate, which consists of ownership of the property for an indefinite period;
o an estate for years, which consists of ownership of the property for a specified period of years;
o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease;
o     shares in a cooperative corporation that owns the property; or
o     any other real estate interest under applicable local law.

         Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record. Zoning laws and other legal restrictions may apply to the use of any particular real property and the improvements constructed on it.

         If indicated in the related prospectus supplement, a junior lien on the real property may secure one or more of the mortgage loans underlying a series of offered certificates. However, the trust may not include the loan or loans secured by the more senior liens on that property. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied:

o first to the payment of court costs and fees in connection with the foreclosure;
o     second to the payment of real estate taxes; and
o third to the payment of all principal, interest, prepayment or acceleration penalties, if any, and all other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments on the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

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


         If indicated in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement the period of the delinquency, any forbearance arrangement then in effect, the condition of the related real property and the ability of the related real property to generate income to service the mortgage debt. However, we will not transfer to a trust any mortgage loan if we know, at the time of transfer, that the loan is:

o more than 90 days delinquent in any scheduled principal or interest payment; or
o     in foreclosure.

Default and Loss Considerations with Respect to the Mortgage Loans

         Mortgage loans secured by liens on income-producing properties differ substantially from mortgage loans secured by owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property typically depends upon the successful operation of the property and its ability to generate income sufficient to make payments on the loan. This is particularly true because most or all of the mortgage loans underlying the offered certificates will be non-recourse loans.

         The debt service coverage ratio of a multifamily or commercial mortgage loan is a measure of the likelihood of default on the loan. In general, the "debt service coverage ratio" of a multifamily or commercial mortgage loan at any given time is the ratio of:

o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to
o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

         The amount described in clause (a) of the preceding sentence is often a highly subjective number based on several assumptions and adjustments to revenues and expenses for the property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

         The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not suffice to make the mortgage loan payments, cover operating expenses and fund capital improvements. The condition of the local real estate market and/or area economy may affect operating revenues of a non-owner occupied, income-producing property. Changes in market and business conditions tend to affect properties leased, occupied or used on a short-term basis (such as certain health care-related facilities, hotels and motels, recreational vehicle parks, and mini-warehouse and self-storage facilities) more rapidly than properties typically leased for longer periods (such as warehouses, retail stores, office buildings and industrial facilities).

         Some commercial properties may be owner-occupied or leased to a small number of tenants. The operating revenues of these properties may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single-tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

         Increased property operating expenses can increase the likelihood of a default on a loan secured by the property. Increases in property operating expenses may result from:

o     increases in energy costs and labor costs;
o     increases in interest rates and real estate tax rates; and
o     changes in governmental rules, regulations and fiscal policies.

         Some "net leases" of commercial properties may obligate the lessee, rather than the borrower/landlord, to pay operating expenses. However, a net lease will yield stable net operating income to the borrower/landlord only if the lessee can pay both increased operating expenses and rent payments.

         Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the "loan-to-value ratio" of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of:

o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to
o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method.

         A low loan-to-value ratio means the borrower has a large amount of its own equity in the property that secures its loan. In these circumstances:

o the borrower has a greater financial incentive to perform under the mortgage loan in order to protect its equity, and
o the lender has greater protection against loss on liquidation following a default.

         Loan-to-value ratios are not necessarily an accurate measure of the likelihood of loss in a pool of multifamily and commercial mortgage loans. For example, estimated property value at the time the loan was originated may exceed the value of the property when the offered certificates are issued. Property values fluctuate. Even current appraisals are not necessarily reliable estimates of value. Appraised values of income-producing properties are generally based on:

o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;
o the cost replacement method, which takes into account the cost of replacing the property at such date;
o the income capitalization method, which takes into account the property's projected net cash flow; or
o     some combination of these methods.

         Each of these appraisal methods presents analytical difficulties:

o it is often difficult to find truly comparable properties that have recently been sold;
o the replacement cost of a property may have little to do with its current market value; and
o income capitalization is inherently based on inexact projections of income and expense and selection of a capitalization rate and discount rate.

         If different appraisal methods yield significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

         A property's performance will affect its value. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

         We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying the offered certificates may not have considered all these factors for the loans they originated.

         See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property and the Related Borrower's Ability to Refinance the Property."

Payment Provisions of the Mortgage Loans

         Except as described in the related prospectus supplement, each of the mortgage loans included in one of the trusts will have the following features:

o     an original term to maturity of not more than approximately 40 years; and
o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bimonthly quarterly, semi-annually, annually or at some other interval.

         A mortgage loan included in one of the trusts may also:

o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;
o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;
o     provide for no accrual of interest;
o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events;

o be fully amortizing or partially amortizing or non-amortizing, with a substantial payment of principal due on its stated maturity date;
o     permit the negative amortization or deferral of accrued interest; and/or
o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

Mortgage Loan Information in Prospectus Supplements

         In general, the prospectus supplement will provide the following information about the mortgage loans in each trust:

o the total outstanding principal balance and the largest, smallest and average outstanding principal balances;
o     the type or types of property that provide security for repayment;
o     the earliest and latest origination date and maturity date;
o the original and remaining terms to maturity, or the range thereof, and the weighted average original and remaining terms to maturity;
o loan-to-value ratios either at origination or at a more recent date, or the range thereof, and the weighted average of those loan-to-value ratios;
o the mortgage interest rates, or the range thereof, and the weighted average mortgage interest rate;
o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;
o information on the payment characteristics, including applicable prepayment restrictions;
o debt service coverage ratios either at origination or at a more recent date, or the range thereof, and the weighted average of those debt service coverage ratios; and
o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

         If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide:

o     more general information in the related prospectus supplement; and
o specific information in a Current Report on Form 8-K filed with the SEC within 15 days after the issuance of the certificates.

         If a trust includes any mortgage loan, or group of related mortgage loans, that represent a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

                           Mortgage-Backed Securities

         The mortgage backed-securities underlying a series of offered certificates may include:

o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality; or
o certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Governmental National Mortgage Association, the Federal Agricultural Mortgage Corporation or another federal or state governmental agency or instrumentality.

         In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

         We will describe in the related prospectus supplement characteristics of the mortgage-backed securities included in a trust, including the following information:

o the initial and outstanding principal amount(s) and type of the securities;
o     the original and remaining term(s) to stated maturity of the securities;
o the pass-through or bond rate(s) of the securities or the formula for determining these rate(s);
o     the payment characteristics of the securities;
o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;
o     a description of the related credit support, if any;

o     the type(s) of mortgage loans underlying the securities;
o the circumstances under which the underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;
o the terms and conditions for substituting mortgage loans backing the securities; and
o the characteristics of any agreements or instruments providing interest rate protection to the securities.

         In our reports filed under the Exchange Act of 1934, we will provide the same information about mortgage-backed securities included in a trust as is provided by the issuer of the security:

o in its own reports filed under the Securities Exchange Act of 1934, if the security was publicly offered; or
o in whatever reports the issuer of the security provides to the related trustee, if the security was privately issued.

         The prospectus supplement for a series will contain the disclosure concerning the mortgage-backed securities described in the preceding paragraph and, in particular, will disclose the underlying mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the mortgage-backed securities.

                              Government Securities

         The prospectus supplement for a series of certificates evidencing interests in assets of a trust fund that include government securities will specify, to the extent available:

o the aggregate approximate initial and outstanding principal amounts or notional amounts, as applicable, and types of the government securities to be included in the trust fund;
o the original and remaining terms to stated maturity of the government securities;
o whether the government securities are entitled only to interest payments, only to principal payments or to both;
o the interest rates of the government securities or the formula to determine the rates, if any;
o     the applicable payment provisions for the government securities; and
o to what extent, if any, the obligation evidenced by the related series of certificates is backed by the full faith and credit of the United States.

                           Undelivered Mortgage Assets

         In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. If we initially deliver to the trustee mortgage assets with total outstanding principal balances less than the initial total outstanding principal balance of any series of certificates, we may cover the shortfall by depositing or arranging to deposit with the related trustee cash or liquid investments on an interim basis. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. However, If we fail to deliver mortgage assets sufficient to make up the entire shortfall, the related trustee will liquidate the investments and use the cash and proceeds of the liquidation to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

                        YIELD AND MATURITY CONSIDERATIONS

         The yield on your certificates will depend on:

o     the price you paid for your certificates;
o     the pass-through rate on your certificates;
o     the amount and timing of payments on your certificates.

         The following discussion contemplates a trust established by us that consists primarily of mortgage loans. If one of the trusts also includes a mortgage-backed security, the payment terms of that security will lessen or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of the trusts includes a mortgage-backed security or government security, we will discuss in the related prospectus supplement the effect, if any, that these securities may have on the yield to maturity and weighted average lives of the related offered certificates.

                                Pass-Through Rate

         A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

                                 Payment Delays

         There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if mortgage loan payments were passed through on your certificates on the same date that the payments were due.

                       Yield and Prepayment Considerations

         The yield to maturity on your certificates will be affected by the rate of principal payments on the mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your certificates. The rate of principal payments will be affected by the following:

o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;
o     the dates on which any balloon payments are due; and
o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

         Because the rate of principal prepayments will depend on future events and a variety of factors, we cannot give you any assurance as to what that rate will be.

         The yield to maturity of your certificates may vary from your anticipated yield depending upon:

o whether you purchased your certificates at a discount or premium and, if so, the extent of that discount or premium; and
o when, and to what degree, payments of principal on the underlying mortgage loans reduce the principal balance or notional amount of your certificates.

         If you purchase your certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         If your certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

         If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either:

         (a) be based on the principal balances of some or all of the mortgage assets in the related trust; or
         (b) be equal to the total principal balance of one or more of the other classes of certificates of the same series.

         Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which payments and other collections of principal are received on the mortgage assets referred to in clause (a) above or payments are made in reduction of the total principal balance of the class or classes of certificates referred to in clause (b) above.

         Several factors may influence repayments of principal on the mortgage loans, including:

o     the availability of mortgage credit;
o the relative economic vitality of the area in which the related real properties are located;
o     the quality of management of the related real properties;
o     the servicing of the mortgage loans;
o     possible changes in tax laws; and

o     the availability of other investment opportunities.

         In general, those factors which increase the attractiveness of selling or refinancing a multifamily or commercial property that secures a mortgage loan, as well as those factors which increase the likelihood of default under the mortgage loan, would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

         The existence and enforceability of prepayment restrictions, such as prepayment lock-out periods and requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges, could also effect the rate of principal payments on the mortgage loans. If enforceable, those provisions could either bar or discourage a borrower from voluntarily prepaying its mortgage loan, which could slow the rate of prepayments.

         Prevailing market interest rates for mortgage loans of a comparable type, term and risk level, may also affect the rate of prepayment. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance in order to:

o     convert to a fixed rate loan and thereby "lock in" that rate; or
o take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

         Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to:

o     realize its equity in the property;
o     meet cash flow needs; or
o     make other investments.

         Federal and state tax laws, which are subject to change, may motivate borrowers to sell their properties prior to the exhaustion of tax depreciation benefits. We make no representation as to:

o the particular factors that will affect prepayments of, or losses on, the mortgage loans underlying any series of offered certificates;
o     the relative importance of those factors;
o the percentage of the principal balance of those mortgage loans that will be paid or incur a loss as of any date; or
o     the overall rate of prepayments or losses on those mortgage loans.

                       Weighted Average Life and Maturity

         The rate at which principal payments are received or losses are realized on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of the offered certificates of that related series. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of the instrument is repaid to the investor.

         The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of scheduled amortization or prepayments, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

         Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate or "CPR" prepayment model or the Standard Prepayment Assumption or "SPA" prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of the loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA might assume prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA would assume a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying any series of offered certificates will conform to any particular level of CPR or SPA.

         In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth the projected weighted average life of each class of those offered certificates with a total principal balance, and the percentage of the initial total certificate principal balance of each class that would be outstanding on specified dates, based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your certificates.

        Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity

         Some or all of the mortgage loans underlying a series of offered certificates may require the borrower to make a balloon payment at maturity. A borrower's ability to make a balloon payment typically will depend upon its ability either to:

o     refinance the loan; or
o     to sell the related real property.

If a borrower is unable to refinance or sell the property, the borrower might default on the mortgage loan unless the maturity of the mortgage loan is extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by bankruptcy proceedings or adverse economic conditions in the market where the property is located.

         In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your certificates and extend the weighted average life of your certificates.

Negative Amortization

         Mortgage loans that permit negative amortization to occur can affect the weighted average life of a class of certificates. Negative amortization loans require current interest payments at a rate lower than the rate at which interest is accruing on the mortgage loan. The unpaid portion of the current interest is added to the related principal balance. Negative amortization most commonly occurs on adjustable rate mortgage loans that:

o limit the amount by which the scheduled payment may adjust in response to a change in the mortgage interest rate;
o provide that the scheduled payment will adjust less frequently than the mortgage interest rate; or
o provide for constant scheduled payments regardless of adjustments to the mortgage interest rate.

         Negative amortization on loans in a trust may cause negative amortization on the offered certificates. We will describe in the related prospectus supplement, if applicable, how this negative amortization will be allocated among the classes of a series of offered certificates.

         The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the aggregate principal balance of a class of offered certificates. During a period of increasing interest rates, an adjustable rate mortgage loan that permits negative amortization would be expected to not amortize or to amortize at a slower rate than if interest rates were declining or remaining constant. This slower rate of mortgage loan amortization would cause a slower rate of amortization for one or more classes of certificates of the related series. This would increase the weighted average lives of those classes of certificates to which mortgage loan negative amortization is allocated or that bear the effects of a slower rate of amortization of the underlying mortgage loans.

         During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

         The extent to which the inclusion in a trust of mortgage loans that permit negative amortization will affect the yield on your certificates will depend upon:

o     whether you purchase your certificates at a premium or a discount; and
o whether the payment characteristics of the underlying mortgage loans delay or accelerate the payments of principal on, or in reduction of the notional amount of, your certificates.

         See "--Yield and Prepayment Considerations".

Foreclosures and Payment Plans

         The weighted average life of and yield on your certificates will be affected by:

o     the number of foreclosures with respect to the underlying mortgage loans;
      and
o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

         Servicing decisions made with respect to mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and the weighted average life of and yield on your certificates.

Losses and Shortfalls on the Mortgage Assets

         The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater the negative effect on the yield of your certificates.

         The amount of any losses or shortfalls in collections on the mortgage assets in any of the trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by:

o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or
o     the establishment of a priority of payments among classes of certificates.

         If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

Additional Certificate Amortization

         If your certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates;
o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;
o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or
o     any other amounts described in the related prospectus supplement.

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

         The amortization of your certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your certificates were purchased at a premium, reduce their yield to maturity.

                          PNC MORTGAGE ACCEPTANCE CORP.

         We were incorporated in the State of Missouri on September 17, 1996. We are a wholly-owned subsidiary of Midland Loan Services, Inc., a Delaware corporation. We were organized, among other things, for the purposes of issuing debt securities and establishing trusts, selling beneficial interests therein and acquiring and selling mortgage assets to those trusts. Our principal executive offices are located at:

         210 West 10th Street
         6th Floor
         Kansas City, Missouri 64105

         Our telephone number is (816) 435-5000. We do not have, and we do not expect to have, any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

         Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

         A "series" of certificates are all those certificates that:

o     have the same series designation;
o     were issued pursuant to the same governing documents; and
o     represent beneficial ownership interests in the same trust.

         A "class" of certificates are all those certificates of a particular series that:

o     have the same class designation; and
o     have the same payment terms.

         The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

o a stated principal amount, which will be represented by its principal balance;
o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;
o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;
o payments of principal, with disproportionate, nominal or no distributions of interest;
o payments of interest, with disproportionate, nominal or no distributions of principal;
o payments of interest or principal that commence only as of a specified date or only after the occurrence of certain events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;
o payments of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the related mortgage assets;
o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or
o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

         Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

         A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

         Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book entry form will be transferred on the book-entry records of DTC and its participating organizations.

         See"--Book-Entry Registration and Definitive Certificates".

                          Payments on the Certificates

         Payments on a series of offered certificates may occur monthly, bimonthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

o     the periodic payment date for that series; and
o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

         All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either:

o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement; or
o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

         In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in the notice of final payment.

Payments of Interest

         In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

         The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

         Interest may accrue with respect to any offered certificate on the basis of:

o     a 360-day year consisting of 12 30-day months;
o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days;
o the actual number of days elapsed during each relevant period in a normal calendar year; or
o     another method identified in the related prospectus supplement.

         We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

         Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest on each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, which we will refer to as "compound interest certificates", payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

         If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

         (c) based on the principal balances of some or all of the related mortgage assets; or

         (d) equal to the total principal balances of one or more other classes of certificates of the same series.

         Reference to the notional amount of any certificate is solely for convenience in making certain calculations of interest and does not represent the right to receive any distributions of principal.

         We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

Payments of Principal

         A class of offered certificates may or may not have a total principal balance. If it does, the total principal balance outstanding from time to time will represent the maximum amount that the holders of that class will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets. The total outstanding principal balance of any class of offered certificates will be reduced by:

o     payments of principal actually made to the holders of that class; and
o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

         If a class of offered certificates are compound interest certificates, then the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class. We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

         Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

         The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made on the mortgage assets as described in the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates;
o interest received or advanced on the underlying mortgage assets that exceeds the interest currently accrued on the certificates of the applicable series;
o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or
o     any other amounts described in the related prospectus supplement.

         We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

                       Allocation of Losses and Shortfalls

         If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of the trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or
o     by establishing a priority of payments among those classes.

         See "Description of Credit Support."

                      Advances in Respect of Delinquencies

         If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related trustee, any related provider of credit support and any other specified person may be obligated to advance, or have the option of advancing, delinquent payments of principal and interest due on those mortgage loans, other than balloon payments. If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and out of any other specific sources identified in the related prospectus supplement.

         If and to the extent that we specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances periodically from general collections on the mortgage assets in the related trust, or at such other times and from such sources as we may describe in the related prospectus supplement, prior to any payment to the related series of certificateholders.

         If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations in respect of those securities or the mortgage loans that back them.

                          Reports to Certificateholders

         On or about each payment date, the related trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding:

o the payments made on that payment date with respect to the applicable class of offered certificates; and
o     the recent performance of the mortgage assets.

         Within a reasonable period of time after the end of each calendar year, the trustee will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, totaled for that calendar year or the applicable portion thereof during which the person was a certificateholder. The obligation to provide that annual statement will be deemed to have been satisfied by the related trustee to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986.

         See, also, "--Book-Entry Registration and Definitive Certificates" below.

         If one of the trusts includes mortgage-backed securities, the ability of the related trustee to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

                                  Voting Rights

         Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except with respect to certain amendments to the governing documents or as otherwise specified in the related prospectus supplement. See "Description of the Governing Document--Amendment."

         As and to the extent described in the related prospectus supplement, the holders of specified amounts of certificates of a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, any removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

                                   Termination

         The trust for each series of offered certificates will terminate and cease to exist following:

o the final payment or other liquidation of the last mortgage asset in that trust; and
o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

         Written notice of termination of a trust will be given to each affected certificateholder, and the final distribution will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

         If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, resulting in an early retirement of the certificates and an early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

         In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total certificate principal balance of, and accrued and unpaid interest on, their certificates.

               Book-Entry Registration and Definitive Certificates

         Any class of offered certificates may be issued in book-entry form through the facilities of The Depository Trust Company. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, Luxembourg, for so long they are participants in DTC.

The Depository Trust Company

         DTC is:

o     a limited-purpose trust company organized under the New York Banking Law;
o     a "banking corporation" within the meaning of the New York Banking Law;
o     a member of the Federal Reserve System;
o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and
o a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

         DTC was created to hold securities for DTC participants and to facilitate the clearance and settlement of securities transactions between DTC participants through electronic computerized book-entry changes in their accounts, which eliminates the need for physical movement of securities certificates. DTC participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC participant that maintains an account with DTC. The rules applicable to DTC and DTC participants are on file with the SEC.

         Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for this purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the beneficial owner's Financial Intermediary is not a DTC participant, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. The beneficial ownership interest of the owner of a book-entry certificate may only be transferred by compliance with the rules, regulations and procedures of the Financial Intermediaries and DTC participants.

         DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the DTC participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The DTC participants will remain responsible for keeping account of their holdings on behalf of their customers.

         Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of payments by DTC participants to Financial Intermediaries and beneficial owners will be:

o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name";
o the sole responsibility of each DTC participant, subject to any statutory or regulatory requirements in effect from time to time.

         Under a book-entry system, beneficial owners may receive payments after the related payment date.

         The only "certificateholders" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders". The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that the actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

         Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and certain beneficial owners, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing the interest.

         Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or
o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

         Upon the occurrence of either of the two events described above, DTC will be required to notify all DTC participants of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

Clearstream Banking

         Clearstream Banking is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities through electronic book-entry changes in their cash and securities accounts. Transactions can settle in Clearstream in any of 28 currencies, including United States dollars. Clearstream provides safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing to its participants. Clearstream interfaces with domestic markets in several countries. The Luxembourg Monetary Institute regulates Clearstream as a professional depository. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers, and trust companies that maintain a clearing or custodial relationship with a Clearstream participant.

Euroclear

         The Euroclear System was created in 1968 to hold securities for participants and to clear and settle transactions between participants through simultaneous electronic book-entry delivery against payment. Transactions may now be settled in any of 40 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. The Euroclear System is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under a contract with Euroclear Clearance System S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers. Indirect access to Euroclear is also available to other firms that maintain a clearing or custodial relationship with a Euroclear participant.

         The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

         The Euroclear Operator acts only on behalf of Euroclear participants, and has no record of or relationship with persons holding through participants.

                      DESCRIPTION OF THE GOVERNING DOCUMENT

       The offered certificates of each series will be issued pursuant to a pooling and servicing agreement or other similar agreement or collection of agreements (individually and collectively, the ("Governing Document"). In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates. Midland Loan Services, our parent corporation, will be the master servicer for each of the trusts, unless we specify a different master servicer in the related prospectus supplement. Midland Loan Services may also be the special servicer for some of the trusts.

         Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. Except in limited circumstances, certificates that are held by the related master servicer, special servicer or manager will have the same voting rights as certificates held by others.

         A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe certain provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide additional information

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

regarding the Governing Document for that series. The summaries in this prospectus do not describe all of the provisions of the Governing Document for each series of certificates. You should refer to the provisions of the Governing Document for your certificates and to the description of those provisions in the related prospectus supplement for additional information. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your certificates, without charge, upon written request addressed to our principal executive offices specified under "PNC Mortgage Acceptance Corp."

                          Assignment of Mortgage Assets

         At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets to be included in the related trust, together with certain related assets. We will specify in the related prospectus all material documents for the related mortgage assets that will be delivered to the related trustee, and all other actions to be taken by us or any prior holder of the related mortgage assets, in connection with that assignment. Concurrently with that assignment, the related trustee will deliver to our designee or us the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

         Each mortgage asset included in one of the trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

o     in the case of a mortgage loan:
       1) the address of the related real property and the type of that property;
       2) the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;
       3)    the remaining term to maturity;
       4)    the remaining amortization term; and
       5)    the outstanding principal balance; and

o in the case of a mortgage-backed security, the outstanding principal balance and the pass-through rate or coupon rate.

         Representations and Warranties with Respect to Mortgage Assets;
                         Repurchases and Other Remedies

         Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, certain representations and warranties (the person making the representations and warranties, the "Warranting Party") covering, by way of example:

o the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;
o the Warranting Party's title to each mortgage asset and the authority of the Warranting Party to sell that mortgage asset; and
o     in the case of a mortgage loan:

       1)    the enforceability of the related mortgage note and mortgage;
       2) the existence of title insurance insuring the lien priority of the related mortgage;
       3)    the payment status of the mortgage loan; and
       4) the delivery of all documents required to be delivered with respect to the mortgage loan as contemplated under "--Assignment of Mortgage Assets."

         We will identify the Warranting Party, and give a more complete sampling of the representations and warranties made by the Warranting Party, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the Warranting Party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the Warranting Party will be a prior holder of the particular mortgage assets.

    Collection and Other Servicing Procedures With Respect to Mortgage Loans

         The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

         In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the

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

benefit of the related certificateholders the mortgage loans in any of the trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with the servicing and administration of the mortgage loans that it may deem necessary and desirable.

         As part of its servicing duties, each of the master servicer and the special servicer for one of the trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services and, in general will be obligated to follow the same collection procedures that it would follow for comparable mortgage loans held for its own account, provided that:

o those procedures are consistent with the terms of the related Governing Document; and
o they do not impair recovery under any instrument of credit support included in the related trust.

         Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default charge in connection with collecting a late payment on any defaulted mortgage loan.

                                    Accounts

         We expect that Governing Document will require the Master Servicer to establish and maintain one or more collection accounts in the name of the trustee for the benefit of certificateholders. The master servicer will generally be required to deposit into the collection account all amounts received on or in respect of the mortgage loans. The master servicer may make withdrawals from the collection account to, among other things:

o remit certain amounts for the related payment date into the distribution account;
o pay certain property protection expenses, taxes, assessments and insurance premiums and certain third-party expenses in accordance with the Governing Document;
o pay accrued and unpaid servicing fees and other servicing compensation to the master servicer and the special servicer;
o reimburse the master servicer, the special servicer, the trustee and us for certain expenses; and
o provide indemnification to the master servicer, the special servicer, the trustee and us, as described in the Governing Document.

         The related prospectus supplement may provide for additional circumstances when the master servicer may make withdrawals from the collection account.

         We expect that the Governing Document for each series of certificates will require the trustee to establish a distribution account into which the master servicer will deposit amounts held in the collection account from which certificateholder distributions will be made for each payment date. On each payment date, the trustee will apply amounts on deposit in the distribution account generally to make distributions of interest and principal to the certificateholders in the manner and in the amounts described in the related prospectus supplement.

         The amount at any time credited to the collection account or the distribution account may be invested in Permitted Investments that:

o     are payable on demand; or
o in general mature or are subject to withdrawal or redemption on the date so specified in the Governing Document.

         The master servicer must remit to the distribution account on or before the business day preceding the related payment date amounts on deposit in the collection account that are required for distribution to certificateholders.

         The income from the investment of funds in the collection account and the distribution account in Permitted Investments will constitute additional compensation for the master servicer or the trustee. The risk of loss of funds in the collection account and the distribution account resulting from such investments will be borne by the master servicer or trustee, as applicable. The amount of each such loss must be deposited by the master servicer or the trustee in the collection account or the distribution account, as the case may be, promptly as realized.

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

         We expect that the Governing Document for each series of certificates will require that an account be established and maintained for use in connection with:

o real properties acquired upon foreclosure of a mortgage loan, which are commonly referred to as "REO properties"; and
o if specified in the related prospectus supplement, certain other real properties securing the mortgage loans.

         To the extent set forth in the Governing Document, certain withdrawals from this account will be made to, among other things:

o     make remittances to the collection account as required;
o pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO properties and other specified real properties securing the mortgage loans and certain third-party expenses; and
o reimburse certain expenses in respect of the REO properties and the other specified real properties securing the mortgage loans.

         The amount at any time credited to this account may be invested in Permitted Investments that are payable on demand or mature, or are subject to withdrawal or redemption, on or before the business day preceding the day on which these amounts must be remitted to the master servicer for deposit in the collection account. The income from the investment of funds in the account in Permitted Investments will be for the benefit of the master servicer, the special servicer or the trustee, as applicable, and the risk of loss of funds in this account resulting from such investments will be borne by the master servicer, the special servicer or the trustee, as applicable.

                              Permitted Investments

         "Permitted Investments" will generally consist of one or more of the following, unless the rating agencies rating certificates of a series require other or additional investments:

o direct obligations of, or obligations guaranteed as to full and timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States of America;
o direct obligations of the Federal Home Loan Mortgage Corporation (debt obligations only), the Federal National Mortgage Association (debt obligations only), the Federal Farm Credit System (consolidated system-wide bonds and notes only), the Federal Home Loan Banks (consolidated debt obligations only), the Student Loan Marketing Association (debt obligations only), the Financing Corp. (consolidated debt obligations only) and the Resolution Funding Corp. (debt obligations only);
o federal funds, time deposits in, or unsecured certificates of deposit of, or bankers' acceptances, or repurchase obligations, all having maturities of not more than 365 days, issued by any bank or trust company, savings and loan association or savings bank, depositing institution or trust company having the highest short-term rating available from each rating agency rating the certificates of a series;
o commercial paper having a maturity of 365 days or less (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof and demand notes that constitute vehicles for investment in commercial paper) that is rated by each rating agency rating the certificates of a series in its highest short-term unsecured rating category;
o shares of taxable money market funds or mutual funds that seek to maintain a constant net asset value and have been rated by each rating agency rating the certificates of a series as permitted investments with respect to this definition;
o if previously confirmed in writing to the trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each rating agency rating the certificates of a series as a permitted investment of funds backing securities having ratings equivalent to each such rating agency's highest initial rating of the certificates; and
o other obligations acceptable as Permitted Investments to each rating agency rating the certificates of a series.

                                    Insurance

         The Governing Document for each series will require that the master servicer use reasonable efforts in accordance with the servicing standard specified in the related prospectus supplement to

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

cause each borrower to maintain insurance in accordance with the related mortgage loan documents, which generally will include a standard fire and hazard insurance policy with extended coverage. To the extent required by the related mortgage loan, the coverage of each such standard hazard insurance policy will be in an amount that is at least equal to the lesser of:

o the full replacement cost of the improvements and equipment securing the mortgage loan; or
o the outstanding principal balance owing on the mortgage loan or the amount as is necessary to prevent any reduction in such policy by reason of the application of co-insurance and to prevent the trustee for the series from being deemed to be a co-insurer in each case with a replacement cost rider.

         The master servicer will also use its reasonable efforts to cause each borrower to maintain any other insurance required by the related mortgage loan.

         Subject to the requirements for modification, waiver or amendment of a mortgage loan (See "--Modifications, Waivers and Amendments"), the master servicer may in its reasonable discretion consistent with the servicing standard set forth in the related Governing Document waive the requirement of a mortgage loan that the related borrower maintain earthquake insurance on the related mortgaged property. If a mortgaged property is located in a federally designated special flood hazard area, the master servicer will also use its reasonable efforts in accordance with the servicing standard in the related prospectus supplement to cause the related borrower to maintain flood insurance in an amount equal to the lesser of the unpaid principal balance of the related mortgage loan and the maximum amount obtainable with respect to the mortgage loan. The Governing Document will provide that the master servicer must maintain the foregoing insurance if the related borrower fails to maintain this insurance to the extent the insurance is available at commercially reasonable rates and to the extent the trustee, as mortgagee, has an insurable interest.

         The cost of any insurance maintained by the master servicer will be advanced by the master servicer. The special servicer will cause to be maintained fire and hazard insurance on each REO property in such amounts as are specified in the related Governing Document. The cost of any insurance for an REO property will be payable out of amounts collected on the related REO property or will be advanced by the master servicer. The special servicer will maintain flood insurance providing substantially the same coverage as described above on any REO property that was located in a federally designated special flood hazard area at the time the related mortgage loan was originated.

         Any insurance that is required to be maintained with respect to any REO property will only be so required to the extent the insurance is available at commercially reasonable rates.

         The Governing Document will provide that the master servicer or special servicer, as applicable, may satisfy its obligation to cause hazard insurance policies to be maintained by maintaining a master force placed insurance policy insuring against losses on the mortgage loans or REO properties, as the case may be. The incremental cost of the insurance allocable to any particular mortgage loan or REO property, if not borne by the related borrower, will be advanced by the master servicer.

         Alternatively, the master servicer or special servicer, as applicable, may satisfy its obligation by maintaining, at its expense, a blanket policy (i.e., not a master force placed policy) insuring against losses on the mortgage loans or REO properties, as the case may be. If a blanket or master force placed policy contains a deductible clause, the master servicer or the special servicer, as applicable, will be obligated to deposit in the collection account all sums that would have been deposited in the account but for such clause to the extent that the deductible exceeds the deductible limitation that pertained to the related mortgage loan, or in the absence of any such deductible limitation, the deductible limitation that is consistent with the servicing standard under the Governing Document.

         The prospectus supplement may describe other provisions concerning the insurance policies required to be maintained under the Governing Document.

         Unless otherwise specified in the applicable prospectus supplement, no pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or guarantee insurance will be maintained with respect to the mortgage loans.

                Fidelity Bonds and Errors and Omissions Insurance

         The Governing Document for each series will generally require that the master servicer and the

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

special servicer obtain and maintain in effect a fidelity bond or similar form of insurance coverage (which may provide blanket coverage) or any combination thereof insuring against loss occasioned by fraud, theft or other intentional misconduct of the officers and employees of the master servicer and the special servicer. The Governing Document will allow the master servicer and the special servicer to self-insure against loss occasioned by the errors and omissions of the officers and employees of the master servicer and the special servicer so long as certain criteria set forth in the Governing Document are met.

                 Servicing Compensation and Payment of Expenses

         The master servicer's principal compensation for its activities under the Governing Document for each series will come from the payment to it or retention by it, with respect to each mortgage loan, of a "servicing fee". The exact amount and calculation of the servicing fee will be established in the prospectus supplement and Governing Document for the related series. Since the total unpaid principal balance of the mortgage loans will generally decline over time, the master servicer's servicing compensation will ordinarily decrease as the mortgage loans amortize.

         In addition, the Governing Document for a series may provide that the master service is entitled to receive, as additional compensation:

o prepayment premiums, late fees and certain other fees collected from borrowers;
o any interest or other income earned on funds deposited in the collection account and, distribution account except to the extent such income is required to be paid to the related borrowers, any escrow accounts.

         The amount and calculation of the fee for the servicing of specially serviced mortgage loans will be described in the prospectus supplement and the Governing Document for each series.

         In addition to the compensation described above, the master servicer and the special servicer or any other party specified in the applicable prospectus supplement, may retain, or be entitled to the reimbursement of, such other amounts and expenses as are described in the applicable prospectus supplement.

                      Modifications, Waivers and Amendments

         The Governing Document for each series will provide the master servicer or the special servicer with the discretion to modify, waive or amend certain of the terms of any mortgage loan without the consent of the trustee or any certificateholder subject to certain conditions set listed in the Governing Document. These conditions will generally include the condition that the modification, waiver or amendment will not result in the mortgage loan ceasing to be a "qualified mortgage" under the REMIC regulations.

                                Events of Default

         In summary, the Governing Document for each series will provide that the following are events of default with respect to the master servicer and special servicer:

o any failure by the master servicer or the special servicer to remit to the collection account, or any failure by the master servicer to remit to the trustee for deposit into the distribution account, any amount the Governing Document requires to be so remitted;
o any failure by the master servicer or special servicer duly to observe or perform in any material respect any of its other covenants or agreements or the breach of its representations or warranties (which breach materially and adversely affects the interests of the certificateholders, the trustee, the master servicer or the special servicer with respect to any mortgage loan) under the Governing Document, which in each case continues unremedied for 30 days after the giving of written notice of such failure to the master servicer or the special servicer by the trustee or us, or to the master servicer, special servicer, the trustee and us, by the holders of certificates evidencing voting rights of at least 25% of any affected class;
o confirmation in writing by any of the rating agencies that the then current rating assigned to any class of certificates would be withdrawn, downgraded or qualified unless the master servicer or special servicer, as applicable, is removed;
o certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the master servicer or special servicer, as applicable, indicating its insolvency or inability to pay its obligations; or
o     any failure by the master servicer to make a required advance.

         The related Governing Document may provide for other events of default or additional cure periods to the extent required or permitted by the rating agencies rating certificates of a series.

                          Rights Upon Event of Default

         As long as an event of default remains unremedied, the trustee may terminate all of the rights and obligations of the master servicer or special servicer, as the case may be, and the trustee must do so upon the written direction of the holders of certificates entitled to 25% of the aggregate voting rights of all certificates of a series. The Governing Document provides that the terminated master servicer or special servicer remains entitled to receive all accrued and unpaid servicing compensation through the date of termination plus, in the case of the master servicer, all advances and interest thereon as provided in the Governing Document. The Governing Document for the series may specify that the special servicer is entitled under certain circumstances to continue to receive workout fees and other similar fees after it is terminated.

         The holders of certificates evidencing at least 66 2/3% of the total voting rights of the certificates of a series may, on behalf of all holders of certificates, waive any default by the master servicer or special servicer in the performance of its obligations under the Governing Document and its consequences, except a default in making any required deposits to (including advances) or payments from the collection account or the distribution account or in remitting payments as received, in each case in accordance with the Governing Document. Upon any such waiver of a past default, the default will cease to exist, and any event of default arising therefrom will be deemed to have been remedied for every purpose of the Governing Document. No such waiver will extend to any subsequent or other default or impair any resulting right.

         On and after the date of termination, the trustee will succeed to all authority and power of the terminated master servicer or special servicer under the Governing Document and will be entitled to compensation similar to that to which the terminated master servicer or special servicer would have been entitled. The trustee must appoint, or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution to act as successor to the terminated master servicer or special servicer under the Governing Document if:

o     the trustee is unwilling or unable to act as successor;
o the holders of certificates evidencing a majority of the total voting rights so request; or
o the trustee is not approved as a master servicer or special servicer, as applicable, by each of the rating agencies rating the certificates of such series;

the appointment of which will not result in the downgrading, withdrawal or qualification of the ratings then assigned to any class of certificates as evidenced in writing by each rating agency rating the certificates of such series.

     The trustee and any successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the master servicer or the special servicer, as the case may be, under the Governing Document.

                                  Other Matters

         The master servicer and/or the special servicer for one of the trusts, directly or through sub-servicers, must also perform various other customary functions of a servicer of comparable loans, including:

o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;
o     ensuring that the related properties are properly insured;
o     attempting to collect delinquent payments;
o     supervising foreclosures;
o     negotiating modifications;
o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;
o protecting the interests of certificateholders with respect to senior lienholders;
o conducting inspections of the related real properties on a periodic or other basis;
o collecting and evaluating financial statements for the related real properties;
o managing or overseeing the management of real properties acquired on behalf of the trust

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

      through foreclosure, deed-in-lieu of foreclosure or otherwise; and
o     maintaining servicing records relating to mortgage loans in the trust.

         We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of the trusts will be responsible for the servicing and administration of:

o mortgage loans that are delinquent in respect of a specified number of scheduled payments;
o     mortgage loans as to which there is a material non-monetary default;
o mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and
o real properties acquired as part of the trust in respect of defaulted mortgage loans.

         The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

         Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims in respect of particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

         A borrower's failure to make required mortgage loan payments may mean that operating income from the related borrower's real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, the related special servicer will be required to:

o     monitor any mortgage loan that is in default;
o evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property;
o initiate corrective action in cooperation with the mortgagor if cure is likely;
o     inspect the related real property; and
o     take such other actions as it deems necessary and appropriate.

         A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a real property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on:

o     the particular mortgage loan;
o     the related real property;
o     the borrower;
o     the presence of an acceptable party to assume the mortgage loan;
o and the laws of the jurisdiction in which the related real Property is located.

         If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Bankruptcy Laws."

         A special servicer may also perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible, such as performing property inspections and collecting and evaluating financial statements. A master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible, such as continuing to receive payments on the mortgage loan, making certain calculations with respect to the mortgage loan and making remittances and preparing certain reports to the related trustee and/or certificateholders with respect to the mortgage loan. The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

                                  Sub-Servicers

         A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Each master servicer or special servicer for one of the trusts must monitor the performance of sub-servicers that it retains.

         Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for the related trust will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation pursuant to the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for certain expenditures that it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

              Collection of Payments on Mortgage-Backed Securities

         Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then:

o that mortgage-backed security will be registered in the name of the related trustee or its designee;
o the related trustee will receive payments on that mortgage-backed security; and
o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies in respect of that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

    Certain Matters Regarding the Master Servicer, the Special Servicer, the
               REMIC Administrator, the Manager and the Depositor

         Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of the trusts may resign from its obligations in such capacity, except upon--

o the appointment of, and the acceptance of the appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series; or
o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

         In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. Each master servicer, special servicer and, if it receives distributions on mortgage-backed securities, manager for one of the trusts will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to such limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions as may be permitted by the rating agencies assigning ratings to the related series of certificates.

         In no event will we, any master servicer, special servicer or manager for one of the trusts, or any of our or their respective directors, officers, employees or agents be under any liability to the related trust or certificateholders for any action taken, or not taken, in good faith pursuant to the Governing Document for any series of certificates or for errors in judgment. None of those persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Governing Document for any series of certificates or by reason of reckless disregard of those obligations and duties.

         Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective directors, officers, employees and agents to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under that Governing Document, or by reason of reckless disregard of those obligations or duties.

         Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Governing Document for any series of offered certificates or that in its opinion may involve it in any ultimate expense or liability. However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

         Any person into which we or any related master servicer, special servicer or manager may be merged or consolidated, or any person resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or any person succeeding to the business of us or any related master servicer, special servicer or manager, will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for each series of offered certificates.

         The compensation arrangements with respect to the master servicer, special servicer and/or manager for any of the trusts will be described in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

                                    Amendment

         The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

         1)  to cure any ambiguity;
         2) to correct, modify or supplement any provision in the Governing Document that is inconsistent with any other provision in the Governing Document, in this prospectus or the related prospectus supplement or to correct any error;
         3) to maintain the ratings assigned to each class of the certificates for that series;
         4) to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;
         5) to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code of 1986 relating to REMICs if the provisions of that code are amended or clarified so as to allow for the relaxation or elimination of that requirement;
         6) to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933 or the rules under that Act if the Securities Act of 1933 or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;
         7) to comply with any requirements imposed by the Internal Revenue Code of 1986 or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC created under the Governing Document;

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

         8) to the extent applicable, to modify, add to or eliminate certain transfer restrictions relating to the certificates that are "residual interests" in a REMIC; or
         9)  for any other purpose.

         However, no amendment of the Governing Document for any series of offered certificates covered by clauses (4), (5), (6) or (9) may:

o     be inconsistent with the provisions of the Governing document;
o adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series; or
o result in a downgrade or withdrawal of any then current rating assigned to any class of certificates of the related series, as evidenced by written confirmation to that effect from each applicable rating agency obtained by or delivered to the related trustee.

         In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing not less than 66-2/3%, or another percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to:

o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or
o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or
o modify the provisions of the Governing Document relating to amendments thereof without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

                           List of Certificateholders

         Three or more certificateholders of record of any series may request access to a recent list of certificateholders for that series for the purpose of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document. The related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. If the date of the list is more than 90 days before the date of receipt of the certificateholders' request, then the trustee, if it is not the certificate registrar for that series, must request from the registrar a current list and provide access to the current list promptly upon receipt.

                                   The Trustee

         The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

Duties of the Trustee

         The trustee for each series of offered certificates will make no representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party in respect of those certificates or the underlying mortgage assets. If no event of default has occurred and is continuing, the trustee for each series will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

Certain Matters Regarding the Trustee

         Unless the related prospectus supplement describes another source of payment, the fees of the trustee for any series of offered certificates will be paid by the related trust assets.

         The trustee for each series of offered certificates will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee in connection with its acceptance or administration of its trusts under the related Governing Document. The indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document, or by reason of its reckless disregard of those obligations or duties.

         The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

         The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or such other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

         Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

o the subordination of one or more other classes of certificates of the same series;
o the use of a letter of credit, a surety bond, an insurance policy or a guarantee;
o     interest rate or foreign currency exchange agreements;
o     the establishment of one or more reserve funds; or
o     any combination of the foregoing.

         If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

         If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

         If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

o     the nature and amount of coverage under that credit support;
o     any conditions to payment not otherwise described in this prospectus;
o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and o the material provisions relating to that credit support.

         Additionally, we will set forth in the related prospectus supplement certain information with

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

respect to the obligor, if any, under any instrument of credit support.

                            Subordinate Certificates

         If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive distributions out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may apply only in the event of certain types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

         If the mortgage assets in any trust are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

             Insurance or Guarantees with Respect to Mortgage Loans

         The mortgage loans included in any trust may be covered for certain default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of these default risks and the extent of the coverage.

                Arrangements Providing Interest Rate Protection

         The trust assets for a series of offered certificates may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for that series will be invested at a specified rate. The trust assets may also include:

o     interest rate exchange agreements;
o     interest rate cap agreements;
o     interest rate floor agreements; or
o other agreements or arrangements intended to reduce the effects of interest rate fluctuations.

         In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

               Arrangements Providing Foreign Currency Protection

         If any of the mortgage assets are payable in a foreign currency, the trust assets for a series of offered certificates may include:

o     foreign currency exchange agreements; or
o other agreements and arrangements designed to reduce the effects of foreign currency fluctuations on the related mortgage assets or one or more classes of offered certificates of the related series.

         In the related prospectus supplement, we will describe any of these agreements or other arrangements. If applicable, we will also identify any obligor under the agreement or other arrangement.

                                Letter of Credit

         If and to the extent described in the prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. Under a letter of credit, the issuing financial institution will be obligated to honor draws under the letter of credit for a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage of either:

o the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed; or
o the initial total principal balance of one or more classes of certificates of the applicable series.

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

         This percentage will be specified in the related prospectus supplement. The letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuing financial institution under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

                     Certificate Insurance and Surety Bonds

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or certain classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely distributions of interest and principal or timely distributions of interest and distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any such instrument.

                                  Reserve Funds

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

         Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

                       Credit Support with Respect to MBS

         If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of the trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each form of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                     CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

         Most, if not all, of the underlying mortgage loans will be secured by multifamily and commercial properties in the United States. Some mortgage loans underlying a series of offered certificates may be secured by multifamily and commercial properties outside the United States.

         The following discussion contains general summaries of certain legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law and these laws may differ substantially, the summaries do not purport to cover all applicable laws, to reflect the laws of any particular state or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

         If a significant percentage of mortgage loans underlying a series of offered certificates are secured by properties in a particular state, we will discuss the relevant state laws in the related prospectus supplement, to the extent they vary materially from this discussion. For purposes of this discussion, "mortgage loan" means a multifamily or commercial mortgage loan that directly or indirectly backs a series of offered certificates.

         Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are called "mortgages" in this prospectus supplement. A mortgage creates a lien upon, or grants a title interest in, the covered real property, and represents the security for the repayment of the indebtedness evidenced by the note or bond. The priority of this lien or interest depends on the terms of the mortgage. The priority, in some cases, will depend on:

o the terms of separate subordination agreements or inter-creditor agreements with others that hold interests in the real property;
o     the knowledge of the parties to the mortgage; and
o the order of recordation of the mortgage in the appropriate public recording office.

         However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

                          Types of Mortgage Instruments

         There are two parties to a mortgage-

o a mortgagor, who is the owner of the encumbered interest into the subject property and usually the borrower; and
o     a mortgagee, who is the lender.

         In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are-

o        the trustor, the equivalent of a mortgagor;
o        the trustee to whom the real property is conveyed; and
o        the beneficiary, who is the lender.

         Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the related note or bond.

         A deed to secure debt typically has two parties. Pursuant to a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

         If the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

         The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

o     the express provisions of the related instrument;
o     the law of the state in which the real property is located;
o     certain federal laws; and
o     in some deed-of-trust transactions, the directions of the beneficiary.

                                Leases and Rents

         Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's rights under, and all income from, each lease. The borrower generally retains a revocable license to directly collect the rents until a default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents directly. Local law may require that the lender take possession of the property, obtain a court-appointed receiver and/or take other similar action before becoming entitled to collect the rents.

         Mortgages that encumber a hotel or motel generally require the borrower to pledge room rates as additional security for the loan. In most states, these rates are considered accounts receivable under the Uniform Commercial Code. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured


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by hotels or motels may be included in one of the trusts even if the security interest in the room rates was not perfected or the requisite Uniform Commercial Code filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable non-bankruptcy law.

         In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute "cash collateral" and cannot be used by the bankrupt borrower without a hearing or the lender's consent or unless the lender's interest in the room rates is given adequate protection, such as a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Foreclosure--Bankruptcy Laws".

                                Personal Property

         Certain types of mortgaged properties, such as hotels, motels and nursing homes, may include personal property that may, to the extent owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the Uniform Commercial Code. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file Uniform Commercial Code financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in one of the trusts even if the security interest in the personal property was not perfected or the requisite Uniform Commercial Code filings were allowed to lapse.

                                   Foreclosure

Foreclosure Procedures Vary From State to State

         Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

         The two primary methods of foreclosing a mortgage are:

o     judicial foreclosure, involving court proceedings; and
o non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument.

         Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are made. A foreclosure action sometimes requires several years to complete.

Judicial Foreclosure

         A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a recorded subordinate interest in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Difficulties in locating defendants can delay proceedings. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon a successful completion of the judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property. The proceeds of the public sale are used to satisfy the judgment. These sales are made in accordance with procedures that vary from state to state.

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Equitable and Other Limitations on Enforceability of Certain Provisions

         Courts have traditionally used general equitable principles to limit the remedies available to lenders in foreclosure actions where the court viewed the foreclosures as harsh or unfair. Relying on these principles, a court may:

o alter the specific terms of a loan as necessary to prevent or remedy an injustice, undue oppression or overreaching;
o require the lender to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;
o require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or
o limit the lender's foreclosure rights in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property.

         Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the statutory notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

         In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale

         In states permitting non-judicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows the trustee to conduct a non-judicial public sale generally following a request from the beneficiary/lender to sell the property after a default by the borrower if notice of sale is given in accordance with the terms of the mortgage and applicable state law.

         In some states, prior to a non-judicial public sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right during a reinstatement period required in some states to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale

         A third party may be unwilling to purchase a mortgaged property at a public sale because of:

o difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist; and
o possible physical deterioration of the property that may have occurred during the foreclosure proceedings.

         Therefore, it is common for the lender to purchase the mortgaged property, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to:

o     pay debt service on any senior mortgages;
o     pay taxes;
o     obtain casualty insurance; and
o     make repairs necessary to render the property suitable for sale.

         The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income

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derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

         The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may have to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption

         The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have the right to redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         Equity of redemption is a common-law, non-statutory right that should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienholders are given a statutory period in which to redeem the property after a foreclosure. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property, because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to own the property until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

Anti-Deficiency Legislation

         Some or all of the mortgage loans may be non-recourse loans. Recourse after default on these loans will be limited to the related mortgaged property and any other assets pledged to secure the related mortgage loan. However, even if a mortgage loan provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other states may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be precluded from foreclosing upon the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations

         Mortgage loans may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

o requires the lessor to give the lender notices of lessee defaults and an opportunity to cure them;

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o     permits the leasehold estate to be assigned to and by the lender or the purchaser at a foreclosure sale; and
o contains certain other protective provisions typically included in a "mortgageable" ground lease.

         Certain mortgage loans, however, may be secured by ground leases that do not contain these provisions.

Cooperative Shares

         Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Loans secured in this manner are subject to certain risks not associated with mortgage loans secured by a lien on a borrower's fee estate in real property. The loan typically is subordinate to any mortgage on the cooperative's building. This mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

         Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to the shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

Bankruptcy Laws

         The U.S. bankruptcy code and state insolvency laws may interfere with or affect a lender's ability to realize upon collateral and/or to enforce a deficiency judgment. For example, under the U.S. bankruptcy code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, affecting the debtor are automatically stayed upon the filing of the bankruptcy petition. It is not unusual for the debtor to make no interest or principal payments during the course of the bankruptcy case. The delay and the consequences of the delay caused by an automatic stay can be significant. Also, the filing of a petition in bankruptcy by or on behalf of a junior lienholder may stay the senior lender from taking action to foreclose out the junior lien.

         Under the U.S. bankruptcy code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified under certain circumstances, provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things:

o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, which would leave the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;
o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;
o     extend or shorten the term to maturity;
o permit the debtor to cure a mortgage loan default by paying the arrearage over a number of years; or
o permit the debtor, through its rehabilitative plan, to reinstate a mortgage loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

         Federal bankruptcy law may also have the effect of interfering with or blocking the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Even if the lender is ultimately allowed to enforce the assignment, the legal proceedings necessary to resolve the issue could be time-consuming, and cause delays in the lender's receipt of the rents

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         The commencement of a bankruptcy case involving the tenant under a lease of the related property may impair a borrower's ability to make payment on a mortgage loan. Under the U.S. bankruptcy code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition. In addition, the U.S. bankruptcy code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

o     assume the lease and retain it or assign it to a third party; or
o     reject the lease.

         If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the debtor rejects the lease, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. bankruptcy code also limits a lessor's damages for lease rejection to:

o the rent under the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease; plus
o unpaid rent to the earlier of the surrender of the property or the tenant's bankruptcy filing.

                          Environmental Considerations

         A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. These environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions. These remedial or clean-up costs could exceed the value of the property or the amount of the lender's loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws

         Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a "superlien".

CERCLA

         The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, commonly referred to as "CERCLA", imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the mortgaged property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the mortgaged property. Excluded from CERCLA's definition of "owner" or "operator", however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so-called "secured creditor exemption".

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. This Act offers substantial protection to lenders by defining the activities in which a lender can engage without losing the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if:

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o     it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices; or
o assumes day-to-day management of operational functions of the mortgaged property.

         The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it purchases a mortgaged property at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws

         Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

         Certain federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials and may permit third parties to seek recovery from owners or operators of real properties for personal injuries associated with such releases.

         Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and imposes treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. The owner of a property where these circumstances exist may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

         In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. Although it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

Additional Considerations

         Remediating hazardous substance contamination at a property can be very costly. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

         If the operations on a foreclosed property are subject to environmental laws and regulations, the lender must operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

         In addition, a lender may have to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

Environmental Site Assessments

         In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related series of offered certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices,

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environmental consultants will sometimes not detect significant environmental problems.

                  Due-on-Sale and Due-on-Encumbrance Provisions

         Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St. Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations prescribed in that Act and the regulations promulgated under the Act.

                 Junior Liens; Rights of Holders of Senior Liens

         Any of the trusts may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

         In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied in accordance with the law of the state in which the property is located. Generally, that order is as follows:

o first, to the payment of court costs and fees in connection with the foreclosure;
o     second, to real estate taxes;
o third, in satisfaction of all principal, interest, any prepayment or acceleration penalties, and any other sums due and owing to the holder of the senior liens; and
o last, in satisfaction of all principal, interest, any prepayment and acceleration penalties and any other sums due and owing to the holder of the junior mortgage loan.

                              Subordinate Financing

         The terms of certain of the mortgage loans may not restrict the borrower from using the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. If a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is exposed to the following additional risks:

o     the borrower may have difficulty servicing and repaying multiple loans;
o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not permit recourse, a borrower may have more incentive to repay sums due on the subordinate loan;
o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior priority in favor of the junior lender;
o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and
o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

                 Default Interest and Limitations on Prepayments

         Notes and mortgages may contain provisions that require the borrower to pay a late charge or additional interest if payments are late. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In certain states, there are or may be specific limitations on the late charges that a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

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                           Applicability of Usury Laws

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations do not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to re-impose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state may adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to re-impose interest rate limits and/or to limit discount points or other charges.

                          Certain Laws and Regulations

         Multifamily and commercial properties are subject to compliance with various federal, state and local statutes and regulations. Failure to comply, together with an inability to remedy any failure, could result in material diminution in the value of a mortgaged property.

                         Americans with Disabilities Act

         Under Title III of the Americans with Disabilities Act of 1990 and the related rules, public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable". In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

                 Soldiers' and Sailors' Civil Relief Act of 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, a borrower who enters military service after the origination of a loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Act.

         Application of the Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect the full amount of interest on certain of the mortgage loans underlying the offered certificates. Any shortfalls in interest collections resulting from the application of the Act would result in a reduction of the amounts distributable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under certain circumstances, during an additional three-month period after the active duty status ceases.

                    Forfeitures in Drug and RICO Proceedings

         Federal law provides that the government can seize property owned by persons convicted of drug-related crimes or criminal violations of the Racketeer Influenced and Corrupt Organizations, or "RICO" statute, if the property was used in, or purchased with, the proceeds of those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and

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give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that:

o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based; or
o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES

         This is a general discussion of the material federal income tax consequences of owning the offered certificates. To the extent it relates to matters of law or legal conclusions, it represents the opinion of our counsel, subject to any qualifications as may be expressed in this discussion. Unless otherwise specified in the related prospectus supplement, our counsel for each series will be Morrison & Hecker L.L.P.

         This discussion is directed to certificateholders that hold the offered certificates as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986 (for purposes of this "Federal Income Tax Consequences" section and the "ERISA Considerations" section, the "Code"). It does not purport to discuss all federal income tax consequences that may be relevant to owners of the offered certificates, particularly as to investors subject to special treatment under the Code, such as:

o     banks;
o     insurance companies; and
o     foreign investors.

         Further, this discussion and the opinion referred to below are based on authorities that can change, or be interpreted differently, with possible retroactive effect. No rulings have been or will be sought from the Internal Revenue Service with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

         Investors and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

o is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions; and
o     is directly relevant to the determination of an entry on a tax return.

         Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and Other Tax Consequences".

         The following discussion addresses securities of three general types:

o certificates representing interests in a trust, or a portion of a trust, as to which a designated party under the related Governing Document (the "REMIC Administrator") will make a real estate mortgage investment conduit ("REMIC") election under Sections 860A through 860G of the Code;
o certificates representing interests in a trust, or portion of a trust, as to which a fixed asset securitization investment trust ("FASIT") election is made under Section 860L of the Code; and
o certificates ("Grantor Trust Certificates") representing interests in a trust or a portion of a trust (a "Grantor Trust Fund"), as to which no REMIC or FASIT election will be made.

         The prospectus supplement for each series will indicate whether a REMIC election, or elections, will be made for the related trust and, if such an election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as either a grantor trust for federal income tax purposes or a FASIT. For purposes of this tax discussion, references to a

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

"certificateholder" or a "holder" are to the beneficial owner of a certificate.

         The following discussion is limited in applicability to the offered certificates. Moreover, this discussion applies only to the extent that mortgage assets held by a trust consist solely of mortgage loans. To the extent that other trust assets, including mortgage-backed securities and government securities, are to be held by a trust, the tax consequences associated with the inclusion of such assets will be disclosed in the related prospectus supplement.

         The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued under such sections (the "OID Regulations"). It is also based on the rules governing REMICs in Sections 860A-860G of the Code and in the Treasury regulations issued under those statutes (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

                                     REMICs

                            Classification of REMICs

         With respect to each series as to which the REMIC Administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document and certain other documents, and subject to certain assumptions set forth therein, the related trust, or each applicable portion of the trust, will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of "regular interests" (such certificates, the "REMIC Regular Certificates") or the sole class of "residual interests" (such certificates, the "REMIC Residual Certificates") in that REMIC within the meaning of sections 860A-860G of the Code.

                            Qualification as a REMIC

         In order for the trust to qualify as a REMIC, there must be ongoing compliance on the part of the trust with the requirements set forth in the Code. The trust must fulfill an asset test, which requires that no more than a de minimis portion of its assets, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a "safe harbor" pursuant to which the de minimis requirement is met if at all times the total adjusted basis of the nonqualified assets is less than 1% of the total adjusted basis of all the REMIC's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and applicable tax information to transferors or agents that violate this requirement. Accordingly, the Governing Document for each series will contain provisions intended to assure that the asset and reasonable arrangements tests will be met at all times that the Certificates are outstanding. See "--Taxation of Owners of REMIC Residual Certificates--Tax and Restrictions on Transfer of REMIC Residual Certificates to Certain Organizations."

         A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC on the Startup Day or is purchased by the REMIC within a three-month period after that date pursuant to a fixed-price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans if, in general:

o the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the mortgage loan either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or
o substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

         If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the first bullet point of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified

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

 mortgage if it were transferred to the REMIC pool on the Startup Day and that is received either:

o in exchange for any qualified mortgage within a three-month period thereafter; or
o in exchange for a "defective obligation" within a two-year period thereafter.

         A "defective obligation" includes:

o     a mortgage in default or as to which default is reasonably foreseeable;

o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC pool has been breached;

o     a mortgage that was fraudulently procured by the mortgagor; and

o a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

         A mortgage loan that is "defective" as described in the last bullet point and that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period. For purposes of this discussion, where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgaged properties underlying a series of certificates, references to the mortgaged properties will be deemed to refer to that portion of the mortgaged properties held by the trust fund which does not include the fixed retained yield.

         Permitted investments include cash flow investments, qualified reserve assets and foreclosure property. A cash flow investment is any investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not to exceed 13 months, until the next scheduled distribution to holders of interests in the REMIC. Foreclosure property is real property acquired by the REMIC in connection with default or imminent default of a qualified mortgage and generally held for not more than three years after the year in which the property is acquired, with extensions granted by the IRS.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for such status during any taxable year, the Code provides that the entity may lose its status as a REMIC for that year and thereafter. In that event, such entity may be taxable as a corporation, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the related trust's income for the period in which the requirements for the status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain the related trust's status as a REMIC under the Code. It is not anticipated that the status of any trust as a REMIC will be inadvertently terminated.

              Characterization of Investments in REMIC Certificates

         If 95% or more of the assets of the REMIC qualify for any of the following characterizations at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year:

o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and
o assets described in Section 7701(a)(19)(C) of the Code (to the extent that the REMIC assets constitute mortgages on property not used for residential or certain other prescribed purposes, the REMIC Certificates will not be treated as assets qualifying under Section 7701(a)(19)(C)).

         Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that such certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code. If less than 95% of the REMIC's assets consist of assets described the preceding paragraph, then a REMIC certificate will qualify for the corresponding tax treatment in such categories in the proportion that such REMIC assets are qualifying assets.

         In addition, the REMIC Regular Certificates will be:

o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code in the hands of another REMIC, and

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

o "permitted assets" under Section 860L(c)(1)(G) for a "financial asset securitization investment trust" or "FASIT".

         The REMIC Administrator will determine the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during such calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets, to the extent not invested in assets described in the foregoing sections of the Code, otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections of the Code. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, we will describe in the related prospectus supplement the mortgage loans that may not be so treated. Treasury regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of
Section 856(c)(4)(A) of the Code.

         To the extent an offered certificate represents ownership of an interest in any mortgage loan that is secured in part by the related borrower's interest in an account containing any holdback of loan proceeds, a portion of the certificate may not represent ownership of assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code. Also the interest on the certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of
Section 856(c)(3)(B) of the Code.

         Finally, holders of REMIC Certificates should be aware that:

o REMIC Certificates held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(3)(A)(i); and
o REMIC Certificates held by a real estate investment trust will not constitute "Government Securities" within the meaning of Code Section 856(c)(4)(A).

         REMIC certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(i).

                             Tiered REMIC Structures

         For certain series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust as separate REMICs ("Tiered REMICs") for federal income tax purposes. As to each such series of REMIC Certificates, assuming compliance with all provisions of the related Governing Document, the Tiered REMICs will each qualify as a REMIC, and the REMIC Certificates issued by the Tiered REMICs will be considered "regular interests" or the sole class of "residual interests" to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the Code.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on such certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

                Taxation of Owners of REMIC Regular Certificates

         Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Unless otherwise provided herein, interest on the REMIC Regular Certificates will be taxed as ordinary income to the holders of such Certificates using the accrual method of accounting, regardless of the certificateholder's normal methods of accounting.

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

Original Issue Discount

         Certain REMIC Regular Certificates may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holders of REMIC Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to such income. In addition, Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and certain other debt instruments issued with original issue discount. Regulations have not been issued under that section. Further, the application of the OID Regulations to the REMIC Regular Certificates remains unclear in other respects because the OID Regulations either do not address, or are subject to varying interpretation with regard to, several relevant issues.

         The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of such discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that have not yet been issued. The Conference Committee Report accompanying the Tax Reform Act of 1986 (the "Committee Report") indicates that Congress intended that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate will be the same as that used in pricing the initial offering of such REMIC Regular Certificate. The prepayment assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the prepayment assumption will not be challenged by the IRS on audit.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price.

         The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold to the public (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the related date of initial issuance, the issue price for such class will be its fair market value on the related issue date. The issue price of a REMIC Regular Certificate also includes the amount paid by an initial certificateholder for accrued interest that relates to a period prior to the issue date of the REMIC Regular Certificate.

         Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on such certificate other than "qualified stated interest". "Qualified stated interest" is interest that is unconditionally payable at least annually during the entire term of the instrument, at:

o     a "single fixed rate";
o     a "qualified floating rate";
o     an "objective rate";
o a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate"; or o a combination of "qualified floating rates" that can reasonably be expected to have approximately the same values throughout the term of the instrument.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of such REMIC Regular Certificates. If the original issue discount rules apply to such certificates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

         Certain classes of the REMIC Regular Certificates may provide for the first interest payment with respect to those certificates to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on a payment date, in some cases, as a consequence of this "long first

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

accrual period", some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the related issue date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect such accrued interest. In such cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the related issue date is treated as part of the overall cost of that REMIC Regular Certificate, and not as a separate asset the cost of which is recovered entirely out of interest received on the next payment date, and that portion of the interest paid on the first payment date in excess of interest accrued for a number of days corresponding to the number of days from the related issue date to the first payment date should be included in the stated redemption price of that REMIC Regular Certificate. However, the OID Regulations state that all or some portion of such accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under the OID Regulations and whether that election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition, original issue discount on a REMIC Regular Certificate will be considered zero if it is less than a de minimis amount determined under the Code. Original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of such REMIC Regular Certificate, by multiplying:

o the number of complete years, rounding down for partial years, from the issue date until such payment is expected to be made, presumably taking into account the relevant prepayment assumption, by
o a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of such REMIC Regular Certificate.

         Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

o     the total amount of such de minimis original issue discount; and
o a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate.

         The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Taxation of Owners of REMIC Regular
Certificates--Market Discount" below for a description of this election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of that certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period", a calculation will be made of the portion of the original issue discount that accrued during such accrual period. Unless we state otherwise in the related prospectus supplement, each accrual period will begin on a date that corresponds to a payment date, or in the case of the first period, begins on the issue date, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

o        the sum of:
         (A) the present value, as of the end of the accrual period, of all of the distributions

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

             remaining to be made on the REMIC Regular Certificate, if any, in future periods; and

         (B) the distributions made on such REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over the adjusted issue price of such REMIC Regular Certificate at the beginning of the accrual period.

         The present value of the remaining distributions referred to in the preceding sentence will be calculated:

o assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the applicable prepayment assumption;
o using a discount rate equal to the original yield to maturity of the certificate; and
o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

         For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the applicable prepayment assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the total amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods other than amounts of qualified stated interest. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for such day. Although original issue discount will be reported to certificateholders based on the applicable prepayment assumption, there is no assurance that the mortgage loans will be prepaid at that rate and no representation is made to the certificateholders that mortgage loans will be prepaid at that rate or at any other rate.

         A subsequent purchaser of a REMIC Regular Certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each daily portion will be reduced, if that cost is in excess of its "adjusted issue price", in proportion to the ratio such excess bears to the total original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day between payment dates equals the sum of:

o the adjusted issue price, or, in the case of the first accrual period, the issue price, of that certificate at the beginning of the accrual period which includes such day; plus

o the daily portions of original issue discount for all days during the accrual period prior to such day.

         A holder who pays an acquisition premium instead may elect to accrue original issue discount by treating the purchase as a purchase at original issue.

         If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC Regular Certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to the holder of the certificate. The holder will instead only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that a certificateholder may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments the certificateholder could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Stripped Interest Certificates, which can have negative yields under certain circumstances that are not default related. A "Stripped Interest Certificate" is a certificate that entitles the holder to payment of interest, with disproportionate, little or no payments of principal.

Market Discount

         A certificateholder that purchases a REMIC Regular Certificate at a market discount, other than a de minimis amount, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal

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

amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price, will recognize gain upon receipt of each distribution representing some or all of the stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally must allocate the portion of each distribution representing some or all of the stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies.

         The OID Regulations also permit a certificateholder to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. If a certificateholder makes this election with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "--Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of the elections in this and the preceding paragraph to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be zero for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of that REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations. It is likely that the IRS would apply the same rule with respect to market discount, presumably taking into account the applicable prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. Such treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. The Treasury Department has not yet issued treasury regulations implementing the market discount rules; therefore, you should consult your own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278. Until the Treasury Department issues regulations, certain rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option:

o     on the basis of a constant yield method;
o in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period; or
o in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period.

         The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be

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includible in income at a rate that is not significantly slower than the rate at which that discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of that certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder, however, has elected to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

Premium

         A REMIC Regular Certificate purchased at a cost that is greater than its remaining stated redemption price at maturity will be considered to be purchased at a premium. For the purposes of the preceding sentence, any portion of that cost attributable to accrued qualified stated interest at maturity is excluded. The holder of such a REMIC Regular Certificate may elect under Section 171 of the Code to amortize this premium under the constant yield method over the life of the certificate. If a holder elects to amortize the premium, that premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest (and not as a separate deduction item). If made, such an election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee report states that the same rules that apply to accrual of market discount will also apply in amortizing bond premium under Section 171 of the Code. These rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether those certificates have original issue discount.

         The Treasury Department issued final Treasury regulations in December 1997 which address the amortization of bond premiums (the "Premium Amortization Regulations"). The preamble to the Premium Amortization Regulations indicate that they do not apply to Regular Interests in a REMIC or any pool of debt instruments the yield on which may be affected by prepayments. The Premium Amortization Regulations describe the yield method of amortizing premium and provide that a bond holder may offset the premium against corresponding interest income only as that income is taken into account under the bond holder's method of accounting. For instruments that may be called or prepaid prior to maturity, a bond holder will be deemed to exercise its option and an issuer will be deemed to exercise its redemption right in a manner that maximizes the holder's yield. A holder of a debt instrument may elect to amortize bond premium under the Premium Amortization Regulations for the taxable year containing the effective date, with the election applying to all the holder's debt instruments held on the first day of the taxable year. Because the Premium Amortization Regulations are specifically not applicable to Regular Certificates purchasers who pay a premium for their Regular Certificates should consult their tax advisors regarding any election to amortize premium and the method to be employed.

Realized Losses

         Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and noncorporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under
Section 166 of the Code until that holder's certificate becomes wholly worthless (that is, until its principal balance has been reduced to zero), and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue

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discount with respect to that certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the related mortgage loans, until it can be established that any such reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear with respect to the timing and character of that loss or reduction in income.

                Taxation of Owners of REMIC Residual Certificates

General

         Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to income from prohibited transactions and certain other transactions. See "-Prohibited Transactions Tax and Other Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that such holder owned such REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. Ordinary income derived from the REMIC Residual Certificates will be "portfolio income" for taxpayers subject to the Code Section 469 limitation or the deductibility of "passive losses." The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC until the REMIC's termination.

         A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income or net loss of the REMIC for each day that it holds that REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that certain modifications of the general rules may be made, by regulations, legislation or otherwise to reduce or increase the income of a REMIC Residual Certificateholder that purchased that REMIC Residual Certificate from a prior holder of that certificate at a price greater than (or less than) the adjusted basis (as defined below) such REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate from the seller of that certificate in connection with the acquisition of that REMIC Residual Certificate will be taken into account in determining the income of that holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt, the IRS might assert that the payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, it is recommended that holders of REMIC Residual Certificates consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders must report, or the tax liability associated with that income, may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes

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due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions", residual interests without "significant value" and "non-economic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by those REMIC Residual Certificateholders for the corresponding period may significantly adversely affect those REMIC Residual Certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss. REMIC Residual Certificates may in some instances have negative "value". See "Risk Factors--Residual Interests in a `Real Estate Mortgage Investment Conduit' Have Adverse Tax Consequences".

Taxable Income of the REMIC

         The taxable income of the REMIC will equal:

o     the income from the mortgage loans and other assets of the REMIC; plus
o any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates; less
o     the sum of:
      1. the deductions allowed to the REMIC for interest, including original issue discount;
      2.  stated interest for Regular Certificates;
      3.  amortization of any premium with respect to mortgage loans; and
      4. servicing fees and other expenses (except as otherwise stated in this prospectus).

         For purposes of determining its taxable income, the REMIC will have an initial total basis in its assets equal to the sum of the issue prices of all REMIC Certificates, or, if a class of REMIC Certificates is not sold initially, their fair market values. Such total basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values.

         The issue price of any REMIC Certificates offered by this prospectus will be determined in the manner described above under "-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount". The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of those interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of those interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates, that is, under the constant yield method taking into account the applicable prepayment assumption. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing this discount income that is analogous to that required to be used by a REMIC for mortgage loans with market discount that it holds.

         A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis in the mortgage loan, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which that election applies may be amortized under a constant yield method, presumably taking into account the applicable prepayment assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on the REMIC Regular Certificates equal to the deductions that would be allowed if the REMIC Regular Certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "-Taxation
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

of Owners of REMIC Regular Certificates-Original Issue Discount", except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates described in that section will not apply.

         If a class of REMIC Regular Certificates is issued at a price in excess of the stated redemption price of that class (such excess, "Issue Premium"), the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely certain, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "-Taxation of Owners of REMIC Regular Certificates-Original Issue Discount".

         As a general rule, a REMIC will determine its taxable income in the same manner as if it were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, the REMIC may not take into account any item of income, gain, loss or deduction allocable to a prohibited transaction. See "-Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code will not be applied at the REMIC level. As a result, the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All these expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Pass-Through of Non-Interest Expenses of the REMIC as Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, that excess will be the net loss for the REMIC for that calendar quarter.

Basis Rules, Net Losses and Distributions

         The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for that REMIC Residual Certificate, increased by amounts included in the income of the holder of a REMIC Residual Certificate and decreased, but not below zero, by distributions made, and by net losses allocated, to that holder.

         A holder of a REMIC Residual Certificate may not take into account any net loss for any calendar quarter to the extent the net loss exceeds the holder's adjusted basis in its REMIC Residual Certificate as of the close of such calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of the holders of REMIC Residual Certificates to deduct net losses may be subject to additional limitations under the Code. We recommend that you consult your tax advisors as to these limitations.

         Any distribution on a REMIC Residual Certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds such adjusted basis, it will be treated as gain from the sale of that REMIC Residual Certificate. Holders of certain REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in those REMIC Residual Certificates will not be sufficiently large that such distributions will be treated as nontaxable returns of capital. Their bases in those REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, such bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which such REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent such REMIC Residual Certificateholders' initial bases are less than the distributions to such REMIC Residual Certificateholders (and increases in such initial bases either occur after such distributions or, together with their initial bases, are less than the amount of such distributions), gain will be recognized to such REMIC Residual Certificateholders on such distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a holder of a REMIC Residual Certificate may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "-Sales of REMIC Certificates" below. For a

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discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of such REMIC
Residual Certificate to that holder and the adjusted basis such REMIC Residual Certificate would have in the hands of an original holder see "--Taxation of Owners of REMIC Residual Certificates--General" above.

Excess Inclusions

         Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. For holders of REMIC Residual Certificates, excess inclusions:

o will not be permitted to be offset by deductions, losses or loss carryovers from other activities;
o will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization; and
o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however "-Foreign Investors in REMIC Certificates" below.

         Furthermore, for purposes of the alternative minimum tax:

o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction; and
o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

         This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In general, the "excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of:

o the daily portions of REMIC taxable income allocable to that REMIC Residual Certificate, over
o the sum of the "daily accruals" (as defined below) for each day during that quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder.

         The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the issue date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to:

o     the issue price of the REMIC Residual Certificate;
o     increased by the sum of the daily accruals for all prior quarters; and
o decreased, but not below zero, by any distributions made with respect to that REMIC Residual Certificate before the beginning of that quarter.

         The issue price of a REMIC Residual Certificate is the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

          Although it has not done so, the Treasury Department also has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are considered not to have "significant value".

         The REMIC Regulations provide that in order to be treated as having significant value, the REMIC Residual Certificates must have:

o a total issue price at least equal to 2% of the total issue prices of all of the related REMIC's regular and residual interests; and
o the anticipated weighted average life of the REMIC Residual Certificates must equal or exceed 20% of the anticipated weighted average life of the REMIC, based on the Prepayment Assumption and on any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents.

         In the related prospectus supplement we will disclose whether offered REMIC Residual Certificates may be considered to have "significant value" under the REMIC Regulations. Any disclosure

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

that a REMIC Residual Certificate will have "significant value" will be based upon certain assumptions, and we will make no representation that a REMIC Residual Certificate will have "significant value" for purposes of the above-described rules.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the total excess inclusions with respect to those REMIC Residual Certificates, reduced, but not below zero, by the real estate investment trust taxable income, within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain, will be allocated among the shareholders of that trust in proportion to the dividends received by those shareholders from that trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds and certain cooperatives are subject to similar rules.

         The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC Residual Certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to REMIC Residual Certificates continuously held by a thrift institution since November 1, 1995.

Noneconomic REMIC Residual Certificates

         Under the REMIC Regulations, transfers of "non-economic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax". If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on that "non-economic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up call or required liquidation provided for in the REMIC's organizational documents:

1. the present value of the expected future distributions, discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS, on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and
2. the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

         Accordingly, all transfers of REMIC Residual Certificates that may constitute non-economic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee as well as the prospective transferee's acknowledgement that it understands that it may incur tax liabilities in excess of any cash flow generated by the REMIC Residual Interest. In addition, the transferor will also be required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of that REMIC Residual Certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules which would result in the retention of tax liability by the first purchaser.

         We will disclose in the related prospectus supplement whether offered REMIC Residual Certificates may be considered "non-economic" residual interests under the REMIC Regulations. Any disclosure that a REMIC Residual Certificate will not be considered "non-economic" will be based upon certain assumptions, and we will make no representation that a REMIC Residual Certificate will not be considered "non-economic" for purposes of the above-described rules. See "-Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of certain REMIC Residual Certificates to foreign persons.

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Mark-to-Market Rules

         The IRS recently released regulations under Section 475 of the Code (the "Mark-to-Market Regulations") relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark-to-Market Regulations provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security for purposes of Section 475 of the Code, and thus is not subject to the mark-to-market rules. It is recommended that prospective purchasers of a REMIC Residual Certificate consult their tax advisors regarding the Mark-to-Market Regulations.

Foreign Investors

         The REMIC Regulations provide that the transfer of a REMIC Residual Certificate that has a "tax avoidance potential" to a "foreign person" will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a U.S. Person (as defined below in "--Foreign Investors in REMIC Certificates") unless the transferee's income in respect of the REMIC Residual Certificate is effectively connected with the conduct of a United States trade or business. A REMIC Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30% of each excess inclusion, and that these amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the REMIC Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions.

         Any attempted transfer or pledge in violation of the transfer restrictions will be absolutely null and void and will vest no rights in any purported transferee. Investors in REMIC Residual Certificates are advised to consult their own tax advisors with respect to transfers of the REMIC Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax that may be imposed on a pass-through entity.

         Unless we state otherwise in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States Persons (as defined below in "-Foreign Investors in REMIC Certificates") will be prohibited under the related Governing Document. If transfers of REMIC Residual Certificates to investors that are not United States Persons are permitted pursuant to the related Governing Document, we will describe in the related prospectus supplement any additional restrictions applicable to transfers of certain REMIC Residual Certificates to those persons.

Pass-Through of Non-Interest Expenses of the REMIC as Itemized Deductions

         A REMIC will generally allocate its fees and expenses to the holders of the related REMIC Residual Certificates. Temporary Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, such fees and expenses and a matching amount of additional income will be allocated among holders of the related REMIC Regular and Residual Certificates on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. Unless we state otherwise in the related prospectus supplement, such fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         A holder of a REMIC Residual Certificates or REMIC Regular Certificates, who receives an allocation of fees and expenses in accordance with the preceding discussion, and who is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts will:

o add an amount equal to that individual's, estate's or trust's share of those fees and expenses to that holder's gross income; and
o treat that individual's, estate's or trust's share of those fees and expenses as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Code, which permits such deductions only to the extent they, together with other miscellaneous itemized deductions of the holder, exceed 2% of such taxpayer's adjusted gross income.

          In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross

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

income exceeds a specified amount will be reduced by the lesser of:

o 3% of the excess of the individual's adjusted gross income over that amount; and
o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

         The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or
Section 68 of the Code may be substantial. As a result, these certificateholders may have total taxable income in excess of the total amount of cash received on the certificates with respect to interest at the pass-through rate on such certificates or discount thereon. Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for that holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income. Accordingly, REMIC Residual Certificates will generally not be appropriate investments for:

o     individuals;
o     estates or trusts; or
o pass-through entities beneficially owned by one or more individuals, estates or trusts.

          It is recommended that these prospective investors consult with their tax advisors prior to making an investment in such certificates.

Sales of REMIC Certificates

         If a REMIC Certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal:

o     the cost of the REMIC Regular Certificate to the certificateholder;
o increased by income reported by such certificateholder with respect to the REMIC Regular Certificate (including original issue discount and market discount income); and
o reduced (but not below zero) by distributions (other than qualified stated interest) on that REMIC Regular Certificate received by that certificateholder and by any amortized premium.

         The adjusted basis of a REMIC Residual Certificate will be determined as described above under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions". Except as described below, any gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code. However, REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that a bank or thrift institution's gain or loss recognized from the sale of a REMIC Certificate to which this Section applies will be ordinary income or loss. The Code as of the date of this prospectus provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be a capital gain will be treated as ordinary income to the extent of the gain that does not exceed the excess, if any, of:

o the amount that would have been includible in the seller's income with respect to such REMIC Regular Certificate assuming that income had accrued on the certificate at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption to such certificate), determined as of the date of purchase of the REMIC Regular Certificate; over
o the amount of ordinary income actually includible in the seller's income prior to the sale.

         In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period the REMIC Certificate was held by that holder, reduced by any market discount included in income under the rules described

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

above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium".

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a non-corporate taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires that REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of a sale, that sale will be subject to the "wash sale" rules of
Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

                   Prohibited Transactions Tax and Other Taxes

         The Code imposes a tax on REMICs equal to 100% of the net income derived from "prohibited transactions" (a "Prohibited Transactions Tax"). In general, subject to certain specified exceptions a prohibited transaction means:

o     the disposition of a mortgage loan;
o the receipt of income from a source other than a mortgage loan or certain other permitted investments;
o     the receipt of compensation for services; or
o gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates.

         It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to a material Prohibited Transaction Tax.

         In addition, certain contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property (a "Contributions Tax"). Each Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. Under certain circumstances, the special servicer may be authorized to conduct activities with respect to a real property acquired by a trust that causes the trust to incur this tax if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer cause the acquired real property to cease to be a "permitted investment" under Section 860G(a)(5) of the Code.

         Unless otherwise disclosed in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

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

         Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any Prohibited Transactions Tax, Contributions Tax, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related REMIC Administrator, master servicer, special servicer, manager or trustee, in any case out of its own funds, if the person has sufficient assets to do so, and the tax arises out of a breach of that person's obligations under the related Governing Document. Any such tax not borne by a REMIC Administrator, master servicer, special servicer, manager or trustee would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

                   Tax and Restrictions on Transfers of REMIC
                 Residual Certificates to Certain Organizations

         An entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that;

o residual interests in the entity are not held by disqualified organizations; and
o information necessary for the application of the tax described in this prospectus will be made available.

         Restrictions on the transfer of REMIC Residual Certificates and certain other provisions that are intended to meet this requirement will be included in each Governing Document, and will be discussed in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

         If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed on the transfer of that REMIC Residual Certificate in an amount (determined under the REMIC Regulations) equal to the product of:

o the present value of the total anticipated excess inclusions with respect to such REMIC Residual Certificate for periods after the transfer; and
o     the highest marginal federal income tax rate applicable to corporations.

         The present value will be calculated using a discount rate equal to the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate.

         The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on:

o     events that have occurred up to the time of the transfer;
o     the Prepayment Assumption; and
o any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents.

         This tax generally would be imposed on the transferor of the REMIC Residual Certificate. However, if the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. A transferor of a REMIC Residual Certificate would in no event be liable for this tax if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that this affidavit is false.

         In addition, if a Disqualified Organization is the record holder of an interest in a pass-through entity that owns a Residual Certificate, the pass-through entity must pay tax equal to the product of (1) the amount of excess inclusion income of the REMIC for that taxable year allocable to the interest held by the Disqualified Organization; multiplied by (2) the highest marginal federal income tax rate imposed on corporations by Code Section 11(b)(1).

         A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity:

o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or
o a statement under penalties of perjury that the record holder is not a disqualified organization.

         For taxable years beginning on or after January 1, 1998, if an "electing large partnership" holds a REMIC Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section

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

860E(c) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

         For these purposes, a "disqualified organization" means:

o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include an instrumentality if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by any such governmental agency);
o any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax or "unrelated business taxable income" imposed by
      Section 511 of the Code; or
o     a rural electric or telephone cooperative.

         For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. An "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to that interest, be treated as a pass-through entity.

Liquidation and Termination

         A REMIC will terminate after the payment date following the REMIC's receipt of the final payment in respect of the mortgage loans or upon the REMIC's sale of its assets following its adoption of a plan of complete liquidation. If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur, and sells all of its assets other than cash within a 90-day period beginning on that date, the REMIC will not be subject to any Prohibited Transaction Tax. The REMIC must credit or distribute in liquidation all of the sale proceeds plus its cash, other than the amounts retained to meet claims, to holders of Regular and REMIC Residual Certificates within the 90-day period. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in that certificate, the REMIC Residual Certificateholder should (but may not) be treated as realizing a capital loss equal to the amount of this difference.

                   Reporting and Other Administrative Matters

         Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. Unless otherwise stated in the related prospectus supplement, the REMIC Administrator will file REMIC federal income tax returns on behalf of the related REMIC, and will be designated as and will act as the "tax matters person" with respect to the REMIC in all respects. Tax information reports will be furnished quarterly to each REMIC Residual Certificateholder who holds a REMIC Residual Certificate on any day in the prior calendar quarter as discussed below.

         As the tax matters person, the REMIC Administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of REMIC Residual Certificates in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. Holders of REMIC Residual Certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as tax matters person, and the IRS concerning any of these REMIC items. Adjustments made to the REMIC's tax return may require a holder of a REMIC Residual Certificate to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of the return of a holder of a REMIC Residual Certificate.

         No REMIC will be registered as a tax shelter pursuant to Section 6111 of the Code because it is not

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

anticipated that any REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS. Holders of REMIC Regular Certificates that are:

o     corporations;
o     trusts;
o     securities dealers; and
o     certain other non-individuals;

will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a privately placed REMIC Regular Certificate issued with original issue discount to disclose on its face the amount of original issue discount and the issue date, and requiring such information to be reported to the IRS. Reporting with respect to REMIC Residual Certificates, including:

o     income;
o     excess inclusions;
o     investment expenses; and
o     relevant information regarding qualification of the REMIC's assets;

will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, these regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount".

         Unless we state otherwise in the related prospectus supplement, the REMIC Administrator will have the responsibility for complying with the foregoing reporting rules.

              Backup Withholding with Respect to REMIC Certificates

         Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of these payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from this tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against that recipient's federal income tax. Furthermore, the IRS may impose certain penalties on a recipient of payments that is required to supply information but does not do so in the proper manner.

                     Foreign Investors in REMIC Certificates

         Unless we stated otherwise in the related prospectus supplement, a holder of a REMIC Regular Certificate that is not a "United States Person" (as defined below) and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate generally will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate if the holder complies to the extent necessary with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is not a United State Person and providing the name and address of the certificateholder. If a non-United States Person's REMIC Regular Certificate is effectively connected with the conduct by the Certificateholder of a trade or business within the United States, then the income realized on the certificate will be subject to U.S. income tax at regular graduated income tax rates.

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

         For these purposes, "United States Person" means:

o     a citizen or resident of the United States;
o a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision of the United States;
o an estate whose income from sources outside the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or
o a trust as to which (1) a court in the United States is able to exercise primary supervision over the administration of the trust and (2) one or more United States Persons have the authority to control all substantial decisions of the trust.

         It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a holder of a REMIC Residual Certificate that owns directly or indirectly a 10% or greater interest in the certificates. If the holder does not qualify for exemption, distributions of interest to that holder, including distributions in respect of accrued original issue discount, may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         It is possible, under regulations promulgated under Section 881 of the Code concerning conduit financing transactions, that the exemption from withholding taxes described above may not be available to a holder who is not a United States person and (1) owns 10% or more of one or more underlying borrowers or (2) if the holder is a controlled foreign corporation, is related to one or more borrowers.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

         Unless we state otherwise in the related prospectus supplement, transfers of REMIC Residual Certificates will be prohibited under the related Governing Document to any investor that is:

o     a foreign person; or
o a United States Person, if classified as a partnership under the Code, unless all of its beneficial owners are United States Persons.

                               Grantor Trust Funds

                      Classification of Grantor Trust Funds

         With respect to each series of certificates as to which no REMIC election will be made, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of the Code and not as a partnership or an association taxable as a corporation.

         For purposes of the following discussion, a certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Certificate". A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund will be referred to as a "Grantor Trust Strip Certificate". A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

          Characterization of Investments in Grantor Trust Certificates

Grantor Trust Fractional Interest Certificates

         In the case of Grantor Trust Fractional Interest Certificates, unless we state otherwise in the related prospectus supplement, our counsel will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in:

o     "loans secured by an interest in real property" within the meaning of
      Section 7701(a)(19)(C)(v) of the Code, but generally only to the extent that the underlying mortgage loans have been made with respect to property

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

      that is used for residential or certain other prescribed purposes;
o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Code;
o "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code; and
o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code.

         In addition, our counsel will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

Grantor Trust Strip Certificates

         Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund:

o consisting of mortgage loans that are "loans secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code;
o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code; and
o interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Code;
o it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. Our counsel will not deliver any opinion on these questions. We recommend that prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be:

o "obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and,
o in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Code.

      Taxation of Owners of Grantor Trust Fractional Interest Certificates

         Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be:

o required to report on their federal income tax returns their shares of the entire income from the mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, in accordance with their method of accounting; and
o will be entitled to deduct their shares of any such reasonable servicing fees and other expenses subject to the limitations discussed below.

Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans.

         Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through certain pass-through entities will be allowed a deduction for these reasonable servicing fees and expenses only to the extent that the total of that holder's miscellaneous itemized deductions exceeds 2% of that holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

o 3% of the excess of the individual's adjusted gross income over such amount; or
o 80% of the amount of itemized deductions otherwise allowable for the taxable year.

         The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holder's alternative minimum taxable income.

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

         Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, these fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates such expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. The separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to resume some or all of the principal payments creates "stripped bonds" with respect to principal payments and stripped coupons with respect to interest payments. Grantor Trust Fractional Interest Certificates may be subject to those rules if:

o a class of Grantor Trust Strip Certificates is issued as part of the same series; or
o we or any of our affiliates retains (for our or their own account or for purposes of resale) a right to receive a specified portion of the interest payable on a mortgage asset.

         Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid to a master servicer, a special servicer, any sub-servicer or their respective affiliates.

If Stripped Bond Rules Apply

         If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code. This is subject, however, to the discussion below regarding:

o     the treatment of certain stripped bonds as market discount bonds; and
o     de minimis market discount.

         See "--REMICs--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below.

         Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report original issue discount from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount. This economic accrual of income includible in the income of the Grantor Trust Fractional Interest Certificateholder in any taxable year may exceed amounts actually received during the year.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser of the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be:

o the sum of all payments to be made on such certificate, other than "qualified stated interest", if any;
o     the certificate's share of reasonable servicing fees and other expenses.

         See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" below for a definition of "qualified stated interest". In general, the amount of such income that accrues in any month would equal the product of:

o the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of that month (see "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Sales of Grantor Trust Certificates" below); and
o the yield of the Grantor Trust Fractional Interest Certificate to the holder.

         The yield would be computed as the rate (compounded based on the regular interval between

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payment dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by us, a master servicer, a special servicer, any sub-servicer or their respective affiliates, but will include such certificateholder's share of any reasonable servicing fees and other expenses.

         Section 1272(a)(6) of the Code requires:

o the use of a reasonable prepayment assumption in accruing original issue discount; and

o adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption, with respect to certain categories of debt instruments.

         Legislation in 1997 extended the scope of that section to any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether:

o     a prepayment assumption will be applied
      1) collectively to all a taxpayer's investments in pools of debt instruments; or
      2) on an investment-by-investment basis; and
o     the assumed prepayment rate is to be determined based on conditions:
      1) at the time of the first sale of the Grantor Trust Fractional Interest Certificate or,
      2) with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder.

         It is recommended that certificateholders consult their tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than such principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

o a prepayment assumption determined when certificates are offered and sold hereunder; and
o on a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that:

o the mortgage loans will in fact prepay at a rate conforming to the applicable prepayment assumption or any other rate or
o the applicable prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury Regulation Section 1.1286-1, certain stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

o there is no original issue discount or only a de minimis amount of original issue discount; or
o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan, before subtracting any servicing fee or any stripped coupon.

         If interest payable on a Grantor Trust Fractional Interest Certificate is more than one

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

percentage point lower than the gross interest rate payable on the mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than the product of:

o     0.25% of the stated redemption price; and
o     the weighted average years to maturity of the mortgage loans,

then such original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

If Stripped Bond Rules Do Not Apply

         Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of such mortgage loans and their issue price. For a definition of "stated redemption price", see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower. The stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial "teaser", or below-market interest rate. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which such rules will be applied with respect to those mortgage loans by the trustee or master servicer, as applicable, in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Under recent legislation, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of the new legislation is unclear in certain respects. For example, it is uncertain:

o     whether a prepayment assumption will be applied:
     (1) collectively to all a taxpayer's investments in pools of debt instruments; or
     (2) on an investment-by-investment basis.
o as to investments in Grantor Trust Fractional Interest Certificates, whether the assumed prepayment rate is to be determined based on conditions:
     (1) at the time of the first sale of the Grantor Trust Fractional Interest Certificate or,
     (2) with respect to any holder, at the time of that holder's purchase of the Grantor Trust Fractional Interest Certificate.

         We recommend that certificateholders consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in such series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases such Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the mortgage loans held in the related trust must also include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the total "adjusted

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

issue prices" of the mortgage loans held in the related trust, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on the mortgage loans.

         The adjusted issue price of a mortgage loan on any given day equals the sum of:

o the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes that day; and
o the daily portions of original issue discount for all days during the accrual period prior to that day.

         The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by:

o the total amount of original issue discount with respect to such mortgage loan that accrued in prior accrual periods, and reduced by
o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

o a prepayment assumption determined when certificates are offered and sold hereunder and disclosed in the related prospectus supplement; and
o a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that:

o the mortgage loans will in fact prepay at a rate conforming to the applicable prepayment assumption or any other rate; or
o the applicable prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

Market Discount

         If the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount". That is:

o in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above); or
o in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above).

         If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of such discount that has accrued (under the rules described in the next paragraph) through that month that has not previously been included in income, but limited, in the case of the portion of such discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to such holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--REMICs--Taxation of Owners of REMIC Regular Interests--Market Discount" above.

         Section 1276(b)(3) of the Code authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, certain rules described in the Committee Report apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the holder's option:

o     on the basis of a constant yield method;
o in the case of a mortgage loan issued without original issue discount, in an amount that bears

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

      the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period; or
o in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.

         Under recent legislation, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the mortgage loans will be such a pool, it appears that the prepayment assumption used (or that would be used) in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application of the new legislation is unclear in certain respects. For example, it is uncertain whether:

o     a prepayment assumption will be applied:
     (1) collectively to all of a taxpayer's investments in pools of debt instruments, or
     (2) on an investment-by-investment basis; and
o     the assumed prepayment rate is to be determined:
     (1) at the time of the first sale of the Grantor Trust Fractional Interest Certificate, or
     (2) with respect to any holder, at the time of that holder's purchase of the Grantor Trust Fractional Interest Certificate.

         Moreover, because regulations clarifying the legislation referred to in the preceding paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market. We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should also refer to the related prospectus supplement with respect to each series to determine whether and in what manner the market discount will apply to mortgage loans in that series purchased at a market discount.

         To the extent that the mortgage loans provide for periodic payments of stated redemption price, market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates --Original Issue Discount" above.

         Further, under the rules described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount", any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans. If such an election is made to accrue market discount on a Grantor Trust Fractional Interest Certificate on a constant yield basis, such election is deemed made with respect to all other debt instruments with market discount which the certificateholder acquires during the year of election or thereafter.

Premium

         If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of such premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be:

o allocated among the payments of stated redemption price on the mortgage loan; and
o allowed as a deduction as such payments are made (or, for a certificateholder using the accrual method of accounting, when such payments of stated redemption price are due).

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

         A certificateholder that makes this election for a mortgage loan or any other debt instrument that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder acquires during the year of the election or thereafter.

         It is not clear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code similar to that described for calculating the accrual of market discount of Grantor Trust Fractional Interest Certificates. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount", above.

         If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Grantor Trust Fractional Interest Certificate representing an interest in a mortgage loan acquired at a premium should recognize a loss if a mortgage loan with respect to an asset prepays in full, equal to the difference between:

o the portion of the prepaid principal amount of the mortgage loan or underlying mortgage loan that is allocable to the certificate; and
o the portion of the adjusted basis of the certificate that is allocable to the mortgage loan or underlying mortgage loan.

         If a reasonable prepayment assumption is used to amortize the premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         The IRS has issued Premium Amortization Regulations. The Premium Amortization Regulations specifically do not apply to pre-payable debt instruments or any pool of debt instruments the yield on which may be affected by prepayments, such as the trust fund, which are subject to Section 1272(a)(6) of the Code. Absent further guidance from the IRS and to the extent set forth in the related prospectus supplement, the trustee will account for amortizable bond premium in the manner described in this section. Prospective purchasers should consult their tax advisors regarding amortizable bond premium and the Premium Amortization Regulations.

Taxation of Owners of Grantor Trust Strip Certificates

         The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply", no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, we recommend that holders of Grantor Trust Strip Certificates consult their tax advisors concerning the method to be used in reporting income or loss with respect to these certificates.

         The OID Regulations do not apply to "stripped coupons", although they provide general guidance as to how the original issue discount sections of the Code will be applied.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. This yield would be calculated based on:

o     the price paid for that Grantor Trust Strip Certificate by its holder; and
o     the payments remaining to be made thereon at the time of the purchase;
o plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans.

         See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that:

o a prepayment assumption be used in computing the accrual of original issue discount with respect to certain categories of debt instruments; and

o adjustments be made in the amount and rate of accrual of such discount when prepayments do not conform to such prepayment assumption.

         It appears that those provisions would apply to Grantor Trust Strip Certificates. It is uncertain whether the assumed prepayment rate would be determined based on conditions:

o     at the time of the first sale of the Grantor Trust Strip Certificate or,
o with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a REMIC Regular Certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to the holder of the certificate. The holder will instead only be permitted to offset the negative amount against future positive original issue discount (if any) attributable to the certificate. Although not free from doubt, it is possible that a certificateholder may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments the certificateholder could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Stripped Interest Certificates, which can have negative yields under circumstances that are not default related.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

o the applicable prepayment assumption disclosed in the related prospectus supplement; and o a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that:

o the mortgage loans will in fact prepay at a rate conforming to the applicable prepayment assumption or at any other rate; or
o the applicable prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. We recommend that prospective purchasers of the Grantor Trust Strip Certificates consult their tax advisors regarding the use of the applicable prepayment assumption.

Sales of Grantor Trust Certificates

         Any gain or loss, equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except as described below.

         The adjusted basis of a Grantor Trust Certificate generally will equal its cost:

o increased by any income reported by the seller, including original issue discount and market discount income; and
o     reduced (but not below zero) by any:
      (1) previously reported losses;
      (2) amortized premium; and
      (3) distributions with respect to such Grantor Trust Certificate.

         The Code as of the date of this prospectus provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No such rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Code.

         Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in such transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. The "applicable Federal rate" is computed and published monthly by the IRS.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

Grantor Trust Reporting

         Unless we state otherwise in the related prospectus supplement, the trustee will furnish to each holder of a Grantor Trust Certificate with each distribution a statement setting forth the amount of the distribution allocable to:

o     principal on the underlying mortgage loans; and
o     interest thereon at the related pass-through rate.

         In addition, the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was such a holder at any time during the year:

o information regarding the amount of servicing compensation received by the master servicer, the special servicer or any sub-servicer; and
o such other customary factual information as the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns.

         The trustee will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, we can give no assurance that the IRS will agree with the trustee's information reports of such items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         On August 13, 1998, the IRS published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman. A middleman would include, but is not limited to:

o     a custodian of a person's account;
o     a nominee; and
o     a broker holding an interest for a customer in street name.

         These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

Backup Withholding

         In general, the rules described above in "--REMICs--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

Foreign Investors

         In general, the discussion with respect to REMIC Regular Certificates in "--REMICs--Foreign Investors in REMIC Certificates" above applies to Grantor Trust Certificates. However, unless we state otherwise in the related prospectus supplement, Grantor Trust Certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in such discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

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         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                                     FASITs

         If and to the extent set forth in the prospectus supplement relating to a particular series of certificates, an election may be made to treat the related trust fund or one or more segregated pools of assets therein as one or more financial asset securitization investment trusts, or FASITs, within the meaning of the Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with certain conditions. With respect to each series of FASIT certificates, our counsel will advise us that in such firm's opinion, assuming:

o     the making of such an election;
o     compliance with the pooling agreement; and
o compliance with any changes in the law, including any amendments to the Code or applicable Treasury Regulations thereunder,

each FASIT pool will qualify as a FASIT. In that case, the regular certificates will be considered to be "regular interests" in the FASIT and will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificate will be considered to be "ownership interest" in the FASIT pool. The prospectus supplement for each series of certificates will indicate whether one or more FASIT elections will be made with respect to the related trust fund.

         FASIT treatment has become available pursuant to recently enacted legislation, and no Treasury regulations have as yet been issued detailing the circumstances under which a FASIT election may be made or the consequences of such an election. If a FASIT election is made with respect to any trust fund or as to any segregated pool of assets therein, the related prospectus supplement will describe the federal income tax consequences of the election.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose certain requirements on certain employee benefit plans, and on other retirement plans and arrangements, including:

o     individual retirement accounts and annuities,
o     Keogh plans,
o     collective investment funds,
o     separate accounts, and
o     insurance company general accounts,
o as well as on funds or entities in which these plans, accounts or arrangements are invested.

         ERISA and the Code also impose certain requirements on fiduciaries of these plans, accounts or arrangements, in connection with the investment of the assets of the related plan, account or arrangement.

         Some employee benefit plans, such as governmental plans, and church plans which have not made an election under the Code are not subject to ERISA requirements. Accordingly, assets of these plans may be invested in the offered certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state laws. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules in Section 503 of the Code.

         ERISA imposes certain general fiduciary requirements on fiduciaries, including:

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


o     investment prudence and diversification; and
o the investment of the assets of the related plan, account or arrangement in accordance with the documents governing the plan, account or arrangement.

         Section 406 of ERISA and Section 4975 of the Code also prohibit a broad range of transactions involving assets of a plan, account or arrangement and persons who have certain specified relationships to the plan, account or arrangement, unless a statutory or administrative exemption is available. The types of transactions that are prohibited include:

o     sales, exchanges or leases of property;
o     loans or other extensions of credit; and
o     the furnishing of goods and services.

         Certain persons that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Code and/or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the plan, account or arrangement for any losses realized by the plan, account or arrangement for any profits realized by these persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

         Regulation of Assets Included in a Plan, Account or Arrangement

         A fiduciary's investment of the assets of a plan, account or arrangement in offered certificates may cause the underlying mortgage assets and other trust assets to be deemed assets of the plan, account or arrangement.
Section 2510.3-101 of the United States Department of Labor regulations provides that when a plan, account or arrangement acquires an equity interest in an entity, the assets of the plan, account or arrangement include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. The underlying assets will not be included if the equity participation in the entity is not "significant". Equity participation by benefit plan investors will be "significant" if, on any date, 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors, which include benefit plans such as governmental plans, church plans and other plans not subject to ERISA. The percentage owned by benefit plan investors is determined by excluding the investments of persons:

o     with discretionary authority or control over the assets of the entity;
o who provide investment advice directly or indirectly for a fee with respect to the assets; and
o     who are affiliates of the these persons.

         In the case of a trust, investments by us or by the related trustee, master servicer, special servicer, any other party with discretionary authority over the trust assets and the affiliates of these persons will be excluded.

         Because the availability of this exemption depends upon the identity of the holders of the offered certificates at any time, there can be no assurance that any class of the offered certificates will qualify for this exemption.

         A fiduciary of an investing plan is any person who in connection with the assets of the plan, account or arrangement:

o has discretionary authority or control over the management or disposition of assets; or
o     provides investment advice for a fee.

         If the mortgage loans and other trust assets constitute assets of a plan, account or arrangement, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, any sub-servicer or affiliates of these parties may be deemed to be a "fiduciary" with respect to the investing plan, account or arrangement and be subject to the fiduciary responsibility provisions of ERISA. In addition, if the trust assets constitute assets of a plan, account or arrangement, transactions involving the trust assets may involve prohibited transactions under ERISA or the Code. For example, if a person who has a relationship to a plan, account or arrangement is a borrower under a mortgage loan included in the trust assets, the purchase of certificates by the plan, account or arrangement could constitute a prohibited loan between the plan, account or arrangement and the party in interest.

         The Department of Labor regulations provide that where a plan, account or arrangement purchases a "guaranteed governmental mortgage pool certificate", the assets of the plan, account or arrangement include the certificate but do not include any of the mortgages underlying the certificate. The regulations include in the definition of a "guaranteed governmental mortgage pool certificate" certain certificates issued or guaranteed by the federal Home Loan Mortgage Corporation, the Government National Mortgage Association or the Federal National Mortgage Association but do not include certificates issued or guaranteed by the Federal Agricultural Mortgage Corporation. Accordingly, even if these types of mortgaged-backed securities, other than Federal Agricultural Mortgage Corporation certificates, included in the trust assets were deemed to be assets of the investors of a plan, account or arrangement, the underlying mortgages, other than the mortgages underlying any Federal Agricultural Mortgage Corporation certificates, would not be treated as assets of the plan, account or arrangement. Private label mortgage participations, mortgage pass-through certificates, Federal Agricultural Mortgage Corporation certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the regulations.

         In addition, the acquisition or holding of offered certificates by or on behalf of a plan, account or arrangement could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, REMIC administrator, manager, borrower or obligor under any credit enhancement mechanism, or certain of their affiliates, has, or acquires, a relationship to an investing plan, account or arrangement.

         If you invest on behalf of a plan, account or arrangement, you should consult your legal counsel and review the ERISA discussion in the related prospectus supplement before purchasing any certificates.

                        Prohibited Transaction Exemptions

         If you are a fiduciary of a plan, account or arrangement, before purchasing any offered certificates, you should consider the availability of one of the Department of Labor's prohibited transaction exemptions, such as prohibited transaction class exemption 75-1, which exempts certain transactions involving plans, accounts and arrangements and certain broker-dealers, reporting dealers and banks.

         We cannot provide any assurance that such a class exemption will apply with respect to any particular investment on behalf of a plan, account or arrangement in the certificates or, even if it were deemed to apply, that the exemption would apply to all transactions that may occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, such as the one discussed below.

                             Underwriters Exemptions

         The Department of Labor has issued individual prohibited transaction exemptions to most of the underwriters that we would use. Each of these individual prohibited transaction exemptions generally exempt from the application of the prohibited transaction provisions of ERISA and the Code certain transactions relating to, among other things:

o     the servicing and operation of certain trust assets pools, and
o the purchase, sale and holding of certain certificates that are underwritten by that underwriter, or any person under common control with that underwriter.

         In order for these exemptions to apply, certain requirements must be satisfied, including:

o the acquisition of the certificate by a plan, account or arrangement must be on terms that are at least as favorable to the plan, account or arrangement as they would be in an arm's-length transaction with an unrelated party;
o the rights and interests evidenced by the certificates must not be subordinated to the rights and interests evidenced by the other certificates evidencing interests in the same mortgage asset pool;
o at the time of its acquisition by the plan, account or arrangement, the certificate must be rated in one of the three highest generic rating categories of any nationally recognized statistical rating organization;
o the trustee cannot be an affiliate of us, the servicer and certain other persons;
o the sum of all payments made to and retained by the trustee, the servicer and certain other persons must represent not more than reasonable compensation for underwriting the certificates;
o the sum of all payments made to and retained by us must represent not more than the fair market value of obligations deposited in the trust;

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

o the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for such person's services and reimbursement of such person's reasonable expenses in connection therewith; and
o     the investing plan, account or arrangement must be an accredited investor.

         The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of these exemptions.

                       Insurance Company General Accounts

         The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Code for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under prohibited transaction class exemption 95-60 for the purchase and holding of offered certificates by an insurance company general account.

         Pursuant to Section 401(c) of ERISA, the Department of Labor was required to issue final regulations no later than December 31, 1997, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a plan, account or arrangement on or before December 31, 1998, which general account assets constitute assets of the plan, account or arrangement. The Department of Labor has not yet issued such final regulations. Section 401(c) of ERISA generally provides that, until the date which is 18 months after those final regulations become final, no person shall be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute assets of a plan, account or arrangement, unless:

o as otherwise provided by the Secretary of Labor in those final regulations to prevent avoidance of the regulations; or
o an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law.

         Any assets of an insurance company general account which support insurance policies issued to a plan, account or arrangement after December 31, 1998 or issued to a plan, account or arrangement on or before December 31, 1998 for which the insurance company does not comply with the final regulations under section 401(c) of ERISA may be treated as assets of the plan, account or arrangement. In addition, because Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still treated as assets of any plan, account or arrangement invested in the separate account. If you are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of
Section 401(c) of ERISA and the availability of exemptive relief under prohibited transaction class exemption 95-60.

Consultation With Counsel

         If you are a plan fiduciary which proposes to purchase offered certificates on behalf of or with assets of a plan, account or arrangement, you should consider your general fiduciary obligations under ERISA and you should consult with your legal counsel as to the potential applicability of ERISA and the Code to any investment and the availability of any prohibited transaction exemption in connection with any investment.

                              Tax Exempt Investors

         A plan, account or arrangement that is exempt from federal income taxation pursuant to Section 501 of the Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. All "excess inclusions" of a REMIC allocated to a REMIC residual certificate held by a tax-exempt plan, account or arrangement will be considered "unrelated business taxable income" and will be subject to federal income tax.

         See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates-Excess Inclusions" in this prospectus.

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                                LEGAL INVESTMENT

         If and to the extent specified in the related prospectus supplement, the offered certificates of any series will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). "Mortgage related securities" are legal investments to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for entities, the authorized investments of which are subject to state regulation.

         Prior to December 31, 1996, classes of offered certificates would be "mortgage related securities" for purposes of SMMEA only if they:

o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and
o were part of a series evidencing interests in a trust asset consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, and originated by the types of originators specified in SMMEA.

         Further, under SMMEA as originally enacted, if a state enacted legislation prior to October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to "mortgage related securities" under such definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation.

         Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which the securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures". In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Until September 23, 2001, any state may enact legislation limiting the extent to which "mortgage related securities" under this expanded definition would constitute legal investments under that state's laws.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented by those securities; and
o federal credit unions may invest in "mortgage related securities" and national banks may purchase "mortgage related securities" for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

         Effective December 31, 1996, the Office of the Comptroller of the Currency amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities", defined in 12 C.F.R. Section 1.2(1) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities". As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the Office of the Comptroller of the Currency defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities", and thus as "Type IV securities", for investment by national banks.

         The National Credit Union Administration has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the National Credit Union Administration to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140. The Office of Thrift Supervision has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities", which thrift institutions subject to the jurisdiction of the Office of Thrift Supervision should consider before investing in any of the offered certificates.

         All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision and the Office of the Comptroller of the Currency effective May 26, 1998, and by the National Credit Union Administration effective October 1, 1998. The policy statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

         There may be other restrictions on your ability either to purchase certain classes of offered certificates or to purchase any class of offered certificates representing more than a specified percentage of your assets. We make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities you should consult with your legal advisor in determining whether and to what extent the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions.

                                 USE OF PROCEEDS

         Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to these purchases. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

         The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for the offered certificates and will state the net proceeds to us from the sale of the offered certificates.

         We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

o by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;
o     by placements by us with institutional investors through dealers; and
o     by direct placements by us with institutional investors.

         In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the related trust assets for the certificates. Furthermore, the related trust assets for one series of offered certificates may include offered certificates from other series.

         If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

         Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with the certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

         It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that:

o the obligations of the underwriters will be subject to certain conditions precedent;
o the underwriters will be obligated to purchase all the certificates if any are purchased (other than in connection with an underwriting on a best efforts basis); and
o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments required to be made in respect of any liabilities.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of the series.

         We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with re-offers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                       WHERE YOU CAN FIND MORE INFORMATION


         We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits.

         You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section:

         450 Fifth Street, N.W.
         Washington, D.C. 20549,

and at its Regional Offices located as follows:

         Chicago Regional Office:
         500 West Madison
         14th Floor
         Chicago, Illinois 60661
         New York Regional Office
         Seven World Trade Center
         New York, New York 10048.

         You can also obtain copies of these materials electronically through the SEC's Web site at www.sec.gov.

         In connection with each series of offered certificates, we will file or arrange to have filed with
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

the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934. All documents and reports that are so filed for any particular trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at:

         210 West 10th Street
         6th Floor
         Kansas City, Missouri 64105
         Attention:  Lawrence D. Ashley

or by telephone at (816) 435-5000.

                                  LEGAL MATTERS

         Unless otherwise specified in the related prospectus supplement, certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for us by Morrison & Hecker L.L.P., our counsel.

                              FINANCIAL INFORMATION

         A new trust will be formed with respect to each series, and no trust will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATINGS

         It is a condition to the issuance of any class of offered certificates that they will have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one nationally recognized statistical rating organization.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of the certificates of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address:

o the structural, legal and issuer-related aspects associated with the certificates;
o     the nature of the underlying mortgage assets; and
o     the credit quality of the guarantor, if any.

         Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, if you purchase any offered certificates, you might suffer a lower than anticipated yield. In addition, if you purchase Stripped Interest Certificates you might, in certain cases, fail to recoup your initial investment. Furthermore, ratings on mortgage pass-through certificates do not address the price of the certificates or the suitability of the certificates to you as an investment.

         In particular, ratings on the offered certificates of any series will not represent any assessment of:

o     the tax attributes of those certificates or of the related trust;
o whether or to what extent prepayments of principal may be received on the underlying mortgage loans;
o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;
o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;
o whether or to what extent the interest distributable on any class of offered certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;
o the likelihood that prepayment premiums, fees and charges or interest in excess of interest at the related mortgage interest rates will be received with respect to the underlying mortgage loans; or

o whether the holders of any Stripped Interest Certificates, despite receiving all distributions of interest to which they are entitled, would or would not ultimately recover their initial investments in those certificates.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

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Prospective investors are advised to read carefully, and should rely solely on, the Prospectus Supplement dated May 30, 2000 and accompanying Prospectus dated May 30, 2000 (together, the "Prospectus") relating to the Certificates referred to below in making their investment decision.

This diskette accompanies and is a part of the Prospectus Supplement relating to the Commercial Mortgage Pass - Through Certificates Series 2000-C1 (the "Certificates"). The information set forth on this diskette is an electronic copy of the information set forth in Appendix II "Certain Characteristics of the Mortgage Loans" in the Prospectus. This diskette should be reviewed only in conjunction with the entire Prospectus. This diskette does not contain all relevant information relating to the Certificates. Such information is described elsewhere in the Prospectus.

Methodologies used in deriving certain information contained on this diskette are more fully described elsewhere in the Prospectus. The information on this diskette should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, a prospective investor must receive and should carefully review the Prospectus. NOTHING IN THIS DISKETTE SHOULD BE CONSIDERED AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY CERTIFICATES.